FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130684

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 6, 2006)

$2,552,837,000 (Approximate)
Morgan Stanley Capital I Trust 2006-IQ12

as Issuing Entity

Morgan Stanley Capital I Inc.

as Depositor

LaSalle Bank National Association
Morgan Stanley Mortgage Capital Inc.
Prudential Mortgage Capital Funding, LLC

as Sponsors and Mortgage Loan Sellers

SunTrust Bank
Massachusetts Mutual Life Insurance Company

as Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-IQ12

Morgan Stanley Capital I Inc. is offering selected classes of its Series 2006-IQ12 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-IQ12 trust. The trust’s primary assets will be 269 fixed-rate mortgage loans secured by first mortgage liens on 317 multifamily and commercial properties. Distributions on the certificates will be made on the 15th day of each month or, if that day is not a business day, the next succeeding business day of each month, commencing January 2007 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions.’’ Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-MFL Certificates as described in this prospectus supplement under ‘‘Description of the Swap Contract.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions—Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2006-IQ12 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

‘‘IQ’’ is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by ‘‘institutional quality’’ whole loans.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-47 of this prospectus supplement and page 11 of the base prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings (Fitch/S&P)
Class A-1	$55,400,000	5.257%	Fixed Rate	AAA/AAA
Class A-1A	$530,349,000	5.319%	Fixed Rate	AAA/AAA
Class A-2	$70,200,000	5.283%	Fixed Rate	AAA/AAA
Class A-NM	$225,000,000	5.310%	Fixed Rate	AAA/AAA
Class A-3	$44,500,000	5.374%	Fixed Rate	AAA/AAA
Class A-AB	$88,200,000	5.325%	Fixed Rate	AAA/AAA
Class A-4	$897,566,000	5.332%	Fixed Rate	AAA/AAA
Class A-M	$173,031,000	5.370%	Fixed Rate	AAA/AAA
Class A-MFL	$100,000,000	5.530%	LIBOR + 0.180%	AAA/AAA(3)
Class A-J	$242,314,000	5.399%	Fixed Rate	AAA/AAA
Class B	$17,065,000	5.468%	Fixed Rate	AA+/AA+
Class C	$44,367,000	5.488%	Fixed Rate	AA/AA
Class D	$27,303,000	5.528%	Fixed Rate	AA–/AA–
Class E	$13,652,000	5.538%	Fixed Rate	A+/A+
Class F	$23,890,000	5.557%	Fixed Rate	A/A

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

(2)	The Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL Regular Interest will, at all times, accrue interest at a per annum rate equal to a fixed rate. The Class A-MFL Certificates will, at all times, accrue interest at a per annum floating rate equal to one-month LIBOR + 0.180% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period) subject to the limitations described in this prospectus supplement. The Class B, Class C, Class D, Class E and Class F Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of the fixed rate shown above and the weighted average net mortgage rate.

(3)	The rating of the Class A-MFL Certificates does not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represents the likelihood of the receipt of interest at a rate equal to 5.370% (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See ‘‘Ratings’’ in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial Services, Inc. will act as co-lead manager and Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and SunTrust Capital Markets, Inc. will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, LaSalle Financial Services, Inc., Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and SunTrust Capital Markets, Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about December 21, 2006. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $2,565,343,560, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

MORGAN STANLEY	LASALLE FINANCIAL
SERVICES, INC.
RBS GREENWICH CAPITAL	MERRILL LYNCH & CO.
SUNTRUST ROBINSON HUMPHREY

December 14, 2006

RREEF Industrial Portfolio, Various, CA

RADO
ecco

Natick Mall, Natick, MA

Oxford Centre, Pittsburgh, PA

75 Park Place, New York City, NY

Westin O'Hare, Rosemont, IL

Gateway Center IV, Newark, NJ

Harbour Centre, Aventura, FL

Rosslyn Heights, Rosslyn, VA

Gateway Office Building, Rockville, MD

65, 75, 77 Prospect Street, Stamford, CT

                       IMPORTANT NOTICE ABOUT INFORMATION
                     PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The schedules and appendices to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                                   ----------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                              SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant
Member State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

     (a)  in the period beginning on the date of publication of a prospectus (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another
          Relevant Member State and notified to the competent authority in that
          Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b)  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (c)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2)
          a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d)  at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

                                       S-3

     For the purposes of this provision, the expression of an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

     Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 or
          Section 236 of the Financial Services and Market Act 2000 ("FSMA"))
          received by it in connection with the issue or sale of any certificates in circumstances in which Section 238 of the FSMA does not apply to the depositor; and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                                   ----------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

     The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons"). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the
United Kingdom or to PCIS Persons and will be engaged in only with such persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

   The Paying Agent, Certificate Registrar and Authenticating Agent..      S-113

      Distributions of Prepayment Premiums and Yield Maintenance

      Prepayment Interest Shortfalls and Prepayment Interest

                                      S-5

SCHEDULE A - RATES USED IN DETERMINATION OF CLASS X-1, CLASS X-2 AND
   CLASS X-W PASS THROUGH RATES......................................   SCH. A-1
SCHEDULE B - COMPONENT LOAN AMOUNT...................................   SCH. B-1
SCHEDULE C - CLASS A-AB PLANNED PRINCIPAL BALANCE....................   SCH. C-1
APPENDIX I - MORTGAGE POOL INFORMATION TOTAL POOL, LOAN GROUP 1 AND
   LOAN GROUP 2......................................................        I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS..........       II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2...............      III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES.............................       IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS.................        V-1

                                      S-6

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                          APPROXIMATE
                             INITIAL                                       APPROXIMATE  WEIGHTED
APPROXIMATE               CERTIFICATE                                      PERCENT OF    AVERAGE  PRINCIPAL
  CREDIT                   OR NOTIONAL  APPROXIMATE INITIAL    RATINGS        TOTAL       LIFE     WINDOW
  SUPPORT       CLASS       BALANCE      PASS-THROUGH RATE   (FITCH/S&P)  CERTIFICATES   (YEARS)  (MONTHS)
-----------------------------------------------------------------------------------------------------------]

  30.000%     Class A-1   $ 55,400,000         5.257%          AAA/AAA        2.03%       2.99      1-58
  30.000%     Class A-1A  $530,349,000         5.319%          AAA/AAA       19.42%       8.61      1-120
  30.000%     Class A-2   $ 70,200,000         5.283%          AAA/AAA        2.57%       4.82      58-58
  30.000%     Class A-NM  $225,000,000         5.310%          AAA/AAA        8.24%       4.84      58-59
  30.000%     Class A-3   $ 44,500,000         5.374%          AAA/AAA        1.63%       6.58      78-83
  30.000%     Class A-AB  $ 88,200,000         5.325%          AAA/AAA        3.23%       7.22     59-110
  30.000%     Class A-4   $897,566,000         5.332%          AAA/AAA       32.87%       9.80     110-119
  20.000%     Class A-M   $173,031,000         5.370%          AAA/AAA        6.34%       9.98     120-120
  20.000%    Class A-MFL  $100,000,000         5.530%          AAA/AAA        3.66%       9.98     120-120
  11.125%     Class A-J   $242,314,000         5.399%          AAA/AAA        8.87%       9.98     120-120
  10.500%      Class B    $ 17,065,000         5.468%          AA+/AA+        0.63%       9.98     120-120
   8.875%      Class C    $ 44,367,000         5.488%           AA/AA         1.62%       9.98     120-120
   7.875%      Class D    $ 27,303,000         5.528%          AA-/AA-        1.00%       9.98     120-120
   7.375%      Class E    $ 13,652,000         5.538%           A+/A+         0.50%       9.98     120-120
   6.500%      Class F    $ 23,890,000         5.557%            A/A          0.87%       9.98     120-120
   5.625%      Class G    $ 23,890,000         5.597%           A-/A-         0.87%       9.98     120-120
   4.625%      Class H    $ 27,303,000         5.765%         BBB+/BBB+       1.00%       9.98     120-120
   3.625%      Class J    $ 27,303,000         5.792%          BBB/BBB        1.00%       9.98     120-120
   2.375%      Class K    $ 34,129,000         5.887%         BBB-/BBB-       1.25%       9.98     120-120
    --        Class L-S   $ 64,845,529           --               --            --         --         --
    --        Class X-1        --                --               --            --         --         --
    --        Class X-2        --                --               --            --         --         --
    --        Class X-W        --                --               --            --         --         --

[_]  Offered Certificates.

     Certificates not offered pursuant to this prospectus supplement.

     o    The notional amount of the Class X-1 Certificates initially will be
          $1,365,153,764. The notional amount of the Class X-2 Certificates initially will be $1,339,466,000. The notional amount of the Class X-W
          Certificates initially will be $1,365,153,764.

     o    The percentages indicated under the column "Approximate Credit
          Support" with respect to the Class A-1, Class A-1A, Class A-2, Class
          A-NM, Class A-3, Class A-AB and Class A-4 Certificates represent the approximate credit support for those Certificates in the aggregate.
          The percentages indicated under the column "Approximate Credit
          Support" with respect to the Class A-M and Class A-MFL Certificates represent the approximate credit support for those Certificates in the aggregate.

     o    No other Class of Certificates will provide any credit support to the
          Class A-MFL Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

     o    The initial certificate balance on the closing date may vary by up to
          5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in

                                       S-7

          consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

     o    The Class X-1, Class X-2 Certificates and Class X-W Certificates
          (together, the "Class X Certificates") and the Class G, Class H, Class
          J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and
          Class S Certificates are not offered pursuant to this prospectus supplement.

     o    The pass-through rates for the Class A-1, Class A-1A, Class A-2, Class
          A-NM, Class A-3, Class A-AB, Class A-4, Class A-M and Class A-J
          Certificates and the Class A-MFL Regular Interest are fixed at their respective per annum rates set forth above. The pass-through rates for the Class B, Class C, Class D, Class E and Class F Certificates will be a per annum rate equal to the lesser of the rate set forth above and the weighted average net mortgage rate.

     o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence.
          The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii)
          payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the
          "Glossary of Terms."

     o    For purposes of making distributions to the Class A-1, Class A-1A,
          Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4
          Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

     o    Loan group 1 will consist of 192 mortgage loans, representing approximately 80.6% of the initial outstanding pool balance. Loan group 2 will consist of 77 mortgage loans, representing approximately
          19.4% of the initial outstanding pool balance, and approximately 82.8%
          of the principal balance of all the mortgage loans secured by multifamily properties and manufactured housing communities properties.

     o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class
          A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class
          A-4, Class X-1, Class X-2 and Class X-W Certificates, interest distributions on the Class A-1, Class A-2, Class A-NM, Class A-3,
          Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X-1, Class X-2 and Class X-W
          Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class
          A-NM, Class A-3, Class A-AB, Class A-4, Class X-1, Class X-2 and Class
          X-W Certificates, available funds will be allocated among all these
          Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

     o    Generally, the Class A-1, Class A-2, Class A-NM, Class A-3, Class A-AB
          and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A Certificates has been reduced to zero and the Class
          A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balance of the Class A-4
          Certificates has been reduced to zero; and the Class A-1, Class A-1A,
          Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will only be entitled to receive distributions of principal representing voluntary prepayments of the Natick Mall Mortgage Loan after the certificate principal balance of the Class A-NM Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class S
          Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-NM, Class
          A-3, Class A-AB and Class A-4 Certificates, pro rata.

                                       S-8

     o    The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a
          hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

     o    The Class A-MFL Certificates will represent undivided beneficial interests in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap contract, the related floating rate account and the Class A-MFL Regular Interest. See
          "Federal Income Tax Consequences" in this prospectus supplement.

     o    The ratings of the Class A-MFL Certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to 5.370% (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings" in this prospectus supplement.

                                       S-9

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by Morgan Stanley
                                 Capital I Inc. on the closing date. All
                                 payments to you will come only from the amounts
                                 received in connection with the assets of the
                                 trust. The trust's assets will primarily
                                 consist of 269 fixed rate mortgage loans
                                 secured by first mortgage liens on 317
                                 commercial and multifamily properties, and with
                                 respect to the Class A-MFL Certificates, a
                                 related swap contract with Morgan Stanley
                                 Capital Services Inc.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-IQ12.

MORTGAGE POOL.................   The mortgage pool consists of 269 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date of
                                 approximately $2,730,307,529, which may vary by
                                 up to 5%. Each mortgage loan requires scheduled
                                 payments of principal and/or interest to be
                                 made monthly. For purposes of those mortgage
                                 loans that have a due date on a date other than
                                 the first of the month, we have assumed that
                                 those mortgage loans are due on the first of
                                 the month for purposes of determining their
                                 cut-off dates and cut-off date balances. With
                                 respect to Mortgage Loan No. 25, Natick Mall,
                                 the related mortgaged property also secures, on
                                 a subordinated basis, a B note and a C note
                                 that are not included in the trust. For
                                 additional information on the Natick Mall
                                 mortgage loan, see "Description of the Mortgage
                                 Pool--The Natick Mall Mortgage Loan" in this
                                 prospectus supplement. With respect to each of
                                 Mortgage Loan No. 105, Harbor Pointe, Mortgage
                                 Loan No. 108, Creekwood Landing, Mortgage Loan
                                 No. 116, Colony Oaks by the Bay Apartments,
                                 Mortgage Loan No. 158, Arizona Commons II,
                                 Mortgage Loan No. 176, Leisure Village MHC, and
                                 Mortgage Loan No. 297, Huntingdon Plaza
                                 Shopping Center, the related mortgaged property
                                 also secures, on a subordinated basis, a B note
                                 that is not included in the trust. For
                                 additional information on the Harbor Pointe,
                                 Creekwood Landing, Colony Oaks by the Bay
                                 Apartments, Arizona Commons II, Leisure Village
                                 MHC and Huntingdon Plaza Shopping Center
                                 mortgage loans, see "Description of the
                                 Mortgage Pool--The LaSalle Senior Mortgage
                                 Loans" in this prospectus supplement. With
                                 respect to Mortgage Loan No. 197, Jones Road
                                 Shopping Center, the related mortgaged property
                                 also secures, on a subordinated basis, a B note
                                 that is not included in the trust. For
                                 additional information on the Jones Road
                                 Shopping Center mortgage loan, see "Description
                                 of the Mortgage Pool--The Jones Road Shopping
                                 Center Mortgage Loan" in this prospectus
                                 supplement.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool range from
                                 approximately $609,429 to approximately
                                 $250,000,000 and the mortgage loans are assumed
                                 to have an approximate average balance of
                                 $10,149,842.

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                                      S-10

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                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the pool of mortgage loans backing the
                                 offered certificates will be divided into a
                                 loan group 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans that are secured by property
                                 types other than multifamily properties,
                                 together with 3 mortgage loans that are secured
                                 by multifamily properties, 8 mortgage loans
                                 that are secured by mixed use properties and 3
                                 mortgage loans that are secured by manufactured
                                 housing community properties. Loan group 1 will
                                 consist of 192 mortgage loans, with an initial
                                 outstanding loan group 1 balance of
                                 $2,199,957,885, which may vary up to 5%. Loan
                                 group 1 represents approximately 80.6% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of 72 of the mortgage
                                 loans that are secured by multifamily
                                 properties, 4 mortgage loans that are secured
                                 by manufactured housing community properties
                                 and 1 mortgage loan that is secured by a mixed
                                 use property and has an initial outstanding
                                 loan group 2 balance of $530,349,644, which may
                                 vary up to 5%. Loan group 2 represents
                                 approximately 19.4% of the initial outstanding
                                 pool balance and approximately 82.8% of the
                                 principal balance of all the mortgage loans
                                 secured by multifamily and manufactured housing
                                 community properties.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 range from
                                 approximately $950,000 to approximately
                                 $250,000,000 and the mortgage loans in loan
                                 group 1 are assumed to have an approximate
                                 average balance of $11,458,114. As of the
                                 cut-off date, the balances of the mortgage
                                 loans in loan group 2 range from approximately
                                 $609,429 to approximately $49,000,000 and the
                                 mortgage loans in loan group 2 are assumed to
                                 have an approximate average balance of
                                 $6,887,658.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2006-IQ12, a New
                                 York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement between
                                 the depositor, the master servicers, the
                                 special servicer, the trustee and the paying
                                 agent. See "Transaction Parties--The Issuing
                                 Entity" in this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., a sponsor of
                                 this transaction and a mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. See
                                 "Transaction Parties--The Depositor" in this
                                 prospectus supplement.

MASTER SERVICERS..............   Capmark Finance Inc., formerly known as GMAC
                                 Commercial Mortgage Corporation ("Capmark"), a
                                 California corporation, will act as general
                                 master servicer under the Pooling and Servicing
                                 Agreement with respect to all of the mortgage
                                 loans other than the mortgage loans sold by
                                 Prudential Mortgage Capital Funding, LLC
                                 ("PMCF").

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                                 Capmark will also act as master servicer with
                                 respect to the subordinate notes (which are not
                                 included in the trust, but which are serviced
                                 under the pooling and servicing agreement).
                                 Prudential Asset Resources, Inc. will act as
                                 general master servicer with respect to the
                                 PMCF mortgage loans. See "Servicing of the
                                 Mortgage Loans--General" and "Transaction
                                 Parties--Master Servicers" in this prospectus
                                 supplement. The master servicers will be
                                 primarily responsible for servicing anD
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work out. In addition,
                                 the master servicers will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including any sub-servicing or primary
                                 servicing fees) for Capmark will range, on a
                                 loan-by-loan basis, from 0.02% per annum to
                                 0.14575% per annum, which amount is inclusive
                                 of the excess servicing fee. The master
                                 servicing fee rate (including any sub-servicing
                                 or primary servicing fee) for Prudential Asset
                                 Resources, Inc. will equal 0.02% per annum to
                                 0.09% per annum, which amount is inclusive of
                                 the excess servicing fee. In addition, the
                                 master servicers will be entitled to retain
                                 certain borrower-paid fees and certain income
                                 from investment of certain accounts maintained
                                 as part of the trust fund, as additional
                                 servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Master Servicers--Master ServiCER Compensation"
                                 in this prospectus supplement.

PRIMARY SERVICERS.............   Babson Capital Management LLC, a Delaware
                                 limited liability company and a subsidiary of
                                 Massachusetts Mutual Life Insurance Company,
                                 will act as primary servicer with respect to
                                 those mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company.
                                 SunTrust Bank (an affiliate of one of the
                                 underwriters) will act as primary servicer with
                                 respect to those mortgage loans that it has
                                 sold to the trust. Each master servicer will
                                 pay the fees of its related primary servicer or
                                 servicers.

                                 See "Servicing of the Mortgage Loans--General"
                                 and "Transaction Parties--The Primary
                                 Servicers" in this prospectus supplement.

SPECIAL SERVICER..............   ARCap Servicing, Inc., a Delaware corporation
                                 and an affiliate of the initial operating
                                 adviser, will act as special servicer with
                                 respect to all of the mortgage loans in the
                                 trust and with respect to the subordinate notes
                                 (which are not included in the trust, but which
                                 are serviced under the pooling and servicing
                                 agreement). Generally, the special servicer
                                 will service a mortgage loan upon the
                                 occurrence of certain events that cause that
                                 mortgage loan to become a "specially serviced
                                 mortgage loan." The special servicer's
                                 principal compensation for their special
                                 servicing activities will be the special
                                 servicing fee, the workout fee

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                                      S-12

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                                 and the liquidation fee. See "Servicing of the
                                 Mortgage Loans--General" and "Transaction
                                 Parties--The Special Servicer" in this
                                 prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan (or each
                                 subordinate note (which is not included in the
                                 trust, but which is serviced under the pooling
                                 and servicing agreement), if it is being
                                 specially serviced) for that month, and the
                                 scheduled principal balance of each specially
                                 serviced mortgage loan (or each subordinate
                                 note, if it is being specially serviced).

                                 The liquidation fee means, generally, 1.00% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan (or a subordinate note,
                                 if it is being specially serviced or related
                                 REO property) or REO property or portion
                                 thereof and any condemnation proceeds and
                                 insurance proceeds received by the trust (net
                                 of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of the condemnation
                                 proceeds and insurance proceeds).

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan (or a
                                 subordinate note, if it is being specially
                                 serviced) as to which three consecutive
                                 scheduled payments have been made, there is no
                                 other event causing it to constitute a
                                 specially serviced mortgage loan, and certain
                                 other conditions have been met) equal to 1.00%
                                 of the amount of each collection of interest
                                 (other than default interest and any excess
                                 interest) and principal received (including any
                                 condemnation proceeds received and applied as a
                                 collection of the interest and principal) on
                                 such mortgage loan (or such subordinate note,
                                 as applicable) or for so long as it remains a
                                 rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Special Servicer--Special ServiCER
                                 Compensation" in this prospectus supplement.

TRUSTEE.......................   Wells Fargo Bank, N.A., will act as trustee of
                                 the trust on behalf of the Series 2006-IQ12
                                 certificateholders. See "Transaction
                                 Parties--The Trustee" in this prospectus
                                 supplement. In addition, the trustee will be
                                 primarily responsible for back-up advancing if
                                 the master servicers fail to perform their
                                 advancing obligations. Following the transfer
                                 of the underlying mortgage loans into the
                                 trust, the trustee, on behalf of the trust,
                                 will become the holder of each mortgage loan
                                 transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00075% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate

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                                      S-13

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                                 is determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 in this prospectus supplement.

PAYING AGENT..................   LaSalle Bank National Association will act as
                                 the paying agent, certificate registrar and
                                 authenticating agent for the certificates. The
                                 paying agent will also have, or be responsible
                                 for appointing an agent to perform, additional
                                 duties with respect to tax administration of
                                 the issuing entity. A portion of the trustee
                                 fee is payable to the paying agent. See
                                 "Transaction Parties--The Paying Agent,
                                 Certificate Registrar and Authenticating Agent"
                                 in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 in this prospectus supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement. The initial operating
                                 adviser will be ARCap REIT, Inc., an affiliate
                                 of the special servicer. With respect to each
                                 of Mortgage Loan No. 25, Natick Mall, Mortgage
                                 Loan No. 105, Harbor Pointe, Mortgage Loan No.
                                 108, Creekwood Landing, Mortgage Loan No. 116,
                                 Colony Oaks by the Bay Apartments, Mortgage
                                 Loan No. 158, Arizona Commons II, Mortgage Loan
                                 No. 176, Leisure Village MHC, Mortgage Loan No.
                                 197, Jones Road Shopping Center and Mortgage
                                 Loan No. 297, Huntingdon Plaza Shopping Center,
                                 the holder of the related subordinate note or
                                 notes will initially be entitled to exercise
                                 certain rights of the operating adviser. See
                                 "Description of the Mortgage Pool--The Natick
                                 Mall Mortgage Loan," "and--The Jones Road
                                 Shopping Center Mortgage Loan" and "--The
                                 LaSalle Senior Mortgage Loans" in this
                                 prospectus supplement.

SPONSORS......................   LaSalle Bank National Association, a national
                                 banking association, Morgan Stanley Mortgage
                                 Capital Inc., a New York corporation and
                                 Prudential Mortgage Capital Funding, LLC, a
                                 Delaware limited liability company, are
                                 sponsors of this transaction. As sponsors,
                                 LaSalle Bank National Association, Morgan
                                 Stanley Mortgage Capital Inc. and Prudential
                                 Mortgage Capital Funding, LLC have organized
                                 and initiated the transactions in which the
                                 certificates will be issued and will sell
                                 mortgage loans to the depositor. The depositor
                                 will transfer the mortgage loans to the trust,
                                 and the trust will then issue the certificates.
                                 LaSalle Bank National Association is a
                                 subsidiary of LaSalle Bank Corporation, which
                                 is a subsidiary of ABN AMRO North America
                                 Holding Company, which is a subsidiary of ABN
                                 AMRO Bank N.V., a bank organized under the laws
                                 of the Netherlands. It is also the parent of
                                 LaSalle Financial Services, Inc., one of the
                                 underwriters. It will also serve as certificate
                                 registrar, authenticating agent and paying
                                 agent. Morgan Stanley Mortgage Capital Inc. is
                                 an affiliate of the depositor, Morgan Stanley &
                                 Co. Incorporated, one of the underwriters, and
                                 Morgan Stanley Capital Services Inc., the swap
                                 counterparty. Prudential Mortgage Capital
                                 Funding, LLC is an affiliate of Prudential
                                 Mortgage Capital Company, LLC, one of the
                                 originators,

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                                      S-14

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                                 and an affiliate of one of the master
                                 servicers, Prudential Asset Resources, Inc. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

MORTGAGE LOAN SELLERS.........   LaSalle Bank National Association, as to 146
                                 mortgage loans (which include 111 mortgage
                                 loans in loan group 1 and 35 mortgage loans in
                                 loan group 2), representing 43.4% of the
                                 initial outstanding pool balance (and
                                 representing 44.3% of the initial outstanding
                                 loan group 1 balance and 39.8% of the initial
                                 outstanding loan group 2 balance).

                                 Morgan Stanley Mortgage Capital Inc., as to 48
                                 mortgage loans (which include 43 mortgage loans
                                 in loan group 1 and 5 mortgage loans in loan
                                 group 2), representing 36.2% of the initial
                                 outstanding pool balance (and representing
                                 41.2% of the initial outstanding loan group 1
                                 balance and 15.6% of the initial outstanding
                                 loan group 2 balance).

                                 Prudential Mortgage Capital Funding, LLC, as to
                                 19 mortgage loans (which include 16 mortgage
                                 loans in loan group 1 and 3 mortgage loans in
                                 loan group 2), representing 9.4% of the initial
                                 outstanding pool balance (and representing 9.2%
                                 of the initial outstanding loan group 1 balance
                                 and 10.1% of the initial outstanding loan group
                                 2 balance).

                                 SunTrust Bank, as to 30 mortgage loans (which
                                 include 22 mortgage loans in loan group 1 and 8
                                 mortgage loans in loan group 2), representing
                                 6.7% of the initial outstanding pool balance
                                 (and representing 5.2% of the initial
                                 outstanding loan group 1 balance and 13.0% of
                                 the initial outstanding loan group 2 balance).

                                 Massachusetts Mutual Life Insurance Company, as
                                 to 26 mortgage loans, representing 4.2% of the
                                 initial outstanding pool balance (and
                                 representing 21.5% of the initial outstanding
                                 loan group 2 balance).

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

SWAP COUNTERPARTY.............   Morgan Stanley Capital Services Inc., a
                                 Delaware corporation, is the swap counterparty.
                                 The obligation of Morgan Stanley Capital
                                 Services Inc. under the swap contract will be
                                 guaranteed by Morgan Stanley. Morgan Stanley
                                 Capital Services Inc. is an affiliate of the
                                 depositor, of Morgan Stanley Mortgage Capital
                                 Inc., a sponsor of the transaction and a
                                 mortgage loan seller, and of Morgan Stanley &
                                 Co. Incorporated, one of the underwriters.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   LaSalle Financial Services, Inc., Morgan
                                 Stanley & Co. Incorporated, Greenwich Capital
                                 Markets, Inc., Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated (except with respect to the
                                 Class A-4 Certificates) and SunTrust Capital
                                 Markets, Inc. LaSalle Financial Services, Inc.
                                 will be a co-lead manager and is a subsidiary
                                 of LaSalle Bank National Association, which is
                                 one of the sponsors, mortgage loan sellers and
                                 originators and the certificate registrar,
                                 authenticating agent and paying agent. Morgan
                                 Stanley & Co. Incorporated will be co-lead
                                 manager and sole book runner and is an
                                 affiliate of Morgan Stanley Mortgage Capital
                                 Inc., one of the sponsors, mortgage loan
                                 sellers and originators,

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                                      S-15

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                                 of Morgan Stanley Capital Services Inc., the
                                 swap counterparty, and of the depositor.
                                 SunTrust Capital Markets, Inc. is an affiliate
                                 of SunTrust Bank, one of the mortgage loans
                                 sellers and originators.

CUT-OFF DATE..................   December 1, 2006. For purposes of the
                                 information contained in this prospectus
                                 supplement (including the appendices to this
                                 prospectus supplement), scheduled payments due
                                 in December 2006 with respect to mortgage loans
                                 not having payment dates on the first of each
                                 month have been deemed received on December 1,
                                 2006, not the actual day on which those
                                 scheduled payments are due. All references to
                                 the "cut-off date" with respect to any mortgage
                                 loan characteristics (including any numerical
                                 or statistical information) contained in this
                                 prospectus supplement are based on an
                                 assumption that all scheduled payments will be
                                 made on the respective due date and that no
                                 unscheduled prepayments are made.

CLOSING DATE..................   On or about December 21, 2006.

DETERMINATION DATE............   With respect to any distribution date and any
                                 of the mortgage loans other than the mortgage
                                 loans contributed to the trust by Massachusetts
                                 Mutual Life Insurance Company, the earlier of
                                 (i) the 10th day of the month in which such
                                 distribution date occurs or, if such day is not
                                 a business day, the next preceding business day
                                 and (ii) the 5th business day prior to the
                                 related distribution date.

                                 With respect to any distribution date and any
                                 of the mortgage loans contributed to the trust
                                 by Massachusetts Mutual Life Insurance Company,
                                 the 10th day of the month in which such
                                 Distribution Date occurs or, if such day is not
                                 a business day, the next succeeding business
                                 day.

DISTRIBUTION DATE.............   The 15th of each month (or if the 15th is not a
                                 business day, the next succeeding business
                                 day), commencing January 16, 2007.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
   DATES......................           Class A-1     October 15, 2011
                                         Class A-1A    December 15, 2016
                                         Class A-2     October 15, 2011
                                         Class A-NM    November 15, 2011
                                         Class A-3     November 15, 2013
                                         Class A-AB    February 15, 2016
                                         Class A-4     November 15, 2016
                                         Class A-M     December 15, 2016
                                         Class A-MFL   December 15, 2016
                                         Class A-J     December 15, 2016
                                         Class B       December 15, 2016
                                         Class C       December 15, 2016
                                         Class D       December 15, 2016
                                         Class E       December 15, 2016
                                         Class F       December 15, 2016

                                 The expected final distribution date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial

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                                 issuance of the certificates and according to
                                 the Structuring Assumptions. Mortgage loans
                                 with anticipated repayment dates are assumed to
                                 repay in full on those dates.

RATED FINAL DISTRIBUTION
DATE..........................   As to each class of offered certificates, the
                                 distribution date in December 2043.

                                    OFFERED CERTIFICATES

GENERAL.......................   Morgan Stanley Capital I Inc. is offering the
                                 following 15 classes of its Series 2006-IQ12
                                 Commercial Mortgage Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-1A

                                 o    Class A-2

                                 o    Class A-NM

                                 o    Class A-3

                                 o    Class A-AB

                                 o    Class A-4

                                 o    Class A-M

                                 o    Class A-MFL

                                 o    Class A-J

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 o    Class E

                                 o    Class F

                                 The entire series will consist of a total of 33
                                 classes, the following 18 of which are not
                                 being offered by this prospectus supplement and
                                 the accompanying prospectus: Class X-1, Class
                                 X-2, Class X-W, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class Q, Class S, Class EI, Class R-I,
                                 Class R-II and Class R-III.

                                 On the closing date, the Class A-MFL Regular
                                 Interest will also be issued by the trust as an
                                 uncertificated regular interest in REMIC III.
                                 The Class A-MFL Regular Interest is not offered
                                 hereby. The depositor will transfer the Class
                                 A-MFL Regular Interest and the swap contract to
                                 the paying agent in exchange for the Class
                                 A-MFL Certificates. The Class A-MFL
                                 Certificates will represent all of the
                                 beneficial ownership interest in the Class
                                 A-MFL Regular Interest, the swap contract and
                                 funds or assets on deposit from time to time in
                                 the floating rate account.

CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 in the chart below and this balance below may
                                 vary

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                                 by up to 5% on the closing date. Mortgage loans
                                 may be removed from or added to the mortgage
                                 pool prior to the closing date within such
                                 maximum permitted variance. Any reduction or
                                 increase in the number of mortgage loans within
                                 these parameters will result in consequential
                                 changes to the initial certificate balance of
                                 each class of offered certificates and to the
                                 other statistical data contained in this
                                 prospectus supplement:

                                         Class A-1     $ 55,400,000
                                         Class A-1A    $530,349,000
                                         Class A-2     $ 70,200,000
                                         Class A-NM    $225,000,000
                                         Class A-3     $ 44,500,000
                                         Class A-AB    $ 88,200,000
                                         Class A-4     $897,566,000
                                         Class A-M     $173,031,000
                                         Class A-MFL   $100,000,000
                                         Class A-J     $242,314,000
                                         Class B       $ 17,065,000
                                         Class C       $ 44,367,000
                                         Class D       $ 27,303,000
                                         Class E       $ 13,652,000
                                         Class F       $ 23,890,000

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to that
                                 class.

                                 The certificate balance of the Class A-MFL
                                 Certificates will be equal to the certificate
                                 balance of the Class A-MFL Regular Interest.

                                 The Class X Certificates, which are private
                                 certificates, will not have certificate
                                 balances; each such class of certificates will
                                 instead represent the right to receive
                                 distributions of interest accrued as described
                                 in this prospectus supplement on a notional
                                 amount. The notional amount of each of the
                                 Class X-1 and Class X-W Certificates will be
                                 equal to 50% of the aggregate of the
                                 certificate balances of the classes of
                                 certificates (other than the Class A-MFL, Class
                                 X-1, Class X-2, Class X-W, Class EI, Class R-I,
                                 Class R-II and Class R-III Certificates) and
                                 the Class A-MFL Regular Interest outstanding
                                 from time to time.

                                 The notional amount of the Class X-2
                                 Certificates will be equal to:

                                 o    during the period from the closing date
                                      through and including the distribution
                                      date occurring in December 2007, the sum
                                      of (a) the lesser of $24,304,000 and 50%
                                      of the certificate balance of the Class
                                      A-1 Certificates outstanding from time to
                                      time, (b) the lesser of $263,360,500 and
                                      50% of the certificate balance of the
                                      Class A-1A Certificates outstanding from
                                      time to time and (c) 50% of the aggregate
                                      of the certificate balances of the Class
                                      A-2, Class A-NM, Class A-3, Class A-AB,
                                      Class A-4, Class A-M, Class A-J, Class B,
                                      Class C, Class D, Class E, Class F, Class
                                      G, Class H, Class J, Class K, Class L,
                                      Class M and Class N Certificates and the
                                      Class A-MFL Regular Interest outstanding
                                      from time to time;

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                                      S-18

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                                 o    during the period following the
                                      distribution date occurring in December
                                      2007 through and including the
                                      distribution date occurring in December
                                      2008, the sum of (a) the lesser of
                                      $251,893,500 and 50% of the certificate
                                      balance of the Class A-1A Certificates
                                      outstanding from time to time, (b) the
                                      lesser of $16,311,500 and 50% of the
                                      certificate balance of the Class A-2
                                      Certificates outstanding from time to
                                      time, (c) 50% of the aggregate of the
                                      certificate balances of the Class A-NM,
                                      Class A-3, Class A-AB, Class A-4, Class
                                      A-M, Class A-J, Class B, Class C, Class D,
                                      Class E, Class F, Class G, Class H, Class
                                      J, Class K, Class L and Class M
                                      Certificates and the Class A-MFL Regular
                                      Interest outstanding from time to time and
                                      (d) the lesser of $1,002,000 and 50% of
                                      the certificate balance of the Class N
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in December
                                      2008 through and including the
                                      distribution date occurring in December
                                      2009, the sum of (a) the lesser of
                                      $239,955,500 and 50% of the certificate
                                      balance of the Class A-1A Certificates
                                      outstanding from time to time, (b) the
                                      lesser of $12,180,000 and 50% of the
                                      certificate balance of the Class A-3
                                      Certificates outstanding from time to
                                      time, (c) 50% of the aggregate of the
                                      certificate balances of the Class A-AB,
                                      Class A-4, Class A-M, Class A-J, Class B,
                                      Class C, Class D, Class E, Class F, Class
                                      G and Class H Certificates and the Class
                                      A-MFL Regular Interest outstanding from
                                      time to time and (d) the lesser of
                                      $9,909,000 and 50% of the certificate
                                      balance of the Class J Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in December
                                      2009 through and including the
                                      distribution date occurring in December
                                      2010, the sum of (a) the lesser of
                                      $225,451,000 and 50% of the certificate
                                      balance of the Class A-1A Certificates
                                      outstanding from time to time, (b) the
                                      lesser of $11,840,500 and 50% of the
                                      certificate balance of the Class A-AB
                                      Certificates outstanding from time to
                                      time, (c) 50% of the aggregate of the
                                      certificate balances of the Class A-4,
                                      Class A-M, Class A-J, Class B, Class C,
                                      Class D, Class E and Class F Certificates
                                      and the Class A-MFL Regular Interest
                                      outstanding from time to time and (d) the
                                      lesser of $10,488,500 and 50% of the
                                      certificate balance of the Class G
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in December
                                      2010 through and including the
                                      distribution date occurring in December
                                      2011, the sum of (a) the lesser of
                                      $196,708,500 and 50% of the certificate
                                      balance of the Class A-1A Certificates
                                      outstanding from time to time, (b) the
                                      lesser of $394,427,500 and 50% of the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (c) 50% of the aggregate of the
                                      certificate balances of the Class A-M,
                                      Class A-J, Class B, Class C, Class D and
                                      Class E Certificates and the Class A-MFL
                                      Regular Interest outstanding from time to
                                      time and (d) the lesser of $946,500 and
                                      50% of the certificate balance of the
                                      Class F Certificates outstanding from time
                                      to time;

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                                      S-19

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                                 o    during the period following the
                                      distribution date occurring in December
                                      2011 through and including the
                                      distribution date occurring in December
                                      2012, the sum of (a) the lesser of
                                      $186,993,500 and 50% of the certificate
                                      balance of the Class A-1A Certificates
                                      outstanding from time to time, (b) the
                                      lesser of $344,148,000 and 50% of the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (c) 50% of the aggregate of the
                                      certificate balances of the Class A-M,
                                      Class A-J, Class B and Class C
                                      Certificates and the Class A-MFL Regular
                                      Interest outstanding from time to time and
                                      (d) the lesser of $2,359,500 and 50% of
                                      the certificate balance of the Class D
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in December
                                      2012 through and including the
                                      distribution date occurring in December
                                      2013, the sum of (a) the lesser of
                                      $170,426,000 and 50% of the certificate
                                      balance of the Class A-1A Certificates
                                      outstanding from time to time, (b) the
                                      lesser of $294,358,000 and 50% of the
                                      certificate balance of the Class A-4
                                      Certificates outstanding from time to
                                      time, (c) 50% of the aggregate of the
                                      certificate balances of the Class A-M,
                                      Class A-J and Class B Certificates and the
                                      Class A-MFL Regular Interest outstanding
                                      from time to time and (d) the lesser of
                                      $7,284,500 and 50% of the certificate
                                      balance of the Class C Certificates
                                      outstanding from time to time; and

                                 o    following the distribution date occurring
                                      in December 2013, $0.

                                 The notional amount of each of the Class X-1,
                                 Class X-2 and Class X-W Certificates will be
                                 reduced on each distribution date by certain
                                 distributions of principal actually made on,
                                 and certain losses actually allocated to any
                                 class of certificates (other than the Class
                                 A-MFL, Class X-1, Class X-2, Class X-W, Class
                                 EI, Class R-I, Class R-II and Class R-III
                                 Certificates) and the Class A-MFL Regular
                                 Interest outstanding from time to time.

                                 Upon initial issuance, the aggregate notional
                                 amount of each of the Class X-1 and Class X-W
                                 Certificates will be $1,365,153,764, subject to
                                 a permitted variance of plus or minus 5%. Upon
                                 initial issuance, the aggregate notional amount
                                 of the Class X-2 Certificates will be
                                 $1,339,466,000, subject to a permitted variance
                                 of plus or minus 5%. The notional amounts of
                                 each Class X Certificate are used solely for
                                 the purpose of determining the amount of
                                 interest to be distributed on that certificate
                                 and does not represent the right to receive any
                                 distributions of principal.

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                                      S-20

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PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 following table lists the approximate initial
                                 pass-through rates for each class of offered
                                 certificates or, with respect to Class A-MFL
                                 Certificates, the Class A-MFL Regular Interest:

                                          Class A-1     5.257%
                                          Class A-1A    5.319%
                                          Class A-2     5.283%
                                          Class A-NM    5.310%
                                          Class A-3     5.374%
                                          Class A-AB    5.325%
                                          Class A-4     5.332%
                                          Class A-M     5.370%
                                          Class A-MFL   5.530%
                                          Class A-J     5.399%
                                          Class B       5.468%
                                          Class C       5.488%
                                          Class D       5.528%
                                          Class E       5.538%
                                          Class F       5.557%

                                 Interest on your certificates (other than the
                                 Class A-MFL Certificates) will be calculated on
                                 the basis of a 360-day year consisting of
                                 twelve 30-day months, also referred to in this
                                 prospectus supplement as a 30/360 basis.

                                 The Class A-1, Class A-1A, Class A-2, Class
                                 A-NM, Class A-3, Class A-AB, Class A-4, Class
                                 A-M and Class A-J Certificates and the Class
                                 A-MFL Regular Interest will accrue interest at
                                 a per annum rate equal to the fixed rate shown
                                 above. The Class B, Class C, Class D, Class E
                                 and Class F Certificates will accrue interest
                                 at a per annum rate equal to the fixed rate
                                 shown above subject to a cap equal to the
                                 weighted average net mortgage rate. Interest on
                                 the Class A-MFL Certificates will be computed
                                 on the basis of the actual number of days
                                 elapsed during the related interest accrual
                                 period and a 360-day year.

                                 The Class A-MFL Certificates will, at all
                                 times, accrue interest at a per annum rate
                                 equal to one-month LIBOR + 0.180% (provided
                                 that for the initial interest accrual period
                                 LIBOR shall be an interpolated percentage to
                                 reflect the longer initial interest accrual
                                 period), subject to the limitations described
                                 in this prospectus supplement.

                                 With respect to the Class A-MFL Certificates,
                                 in the case of a default by the swap
                                 counterparty under the swap contract, and until
                                 such default is cured or the swap contract is
                                 replaced, the Class A-MFL Certificates will
                                 accrue interest at the pass-through rate of the
                                 Class A-MFL Regular Interest which will be
                                 equal to a fixed rate of 5.370% per annum,
                                 calculated on a 30/360 basis. The Class A-MFL
                                 Regular Interest does not receive interest at a
                                 LIBOR-based rate. In the event that after
                                 payment of the net swap payment due from or to
                                 the swap counterparty, as the case may be,
                                 there are insufficient funds in the Floating
                                 Rate Account to make the full distribution of
                                 the Class A-MFL Interest Distribution Amount to
                                 the holders of the Class A-MFL Certificates,
                                 the resulting interest shortfall will be borne
                                 by the holders of the Class A-MFL Certificates.

                                 If the pass-through rate on the Class A-MFL
                                 Regular Interest is reduced below 5.370% per
                                 annum, there will be a corresponding
                                 dollar-for-

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                                      S-21

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                                 dollar reduction in the interest payment made
                                 by the swap counterparty to the trust and,
                                 ultimately, a corresponding decrease in the
                                 effective pass-through rate on the Class A-MFL
                                 Certificates for such distribution date.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for the initial distribution
                                 date will equal approximately 0.043% per annum.

                                 The pass-through rate applicable to the Class
                                 X-1 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-1 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of 50% or a lesser designated
                                 portion of the certificate balance of one of
                                 the classes of the certificates with a
                                 principal balance (other than the class A-MFL
                                 Certificates) or the Class A-MFL Regular
                                 Interest. In general, 50% of the certificate
                                 balance of each class of certificates with a
                                 principal balance (other than the class A-MFL
                                 Certificates) or the Class A-MFL Regular
                                 Interest will constitute a separate component
                                 of the total notional amount of the Class X-1
                                 Certificates; provided that, if a portion, but
                                 not more than 50%, of the certificate balance
                                 of any particular class of certificates with a
                                 principal balance (other than the class A-MFL
                                 Certificates) or the Class A-MFL Regular
                                 Interest is identified as being part of the
                                 total notional amount of the Class X-2
                                 Certificates immediately prior to any
                                 distribution date, then that identified portion
                                 of such certificate balance will also represent
                                 one or more separate components of the total
                                 notional amount of the Class X-1 Certificates
                                 for purposes of calculating the accrual of
                                 interest for the related distribution date, and
                                 the remaining portion of such certificate
                                 balance will represent one or more other
                                 separate components of the Class X-1
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before December 2013, on any
                                 particular component of the total notional
                                 amount of the Class X-1 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-1 Strip Rate will
                                 be calculated as follows:

                                 o    if such particular component consists of
                                      50% of the certificate balance (or a
                                      lesser designated portion of that
                                      certificate balance) of any class of
                                      certificates with a principal balance
                                      (other than the class A-MFL Certificates)
                                      or the Class A-MFL Regular Interest, and
                                      if such 50% (or that lesser designated
                                      portion) of such certificate balance also
                                      constitutes a component of the total
                                      notional amount of the Class X-2
                                      Certificates immediately prior to the
                                      related distribution date, then the
                                      applicable Class X-1 Strip Rate will equal
                                      the excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the greater of
                                      (i) the rate per annum corresponding to
                                      such distribution date as set forth on
                                      Schedule A attached to the prospectus
                                      supplement and (ii) the pass-through rate
                                      for such distribution date for such class
                                      of certificates with a principal balance
                                      or the pass-through rate on the Class
                                      A-MFL Regular Interest; and

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                                      S-22

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                                 o    if such particular component consists of
                                      50% of the certificate balance (or a
                                      lesser designated portion of that
                                      certificate balance) of any class of
                                      certificates with a principal balance
                                      (other than the class A-MFL Certificates)
                                      or the Class A-MFL Regular Interest, and
                                      if such 50% (or that lesser designated
                                      portion) of such certificate balance does
                                      not also constitute a component of the
                                      total notional amount of the Class X-2
                                      Certificates immediately prior to the
                                      related distribution date, then the
                                      applicable Class X-1 Strip Rate will equal
                                      the excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the
                                      pass-through rate for such distribution
                                      date for such class of certificates with a
                                      principal balance or the pass-through rate
                                      on the Class A-MFL Regular Interest.

                                 For any distribution date occurring after
                                 December 2013, 50% of the certificate balance
                                 of each class of certificates with a principal
                                 balance (other than the class A-MFL
                                 Certificates) or the Class A-MFL Regular
                                 Interest will constitute a separate component
                                 of the total notional amount of the Class X-1
                                 Certificates, and the applicable Class X-1
                                 Strip Rate with respect to each such component
                                 for each such distribution date will equal the
                                 excess, if any, of (a) the weighted average net
                                 mortgage rate for such distribution date, over
                                 (b) the pass-through rate for such distribution
                                 date for such class of certificates with a
                                 principal balance or the pass-through rate on
                                 the Class A-MFL Regular Interest.

                                 Under no circumstances will any Class X-1 Strip
                                 Rate be less than zero.

                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for the initial distribution
                                 date will equal approximately 0.497% per annum.

                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for each distribution date
                                 subsequent to the initial distribution date and
                                 on or before the distribution date in December
                                 2013 will equal the weighted average of the
                                 respective strip rates (the "Class X-2 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-2 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of 50% or a lesser designated
                                 portion of the certificate balance of a
                                 specified class of certificates with a
                                 principal balance (other than the class A-MFL
                                 Certificates) or the Class A-MFL Regular
                                 Interest. If 50% or a lesser designated portion
                                 of the certificate balance of any class of
                                 certificates with a principal balance (other
                                 than the class A-MFL Certificates) or the Class
                                 A-MFL Regular Interest is identified as being
                                 part of the total notional amount of the Class
                                 X-2 Certificates immediately prior to any
                                 distribution date, then 50% of that certificate
                                 balance (or lesser designated portion of it)
                                 will represent one or more separate components
                                 of the total notional amount of the Class X-2
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related
                                 distribution date. For any distribution date
                                 occurring in or before December 2013, on any
                                 particular component of the total notional
                                 amount of the Class X-2 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-2 Strip Rate will
                                 equal the excess, if any, of:

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                                      S-23

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                                 o    the lesser of (a) the rate per annum
                                      corresponding to such distribution date as
                                      set forth on Schedule A attached to the
                                      prospectus supplement and (b) the weighted
                                      average net mortgage rate for such
                                      distribution date, over

                                 o    the pass-through rate for such
                                      distribution date for the class of
                                      principal balance certificates that
                                      comprises such component, or the
                                      pass-through rate on the Class A-MFL
                                      Regular Interest.

                                 Under no circumstances will any Class X-2 Strip
                                 Rate be less than zero.

                                 The pass-through rate applicable to the Class
                                 X-W Certificates for the initial distribution
                                 date will equal approximately 0.531% per annum.

                                 The pass-through rate applicable to the Class
                                 X-W Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of, with
                                 respect to 50% of each class of principal
                                 balance certificates (other than the class
                                 A-MFL Certificates) or 50% of the Class A-MFL
                                 Regular Interest, the excess, if any, of (a)
                                 the weighted average net mortgage rate for such
                                 distribution date, over (b) the pass-through
                                 rate for such distribution date of such class
                                 of principal balance certificates or the
                                 pass-through rate on the Class A-MFL Regular
                                 Interest.

                                 Under no circumstances will any Class X-W Strip
                                 Rate be less than zero.

                                 The "weighted average net mortgage rate" for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate (including any
                                 sub-servicing or primary servicing fees), any
                                 excess servicing fee rate, the primary
                                 servicing fee rate and the trustee fee rate
                                 related to the applicable mortgage loans. The
                                 relevant weighting is based upon the respective
                                 scheduled principal balances of the mortgage
                                 loans as in effect immediately prior to the
                                 relevant distribution date. For purposes of
                                 calculating the weighted average net mortgage
                                 rate, the mortgage loan interest rates of the
                                 mortgage loans will not reflect any default
                                 interest rate. The mortgage loan interest rates
                                 of the mortgage loans will also be determined
                                 without regard to any loan term modifications
                                 agreed to by the special servicer or resulting
                                 from any borrower's bankruptcy or insolvency.
                                 In addition, for purposes of calculating the
                                 weighted average net mortgage rate, if a
                                 mortgage loan does not accrue interest on a
                                 30/360 basis, its interest rate for any month
                                 will, in general, be deemed to be the rate per
                                 annum that, when calculated on a 30/360 basis,
                                 will produce the amount of interest that
                                 actually accrues on that mortgage loan in that
                                 month and as further adjusted as described in
                                 this prospectus supplement.

(1) DISTRIBUTIONS

A. AMOUNT AND ORDER OF
   DISTRIBUTIONS..............   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation, will be distributed in the
                                 following amounts and priority:

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                                      S-24

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                                 Step l/Class A Senior, Class X-1, Class X-2 and
                                 Class X-W: To interest, concurrently,

                                 o    on Classes A-1, A-2, A-NM, A-3, A-AB and
                                      A-4 from the portion of the available
                                      distribution amount for the applicable
                                      distribution date that is attributable to
                                      the mortgage loans in loan group 1, pro
                                      rata, in accordance with their interest
                                      entitlements,

                                 o    on Class A-1A, from the portion of the
                                      available distribution amount for the
                                      applicable distribution date that is
                                      attributable to the mortgage loans in loan
                                      group 2, and

                                 o    on Class X-1, Class X-2 and Class X-W,
                                      from the available distribution amount in
                                      accordance with their interest
                                      entitlements.

                                 However, if on any distribution date, the
                                 available distribution amount (or applicable
                                 portion thereof) is insufficient to pay in full
                                 the total amount of interest to be paid to any
                                 of the Class A Senior, Class X-1, Class X-2 or
                                 Class X-W Certificates on that distribution
                                 date as described above, the available
                                 distribution amount will be allocated among all
                                 these classes pro rata in accordance with their
                                 interest entitlements for that distribution
                                 date, without regard to loan group.

                                 Step 2/Class A Senior: To the extent of amounts
                                 then required to be distributed as principal,
                                 concurrently,

                                 (a) to the Class A-AB, Class A-1, Class A-2,
                                 Class A-NM, Class A-3 and Class A-4
                                 Certificates,

                                 o    first, to the Class A-NM Certificates,
                                      from the portion of such amounts
                                      attributable to voluntary prepayments with
                                      respect to the Natick Mall mortgage loan,
                                      until the Class A-NM Certificates are
                                      reduced to zero,

                                 o    second, to the Class A-AB Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 (other than
                                      voluntary prepayments collected with
                                      respect to the Natick Mall mortgage loan)
                                      and, after the principal balance of the
                                      Class A-1A Certificates has been reduced
                                      to zero, the portion of such amounts
                                      attributable to loan group 2 remaining
                                      after payments to the Class A-1A
                                      Certificates have been made on the
                                      applicable distribution date, and, after
                                      the principal balance of the Class A-NM
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      voluntary prepayments collected with
                                      respect to the Natick Mall mortgage loan
                                      remaining after payments to the Class A-NM
                                      Certificates have been made on the
                                      applicable distribution date, until the
                                      Class A-AB Certificates are reduced to
                                      their "Planned Principal Balance," as set
                                      forth on Schedule C to this prospectus
                                      supplement,

                                 o    third, to the Class A-1 Certificates, from
                                      the portion of such amounts attributable
                                      to loan group 1 (other than voluntary
                                      prepayments collected with respect to the
                                      Natick Mall mortgage loan) and, after the
                                      principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining after payments to
                                      the Class A-1A and Class A-AB (in respect
                                      of its Planned Principal Balance)
                                      Certificates have been made on the
                                      applicable distribution date

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                                      S-25

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                                      and, after the principal balance of the
                                      Class A-NM Certificates has been reduced
                                      to zero, the portion of such amounts
                                      attributable to voluntary prepayments
                                      collected with respect to the Natick Mall
                                      mortgage loan remaining after payments to
                                      the Class A-NM and Class A-AB (in respect
                                      of its Planned Principal Balance)
                                      Certificates have been made on the
                                      applicable distribution date, until the
                                      Class A-1 Certificates are reduced to
                                      zero,

                                 o    fourth, to the Class A-2 Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 (other than
                                      voluntary prepayments collected with
                                      respect to the Natick Mall mortgage loan)
                                      and, after the principal balance of the
                                      Class A-1A Certificates has been reduced
                                      to zero, the portion of such amounts
                                      attributable to loan group 2 remaining
                                      after payments to the Class A-1A, Class
                                      A-AB (in respect of its Planned Principal
                                      Balance) and Class A-1 Certificates have
                                      been made on the applicable distribution
                                      date and, after the principal balance of
                                      the Class A-NM Certificates has been
                                      reduced to zero, the portion of such
                                      amounts attributable to voluntary
                                      prepayments collected with respect to the
                                      Natick Mall mortgage loan remaining after
                                      payments to the Class A-NM, Class A-AB (in
                                      respect of its Planned Principal Balance)
                                      and Class A-1 Certificates have been made
                                      on the applicable distribution date, until
                                      the Class A-2 Certificates are reduced to
                                      zero,

                                 o    fifth, to the Class A-NM Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 and, after
                                      the principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining after payments to
                                      the Class A-1A, Class A-AB (in respect of
                                      its Planned Principal Balance), Class A-1
                                      and Class A-2 Certificates have been made
                                      on the applicable distribution date, until
                                      the Class A-NM Certificates are reduced to
                                      zero,

                                 o    sixth, to the Class A-3 Certificates, from
                                      the portion of such amounts attributable
                                      to loan group 1 and, after the principal
                                      balance of the Class A-1A Certificates has
                                      been reduced to zero, the portion of such
                                      amounts attributable to loan group 2
                                      remaining after payments to the Class
                                      A-1A, Class A-AB (in respect of its
                                      Planned Principal Balance), Class A-1,
                                      Class A-2 and Class A-NM Certificates have
                                      been made on the applicable distribution
                                      date, until the Class A-3 Certificates are
                                      reduced to zero,

                                 o    seventh, to the Class A-AB Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 and, after
                                      the principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining after payments to
                                      the Class A-1A, Class A-AB (in respect of
                                      its Planned Principal Balance), Class A-1,
                                      Class A-2, Class A-NM and Class A-3
                                      Certificates have been made on the
                                      applicable distribution date, until the
                                      Class A-AB Certificates are reduced to
                                      zero, and

                                 o    eighth, to the Class A-4 Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 and, after
                                      the principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining

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                                      S-26

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                                      after payments to the Class A-1A, Class
                                      A-1, Class A-2, Class A-NM, Class A-3 and
                                      Class A-AB Certificates have been made on
                                      the applicable distribution date, until
                                      the Class A-4 Certificates are reduced to
                                      zero,

                                 (b) to Class A-1A, from the portion of such
                                 amounts attributable to loan group 2 and, after
                                 the principal balance of the Class A-4
                                 Certificates has been reduced to zero, the
                                 portion of such amounts attributable to loan
                                 group 1 remaining after payments to the Class
                                 A-1, Class A-2, Class A-NM, Class A-3, Class
                                 A-AB and Class A-4 Certificates have been made
                                 on the applicable distribution date, until its
                                 principal balance is reduced to zero.

                                 If the principal amount of each class of
                                 principal balance certificates other than
                                 Classes A-1, A-1A, A-2, A-NM, A-3, A-AB and A-4
                                 has been reduced to zero as a result of losses
                                 on the mortgage loans or an appraisal
                                 reduction, principal will be distributed to
                                 Classes A-1, A-1A, A-2, A-NM, A-3, A-AB and
                                 A-4, pro rata, in accordance with their
                                 principal balances.

                                 Step 3/Class A Senior, Class X-1, Class X-2 and
                                 Class X-W: To reimburse Classes A-1, A-1A, A-2,
                                 A-NM, A-3, A-AB and A-4, with respect to
                                 interest only, Class X-1, Class X-2 and Class
                                 X-W, pro rata, for any previously unreimbursed
                                 losses on the mortgage loans that were
                                 previously borne by those classes, together
                                 with interest at the applicable pass-through
                                 rate.

                                 Step 4/Class A-M and Class A-MFL: To the Class
                                 A-M Certificates and the Class A-MFL Regular
                                 Interest, pro rata, as follows: (a) to interest
                                 on the Class A-M Certificates and Class A-MFL
                                 Regular Interest in the amount of its
                                 respective interest entitlement; (b) to the
                                 extent of amounts required to be distributed as
                                 principal, to principal on the Class A-M
                                 Certificates and the Class A-MFL Regular
                                 Interest in the amount of its respective
                                 principal entitlement until its principal
                                 balance is reduced to zero; and (c) to
                                 reimburse the Class A-M Certificates and the
                                 Class A-MFL Regular Interest for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by that class, together
                                 with interest at the applicable pass-through
                                 rate. The amounts payable to the Class A-MFL
                                 Certificates shall be as described in
                                 "Description of the Swap Contract" in this
                                 prospectus supplement.

                                 Step 5/Class A-J: To Class A-J as follows: (a)
                                 to interest on Class A-J in the amount of its
                                 interest entitlement; (b) to the extent of
                                 amounts required to be distributed as
                                 principal, to principal on Class A-J in the
                                 amount of its principal entitlement until its
                                 principal balance is reduced to zero; and (c)
                                 to reimburse Class A-J for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by that class, together
                                 with interest at the applicable pass-through
                                 rate.

                                 Step 6/Class B: To Class B in a manner
                                 analogous to the Class A-J allocations of Step
                                 5.

                                 Step 7/Class C: To Class C in a manner
                                 analogous to the Class A-J allocations of Step
                                 5.

                                 Step 8/Class D: To Class D in a manner
                                 analogous to the Class A-J allocations of Step
                                 5.

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                                      S-27

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                                 Step 9/Class E: To Class E in a manner
                                 analogous to the Class A-J allocations of Step
                                 5.

                                 Step 10/Class F: To Class F in a manner
                                 analogous to the Class A-J allocations of Step
                                 5.

                                 Step 11/Subordinate Private Certificates: In
                                 the amounts and order of priority described in
                                 the pooling and servicing agreement.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

B. INTEREST AND PRINCIPAL
   ENTITLEMENTS...............   A description of the interest entitlement
                                 payable to each class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than 1
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of each master servicer,
                                 the special servicer and the trustee to
                                 reimbursement for payment of non-recoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class X-1, Class X-2 and Class X-W
                                 Certificates will not be entitled to principal
                                 distributions. The amount of principal required
                                 to be distributed on the classes entitled to
                                 principal on a particular distribution date
                                 will, in general, be equal to the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, such as
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

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                                      S-28

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C. PREPAYMENT PREMIUMS/YIELD
   MAINTENANCE CHARGES........   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X-1, Class X-2 and Class X-W
                                 Certificates, on the one hand, and the classes
                                 of principal balance certificates (other than
                                 the Class A-MFL Certificates) and the Class
                                 A-MFL Regular Interest, on the other hand, is
                                 described in "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. The Class A-MFL Certificates will
                                 not be entitled to receive any prepayment
                                 premiums or yield maintenance charges for so
                                 long as the related swap contract remains in
                                 place. See "Description of the
                                 Certificates--Distributions--The Class A-MFL
                                 Certificates" herein.

(2) SUBORDINATION

A. GENERAL....................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 certain excess interest in connection with
                                 hyperamortizing loans) on any distribution date
                                 is depicted in descending order. The manner in
                                 which mortgage loan losses (including interest
                                 other than certain excess interest (over the
                                 amount of interest that would have accrued if
                                 the interest rate did not increase) in
                                 connection with hyperamortizing loans) are
                                 allocated is depicted in ascending order.

                                 -----------------------------------------------
                                 Class A-1, Class A-1A*, Class A-2, Class A-NM*,
                                    Class A-3, Class A-AB**, Class A-4, Class
                                      X-1***, Class X-2*** and Class X-W***
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                          Class A-M and Class A-MFL****
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                                    Class A-J
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                                     Class B
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                                     Class C
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                                     Class D
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                                     Class E
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                                     Class F
                                 -----------------------------------------------
                                                        |
                                                        |
                                 -----------------------------------------------
                                                   Classes G-S
                                 -----------------------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 ----------
                                 *   The Class A-1A Certificates have a priority
                                     entitlement to principal payments received
                                     in respect of mortgage loans included in
                                     loan group 2. The Class A-1, Class A-2,
                                     Class A-NM, Class A-3, Class A-AB and Class
                                     A-4 Certificates have a priority
                                     entitlement to principal payments (other

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                                      S-29

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                                      than, except with respect to the Class
                                      A-NM Certificates, voluntary prepayments
                                      with respect to the Natick Mall mortgage
                                      loan) received in respect of mortgage
                                      loans included in loan group 1. The Class
                                      A-NM Certificates have a priority
                                      entitlement to principal payments and
                                      voluntary prepayments received in respect
                                      of the Natick Mall mortgage loan. See
                                      "Description of the Offered
                                      Certificates--Distributions" in this
                                      prospectus supplement.

                                 **   The Class A-AB Certificates have priority
                                      with respect to receiving distributions of
                                      principal in respect of reducing such
                                      Certificates to their Planned Principal
                                      Balance, as described in the prospectus
                                      supplement.

                                 ***  Interest only certificates. No principal
                                      payments or realized loan losses of
                                      principal will be allocated to the Class
                                      X-1, Class X-2 and Class X-W Certificates.

                                 **** Reference to "Class A-MFL" in the chart is
                                      to the Class A-MFL Regular Interest.

                                 In addition, while mortgage loan losses and
                                 available funds shortfalls will not be directly
                                 allocated to the Class A-MFL Certificates,
                                 mortgage loan losses and available funds
                                 shortfalls may be allocated to the Class A-MFL
                                 Regular Interest, in reduction of the
                                 certificate balance of the Class A-MFL Regular
                                 Interest and the amount of its interest
                                 entitlement. Any decrease in the certificate
                                 balance of the Class A-MFL Regular Interest
                                 will result in a corresponding decrease in the
                                 certificate balance of the Class A-MFL
                                 Certificates and any interest shortfalls
                                 suffered by the Class A-MFL Regular Interest
                                 will reduce the amount of interest distributed
                                 on the Class A-MFL Certificates to the extent
                                 described in this prospectus supplement.

B. SHORTFALLS IN AVAILABLE
   FUNDS......................   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by each master servicer, the
                                      special servicer or the trustee, to the
                                      extent not covered by default interest and
                                      late payment charges paid by the borrower;
                                      and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Reductions in distributions to the Class A-MFL
                                 Regular Interest will cause a corresponding
                                 reduction in distributions to the Class A-MFL
                                 Certificates to the extent described in this
                                 prospectus supplement.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by each master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates (or the Class A-MFL
                                 Regular Interest), pro rata, in accordance with
                                 their respective interest entitlements.
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                                      S-30

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                       INFORMATION ABOUT THE MORTGAGE POOL

(3) CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL....................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date, which assumes that no unscheduled
                                 principal payments will be made. With respect
                                 to mortgage loans not having due dates on the
                                 first day of each month, scheduled payments due
                                 in December 2006 have been deemed received on
                                 December 1, 2006. With respect to Mortgage Loan
                                 No. 25, Natick Mall, the related mortgaged
                                 property also secures, on a subordinated basis,
                                 two other mortgage loans that are not included
                                 in the trust. For additional information on the
                                 Natick Mall mortgage loan, see "Description of
                                 the Mortgage Pool--The Natick Mall Mortgage
                                 Loan" in this prospectus supplement. With
                                 respect to each of Mortgage Loan No. 105,
                                 Harbor Pointe, Mortgage Loan No. 108, Creekwood
                                 Landing, Mortgage Loan No. 116, Colony Oaks by
                                 the Bay Apartments, Mortgage Loan No. 158,
                                 Arizona Commons II, Mortgage Loan No. 176,
                                 Leisure Village MHC, and Mortgage Loan No. 297,
                                 Huntingdon Plaza Shopping Center, the related
                                 mortgaged property also secures, on a
                                 subordinated basis, one other mortgage loan
                                 that is not included in the trust. For
                                 additional information on the Harbor Pointe,
                                 Creekwood Landing, Colony Oaks by the Bay
                                 Apartments, Arizona Commons II, Leisure Village
                                 MHC and Huntingdon Plaza Shopping Center
                                 mortgage loans, see "Description of the
                                 Mortgage Pool--The LaSalle Senior Mortgage
                                 Loans" in this prospectus supplement. With
                                 respect to Mortgage Loan No. 197, Jones Road
                                 Shopping Center, the related mortgaged property
                                 also secures, on a subordinated basis, another
                                 mortgage loan that is not included in the
                                 trust. For additional information on the Jones
                                 Road Shopping Center mortgage loan, see
                                 "Description of the Mortgage Pool--The Jones
                                 Road Shopping Center Mortgage Loan" in this
                                 prospectus supplement.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be 269 mortgage
                                 loans (which include 192 mortgage loans in loan
                                 group 1 and 77 mortgage loans in loan group 2)
                                 with an aggregate principal balance as of the
                                 cut-off date of approximately $2,730,307,529
                                 (which includes $2,199,957,885 in loan group 1
                                 and $530,349,644 in loan group 2). It is
                                 possible that the aggregate mortgage loan
                                 balance, the initial outstanding loan group 1
                                 balance and the initial outstanding loan group
                                 2 balance will vary by up to 5%. As of the
                                 cut-off date, the principal balance of the
                                 mortgage loans in the mortgage pool range from
                                 approximately $609,429 to approximately
                                 $250,000,000 (and the balances of the mortgage
                                 loans range from approximately $950,000 to
                                 approximately $250,000,000 and from
                                 approximately $609,429 to approximately
                                 $49,000,000 in loan group 1 and loan group 2,
                                 respectively) and the mortgage loans are
                                 assumed to have an approximate average balance
                                 of $10,149,842 (and an approximate average
                                 balance of $11,458,114 in loan group 1 and
                                 $6,887,658 in loan group 2, respectively).

C. FEE SIMPLE/LEASEHOLD.......   313 mortgaged properties, securing mortgage
                                 loans representing 99.1% of the initial
                                 outstanding pool balance (which include 224
                                 mortgaged properties in loan group 1, securing
                                 mortgage loans representing 98.9% of the
                                 initial outstanding loan group 1 balance, and
                                 89 mortgaged properties in loan group 2,
                                 securing mortgage loans representing
--------------------------------------------------------------------------------

                                      S-31

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                                 100.0% of the initial outstanding loan group 2
                                 balance), are subject to a mortgage, deed of
                                 trust or similar security instrument that
                                 creates a first mortgage lien on a fee simple
                                 estate in the applicable mortgaged properties.
                                 4 mortgaged properties, securing mortgage loans
                                 representing 0.9% of the initial outstanding
                                 pool balance (which include 4 mortgaged
                                 properties in loan group 1, securing mortgage
                                 loans representing 1.1% of the initial
                                 outstanding loan group 1 balance are subject to
                                 a mortgage, deed of trust or similar security
                                 instrument that creates a first mortgage lien
                                 on a leasehold interest in the applicable
                                 mortgaged properties.

D. PROPERTY TYPES.............   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                          PERCENTAGE OF INITIAL   NUMBER OF MORTGAGED
                                                             OUTSTANDING POOL      PROPERTIES IN THE
                                 PROPERTY TYPE                   BALANCE             MORTGAGE POOL
                                 ----------------------   ---------------------   -------------------

                                 Office................           28.0%                    53
                                 Multifamily...........           22.1%                    87
                                 Retail................           21.1%                    74
                                 Industrial............           12.1%                    40
                                 Hospitality...........           10.5%                    24
                                 Mixed Use.............            2.8%                     9
                                 Self Storage..........            2.2%                    22
                                 Manufactured Housing
                                    Community..........            1.0%                     7
                                 Other.................            0.2%                     1
                                 TOTAL.................            100%                   317

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

E. PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                 approximate percentage of the initial
                                 outstanding pool balance of the mortgage loans
                                 secured by mortgaged properties located in the
                                 6 states with the highest concentrations of
                                 mortgaged properties are as described in the
                                 table below:

                                                        PROPERTY LOCATION

                                                    PERCENTAGE OF INITIAL   NUMBER OF MORTGAGED
                                                       OUTSTANDING POOL      PROPERTIES IN THE
                                 STATE                     BALANCE             MORTGAGE POOL
                                 ----------------   ---------------------   -------------------

                                 California......           17.4%                    61
                                    Northern.....           10.8%                    31
                                    Southern.....            6.6%                    30
                                 Massachusetts...            8.5%                     2
                                 Florida.........            8.3%                    29
                                 Illinois........            7.0%                    10
                                 Pennsylvania....            6.3%                     6
                                 Virginia........            5.6%                    16

                                 The remaining mortgaged properties are located
                                 throughout 36 states and the District of
                                 Columbia. None of these states has a
                                 concentration of mortgaged properties that
                                 represents security for more than 4.7% of the
                                 initial outstanding pool balance.
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                                      S-32

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                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

F. OTHER MORTGAGE LOAN
   FEATURES...................   As of the cut-off date, the mortgage loans are
                                 assumed to have the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not 30 days or more past due, and
                                      no mortgage loan has been 30 days or more
                                      past due in the past year.

                                 o    31 groups of mortgage loans were made to
                                      the same borrower or to borrowers that are
                                      affiliated with one another through
                                      partial or complete direct or indirect
                                      common ownership (which include 16 groups
                                      of mortgage loans exclusively in loan
                                      group 1 and 13 groups of mortgage loans
                                      exclusively in loan group 2; of these 29
                                      groups, the 3 largest groups represent
                                      2.4%, 1.4% and 1.3%, respectively, of the
                                      initial outstanding pool balance). The
                                      related borrower concentrations of the 3
                                      largest groups exclusively in loan group 1
                                      represent 2.9%, 0.9% and 0.9%,
                                      respectively, of the initial outstanding
                                      loan group 1 balance, and the three
                                      largest groups of mortgage loans
                                      exclusively in loan group 2 represent
                                      7.3%, 6.8% and 4.8%, respectively, of the
                                      initial outstanding loan group 2 balance.
                                      In addition, 2 groups of mortgage loans
                                      were made to the same borrower or
                                      borrowers that are affiliated with one
                                      another through partial or complete direct
                                      or indirect common ownership that have
                                      mortgage loans included in both loan group
                                      1 and loan group 2 and represent 0.9% of
                                      the initial outstanding pool balance. For
                                      additional information with respect to the
                                      loan groups described above, see Appendix
                                      II attached to this prospectus supplement.

                                 o    30 of the mortgaged properties securing
                                      mortgage loans, representing 7.0% of the
                                      initial outstanding pool balance (and
                                      representing 8.7% of the initial
                                      outstanding loan group 1 balance), are
                                      each leased to a single tenant.

                                 o    All of the mortgage loans bear interest at
                                      fixed rates.

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of
                                      hyperamortizing loans after the applicable
                                      anticipated repayment date for the related
                                      mortgage loans).

G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

                                 o    268 of the mortgage loans, representing
                                      99.9% of the initial outstanding pool
                                      balance (which include 192 mortgage loans
                                      in loan group 1, representing 100.0% of
                                      the initial outstanding loan group 1
                                      balance, and 76 mortgage loans in loan
                                      group 2, representing 99.5% of the initial
                                      outstanding loan group 2 balance), are
                                      "balloon loans" (including the
                                      hyperamortizing loans). For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's maturity date or anticipated
                                      repayment date, as applicable. Of
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                                      S-33

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                                      these 268 mortgage loans, 6 of the
                                      mortgage loans, representing 2.3% of the
                                      initial outstanding pool balance (and
                                      representing 2.9% of the initial
                                      outstanding loan group 1 balance), are
                                      hyperamortizing loans that provide for an
                                      increase in the mortgage rate and/or
                                      principal amortization at a specified date
                                      prior to stated maturity. These loans are
                                      structured to encourage the borrower to
                                      repay the loan in full by the specified
                                      date (which is prior to the loan's stated
                                      maturity date) upon which these increases
                                      occur.

                                 o    The remaining 1 mortgage loan,
                                      representing 0.1% of the initial
                                      outstanding pool balance (which is in loan
                                      group 2, representing 0.5% of the initial
                                      outstanding loan group 2 balance), is
                                      fully amortizing and is expected to have
                                      less than 5% of the original principal
                                      balance outstanding as of its stated
                                      maturity date.

H. INTEREST ONLY LOANS........   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

                                 o    78 mortgage loans, representing 31.0% of
                                      the initial outstanding pool balance
                                      (which include 59 mortgage loan in loan
                                      group 1, representing 29.3% of the initial
                                      outstanding loan group 1 balance, and 19
                                      mortgage loans in loan group 2,
                                      representing 38.0% of the initial
                                      outstanding loan group 2 balance), provide
                                      for monthly payments of interest only
                                      during a portion of the term, and then
                                      provide for principal and interest
                                      payments over the remaining term.

                                 o    22 mortgage loans, representing 37.9% of
                                      the initial outstanding pool balance
                                      (which include 18 mortgage loans in loan
                                      group 1, representing 43.9% of the initial
                                      outstanding loan group 1 balance, and 4
                                      mortgage loans in loan group 2,
                                      representing 12.9% of the initial
                                      outstanding loan group 2 balance), provide
                                      for monthly payments of interest only for
                                      their entire term.

                                 o    1 mortgage loan, representing 0.7% of the
                                      initial outstanding pool balance (and
                                      representing 0.8% of the initial
                                      outstanding loan group 1 balance),
                                      currently provides for monthly payments of
                                      interest only for a portion of its term
                                      and then provides for the monthly payment
                                      of principal and interest for a portion of
                                      its term and then provides for monthly
                                      payments of interest only over its
                                      remaining term.

                                 o    1 mortgage loan, representing 0.1% of the
                                      initial outstanding pool balance (and
                                      representing 0.1% of the initial
                                      outstanding loan group 1 balance),
                                      currently provides for monthly payments of
                                      principal and interest for a portion of
                                      its term and then provides for monthly
                                      payments of interest only for the last
                                      year of its term.

I. PREPAYMENT/DEFEASANCE
   PROVISIONS.................   As of the cut-off date, each of the mortgage
                                 loans restrict voluntary principal prepayments
                                 in one of the following ways:

                                 o    204 mortgage loans, representing 85.5% of
                                      the initial outstanding pool balance
                                      (which include 162 mortgage loans in loan
                                      group 1, representing 89.6% of the initial
                                      outstanding loan group 1 balance, and 42
                                      mortgage loans in loan group 2,
                                      representing 68.6% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, but permit the
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                                      S-34

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                                      related borrower, after an initial period
                                      of at least 2 years following the date of
                                      issuance of the certificates, to defease
                                      the mortgage loan by pledging to the trust
                                      "government securities" as defined in the
                                      Investment Company Act of 1940, subject to
                                      rating agency approval, and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    55 mortgage loans, representing 11.1% of
                                      the initial outstanding pool balance
                                      (which include 26 mortgage loans in loan
                                      group 1, representing 7.8% of the initial
                                      outstanding loan group 1 balance, and 29
                                      mortgage loans in loan group 2,
                                      representing 24.8% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permit principal prepayment
                                      if accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                 o    1 mortgage loan, representing 1.4% of the
                                      initial outstanding pool balance (and
                                      representing 1.7% of the initial
                                      outstanding loan group 1 balance), has no
                                      lockout period and the mortgage loan
                                      permits voluntary principal prepayments at
                                      any time, for a certain period of time, if
                                      accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid, and following the yield
                                      maintenance period provides for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and also
                                      permits the related borrower, after an
                                      initial period of at least 2 years
                                      following the date of the issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging to the trust "government
                                      securities" as defined in the Investment
                                      Company Act of 1940 and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage, and then permits
                                      voluntary principal prepayments at any
                                      time, for a certain period of time, if
                                      accompanied by a prepayment premium equal
                                      to 2.0% of the amount prepaid of the loan,
                                      and then permits voluntary principal
                                      prepayments at any time, for a certain
                                      period of time, if accompanied by a
                                      prepayment premium equal to 1.0% of the
                                      amount prepaid of the loan.

                                 o    2 mortgage loans, representing 0.5% of the
                                      initial outstanding pool balance (and
                                      representing 0.6% of the initial
                                      outstanding loan group 1 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1.0% of
                                      the amount prepaid, and also permit the
                                      related borrower, after an initial period
                                      of at least 2 years following the date of
                                      the issuance of the certificates, to
                                      defease the mortgage loan by pledging to
                                      the trust "government securities" as
                                      defined in the Investment Company Act of
                                      1940 and obtaining the release of the
                                      mortgaged property from the lien of the
                                      mortgage.

                                 o    1 mortgage loan, representing 0.4% of the
                                      initial outstanding pool balance (and
                                      representing 2% of the initial outstanding
                                      loan group 2 balance), prohibits voluntary
                                      principal prepayments during a lockout
                                      period, and following the lockout period
                                      permits the related borrower, after an
                                      initial period of at least 2 years
                                      following

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                                      S-35

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                                      the date of the issuance of the
                                      certificates, to defease the mortgage loan
                                      by pledging to the trust "government
                                      securities" as defined in the Investment
                                      Company Act of 1940 and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage, and following the
                                      defeasance period provides for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and also
                                      permits the related borrower, to defease
                                      the mortgage loan by pledging to the trust
                                      "government securities" as defined in the
                                      Investment Company Act of 1940 and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    1 mortgage loan, representing 0.3% of the
                                      initial outstanding pool balance (and
                                      representing 0.3% of the initial
                                      outstanding loan group 1 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permits principal
                                      prepayment if accompanied by a prepayment
                                      premium calculated as the greater of a
                                      yield maintenance formula and 1% of the
                                      amount prepaid, and following the yield
                                      maintenance period permits voluntary
                                      principal prepayments, for a certain
                                      period of time, if accompanied by a
                                      prepayment premium equal to 2.0% of the
                                      amount prepaid of the loan, and then
                                      permits voluntary principal prepayments,
                                      for a certain period of time, if
                                      accompanied by a prepayment premium equal
                                      to 1.0% of the amount prepaid of the loan.

                                 o    2 mortgage loans, representing 0.3% of the
                                      initial outstanding pool balance (and
                                      representing 1.3% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permit principal prepayment
                                      if accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 2% of the amount
                                      prepaid.

                                 o    1 mortgage loan, representing 0.3% of the
                                      initial outstanding pool balance (and
                                      representing 1.3% of the initial
                                      outstanding loan group 2 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permits the related
                                      borrower, after an initial period of at
                                      least 2 years following the date of the
                                      issuance of the certificates, to defease
                                      the mortgage loan by pledging to the trust
                                      "government securities" as defined in the
                                      Investment Company Act of 1940 and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage,
                                      and following the defeasance period
                                      permits voluntary principal prepayment if
                                      accompanied by a prepayment premium equal
                                      to 1% of the amount prepaid.

                                 o    1 mortgage loan, representing 0.2% of the
                                      initial outstanding pool balance (and
                                      representing 1.3% of the initial
                                      outstanding loan group 2 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permits voluntary principal
                                      prepayment if accompanied by a prepayment
                                      premium calculated based on a yield
                                      maintenance formula.

                                 o    1 mortgage loan, representing 0.1% of the
                                      initial outstanding pool balance (and
                                      representing 0.7% of the initial
                                      outstanding loan group 2 balance), has no
                                      lockout period and the mortgage loan

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                                      S-36

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                                      permits voluntary principal prepayments at
                                      any time, for a certain period of time, if
                                      accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II of this prospectus supplement for
                                 more details about the various yield
                                 maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    1 mortgage loan, representing 9.2% of the
                                      initial outstanding pool balance (and
                                      representing 11.4% of the initial
                                      outstanding loan group 1 balance), permits
                                      the release of a portion of the collateral
                                      securing such mortgage loan upon the
                                      satisfaction of certain conditions,
                                      including, but not limited to, the
                                      defeasance of an amount equal to 115% of
                                      the allocated loan amount of the released
                                      parcel.

                                 o    1 mortgage loan, representing 1% of the
                                      initial outstanding pool balance (and
                                      representing 1.3% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by three parcels and permits the
                                      release of one of the three parcels upon
                                      the satisfaction of certain conditions,
                                      including, but not limited to, the
                                      defeasance of an amount equal to 100% of
                                      the allocated loan amount of the released
                                      parcel.

                                 o    1 mortgage loan, representing
                                      approximately 0.9% of the initial
                                      outstanding pool balance (and 1.1% of the
                                      initial outstanding loan group 1 balance),
                                      is secured by multiple mortgaged
                                      properties and permits the release, up to
                                      two times, after the applicable lock-out
                                      period and prior to December 5, 2015, of
                                      any of the mortgaged properties from the
                                      lien of the mortgage through either
                                      partial defeasance or partial prepayment.
                                      The release price with respect to an
                                      individual property will be an amount
                                      equal to (i) the greater of (x) 110% of
                                      the allocated loan amount of such property
                                      and (y) an amount such that after giving
                                      effect to such partial defeasance or
                                      partial prepayment, the debt service
                                      coverage ratio with respect to the
                                      remaining properties is not less than
                                      1.40x and the loan-to-value ratio of the
                                      remaining properties is not greater than
                                      70%, and (ii) in connection with a partial
                                      prepayment, a prepayment premium
                                      calculated at the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                 o    1 mortgage loan, representing 0.7% of the
                                      initial outstanding pool balance (and
                                      representing 0.9% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of 2 mortgaged
                                      properties commonly known as 132 Spokane
                                      Street, Seattle or 2901 Bridgeport Way,
                                      University Place, or both properties from
                                      the lien of the mortgage after the

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                                      applicable lockout period upon the
                                      satisfaction of certain conditions,
                                      including, but not limited to, the
                                      defeasance of an amount equal to 120% of
                                      the allocated loan amount of the mortgaged
                                      property or properties being released if
                                      the borrower cannot substitute the
                                      particular property.

                                 o    1 mortgage loan, representing 0.7% of the
                                      initial outstanding pool balance (and
                                      representing 0.8% of the initial
                                      outstanding loan group 1 balance), permits
                                      the release of a portion of the collateral
                                      securing such mortgage loan upon
                                      defeasance of an amount equal to 120% of
                                      the allocated loan amount of the released
                                      parcel if certain conditions are met.

                                 o    2 mortgage loans, representing 0.5% of the
                                      initial outstanding pool balance (and
                                      representing 0.6% of the initial
                                      outstanding loan group 1 balance), permit
                                      the release of a portion of the collateral
                                      securing the related mortgage loan if
                                      certain conditions are met, including the
                                      prepayment of 115% of the outstanding
                                      principal balance allocated to the
                                      released portion of the related mortgaged
                                      property accompanied by a prepayment
                                      premium calculated as the greater of a
                                      yield maintenance formula and 1% of the
                                      amount prepaid.

                                 o    1 mortgage loan, representing 0.4% of the
                                      initial outstanding pool balance (and
                                      representing 2% of the initial outstanding
                                      loan group 2 balance), permits the release
                                      of a portion of the collateral securing
                                      such mortgage loan upon the satisfaction
                                      of certain conditions, including, but not
                                      limited to, the defeasance of an amount
                                      equal to 115% of the allocated loan amount
                                      of the released parcel.

                                 o    1 mortgage loan, representing 0.3% of the
                                      initial outstanding pool balance (and
                                      representing 1.8% of the initial
                                      outstanding loan group 2 balance), permits
                                      the release of a portion of the collateral
                                      securing such mortgage loan upon the
                                      satisfaction of certain conditions,
                                      including, but not limited to, the
                                      defeasance of an amount equal to 125% of
                                      the allocated loan amount of the released
                                      parcel.

                                 o    2 mortgage loans, representing 0.3% of the
                                      initial outstanding pool balance (and
                                      representing 0.4% of the initial
                                      outstanding loan group 1 balance), permit
                                      the release of a portion of the collateral
                                      securing the related mortgage loan upon
                                      the satisfaction of certain conditions,
                                      including, but not limited to, the
                                      defeasance of an amount equal to 100% of
                                      the allocated loan amount and the borrower
                                      transfers cash collateral in an amount
                                      equal to 25% of the allocated loan amount.

                                 o    2 mortgage loans, representing 0.3% of the
                                      initial outstanding pool balance (which
                                      includes 1 mortgage loan in loan group 1,
                                      representing 0.2% of the initial
                                      outstanding loan group 1 balance, and 1
                                      mortgage loan in loan group 2,
                                      representing 0.4% of the initial
                                      outstanding loan group 2 balance), permit
                                      the release of a portion of the collateral
                                      securing the related mortgage loan upon
                                      the satisfaction of certain conditions,
                                      including, but not limited to, the
                                      defeasance of an amount equal to 125% of
                                      the allocated loan amount of the released
                                      parcel.

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                                 In addition, certain mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 other mortgage loans permit the related
                                 borrower to prepay one or more of the related
                                 mortgage loans and/or release the
                                 cross-collateralization with respect to the
                                 related mortgaged property or properties,
                                 subject to the satisfaction of certain
                                 conditions.

                                 Certain mortgage loans (typically secured by
                                 two or more mortgaged properties) also permit
                                 the substitution of a mortgaged property,
                                 subject to satisfaction of various conditions.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property
                                 which were given no value or minimal value in
                                 the underwriting process.

                                 See the footnotes to Appendix II of this
                                 prospectus supplement for more details
                                 concerning certain of the foregoing provisions.

J. MORTGAGE LOAN RANGES
   AND WEIGHTED AVERAGES......   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

     I.   MORTGAGE INTEREST
          RATES                  Mortgage interest rates ranging from 5.290% per
                                 annum to 9.100% per annum (and ranging from
                                 5.330% per annum to 6.700% per annum for loan
                                 group 1 and from 5.290% per annum to 9.100% per
                                 annum for loan group 2), and a weighted average
                                 mortgage interest rate of 5.919% per annum (and
                                 5.784% per annum for loan group 1 and 6.478%
                                 per annum for loan group 2).

     II.  ORIGINAL TERMS         Original terms to scheduled maturity ranging
                                 from 60 months to 300 months (and ranging from
                                 60 months to 120 months with respect to the
                                 mortgage loans in loan group 1, and ranging
                                 from 60 months to 300 months with respect to
                                 the mortgage loans in loan group 2), and a
                                 weighted average original term to scheduled
                                 maturity of 116 months (and a weighted average
                                 original term to scheduled maturity of 111 with
                                 respect to the mortgage loans in loan group 1,
                                 and a weighted average original term to
                                 scheduled maturity of 135 with respect to the
                                 mortgage loans in loan group 2).

     III. REMAINING TERMS        Remaining terms to scheduled maturity ranging
                                 from 51 months to 181 months (and ranging from
                                 58 months to 120 months for loan group 1 and
                                 from 51 months to 181 months for loan group 2),
                                 and a weighted average remaining term to
                                 scheduled maturity of 110 months (and weighted
                                 average remaining term to scheduled maturity of
                                 110 months for loan group 1 and 111 months for
                                 loan group 2).

     IV.  REMAINING
          AMORTIZATION TERMS     Remaining amortization terms ranging from 169
                                 months to 419 months (and ranging from 177
                                 months to 419 months for loan group 1 and from
                                 169 months to 360 months for loan group 2), and
                                 a weighted average remaining amortization term
                                 of 345 months (and 352 months for loan group 1
                                 and 328 months for loan group 2).

     V.   LOAN-TO-VALUE RATIOS   Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 24.8%
                                 to 80.6% (and range from 33.0% to 80.1% for
                                 loan group 1 and from 24.8% to 80.6% for loan
                                 group 2), and the weighted average
                                 loan-to-value ratio, calculated as described in

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                                      S-39

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                                 this prospectus supplement, is 65.9% (and 65.4%
                                 for loan group 1 and 68.1% for loan group 2).

                                 Except as set forth below, for each of the
                                 mortgage loans, the loan-to-value ratio was
                                 calculated according to the methodology set
                                 forth in this prospectus supplement based on
                                 the estimate of value from a third-party
                                 appraisal, which was generally conducted after
                                 September 1, 2005. In connection with the
                                 mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company
                                 (which include 26 mortgage loans, representing
                                 4.2% of the initial outstanding pool balance
                                 and 21.5% of the initial outstanding loan group
                                 2 balance), the mortgage loan seller arrived at
                                 the valuations of the mortgaged properties by
                                 applying a capitalization rate chosen from a
                                 range set forth in third party market studies
                                 to underwritten net operating income and adding
                                 in the remaining value of the outstanding tax
                                 credits.

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement.

      VI.  DEBT SERVICE
           COVERAGE RATIOS       Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, range from 1.02x to
                                 2.54x (and range from 1.14x to 2.54x for loan
                                 group 1 and from 1.02x to 1.75x for loan group
                                 2), and the weighted average debt service
                                 coverage ratio, determined according to the
                                 methodology presented in this prospectus
                                 supplement, is 1.55x (and 1.60x for loan group
                                 1 and 1.36x for loan group 2). These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement.

      VII. DEBT SERVICE
           COVERAGE RATIOS
           (AFTER IO PERIOD)     Debt service coverage ratios (after IO period),
                                 determined according to the methodology
                                 presented in this prospectus supplement, range
                                 from 1.02x to 2.54x (and ranging from 1.05x to
                                 2.54x for loan group 1 and from 1.02x to 1.75x
                                 for loan group 2) and the weighted average debt
                                 service coverage ratio, calculated as described
                                 in this prospectus supplement, is 1.48x (and
                                 1.53x for loan group 1 and 1.27x for loan group
                                 2).

                                 "Debt service coverage ratio (after IO period)"
                                 or "DSCR (after IO period)" means, with respect
                                 to the related mortgage loan that has an
                                 interest only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest only period; provided, that the "debt
                                 service coverage ratio (after IO period)" with
                                 respect to mortgage loans that are interest
                                 only for the entire term of such mortgage loan
                                 or amortize for the entire term of such
                                 mortgage loan and therefore, in each case, do
                                 not have "after IO periods," is the debt
                                 service coverage ratio in effect during the
                                 term of such mortgage loan. See "Description of
                                 the Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

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(4)  ADVANCES

A. PRINCIPAL AND INTEREST
   ADVANCES...................   Subject to a recoverability determination
                                 described in this prospectus supplement, each
                                 master servicer (and the trustee, if
                                 applicable) is required to advance delinquent
                                 monthly mortgage loan payments for mortgage
                                 loans for which it is acting as master
                                 servicer. Neither of the master servicers nor
                                 the trustee will be required to advance (i) any
                                 additional interest accrued as a result of the
                                 imposition of any default rate, (ii) prepayment
                                 premiums or yield maintenance charges, (iii)
                                 any additional interest accrued as a result of
                                 any rate increase after an anticipated
                                 repayment date, (iv) excess interest or (v)
                                 balloon payments. If any balloon payment is not
                                 collected from the related borrower, subject to
                                 a recoverability determination described in
                                 this prospectus supplement, each master
                                 servicer (and the trustee, if applicable) will
                                 be required to advance an amount equal to the
                                 scheduled payment that would have been due if
                                 the related balloon payment had not become due
                                 on those mortgage loans for which it is acting
                                 as master servicer.

                                 If a P&I advance is made, the applicable master
                                 servicer will defer rather than advance its
                                 master servicing fee, the excess servicing fee
                                 and the primary servicing fee, but will advance
                                 the trustee fee on those mortgage loans for
                                 which it is acting as master servicer.

                                 For an REO property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, each master servicer (or
                                 the trustee, if applicable) will be required to
                                 advance the scheduled payment that would have
                                 been due if the predecessor mortgage loan for
                                 which it acted as master servicer had remained
                                 outstanding and continued to amortize in
                                 accordance with its amortization schedule in
                                 effect immediately before the REO property was
                                 acquired.

B. SERVICING ADVANCES.........   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicers and the trustee may also make
                                 servicing advances to pay delinquent real
                                 estate taxes, insurance premiums and similar
                                 expenses necessary to maintain and protect the
                                 mortgaged property, to maintain the lien on the
                                 mortgaged property or to enforce the mortgage
                                 loan documents. In addition, the special
                                 servicer may, but is not required to, make
                                 servicing advances on an emergency basis.

C. INTEREST ON ADVANCES.......   All advances made by the master servicers, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal. Advances
                                 of principal and interest made in respect of
                                 mortgage loans which have grace periods that
                                 expire on or after the determination date will
                                 not begin to accrue interest until the day
                                 succeeding the expiration date of the
                                 applicable grace period; provided that if such
                                 advance is not reimbursed from collections
                                 received from the related borrower by the end
                                 of the applicable grace period, advance
                                 interest will accrue from the date such advance
                                 is made (which will be the master servicer
                                 remittance date).

D. BACK-UP ADVANCES...........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if either master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations and with the same
                                 rights of the applicable master servicer.

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E. RECOVERABILITY.............   None of the master servicers, the special
                                 servicer or the trustee will be required to
                                 make any advance if the applicable master
                                 servicer, the special servicer or the trustee
                                 determines in its sole discretion that the
                                 advance would not be recoverable in accordance
                                 with the servicing standard (or, in the case of
                                 the trustee, its good faith business judgment),
                                 and the trustee may rely on any determination
                                 made by the applicable master servicer or
                                 special servicer.

F. ADVANCES DURING AN
   APPRAISAL REDUCTION EVENT..   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of the mortgage loan plus all other amounts due
                                 thereunder and interest on advances made with
                                 respect thereto exceeds 90% of the value of the
                                 mortgaged property determined by an appraisal
                                 or other valuation, an appraisal reduction may
                                 be created in the amount of the excess as
                                 described in this prospectus supplement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the interest portion of the
                                 amount required to be advanced on that mortgage
                                 loan will be proportionately reduced to the
                                 extent of the appraisal reduction. This will
                                 reduce the funds available to pay interest and
                                 principal on the most subordinate class or
                                 classes of certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.

                                    CLASS       RATINGS (FITCH/S&P)
                                 ------------   -------------------
                                 Class A-1            AAA/AAA
                                 Class A-1A           AAA/AAA
                                 Class A-2            AAA/AAA
                                 Class A-NM           AAA/AAA
                                 Class A-3            AAA/AAA
                                 Class A-AB           AAA/AAA
                                 Class A-4            AAA/AAA
                                 Class A-M            AAA/AAA
                                 Class A-MFL*         AAA/AAA
                                 Class A-J            AAA/AAA
                                 Class B              AA+/AA+
                                 Class C               AA/AA
                                 Class D              AA-/AA-
                                 Class E               A+/A+
                                 Class F                A/A

                                 A rating agency may lower or withdraw a
                                 security rating at any time.

                                 * The ratings of the Class A-MFL Certificates
                                 do not represent any assessment as to whether
                                 the floating rate of interest on such class
                                 will convert to a fixed rate, and only
                                 represent the likelihood of the receipt of
                                 interest at a rate equal to 5.370% (adjusted,
                                 if necessary, to accrue on the basis of a
                                 360-day year consisting of twelve
                                 30-day-months). See "Ratings" in this
                                 prospectus supplement.

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                                 See "Ratings" in this prospectus supplement and
                                 "Rating" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

SWAP CONTRACT.................   The trust will have the benefit of a swap
                                 contract with Morgan Stanley Capital Services
                                 Inc., as swap counterparty, which will have an
                                 initial notional amount equal to the initial
                                 certificate balance of the Class A-MFL
                                 Certificates. The notional amount of the swap
                                 contract will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 Class A-MFL Certificates. The Class A-MFL swap
                                 contract will have a maturity date of the
                                 distribution date in December 2043 (the same
                                 date as the Rated Final Distribution Date for
                                 the Class A-MFL Certificates). Under the swap
                                 contract, the swap counterparty will be
                                 obligated to pay to the trust on the second
                                 business day prior to each distribution date
                                 interest accrued on the notional amount of the
                                 swap contract at one-month LIBOR + 0.180%
                                 (based on the actual number of days in the
                                 interest accrual period for the Class A-MFL
                                 Certificates and a 360-day year), provided that
                                 for the initial interest accrual period LIBOR
                                 will be an interpolated percentage to reflect
                                 the longer initial interest accrual period. The
                                 trust will be obligated to pay to the swap
                                 counterparty, on the business day prior to each
                                 distribution date, interest accrued on the
                                 notional amount of the swap contract at a rate
                                 equal to a fixed rate of 5.370% per annum
                                 (based on a year assumed to consist of twelve
                                 30-day months). If the pass-through rate on the
                                 Class A-MFL Regular Interest is reduced below
                                 5.370% or if there is an interest shortfall
                                 with respect to the Class A-MFL Regular
                                 Interest or an allocation of net aggregate
                                 prepayment interest shortfalls, there will be a
                                 corresponding dollar-for-dollar reduction in
                                 the interest payment made by the swap
                                 counterparty to the trust, and ultimately, a
                                 corresponding decrease in the effective
                                 pass-through rate and amounts of interest
                                 distributed on the Class A-MFL Certificates for
                                 such distribution date. See "Risk
                                 Factors--Defaults Under Swap Contracts May
                                 Adversely Affect Payments on the Class A-MFL
                                 Certificates" and "Description of the Swap
                                 Contract" in this prospectus supplement. Morgan
                                 Stanley, who has guaranteed the obligations of
                                 the swap counterparty under the swap contract,
                                 currently has a long-term rating of "AA-" by
                                 Fitch and "A" by S&P and a short-term rating of
                                 "F1+" by Fitch and "A-1" by S&P. See
                                 "Description of the Swap Contract" and "Risk
                                 Factors--Defaults under the Applicable Swap
                                 Contract May Adversely Affect Payments on the
                                 Class A-MFL Certificates" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 certificate balance of all classes of
                                 certificates is less than or equal to 1% of the
                                 initial outstanding pool balance, the holders
                                 of a majority of the controlling class, each of
                                 the master servicers, the special servicer and
                                 any holder of a majority interest in the Class
                                 R-I Certificates, each in turn, will have the
                                 option to purchase all of the remaining
                                 mortgage loans, and all property acquired
                                 through exercise of remedies in respect of any
                                 mortgage loan, at the price specified in this
                                 prospectus supplement. Exercise of this option
                                 would terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest.

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and

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                                      S-43

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                                 Warranties" and "--Repurchases and Other
                                 Remedies." If a mortgage loan seller has been
                                 notified of a material breach of any of itS
                                 representations and warranties or a material
                                 defect in the documentation of any mortgage
                                 loan as described under "Description of the
                                 Mortgage Pool--Repurchases and Other Remedies,"
                                 then that mortgage loan seller will be required
                                 to either cure the breach, repurchase the
                                 affected mortgage loan from the trust or
                                 substitute the affected mortgage loan with
                                 another mortgage loan. If the related mortgage
                                 loan seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase will not be
                                 accompanied by any prepayment premium or yield
                                 maintenance charge. In addition, certain
                                 mortgage loans may be purchased from the trust
                                 by the holders of a mezzanine loan under
                                 certain circumstances. See "Description of the
                                 Mortgage Pool--Subordinate and Other Financing"
                                 in this prospectus supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates and
                                 (ii) the special servicer, in that order, has
                                 the option to purchase from the trust any
                                 defaulted mortgage loan that is at least 60
                                 days delinquent as to any monthly debt service
                                 payment (or is delinquent as to its balloon
                                 payment) at a price equal to the fair value of
                                 such mortgage loan as determined by the special
                                 servicer (provided, that if that mortgage loan
                                 is being purchased by the special servicer or
                                 by a holder of certificates of the controlling
                                 class, the trustee will be required to verify
                                 that such price is equal to fair value). In
                                 addition, certain of the mortgage loans are
                                 subject to a purchase option upon certain
                                 events of default in favor of a subordinate
                                 lender or mezzanine lender. For more
                                 information relating to the sale of defaulted
                                 mortgage loans, see "Servicing of the Mortgage
                                 Loans--Sale of Defaulted Mortgage Loans" in
                                 this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-1A, Class A-2, Class
                                 A-NM, Class A-3, Class A-AB, Class A-4, Class
                                 A-M, Class A-MFL and Class A-J Certificates
                                 will be offered in minimum denominations of
                                 $25,000. The Class B, Class C, Class D, Class E
                                 and Class F Certificates will be offered in
                                 minimum denominations of $100,000. Investments
                                 in excess of the minimum denominations may be
                                 made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT....................   Your certificates will initially be registered
                                 in the name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

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                                      S-44

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                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--foR federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates (other than the Class A-MFL
                                 Certificates) and the Class A-MFL Regular
                                 Interest will constitute "regular interests" in
                                 REMIC III. The Class A-MFL Certificates will
                                 represent an undivided beneficial interest in a
                                 grantor trust for federal income tax purposes,
                                 which grantor trust is comprised of the Class
                                 A-MFL Regular Interest, the floating rate
                                 account and the beneficial interests of such
                                 Class in the swap contract.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    It is anticipated that the offered
                                      certificates (other than the Class A-MFL
                                      Certificates) and the Class A-MFL Regular
                                      Interest will be issued at a premium for
                                      federal income tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY
ACT OF 1974...................   Subject to the satisfaction of important
                                 conditions described under "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts. Fiduciaries of
                                 such plans or accounts considering an
                                 investment in the Class A-MFL Certificates
                                 should note the additional representations
                                 required with respect to the purchase of the

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                                      S-45

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                                 Class A-MFL Certificates as described under
                                 "ERISA Considerations" in this prospectus
                                 supplement.

LEGAL INVESTMENTS.............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-46

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS.........................   Payments under the mortgage loans and the
                                 certificates are not insured or guaranteed by
                                 any governmental entity or insurer.
                                 Accordingly, the sources for repayment of your
                                 certificates are limited to amounts due with
                                 respect to the mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related mortgage loan
                                 documents, we have not necessarily undertaken
                                 an evaluation of the financial condition of any
                                 of these persons. If a default occurs, the
                                 lender's remedies generally are limited to
                                 foreclosing against the specific properties and
                                 other assets that have been pledged to secure
                                 the mortgage loan. Those remedies may be
                                 insufficient to provide a full return on your
                                 investment. Payment of amounts due under a
                                 mortgage loan prior to its maturity or
                                 anticipated repayment date is primarily
                                 dependent on the sufficiency of the net
                                 operating income of the related mortgaged
                                 property. Payment of the balloon payment of a
                                 mortgage loan that is a balloon loan at its
                                 maturity, or on its anticipated repayment date,
                                 is primarily dependent upon the borrower's
                                 ability to sell or refinance the mortgaged
                                 property for an amount sufficient to repay the
                                 mortgage loan.

                                 In limited circumstances, LaSalle Bank National
                                 Association, Morgan Stanley Mortgage Capital
                                 Inc., SunTrust Bank, Prudential Mortgage
                                 Capital Funding, LLC, and Massachusetts Mutual
                                 Life Insurance Company, each as a mortgage loan
                                 seller, may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 its representations and warranties concerning
                                 that mortgage loan are materially breached or
                                 if there are material defects in the
                                 documentation for that mortgage loan. However,
                                 there can be no assurance that any of these
                                 entities will be in a financial position to
                                 effect a repurchase or substitution. The
                                 representations and warranties address certain
                                 characteristics of the mortgage loans and
                                 mortgaged properties as of the date of issuance
                                 of the certificates. They do not relieve you or
                                 the trust of the risk of defaults and losses on
                                 the mortgage loans.

                                      S-47

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES..................   The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than one- to
                                 four-family residential lending because, among
                                 other things, it typically involves larger
                                 loans.

                                 243 mortgage loans, representing 95.6% of the
                                 initial outstanding pool balance (which include
                                 192 mortgage loans in loan group 1,
                                 representing 100.0% of the initial outstanding
                                 loan group 1 balance, and 51 mortgage loans in
                                 loan group 2, representing 77.2% of the initial
                                 outstanding loan group 2 balance), were
                                 originated within 12 months prior to the
                                 cut-off date. Consequently, these mortgage
                                 loans do not have a long standing payment
                                 history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    the lack of operating history in the case
                                      of a newly built or renovated mortgaged
                                      property;

                                 o    changes or continued weakness in a
                                      specific industry segment that is
                                      important to the success of the related
                                      mortgaged real property;

                                      S-48

                                 o    if the mortgaged real property has uses
                                      subject to significant regulation, changes
                                      in applicable law;

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur; and

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants.

                                      S-49

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by those properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT............   26 mortgage loans, representing 4.4% of the
                                 initial outstanding pool balance (and 26
                                 mortgage loans in loan group 2, representing
                                 22.8% of the initial outstanding loan group 2
                                 balance), are not newly originated and have
                                 been outstanding for 12 or more months prior to
                                 the cut-off date. While seasoned mortgage loans
                                 generally have the benefit of established
                                 payment histories, there are a number of risks
                                 associated with seasoned mortgage loans that
                                 are not present, or present to a lesser degree,
                                 with more recently originated mortgage loans.
                                 For example,

                                 o    property values and the surrounding
                                      neighborhood may have changed since
                                      origination;

                                 o    origination standards at the time the
                                      mortgage loan was originated may have been
                                      different than current origination
                                      standards;

                                 o    the market for any related business may
                                      have changed from the time the mortgage
                                      loan was originated;

                                 o    the current financial performance of the
                                      related borrower, its business, or the
                                      related mortgaged property in general, may
                                      be different than at origination; and

                                 o    the environmental and engineering
                                      characteristics of the mortgaged property
                                      or improvements may have changed.

                                 Among other things, those factors make it
                                 difficult to estimate the current value of the
                                 related mortgaged property, and estimated
                                 values of mortgaged properties discussed in
                                 this prospectus supplement, to the extent based
                                 upon or extrapolated from general market data,
                                 may not be accurate in the case of particular
                                 mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS........................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      S-50

                                 a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, because the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY.......................   The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES..................   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. If this type of
                                 mortgaged property were liquidated and a lower
                                 liquidation

                                      S-51

                                 value were obtained, less funds would be
                                 available for distributions on your
                                 certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME..............   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES..................   A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. 30 of the mortgaged properties, securing
                                 7.0% of the initial outstanding pool balance
                                 (and securing 8.7% of the initial outstanding
                                 loan group 1 balance), are leased to single
                                 tenants, and with respect to 2 of those
                                 mortgaged properties, securing 0.4% of the
                                 initial outstanding pool balance (and securing
                                 0.5% of the initial outstanding loan group 1
                                 balance), the sole tenant is related to the
                                 borrower.

                                      S-52

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 In addition to tenant concentration, another
                                 factor that you should consider is that retail,
                                 industrial and office properties also may be
                                 adversely affected if there is a concentration
                                 of tenants in the same or similar business or
                                 industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES..........   If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING
MORTGAGED PROPERTIES..........   Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations. Certain tenants at the
                                 retail properties, including without
                                 limitation, anchor tenants, may have the right
                                 to terminate their leases if certain other
                                 tenants are not operating, or if their sales at
                                 the property do not reach a specified level.
                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash flow
                                 from the related mortgaged properties. 105 of
                                 the mortgaged properties, securing
                                 approximately 46.5% of the initial outstanding
                                 pool balance (excluding multifamily,
                                 manufactured housing, self storage, hospitality
                                 and certain other property types) (and
                                 representing 46.3% of the initial loan group 1
                                 balance), have reserves, as of the cut-off
                                 date, for tenant improvements and leasing
                                 commissions which may serve to defray those
                                 costs. There can be no

                                      S-53

                                 assurances, however, that the funds (if any)
                                 held in those reserves for tenant improvements
                                 and leasing commissions will be sufficient to
                                 cover the costs and expenses associated with
                                 tenant improvements or leasing commission
                                 obligations. In addition, if a tenant defaults
                                 in its obligations to a borrower, the borrower
                                 may incur substantial costs and experience
                                 significant delays associated with enforcing
                                 rights and protecting its investment, including
                                 costs incurred in renovating or reletting the
                                 property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES..................   The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the aggregate principal balance of all
                                      mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; related borrowers who have common
                                 general partners or common managing members
                                 could increase the risk that any financial
                                 setback or bankruptcy proceeding involving such
                                 partners could have an impact on the pool of
                                 mortgage loans, related borrowers who have
                                 common affiliated property managers could
                                 increase the risk that a financial setback or
                                 bankruptcy proceeding involving such property
                                 manager could have an impact on the pool of
                                 mortgage loans and the owner could attempt to
                                 avert foreclosure on one mortgaged real
                                 property by filing a bankruptcy petition that
                                 might have the effect of interrupting monthly
                                 payments for an indefinite period on all of the
                                 related mortgage loans.

                                 31 groups of mortgage loans are made to the
                                 same borrower or borrowers related through
                                 common ownership and where, in general, the
                                 related mortgaged properties are commonly
                                 managed. The related borrower concentrations of
                                 the three largest groups in the mortgage pool
                                 represent 2.4%, 1.4% and 1.3%, respectively, of
                                 the initial outstanding pool balance. The
                                 related borrower concentrations of the three
                                 largest groups exclusively in loan group 1
                                 represent 2.9%, 0.9% and 0.9%, respectively, of
                                 the initial outstanding loan group 1 balance.
                                 The related borrower concentrations of the
                                 three largest groups exclusively in loan group
                                 2 represent 7.3%, 6.8% and 4.8%, respectively,
                                 of the initial outstanding loan group 2
                                 balance. In addition, 2 groups of mortgage
                                 loans were made to the same borrower or
                                 borrowers that are affiliated with one another
                                 through partial or complete direct or indirect
                                 common ownership that have mortgage loans
                                 included in both loan group 1 and loan group 2
                                 and represent 0.9% of the initial outstanding
                                 pool balance. For additional information with
                                 respect to the loan groups described above, see
                                 Appendix II attached to this prospectus
                                 supplement.

                                      S-54

                                 The largest mortgage loan in the mortgage pool
                                 represents 9.2% of the initial outstanding pool
                                 balance. The second largest mortgage loan in
                                 the mortgage pool represents 8.2% of the
                                 initial outstanding pool balance. The third
                                 largest mortgage loan in the mortgage pool
                                 represents 4.3% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents less than 3.7% of the initial
                                 outstanding pool balance.

                                 The largest mortgage loan in loan group 1
                                 represents 11.4% of the initial outstanding
                                 loan group 1 balance. The second largest
                                 mortgage loan in loan group 1 represents 10.2%
                                 of the initial outstanding loan group 1
                                 balance. The third largest mortgage loan in
                                 loan group 1 represents 5.4% of the initial
                                 outstanding loan group 1 balance. Each of the
                                 other mortgage loans represents less than 4.6%
                                 of the initial outstanding loan group 1
                                 balance.

                                 The largest mortgage loan in loan group 2
                                 represents 9.2% of the initial outstanding loan
                                 group 2 balance. The second largest mortgage
                                 loan in loan group 2 represents 6.8% of the
                                 initial outstanding loan group 2 balance. The
                                 third largest mortgage loan in loan group 2
                                 represents 4.5% of the initial outstanding loan
                                 group 2 balance. Each of the other mortgage
                                 loans represents less than 3.8% of the initial
                                 outstanding loan group 2 balance.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES..................   A concentration of mortgage loans secured by
                                 the same property type can increase the risk
                                 that a decline in a particular industry will
                                 have a disproportionately large impact on the
                                 pool of mortgage loans or a particular loan
                                 group. The following property types represent
                                 the indicated percentage of the initial
                                 outstanding pool balance:

                                 o    office properties represent 28.0%;

                                 o    multifamily properties represent 22.1%;

                                 o    retail properties represent 21.1%;

                                 o    industrial properties represent 12.1%;

                                 o    hospitality properties represent 10.5%;

                                 o    mixed use properties represent 2.8%;

                                 o    self storage properties represent 2.2%;

                                 o    manufactured housing communities represent
                                      1.0%; and

                                 o    other properties represent 0.2%.

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

                                      S-55

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located throughout
                                 42 states and the District of Columbia (which
                                 include 38 states and the District of Columbia
                                 for loan group 1 and 30 states for loan group
                                 2). Mortgage loans representing 17.4%, 8.5%,
                                 8.3%, 7.0%, 6.3% and 5.6% of the initial
                                 outstanding pool balance are secured by
                                 mortgaged properties located in California,
                                 Massachusetts, Florida, Illinois, Pennsylvania
                                 and Virginia, respectively, and concentrations
                                 of mortgaged properties, in each case, securing
                                 no more than 4.7% of the initial outstanding
                                 pool balance, also exist in several other
                                 states. Mortgaged properties located in
                                 California may be more susceptible to some
                                 types of special hazards that may not be
                                 covered by insurance (such as earthquakes) than
                                 properties located in other parts of the
                                 country. If a borrower does not have insurance
                                 against those risks and a severe casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan. The mortgage loans
                                 generally do not require any borrowers to
                                 maintain earthquake insurance.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES....   74 of the mortgaged properties securing 21.1%
                                 of the initial outstanding pool balance
                                 (representing 26.2% of the initial outstanding
                                 loan group 1 balance), are retail properties.
                                 The quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline or if the closure of
                                 one store gives rise to lease provisions
                                 permitting the closure of another store.
                                 Additional factors that can affect the success
                                 of a retail property include that certain
                                 tenants may have rights to terminate their
                                 leases, the location of the subject property
                                 and the physical condition and amenities of the
                                 subject property in relation to competing
                                 buildings.

                                      S-56

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. 38 of the mortgaged
                                 properties, securing 16.3% of the initial
                                 outstanding pool balance (representing 20.2% of
                                 the initial outstanding loan group 1 balance),
                                 are properties considered by the applicable
                                 mortgage loan seller to be occupied by, leased
                                 to or adjacent to one or more anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or the
                                      parent company thereof; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales, or
                                 terminate their leases if certain anchor stores
                                 and/or major tenants are either not operated or
                                 fail to meet certain business objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet
                                 websites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES....   53 of the mortgaged properties, securing
                                 mortgage loans representing 28.0% of the
                                 initial outstanding pool balance (and
                                 representing 34.8% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                      S-57

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology and internet companies
                                      that have experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    adverse changes in population, employment
                                      growth and patterns of telecommuting and
                                      sharing office spaces;

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the availability of parking;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are 6 medical office properties, which
                                 secure approximately 1.5% of the initial
                                 outstanding pool balance (representing 1.8% of
                                 the initial outstanding loan group 1 balance).
                                 The performance of a medical office property
                                 may depend on the proximity of that property to
                                 a hospital or other health care establishment
                                 and on reimbursements for patient fees from
                                 private or government-sponsored insurance
                                 companies. The sudden closure of a nearby
                                 hospital may adversely affect the value of a
                                 medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non payment to delays in payment) from those
                                 insurers could adversely impact cash flow at
                                 the applicable mortgaged properties. Moreover,
                                 medical office properties appeal to a narrow
                                 market of tenants and the value of a medical
                                 office property may be adversely affected by
                                 the availability of competing medical office
                                 properties.

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES....................   87 of the mortgaged properties, securing
                                 mortgage loans representing 22.1% of the
                                 initial outstanding pool balance (which include
                                 3 mortgage loans in loan group 1, representing
                                 4.7% of the initial outstanding loan group 1
                                 balance, and 72 mortgage loans in loan group

                                      S-58

                                 2, representing 94.4% of the initial
                                 outstanding loan group 2 balance), are
                                 multifamily properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    distance from employment centers and
                                      shopping areas;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      income and economic conditions (which may
                                      encourage tenants to purchase rather than
                                      rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business) and requirements that tenants
                                      meet certain criteria (such as age
                                      restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the
                                 landlord/tenant relationship, certain counties
                                 and municipalities impose rent control on
                                 apartment buildings. These ordinances may limit
                                 rent increases to fixed percentages, to
                                 percentages of increases in the consumer price
                                 index, to increases set or approved by a
                                 governmental agency, or to increases determined
                                 through mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such

                                      S-59

                                 borrower's ability to repay its multifamily
                                 loan from its net operating income or the
                                 proceeds of a sale or refinancing of the
                                 related multifamily property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. The
                                 limitations and restrictions imposed by these
                                 programs could result in losses on the mortgage
                                 loans. In addition, in the event that the
                                 program is cancelled, it could result in less
                                 income for the project. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense;

                                 o    covenants that require a minimum number or
                                      percentage of units be rented to tenants
                                      who have incomes that are substantially
                                      lower than median incomes in the
                                      applicable area or region; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 In addition, multifamily rental properties and
                                 manufactured housing properties are part of a
                                 market that, in general, is characterized by
                                 low barriers to entry. Thus, a particular
                                 multifamily rental/manufactured housing
                                 property market with historically low vacancies
                                 could experience substantial new construction
                                 and a resultant oversupply of rental units
                                 within a relatively short period of time.
                                 Because leases with respect to a multifamily
                                 rental/manufactured housing property are
                                 typically leased on a short-term basis, the
                                 tenants residing at a particular property may
                                 easily move to alternative multifamily
                                 rental/manufactured housing properties with
                                 more desirable amenities or locations or to
                                 single family housing.

                                 Some of the mortgaged real properties have
                                 tenants that rely on rent subsidies under
                                 various government funded programs, including
                                 the Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department Housing and Urban Development. With
                                 respect to certain of the mortgage loans, the
                                 borrower may receive subsidies or other
                                 assistance from government programs. The
                                 related mortgage loan seller may have
                                 underwritten the related mortgage loan on the
                                 assumption that such assistance will continue.
                                 Loss of any applicable assistance could have an
                                 adverse effect on the ability of the related
                                 borrower to make timely payments of debt
                                 service. In addition,

                                      S-60

                                 the restrictions described above relating to
                                 the use of the related mortgaged real property
                                 could reduce the market value of the related
                                 mortgaged real property.

                                 Generally, the mortgaged real property must
                                 satisfy certain requirements, the borrower must
                                 observe certain leasing practices and/or the
                                 tenant(s) must regularly meet certain income
                                 requirements or the mortgaged property must
                                 have certain other characteristics consistent
                                 with government policy related the applicable
                                 program. There is no assurance that such
                                 programs will be continued in their present
                                 form, that the borrower will continue to comply
                                 with the requirements of the programs to enable
                                 the borrower to receive the subsidies in the
                                 future, that the investors in such borrower
                                 will continue to receive the related tax
                                 benefit or that the level of assistance
                                 provided will be sufficient to generate enough
                                 revenues for the related borrower to meet its
                                 obligations under the related mortgage loans.

                                 In addition, under the Federal Fair Housing
                                 Act, analogous statutes in some states and
                                 regulations and guidelines issued pursuant to
                                 those laws, any and all otherwise-available
                                 units in a multifamily apartment building must
                                 be made available to any disabled person who
                                 meets the financial criteria generally applied
                                 by the landlord, including implementing
                                 alterations and accommodations in certain
                                 circumstances. The costs of this compliance may
                                 be high and the penalties for noncompliance may
                                 be severe. Thus, these fair housing statutes,
                                 regulations and guidelines present a risk of
                                 increased operating costs to the borrowers
                                 under the pooled mortgage loans secured by
                                 multifamily apartment buildings, which may
                                 reduce (perhaps significantly) amounts
                                 available for payment on the related pooled
                                 mortgage loan.

CONDOMINIUM OWNERSHIP MAY
LIMIT USE AND IMPROVEMENTS....   Certain of the mortgage loans that we intend to
                                 include in the issuing entity are secured by a
                                 mortgaged real property that consists of the
                                 related borrower's interest in condominium
                                 interests in buildings and/or other
                                 improvements, the related percentage interests
                                 in the common areas and the related voting
                                 rights in the condominium association. Such
                                 interests may in some cases constitute less
                                 than a majority of such voting rights. In the
                                 case of condominiums, a board of managers
                                 generally has discretion to make decisions
                                 affecting the condominium building and there
                                 may be no assurance that the borrower under a
                                 mortgage loan secured by one or more interests
                                 in that condominium will have any control over
                                 decisions made by the related board of
                                 managers. Thus, decisions made by that board of
                                 managers, including regarding assessments to be
                                 paid by the unit owners, insurance to be
                                 maintained on the condominium building and many
                                 other decisions affecting the maintenance,
                                 repair and, in the event of a casualty or
                                 condemnation, restoration of that building, may
                                 have a significant impact on the mortgage loans
                                 in the issuing entity that are secured by
                                 mortgaged real properties consisting of such
                                 condominium interests. There can be no
                                 assurance that the related board of managers
                                 will always act in the best interests of the
                                 borrower under those mortgage loans. Further,
                                 due to the nature of condominiums, a default
                                 under the related mortgage loan will not allow
                                 the applicable special servicer the same
                                 flexibility in realizing on the collateral as
                                 is generally available with respect to
                                 properties that are not condominiums. For
                                 example, a mortgaged real property may not be
                                 readily convertible due to

                                      S-61

                                 restrictive covenants applicable to a mortgaged
                                 real property subject to a condominium regime.
                                 The rights of other unit owners, the documents
                                 governing the management of the condominium
                                 units and the state and local laws applicable
                                 to condominium units must be considered.
                                 Certain transfers of condominium units may
                                 require filings with state agencies or other
                                 governmental authorities. In addition, in the
                                 event of a casualty with respect to such a
                                 mortgaged real property, due to the possible
                                 existence of multiple loss payees on any
                                 insurance policy covering that mortgaged real
                                 property, there could be a delay in the
                                 allocation of related insurance proceeds if
                                 any. Consequently, servicing and realizing upon
                                 the collateral described above could subject
                                 the certificateholders to a greater delay,
                                 expense and risk than with respect to a
                                 mortgage loan secured by a property that is not
                                 a condominium.

INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL
PROPERTIES....................   40 of the mortgaged properties, securing
                                 mortgage loans representing 12.1% of the
                                 initial outstanding pool balance (and
                                 representing 15.0% of the initial outstanding
                                 loan group 1 balance), are industrial
                                 properties. Various factors may adversely
                                 affect the economic performance of these
                                 industrial properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    quality of tenant;

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    expense to convert a previously adapted
                                      space to other use;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

                                      S-62

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES..........   7 mortgaged properties, securing mortgage loans
                                 representing 1.0% of the initial outstanding
                                 pool balance (which includes 3 properties,
                                 representing 0.3% of the initial outstanding
                                 loan group 1 balance, and 4 mortgaged
                                 properties in loan group 2 representing 4.3% of
                                 the initial outstanding loan group 2 balance),
                                 are manufactured housing community properties.
                                 Various factors may adversely affect the
                                 economic performance of manufactured housing
                                 community properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                 o    the quality of management;

                                 o    the availability of public water and sewer
                                      facilities, or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES....................   24 of the mortgaged properties, securing
                                 mortgage loans representing 10.5% of the
                                 initial outstanding pool balance (and
                                 representing 13.0% of the initial outstanding
                                 loan group 1 balance), are hospitality
                                 properties. Various factors may adversely
                                 affect the economic performance of a
                                 hospitality property, including:

                                 o    location of property and proximity of a
                                      hotel property to major population centers
                                      or attractions;

                                      S-63

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international, which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    limited service hospitality properties
                                      have lower barriers to entry than other
                                      types of hospitality properties, and over
                                      building could occur;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, natural disasters, bad weather,
                                      relocation of highways or the construction
                                      of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 A hotel's ability to attract customers and/or a
                                 portion of its revenues may depend on its
                                 having a liquor license. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of those liquor
                                 licenses to any other person. In the event of a
                                 foreclosure of a hotel property with a liquor
                                 license, the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark; and

                                 o    the duration of the franchise licensing
                                      agreement or management agreement.

                                      S-64

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   4 of the mortgaged properties, securing
                                 mortgage loans representing 0.9% of the initial
                                 outstanding pool balance (which include 4
                                 mortgaged properties in loan group 1, securing
                                 mortgage loans representing 1.1% of the initial
                                 outstanding loan group 1 balance), are subject
                                 to a first mortgage lien on a leasehold
                                 interest under a ground lease. In addition, 313
                                 of the mortgaged properties securing 265
                                 mortgage loans representing 99.1% of the
                                 initial outstanding pool balance (and
                                 representing 98.9% of the initial outstanding
                                 loan group 1 balance, and 100.0% of loan group
                                 2), are secured by a first mortgage lien on a
                                 fee interest in a portion of the mortgaged
                                 property and a leasehold interest in the
                                 remainder of the mortgaged property. In
                                 circumstances where both the fee and leasehold
                                 interest in the entire mortgaged property are
                                 encumbered, we have treated that as simply an
                                 encumbered fee interest. However, a ground
                                 lessor's execution of a mortgage over its fee
                                 interest to secure the ground lessee's debt may
                                 be subject to challenge as a fraudulent
                                 conveyance. Among other things, a legal
                                 challenge to the granting of such lien may
                                 focus on the benefit realized by the ground
                                 lessor from the related mortgage loan. If a
                                 court concluded that the ground lessor's
                                 granting of the mortgage was an avoidable
                                 fraudulent conveyance, it might take actions
                                 detrimental to the holders of the offered
                                 certificates, including, under certain
                                 circumstances, invalidating the mortgage over
                                 the ground lessor's fee interest.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease or ancillary agreement
                                 requires the lessor to give the lender notice
                                 of the borrower's defaults under the ground
                                 lease and an opportunity to cure them, permits
                                 the leasehold interest to be assigned to the
                                 lender or the purchaser at a foreclosure sale,
                                 in some cases only upon the consent of the
                                 lessor, and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for

                                      S-65

                                 the term of the lease (including renewals). If
                                 a debtor lessee/borrower rejects any or all of
                                 the lease, the leasehold lender could succeed
                                 to the lessee/borrower's position under the
                                 lease only if the lessor specifically grants
                                 the lender that right. If both the lessor and
                                 the lessee/borrowers are involved in bankruptcy
                                 proceedings, the trustee may be unable to
                                 enforce the bankrupt lessee/borrower's right to
                                 refuse to treat a ground lease rejected by a
                                 bankrupt lessor as terminated. In those
                                 circumstances, a lease could be terminated
                                 notwithstanding lender protection provisions
                                 contained therein or in the mortgage.

                                 In a recent decision by the United States Court
                                 of Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable thereunder increases during the
                                 term of the lease. These increases may
                                 adversely affect the cash flow and net income
                                 of the borrower from the mortgaged property.

TENANCIES IN COMMON MAY
HINDER RECOVERY...............   Borrowers under 25 mortgage loans, representing
                                 13.9% of the initial outstanding pool balance
                                 (which include Mortgage Loan Nos. 30, 32, 38,
                                 39, 40, 52-57, 61, 63, 65, 68, 74, 75, 78, 80,
                                 82, 150, 158, 160, 173, 184, 202, 246, 256, 296
                                 and 301), own the related mortgaged property as
                                 tenants-in-common. In general, with respect to
                                 a tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if a tenant-in-common desires
                                 to sell its interest in the property (and is
                                 unable to find a buyer or otherwise needs to
                                 force a partition) the tenant-in-common has the
                                 ability to request that a court order a sale of
                                 the property and distribute the proceeds to
                                 each tenant-in-common proportionally.

                                      S-66

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR
CERTIFICATES..................   Certain tenants at some of the mortgaged
                                 properties may have been, may currently be or
                                 may in the future become a party to a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of 1 year, or
                                 15%, not to exceed 3 years, of the remaining
                                 term of the lease. The actual amount of the
                                 recovery could be less than the amount of the
                                 claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                      S-67

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   In general, in connection with the origination
                                 of the mortgage loans, environmental site
                                 assessments were prepared for the related
                                 mortgaged properties. In all cases where such
                                 environmental site assessments were prepared,
                                 the minimum standard required for such
                                 environmental site assessments was generally a
                                 Phase I type of environmental site assessment.
                                 Phase I environmental site assessments
                                 generally include a site inspection, interview
                                 of knowledgeable persons, review of certain
                                 records and government databases, and
                                 preparation of a report by an environmental
                                 professional, but do not usually include
                                 sampling and laboratory analysis.

                                 With respect to the mortgaged properties for
                                 which environmental site assessments (or
                                 updates of previous assessments), were prepared
                                 on or after May 10, 2005 (which were prepared
                                 for each mortgaged property in the trust), the
                                 related mortgage loan seller will represent to
                                 us that, as of the cut-off date and subject to
                                 certain specified exceptions, it has no
                                 knowledge of any material and adverse
                                 environmental condition or circumstance
                                 affecting the applicable mortgaged property
                                 that was not disclosed in the assessment.

                                 The environmental assessments generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered materially
                                 adverse to the interests of the holders of the
                                 certificates and the value of the mortgage
                                 loan; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 establish a reserve fund at the origination of
                                 the mortgage loan, provide additional security
                                 such as letters of credit or stand-alone
                                 secured creditor impaired property policies,
                                 and/or take other actions necessary to address
                                 such adverse conditions. For instance, initial
                                 testing of a sampling of units on some of the
                                 mortgaged properties subject to the mortgage
                                 loans in the trust sold to the depositor by
                                 Massachusetts Life Insurance Company indicated
                                 radon gas level results above the Environmental
                                 Protection Agency's published guidelines at a
                                 portion of the units tested. Follow up by the
                                 borrowers has been requested, including
                                 re-testing of the affected units. We cannot
                                 assure you, however, that any environmental
                                 assessments revealed or accurately quantified
                                 all existing or potential environmental risks
                                 or that all adverse environmental conditions
                                 have been completely abated or remediated or
                                 that any reserves, insurance or operations and

                                      S-68

                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that: (i) future
                                 laws, ordinances or regulations will not impose
                                 any material environmental liability; or (ii)
                                 the current environmental condition of the
                                 mortgaged properties will not be adversely
                                 affected by tenants or by the condition of land
                                 or operations in the vicinity of the mortgaged
                                 properties (such as any leaking underground
                                 storage tanks).

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans were previously
                                 operated as or are located near other
                                 properties currently or previously operated as
                                 on-site dry-cleaners or gasoline stations. Both
                                 types of operations involve the use and storage
                                 of hazardous materials, leading to an increased
                                 risk of liability to the tenant, the landowner
                                 and, under certain circumstances, a lender
                                 (such as the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous materials from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although, in general, the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no set of generally
                                 accepted standards for the assessment of mold
                                 currently in place. Problems associated with
                                 mold could result in the interruption of cash
                                 flow, remediation expenses and litigation which
                                 could adversely impact collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to the certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS..........................   268 of the mortgage loans (including
                                 hyperamortizing mortgage loans), representing
                                 99.9% of the initial outstanding pool balance
                                 (which include 192 mortgage loans in loan group
                                 1, representing 100.0% of the

                                      S-69

                                 initial outstanding loan group 1 balance, and
                                 76 mortgage loans in loan group 2, representing
                                 99.5% of the initial outstanding loan group 2
                                 balance), are balloon loans. For purposes of
                                 this prospectus supplement, we consider a
                                 mortgage loan to be a "balloon loan" if its
                                 principal balance is not scheduled to be fully
                                 or substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a hyperamortizing loan) or maturity
                                 date. We cannot assure you that each borrower
                                 will have the ability to repay the principal
                                 balance outstanding on the pertinent date,
                                 especially under a scenario where interest
                                 rates have increased from the historically low
                                 interest rates in effect at the time that most
                                 of the mortgage loans were originated. Balloon
                                 loans involve greater risk than fully
                                 amortizing loans because the borrower's ability
                                 to repay the loan on its anticipated repayment
                                 date or maturity date typically will depend
                                 upon its ability either to refinance the loan
                                 or to sell the mortgaged property at a price
                                 sufficient to permit repayment. A borrower's
                                 ability to achieve either of these goals will
                                 be affected by a number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 None of the mortgage loan sellers or their
                                 respective affiliates are under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES..................   Except as set forth below, each of the mortgage
                                 loan sellers will represent that, to its
                                 knowledge, none of the other mortgaged
                                 properties secure any loans that are
                                 subordinate to the related mortgage loan unless
                                 those other loans are included in the trust.
                                 However, the mortgage loan sellers generally
                                 have not obtained updated title reports or
                                 otherwise taken steps to confirm that no
                                 additional secured subordinate financing
                                 exists.

                                 The mortgaged property securing Mortgage Loan
                                 No. 25, Natick Mall, representing 8.2% of the
                                 initial outstanding pool balance, also secures
                                 a subordinate B note and a subordinate C note
                                 that are not included in the trust. See
                                 "Description of the Mortgage Pool--The Natick
                                 Mall Mortgage Loan" in this prospectus
                                 supplement.

                                      S-70

                                 The mortgaged property securing Mortgage Loan
                                 No. 197, Jones Road Shopping Center,
                                 representing 0.2% of the initial outstanding
                                 pool balance, also secure a subordinate B note
                                 that is not included in the trust. See
                                 "Description of the Mortgage Pool--The Jones
                                 Road Shopping Center Mortgage Loan" in this
                                 prospectus supplement.

                                 The mortgaged property securing Mortgage Loan
                                 No. 105, Harbor Pointe, Mortgage Loan No. 108,
                                 Creekwood Landing, Mortgage Loan No. 116,
                                 Colony Oaks by the Bay Apartments, Mortgage
                                 Loan No. 158, Arizona Commons II, Mortgage Loan
                                 No. 176, Leisure Village MHC, and Mortgage Loan
                                 No. 297, Huntingdon Plaza Shopping Center,
                                 which represent, in the aggregate, 1.4% of the
                                 outstanding pool balance, also each secure a
                                 subordinate B note that is not included in the
                                 trust. See "Description of the Mortgage
                                 Pool--The LaSalle Senior Mortgage Loans" in
                                 this prospectus supplement. The mortgaged
                                 properties securing Mortgage Loan No. 105, 108
                                 and 116, which represent, in the aggregate,
                                 0.9% of the outstanding pool balance, also have
                                 mezzanine debt in place. See "Description of
                                 the Mortgage Pool--The LaSalle Senior Mortgage
                                 Loans" in this prospectus supplement.

                                 The borrowers under 2 of the mortgage loans
                                 that are secured by low income multifamily
                                 housing, representing 0.5% of the initial
                                 outstanding pool balance (and representing 2.4%
                                 of the initial outstanding loan group 2
                                 balance), have incurred a limited amount of
                                 indebtedness from local housing administration
                                 agencies or social welfare organizations, and
                                 that indebtedness is secured by the related
                                 mortgaged property. Each of such indebtedness
                                 is subordinate to the related mortgage loan
                                 either by its terms or by a subordination
                                 agreement.

                                 The mortgaged property securing the North Oaks
                                 Apartments (identified in Appendix II to this
                                 prospectus supplement as Mortgage Loan No.
                                 115), representing 0.3% of the Initial Pool
                                 Balance, currently secures two municipal bonds.

                                 The borrower under Mortgage Loan No. 162,
                                 Stoneybrook Apartments, representing 0.2% of
                                 the initial outstanding pool balance,
                                 representing 1.0% of the initial outstanding
                                 loan group 2 balance, has incurred a limited
                                 amount of indebtedness from a local
                                 redevelopment agency, and that indebtedness is
                                 secured by the related mortgaged property. Such
                                 indebtedness is subordinate to the related
                                 mortgaged loan by the terms of a subordination
                                 agreement.

                                 In general, the mortgage loans permit or do not
                                 prohibit additional financing that is not
                                 secured by the mortgaged property, including,
                                 but not limited to, trade payables and
                                 indebtedness secured by equipment or other
                                 personal property located at the mortgaged
                                 property and/or permit or do not prohibit the
                                 owners or the constituent members of the
                                 borrower to incur indebtedness, including
                                 financings secured by a pledge of their
                                 interests in the borrower. In general,
                                 borrowers that have not agreed to certain
                                 special purpose covenants in the related
                                 mortgage loan documents may be permitted to
                                 incur additional financing that is not secured
                                 by the mortgaged property. The organizational
                                 documents for the borrowers under certain
                                 mortgage loans in the trust (including all of
                                 the mortgage loans in the trust sold to

                                      S-71

                                 the depositor by Massachusetts Mutual Life
                                 Insurance Company) do not require the borrowers
                                 to be special purpose entities.

                                 In addition to the 3 mortgage loans mentioned
                                 above which have both additional secured debt
                                 and mezzanine debt in place, 2 mortgage loans,
                                 representing 4.3% of the initial outstanding
                                 pool balance and representing 5.3% of the
                                 initial outstanding loan group 1 balance, have
                                 mezzanine debt currently in place.

                                 23 mortgage loans, representing 26.8% of the
                                 initial outstanding pool balance (which include
                                 19 mortgage loans in loan group 1, representing
                                 31.2% of the initial outstanding loan group 1
                                 balance, and 4 mortgage loans in loan group 2,
                                 representing 8.6% of the initial outstanding
                                 loan group 2 balance), permit future mezzanine
                                 debt to be incurred upon the satisfaction of
                                 certain conditions.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. The specific rights of the
                                 related subordinate or mezzanine lender with
                                 respect to any future subordinate or mezzanine
                                 debt will be specified in the related
                                 intercreditor agreement and may include rights
                                 substantially similar to the cure and
                                 repurchase rights described in the preceding
                                 sentence. Such purchase price generally does
                                 not include a yield maintenance premium or
                                 prepayment premium. Accordingly, such purchase
                                 (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance premium or prepayment
                                 premium.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II.

                                 No representation is made as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in those
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 When a borrower, or its equity owners, also has
                                 one or more other outstanding loans, even if
                                 the loans are subordinated or are mezzanine
                                 loans not directly secured by the mortgaged
                                 property, the trust is subjected to additional
                                 risks. For example, the borrower may have
                                 difficulty servicing and repaying multiple
                                 loans. Also, the existence of

                                      S-72

                                 another loan generally will make it more
                                 difficult for the borrower to obtain
                                 refinancing of the mortgage loan and may thus
                                 jeopardize the borrower's ability to repay any
                                 balloon payment due under the mortgage loan at
                                 maturity. Moreover, the need to service
                                 additional debt may reduce the cash flow
                                 available to the borrower to operate and
                                 maintain the mortgaged property.

                                 Additionally, if the borrower, or its equity
                                 owners, are obligated to another lender,
                                 actions taken by other lenders could impair the
                                 security available to the trust. If the other
                                 lender files an involuntary bankruptcy petition
                                 against the borrower, or the borrower files a
                                 voluntary bankruptcy petition to stay
                                 enforcement by that lender, the trust's ability
                                 to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of the other lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the federal bankruptcy code. This holding,
                                 which at least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN.........   Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay a sale of real property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, if a court determines that
                                 the value of the mortgaged property is less
                                 than the principal balance of the mortgage loan
                                 it secures, the court may reduce the amount of
                                 secured indebtedness to the then-current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the

                                      S-73

                                 difference between the then-current value and
                                 the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as debtor in
                                 possession, has special powers to avoid,
                                 subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

                                 In addition, certain of the mortgage loans have
                                 sponsors or borrowers that have previously
                                 filed bankruptcy, which in some cases may have
                                 involved the same property which currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors or borrowers will not be more
                                 likely than other sponsors to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY
ORIGINATED FOR
SECURITIZATION................   Certain of the mortgage loans were not
                                 originated specifically for securitization, and
                                 generally those mortgage loans lack many
                                 provisions which are customary in mortgage
                                 loans intended for securitization. Generally,
                                 the borrowers with respect to these mortgage
                                 loans are not required to make payments to
                                 lockboxes or to maintain reserves for certain
                                 expenses, such as taxes, insurance premiums,

                                      S-74

                                 capital expenditures, tenant improvements and
                                 leasing commissions, and the lenders under
                                 these mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers (including, but not limited to,
                                 the borrowers with respect to all but two of
                                 the mortgage loans sold to the depositor by
                                 Massachusetts Mutual Life Insurance Company)
                                 are not special purpose entities. The loan
                                 documents and organizational documents of these
                                 borrowers that are not special purpose entities
                                 generally do not limit the purpose of the
                                 borrowers to owning the mortgaged properties
                                 and do not contain the representations,
                                 warranties and covenants customarily employed
                                 to ensure that a borrower is a special purpose
                                 entity (such as limitations on indebtedness,
                                 affiliate transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the applicable
                                 borrower. One of the purposes of an independent
                                 director is to avoid a bankruptcy petition
                                 filing that is intended solely to benefit a
                                 borrower's affiliate and is not justified by
                                 the borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT.........   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                      S-75

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE................   Provisions prohibiting prepayment during a
                                 lockout period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment premiums or
                                 yield maintenance charges also may be
                                 interpreted as constituting the collection of
                                 interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part. Also, we cannot assure you that
                                 foreclosure proceeds will be sufficient to pay
                                 an enforceable prepayment premium or yield
                                 maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 those collateral substitution provisions might
                                 be deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert those funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED
AND THE BENEFITS OF THESE
PROVISIONS MAY OTHERWISE BE
LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   The mortgage pool includes 6 groups of mortgage
                                 loans, representing 2.6% of the initial
                                 outstanding pool balance (which include 3
                                 groups of

                                      S-76

                                 mortgage loans in loan group 1, representing
                                 1.1% of the initial outstanding loan group 1
                                 balance, and 3 groups of mortgage loans in loan
                                 group 2, representing 8.9% of the initial
                                 outstanding loan group 2 balance), under which
                                 an aggregate amount of indebtedness is
                                 evidenced by multiple obligations that are
                                 cross-defaulted and cross-collateralized among
                                 multiple mortgaged properties.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to this
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                      S-77

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any such
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES..........   Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan sellers took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with, or were legally
                                 existing non-conforming uses or structures
                                 under, all applicable zoning, land-use and
                                 building ordinances, rules, regulations, and
                                 orders. Evidence of this compliance may be in
                                 the form of legal opinions, confirmations from
                                 government officials, title policy
                                 endorsements, appraisals, zoning consultants'
                                 reports and/or representations by the related
                                 borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations and certain mortgaged
                                 properties that were in compliance may not
                                 remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage

                                      S-78

                                 loan sellers generally do not consider those
                                 defects known to them to be material or have
                                 obtained policy endorsements and/or law and
                                 ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after those mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or changes in zoning or other
                                 regulations, then the borrower might experience
                                 cash flow delays and shortfalls or be subject
                                 to penalties that would reduce or delay the
                                 amount of proceeds available for distributions
                                 on your certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT....................   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. It is impossible to predict
                                 whether, or the extent to which, future
                                 terrorist activities may occur in the United
                                 States.

                                 The United States military currently occupies
                                 Iraq and maintains a presence in Afghanistan,
                                 which may prompt further terrorist attacks
                                 against the United States.

                                      S-79

                                 It is uncertain what effects the U.S. military
                                 occupation of Iraq, any future terrorist
                                 activities in the United States or abroad
                                 and/or any consequent actions on the part of
                                 the United States Government and others,
                                 including military action, could have on
                                 general economic conditions, real estate
                                 markets, particular business segments
                                 (including those that are important to the
                                 performance of commercial and multifamily
                                 mortgage loans) and/or insurance costs and the
                                 availability of insurance coverage for
                                 terrorist acts. Among other things, reduced
                                 investor confidence could result in substantial
                                 volatility in securities markets and a decline
                                 in real estate-related investments. In
                                 addition, reduced consumer confidence, as well
                                 as a heightened concern for personal safety,
                                 could result in a material decline in personal
                                 spending and travel.

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 those risks. If a borrower does not have
                                 insurance against those risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect the reconstruction
                                 or major repairs or may materially increase the
                                 cost thereof.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans, which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans, have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares in the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which

                                      S-80

                                 extended the duration of the Terrorism
                                 Insurance Program until December 31, 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and, through
                                 December 31, 2007, will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that resulted in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation is paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet that threshold (which coverage
                                 may not be required by the respective loan
                                 documents and may not otherwise be obtainable),
                                 such events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation equals 90% (or,
                                 in 2007, 85%) of that portion of insured losses
                                 that exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion (and
                                 the insurers will not be liable for any amount
                                 that exceeds this cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 commercial mortgage loans may result. In
                                 addition, the failure to maintain that
                                 insurance may constitute a default under a
                                 commercial mortgage loan, which could result in
                                 the acceleration and foreclosure of that
                                 commercial mortgage loan. Alternatively, the
                                 increased costs of maintaining such insurance
                                 could have an adverse effect on the financial
                                 condition of the mortgage loan borrowers.

                                 Certain of the mortgage loans may be secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE.....................   The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of

                                      S-81

                                 each related mortgaged property and the
                                 outstanding principal balance of the mortgage
                                 loan or (B) the related borrower will maintain
                                 such insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 this requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward
                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that those policies
                                 are drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under those policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY......................   Licensed engineers generally inspected the
                                 mortgaged properties and prepared engineering
                                 reports in connection with the origination,
                                 acquisition or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements.

                                 With respect to the mortgaged properties for
                                 which engineering reports were prepared on or
                                 after November 10, 2005, relating to each
                                 mortgaged property, the related mortgage loan
                                 seller will represent to us that, except as
                                 disclosed in the related report and subject to
                                 certain specified exceptions, each mortgaged
                                 property, to the applicable mortgage loan
                                 seller's knowledge, is free and clear of any
                                 damage (or adequate reserves have been
                                 established) that would materially and
                                 adversely affect its value as security for the
                                 related mortgage loan.

                                 We cannot assure you that all conditions
                                 requiring repair or replacement were
                                 identified. In those cases where a material and
                                 adverse condition was identified, that
                                 condition generally has been or is required to
                                 be remedied to the related mortgage loan
                                 seller's

                                      S-82

                                 satisfaction or funds as deemed necessary by
                                 the applicable mortgage loan seller, or the
                                 related engineering consultant, have been
                                 reserved to remedy the material and adverse
                                 condition or other resources for those repairs
                                 were available at origination. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES...   In general, in connection with the origination
                                 or sale to us of each of the mortgage loans,
                                 the related mortgaged property was appraised.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. There is no
                                 assurance that the appraisal values indicated
                                 accurately reflect past, present or future
                                 market values of the mortgaged properties.

                                 Except as set forth below, for each of the
                                 mortgaged properties, the loan-to-value ratio
                                 was calculated according to the methodology
                                 described in this prospectus supplement based
                                 on an estimate of value from a third-party
                                 appraisal, which was generally conducted on or
                                 after June 1, 2005. In connection with the
                                 mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company,
                                 the mortgage loan seller arrived at the
                                 valuations of the mortgaged properties by
                                 applying a capitalization rate chosen from a
                                 range set forth in third party market studies
                                 to underwritten net operating income and adding
                                 in the remaining value of the outstanding tax
                                 credits.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order (it being
                                 understood that realized losses will be
                                 allocated first, to the Class A-J Certificates
                                 and then, to the Class A-M Certificates and
                                 Class A-MFL Regular Interest (and
                                 correspondingly, the Class A-MFL
                                 Certificates)), with those classes generally
                                 not being entitled to receive principal until
                                 the preceding class or classes entitled to
                                 receive principal have been retired.

                                      S-83

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES..................   As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (it being understood that
                                 such rights of the holders of the Class A-J
                                 Certificates will be subordinated to the rights
                                 of the holders of the Class A-M Certificates
                                 and the Class A-MFL Regular Interest (and
                                 correspondingly, the Class A-MFL
                                 Certificates)). Losses on the mortgage loans
                                 will be allocated to the Class S, Class Q,
                                 Class P, Class O, Class N, Class M, Class L,
                                 Class K, Class J, Class H, Class G, Class F,
                                 Class E, Class D, Class C, Class B and Class
                                 A-J and pro rata between the Class A-M
                                 Certificates and the Class A-MFL Regular
                                 Interest (and correspondingly, the Class A-MFL
                                 Certificates), in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-1A, Class
                                 A-2, Class A-NM, Class A-3, Class A-AB and
                                 Class A-4 Certificates, pro rata, and, solely
                                 with respect to losses of interest, to the
                                 Class X-1, Class X-2 and Class X-W
                                 Certificates, in proportion to the amount of
                                 interest or principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. The independent
                                 contractor would only be permitted to renovate
                                 or perform construction work on a foreclosed
                                 mortgaged property if such construction was at
                                 least 10% completed when default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from operations other than
                                 qualifying "rents from real property," or any
                                 rental income based on the net profits of a
                                 tenant or a sub-tenant or allocable to a
                                 non-customary service, will subject the trust
                                 to a federal tax on such income at the highest
                                 marginal corporate tax rate, which is currently
                                 35%, and, in addition, possible state or local
                                 tax. In this event, the net proceeds available
                                 for distribution on your certificates will be
                                 reduced. The special servicer may permit the
                                 trust to earn such above described "net income
                                 from foreclosure property" but only if it
                                 determines that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 with respect to the offered certificates.

                                      S-84

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES..................   Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the applicable master servicer or
                                 special servicer may be required to foreclose
                                 first on mortgaged properties located in states
                                 where these "one action" rules apply (and where
                                 non-judicial foreclosure is permitted) before
                                 foreclosing on properties located in states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure. As a result,
                                 the ability to realize upon the mortgage loans
                                 may be significantly delayed and otherwise
                                 limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES..........   31 groups of mortgage loans were made to the
                                 same borrower or to borrowers that are
                                 affiliated with one another through partial or
                                 complete direct or indirect common ownership
                                 (which include 16 groups of mortgage loans
                                 exclusively in loan group 1 and 13 groups of
                                 mortgage loans exclusively in loan group 2; of
                                 these 29 groups, the 3 largest groups represent
                                 2.4%, 1.4% and 1.3%, respectively, of the
                                 initial outstanding pool balance). The related
                                 borrower concentrations of the 3 largest groups
                                 exclusively in loan group 1 represent 2.9%,
                                 0.9% and 0.9%, respectively, of the initial
                                 outstanding loan group 1 balance, and the three
                                 largest groups of mortgage loans exclusively in
                                 loan group 2 represent 7.3%, 6.8% and 4.8%,
                                 respectively, of the initial outstanding loan
                                 group 2 balance. In addition, 2 groups of
                                 mortgage loans were made to the same borrower
                                 or borrowers that are affiliated with one
                                 another through partial or complete direct or
                                 indirect common ownership that have mortgage
                                 loans included in both loan group 1 and loan
                                 group 2 and represent 0.9% of the initial
                                 outstanding pool balance. For additional
                                 information with respect to the loan groups
                                 described above, see Appendix II attached to
                                 this prospectus supplement.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of the related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one of those properties, it could
                                 defer maintenance at one or more other
                                 mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 it could attempt to avert foreclosure by filing
                                 a bankruptcy petition that might have the
                                 effect of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following

                                      S-85

                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, that mortgaged property
                                 could experience a further decline in value if
                                 those tenants' leases were terminated. This is
                                 particularly likely if those tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Those provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price and the overall
                                 marketability of the mortgaged property. In
                                 addition, certain of the mortgaged properties
                                 are and/or may be leased in whole or in part by
                                 government sponsored tenants who have the right
                                 to rent reductions or to cancel their leases at
                                 any time or for lack of appropriations or for
                                 damage to the leased premises caused by
                                 casualty or condemnation.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs these costs or fines, the amount
                                 available to pay debt service would be reduced.

                                      S-86

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO
CERTIFICATEHOLDERS............   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements are scheduled to
                                 terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

RISKS RELATING TO TAX
CREDITS.......................   26 of the mortgage loans, representing 4.2% of
                                 the initial outstanding pool balance (and
                                 representing 21.5% of the initial outstanding
                                 loan group 2 balance) (which represent all of
                                 the mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company)
                                 entitle the related property owners to receive
                                 low-income housing tax credits pursuant to
                                 Section 42 of the Internal Revenue Code (with
                                 respect to 9 of these mortgage loans, the
                                 related borrowers have received the full amount
                                 of their allocated tax credits on an
                                 accelerated basis; however, the related
                                 mortgaged property remains subject to certain
                                 rental restrictions as described below).
                                 Section 42 of the Internal Revenue Code
                                 provides a tax credit for owners of multifamily
                                 rental properties meeting the definition of
                                 low-income housing that receive a tax credit
                                 allocation from the state tax credit allocating
                                 agency. The total amount of tax credits to
                                 which the property owner is entitled, is based
                                 upon the percentage of total units made
                                 available to qualified tenants.

                                 The owners of the mortgaged properties subject
                                 to the tax credit provisions may use the tax
                                 credits to offset income tax that they may
                                 otherwise owe and the tax credits may be shared
                                 among the equity owners of the project. In
                                 general, the tax credits on the mortgage loans
                                 sold to the trust by Massachusetts Mutual Life
                                 Insurance Company have been allocated to equity
                                 investors in the borrower.

                                 The tax credit provisions limit the gross rent
                                 for each low-income unit. Under the tax credit
                                 provisions, a property owner must comply with
                                 the tenant income restrictions and rental
                                 restrictions over a minimum of a 15-year
                                 compliance period, although the property owner
                                 may take the tax credits on an accelerated
                                 basis over a 10-year period. In the event a
                                 multifamily rental property does not maintain
                                 compliance with the tax credit restrictions on
                                 tenant income or rental rates or otherwise
                                 satisfy the tax credit provisions of the
                                 Internal Revenue Code, the property owner may
                                 suffer a reduction in the amount of available
                                 tax credits and/or face the recapture of all or
                                 part of the tax credits related to the period
                                 of the noncompliance and face the partial
                                 recapture of previously taken tax credits. The
                                 loss of tax credits, and the possibility of
                                 recapture of tax credits already taken, may
                                 provide significant incentive for the property
                                 owner to keep the related multifamily rental
                                 property in compliance with these tax credit
                                 restrictions and limit the income derived from
                                 the related property.

                                      S-87

                                 If the trust were to foreclose on such a
                                 property it would be unable to take advantage
                                 of the tax credits, but could sell the property
                                 with the right to the remaining credits to a
                                 tax paying investor. Any subsequent property
                                 owner would continue to be subject to rent
                                 limitations unless an election was made to
                                 terminate the tax credits, in which case the
                                 property could be operated as a market rate
                                 property after the expiration of three years.
                                 The limitations on rent and ability of
                                 potential buyers to take advantage of the tax
                                 credits may limit the trust's recovery on that
                                 property.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES..................   The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans for which it is responsible. The
                                 operating adviser will have the right to
                                 replace the special servicer upon satisfaction
                                 of certain conditions set forth in the pooling
                                 and servicing agreement. At any given time, the
                                 operating adviser will be controlled generally
                                 by the holders of the most subordinate, or, if
                                 the certificate principal balance thereof is
                                 less than 25% of its original certificate
                                 balance, the next most subordinate, class of
                                 certificates, that is, the controlling class,
                                 outstanding from time to time; these holders
                                 may have interests in conflict with those of
                                 some or all of the certificateholders. In
                                 addition, the operating adviser will have the
                                 right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicer with respect to certain
                                 actions of the special servicer and, in
                                 connection with such rights, may act solely in
                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class or certificateholder
                                 from a troubled mortgage loan by deferring
                                 enforcement in the hope of maximizing future
                                 proceeds. However, the interests of the trust
                                 may be better served by prompt action, since
                                 delay followed by a market downturn could
                                 result in less proceeds to the trust than would
                                 have been realized if earlier action had been
                                 taken. In general, no servicer is required to
                                 act in a manner more favorable to the offered
                                 certificates than to the non-offered
                                 certificates.

                                 The master servicers, any primary servicer, the
                                 special servicer or an affiliate of any of them
                                 may hold subordinate notes or acquire certain
                                 certificates, including those of the initial
                                 controlling class. Under such circumstances,
                                 the master servicers, a primary servicer and
                                 the special servicer may have interests that
                                 conflict with the interests of the other
                                 holders of the certificates. In addition, the
                                 master servicers, the special servicer, the
                                 primary servicer and the subservicers will
                                 service loans other than those included in the
                                 issuing entity in the ordinary course of their
                                 business. In these instances, the interests of
                                 the master servicers, the special servicer, the
                                 primary servicers or the subservicers, as
                                 applicable, and their respective clients may
                                 differ from and compete with the interests of
                                 the issuing entity, and their activities may
                                 adversely affect the amount and timing of
                                 collections on the mortgage loans in the
                                 issuing entity. However, the pooling and
                                 servicing agreement and each primary servicing
                                 agreement will provide that the mortgage loans
                                 are to be serviced in accordance with the
                                 servicing standard and without regard to
                                 ownership of any certificates by the master
                                 servicers, the primary servicers or the special
                                 servicer, as

                                      S-88

                                 applicable. ARCap REIT, Inc, an affiliate of
                                 ARCap Servicing, Inc., will be the initial
                                 holder of the Controlling Class and will be the
                                 initial operating adviser. The special servicer
                                 will be ARCap Servicing Inc.

                                 It is likely that many of the property managers
                                 of the mortgaged properties, or their
                                 affiliates, manage additional properties,
                                 including properties that may compete with the
                                 mortgaged properties. Affiliates of the
                                 managers, and managers themselves, also may own
                                 other properties, including competing
                                 properties. The managers of the mortgaged
                                 properties may accordingly experience conflicts
                                 of interest in the management of those
                                 mortgaged properties.

                                 The activities of the mortgage loan sellers or
                                 their affiliates may involve properties which
                                 are in the same markets as the mortgaged
                                 properties underlying the certificates. In such
                                 cases, the interests of each of the mortgage
                                 loan sellers or their affiliates may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the mortgage loan
                                 sellers or their affiliates that engage in the
                                 acquisition, development, operation, financing
                                 and disposition of real estate if those
                                 mortgage loan sellers acquire any certificates.
                                 In particular, if certificates held by a
                                 mortgage loan seller are part of a class that
                                 is or becomes the controlling class, the
                                 mortgage loan seller, as part of the holders of
                                 the controlling class, would have the ability
                                 to influence certain actions of the special
                                 servicer under circumstances where the
                                 interests of the trust conflict with the
                                 interests of the mortgage loan seller or its
                                 affiliates as acquirors, developers, operators,
                                 financers or sellers of real estate related
                                 assets.

                                 The master servicer for the PMCF mortgage loans
                                 will be Prudential Asset Resources, Inc., which
                                 is an affiliate of one of the sponsors and
                                 mortgage loan sellers. The primary servicers
                                 for certain of the mortgage loans will be
                                 Babson Capital Management LLC and SunTrust
                                 Bank, or affiliates thereof, who either are, or
                                 are affiliates of, the mortgage loan sellers.
                                 Capmark, as the master servicer responsible for
                                 servicing the mortgage loans other than the
                                 PMCF mortgage loans, will delegate many of its
                                 servicing obligations to those primary
                                 servicers pursuant to certain primary servicing
                                 agreements. Under these circumstances,
                                 Prudential Asset Resources, Inc. or the primary
                                 servicers because they are, or are affiliated
                                 with, mortgage loan sellers, may have interests
                                 that conflict with the interests of the holders
                                 of the certificates. However, both the pooling
                                 and servicing agreement and the primary
                                 servicing agreements will provide that the
                                 mortgage loans are to be serviced in accordance
                                 with the servicing standard and without regard
                                 to any obligation of any mortgage loan seller
                                 to cure a breach of representation or warranty
                                 or repurchase any mortgage loan.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine

                                      S-89

                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates thereof. The
                                 holders of such subordinate indebtedness or
                                 such mezzanine loans may have interests that
                                 conflict with the interests of the holders of
                                 the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or subsidiaries, have made and/or
                                 may make or have preferential rights to make
                                 loans to, or equity investments in, affiliates
                                 of the borrowers under the mortgage loans.

                                 The depositor is an affiliate of Morgan Stanley
                                 Mortgage Capital Inc., one of the mortgage loan
                                 sellers, sponsors and originators, and Morgan
                                 Stanley & Co. Incorporated, one of the
                                 underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. LaSalle
                                 Bank National Association, one of the mortgage
                                 loan sellers, sponsors and originators and the
                                 certificate registrar, authenticating agent and
                                 paying agent, is the parent of LaSalle
                                 Financial Services, Inc., one of the
                                 underwriters. SunTrust Bank, one of the
                                 mortgage loan sellers and originators, is an
                                 affiliate of SunTrust Capital Markets, Inc.,
                                 one of the underwriters.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES..................   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-1A, Class A-2, Class A-NM, Class A-3,
                                 Class A-AB and Class A-4 Certificates will
                                 generally be based upon the particular loan
                                 group in which the related mortgage loan is
                                 deemed to be included, the yield on the Class
                                 A-1, Class A-2, Class A-NM, Class A-3, Class
                                 A-AB and Class A-4 Certificates will be
                                 particularly sensitive to prepayments on
                                 mortgage loans in loan group 1, the yield on
                                 the Class A-1A Certificates will be
                                 particularly sensitive to prepayments on
                                 mortgage loans in loan group 2 and the yield on
                                 the Class A-NM Certificates will be
                                 particularly sensitive to voluntary prepayments
                                 on the Natick Mall mortgage loan. See "Yield,

                                      S-90

                                 Prepayment and Maturity Considerations" in this
                                 prospectus supplement.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lockout periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lockout
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, a primary servicer or
                                      the special servicer to enforce the
                                      related provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 1 mortgage loan, representing 9.2% of the
                                 initial outstanding pool balance (and
                                 representing 11.4% of the initial outstanding
                                 loan group 1 balance), permits the release of a
                                 portion of the collateral securing such
                                 mortgage loan upon the satisfaction of certain
                                 conditions, including, but not limited to, the
                                 defeasance of an amount equal to 115% of the
                                 allocated loan amount of the released parcel.

                                 1 mortgage loan, representing 1% of the initial
                                 outstanding pool balance (and representing 1.3%
                                 of the initial outstanding loan group 1
                                 balance), is secured by three parcels and
                                 permits the release of one of the three parcels
                                 upon the satisfaction of certain conditions,
                                 including, but not limited to, the defeasance
                                 of an amount equal to 100% of the allocated
                                 loan amount of the released parcel.

                                 1 mortgage loan, representing approximately
                                 0.9% of the initial outstanding pool balance
                                 (and 1.1% of the initial outstanding loan group
                                 1 balance), is secured by multiple mortgaged
                                 properties and permits the release, up to two
                                 times, after the applicable lock-out period and
                                 prior to December 5, 2015, of any of the
                                 mortgaged properties from the lien of the
                                 mortgage through either partial defeasance or
                                 partial prepayment. The release price with
                                 respect to an individual

                                      S-91

                                 property will be an amount equal to (i) the
                                 greater of (x) 110% of the allocated loan
                                 amount of such property and (y) an amount such
                                 that after giving effect to such partial
                                 defeasance or partial prepayment, the debt
                                 service coverage ratio with respect to the
                                 remaining properties is not less than 1.40x and
                                 the loan-to-value ratio of the remaining
                                 properties is not greater than 70%, and (ii) in
                                 connection with a partial prepayment, a
                                 prepayment premium calculated at the greater of
                                 a yield maintenance formula and 1% of the
                                 amount prepaid.

                                 1 mortgage loan, representing 0.7% of the
                                 initial outstanding pool balance (and
                                 representing 0.9% of the initial outstanding
                                 loan group 1 balance), is secured by multiple
                                 mortgaged properties and permits the release of
                                 2 mortgaged properties commonly known as 132
                                 Spokane Street, Seattle or 2901 Bridgeport Way,
                                 University Place, or both properties from the
                                 lien of the mortgage after the applicable
                                 lockout period upon the satisfaction of certain
                                 conditions, including, but not limited to, the
                                 defeasance of an amount equal to 120% of the
                                 allocated loan amount of the mortgaged property
                                 or properties being released if the borrower
                                 cannot substitute the particular property.

                                 1 mortgage loan, representing 0.7% of the
                                 initial outstanding pool balance (and
                                 representing 0.8% of the initial outstanding
                                 loan group 1 balance), permits the release of a
                                 portion of the collateral securing such
                                 mortgage loan upon defeasance of an amount
                                 equal to 120% of the allocated loan amount of
                                 the released parcel if certain conditions are
                                 met.

                                 2 mortgage loans, representing 0.5% of the
                                 initial outstanding pool balance (and
                                 representing 0.6% of the initial outstanding
                                 loan group 1 balance), permit the release of a
                                 portion of the collateral securing the related
                                 mortgage loan if certain conditions are met,
                                 including the prepayment of 115% of the
                                 outstanding principal balance allocated to the
                                 released portion of the related mortgaged
                                 property accompanied by a prepayment premium
                                 calculated as the greater of a yield
                                 maintenance formula and 1% of the amount
                                 prepaid.

                                 1 mortgage loan, representing 0.4% of the
                                 initial outstanding pool balance (and
                                 representing 2% of the initial outstanding loan
                                 group 2 balance), permits the release of a
                                 portion of the collateral securing such
                                 mortgage loan upon the satisfaction of certain
                                 conditions including, but not limited to, the
                                 defeasance of an amount equal to 115% of the
                                 allocated loan amount of the released parcel.

                                 1 mortgage loan, representing 0.3% of the
                                 initial outstanding pool balance (and
                                 representing 1.8% of the initial outstanding
                                 loan group 2 balance), permits the release of a
                                 portion of the collateral securing such
                                 mortgage loan upon the satisfaction of certain
                                 conditions, including, but not limited to, the
                                 defeasance of an amount equal to 125% of the
                                 allocated loan amount of the released parcel.

                                 2 mortgage loans, representing 0.3% of the
                                 initial outstanding pool balance (and
                                 representing 0.4% of the initial outstanding
                                 loan group 1 balance), permit the partial
                                 release of a portion of the collateral securing
                                 the related mortgage loan upon the satisfaction
                                 of certain conditions, including, but not
                                 limited to, the defeasance of an amount equal
                                 to 100% of the allocated loan amount and the
                                 borrower transfers cash collateral in an amount
                                 equal to 25% of the allocated loan amount.

                                      S-92

                                 2 mortgage loans, representing 0.3% of the
                                 initial outstanding pool balance (which
                                 includes 1 mortgage loan in loan group 1,
                                 representing 0.2% of the initial outstanding
                                 loan group 1 balance, and 1 mortgage loan in
                                 loan group 2, representing 0.4% of the initial
                                 outstanding loan group 2 balance), permit the
                                 release of a portion of the collateral securing
                                 the related mortgage loan upon the satisfaction
                                 of certain conditions, including, but not
                                 limited to, the defeasance of an amount equal
                                 to 125% of the allocated loan amount of the
                                 released parcel.

                                 In addition, certain mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 other mortgage loans permit the related
                                 borrower to prepay one or more of the related
                                 mortgage loans and/or release the
                                 cross-collateralization with respect to the
                                 related mortgaged property or properties,
                                 subject to the satisfaction of certain
                                 conditions.

                                 Certain mortgage loans (typically secured by
                                 two or more mortgaged properties) also permit
                                 the substitution of a mortgaged property,
                                 subject to satisfaction of various conditions.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property
                                 which were given no value or minimal value in
                                 the underwriting process.

                                 For further information concerning certain of
                                 the foregoing provisions, see the footnotes to
                                 Appendix II of this prospectus supplement.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments in connection with a casualty or
                                 condemnation unless an event of default has
                                 occurred. In addition, if a mortgage loan
                                 seller repurchases any mortgage loan from the
                                 trust due to the material breach of a
                                 representation or warranty or a material
                                 document defect or the mortgage loan is
                                 otherwise purchased from the trust (including
                                 certain purchases by the holder of a mezzanine
                                 loan), the repurchase price paid will be passed
                                 through to the holders of the certificates with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no
                                 yield maintenance charge or prepayment premium
                                 will be payable. Any such repurchase or
                                 purchase may, therefore, adversely affect the
                                 yield to maturity on your certificates.
                                 Similarly, certain of the holders of a
                                 mezzanine loan have the right to purchase the
                                 related mortgage loans from the trust upon the
                                 occurrence of certain events (including a
                                 default), which will result in payment to
                                 holders of the certificates with the same
                                 effect as if the mortgage loan had been prepaid
                                 in full, except that no yield maintenance
                                 charge or prepayment premium will be payable.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in
                                 full in the form of lockout periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 fully prepaying mortgage loans due to the
                                 existence of a yield maintenance charge or
                                 prepayment premium, (ii) involuntary
                                 prepayments or repurchases will not occur or
                                 (iii) partial prepayments will not occur in the
                                 case of those loans that permit such prepayment
                                 without a yield maintenance charge or
                                 prepayment premium.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead

                                      S-93

                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL.........   Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain this release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment. See Appendix II attached to this
                                 prospectus supplement for further details
                                 regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE...................   The yield on any certificate will depend on (1)
                                 the price at which that certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for that certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which those amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of either master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the certificate account of
                                      nonrecoverable advances and interest
                                      thereon or advances remaining unreimbursed
                                      on a modified mortgage loan on the date of
                                      that modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in a
                                      master

                                      S-94

                                      servicer's compensation as described in
                                      this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      that certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS.............   The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (it being understood that
                                 such rights of the holders of the Class A-J
                                 Certificates will be subordinated to the rights
                                 of holders of the Class A-M Certificates and
                                 the Class A-MFL Regular Interest (and
                                 correspondingly, the Class A-MFL
                                 Certificates)). Losses on the mortgage loans
                                 will be allocated to the Class S, Class Q,
                                 Class P, Class O, Class N, Class M, Class L,
                                 Class K, Class J, Class H, Class G, Class F,
                                 Class E, Class D, Class C, Class B, Class A-J
                                 and pro rata between the Class A-M Certificates
                                 and the Class A-MFL Regular Interest (and
                                 correspondingly, the Class A-MFL Certificates),
                                 in that order, reducing amounts otherwise
                                 payable to each class. Any remaining losses
                                 would then be allocated to the Class A-1, Class
                                 A-1A, Class A-2, Class A-NM, Class A-3, Class
                                 A-AB and Class A-4 Certificates, pro rata, and,
                                 with respect to interest losses only, the Class
                                 X-1, Class X-2 and Class X-W Certificates based
                                 on their respective entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that

                                      S-95

                                 particular class will suffer a loss equal to
                                 the full amount of that excess up to the
                                 outstanding certificate balance of that class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and those losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, that yield could be
                                 negative. In general, the earlier a loss borne
                                 by your certificates occurs, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with a hyperamortization feature
                                 by its anticipated repayment date, the effect
                                 will be to increase the weighted average life
                                 of your certificates and may reduce your yield
                                 to maturity.

                                 Furthermore, if P&I advances and/or servicing
                                 advances are made with respect to a mortgage
                                 loan after default and the mortgage loan is
                                 thereafter worked out under terms that do not
                                 provide for the repayment of those advances in
                                 full at the time of the workout, if at all,
                                 then any reimbursements of those advances prior
                                 to the actual collection of the amount for
                                 which the advance was made may also result in
                                 reductions in distributions of principal to the
                                 holders of the offered certificates for the
                                 current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL
SERVICER AND THE TRUSTEE MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR
CERTIFICATES..................   To the extent described in this prospectus
                                 supplement, the master servicers, the special
                                 servicer or the trustee will be entitled to
                                 receive interest at the "prime rate" on
                                 unreimbursed advances they have made with
                                 respect to delinquent monthly payments or that
                                 are made with respect to the preservation and
                                 protection of the related mortgaged property or
                                 enforcement of the mortgage loan. This interest
                                 will generally accrue from the date on which
                                 the related advance is made or the related
                                 expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan; however, if such advance
                                 is not reimbursed from collections received
                                 from the related borrower by the end of the
                                 applicable grace period, advance interest will
                                 accrue from the date such advance is made. This
                                 interest may be offset in part by default
                                 interest and late payment charges paid by the
                                 borrower in connection with the mortgage loan
                                 or by certain other amounts. In addition, under
                                 certain circumstances, including delinquencies
                                 in the payment of principal and interest, a
                                 mortgage loan will be serviced by the special
                                 servicer, and that special servicer is entitled
                                 to compensation for special servicing
                                 activities. The right to receive interest on
                                 advances and special servicing compensation is
                                 senior to the rights of certificateholders to
                                 receive distributions. The payment of interest
                                 on advances and the

                                      S-96

                                 payment of compensation to the special servicer
                                 may result in shortfalls in amounts otherwise
                                 distributable on the certificates.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT THE
TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS................   In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if that
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the mortgage loan sellers
                                 believe that such a challenge will be
                                 unsuccessful, but there can be no assurance
                                 that a bankruptcy trustee, if applicable, or
                                 other interested party will not attempt to
                                 assert such a position. Even if actions seeking
                                 those results were not successful, it is
                                 possible that payments on the certificates
                                 would be delayed while a court resolves the
                                 claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 one or more underwriters currently intend to
                                 make a secondary market in the certificates,
                                 none of them is obligated to do so.
                                 Accordingly, you may not have an active or
                                 liquid secondary market for your certificates,
                                 which could result in a substantial decrease in
                                 the market value of your certificates. The
                                 market value of your certificates also may be
                                 affected by many other factors, including
                                 then-prevailing interest rates. Furthermore,
                                 you should be aware that the market for
                                 securities of the same type as the certificates
                                 has in the past been volatile and offered very
                                 limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   The interest rates on certain of the
                                 certificates are based on a weighted average of
                                 the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. The interest rates on
                                 certain of the certificates may be capped at
                                 the weighted average rate. This weighted
                                 average rate is further described in this
                                 prospectus supplement under the definition of
                                 "weighted average net mortgage rate."

                                 Any class of certificates which is either fully
                                 or partially based upon the weighted average
                                 net mortgage rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                      S-97

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

LITIGATION OR OTHER LEGAL
PROCEEDINGS COULD ADVERSELY
AFFECT THE MORTGAGE LOANS ....   There may be pending or threatened legal
                                 proceedings against, or other past or present
                                 adverse regulatory circumstances experienced
                                 by, the borrowers, their sponsors and/or
                                 managers of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, sponsors,
                                 managers and affiliates. Such litigation, other
                                 legal proceedings, or other adverse situations
                                 could have a material adverse effect on your
                                 investment.

                                 Two (2) mortgage loans, representing
                                 approximately 2.4% of the initial outstanding
                                 pool balance (which mortgage loans are in loan
                                 group 1, representing approximately 2.9% of the
                                 initial outstanding loan group 1 balance), have
                                 Triple Net Properties, LLC as the sponsor of
                                 the related borrower and an affiliate of the
                                 property manager. Triple Net Properties, LLC
                                 has advised the related mortgage loan seller
                                 that the SEC is conducting an investigation
                                 regarding certain of its activities. Filings
                                 with the SEC for public companies advised or
                                 managed by Triple Net Properties, LLC have
                                 disclosed that the SEC has requested
                                 information relating to disclosure in public
                                 and private securities offerings sponsored by
                                 Triple Net Properties, LLC and its affiliated
                                 entities. The SEC has requested financial and
                                 other information regarding such Triple Net
                                 Properties, LLC securities offerings and the
                                 disclosure included in the related offering
                                 documents. Recent filings with the SEC for
                                 public companies advised or managed by Triple
                                 Net Properties, LLC have indicated that the
                                 information disclosed in connection with these
                                 securities offerings relating to the prior
                                 performance of all public and nonpublic
                                 investment programs sponsored by Triple Net
                                 Properties, LLC contained certain errors,
                                 including the following: (i) the prior
                                 performance tables included in the offering
                                 documents were stated to be presented on a GAAP
                                 basis but generally were not, (ii) a number of
                                 the prior performance data figures were
                                 themselves erroneous, even as presented on a
                                 tax or cash basis, (iii) with respect to
                                 certain programs sponsored by Triple Net
                                 Properties, LLC, where Triple Net Properties,
                                 LLC invested either alongside or in other
                                 programs sponsored by Triple Net Properties,
                                 LLC, the nature and results of these
                                 investments were not fully accurately disclosed
                                 in the tables and (iv) for the private
                                 programs, certain calculations of depreciation
                                 and amortization were not on an income tax
                                 basis for a limited liability company
                                 investment, certain operating expenses were not
                                 reflected in the operating results and monthly
                                 mortgage and principal payments were not
                                 reported. We cannot assure you that Triple Net
                                 Properties, LLC will be able to adequately
                                 address these disclosure issues or that these
                                 investigations will not result in fines,
                                 penalties or administrative remedies or
                                 otherwise have an adverse effect on the
                                 performance, operations or financial condition
                                 of Triple Net Properties, LLC. In addition, we
                                 cannot assure you that if litigation were to
                                 commence or security holders were to assert
                                 claims related to the foregoing, it would not
                                 have a material adverse effect on your
                                 investment.

                                      S-98

MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS (MERS)...   The mortgages or assignments of mortgages for
                                 some of the mortgage loans may be recorded in
                                 the name of MERS, solely as nominee for the
                                 related mortgage loan seller and its successor
                                 and assigns. Subsequent assignments of any such
                                 mortgages are registered electronically through
                                 the MERS system. The recording of mortgages in
                                 the name of MERS is a new practice in the
                                 commercial mortgage lending industry. Public
                                 recording officers and others have limited, if
                                 any, experience with lenders seeking to
                                 foreclose mortgages, assignments of which are
                                 registered with MERS. Accordingly, delays and
                                 additional costs in commencing, prosecuting and
                                 completing foreclosure proceedings and
                                 conducting foreclosure sales of the mortgaged
                                 properties could result. Those delays and the
                                 additional costs could in turn delay the
                                 distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

DEFAULTS UNDER SWAP CONTRACTS
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-MFL
CERTIFICATES..................   The trust will have the benefit of a swap
                                 contract with the Swap Counterparty. Morgan
                                 Stanley, who has guaranteed the obligations of
                                 the Swap Counterparty under the swap contract,
                                 currently has a long-term rating of "AA-" by
                                 Fitch and "A+" by S&P and a short-term rating
                                 of "F1+" by Fitch and "A-1" by S&P. Because the
                                 Class A-MFL Regular Interest accrues interest
                                 at a fixed rate of interest subject to a
                                 maximum pass-through rate equal to the weighted
                                 average net mortgage rate, the ability of the
                                 holders of the Class A-MFL Certificates to
                                 receive the payment of interest at the
                                 designated pass-through rate (which payment of
                                 interest may be reduced in certain
                                 circumstances as described in this prospectus
                                 supplement) will depend on payment by the Swap
                                 Counterparty pursuant to the swap contract. See
                                 "Description of the Swap Contract--The Swap
                                 Counterparty." There can be no assurance,
                                 however, that the guarantor of the Swap
                                 Counterparty's obligations under the swap
                                 contract will maintain its ratings or have
                                 sufficient assets or otherwise be able to
                                 fulfill its obligations under the swap
                                 contract. If the Swap Counterparty guarantor's
                                 long-term rating is not at least "A-" by Fitch
                                 or "A" by S&P (a "Rating Agency Trigger
                                 Event"), the Swap Counterparty will be required
                                 to post collateral, find a replacement Swap
                                 Counterparty that would not cause another
                                 Rating Agency Trigger Event or enter into any
                                 other arrangement satisfactory to Fitch and
                                 S&P. In the event that the Swap Counterparty
                                 fails to, among other things, either post
                                 acceptable collateral, find an acceptable
                                 replacement swap counterparty or enter into any
                                 other arrangement satisfactory to Fitch and S&P
                                 after a Rating Agency Trigger Event (a "Swap
                                 Default"), then the paying agent will be
                                 required to take such actions (following the
                                 expiration of any applicable grace period),
                                 unless otherwise directed in writing by the
                                 holders of 100% of the Class A-MFL Certificates
                                 to enforce the rights of the trust under the
                                 swap contract as may be permitted by the terms
                                 of the swap contract and the Pooling and
                                 Servicing Agreement and use any termination
                                 payments received from the Swap Counterparty
                                 (as described in this prospectus supplement) to
                                 enter into a replacement interest rate swap
                                 contract on substantially identical terms. The
                                 costs and expenses incurred by the paying agent
                                 in connection with enforcing the rights of the
                                 trust under the swap contract will be
                                 reimbursable to the Paying Agent out of amounts
                                 otherwise payable to the Class A-MFL
                                 Certificates to the extent not reimbursed by
                                 the swap counterparty or payable out of net
                                 proceeds of

                                      S-99

                                 the liquidation of the swap contract. If the
                                 costs attributable to entering into a
                                 replacement interest rate swap contract would
                                 exceed the net proceeds of the liquidation of
                                 the swap contract, a replacement interest rate
                                 swap contract will not be entered into and any
                                 such proceeds will instead be distributed to
                                 the holders of the Class A-MFL Certificates.
                                 Following the termination of the swap contract
                                 (and during the period when the trust is
                                 pursuing remedies under the swap contract), or
                                 if a Swap Default or other default or event of
                                 termination under the swap contract occurs and
                                 is continuing, the Class A-MFL Interest
                                 Distribution Amount will be equal to the
                                 Distributable Certificate Interest Amount (as
                                 defined in this prospectus supplement) in
                                 respect of the Class A-MFL Regular Interest,
                                 and the Class A-MFL Certificates will accrue
                                 interest at the same rate, on the same basis
                                 and in the same manner as the Class A-MFL
                                 Regular Interest. A conversion to a fixed rate
                                 might result in a temporary delay of the
                                 holders of the Class A-MFL Certificates to
                                 receive payment of the related Distributable
                                 Certificate Interest Amount if DTC is not
                                 provided with sufficient notice of the
                                 resulting change in the payment terms of the
                                 Class A-MFL Certificates.

                                 The ratings of the Class A-MFL Certificates do
                                 not represent any assessment as to whether the
                                 floating rate of interest on such class will
                                 convert to a fixed rate, and only represent the
                                 likelihood of the receipt of interest at a rate
                                 equal to 5.370% (adjusted, if necessary, to
                                 accrue on the basis of a 360-day year
                                 consisting of twelve 30-day-months). See
                                 "Ratings" in this prospectus supplement.

                                 In addition, if the funds allocated to payment
                                 of interest distributions on the Class A-MFL
                                 Regular Interest are insufficient to make all
                                 required interest payments on the Class A-MFL
                                 Regular Interest, the amount paid to the Swap
                                 Counterparty will be reduced and interest paid
                                 by the Swap Counterparty under the swap
                                 contract will be reduced, on a dollar for
                                 dollar basis, by an amount equal to the
                                 difference between the amount actually paid to
                                 the Swap Counterparty and the amount that would
                                 have been paid if the funds allocated to
                                 payment of interest distributions on the Class
                                 A-MFL Regular Interest had been sufficient to
                                 make all required interest payments on the
                                 Class A-MFL Regular Interest. As a result, the
                                 holders of the Class A-MFL Certificates may
                                 experience an interest shortfall. See
                                 "Description of the Swap Contract" in this
                                 prospectus supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS................   The yield to investors in the Class A-MFL
                                 Certificates will be highly sensitive to
                                 changes in the level of one-month LIBOR.
                                 Investors in the Class A-MFL Certificates
                                 should consider the risk that lower than
                                 anticipated levels of one-month LIBOR could
                                 result in actual yields that are lower than
                                 anticipated yields on the Class A-MFL
                                 Certificates.

                                 In addition, because interest payments on the
                                 Class A-MFL Certificates may be reduced or the
                                 pass through rate may convert to a fixed rate
                                 in connection with certain events discussed in
                                 this prospectus supplement, the yield to
                                 investors in the Class A-MFL Certificates under
                                 such circumstances may not be as high as that
                                 offered by other LIBOR based investments that
                                 are not subject to such interest rate
                                 restrictions.

                                 In general, the earlier a change in the level
                                 of one-month LIBOR, the greater the effect on
                                 the yield to maturity to an investor in the
                                 Class A-

                                     S-100

                                 MFL Certificates. As a result, the effect on
                                 such investor's yield to maturity of a level of
                                 one-month LIBOR that is higher (or lower) than
                                 the rate anticipated by such investor during
                                 the period immediately following the issuance
                                 of the Class A-MFL Certificates is not likely
                                 to be offset by a subsequent like reduction (or
                                 increase) in the level of one-month LIBOR.

                                 The failure by the Swap Counterparty in its
                                 obligation to make payments under the swap
                                 contract, the conversion to a fixed rate that
                                 is below the rate that would otherwise be
                                 payable at the floating rate and/or the
                                 reduction of interest payments resulting from
                                 payment of interest to the Class A-MFL Regular
                                 Interest based on a pass through rate below
                                 5.370% per annum would have a negative impact.
                                 There can be no assurance that a default by the
                                 Swap Counterparty and/or the conversion of the
                                 pass through rate from a rate based on LIBOR to
                                 a fixed rate would not adversely affect the
                                 amount and timing of distributions to the
                                 holders of the Class A-MFL Certificates. See
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-101

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     LaSalle Bank National Association

     LaSalle Bank National Association ("LaSalle") is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 43.4% of the Initial Pool Balance.

     LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite
3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle offers a variety of banking services to customers, including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of
September 30, 2006, LaSalle had total assets of approximately $71.4 billion.
LaSalle is also acting as paying agent, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

     LaSalle's Commercial Mortgage Securitization Program

     LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP"
program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor, the "COMM" program in which Deutsche Mortgage & Asset Receiving
Corporation acted as depositor and the "HQ" program in which Morgan Stanley
Capital I Inc. acted as depositor.

     Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2005, LaSalle originated approximately 1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2005, LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $4.0 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle selected from its existing portfolio the mortgage loans it is selling to the
Depositor.

     Servicing

     LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

     Underwriting Standards

     LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below.
Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria

                                     S-102

may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

     Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an appraisal, engineering report, environmental report, analysis of historical property operating statements, if available, and a review of rent rolls, current and historical real estate taxes, and certain tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an Event of
Default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     The information set forth herein concerning LaSalle has been provided by
LaSalle. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than LaSalle makes any representation or warranty as to the accuracy or completeness of such information.

     Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984
("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor, the swap counterparty

                                     S-103

and one of the underwriters and is a direct wholly-owned subsidiary of Morgan
Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway,
New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California, Irvine, California, Alpharetta,
Georgia, Dallas, Texas and Herndon, Virginia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

     MSMC's Commercial Mortgage Securitization Program

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I
Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2005.

                               TOTAL MSMC MORTGAGE        TOTAL MSMC MORTGAGE
       TOTAL MSMC MORTGAGE   LOANS SECURITIZED WITH   LOANS SECURITIZED WITH NON-   TOTAL MSMC MORTGAGE
YEAR          LOANS*          AFFILIATED DEPOSITOR        AFFILIATED DEPOSITOR       LOANS SECURITIZED
----   -------------------   ----------------------   ---------------------------   -------------------
                     (Approximate Amounts in Billions of $s)

2005           12.1                    8.2                        1.8                       10.0
2004            7.7                    5.3                        1.2                        6.5
2003            6.4                    3.3                        1.3                        4.6
2002            4.6                    2.2                        0.6                        2.8

----------
*    Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

     MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

     Underwriting Standards

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

                                     S-104

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property ConditION Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

     Servicing

     MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                     S-105

     The information set forth herein concerning MSMC has been provided by MSMC.
None of the Trustee, the Paying Agent, the underwriters nor any other person other than MSMC makes any representation or warranty as to the accuracy or completeness of such information.

     Prudential Mortgage Capital Funding, LLC

     Overview

     Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 9.4% of the initial mortgage pool balance.

     PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of Prudential
Asset Resources, Inc., one of the master servicers in this transaction. PMCF and
PMCC's ultimate beneficial owner is Prudential Financial, Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway Center, 8th Floor, 100
Mulberry Street, Newark, New Jersey 07102. PMCF's telephone number is (888)
263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through
CMBS securitizations.

     PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through September 30, 2006, PMCC originated for securitization approximately 660 mortgage loans, having a total original principal amount of approximately $9.26 billion, which were assigned to PMCF, and approximately $7.29 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 20 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $7.29 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $6.99 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2005, PMCC originated and assigned to PMCF approximately 226 mortgage loans for securitization, having an aggregate principal balance of approximately $2.35 billion.

     The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

     At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the rating agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and
(ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and Bear Stearns Commercial Mortgage Securities Inc. or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $612.20 million of mortgage loans under the IQ program and approximately $5.85 billion of mortgage loans under the PWR program.

     Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer and the special servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicer" in this prospectus supplement.

     PMCC's Underwriting Standards

     General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were

                                     S-106

originated by PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

     Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements
(to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Compliance."

     Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of
PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

     The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

     See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

                                     S-107

     The information set forth herein concerning PMCF and PMCC has been provided by PMCF. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than PMCF makes any representation or warranty as to the accuracy or completeness of such information.

     SunTrust Bank

     SunTrust Bank is a Georgia banking corporation and a member of the Federal
Reserve System and a mortgage loan seller in this transaction. The principal offices of SunTrust Bank are located at 303 Peachtree Street, Atlanta, GA 30308.
Each of the mortgage loans sold to the trust by SunTrust Bank were originated and underwritten by SunTrust Bank. SunTrust Bank is also the primary servicer with respect to mortgage loans transferred by it to the trust.

     The information set forth herein concerning SunTrust Bank has been provided by SunTrust Bank. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than SunTrust Bank makes any representation or warranty as to the accuracy or completeness of such information.

     Massachusetts Mutual Life Insurance Company

     The Massachusetts Mutual Life Insurance Company ("MassMutual"), based in
Springfield, Massachusetts, is a global diversified financial services organization with more than 31,000 employees and sales representatives around the world and is a mortgage loan seller in this transaction. Babson Capital
Management LLC, a MassMutual subsidiary, serves as the sole and exclusive real estate debt investment advisor to the MassMutual General Investment Account.
Babson Capital Management LLC also manages and services real estate debt assets and funds for institutional clients worldwide.

     Each of the mortgage loans sold to the trust by MassMutual was either originated and underwritten or purchased by either MassMutual or Babson Capital
Management LLC. Babson Capital Management LLC is the primary servicer with respect to mortgage loans transferred by MassMutual to the trust.

     The information set forth herein concerning MassMutual has been provided by
MassMutual. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than MassMutual makes any representation or warranty as to the accuracy or completeness of such information.

THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

     The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

     Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports

                                     S-108

on Form 10-D and Current Reports on Form 8-K required to be filed by the trust.
The Depositor is required under the Underwriting Agreement to indemnify the
Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

     The information set forth herein concerning the Depositor has been provided by the Depositor. None of the Trustee, the Paying Agent, the underwriters nor any other person other than the Depositor makes any representation or warranty as to the accuracy or completeness of such information.

THE ISSUING ENTITY

     The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2006-IQ12 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans, the Subordinate Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered
Certificates--Amendments to the Pooling and Servicing Agreement." The Trust
administers the mortgage loans through the trustee, the paying agent, the master servicers and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicers and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Transaction Parties--The Trustee," "--The Paying
Agent, Certificate Registrar and Authenticating Agent," "--The Master
Servicers," and "--The Special Servicer" and under "Servicing of the Mortgage
Loans."

     The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicers and the special servicer.

     The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

     Because the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

     (1) If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy Code"),
a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage
Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the

                                     S-109

collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the
Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

     (2) If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i) (a) a transfer of the related mortgage loans by the Depositor to the trust (including the collections thereon) in the form and manner set forth in the Pooling and
Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the Bankruptcy Code, and thus
(b) the trust's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans" in this prospectus supplement.

THE TRUSTEE AND CUSTODIAN

     Wells Fargo Bank, N.A. will act as the trustee (in such capacity, the
"trustee"). Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo
Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the
Sponsors, the Mortgage Loan Sellers, the Master Servicers and the Special
Servicer may maintain banking and other commercial relationships with Wells
Fargo Bank and its affiliates. The corporate trust office of the trustee where the administration of the trust will take place is located at 9062 Old Annapolis
Road, Columbia, Maryland 21045, Attn: Corporate Trust Services (CMBS) Morgan
Stanley Capital I Trust 2006-IQ12. As compensation for the performance of its duties as trustee, Wells Fargo Bank, N.A. will be paid a portion of the monthly
Trustee Fee as set forth in the Pooling and Servicing Agreement.

     Wells Fargo Bank has provided corporate trust services since 1934. Wells
Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2006, Wells
Fargo Bank was acting as trustee on over 280 series of commercial mortgage-backed securities with an aggregate principal balance of over $270 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years,
Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo
Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in
Minneapolis, Minnesota. As of September 30, 2006, Wells Fargo Bank was acting as custodian of more than 40,000 commercial mortgage loan files.

                                     S-110

     The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "F-1" by Fitch and whose long-term senior unsecured debt is at all times rated not less than "A+" by S&P and "AA-" by Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Offered Certificates--Distributions--Fees and Expenses" in
this prospectus supplement and "Description of the Pooling and Servicing
Agreements--Duties of the Trustee," "Description of the Pooling and ServiciNG
Agreements--Regarding the Fees, Indemnities and Powers of the Trustee" and
"Description of the Pooling and Servicing Agreements--Resignation and Removal of
the Trustee" in the prospectus.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or a master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or a master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the applicable master servicer under the Pooling and Servicing
Agreement; provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or the special servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances" in this prospectus supplement.

     In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     Matters Regarding the Trustee

     The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

                                      S-111

     The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, the special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

     Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicers, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state (provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii)), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies, or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its Exchange Act reporting or
Regulation AB obligations under the Pooling and Servicing Agreement (other than the failure to file any Exchange Act report due to the non-receipt of the
Exchange Act reportable information from the applicable master servicer or special servicer), then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v)
above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

     If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

     (a)  by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by the Depositor in accordance with the Pooling and Servicing Agreement;

                                      S-112

     (b)  by the Certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such
          Certificateholders; and

     (c)  out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

     Trustee Compensation

     As compensation for the performance of its duties as trustee, Wells Fargo
Bank, N.A. will be paid a portion of the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.00075% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

     The information set forth herein concerning Wells Fargo Bank has been provided by Wells Fargo Bank. None of the Depositor, the Trustee, the Paying
Agent, the underwriters nor any other person other than Wells Fargo Bank makes any representation or warranty as to the accuracy or completeness of such information.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association will initially serve as paying agent, as certificate registrar and authenticating agent for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates.

     LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company,
LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a
Netherlands banking corporation. LaSalle has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since January
1994, LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the Mortgage
Loans. As of September 30, 2006 LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The Depositor, the
Sponsors, the Mortgage Loan Sellers, the Master Servicers and the Special
Servicer may maintain other banking relationships in the ordinary course of business with LaSalle. The long-term unsecured debt of LaSalle is rated "A+" by
S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings. The paying agent's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois, 60603. Attention: Global Securities and Trust Services - Morgan
Stanley Capital I trust 2006-IQ12 or at such other address as the paying agent may designate from time to time.

     Using information set forth in this prospectus supplement, the paying agent will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicers, the paying agent will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicers, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the Master
Servicers, and the paying agent will not be required to recompute, recalculate or verify the information provided to it by the Master Servicers.

     LaSalle Bank National Association and Morgan Stanley Mortgage Capital Inc.
("MSMC") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with

                                      S-113

this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle Bank National Association and Prudential Mortgage Capital Funding,
LLC ("PCMF") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PCMF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by PCMF to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     The paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, the special servicer or the
Depositor but only to the extent the paying agent is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICERS

     Certain of the duties of the master servicers and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicerS are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicers'
removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicers' liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

     The master servicers may appoint one or more sub-servicers to perform all or any portion of their respective duties under the Pooling and Servicing
Agreement, as described under "Servicing of the Mortgage Loans--General" and
"Transaction Parties--The Primary Servicers" in this prospectus supplement and under "Description of the Agreements--Sub-Servicers" in the accompanying prospectus; provided that following the Closing Date no master servicer may appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. The master servicer monitors and reviews the performance of sub-servicers appointed by it.

     The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

THE GENERAL MASTER SERVICERS

     Capmark Finance Inc.

     Capmark will act as general master servicer under the Pooling and Servicing
Agreement with respect to all of the mortgage loans other than the mortgage loans sold by Prudential Mortgage Capital Funding, LLC. Capmark will

                                      S-114

also act as master servicer with respect to the Subordinate Loans (which are not included in the trust, but which are serviced under the pooling and servicing agreement). Capmark's servicing offices are located at 200 Witmer Road, Horsham,
Pennsylvania 19044 and its telephone number is (215) 328-1258.

     Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of June 30, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $131.3 billion in aggregate outstanding principal balance.

     The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2005 in respect of which Capmark has acted as master servicer.

                                  YEAR (AMOUNTS IN $ BILLIONS)
                                  ----------------------------
                                    2003     2004      2005
                                  -------  -------  ----------
                    CMBS (US)...    99.0    100.2      122.4
                    Other.......   103.3     97.0      102.8
                                  -------  -------  ----------
                       TOTAL....   202.3    197.2      225.2
                                  =======  =======  ==========

     Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

     No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

     Capmark Servicer Ireland Limited (formerly known as GMAC Commercial
Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Malinger, Ireland. The Irish unit is engaged in servicing all
European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

     Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India
Private Limited is located in Hyderabad (Andre Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

     Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing
India Private Limited report to the same managing director of Capmark.

     From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

     The information set forth herein concerning Capmark has been provided by
Capmark. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capmark makes any representation or warranty as to the accuracy or completeness of such information.

                                      S-115

Prudential Asset Resources, Inc.

     Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a general master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage
Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential
Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers.
PAR's principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX
75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

     PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

     PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

COMMERCIAL MORTGAGE LOANS        2005              2004              2003
-------------------------  ----------------  ----------------  -----------------
           CMBS             $ 9,031,936,108   $ 6,820,173,095   $ 5,286,632,411
          Total             $46,502,629,927   $44,396,359,820   $35,642,879,817

     The information set forth in this prospectus supplement concerning PAR has been provided by PAR. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than PAR makes any representation or warranty as to the accuracy or completeness of such information.

THE PRIMARY SERVICERS

     Except with respect to certain mortgage loans sold to the Depositor by
Massachusetts Mutual Life Insurance Company and SunTrust Bank, the master servicers will be responsible for the primary servicing of all of the mortgage loans. Babson Capital Management LLC, a Delaware limited liability company and a subsidiary of Massachusetts Mutual Life Insurance Company, will act as primary servicer with respect to those mortgage loans sold to the trust by Massachusetts
Mutual Life Insurance Company. SunTrust Bank (an affiliate of one of the underwriters) will act as primary servicer with respect to those mortgage loans that it has sold to the trust. Each master servicer will pay the fees of its related primary servicer or servicers.

     Babson Capital Management LLC will serve as primary servicer with respect to the mortgage loans sold to the trust by Massachusetts Mutual Life Insurance
Company. Babson Capital Management LLC, a Delaware limited liability company, is a subsidiary of Massachusetts Mutual Life Insurance Company. The principal servicing offices of Babson Capital Management LLC are located at 1500 Main
Street in Springfield, Massachusetts.

     Babson Capital Management LLC is ranked "Above Average" as a primary servicer and the special servicer of commercial real estate loans by S&P. Babson
Capital Management LLC has extensive experience in servicing commercial real estate mortgage loans. Babson Capital Management LLC has been engaged in the servicing of commercial mortgage loans for more than 75 years and the servicing of commercial mortgage loans in commercial mortgage loan securitizations since
2001.

     Babson Capital Management LLC will enter into a primary servicing agreement with the general master servicer to service the mortgage loans sold to the trust by Massachusetts Mutual Life Insurance Company and will

                                      S-116

agree, pursuant to such primary servicing agreement, to service such mortgage loans in a manner that is generally consistent with the servicing standard and the pooling and servicing agreement.

     The information set forth herein concerning Babson Capital Management LLC has been provided by Babson Capital Management LLC. None of the Depositor, the
Trustee, the Paying Agent, the underwriters nor any other person other than
Babson Capital Management LLC makes any representation or warranty as to the accuracy or completeness of such information.

     SunTrust Bank will enter into a primary servicing agreement with Capmark as general master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by SunTrust Bank, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard set forth in the pooling and servicing agreement. SunTrust Bank's primary servicing responsibilities will include, but are not necessarily limited to collecting payments on the loans and processing certain borrower requests. SunTrust Bank has developed policies, procedures and controls for its performance of its primary servicing obligations and may utilize one or more sub-servicers for some or all of the above functions pursuant to the primary servicing agreement.

THE SPECIAL SERVICER

     ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the
Specially Serviced Mortgage Loans and REO Properties. ASI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Charter Mac Corporation, a wholly-owned subsidiary of CharterMac, a publicly traded company. ARCap REIT, Inc., an affiliate of ASI, is anticipated to be the Operating Adviser with respect to the transaction described in this prospectus supplement. The principal offices of ASI are located at 5221 N.
O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

     Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement undeR
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General". ASI will service thE specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

     ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of September 30, 2006, ASI was the named special servicer in approximately 58 commercial mortgage-backed securities transactions representing approximately 8,863 loans, with an aggregate outstanding principal balance of approximately $65.2 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 45 assets with an outstanding principal balance of approximately $224.14 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through September 30, 2006, ASI has resolved 252 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.39 billion.

     The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related subordinate loan or pari passu loan, if in connection with a Serviced Loan Group). This account or accounts shall be an eligible account pursuant to the terms of the
Pooling and Servicing Agreement. The

                                      S-117

funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

     ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing
Agreement, applicable law and the applicable servicing standard.

     ASI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. ASI was formed in 2002 for the purpose of supporting the related business of ARCap REIT, Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002, the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 58 transactions consisting of approximately 8,863 loans with an approximate outstanding aggregate principal balance of $65.2 billion as of September 30, 2006.

     The information set forth herein concerning ASI and ARCap REIT, Inc. has been provided by ASI and ARCap REIT, Inc. None of the Depositor, the Trustee,
the Paying Agent, the underwriters nor any other person other than ASI and ARCap
REIT, Inc. makes any representation or warranty as to the accuracy or completeness of such information.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

     The Series 2006-IQ12 Commercial Mortgage Pass-Through Certificates (the
"Certificates") will be issued on or about December 21, 2006 pursuant to a
Pooling and Servicing Agreement to be dated as of December 1, 2006, among Morgan
Stanley Capital I Inc., the master servicers, the special servicer and the trustee.

     The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o    a security interest in any "government securities" as defined in the
          Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan;

     o    certain rights of Morgan Stanley Capital I Inc. under, or assigned to
          Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan
          Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

     o    with respect to the Class A-MFL Certificates, the Swap Contract, the
          Class A-MFL Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

     The Certificates will be issued on or about December 21, 2006 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

                                      S-118

     The Certificates will consist of 33 Classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-NM Certificates, the Class A-3 Certificates,
          the Class A-AB Certificates and the Class A-4 Certificates;

     o    the Class X-1 Certificates, the Class X-2 Certificates and the Class
          X-W Certificates;

     o    the Class A-M Certificates, the Class A-MFL Certificates, the Class
          A-J Certificates, the Class B Certificates, the Class C Certificates,
          the Class D Certificates, the Class E Certificates, the Class F
          Certificates, the Class G Certificates, the Class H Certificates, the
          Class J Certificates, the Class K Certificates, the Class L
          Certificates, the Class M Certificates, the Class N Certificates, the
          Class O Certificates, the Class P Certificates, the Class Q
          Certificates, the Class S Certificates and the Class EI Certificates;
          and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     On the Closing Date, the Class A-MFL Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The Class A-MFL
Regular Interest is not offered hereby. The Depositor will transfer the Class
A-MFL Regular Interest and the Swap Contract to the Paying Agent in exchange for the Class A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the Class A-MFL Regular Interest, the Swap
Contract and funds or assets on deposit from time to time in the Floating Rate
Account.

     The Class A Senior Certificates, the Class A-M Certificates, the Class
A-MFL Certificates and the Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D, Class E and Class F Certificates will be issued in denominations of $100,000 initial
Certificate Balance and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available
Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the OffereD Certificates will refer to actions taken by
DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description Of The Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or
Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or
Euroclear, on the other, will be effected in DTC through Citibank, N.A. or
JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on

                                      S-119

such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a
Euroclear participant to a DTC participant will be received with value on the
DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-NM,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-MFL, Class A-J, Class B,
Class C, Class D, Class E and Class F Certificates will have the following aggregate Certificate or Notional Balances. In each case, the Certificate
Balance may vary by up to 5%. Mortgage loans may be removed from or added to the
Mortgage Pool prior to the Closing Date within such maximum permitted variance.
Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement.

                  APPROXIMATE INITIAL     APPROXIMATE PERCENT       RATINGS       APPROXIMATE
CLASS             CERTIFICATE BALANCE   OF INITIAL POOL BALANCE   (FITCH/S&P)   CREDIT SUPPORT
---------------   -------------------   -----------------------   -----------   --------------

Class A-1......       $ 55,400,000                2.03%             AAA/AAA         30.000%
Class A-1A.....       $530,349,000               19.42%             AAA/AAA         30.000%
Class A-2......       $ 70,200,000                2.57%             AAA/AAA         30.000%
Class A-NM.....       $225,000,000                8.24%             AAA/AAA         30.000%
Class A-3......       $ 44,500,000                1.63%             AAA/AAA         30.000%
Class A-AB.....       $ 88,200,000                3.23%             AAA/AAA         30.000%
Class A-4......       $897,566,000               32.87%             AAA/AAA         30.000%
Class A-M......       $173,031,000                6.34%             AAA/AAA         20.000%
Class A-MFL....       $100,000,000                3.66%             AAA/AAA         20.000%
Class A-J......       $242,314,000                8.87%             AAA/AAA         11.125%
Class B........       $ 17,065,000                0.63%             AA+/AA+         10.500%
Class C........       $ 44,367,000                1.62%              AA/AA           8.875%
Class D........       $ 27,303,000                1.00%             AA-/AA-          7.875%
Class E........       $ 13,652,000                0.50%              A+/A+           7.375%
Class F........       $ 23,890,000                0.87%               A/A            6.500%

     The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3,
Class A-AB and Class A-4 Certificates represent the approximate credit support for those Certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-M and Class
A-MFL Certificates represent the approximate credit support for those
Certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-MFL Certificates for a failure by the Swap
Counterparty to make any payment under the related swap agreement. See "Ratings"
in this prospectus supplement.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation of Losses and Certain Expenses"
below.

     The Certificate Balance of the Class A-MFL Certificates will equal the
Certificate Balance of the Class A-MFL Regular Interest.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to 50% of the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest outstanding from time to time.

                                      S-120

     The Notional Amount of the Class X-W Certificates will be equal to 50% of the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest outstanding from time to time.

     The notional amount of the Class X-2 Certificates will be equal to:

     o    during the period from the Closing Date through and including the
          Distribution Date occurring in December 2007, the sum of (a) the lesser of $24,304,000 and 50% of the Certificate Balance of the Class
          A-1 Certificates outstanding from time to time, (b) the lesser of
          $263,360,500 and 50% of the Certificate Balance of the Class A-1A
          Certificates outstanding from time to time and (c) 50% of the aggregate of the Certificate Balances of the Class A-2, Class A-NM,
          Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class
          C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
          Class L, Class M and Class N Certificates and the Class A-MFL Regular
          Interest outstanding from time to time;

     o    during the period following the Distribution Date occurring in
          December 2007 through and including the Distribution Date occurring in
          December 2008, the sum of (a) the lesser of $251,893,500 and 50% of the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $16,311,500 and 50% of the
          Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M, Class
          A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
          Class J, Class K, Class L and Class M Certificates and the Class A-MFL
          Regular Interest outstanding from time to time and (d) the lesser of
          $1,002,000 and 50% of the Certificate Balance of the Class N
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in
          December 2008 through and including the Distribution Date occurring in
          December 2009, the sum of (a) the lesser of $239,955,500 and 50% of the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $12,180,000 and 50% of the
          Certificate Balance of the Class A-3 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C,
          Class D, Class E, Class F, Class G and Class H Certificates and the
          Class A-MFL Regular Interest outstanding from time to time and (d) the lesser of $9,909,000 and 50% of the Certificate Balance of the Class J
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in
          December 2009 through and including the Distribution Date occurring in
          December 2010, the sum of (a) the lesser of $225,451,000 and 50% of the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $11,840,500 and 50% of the
          Certificate Balance of the Class A-AB Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class
          E and Class F Certificates and the Class A-MFL Regular Interest
          outstanding from time to time and (d) the lesser of $10,488,500 and
          50% of the Certificate Balance of the Class G Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in
          December 2010 through and including the Distribution Date occurring in
          December 2011, the sum of (a) the lesser of $196,708,500 and 50% of the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $394,427,500 and 50% of the
          Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D and Class E
          Certificates and the Class A-MFL Regular Interest outstanding from time to time and (d) the lesser of $946,500 and 50% of the Certificate
          Balance of the Class F Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in
          December 2011 through and including the Distribution Date occurring in
          December 2012, the sum of (a) the lesser of $186,993,500 and 50% of the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $344,148,000 and 50% of the
          Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B and Class C

                                      S-121

          Certificates and the Class A-MFL Regular Interest outstanding from time to time and (d) the lesser of $2,359,500 and 50% of the
          Certificate Balance of the Class D Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in
          December 2012 through and including the Distribution Date occurring in
          December 2013, the sum of (a) the lesser of $170,426,000 and 50% of the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $294,358,000 and 50% of the
          Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-M, Class A-J and Class B Certificates and the Class A-MFL
          Regular Interest outstanding from time to time and (d) the lesser of
          $7,284,500 and 50% of the Certificate Balance of the Class C
          Certificates outstanding from time to time; and

     o    following the Distribution Date occurring in December 2013, $0.

     Accordingly, the Notional Amount of each of the Class X-1 and Class X-W
Certificates will be reduced on each Distribution Date by 50% of any distributions of principal actually made on, and any Realized Losses and Expense
Losses of principal actually allocated to, any Class of Principal Balance
Certificates.

     The Notional Amount of the Class X-2 Certificates will be reduced on each
Distribution Date by 50% of any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates or the Class A-MFL Regular Interest
included in the calculation of the Notional Amount for the Class X-2
Certificates on such Distribution Date, as described above, to the extent that
50% of such distribution of principal or allocation of Realized Losses and
Expense Losses reduces the Certificate Balance of the related Class of
Certificates or the Class A-MFL Regular Interest to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the
Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in December 2013.

     Upon initial issuance, the aggregate Notional Amount of each of the Class
X-1 and Class X-W Certificates will be $1,365,153,764, subject to a permitted variance of plus or minus 5%. Upon initial issuance, the aggregate Notional
Amount of the Class X-2 Certificates will be $1,339,466,000, subject to a permitted variance of plus or minus 5%. The Notional Amounts of the Class X-1,
Class X-2 and Class X-W Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB,
Class A-4, Class A-M and Class A-J Certificates and the Class A-MFL Regular
Interest will accrue interest at a per annum rate equal to the fixed rate with respect thereto set forth on the cover to this prospectus supplement. The Class
B, Class C, Class D, Class E and Class F Certificates will accrue interest at a per annum rate equal to the fixed rate with respect thereto set forth on the cover to this prospectus supplement subject to a cap equal to the Weighted
Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class A-MFL
Certificates for each Distribution Date will be equal to one-month LIBOR +
0.180%, with respect to the Class A-MFL Certificates, per annum (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period) subject to the limitations described in this prospectus supplement.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.043% per annum.

     The Pass-Through Rate applicable to the Class X-1 Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
Date). Each of those components

                                      S-122

will be comprised of 50% or a lesser designated portion of the Certificate
Balance of one of the classes of the certificates with a principal balance
(other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest.
In general, 50% of the Certificate Balance of each class of certificates with a principal balance (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not more than 50%, of the Certificate Balance of any particular class of certificates with a principal balance (other than the Class A-MFL Certificates) and the Class
A-MFL Regular Interest is identified as being part of the total notional amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total notional amount of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution
Date. For any Distribution Date occurring in or before December 2013, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1
Strip Rate will be calculated as follows:

     o    if such particular component consists of 50% of the Certificate
          Balance (or a lesser designated portion of that Certificate Balance)
          of any class of Certificates with a Certificate Balance (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest,
          and if such 50% (or that lesser designated portion) of such
          Certificate Balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related
          Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to the prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates with a
          Certificate Balance or the Class A-MFL Regular Interest; and

     o    if such particular component consists of 50% of the Certificate
          Balance (or a lesser designated portion of that Certificate Balance)
          of any class of Certificates with a Certificate Balance, and if such
          50% (or that lesser designated portion) of such Certificate Balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related
          Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          such Distribution Date, over (b) the Pass-Through Rate for such
          Distribution Date for such class of Certificates with a Certificate
          Balance or the Class A-MFL Regular Interest.

     For any Distribution Date occurring after December 2013, 50% of the
Certificate Balance of each class of Certificates with a Certificate Balance
(other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest
will constitute a separate component of the total notional amount of the Class
X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of
(a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b)
the Pass-Through Rate for such Distribution Date for such class of Certificates with a Certificate Balance (other than the Class A-MFL Certificates) and the
Class A-MFL Regular Interest.

     Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.497% per annum.

     The Pass-Through Rate applicable to the Class X-2 Certificates for each
Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in December 2013 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of 50% or a lesser designated portion of the
Certificate Balance of a specified class of Certificates with a Certificate
Balance or the Class A-MFL Regular Interest. If 50% or a lesser designated portion of the Certificate Balance of any class of Certificates with a
Certificate Balance (other than the Class A-MFL Certificates) and the Class
A-MFL Regular Interest is identified as being part of the total notional amount of the Class X-2 Certificates immediately prior to any Distribution Date, then

                                      S-123

50% of that Certificate Balance (or lesser designated portion of it) will represent one or more separate components of the total notional amount of the
Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before
December 2013, on any particular component of the total notional amount of the
Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached to the prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o    the Pass-Through Rate for such Distribution Date for the class of principal balance certificates that comprises such component, the
          Pass-Through Rate on the Class A-MFL Regular Interest whose
          Certificate Balance comprises such component.

     Under no circumstances will any Class X-2 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-W Certificates for the initial Distribution Date will equal approximately 0.531% per annum.

     The Pass-Through Rate applicable to the Class X-W Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of, with respect to 50% of each class of principal balance certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest, the excess, if any, of (a) the Weighted Average Net Mortgage
Rate for such Distribution Date, over (b) the Pass-Through Rate for such
Distribution Date of such class of principal balance certificates or the Class
A-MFL Regular Interest (each, a "Class X-W Strip Rate") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-W Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of 50% of the Certificate Balance of one of the classes of the Certificates with a Certificate Balance (other than the
Class A-MFL Certificates) and the Class A-MFL Regular Interest.

     Under no circumstances will any Class X-W Strip Rate be less than zero.

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the Certificates (other than the Class
A-MFL Certificates) and the Class A-MFL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing January 16, 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the
Certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest are registered at the close of business on the related Record
Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate (other than the Class A-MFL
Certificates) and the Class A-MFL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate

                                      S-124

(other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest
in reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate or regular interest, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage
Interests in such Class.

     Funds in the Distribution Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than one Business Day prior to the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the
Certificates.

     Funds in the Certificate Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicers. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master
Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the Certificates (other than the Class A-MFL Certificates) and the
Class A-MFL Regular Interest will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (beginning in 2007), or February if the related Distribution Date is the final Distribution
Date, the paying agent will withdraw an amount from each Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Fees and Expenses. The amounts available for distribution on the
Certificates on any Distribution Date will generally be net of the following amounts:

    TYPE/RECIPIENT                           AMOUNT                      FREQUENCY      SOURCE OF PAYMENT
----------------------   ---------------------------------------------   ---------   -----------------------

Fees

Servicing Fee / Master   The product of the portion of the per annum      Monthly.   Interest payment on the
   Servicers             Master Servicing Fee Rate for the applicable                related mortgage loan.
                         master servicer for such month, determined in
                         the same manner as the applicable mortgage
                         rate is determined for each mortgage loan for
                         such month, and the Scheduled Principal
                         Balance of each mortgage loan, reduced by any
                         Compensating Interest Payment. The Master
                         Servicing Fee Rate (including any
                         sub-servicing or primary servicing fees and
                         inclusive of the Excess Servicing Fee) will
                         range, on a loan-by-loan basis, from 0.02%
                         per annum to 0.14575% per annum.

                                      S-125

       TYPE/RECIPIENT                            AMOUNT                               FREQUENCY              SOURCE OF PAYMENT
---------------------------  -------------------------------------------------  ---------------------  -----------------------------

Additional Servicing         o    50% of assumption fees on non-Specially       Time to time.          The related fees or
   Compensation                   Serviced Mortgage Loans;                                             investment income.
    / Master Servicers

                             o    all late payment fees and net default
                                  interest (other than on Specially Serviced
                                  Mortgage Loans) not used to pay interest on
                                  Advances and additional trust fund expenses;

                             o    50% of application, release, loan
                                  modification, forbearance and extension fees
                                  on non-Specially Serviced Mortgage Loans;

                             o    all net investment income earned on amounts
                                  on deposit in the Certificate Account and
                                  (if not required to be paid to borrower)
                                  escrow accounts; and

                             o    any Prepayment Interest Excess not used to
                                  offset Prepayment Interest Shortfalls (other
                                  than on Specially Serviced Mortgage Loans).

Special Servicing            The product of the portion of a rate equal to      Monthly for Specially  Collections on the mortgage
   Fee / Special Servicer    0.25% per annum applicable to such month,          Serviced Mortgage      loans in the mortgage pool.
                             determined in the same manner as the applicable    Loans.
                             mortgage rate is determined for each Specially
                             Serviced Mortgage Loan for such month, and the
                             Scheduled Principal Balance of each Specially
                             Serviced Mortgage Loan.

Workout Fee / Special        1.00% of each collection of principal and          Monthly on             The related collection of
   Servicer                  interest on each Rehabilitated Mortgage Loan.      Rehabilitated          principal and/or interest.
                                                                                Mortgage Loans.

Liquidation Fee / Special    1.00% of the Liquidation Proceeds received in      Upon receipt of        The related Liquidation
   Servicer                  connection with a full or partial liquidation of   Liquidation Proceeds,  Proceeds, Condemnation
                             a Specially Serviced Mortgage Loan or related REO  Condemnation Proceeds  Proceeds or Insurance
                             Property and/or any Condemnation Proceeds or       and Insurance          Proceeds.
                             Insurance Proceeds received by the trust (other    Proceeds.
                             than Liquidation Proceeds received in connection
                             with a repurchase by a mortgage loan seller or
                             purchase by a mezzanine or subordinate lender
                             under the conditions specified in the definition
                             of Liquidation Fee in this prospectus
                             supplement).

                                      S-126

       TYPE/RECIPIENT                            AMOUNT                               FREQUENCY              SOURCE OF PAYMENT
---------------------------  -------------------------------------------------  ---------------------  -----------------------------

Additional Special           o    all late payment fees and net default         Time to time.          The related fee or
   Servicing Compensation         interest (on Specially Serviced Mortgage                             investment income.
    / Special Servicer            Loans) not used to pay interest on Advances
                                  and additional trust fund expenses;

                             o    50% of assumption fees on non-Specially
                                  Serviced Mortgage Loans and 100% of such
                                  fees on Specially Serviced Mortgage Loans;

                             o    100% of application, loan modification,
                                  forbearance and extension fees on Specially
                                  Serviced Mortgage Loans; and 50% of such
                                  fees on non-Specially Serviced Mortgage
                                  Loans; and

                             o    all net investment income received on funds
                                  in any REO Account.

Trustee Fee / Trustee and    The product of the portion of a rate equal to      Monthly.               Interest on each mortgage
   Paying Agent              0.00075% per annum applicable to such month,                              loan.
                             determined in the same manner as the applicable
                             mortgage rate is determined for each mortgage
                             loan for such month, and the Scheduled Principal
                             Balance of each mortgage loan. A portion of the
                             Trustee Fee is payable to the paying agent.

Expenses

Servicing Advances / Master  To the extent of funds available, the amount of    Time to time.          Recoveries on the related
   Servicers, Special        any Servicing Advances.                                                   mortgage loan, or to the
   Servicer and Trustee                                                                                extent that the party making
                                                                                                       the advance determines it is
                                                                                                       nonrecoverable, from
                                                                                                       collections in the applicable
                                                                                                       Certificate Account.

Interest on Servicing        At Prime Rate.                                     When Advance is        First from late payment
   Advances / Master                                                            reimbursed.            charges and default interest
   Servicers, Special                                                                                  in excess of the regular
   Servicer and Trustee                                                                                interest rate on the related
                                                                                                       mortgage loan, and then from
                                                                                                       collections in the
                                                                                                       Certificate Account.

P&I Advances / Master        To the extent of funds available, the amount of    Time to time.          Recoveries on the related
   Servicers and Trustee     any P&I Advances.                                                         mortgage loan, or to the
                                                                                                       extent that the party making
                                                                                                       the advance determines it is
                                                                                                       nonrecoverable, from
                                                                                                       collections in the
                                                                                                       Certificate Account.

                                      S-127

       TYPE/RECIPIENT                            AMOUNT                               FREQUENCY              SOURCE OF PAYMENT
---------------------------  -------------------------------------------------  ---------------------  -----------------------------

Interest on P&I Advances /   At Prime Rate.                                     When Advance is        First from late payment
   Master Servicers and                                                         reimbursed.            charges and default interest
   Trustee                                                                                             in excess of the regular
                                                                                                       interest rate, and then from
                                                                                                       all collections in the
                                                                                                       Certificate Account.

Indemnification Expenses /   Amounts for which the trustee, the paying agent,   From time to time.     All collections in the
   Trustee, Paying Agent,    the master servicer and the special servicer are                          Certificate Account.
   Master Servicers and/or   entitled to indemnification.
   Special Servicer

Trust Fund Expenses not      Based on third party charges.                      From time to time.      All collections in the
   Advanced (may include                                                                                Certificate Account.
   environmental remediation
   costs, appraisals,
   independent contractor to
   operate REO) / Trustee,
   Paying Agent, Master
   Servicers and/or Special
   Servicer

     Pursuant to the Pooling and Servicing Agreement, the applicable master servicer and/or the special servicer will be entitled to seek reimbursement from amounts due the holder of a related Subordinate Loan, to the extent that the amounts in the applicable sub-account of the Certificate Account are not sufficient to fully reimburse such master servicer or special servicer for fees and expenses that solely relate to the related Serviced Loan Group and are required to be paid from amounts due the holder of the related Subordinate Loans as provided in the related Co-Lender Agreement.

     The Pooling and Servicing Agreement does not provide for any successor master servicer, successor special servicer, successor trustee or successor paying agent, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the servicer, special servicer, trustee or paying agent would require an amendment to the
Pooling and Servicing Agreement.

     Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (1)  to the holders of the Class A-1, Class A-1A, Class A-2, Class
               A-NM, Class A-3, Class A-AB, Class A-4, Class X-1, the Class X-2
               and Class X-W Certificates, concurrently,

               o    to the holders of the Class A-1, Class A-2, Class A-NM,
                    Class A-3, Class A-AB and Class A-4 Certificates, the
                    Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which shall be
                    payable from amounts in the Available Distribution Amount
                    attributable to Loan Group 1), pro rata in proportion to the
                    Distributable Certificate Interest Amount payable in respect of each such Class;

               o    to the holders of the Class A-1A Certificates, the
                    Distributable Certificate Interest Amount in respect of such
                    Class for such Distribution Date (which shall be payable
                    from amounts in the Available Distribution Amount
                    attributable to Loan Group 2); and

                                     S-128

               o    to the holders of the Class X-1, Class X-2 and Class X-W
                    Certificates, the Distributable Certificate Interest Amount
                    in respect of each such Class for such Distribution Date, in proportion to the Distributable Certificate Interest Amount payable in respect of such Class;

               provided, however, that if the portion of Available Distribution
               Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior, Class X-1, Class X-2 and
               Class X-W Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

          (2)  (A) to the holders of the Class A-1, Class A-2, Class A-NM, Class
               A-3, Class A-AB and Class A-4 Certificates,

               o    first, to the Class A-NM Certificates, from the portion of such amounts attributable to voluntary prepayments with
                    respect to the Natick Mall Mortgage Loan, until the Class
                    A-NM Certificates are reduced to zero,

               o    second, to the Class A-AB Certificates, the Loan Group 1
                    Principal Distribution Amount (other than voluntary
                    prepayments collected with respect to the Natick Mall
                    Mortgage Loan) and, after the principal balance of the Class
                    A-1A Certificates has been reduced to zero, the Loan Group 2
                    Distribution Amount remaining after payments to the Class
                    A-1A Certificates have been made on the applicable
                    Distribution Date, and, after the principal balance of the
                    Class A-NM Certificates has been reduced to zero, the
                    portion of such amounts attributable to voluntary
                    prepayments collected with respect to the Natick Mall
                    Mortgage Loan remaining after payments to the Class A-NM
                    Certificates have been made on the applicable Distribution
                    Date, until the Class A-AB Certificates are reduced to their
                    "Planned Principal Balance", as set forth on Schedule C to this prospectus supplement,

               o    third, to the Class A-1 Certificates, the Loan Group 1
                    Principal Distribution Amount (other than voluntary
                    prepayments collected with respect to the Natick Mall
                    Mortgage Loan) and, after the principal balance of the Class
                    A-1A Certificates has been reduced to zero, the Loan Group 2
                    Principal Distribution Amount remaining after payments to
                    the Class A-1A and Class A-AB (in respect of its Planned
                    Principal Balance) Certificates have been made on the
                    applicable Distribution Date and, after the principal
                    balance of the Class A-NM Certificates has been reduced to zero, the portion of such amounts attributable to voluntary prepayments collected with respect to the Natick Mall
                    Mortgage Loan remaining after payments to the Class A-NM and
                    Class A-AB (in respect of its Planned Principal Balance)
                    Certificates have been made on the applicable Distribution
                    Date, until the Class A-1 Certificates are reduced to zero,

               o    fourth, to the Class A-2 Certificates, the Loan Group 1
                    Principal Distribution Amount (other than voluntary
                    prepayments collected with respect to the Natick Mall
                    Mortgage Loan) and, after the principal balance of the Class
                    A-1A Certificates has been reduced to zero, the Loan Group 2
                    Principal Distribution Amount remaining after payments to
                    the Class A-1A, Class A-AB (in respect of its Planned
                    Principal Balance) and Class A-1 Certificates have been made on the applicable Distribution Date and, after the principal balance of the Class A-NM Certificates has been reduced to zero, the portion of such amounts attributable to voluntary prepayments collected with respect to the Natick Mall
                    Mortgage Loan remaining after payments to the Class A-NM,
                    Class A-AB (in respect of its Planned Principal Balance) and
                    Class A-1 Certificates have been made on the applicable
                    Distribution Date, until the Class A-2 Certificates are
                    reduced to zero,

               o    fifth, to the Class A-NM Certificates, the Loan Group 1
                    Principal Distribution Amount and, after the principal
                    balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount
                    remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1 and
                    Class A-2

                                     S-129

                    Certificates have been made on the applicable Distribution
                    Date, until the Class A-NM Certificates are reduced to zero,

               o    sixth, to the Class A-3 Certificates, the Loan Group 1
                    Principal Distribution Amount and, after the principal
                    balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount
                    remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1, Class
                    A-2 and Class A-NM Certificates have been made on the
                    applicable Distribution Date, until the Class A-3
                    Certificates are reduced to zero,

               o    seventh, to the Class A-AB Certificates, the Loan Group 1
                    Principal Distribution Amount and, after the principal
                    balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount
                    remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1, Class
                    A-2, Class A-NM and Class A-3 Certificates have been made on the applicable Distribution Date, until the Class A-AB
                    Certificates are reduced to zero, and

               o    eighth, to the Class A-4 Certificates, the Loan Group 1
                    Principal Distribution Amount and, after the principal
                    balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount
                    remaining after payments to the Class A-1A, Class A-1, Class
                    A-2, Class A-NM, Class A-3, Class A-AB, Certificates have
                    been made on the applicable Distribution Date, until the
                    Class A-4 Certificates are reduced to zero,

               (B) to the holders of the Class A-1A Certificates, the Loan Group
               2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates has
               been reduced to zero, the Loan Group 1 Principal Distribution
               Amount for such Distribution Date remaining after payments to the
               Class A-1, Class A-2, Class A-NM, Class A-3, Class A-AB and Class
               A-4 Certificates have been made on the applicable distribution date, until the aggregate Certificate Balance of the Class A-1A
               Certificates has been reduced to zero;

          (3)  to the holders of the Class A Senior Certificates and the Class
               X-1, Class X-2 and Class X-W Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense
               Losses previously allocated to such Certificates and for which reimbursement has not previously been fully paid (in the case of the Class X-1, Class X-2 and Class X-W Certificates, insofar as
               Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized
               Losses or Expense Losses, at 1/12 of the applicable Pass-Through
               Rate;

          (4)  to the holders of the Class A-M Certificates and to the Class
               A-MFL Regular Interest, pro rata, the Distributable Certificate
               Interest Amount in respect of such Classes for such Distribution
               Date in proportion to the Distributable Certificate Interest
               Amount payable in respect of each such Class;

          (5)  upon payment in full of the aggregate Certificate Balances of the
               Class A Senior Certificates, to the holders of the Class A-M
               Certificates and to the Class A-MFL Regular Interest, pro rata, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balances of the Class A-M
               Certificates and the Class A-MFL Regular Interest have been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates;

          (6)  to the holders of the Class A-M Certificates and to the Class
               A-MFL Regular Interest, pro rata, in proportion to their
               respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense
               Losses previously allocated to such Class and for which
               reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable
               Pass-Through Rate;

                                     S-130

          (7)  to the holders of the Class A-J Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (8)  upon payment in full of the aggregate Certificate Balances of the
               Class A-M Certificates and the Class A-MFL Regular Interest, to
               the holders of the Class A-J Certificates, the Principal
               Distribution Amount for such Distribution Date until the
               aggregate Certificate Balance of the Class A-J Certificates has
               been reduced to zero; the portion of the Principal Distribution
               Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior
               Certificates, Class A-M Certificates and to the Class A-MFL
               Regular Interest;

          (9)  to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

          (10) to the holders of the Class B Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (11) upon payment in full of the aggregate Certificate Balances of the
               Class A-J Certificates, to the holders of the Class B
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class B Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates, the Class
               A-MFL Regular Interest and Class A-J Certificates;

          (12) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

          (13) to the holders of the Class C Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (14) upon payment in full of the aggregate Certificate Balance of the
               Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates, the Class
               A-MFL Regular Interest, Class A-J Certificates and Class B
               Certificates;

          (15) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense
               Losses, at 1/12 of the applicable Pass-Through Rate;

          (16) to the holders of the Class D Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (17) upon payment in full of the aggregate Certificate Balance of the
               Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates, the Class
               A-MFL Regular Interest, Class A-J Certificates, Class B
               Certificates and Class C Certificates;

          (18) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not

                                     S-131

               been fully paid, plus interest on such Realized Losses or Expense
               Losses, at 1/12 of the applicable Pass-Through Rate;

          (19) to the holders of the Class E Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (20) upon payment in full of the aggregate Certificate Balance of the
               Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class E
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates, Class A-MFL
               Regular Interest, Class A-J Certificates, Class B Certificates,
               Class C Certificates and Class D Certificates;

          (21) to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense
               Losses, at 1/12 of the applicable Pass-Through Rate;

          (22) to the holders of the Class F Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (23) upon payment in full of the aggregate Certificate Balance of the
               Class E Certificates, to the holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class F
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates, Class A-MFL
               Regular Interest, Class A-J Certificates, Class B Certificates,
               Class C Certificates, Class D Certificates and Class E
               Certificates;

          (24) to the holders of the Class F Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense
               Losses, at 1/12 of the applicable Pass-Through Rate; and

          (25) to make payments to the holders of the private certificates
               (other than the Class X-1, Class X-2 and Class X-W Certificates)
               as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

     o    first, to the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3,
          Class A-AB and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate
          Balance of each such Class is reduced to zero; and

     o    second, to the Class A-1, Class A-1A, Class A-2, Class A-NM, Class
          A-3, Class A-AB and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such
          Classes, plus interest on such Realized Losses or Expense Losses, at
          1/12 of the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the Offered Certificates (other than the Class A-MFL Certificates), the Class
A-MFL Regular Interest, the Class X-1, Class X-2 and Class X-W Certificates, the
paying agent will apply the remaining portion, if any, of the Available
Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X-1, Class X-2 and Class X-W Certificates and Residual Certificates, in alphabetical order of
Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2)

                                     S-132

and (3) below, in that order, to the holders of the Class G Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q and Class S Certificates:

          (1)  to pay interest to the holders of the particular Class of
               Certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other Class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
               Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such
               Distribution Date; and

          (3)  to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such Class of
               Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such Class of Certificates.

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates and the Class A-MFL Regular Interest as contemplated above, will be paid to the holders of the Residual Certificates. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid either to the holders of the Class EI Certificates.

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Class A-MFL Certificates, the Class A-MFL Regular Interest) --
in order of alphabetical Class designation (it being understood that the rights of the holders of the Class A-J Certificates to receive such reimbursements will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates)) -- for any, and to the extent of, Realized Losses and Expense
Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     The amount to be allocated to the Class A-MFL Regular Interest on each
Distribution Date will be required to be deposited into the Floating Rate
Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-MFL Regular Interest will be applied to make payments under the Swap Contract as provided in this prospectus supplement under "Description of the Swap Contract." The amounts remaining in the Floating
Rate Account, including any net swap payment received under the Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class
A-MFL Certificates on the Distribution Date as part of the Class A-MFL Available
Funds.

     The Class A-MFL Certificates

     On each Distribution Date, the paying agent will distribute from the Class
A-MFL Available Funds to the holders of the Class A-MFL Certificates as of the related Record Date the following amounts: (i) the Class A-MFL Interest
Distribution Amount and (ii) the Class A-MFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contract"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-MFL Certificates. No holder of a Class A-MFL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-MFL Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract.

     The Class A-MFL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR + 0.180%
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period)
based on the actual number of days

                                     S-133

elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the related Swap Contract or if there are insufficient funds in the Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the related Swap Contract. Allocation of Net
Aggregate Prepayment Interest Shortfalls to the Class A-MFL Regular Interest
will reduce the amount of interest payable to the Class A-MFL Certificates by an equivalent amount. If the pass-through rate on the Class A-MFL Regular Interest is reduced below 5.370% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-MFL Certificates for such distribution date.

     In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-MFL Certificates will accrue interest at the Pass Through Rate of, and on the same basis and in the same manner as, the Class A-MFL Regular Interest. The Pass-Through Rate of
the Class A-MFL Regular Interest is equal to a fixed rate equal to 5.370% per annum (computed based on a 360-day year consisting of twelve 30-day months).

     In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the
Floating Rate Account to make the full distribution of the Class A-MFL Interest
Distribution Amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

     For a further discussion, see "Description of the Swap Contract" herein.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-NM, Class A-3, Class A-AB, Class A-4 and Class A-M Certificates, and the
Class A-MFL Regular Interest, and the Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J and Class K Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than
1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates and the Class
A-MFL Certificates (but including the Class A-MFL Regular Interest), on that
Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. All Prepayment Premiums or Yield Maintenance Charges
allocated to the Class A-MFL Regular Interest will be paid to the Swap
Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-MFL
Certificates.

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates,
(b) the Base Interest Fraction for the related principal prepayment and that
Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraphs above will be distributed to the holders of the Class X-1, Class X-2 and Class X-W Certificates.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or
Class EI Certificates or the Residual Certificates. Any

                                     S-134

Prepayment Premiums or Yield Maintenance Charges distributed to holders of a
Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the Certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan;
and, subject to the recoverability determination described under "--Advances"
below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event with respect to any mortgage loan serviced under the Pooling and Servicing Agreement (or any Serviced Loan
Group, as applicable), the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan (or any
Serviced Loan Group, as applicable) is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO
Property, as the case may be; provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by the special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.

     As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (or any Serviced Loan Group, as applicable)
is brought current under the then current terms of the mortgage loan (or any
Serviced Loan Group, as applicable) for at least 3 consecutive months. No
Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (or any Serviced Loan Group, as applicable) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce a master servicer's or the trustee's, as the case may be, obligation to make P&I
Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate
Class or Classes of Principal Balance Certificates. See "--Advances--P&I
Advances" below.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates)). This subordination is intended to enhance the likelihood of timely receipt by the

                                     S-135

holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior
Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation (it being understood that such rights of the holders of the Class
A-J Certificates will be subordinated to the rights of the holders of the Class
A-M Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates)), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

     Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

     Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates)), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each
Distribution Date will provide a similar benefit to each such Class of
Certificates or the Class A-MFL Regular Interest with regard to the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates)).

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K,
Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class
A-J Certificates and pro rata between the Class A-M Certificates and the Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), in that order, and then to the Class A-1, Class A-1A, Class A-2, Class A-NM, Class
A-3, Class A-AB and Class A-4 Certificates, pro rata and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-W Certificates
(other than as a reduction of the Notional Amount), pro rata with the Class A
Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class A-MFL Regular
Interest will result in an equivalent reduction to the Class A-MFL Certificates.

     As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made sucH Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in

                                     S-136

accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections on the mortgage loans in such master servicer's Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer's
Certificate Account.

     Realized Losses will not be allocated to the Natick Mall Mortgage Loan, the
Jones Road Shopping Center Mortgage Loan and the LaSalle Senior Mortgage Loans
until such Realized Losses reduce the related Subordinate Loans to zero. Any additional trust expenses under the Pooling and Servicing Agreement that are
Expense Losses are to be paid, first, out of collections on, and other proceeds of, the Subordinate Loans until reduced to zero and then the Natick Mall
Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or related LaSalle
Senior Mortgage Loan, as applicable.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of thE Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of Certificates (other than the Class A-MFL
Certificates) and the Class A-MFL Regular Interest in proportion to the amount of Accrued Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net
Aggregate Prepayment Interest Shortfalls to the Class A-MFL Regular Interest
will reduce the amount of interest payable to the Class A-MFL Certificates by an equivalent amount. The Distributable Certificate Interest Amount in respect of any Class of Certificates will be reduced to the extent any Net Aggregate
Prepayment Interest Shortfalls are allocated to such Class of Certificates. See
"Servicing of the Mortgage Loans--The Master Servicer--Master Servicer
Compensation" in this prospectus supplement.

     The Distributable Certificate Interest Amount in respect of any Class of
Certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest will be reduced to the extent any Net Aggregate Prepayment
Interest Shortfalls are allocated to such Class. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The holders of a majority of the Controlling Class, the general master servicer, the master servicer of the PMCF mortgage loans, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all
Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at

                                     S-137

the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due Date for each mortgage loan ending in tHE Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders, the SwaP Counterparty and the Rating
Agencies upon the receipt of written notice of such optional termination.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, each master servicer
(or the trustee, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing
Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o    the amount required to be advanced by such master servicer without giving effect to this sentence; and

     o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of Natick Mall Mortgage Loan, the Jones
          Road Shopping Center Mortgage Loan or a LaSalle Senior Mortgage Loan,
          the portion of the Appraisal Reduction that is allocable to such mortgage loan, as applicable) and the denominator of which is the
          Scheduled Principal Balance of such mortgage loan as of such
          Determination Date.

     In addition, the master servicers and the trustee will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or (ii) make any P&I Advances on the Subordinate Loans.

     None of the master servicers, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Contract.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     Each master servicer will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the

                                     S-138

Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under
"--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made
(which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance
Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicers and the trustee to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO
Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o    items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o    other costs and expenses necessary to maintain, manage or operate such
          REO Property.

     Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related
Certificate Account.

                                     S-139

     The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan (or any Serviced Loan Group, as applicable) or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, any related Subordinate Loan) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account
(or if not available from such Certificate Account, from the other Certificate
Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such
Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

     Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion as an accommodation to the Certificateholders to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than
6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If such master servicer or trustee, as applicable, determines, in its sole discretion, for any reason to recover its nonrecoverable Advances, then such master servicer or trustee, as applicable, will be entitled to immediate reimbursement of those nonrecoverable
Advances with interest at the Advance Rate. Such master servicer's or trustee's, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee, or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such master servicer's or the trustee's right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard, in the case of the master servicers and, with respect to the trustee, in accordance with its good faith business judgment.

     If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by any master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

                                     S-140

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the special servicer (exercised in accordance with the Servicing Standard) or the trustee (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the applicable master servicer, the Operating
Adviser, the Rating Agencies, the paying agent, the holder of the related
Subordinate Loan or Subordinate Loans if the Servicing Advance relates to a
Serviced Loan Group and us, setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the
Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by such master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

     In addition, a master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer's determination that an P&I Advance or
Servicing Advance is a nonrecoverable Advance).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder and the Swap Counterparty on each Distribution Date:

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

          (1)  the date of such Distribution Date, and of the Record Date,
               Interest Accrual Period, and Determination Date for such
               Distribution Date;

          (2)  the Available Distribution Amount for the Distribution Date, and
               any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of Available
               Distribution Amount or such other cash flows);

          (3)  the aggregate amount of servicing fees, special servicing fees, other special servicing compensation, trustee fees and paying agent fees paid to the master servicers, the special servicer, the trustee and the paying agent with respect to the Mortgage
               Pool and with respect to each Loan Group;

          (4)  the amount of other fees and expenses accrued and paid from the trust fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable;

          (5)  the amount, if any, of such distributions to the holders of each
               Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

          (6)  the amount of such distribution to holders of each Class of REMIC
               Regular Certificates and the Class A-MFL Regular Interest
               allocable to (A) interest and (B) Prepayment Premiums or Yield
               Maintenance Charges;

                                     S-141

          (7)  the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of
               Certificates;

          (8)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

          (9)  the weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;

          (10) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans and weighted average remaining term at the close of
               business on the related Determination Date, with respect to the
               Mortgage Pool and with respect to each Loan Group;

          (11) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool and with respect to each
               Loan Group:

               First, delinquent 30 to 59 days,

               Second, delinquent 60 to 89 days,

               Third, delinquent 90 days or more,

               Fourth, as to which foreclosure proceedings have been commenced,
               or

               Fifth, as to which bankruptcy proceedings have been commenced;

          (12) the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with respect to the
               Mortgage Pool and with respect to each Loan Group;

          (13) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

          (14) material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or the special servicer has received written notice;

          (15) material breaches of any covenants under the Pooling and
               Servicing Agreement of which the trustee, a master servicer or the special servicer has received written notice;

          (16) if applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

          (17) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal
               Balance of the mortgage loan;

          (18) as of the related Determination Date:

               First, as to any REO Property sold during the related Collection
               Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

               Second, the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the applicable
               Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                                     S-142

          (19) the aggregate Certificate Balance or Notional Amount of each
               Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

          (20) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

          (21) the Pass-Through Rate applicable to each Class of REMIC Regular
               Certificates, the Class A-MFL Certificates and the Class A-MFL
               Regular Interest for such Distribution Date;

          (22) the amount of Unpaid Interest, Realized Losses or Expense Losses,
               if any, incurred with respect to the mortgage loans, including a breakout by type of such Realized Losses or Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

          (23) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total
               Appraisal Reductions in effect as of such Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group;

          (24) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a)
               of Regulation AB that can, in the Paying Agent's reasonable judgment, be included on the Monthly Certificateholders Report without undue difficulty;

          (25) with respect to the Swap Contract:

               First, the amounts received and paid in respect of Swap Contract for such Distribution Date and the Pass-Through Rate applicable to the
          Class A-MFL Certificates for the next succeeding Distribution Date;

               Second, identification of any Rating Agency Trigger Event or Swap
          Default under the Swap Contract as of the close of business on the last day of the immediately preceding calendar month;

               Third, the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate
          Swap Counterparty to acquire a replacement swap contract, and (iii)
          collateral posted by the Swap Counterparty in connection with any
          Rating Agency Trigger Event under Swap Contract; and

               Fourth, the amount of and identification of any payments on the
          Class A-MFL Certificates in addition to the amount of principal and interest due on such class, such as any termination payment received in connection with the Swap Contract or any payment of a Prepayment
          Premium or Yield Maintenance Charge after the termination of the Swap
          Contract; and

          (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(5), (a)(6)
and (a)(7) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc.
and its designees, the Rating Agencies, parties to the Pooling and Servicing
Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been

                                     S-143

prepared and filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call (312) 904-6561.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its
designees, the parties to the Pooling and Servicing Agreement, the Rating
Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of each Subordinate
Loan, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO
Property rent roll and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicer and delivered to the paying agent, (iii) any Phase I Environmental
Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the trustee and/or the paying agent make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap
Counterparty, the holder of each Subordinate Loan, each Rating Agency or Morgan
Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o    all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

     o    all officer's certificates delivered to the paying agent since the
          Closing Date;

     o    all accountants' reports delivered to the paying agent since the
          Closing Date;

     o    the mortgage loan files;

     o    the most recent property inspection report prepared by or on behalf of the master servicers or the special servicer in respect of each mortgaged property;

     o    the most recent mortgaged property rent rolls and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicer and delivered to the paying agent;

     o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicer; and

                                      S-144

     o    any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files and certain other items, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies.
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the
Certificates by such recipient and in accordance with applicable law.

     The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-IQ12." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto as well as this prospectus supplement, through the EDGAR system, so the materials should be available by logging onto the Commission's website. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicers, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the
Certificates assuming the Certificates are issued in December 2006:

The close of business on:
December 1, 2006            (A)   Cut-off Date.

December 31, 2006           (B)   Record Date for all Classes of Certificates.

January 2-10, 2007          (C)   The Collection Period. Each master servicer
                                  receives Scheduled Payments due after the
                                  Cut-off Date and any Principal Prepayments
                                  made after the Cut-off Date and on or prior to
                                  January 10.

January 8, 2007             (D)   Determination Date for mortgage loans other
                                  than those originated by Massachusetts Mutual
                                  Life Insurance Company (5 Business Days prior
                                  to the Distribution Date).

                                      S-145

The close of business on:

January 10, 2007                  Determination Date for mortgage loans
                                  originated by Massachusetts Mutual Life
                                  Insurance Company (the 10th day of each month
                                  or, if such day is not a Business Day, the
                                  immediately following Business Day).

January 12, 2007            (E)   Master Servicer Remittance Date (1 Business
                                  Day prior to the Distribution Date).

January 16, 2007            (F)   Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

     First, The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

     Second, Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the related
Distribution Date.

     Third, Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable
Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each
Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

     Fourth, Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     Fifth, Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

     Sixth, The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each Class of Certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.
The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

     The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in December 2043.

     The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

                                      S-146

     o    to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the
          Certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o    to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
          Servicing Agreement (or the interest represented by the Class EI that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o    to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of residual certificates;

     o    to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o    to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any primary servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o    adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

     o    significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

                                      S-147

     o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
          Class of Certificates affected thereby;

     o    eliminate the master servicers' or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder;

     o    adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100.0% of the Class EI Certificateholders or the Class
          A-MFL Certificateholders, as applicable; or

     o    adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes, without the consent of 100% of the Certificateholders (other than the Class EI
          Certificateholders, but including the Class R-I, Class R-II and Class
          R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

     Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of the mortgage loan seller under the
Mortgage Loan Purchase Agreement without the consent of the mortgage loan seller.

EVIDENCE AS TO COMPLIANCE

     Each of the master servicers, the special servicer, the trustee and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i)
a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, the master servicers, the special servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and
Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                      S-148

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria; provided, however, that with respect to each year in respect of which the Trustee, on behalf of the Trust, is not required under the
Securities and Exchange Act of 1934, as amended, to file reports with the
Commission regarding the Certificates, each party that is required to deliver an
Assessment of Compliance, in lieu of delivering an Attestation Report, may, at such party's option, instead deliver a report of a registered public accounting firm, prepared in accordance with Uniform Single Attestation Program ("USAP"), to the effect that such firm has examined the servicing operations of such party for the previous calendar year and that on the basis of such examination, such party has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm,
USAP requires it to report.

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-MFL Regular Interest together with a swap contract (the
"Swap Contract") with Morgan Stanley Capital Services Inc., a Delaware corporation (the "Swap Counterparty"). The Class A-MFL Certificates will represent all of the beneficial interest in the Class A-MFL Regular Interest, the Swap Contract and all amounts on deposit in the Floating Rate Account (as defined below). The Swap Contract for the Class A-MFL will have an expiration date of the Distribution Date in December 2043. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the
Class A-MFL Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

     The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-MFL Certificates (the
"Floating Rate Account"). Promptly upon receipt of any payment of interest on the Class A-MFL Regular Interest or a payment or other receipt in respect of the
Swap Contract, the paying agent will deposit the same into the Floating Rate
Account.

     The paying agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute the Class A-MFL Available Funds for any Distribution Date to the holders of the Class A-MFL Certificates; (ii)
to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v)
in the event of the termination of the Swap Contract, to replace such Swap
Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-MFL Certificates (net of any costs and expenses related to the Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the Swap
Contract), to the holders of the Class A-MFL Certificates and (vi) to pay to the
paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the Swap Contract with respect to the Swap
Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the
Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100%
of the holders of the Class A-MFL Certificates or each Rating Agency then

                                      S-149

rating the Class A-MFL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for the Class A-MFL Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Floating Rate Account to make the full distribution of the
Distributable Certificate Interest Amount to the holders of the Class A-MFL
Certificates, the resulting interest shortfall will be borne by the holders of such Class A-MFL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap
Counterparty fails to make a required payment.

THE SWAP CONTRACT

     The Swap Contract will provide that, subject to any adjustments for Net
Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty, in each case as described below, on the second business day prior to each
Distribution Date, commencing in January 2007, the paying agent will pay (or will instruct the master servicer to pay) an amount (the "Fixed Interest
Distribution") to the Swap Counterparty equal to 5.370% per annum multiplied by a notional amount equal to the outstanding principal balance of the Class A-MFL
Regular Interest with respect to the Class A-MFL Certificates, the "Class A-MFL
Floating Rate Certificate Notional Amount") calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the Class A-MFL Floating Rate
Certificate Notional Amount multiplied by the Pass-Through Rate of the Class
A-MFL Certificates to the paying agent for the benefit of the holders of the
Class A-MFL Certificates. The Pass-Through Rate for the Class A-MFL Certificates
is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) + 0.180% based on the actual number of days elapsed in the related Interest Accrual Period and a
360-day year. Required payments under the Swap Contract with respect to each
Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to the Swap Contract on the Closing Date.

     If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class A-MFL Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap
Contract and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class A-MFL Certificates to the extent not reimbursed by the Swap
Counterparty; provided that either without the consent of 100% of the holders of the Class A-MFL Certificates or the written confirmation of each Rating Agency then rating the Class A-MFL Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-MFL Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class
A-MFL Certificates. Following the termination of a Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a Swap Default or other default or event of termination under the Swap
Contract occurs and is continuing, until such default is cured or such Swap
Contract is replaced, the Distributable Certificate Interest Amount with respect to the Class A-MFL Certificates will be equal to the Distributable Certificate
Interest Amount for the Class A-MFL Regular Interest and the Class A-MFL
Certificates will accrue interest at the same rate, on the same basis and in the same manner as the Class A-MFL Regular Interest. Any conversion of the Class
A-MFL Certificates to a fixed interest rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-MFL Certificates. A Swap Default or termination of a Swap

                                      S-150

Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate might result in a temporary delay to the holders of the
Class A-MFL Certificates in receiving payment of the related Distributable
Certificate Interest Amount on the Class A-MFL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class
A-MFL Certificates.

     "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by the Swap Contract.

     The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-MFL Fixed
Interest Distribution in respect of the Class A-MFL Regular Interest unless and until the related interest payment on such Class A-MFL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class A-MFL Certificates.

     In addition, if the funds allocated to the payment of the Class A-MFL Fixed
Interest Distribution of the Class A-MFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount to the Class A-MFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-MFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-MFL Regular Interest or a reduction in the interest available to be distributed to the Class A-MFL Regular Interest for any other reason will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-MFL
Certificates.

     In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate the applicable Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is
amended or the holders of the Class A-MFL Certificates or Class A-MFL Regular
Interest waive compliance with any provisions of the Pooling and Servicing
Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

     Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the Rating
Agency Condition).

SIGNIFICANCE PERCENTAGE

     The "significance percentage" with respect to the Swap Contract is less than 10%. "Significance percentage" means the percentage that the amount of the
"significance estimate" (as described below) represents of the initial aggregate
Certificate Balance of the Class A-MFL Certificate. The "significance estimate"
has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the
Swap Counterparty's internal risk management process in respect of similar interest rate swap agreement.

TERMINATION PAYMENTS

     The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Contract, to the trust if an Event of Default or an Early Termination Date (each as defined in the Swap Contract) occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party

                                      S-151

(each as defined in the Swap Contract). No other termination amounts will be payable by any party under the Swap Contract.

     The Swap Contract will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

     The interest rate swap agreement will be provided by Morgan Stanley Capital
Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan Stanley
Capital Services Inc. is an affiliate of the depositor and Morgan Stanley & Co.
Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York,
New York 10036, telephone number (212) 761-4000.

     Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of December 14, 2006, Morgan Stanley had a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

     The information contained in this section entitled "The Swap Counterparty"
relates to and has been obtained from the Swap Counterparty.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o    the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
          Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

     o    the rate and timing of any reimbursement of the master servicers, the special servicer or the trustee, as applicable, out of the Certificate
          Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     All Prepayment Premiums or Yield Maintenance Charges allocated to the Class
A-MFL Regular Interest will be paid to the Swap Counterparty unless the Swap
Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-MFL Certificates.

                                      S-152

     In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on certain of the Certificates may be based on a
Weighted Average Net Mortgage Rate. The interest rates on certain of the
Certificates may be capped at such Weighted Average Net Mortgage Rate.
Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In addition, the yield on the Class A-MFL
Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the Swap
Contract is replaced, the Class A-MFL Certificates will accrue interest at the
Pass Through Rate of, and on the same basis and in the same manner as, the Class
A-MFL Regular Interest. The Pass-Through Rate of the Class A-MFL Regular
Interest is a rate equal to 5.370% per annum (computed based on a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1, Class X-2 and Class X-W
Certificates will be extremely sensitive to, and the yield to maturity on any
Class of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Classes of
Certificates. As described in this prospectus supplement, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero (it being understood that the Principal Distribution
Amount will be distributable first, to the Class A-M Certificates and the Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), pro rata, and then, to the Class A-J Certificates). Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered
Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable
Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group
2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to related multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any
Distribution Date on which the Certificate Balances of

                                      S-153

the Class A-M through S Certificates have been reduced to zero, the Class A-1A
Certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the Class A-1, Class A-2, Class A-NM, Class A-3,
Class A-AB and Class A-4 Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2,
Class A-3 and Class A-4 Certificates will generally be based upon the particular
Loan Group that the related mortgage loan is deemed to be in, the yield on the
Class A-1, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1, the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, because the Class A-NM Certificates receive all voluntary prepayments with respect to the Natick Mall Mortgage Loan until the Certificate Balance of the Class A-NM is reduced to zero, the yield on the Class A-NM Certificates will be particularly sensitive to voluntary prepayments with respect to the Natick Mall Mortgage
Loan.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the
Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior Certificates and the
Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the Certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with

                                      S-154

respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is
less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of
Certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding. Any such shortfall borne by the Class A-MFL
Regular Interest will be borne by the holders of the Class A-MFL Certificates.

LOSSES AND SHORTFALLS

     The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class S
Certificates and then in ascending alphabetical order of Class designation through the Class A-J Certificates, then pro rata between the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates), then pro rata among the Class A-1, Class A-1A, Class
A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates, until the remaining Certificate Balance of each such Class has been reduced to zero. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates (other than the Class
A-MFL Certificates) and the Class A-MFL Regular Interest); (ii) second, Unpaid
Interest owing to such Class and (iii) third, Distributable Certificate Interest
Amounts owing to such Class. Realized Losses and Expense Losses that reduce
Distributable Certificate Interest Amounts shall be allocated among the Class
A-1 Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-NM
Certificates, Class A-3 Certificates, Class A-AB Certificates and Class A-4
Certificates, pro rata, and, as to their interest entitlements only, the Class
X-1, Class X-2 and Class X-W Certificates based upon their outstanding
Certificate Balances or accrued interest, as the case may be. Net Aggregate
Prepayment Interest Shortfalls arising in respect of all of the mortgage loans will be borne by the holders of each Class of Certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding.
In addition, although losses will not be directly allocated to the Class A-MFL
Certificates, losses allocated to the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-MFL
Certificates.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a

                                      S-155

prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge
may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates
will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1, the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2 and the weighted average life on the Class A-NM
Certificates will be particularly sensitive to voluntary prepayments on the
Natick Mall Mortgage Loan.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

                                      S-156

     o    summing the results; and

     o    dividing  the sum by the  aggregate  amount of the  reductions  in the
          Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................     86%    86%    86%    86%    86%
December 2008...................     72%    72%    72%    72%    72%
December 2009...................     54%    54%    54%    54%    54%
December 2010...................     32%    31%    31%    30%    22%
December 2011...................      0%     0%     0%     0%     0%
Weighted average life (years)...   2.99   2.97   2.95   2.93   2.89

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................     99%    99%    99%    99%    99%
December 2008...................     98%    98%    98%    98%    98%
December 2009...................     97%    97%    97%    97%    97%
December 2010...................     96%    96%    95%    95%    94%
December 2011...................     85%    85%    85%    85%    85%
December 2012...................     84%    84%    84%    84%    84%
December 2013...................     80%    80%    80%    80%    78%
December 2014...................     75%    75%    75%    74%    73%
December 2015...................     68%    68%    68%    68%    68%
December 2016...................      0%     0%     0%     0%     0%
Weighted average life (years)...   8.61   8.58   8.57   8.54   8.35

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%   100%   100%   100%   100%
December 2010...................    100%   100%   100%   100%   100%
December 2011...................      0%     0%     0%     0%     0%
Weighted average life (years)...   4.82   4.82   4.82   4.85   4.67

                                     S-157

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-NM CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%    93%    84%    71%     0%
December 2010...................    100%    70%    42%    18%     0%
December 2011...................      0%     0%     0%     0%     0%
Weighted average life (years)...   4.84   4.34   3.89   3.46   2.82

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%   100%   100%   100%   100%
December 2010...................    100%   100%   100%   100%   100%
December 2011...................    100%    97%    93%    87%     0%
December 2012...................    100%    72%    44%    18%     0%
December 2013...................      0%     0%     0%     0%     0%
Weighted average life (years)...   6.58   6.16   5.83   5.50   4.97

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%   100%   100%   100%   100%
December 2010...................    100%   100%   100%   100%   100%
December 2011...................     98%    98%    98%    98%    95%
December 2012...................     78%    78%    78%    78%    75%
December 2013...................     56%    32%    15%     4%     0%
December 2014...................     33%     0%     0%     0%     0%
December 2015...................      4%     0%     0%     0%     0%
December 2016...................      0%     0%     0%     0%     0%
Weighted average life (years)...   7.22   6.66   6.45   6.35   6.17

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%   100%   100%   100%   100%
December 2010...................    100%   100%   100%   100%   100%
December 2011...................    100%   100%   100%   100%   100%
December 2012...................    100%   100%   100%   100%   100%
December 2013...................    100%   100%   100%   100%   100%
December 2014...................    100%   100%    98%    98%    97%
December 2015...................    100%    96%    95%    94%    93%
December 2016...................      0%     0%     0%     0%     0%
Weighted average life (years)...   9.80   9.73   9.67   9.61   9.41

                                     S-158

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%   100%   100%   100%   100%
December 2010...................    100%   100%   100%   100%   100%
December 2011...................    100%   100%   100%   100%   100%
December 2012...................    100%   100%   100%   100%   100%
December 2013...................    100%   100%   100%   100%   100%
December 2014...................    100%   100%   100%   100%   100%
December 2015...................    100%   100%   100%   100%   100%
December 2016...................      0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.96   9.92   9.72

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-MFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%   100%   100%   100%   100%
December 2010...................    100%   100%   100%   100%   100%
December 2011...................    100%   100%   100%   100%   100%
December 2012...................    100%   100%   100%   100%   100%
December 2013...................    100%   100%   100%   100%   100%
December 2014...................    100%   100%   100%   100%   100%
December 2015...................    100%   100%   100%   100%   100%
December 2016...................      0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.96   9.92   9.72

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100%   100%   100%   100%   100%
December 2007...................    100%   100%   100%   100%   100%
December 2008...................    100%   100%   100%   100%   100%
December 2009...................    100%   100%   100%   100%   100%
December 2010...................    100%   100%   100%   100%   100%
December 2011...................    100%   100%   100%   100%   100%
December 2012...................    100%   100%   100%   100%   100%
December 2013...................    100%   100%   100%   100%   100%
December 2014...................    100%   100%   100%   100%   100%
December 2015...................    100%   100%   100%   100%   100%
December 2016...................      0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.98   9.98   9.75

                                     S-159

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................   100%   100%   100%   100%   100%
December 2007...................   100%   100%   100%   100%   100%
December 2008...................   100%   100%   100%   100%   100%
December 2009...................   100%   100%   100%   100%   100%
December 2010...................   100%   100%   100%   100%   100%
December 2011...................   100%   100%   100%   100%   100%
December 2012...................   100%   100%   100%   100%   100%
December 2013...................   100%   100%   100%   100%   100%
December 2014...................   100%   100%   100%   100%   100%
December 2015...................   100%   100%   100%   100%   100%
December 2016...................     0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.98   9.98   9.82

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................   100%   100%   100%   100%   100%
December 2007...................   100%   100%   100%   100%   100%
December 2008...................   100%   100%   100%   100%   100%
December 2009...................   100%   100%   100%   100%   100%
December 2010...................   100%   100%   100%   100%   100%
December 2011...................   100%   100%   100%   100%   100%
December 2012...................   100%   100%   100%   100%   100%
December 2013...................   100%   100%   100%   100%   100%
December 2014...................   100%   100%   100%   100%   100%
December 2015...................   100%   100%   100%   100%   100%
December 2016...................     0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.98   9.98   9.82

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................   100%   100%   100%   100%   100%
December 2007...................   100%   100%   100%   100%   100%
December 2008...................   100%   100%   100%   100%   100%
December 2009...................   100%   100%   100%   100%   100%
December 2010...................   100%   100%   100%   100%   100%
December 2011...................   100%   100%   100%   100%   100%
December 2012...................   100%   100%   100%   100%   100%
December 2013...................   100%   100%   100%   100%   100%
December 2014...................   100%   100%   100%   100%   100%
December 2015...................   100%   100%   100%   100%   100%
December 2016...................     0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.98   9.98   9.82

                                      S-160

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................   100%   100%   100%   100%   100%
December 2007...................   100%   100%   100%   100%   100%
December 2008...................   100%   100%   100%   100%   100%
December 2009...................   100%   100%   100%   100%   100%
December 2010...................   100%   100%   100%   100%   100%
December 2011...................   100%   100%   100%   100%   100%
December 2012...................   100%   100%   100%   100%   100%
December 2013...................   100%   100%   100%   100%   100%
December 2014...................   100%   100%   100%   100%   100%
December 2015...................   100%   100%   100%   100%   100%
December 2016...................     0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.98   9.98   9.82

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................   100%   100%   100%   100%   100%
December 2007...................   100%   100%   100%   100%   100%
December 2008...................   100%   100%   100%   100%   100%
December 2009...................   100%   100%   100%   100%   100%
December 2010...................   100%   100%   100%   100%   100%
December 2011...................   100%   100%   100%   100%   100%
December 2012...................   100%   100%   100%   100%   100%
December 2013...................   100%   100%   100%   100%   100%
December 2014...................   100%   100%   100%   100%   100%
December 2015...................   100%   100%   100%   100%   100%
December 2016...................     0%     0%     0%     0%     0%
Weighted average life (years)...   9.98   9.98   9.98   9.98   9.82

                                      S-161

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 269 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $2,730,307,529, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $609,429 to $250,000,000, and the mortgage loans are assumed to have an average Cut-off Date Balance of $10,149,842.

     For purposes of calculating distributions on certain Classes of
Certificates, the mortgage loans in the pool of mortgage loans backing the
Offered Certificates will be divided into Loan Group 1 and Loan Group 2.

     Loan Group 1 will consist of 192 mortgage loans, that are secured by property types other than multifamily properties, together with 3 mortgage loans that are secured by multifamily properties, 8 mortgage loans that are secured by mixed use properties and 3 mortgage loans that are secured by manufactured housing community properties. Loan Group 1 has an Initial Loan Group 1 Balance of $2,199,957,885, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 80.6% of the Initial Pool Balance.

     Loan Group 2 will consist of 72 of the mortgage loans that are secured by multifamily properties, 4 mortgage loans that are secured by manufactured housing community properties and 1 mortgage loan that is secured by a mixed use property and has an Initial Loan Group 2 Balance of $530,349,644, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately
19.4% of the Initial Pool Balance and approximately 82.8% of the principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community properties.

     The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$950,000 to $250,000,000 and the mortgage loans in Loan Group 1 are assumed to have an average Cut-off Date Balance of $11,458,114. The Cut-off Date Balances
of the mortgage loans in Loan Group 2 range from $609,429 to $49,000,000 and the mortgage loans in Loan Group 2 are assumed to have an average Cut-off Date
Balance of $6,887,658.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     A description of the underwriting standards for each of Morgan Stanley
Mortgage Capital Inc., LaSalle Bank National Association and Prudential Mortgage
Capital Funding, LLC is set forth in this prospectus supplement under "The
Sponsors, Mortgage Loan Sellers and Originators--Morgan Stanley Mortgage Capital
Inc.--Underwriting Standards," "--LaSalle Bank National
Association--Underwriting Standards" and "--Prudential Mortgage Capital Funding,
LLC--Underwriting Standards," respectively.

     The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

     The mortgage loans were originated between December 22, 1995 and December
15, 2006. As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

     313 mortgaged properties, securing mortgage loans representing 99.1% of the
Initial Pool Balance (which include 224 mortgaged properties in Loan Group 1, securing mortgage loans representing 98.9% of the Initial Loan

                                     S-162

Group 1 Balance and 89 mortgaged properties in Loan Group 2, securing mortgage loans representing 100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 4 mortgaged properties, securing mortgage loans representing 0.9% of the Initial Pool
Balance (and representing 1.1% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 241 mortgage loans, representing 94.7% of the Initial Pool Balance accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 28 of the mortgage loans, representing 5.3% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o    Office - 53 of the mortgaged properties, which secure 28.0% of the
          Initial Pool Balance, are office properties;

     o    Multifamily - 87 of the mortgaged properties, which secure 22.1% of the Initial Pool Balance, are multifamily properties;

     o    Retail - 74 of the mortgaged properties, which secure 21.1% of the
          Initial Pool Balance, are retail properties;

     o    Industrial - 40 of the mortgaged properties, which secure 12.1% of the
          Initial Pool Balance, are industrial properties;

     o    Hospitality - 24 of the mortgaged properties, which secure 10.5% of the Initial Pool Balance, are hospitality properties;

     o    Mixed Use - 9 of the mortgaged properties, which secure 2.8% of the
          Initial Pool Balance, are mixed use properties;

     o    Self Storage - 22 of the mortgaged properties, which secure 2.2% of the Initial Pool Balance, are self storage properties;

     o    Manufactured Housing Community - 7 of the mortgaged properties, which secure 1.0% of the Initial Pool Balance, are manufactured housing community properties; and

     o    Other - 1 of the mortgaged properties, which secures 0.2% of the
          Initial Pool Balance, is another type of property.

     For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

                                     S-163

     Property Location

     The following 6 states contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Massachusetts, Florida,
Illinois, Pennsylvania and Virginia:

     o    61 mortgaged properties, representing security for 17.4% of the
          Initial Pool Balance, are located in California;

     o    2 mortgaged properties, representing security for 8.5% of the Initial
          Pool Balance, are located in Massachusetts;

     o    29 mortgaged properties, representing security for 8.3% of the Initial
          Pool Balance, are located in Florida;

     o    10 mortgaged properties, representing security for 7.0% of the Initial
          Pool Balance, are located in Illinois;

     o    6 mortgaged properties, representing security for 6.3% of the Initial
          Pool Balance, are located in Pennsylvania; and

     o    16 mortgaged properties, representing security for 5.6% of the Initial
          Pool Balance, are located in Virginia.

     For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

     Due Dates

     257 of the mortgage loans, representing 83.0% of the Initial Pool Balance
(which include 188 mortgage loans in Loan Group 1, representing 80.4% of the
Initial Loan Group 1 Balance, and 69 mortgage loans in Loan Group 2, representing 93.9% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. 12 of the mortgage loans, representing 17.0% of the Initial Pool Balance, 4 of which are in Loan Group 1, representing 19.6% of the Initial Loan Group 1 Balance and 8 of which are in
Loan Group 2, representing 6.1% of the Loan Group 2 Balance, have Due Dates between the sixth and tenth day of each calendar month.

     218 of the mortgage loans, representing 89.6% of the Initial Pool Balance
(which include 172 mortgage loans in Loan Group 1, representing 94.2% of the
Initial Loan Group 1 Balance, and 46 mortgage loans in Loan Group 2, representing 70.7% of the Initial Loan Group 2 Balance), have grace periods of between zero and five days. 1 of the mortgage loans, representing 0.4% of the
Initial Pool Balance (which is in Loan Group 1, representing 0.5% of the Initial
Loan Group 1 Balance), has a grace period of 6 days. 7 of the mortgage loans, representing 3.0% of the Initial Pool Balance (which include 6 mortgage loans in
Loan Group 1, representing 3.6% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, representing 0.5% of the Initial Loan Group 2
Balance), have a grace period of 7 days. 41 of the mortgage loans, representing
6.6% of the Initial Pool Balance (which include 12 mortgage loans in Loan Group
1, representing 1.4% of the Initial Loan Group 1 Balance, and 29 mortgage loans in Loan Group 2, representing 28.2% of the Initial Loan Group 2 Balance), have a grace period of 10 days. 2 of the mortgage loans, representing 0.3% of the
Initial Pool Balance (which includes 1 mortgage loan in Loan Group 1, representing 0.3% of the Initial Loan Group 1 Balance, and 1 mortgage loan in
Loan Group 2, representing 0.5% of the Initial Loan Group 2 Balance), have a grace period of 15 days.

     Amortization

     The mortgage loans have the following amortization features:

     o    268 of the mortgage loans, representing 99.9% of the Initial Pool
          Balance (which include 192 mortgage loans in Loan Group 1, representing 100.0% of the Initial Loan Group 1 Balance, and 76
          mortgage loans in Loan Group 2, representing 99.5% of the Initial Loan
          Group 2 Balance), are Balloon Loans. 6 of these mortgage loans, representing 2.3% of the Initial Pool Balance (and representing 2.9%
          of the Initial Loan Group 1 Balance), are ARD Loans. The amount of the
          Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest

                                     S-164

          on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o    The remaining 1 mortgage loan, representing 0.1% of the Initial Pool
          Balance (representing 0.5% of the Initial Loan Group 2 Balance), is fully or substantially amortizing and is expected to have less than
          5.0% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restrict voluntary principal prepayments in one of the following ways:

     o    204 mortgage loans, representing 85.5% of the initial outstanding pool balance (which include 162 mortgage loans in loan group 1, representing 89.6% of the initial outstanding loan group 1 balance, and 42 mortgage loans in loan group 2, representing 68.6% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the
          Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    55 mortgage loans, representing 11.1% of the initial outstanding pool balance (which include 26 mortgage loans in loan group 1, representing
          7.8% of the initial outstanding loan group 1 balance, and 29 mortgage loans in loan group 2, representing 24.8% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    1 mortgage loan, representing 1.4% of the initial outstanding pool balance (and representing 1.7% of the initial outstanding loan group 1 balance), has no lockout period and the mortgage loan permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid, and following the yield maintenance period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage, and then permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium equal to 2.0% of the amount prepaid of the loan, and then permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium equal to 1.0%
          of the amount prepaid of the loan.

     o    2 mortgage loans representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial outstanding loan group 1 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    1 mortgage loan representing 0.4% of the initial outstanding pool balance (and representing 2% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment
          Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage, and following the defeasance period provides for

                                     S-165

          a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    1 mortgage loan representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid, and following the yield maintenance period permits voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 2.0% of the amount prepaid of the loan, and then permits voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 1.0% of the amount prepaid of the loan.

     o    2 mortgage loans, representing 0.3% of the initial outstanding pool balance (and representing 1.3% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 2% of the amount prepaid.

     o    1 mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 1.3% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment
          Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage, and following the defeasance period permits voluntary principal repayment if accompanied by a prepayment premium equal to 1% of the amount prepaid.

     o    1 mortgage loan, representing 0.2% of the initial outstanding pool balance (and representing 1.3% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated based on a yield maintenance formula.

     o    1 mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.7% of the initial outstanding loan group 2 balance), has no lockout period and the mortgage loan permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    1 mortgage loan, representing 9.2% of the initial outstanding pool balance (and representing 11.4% of the initial outstanding loan group
          1 balance), permits the release of a portion of the collateral securing such mortgage loan upon the satisfaction of certain conditions, including, but not limited to, the defeasance of an amount equal to 115% of the allocated loan amount of the released parcel.

     o    1 mortgage loan, representing 1% of the initial outstanding pool balance (and representing 1.3% of the initial outstanding loan group 1 balance), is secured by three parcels and permits the release of one of the three parcels upon the satisfaction of certain conditions, including, but not limited to, the defeasance of an amount equal to
          100% of the allocated loan amount of the released parcel.

     o    1 mortgage loan, representing approximately 0.9% of the initial outstanding pool balance (and 1.1% of the initial outstanding loan group 1 balance), is secured by multiple mortgaged properties and permits the release, up to two times, after the applicable lock-out period and prior to December 5, 2015, of any of the mortgaged properties from the lien of the mortgage through either partial defeasance or partial prepayment. The release price with respect to an individual property will be an amount equal to (i) the greater of (x)
          110% of the allocated loan amount of such property and (y) an amount such that after giving effect to

                                     S-166

          such partial defeasance or partial prepayment, the debt service coverage ratio with respect to the remaining properties is not less than 1.40x and the loan-to-value ratio of the remaining properties is not greater than 70%, and (ii) in connection with a partial prepayment, a prepayment premium calculated at the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    1 mortgage loan, representing 0.7% of the initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group 1 balance), is secured by multiple mortgaged properties and permits the release of 2 mortgaged properties commonly known as 132 Spokane
          Street, Seattle or 2901 Bridgeport Way, University Place, or both properties from the lien of the mortgage after the applicable lockout period upon the satisfaction of certain conditions, including, but not limited to, the defeasance of an amount equal to 120% of the allocated loan amount of the mortgaged property or properties being released if the borrower cannot substitute the particular property.

     o    1 mortgage loan, representing 0.7% of the initial outstanding pool balance (and representing 0.8% of the initial outstanding loan group 1 balance), permits the release of a portion of the collateral securing such mortgage loan upon defeasance of an amount equal to 120% of the allocated loan amount of the released parcel if certain conditions are met.

     o    2 mortgage loans, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial outstanding loan group 1 balance), permit the release of a portion of the collateral securing the related mortgage loan if certain conditions are met, including the prepayment of 115% of the outstanding principal balance allocated to the released portion of the related mortgaged property accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    1 mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 2% of the initial outstanding loan group 2 balance), permits the release of a portion of the collateral securing such mortgage loan upon the satisfaction of certain conditions, including, but not limited to, the defeasance of an amount equal to
          115% of the allocated loan amount of the released parcel.

     o    1 mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 1.8% of the initial outstanding loan group 2 balance), permits the release of a portion of the collateral securing such mortgage loan upon the satisfaction of certain conditions, including, but not limited to, the defeasance of an amount equal to
          125% of the allocated loan amount of the released parcel.

     o    2 mortgage loans, representing 0.3% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 1 balance), permit the release of a portion of the collateral securing the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, the defeasance of an amount equal to
          100% of the allocated loan amount and the borrower transfers cash collateral in an amount equal to 25% of the allocated loan amount.

     o    2 mortgage loans, representing 0.3% of the initial outstanding pool balance (which includes 1 mortgage loan in loan group 1, representing
          0.2% of the initial outstanding loan group 1 balance, and 1 mortgage loan in loan group 2, representing 0.4% of the initial outstanding loan group 2 balance), permit the release of a portion of the collateral securing the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, the defeasance of an amount equal to 125% of the allocated loan amount of the released parcel.

     In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

     Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to the satisfaction of various conditions.

                                     S-167

     In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

     Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing 1 to 7 (except for 6 mortgage loans, representing 10.4% of the Initial Pool Balance, which permit such prepayments commencing 12, 13, 13, 25, 61 and 61, respectively) payment dates prior to and including the maturity date or the anticipated repayment date.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan (or any Serviced Loan Group, as applicable) if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans (or any Serviced Loan Group, as applicable) generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the special servicer, as the case may be, or, if collected, will be paid to such master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans (or any Serviced Loan Group, as applicable) permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The mortgage loans sold to the trust by Massachusetts Mutual
Life Insurance Company generally permit the limited partner of the related borrower to become the general partner in accordance with the terms of the related partnership agreement. The applicable master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the
Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (or any Serviced Loan
Group, as applicable) upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the
Pooling and Servicing Agreement.

     Subordinate and Other Financing

     Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     The mortgaged property securing the Natick Mall Mortgage Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 25), representing 8.2% of the Initial Pool Balance, currently secures a subordinate B note and a subordinate C note. The subordinate B note and the subordinate C note that are secured by the mortgaged property related to such mortgage loan are not included in the trust.

                                     S-168

     The borrower under Mortgage Loan No. 162, Stoneybrook Apartments, representing 0.2% of the initial outstanding pool balance, representing 1.0% of the initial outstanding loan group 2 balance, has incurred a limited amount of indebtedness from a local redevelopment agency, and that indebtedness is secured by the related mortgaged property. Such indebtedness is subordinate to the related mortgaged loan by the terms of a subordination agreement.

     The mortgaged property securing the Jones Road Shopping Center Mortgage
Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan
No. 197), representing 0.2% of the Initial Pool Balance, currently secures a subordinate B note. The subordinate B note that is secured by the mortgaged property related to such mortgage loan is not included in the trust.

     Each of the mortgaged properties securing the LaSalle Senior Mortgage Loans
(identified in Appendix II to this prospectus supplement as Mortgage Loan No.
105, No. 108, No. 116, No. 158, No. 176 and No. 297), representing, in the aggregate, 1.4% of the Initial Pool Balance, currently secures a subordinate B note. Each subordinate B note that is secured by the mortgaged property related to such mortgage loan is not included in the trust. The mortgaged properties securing Mortgage Loan No. 105, 108 and 116, which represent, in the aggregate,
0.9% of the outstanding pool balance, also have mezzanine debt in place.

     The mortgaged property securing the North Oaks Apartments (identified in
Appendix II to this prospectus supplement as Mortgage Loan No. 115), representing 0.3% of the Initial Pool Balance, currently secures two municipal bonds.

     The borrowers under 2 of the mortgage loans that are secured by low income multifamily housing, representing 0.5% of the Initial Pool Balance (and representing 2.4% of the Initial Loan Group 2 Balance), have incurred a limited amount of indebtedness from local housing administration agencies or social welfare organizations, such indebtedness is secured by the related mortgaged property. Each of such indebtedness is subordinate to the related mortgage loan either by its terms or by a subordination agreement.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under certain mortgage loans in the trust (including all of the mortgage loans in the trust sold to the Depositor by
Massachusetts Mutual Life Insurance Company) do not require the borrowers to be special purpose entities.

     In addition to the 3 mortgage loans mentioned above which have both additional secured debt and mezzanine debt in place, 2 mortgage loans, representing 4.3% of the Initial Pool Balance (representing 5.3% of the Initial
Loan Group 1 Balance) have mezzanine debt currently in place.

     23 mortgage loans, representing 26.8% of the Initial Pool Balance (which include 19 mortgage loans in Loan Group 1, representing 31.2% of the Initial
Loan Group 1 Balance, and 4 mortgage loans in Loan Group 2, representing 8.6% of the Initial Loan Group 2 Balance), permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

     14 mortgage loans, representing 15.0% of the Initial Pool Balance (which include 5 mortgage loans in Loan Group 1, representing 15.8% of the Initial Loan
Group 1 Balance, and 9 mortgage loans in Loan Group 2, representing 11.7% of the
Initial Loan Group 2 Balance), have either subordinate secured debt or mezzanine debt currently in place. In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or

                                     S-169

prepayment premium. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the mortgage loan sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available to The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

     Loan Purpose

     103 of the mortgage loans we intend to include in the Trust, representing
32.8% of the Initial Pool Balance (which include 64 mortgage loans in Loan Group
1, representing 29.7% of the Initial Loan Group 1 Balance, and 39 mortgage loans in Loan Group 2, representing 45.8% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan; 164 of the mortgage loans, representing 66.4% of the Initial Pool Balance (which include 126 mortgage loans in Loan Group 1, representing 69.3% of the Initial Loan Group 1 Balance, and 38
mortgage loans in Loan Group 2, representing 54.2% of the Initial Loan Group 2
Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan. 2 mortgage loans, representing 0.8% of the Initial Pool
Balance (which are in Loan Group 1, representing 1.0% of the Initial Loan Group
1 Balance), were originated in connection with initial financings by the related borrower on the related mortgaged property.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

     The ARD Loans

     6 mortgage loans, representing 2.3% of the Initial Pool Balance (and representing 2.9% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

     Cash Management Agreements/Lockboxes

     37 of the mortgage loans, representing 51.1% of the Initial Pool Balance
(which include 34 mortgage loans in Loan Group 1, representing 61.2% of the
Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing
9.4% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

                                     S-170

     Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable master servicer or special servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable master servicer or special servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust; the revenue is then applied by the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

     o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable master servicer or the special servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

THE NATICK MALL MORTGAGE LOAN

     General

     The mortgaged property securing Mortgage Loan No. 25 (referred to herein as the "Natick Mall Mortgage Loan"), with an original principal balance of
$250,000,000 and an outstanding principal balance of $225,000,000 as

                                     S-171

of the Cut-off Date (representing approximately 8.2% of the Initial Pool
Balance), also secures a subordinate B note with an original principal balance of $60,000,000 and a subordinate C note with an original principal balance of
$65,000,000 (the "Natick Mall Subordinate Loans") that are not included in the trust. The Natick Mall Mortgage Loan will be transferred to the trust by Morgan
Stanley Mortgage Capital Inc. The Natick Mall Subordinate Loans are currently held by Morgan Stanley Mortgage Capital Inc., are interest only and accrue interest at 5.775% with respect to the B note and 6.025% with respect to the C note. For purposes of the information presented in this prospectus supplement with respect to the Natick Mall Mortgage Loan, the Debt Service Coverage Ratio
and loan-to-value ratio reflect the indebtedness evidenced by the Natick Mall
Mortgage Loan without taking into account the Natick Mall Subordinate Loans. The
Natick Mall Mortgage Loan together with the Natick Mall Subordinate Loans are collectively referred to herein as the "Natick Mall Loan Group."

     The Natick Mall Mortgage Loan and the Natick Mall Subordinate Loans will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the Natick Mall Loan Group, but will make advances of principal and interest only in respect of the related Natick Mall Mortgage
Loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the Natick Mall Subordinate Loans to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the Natick Mall Loan Group generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and
Servicing Agreement.

     The initial holder of the Natick Mall Mortgage Loan and the holder of the
Natick Mall Subordinate Loans entered into a co-lender agreement (the "Natick
Mall Co-Lender Agreement"). The holders of the Natick Mall Subordinate Loans may sell or transfer the Natick Mall Subordinate Loans at any time subject to compliance with the requirements of the Natick Mall Co-Lender Agreement.

     The Natick Mall Co-Lender Agreement

     The Natick Mall Co-Lender Agreement provides, among other things, for the application of payments among the Natick Mall Mortgage Loan and the Natick Mall
Subordinate Loans.

     All amounts paid by the related borrower or otherwise available for payment on the Natick Mall Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the special servicer and/or the trustee under the Pooling and Servicing Agreement, and the master servicer, the special servicer and/or the trustee (if any) of the securitization that may include the Natick Mall Subordinate Loans for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holders of the Natick Mall Mortgage Loan will receive interest and principal before any payments are made on the Natick Mall
Subordinate Loans.

     Consultation and Approval Rights

     The Natick Mall Co-Lender Agreement will provide that either the holder of a Natick Mall Subordinate Loan and/or the Operating Adviser will have consultation and approval rights with respect to certain actions taken by the applicable master servicer or the special servicer, as the case may be, in regard to the Natick Mall Loan Group, except that no advice, direction or objection from or by the holder of the Natick Mall Mortgage Loan or the
Operating Adviser, as the case may be, may (and the applicable master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the
Servicing Standard under the Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and
Servicing Agreement or any provisions of the Natick Mall Co-Lender Agreement.

     Cure Rights

     Pursuant to the Natick Mall Co-Lender Agreement, the holders of the Natick
Mall Subordinate Loans have the right to cure certain monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Natick Mall Co-Lender Agreement.

                                     S-172

     Purchase Option

     Pursuant to the Natick Mall Co-Lender Agreement, the holders of the Natick
Mall Subordinate Loans, upon written notice to the holder of the Natick Mall
Mortgage Loan, will have the right to purchase the Natick Mall Mortgage Loan upon certain events of defaults by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Natick Mall Co-Lender Agreement.

     The purchase price for the Natick Mall Mortgage Loan in connection with this purchase option will generally include the outstanding principal balance of the Natick Mall Mortgage Loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or the special servicer and any other amounts specified in the Natick Mall Co-Lender Agreement or the
Pooling and Servicing Agreement.

THE JONES ROAD SHOPPING CENTER MORTGAGE LOAN

     General

     The mortgaged property securing Mortgage Loan No. 197 (referred to herein as the "Jones Road Shopping Center Mortgage Loan"), with an original principal balance of $4,175,000 and an outstanding principal balance of $4,125,107 as of the Cut-off Date (representing approximately 0.2% of the Initial Pool Balance), also secures a subordinate B note with an original principal balance of
$1,425,000 (the "Jones Road Shopping Center B Loan") that is not included in the trust. The Jones Road Shopping Center Mortgage Loan will be transferred to the trust by Morgan Stanley Mortgage Capital Inc. The Jones Road Shopping Center B
Loan is currently held by Morgan Stanley Mortgage Capital Inc. and accrues interest at 5.79%. For purposes of the information presented in this prospectus supplement with respect to the Jones Road Shopping Center Mortgage Loan, the
Debt Service Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by the Jones Road Shopping Center Mortgage Loan without taking into account the Jones Road Shopping Center B Loan. The Jones Road Shopping Center
Mortgage Loan together with the Jones Road Shopping Center B Loan are collectively referred to herein as the "Jones Road Shopping Center Loan Group."

     The Jones Road Shopping Center Mortgage Loan and the Jones Road Shopping
Center B Loan will be serviced pursuant to the provisions of the Pooling and
Servicing Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the Jones Road Shopping Center
Loan Group, but will make advances of principal and interest only in respect of the related Jones Road Shopping Center Mortgage Loan pursuant to the Pooling and
Servicing Agreement. The applicable master servicer will remit collections on the Jones Road Shopping Center B Loan to the holder thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the Jones Road
Shopping Center Group generally will be conducted as if such loans were a single
"mortgage loan" under the provisions of the Pooling and Servicing Agreement.

     The initial holder of the Jones Road Shopping Center Mortgage Loan and the
holder of the Jones Road Shopping Center B Loan entered into a co-lender agreement (the "Jones Road Shopping Center Co-Lender Agreement"). The holder of the Jones Road Shopping Center B Loan may sell or transfer the Jones Road
Shopping Center B Loan at any time subject to compliance with the requirements of the Jones Road Shopping Center Co-Lender Agreement.

     The Jones Road Shopping Center Co-Lender Agreement

     The Jones Road Shopping Center Co-Lender Agreement provides, among other things, for the application of payments among the Jones Road Shopping Center
Mortgage Loan and the Jones Road Shopping Center B Loan.

     All amounts paid by the related borrower or otherwise available for payment on the Jones Road Shopping Center Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the special servicer and/or the trustee under the Pooling and Servicing Agreement, and the master servicer, the special servicer and/or the trustee (if any) of the securitization that may include the Jones Road Shopping Center B Loan for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holder of the
Jones Road Shopping Center Mortgage Loan will receive interest and principal before any payments are made on the Jones Road Shopping Center B Loan.

                                     S-173

     Consultation and Approval Rights

     The Jones Road Shopping Center Co-Lender Agreement will provide that either the holder of the Jones Road Shopping Center B Loan and/or the Operating Adviser
will have consultation and approval rights with respect to certain actions taken by the applicable master servicer or the special servicer, as the case may be, in regard to the Jones Road Shopping Center Loan Group, except that no advice, direction or objection from or by the holder of the Jones Road Shopping Center
Mortgage Loan or the Operating Adviser, as the case may be, may (and the applicable master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will)
require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard under the Pooling and
Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the
Jones Road Shopping Center Co-Lender Agreement.

     Cure Rights

     Pursuant to the Jones Road Shopping Center Co-Lender Agreement, the holder of the Jones Road Shopping Center B Loan has the right to cure certain monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Jones Road Shopping Center Co-Lender
Agreement.

     Purchase Option

     Pursuant to the Jones Road Shopping Center Co-Lender Agreement, the holders of the Jones Road Shopping Center B Loan upon written notice to the holder of the Jones Road Shopping Center Mortgage Loan, will have the right to purchase the Jones Road Shopping Center Mortgage Loan upon certain events of defaults by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Jones Road Shopping
Center Co-Lender Agreement.

     The purchase price for the Jones Road Shopping Center Mortgage Loan in connection with this purchase option will generally include the outstanding principal balance of the Jones Road Shopping Center Mortgage Loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or the special servicer and any other amounts specified in the Jones
Road Shopping Center Co-Lender Agreement or the Pooling and Servicing Agreement.

THE LASALLE SENIOR MORTGAGE LOANS

     General

     Each of the mortgaged properties securing Mortgage Loan No. 105, Mortgage
Loan No. 108, Mortgage Loan No. 116, Mortgage Loan No. 158, Mortgage Loan No.
176 and Mortgage Loan No. 297 (collectively referred to herein as the "LaSalle
Senior Mortgage Loans"), representing approximately 1.4% of the Initial Pool
Balance, also secures a subordinate B note with an original principal balance of
$578,500, $570,000, $498,500, $350,000, $300,000 and $100,000, respectively (the
"LaSalle Subordinate Loans"), that are not included in the trust. The LaSalle
Senior Mortgage Loans will be transferred to the trust by LaSalle Bank National
Association. The LaSalle Subordinate Loans are currently held by CBA-Mezzanine
Capital Finance, LLC. The outstanding principal balance of each LaSalle
Subordinate Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related LaSalle Senior Mortgage
Loan and LaSalle Subordinate Loan (each, collectively, a "LaSalle Loan Group").
The LaSalle Subordinate Loans with respect to Mortgage Loan No. 105, Mortgage
Loan No. 108, Mortgage Loan No. 116, Mortgage Loan No. 158, Mortgage Loan No.
176 and Mortgage Loan No. 297 have interest rates of 11.750%, 11.750%, 11.750%,
12.950%, 12.950% and 12.950% per annum, respectively, and each has the same maturity date, amortization schedule and prepayment structure as the related
LaSalle Senior Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each LaSalle Senior Mortgage Loan, the
Debt Service Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by such LaSalle Senior Mortgage Loan without taking into account the related LaSalle Subordinate Loan.

                                     S-174

     The LaSalle Senior Mortgage Loans and the LaSalle Subordinate Loans will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the LaSalle Loan Groups, but will make advances of principal and interest only in respect of the related LaSalle Senior Mortgage
Loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the LaSalle Subordinate Loans to the holders thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the LaSalle Loan Groups generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and
Servicing Agreement.

     The initial holder of each LaSalle Senior Mortgage Loan and the holder of the related LaSalle Subordinate Loan entered into a co-lender agreement (each, a
"LaSalle Co-Lender Agreement"). The holders of the LaSalle Subordinate Loans may sell or transfer the LaSalle Subordinate Loans at any time subject to compliance with the requirements of the LaSalle Co-Lender Agreements.

     The LaSalle Co-Lender Agreements

     Each LaSalle Co-Lender Agreement provides, among other things, for the application of payments among the related LaSalle Senior Mortgage Loan and the related LaSalle Subordinate Loans.

     The right of the holder of each LaSalle Subordinate Loan to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the related LaSalle Senior Mortgage Loan to receive such amounts. For each LaSalle Loan Group, a "LaSalle Loan Group Material Default"
consists of the following events: (a) the acceleration of the LaSalle Senior
Mortgage Loan or the related LaSalle Subordinate Loan; (b) the existence of a continuing monetary event of default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a LaSalle Loan Group Material Default has not occurred or, if a LaSalle Loan
Group Material Default has occurred, that LaSalle Loan Group Material Default is no longer continuing with respect to a LaSalle Loan Group, the related borrower under the LaSalle Loan Group will make separate payments of principal and interest to the respective holders of the related LaSalle Senior Mortgage Loan and LaSalle Subordinate Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject
LaSalle Senior Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a LaSalle Loan Group (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the subject LaSalle Senior Mortgage Loan and then to the principal balance of the subject LaSalle Subordinate Loan. If a LaSalle Loan Group Material Default
occurs and is continuing with respect to a LaSalle Loan Group, then all amounts tendered by the related borrower or otherwise available for payment of such
LaSalle Loan Group will be applied by the applicable master servicer (with any payments received by the holder of the subject LaSalle Subordinate Loan after and during such a LaSalle Loan Group Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related LaSalle Co-Lender
Agreement, which generally provides that all interest (other than default interest), principal, yield maintenance charges, static prepayment premiums and outstanding expenses with respect to the subject LaSalle Senior Mortgage Loan will be paid in full prior to any application of payments to the subject LaSalle
Subordinate Loan.

     If, after the expiration of the right of the holder of a LaSalle
Subordinate Loan to purchase the related LaSalle Senior Mortgage Loan (as described below), a LaSalle Senior Mortgage Loan or the related LaSalle
Subordinate Loan is modified in connection with a work-out so that, with respect to either the subject LaSalle Senior Mortgage Loan or the subject LaSalle
Subordinate Loan, (a) the outstanding principal balance is decreased, (b)
payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then, in most cases, all payments to the trust (as the holder of the subject LaSalle
Senior Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject LaSalle Senior Mortgage Loan will remain the same.
In all cases, the holder of the subject LaSalle Subordinate Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject LaSalle Senior Mortgage Loan or the subject LaSalle
Subordinate Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject LaSalle
Subordinate Loan).

                                     S-175

     Servicing of the LaSalle Loan Groups

     Each LaSalle Senior Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the Pooling and Servicing Agreement. The applicable master servicer and/or special servicer will service and administer each LaSalle Subordinate Loan to the extent described below. The servicing standard set forth in the Pooling and
Servicing Agreement will require the applicable master servicer and the special servicer to take into account the interests of both the trust and the holder of the related LaSalle Subordinate Loan when servicing a LaSalle Loan Group, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a LaSalle Subordinate Loan will be deemed a third-party beneficiary of the Pooling and Servicing Agreement.

     The applicable master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each LaSalle Loan Group, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related LaSalle Subordinate Loan to purchase the corresponding LaSalle
Senior Mortgage Loan) the holder of the related LaSalle Subordinate Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject LaSalle Loan Group.

     So long as a LaSalle Loan Group Material Default has not occurred with respect to a LaSalle Loan Group, the applicable master servicer will have no obligation to collect payments with respect to the related LaSalle Subordinate
Loan. A separate servicer of each LaSalle Subordinate Loan will be responsible for collecting amounts payable in respect of such LaSalle Subordinate Loan. That servicer will have no servicing duties or obligations with respect to the related LaSalle Senior Mortgage Loan or the related mortgaged real property. If a LaSalle Loan Group Material Default occurs with respect to a LaSalle Loan
Group, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that LaSalle Loan Group Material Default)
collect and distribute payments for both of the subject LaSalle Senior Mortgage
Loan and the related LaSalle Subordinate Loan pursuant to the sequential payment waterfall set forth in the related LaSalle Co-Lender Agreement.

     Modifications

     The ability of the applicable master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a LaSalle Subordinate Loan, the related LaSalle Senior Mortgage
Loan or the related loan documents is limited by the rights of the holder of the
LaSalle Subordinate Loan to approve such modifications and other actions as set forth in the related LaSalle Co-Lender Agreement; provided that the consent of the holder of a LaSalle Subordinate Loan will not be required in connection with any such modification or other action with respect to a LaSalle Loan Group after the expiration of such holder's right to purchase the related LaSalle Senior
Mortgage Loan. The holder of a LaSalle Subordinate Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such LaSalle Subordinate
Loan or the related loan documents without the prior written consent of the trustee, as holder of the related LaSalle Senior Mortgage Loan.

     Purchase Option

     Upon the occurrence of any one of certain defaults that are set forth in each LaSalle Co-Lender Agreement, the holder of the subject LaSalle Subordinate
Loan will have the right to purchase the related LaSalle Senior Mortgage Loan at a purchase price determined under that LaSalle Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of such LaSalle Senior
Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the LaSalle Senior Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such LaSalle Senior
Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject LaSalle Loan Group by the applicable master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such LaSalle Senior
Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the Pooling and
Servicing Agreement (other than success or similar fees or termination compensation), and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject LaSalle Loan Group

                                     S-176

together with advance interest thereon. The holder of the LaSalle Subordinate
Loan does not have any rights to cure any defaults with respect to the subject
LaSalle Loan Group.

     The applicable master servicer and the special servicer are required to comply with the applicable provisions of any intercreditor agreement and
Co-Lender Agreement, and in the event of any conflict between the terms of the
Pooling and Servicing Agreement and the terms of an intercreditor or Co-Lender
Agreement, the conflict shall be resolved in favor of such intercreditor or
Co-Lender Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

     o    Except as provided in the succeeding bullet, the loan-to-value ratios for each mortgaged property were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after September 1, 2005.

     o    In connection with the mortgage loans sold to the trust by
          Massachusetts Mutual Life Insurance Company, the mortgage loan seller arrived at the valuations of the mortgaged properties by applying a capitalization rate to underwritten net operating income and adding in the remaining value of the outstanding tax credits.

     Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after May 10, 2005, which include each mortgaged property securing each mortgage loan in the trust, the related mortgage loan seller will represent to us that, as of the Cut-off Date and subject to certain specified exceptions, it has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     Property Condition Assessments

     Each mortgage loan seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

     With respect to the mortgaged properties for which engineering reports were prepared on or after June 1, 2005, relating to mortgaged properties securing
99.3% of the Initial Pool Balance, the related mortgage loan seller will represent to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain

                                      S-177

statistical information, an estimate of probable maximum loss ("PML"), probable loss ("PL") or scenario expected loss ("SEL") in an earthquake scenario.
Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     Zoning and Building Code Compliance

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this
"Description of the Mortgage Pool" section and under "Legal Aspects Of The
Mortgage Loans And The Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" (or
               group of cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the "Glossary of Terms"
               in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
               Coverage Ratio (unless otherwise indicated) reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan. With respect to the Natick Mall Mortgage Loan, the Jones Road Shopping Center Mortgage Loan and each LaSalle
               Senior Mortgage Loan, the Debt Service Coverage Ratio reflects the indebtedness evidenced by the Natick Mall Mortgage Loan, the
               Jones Road Shopping Center Mortgage Loan or LaSalle Senior
               Mortgage Loan, without taking into account the related
               Subordinate Loan or Subordinate Loans.

          (2)  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
               provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the

                                      S-178

               mortgage loan seller was aware (e.g., new signed leases or end of
               "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.
               The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating
               statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          (3)  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.
               In such cases, items of revenue and expense used in calculating
               Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          (4)  The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (5)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms"
               in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio with respect to the Natick Mall Mortgage Loan, the Jones Road
               Shopping Center Mortgage Loan and the LaSalle Senior Mortgage
               Loans reflects the indebtedness evidenced by the Natick Mall
               Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or
               LaSalle Senior Mortgage Loan only, without taking into account the related Subordinate Loan or Subordinated Loans.

          (6)  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
               Condition--Appraisals."

          (7)  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (8)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

                                      S-179

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents
(provided that in determining what insurance the borrower is required to maintain the master servicer shall take into account the insurance maintained on the closing date of the mortgage loan) and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance to the extent such insurance is available at commercially reasonable rates and obtaining such insurance is in accordance with the Servicing Standard and the cost thereof, subject to a determination of recoverability, will be a Servicing
Advance. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO
Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicer will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer (with respect to non-Specially Serviced
Mortgage Loans) that terrorism insurance is available at a commercially reasonable rate will be subject to the approval of the Special Servicer as set forth in the Pooling and Servicing Agreement, provided that the failure of the
Special Servicer to approve or disapprove such determination within 7 days of notice thereof will be a deemed approval of such determination.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or
Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments
On Your Certificates" and "--Certain Other Risks Related to Casualty and
Casualty Insurance" in this prospectus supplement.

                                      S-180

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley
Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

     The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

     Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicer.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related mortgage loan seller will represent and warrant with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1)  the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

          (2)  such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3)  no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the
               12-month period (or since the date of origination of the mortgage loan if the mortgage loan was originated within the past 12 months) immediately preceding the Cut-off Date;

          (4)  the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5)  the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6)  the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

          (7)  the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially interferes with the security intended to be provided thereby;

                                      S-181

          (8)  the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And
               Engineering Reports May Not Reflect All Conditions That Require
               Repair On The Property";

          (9)  the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
               Title Association, (or a comparable form as adopted in the applicable jurisdiction), lender's title insurance policy or similar binding agreement of the title insurer that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted
               encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

          (12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk
               Factors--Environmental Risks Relating To Specific Mortgaged
               Properties May Adversely Affect Payments On Your Certificates";

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors'
               rights exceptions, general principles of equity and other
               exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and
               liability insurance policies of a type specified in the related
               Mortgage Loan Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

          (16) to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a)
               the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment
               consideration in connection therewith;

          (18) to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate (other than payments due but not yet 30 days or more delinquent) and, to such mortgage loan seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related documents evidencing the mortgage loan in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other
               representation and warranty;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the mortgage loan seller and related lessor) does not prohibit the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related fee

                                      S-182

               interest and certain permitted encumbrances; (c) upon foreclosure of such mortgage loan (or acceptance of a deed in lieu thereof), the borrower's interest in such ground lease is assignable to
               Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor
               thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the mortgage loan seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage;
               provided that the holder of the mortgage has provided the ground lessor with the notice of its lien in accordance with the
               provisions of the ground lease and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease)
               to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the stated maturity date of the related mortgage loan;

          (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such
               mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in
               connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

          (21) at origination, the mortgage loans materially complied with all applicable federal, state and local statutes and regulations.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related mortgage loan seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o    repurchase the affected mortgage loan from the trust at the Purchase
          Price; or

     o    at its option, if within the 2-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan; and

     o    pay an amount generally equal to the excess of the applicable Purchase
          Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

                                      S-183

     The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

     The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the
Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

     If (i) a mortgage loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above (a
"Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (without regard to this paragraph) (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the
case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed
Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A)
the applicable mortgage loan seller provides a nondisqualification opinion to the trustee for the benefit of the Certificateholders at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loans"): (1) the debt service coverage ratio for all such Crossed Mortgage Loans (excluding the Affected Loans) for the four calendar quarters immediately preceding the repurchase or replacement (determined in accordance with the applicable mortgage loan purchase agreement) is equal to at least the greater of (x) the debt service coverage ratio for all such mortgage loans (including the Affected Loans) set forth under the heading "NCF DSCR" in
Appendix II to this prospectus supplement and (y) 1.25x, and (2) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loans) is not greater than the lesser of (x) the current loan-to-value ratio for all such mortgage loans (including the Affected Loans) set forth under the heading "Cut-off Date LTV" in Appendix II to this prospectus supplement and (y)
75%. The determination of the applicable master servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable master servicer will be entitled to cause, or direct the applicable mortgage loan seller to cause, to be delivered to the master servicer an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the applicable mortgage loan seller if the scope and cost of such appraisal is approved by such mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered
Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                                      S-184

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Each master servicer and special servicer, either directly or through the
Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (or any Serviced Loan Group) for which it is master servicer or special servicer in accordance with the Servicing Standard. With respect to the Natick Mall Mortgage Loan, the Jones Road Shopping Center Mortgage Loan and
each LaSalle Senior Mortgage Loan, the following discussion pertains to the servicing of the entire Natick Mall Loan Group, the Jones Road Shopping Center
Loan Group and LaSalle Loan Group, respectively.

     Each master servicer and special servicer is required to adhere to the
Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any mortgage loan seller, and the different payment priorities among the Classes of Certificates. Any master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of
Certificates with the same rights as each would have if it were not a master servicer, the special servicer or a Primary Servicer, as the case may be.

     Any such interest of a master servicer, the special servicer or a Primary
Servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or the special servicer may lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans that are not PMCF mortgage loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary
Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing
Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and
Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicers, the Primary Servicers and the special servicer are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that (with limited exceptions, which related to reporting under Regulation AB by a sub-servicer engaged at the request of a mortgage loan seller) the master servicers, the Primary Servicers or the special servicer, as the case may be, will remain liable for their respective servicing obligations under the Pooling and Servicing Agreement. The master servicers or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days'
notice to the trustee and the paying agent; provided that:

     o    a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o    the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing;
          and

     o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

                                      S-185

     Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

     The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Neither master servicer will have any responsibility for the performance of the other master servicer's duties or either special servicer's duties under the
Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties under the
Pooling and Servicing Agreement.

     The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans for which they are acting as special servicer.

     Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicers and the special servicer will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicers, the special servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to any
Serviced Loan Group, out of collections on, and other proceeds of, the related loans not included in the trust) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans, the Subordinate Loans or the
Certificates other than any loss, liability or expense incurred by reason of the applicable master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

     Master Servicer Compensation

     Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer,

                                      S-186

including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment InteresT Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the master servicer will be entitled to 100% of the assumption fees with respect thereto).

     In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

     See also "Description of the Offered Certificates--Distributions--Fees and
Expenses" in this prospectus supplement.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of "Event of
Default" under the "Glossary of Terms"), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of "Event of Default" under the
"Glossary of Terms," the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all
Certificates or at the direction of the holders of a majority of the Controlling
Class, terminate such master servicer.

     Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee; provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling

                                      S-187

and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

     Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates and (ii) if it is a general master servicer, assume the obligations under the primary servicing agreements entered into by the applicable predecessor master servicer. If any master servicer is terminated based upon an
Event of Default related to a rating agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P and has a commercial loan primary servicer rating of at least
CPS3 (or the equivalent) from Fitch (or obtains a confirmation from each Rating
Agency as to which such terminated master servicer does not satisfy the applicable rating level described above that such primary or sub-servicing servicing arrangement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates) and the Operating
Adviser has consented to such primary servicing or sub-servicing arrangement.

     However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the continuation of the respective
Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

     The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor master servicer. Such predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of Default or voluntary resignation.

     Special Servicer Compensation

     The special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans (or, to the extent solely related to a Serviced Loan
Group, from collections on such Serviced Loan Group) and, to the extent of the trust's interest therein, any foreclosure properties, prior to any distribution of such collections to Certificateholders or the holder of a related Subordinate
Loan, as applicable). The Workout Fee with respect to any Rehabilitated Mortgage
Loan will cease to be payable if such loan again becomes a Specially Serviced
Mortgage Loan or if the related mortgaged property becomes an REO Property;
otherwise such fee is paid until the maturity of such mortgage loan. If the special servicer is terminated or resigns for any reason, it will retain the right to receive

                                      S-188

any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage
Loans while it acted as special servicer and remained Rehabilitated Mortgage
Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a
Specially Serviced Mortgage Loan or if the related mortgaged property becomes an
REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also entitled to retain, in general, all assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans for which it is acting as special servicer and
50% of such fees on non-Specially Serviced Mortgage Loans (unless special servicer consent was not required in connection with the assumption), certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation
Fee and the Workout Fee will be obligations of the trust and will represent
Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer. The special servicer will generally be entitled to approve assumptions with respect to the mortgage loans.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of certain actions of the special servicer, subject to the limitations described in this prospectus supplement. See also "Description of the Offered
Certificates--Distributions--Fees and Expenses" in this prospectus supplement.

     Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement
does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor special servicer. Such predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

     In addition to the termination of the special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if the special servicer is terminated in connection with an
Event of Default.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan unless and until it has notified the Operating Adviser in writing and such
Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially
Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

                                      S-189

     o    any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o    any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

     o    any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o    any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o    any acceptance of a discounted payoff;

     o    any waiver or consent to waiver of a "due on sale" or "due on encumbrance" clause;

     o    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o    any release of collateral for a Specially Serviced Mortgage Loan
          (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o    any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender; and

     o    any franchise changes or certain management company changes for which the special servicer is required to consent.

     Other than with respect to a proposed sale of a Specially Serviced Mortgage
Loan, the Operating Adviser will also be entitled to advise the special servicer with respect to the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of the special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicer, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

               MORTGAGE LOAN MODIFICATIONS

     Capmark, as general master servicer, will have the right to permit non-material, routine modifications to the performing (non-specially serviced)
mortgage loans it services, pursuant to the terms of the Pooling and Servicing
Agreement.

                                     S-190

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

     o    reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Additionally, the special servicer will be permitted to modify performing mortgage loans subject to the special servicer consulting with counsel, and if the special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any mortgage loan seller with respect to each mortgage loan it sold, (b) the holder of
Certificates representing the greatest percentage interest in the Controlling
Class and (c) the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase
Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer upon the request of any holder of the Option. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicer or the holder of Certificates representing the greatest percentage interest in the

                                     S-191

Controlling Class or any of their affiliates then, prior to the exercise of the
Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of the special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the special servicer and the trustee as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

     The special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (or, with respect to any Serviced
Loan Group, to the Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole, but taking into account the subordinate nature of the related Subordinate Loan or Subordinate Loans, if any) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal
Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the
REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final
Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of
Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor

                                     S-192

or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates.
Under the PoolinG and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of
REO Taxes in connection with the operation of commercial REO Properties by
REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of
(i) the rights to Excess Interest and the Excess Interest Sub-account (the
"Excess Interest Grantor Trust") and (ii) the Class A-MFL Regular Interest, the
Swap Contract and the Floating Rate Account (the "Class A-MFL Grantor Trust").
See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the
prospectus. Upon the issuance of the Offered Certificates, Cadwalader,
Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o    the accuracy of all representations made with respect to the mortgage loans;

     o    ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments thereof; and

     o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole
Class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole Class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole Class of "residual interests" in REMIC
III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates and the Class A-MFL Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the
Excess Interest Grantor Trust and the Class A-MFL Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) the Class EI
Certificates will represent beneficial ownership of the assets of the Excess
Interest Grantor Trust; and (6) the Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the OffereD Certificates.

                                     S-193

     Except as provided below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the Offered Certificates will be interest described in Section 856(c)(3)(B)
of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section
856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class A-MFL Certificates, the above discussion applies only to the holder's beneficial interest in the Class
A-MFL Regular Interest and its basis allocable thereto.

     Moreover, the Offered Certificates (other than the Class A-MFL
Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-MFL Certificates will represent an undivided beneficial interest in the Swap Contract and the Floating Rate
Account, they will not be suitable assets for resecuritization in a REMIC.
Offered certificates (other than the Class A-MFL Certificates) and the Class
A-MFL Regular Interest held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code
(and not any portion of the basis of the Class A-MFL Certificates allocable to the Swap Contract).

     The Offered Certificates (other than the Class A-MFL Certificates) and the
Class A-MFL Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property
(initially 23.1% of the Initial Pool Balance) or other property described in
Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related
REMIC's assets are assets described in 7701(a)(19)(C), then the entire Offered
Certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest will be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the Offered Certificates (other than the Class A-MFL
Certificates) and the Class A-MFL Regular Interest will be issued with a premium for federal income tax purposes.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the Offered Certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates (or the Class
A-MFL Regular Interest) should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS. Prospective purchasers of those Offered
Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such Offered Certificates.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such

                                     S-194

payment of stated redemption price bears to the total remaining stated
redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale,
Exchange or Redemption" in the prospectus.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of Certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the
Pooling and Servicing Agreement, rather than including projected Prepayment
Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract.

     Holders of the Class A-MFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-MFL Regular
Interest and the Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-MFL
Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-MFL Certificates allocable to the Class A-MFL
Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-MFL Regular Interest. If the Swap Contract is on market, no amount of the purchase price will be allocable to it. Holders of the Class A-MFL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Class A-MFL Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap Contract
(adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap
Premium (or some other reasonable rate). Prospective purchasers of Class A-MFL
Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

     Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or

                                     S-195

deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the
Class A-MFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-MFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-MFL Certificate under Treasury Regulations. A holder of a Class A-MFL
Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received under the Swap
Contract minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap
Contract or (B) (i) any termination payment it paid or is deemed to have paid under the Swap Contract minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the
Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     The Class A-MFL Certificates, representing a beneficial ownership in the
Class A-MFL Regular Interest and the applicable Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-MFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the Offered
Certificates, REMIC I, REMIC II and REMIC III, the Excess Interest Grantor
Trust, and the Class A-MFL Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 17.4% of the
Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law, a foreclosure may be accomplished either non-judicially or judicially. Generally, no deficiency judgment is permitted under California law following a non-judicial sale under a deed of trust but the borrower has no right of redemption. If the Lender, however, wishes to maintain the right to a deficiency, it may proceed judicially to foreclose, but
California law requires a lender, except in certain cases involving environmentally impaired real property, to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured

                                     S-196

property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. California law limits any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed up to a one-year period within which to redeem the property. These limitations apply to the borrower. A separate action can in general be maintained against a guarantor except in rare circumstances.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such Plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     The U.S. Department of Labor ("DOL") has issued a final regulation (29
C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in Certificates, such Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary"
with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing
Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the Offered
Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

                                     S-197

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption (Prohibited Transaction Exemption 90-24, as amended), which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts; provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemption as applicable to the Offered Certificates (and as modified by
Prohibited Transaction Exemption 2002-41) sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

     o    the trustee cannot be an affiliate of any member of the Restricted
          Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., the Swap
          Counterparty, each master servicer, the special servicer, each Primary
          Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of
          Certificates;

     o    the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such Class of
Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc.
expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of
Certificates.

     Before purchasing any such Class of Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

                                     S-198

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each Class of Certificates does not exceed
          25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates (except for the Class A-MFL Certificates to the extent of the applicable Swap Contract) by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

     The Swap Contract benefiting the Class A-MFL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-MFL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-MFL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the Swap
Contract. A Plan's purchase and holding of a Class A-MFL Certificate could constitute or otherwise result in a prohibited transaction under ERISA and
Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

     Accordingly, as long as the Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class A-MFL
Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under
Section 408(b)(17) of ERISA to "service providers" to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by
"in house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions
(in particular, fiduciary self-dealing transactions prohibited by ERISA Section
406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class A-MFL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or
(ii) the acquisition and holding of the Class A-MFL Certificate are eligible for the exemptive relief available under at least one of the Investor-Based
Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before

                                     S-199

December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31,
1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent and each master servicer that (1)
such acquisition and holding is permissible under applicable law, including the
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley
Capital I Inc., the trustee, the paying agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption
95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment or other restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the Certificates.

                                     S-200

     We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated, LaSalle Financial Services, Inc., Greenwich Capital Markets, Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital Markets,
Inc. Subject to the terms and conditions set forth in the Underwriting
Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase from Morgan Stanley Capital I Inc., the respective aggregate Certificate Balance of each Class of Offered
Certificates presented below.

             UNDERWRITER                CLASS A-1     CLASS A-1A     CLASS A-2     CLASS A-NM     CLASS A-3
------------------------------------   -----------   ------------   -----------   ------------   -----------

Morgan Stanley & Co. Incorporated ..   $47,400,000   $530,349,000   $49,200,000   $225,000,000   $44,500,000
LaSalle Financial Services, Inc. ...   $         0   $          0   $         0   $          0   $         0
Greenwich Capital Markets, Inc. ....   $         0   $          0   $         0   $          0   $         0
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated ..............   $         0   $          0   $         0   $          0   $         0
Sun Trust Capital Markets, Inc. ....   $ 8,000,000   $          0   $21,000,000   $          0   $         0
TOTAL ..............................   $55,400,000   $530,349,000   $70,200,000   $225,000,000   $44,500,000

             UNDERWRITER                CLASS A-AB     CLASS A-4      CLASS A-M     CLASS A-MFL     CLASS A-J
------------------------------------   -----------   ------------   ------------   ------------   ------------

Morgan Stanley & Co. Incorporated ..   $88,200,000   $807,566,000   $163,031,000   $100,000,000   $242,314,000
LaSalle Financial Services, Inc. ...   $         0   $          0   $          0   $          0   $          0
Greenwich Capital Markets, Inc. ....   $         0   $          0   $          0   $          0   $          0
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated ..............   $         0   $          0   $          0   $          0   $          0
Sun Trust Capital Markets, Inc. ....   $         0   $ 90,000,000   $ 10,000,000   $          0   $          0
TOTAL ..............................   $88,200,000   $897,566,000   $173,031,000   $100,000,000   $242,314,000

             UNDERWRITER                 CLASS B       CLASS C       CLASS D       CLASS E       CLASS F
------------------------------------   -----------   -----------   -----------   -----------   -----------

Morgan Stanley & Co. Incorporated ..   $17,065,000   $44,367,000   $27,303,000   $13,652,000   $23,890,000
LaSalle Financial Services, Inc. ...   $         0   $         0   $         0   $         0   $         0
Greenwich Capital Markets, Inc. ....   $         0   $         0   $         0   $         0   $         0
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated ..............   $         0   $         0   $         0   $         0   $         0
Sun Trust Capital Markets, Inc. ....   $         0   $         0   $         0   $         0   $         0
TOTAL ..............................   $17,065,000   $44,367,000   $27,303,000   $13,652,000   $23,890,000

     Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the Offered Certificates. LaSalle Financial Services,
Inc. will act as co-lead manager and Greenwich Capital Markets, Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4
Certificates) and SunTrust Capital Markets, Inc. will act as co-managers with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the Offered Certificates, before deducting expenses payable by Morgan
Stanley Capital I Inc., will be approximately $2,565,343,560, plus accrued interest on the Certificates.

     The Underwriters have advised us that they will propose to offer the
Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of
Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     The Offered Certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the
Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December
21, 2006, which is the 5th business day following the date of pricing of the
Certificates.

                                     S-201

     Under Rule 15c6 1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

     We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Offered Certificates are a new issue of securities with no established trading market. One or more of the Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do
so. Any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for LaSalle Bank National
Association (with respect to the Mortgage Loan Seller and Sponsor only) by
Katten Muchin Roseman LLP, Chicago, Illinois, for Morgan Stanley Mortgage
Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for
SunTrust Bank by Stites & Harbison, PLLC, Atlanta, Georgia, for Prudential
Mortgage Capital Funding, LLC by Cadwalader, Wickersham & Taft LLP, New York,
New York and for Massachusetts Mutual Life Insurance Company by Cadwalader,
Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                    FITCH   S&P
----------------------   -----   ---
Class A-1.............    AAA    AAA
Class A-1A............    AAA    AAA
Class A-2.............    AAA    AAA
Class A-NM............    AAA    AAA
Class A-3.............    AAA    AAA
Class A-AB............    AAA    AAA
Class A-4.............    AAA    AAA
Class A-M.............    AAA    AAA
Class A-MFL...........    AAA    AAA
Class A-J.............    AAA    AAA
Class B...............    AA+    AA+
Class C...............     AA    AA
Class D...............    AA-    AA-
Class E...............     A+    A+
Class F...............     A      A

     The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date, which is the first Distribution Date that is 24 months after the end of the amortization term of the mortgage loan, that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                                     S-202

     The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the Certificates.

     The rating of the Class A-MFL Certificates does not represent any assessment as to whether the floating rate on such Class will convert to a fixed rate, and only represents the likelihood of the receipt of interest up to the
Pass-Through Rates on the Class A-MFL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net Mortgage
Rate). In addition, the rating on the Class A-MFL Certificates does not address
(i) the likelihood of receipt by the holders of the Class A-MFL Certificates of the timely distributions of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the
Swap Counterparty defaults on its obligations under the Swap Contract, the likelihood that the holders of the Class A-MFL Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the Swap Contract that were not recovered from the Swap
Counterparty or (iii) to the extent to which interest on the Class A-MFL
Certificates will be reduced due to the allocation of Net Aggregate Prepayment
Interest Shortfalls or reduction in payment by the Swap Counterparty if the
Pass-Through Rate of the Class A-MFL Regular Interest is reduced below 5.370%.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of
Offered Certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-203

                               GLOSSARY OF TERMS

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each Class of REMIC
Regular Certificates and for the Class A-MFL Regular Interest for each
Distribution Date, the amount of interest for the applicable Interest Accrual
Period accrued at the applicable Pass-Through Rate on the aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate
Interest will be calculated on the basis of a 360-day year consisting of twelve
30-day months. Interest with respect to the Class A-MFL Certificates, will, unless and until the floating rate of interest of such class converts to a fixed rate, be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360 day year.

     "Additional Servicer" means each affiliate of a master servicer, a sponsor, the trustee, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of a master servicer, a sponsor, the trustee, the Depositor or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II to this prospectus supplement.

     "Advance" means either a Servicing Advance or P&I Advance, as the context may require.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan or any Serviced
Loan Group, not later than the earliest of the following:

     o    the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan (or any Serviced Loan Group, as applicable) if such delinquency remains uncured;

     o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property; provided that such petition or appointment remains in effect;

                                      S-204

     o    the effective date of any modification to a Money Term of a mortgage loan (or any Serviced Loan Group, as applicable), other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment;
          and

     o    the date 30 days following the date a mortgaged property becomes an
          REO Property.

     "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

          the sum of:

     o    the Scheduled Principal Balance of such mortgage loan (or Serviced
          Loan Group, as applicable) (or, in the case of an REO Property, the related REO Mortgage Loan), less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or any Serviced Loan Group;

     o    to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on such mortgage loan (or
          Serviced Loan Group, as applicable) (or, in the case of an REO
          Property, the related REO Mortgage Loan);

     o    all related unreimbursed Advances and interest on such Advances at the
          Advance Rate; and

     o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, the special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

          over

     o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (or any Serviced Loan Group, as applicable) (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

     In the case of the Natick Mall Mortgage Loan, the Jones Road Shopping
Center Mortgage Loan and each LaSalle Senior Mortgage Loan, any Appraisal
Reduction will be calculated in respect of the Natick Mall Mortgage Loan, the
Jones Road Shopping Center Mortgage Loan or LaSalle Senior Mortgage Loan and the
related Subordinate Loan or Subordinate Loans and then allocated first to the related Subordinate Loan, B Loan or Subordinate Loans until reduced to zero and then to the Natick Mall Mortgage Loan, the Jones Road Shopping Center Mortgage
Loan or the LaSalle Senior Mortgage Loan, as applicable.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
          maturity date; or

                                      S-205

     o    any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

     "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o    Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

     o    amounts that are payable or reimbursable to any person other than the
          Certificateholders (including, among other things, amounts payable to the master servicers, the special servicer, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances);

     o    amounts deposited in the Distribution Account in error;

     o    if such Distribution Date occurs during January, other than a leap year, or February of any year (unless the related Distribution Date is the final Distribution Date), the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the
          Interest Reserve Account; and

     o    any portion of such amounts payable to the holder of the Subordinate
          Loans;

     (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year (or February, if the related Distribution Date is the final Distribution Date), the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution
Account on the Master Servicer Remittance Date occurring in such month any such
Scheduled Payment (net of the Master Servicing Fee and Primary Servicing Fee,
and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date
(provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution
Account on a Master Servicer Remittance Date as described above in the

                                      S-206

paragraph will, in general, also be part of the Available Distribution Amount for the Distribution Date occurring in the applicable month.

     "Balloon Loans" means mortgage loans (or Subordinate Loans serviced pursuant to the Pooling and Servicing Agreement) that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of Certificates (except for the Class A-MFL Certificates) and the Class A-MFL Regular Interest, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of Certificates or the Class A-MFL
Regular Interest and (ii) the Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate; provided, however, that under no circumstances will the Base
Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Certificates" has the meaning described under "Description of the Offered
Certificates--General" in this prospectus supplement.

     "Class" means the designation applied to the Offered Certificates, the
Class A-MFL Regular Interest and the private certificates, pursuant to this prospectus supplement.

     "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-NM Certificates, the
Class A-3 Certificates and the Class A-4 Certificates.

     "Class A-MFL Available Funds" means, with respect to any Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such

                                      S-207

Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-MFL Regular
Interest pursuant to the Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the
Class A-MFL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the Swap Contract; and
(c) all amounts incurred by the Paying Agent in connection with enforcing the rights of the trust under the applicable Swap Contract.

     "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the Swap Contract is in effect and there exists no continuing payment default under the Swap Contract, the aggregate amount of interest received by the Paying Agent from the Swap
Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the Swap Contract during the related Interest Accrual Period and (ii)
amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default occurs and is continuing, the
Class A-MFL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

     "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

     "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by the Class A-MFL
Certificates.

     "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

     "Closing Date" means on or about December 21, 2006.

     "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the trust.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Subordinate Loans) during the related Collection Period over (B)
Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Subordinate Loans) during the same Collection
Period. Notwithstanding the foregoing, such Compensating Interest shall not (i)
exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including
REO Properties (but not including the Subordinate Loans), if such master servicer applied the subject Principal Payment in accordance with the terms of the related mortgage loan documents or (ii) be required to be paid on any
Prepayment Interest Shortfalls incurred in respect of any Specially Serviced
Mortgage Loans.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be

                                      S-208

applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan (and, if applicable, the related Subordinate Loan or Subordinate Loans, as the case may be). With respect to the mortgaged properties securing any Serviced
Loan Group, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

     "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means December 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in December 2006 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on December 1, 2006, not the actual day which such scheduled payments are due. All references to the "cut-off date" with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received, determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and assuming no unscheduled prepayment is made. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the mortgage loans contributed to the trust by Massachusetts Mutual Life Insurance Company, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next

                                      S-209

preceding business day and (ii) the 5th business day prior to the related
Distribution Date and (b) with respect to any Distribution Date and any of the mortgage loans contributed to the trust by Massachusetts Mutual Life Insurance
Company, the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next succeeding business day.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates and the Class A-MFL Regular Interest for any
Distribution Date, the sum of:

     (a)  Accrued Certificate Interest in respect of such Class of Certificates or the Class A-MFL Regular Interest for such Distribution Date, reduced (to not less than zero) by:

               (i) any Net Aggregate Prepayment Interest Shortfalls allocated to such Class; and

               (ii) Realized Losses and Expense Losses, in each case
          specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and
          Servicing Agreement; and

     (b)  the portion of the Distributable Certificate Interest Amount for such
          Class remaining unpaid as of the close of business on the preceding
          Distribution Date; and

     (c)  if the aggregate Certificate Balance is reduced because amounts in the
          Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
          Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans or any Serviced Loan Group, as applicable.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                      S-210

     "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

     o    any failure by such master servicer to make a required deposit to the
          Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o    any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o    any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of
          Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan
          Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I
          Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o    such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

     o    such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    such master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch, or the trustee receives written notice from
          Fitch to the effect that the continuation of such master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of
          Certificates and citing servicing concerns with such master servicer as the sole or a material factor in such rating action; provided that such master servicer will have 60 days after removal due to such

                                      S-211

          default within which it may sell its servicing rights to a party acceptable under the Pooling and Servicing Agreement; or

     o    such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer and is not reinstated to such status within 60 days.

     Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Exchange Act, will constitute an "Event of Default" that entitles the
Depositor or another party to terminate that party. In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or any Serviced Loan Group, as applicable, or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to any Serviced Loan Group, a Principal
Prepayment in full had been made with respect to both the mortgage loan and related mortgage loan not included in the trust) on the date such proceeds were received.

     "Excess Servicing Fee" means a fee payable to the master servicers or
Primary Servicers, as applicable, that is included as a component of the Master
Servicing Fee and accrues at a rate set forth in the Pooling and Servicing
Agreement, which is assignable and non-terminable.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exemption" means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

     "Expense Losses" means, among other things:

     o    any interest paid to the master servicers, the special servicer and the trustee in respect of unreimbursed Advances;

     o    all Special Servicer Compensation paid to the special servicer (to the extent not collected from the related borrower);

     o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the Primary Servicers or the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

     o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

                                      S-212

     "Fitch" means Fitch, Inc.

     "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Contract.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the
Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Sections 6901 et seq.), the Federal Water Pollution Control Act, as amended (33
U.S.C. Sections 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. Sections
7401 et seq.), and any regulations promulgated pursuant thereto.

     "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $2,199,957,885.

     "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $530,349,644.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,730,307,529.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy in connection with a mortgage loan (or any Serviced Loan Group, as applicable), excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property. With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

     "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC Regular Certificates and for the Class A-MFL Regular
Interest, the calendar month immediately preceding the month in which such
Distribution Date occurs and (ii) for the Class A-MFL Certificates, unless and until the floating rate of interest of such class converts to a fixed rate, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

     "Interest Only Certificates" means the Class X-1, Class X-2 and Class X-W
Certificates.

     "Interest Reserve Account" means an account that the Paying Agent has established and will maintain for the benefit of the holders of the
Certificates.

     "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicer, the master servicers, Morgan
Stanley Capital I Inc., the holder of any related junior indebtedness, the
Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

                                      S-213

     "Jones Road Shopping Center Co-Lender Agreement" means the co-lender agreement by and between the holder of the Jones Road Shopping Center Mortgage
Loan and the holder of the Jones Road Shopping Center B Loan, relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

     "Jones Road Shopping Center Loan Group" means, collectively, the Jones Road
Shopping Center Mortgage Loan and the Jones Road Shopping Center B Loan.

     "Jones Road Shopping Center Mortgage Loan" means Mortgage Loan No. 197, with an original principal balance of $4,175,000, and an outstanding principal balance as of the Cut-off Date of $4,125,107, which is secured by the Jones Road
Shopping Center Mortgaged Property on a senior basis with the Jones Road
Shopping Center B Loan.

     "Jones Road Shopping Center Mortgaged Property" means the mortgaged property that is identified on Appendix I to this prospectus supplement as
"Jones Road Shopping Center" and secures the Jones Road Shopping Center Loan
Group.

     "Jones Road Shopping Center B Loan" means the B note, with an original principal balance of $1,425,000, that is secured by the Jones Road Shopping
Center Mortgaged Property on a subordinated basis with the Jones Road Shopping
Center Mortgage Loan. The Jones Road Shopping Center B Loan is not an asset of the trust.

     "LaSalle Co-Lender Agreement" means each co-lender agreement by and between the holder of a LaSalle Senior Mortgage Loan and the holder(s) of the related
LaSalle Subordinate Loan, relating to the relative rights of such holder(s), as the same may be further amended from time to time in accordance with the terms thereof.

     "LaSalle Loan Group" means, collectively, a LaSalle Senior Mortgage Loan and the related LaSalle Subordinate Loan.

     "LaSalle Senior Mortgage Loan" means each of Mortgage Loan No. 105, No.
108, No. 116, No. 158, No. 176 and No. 297, which is secured by the related
Mortgaged Property on a senior basis with the related LaSalle Subordinate Loan.

     "LaSalle Subordinate Loan" means each B note that is secured by a Mortgaged
Property on a subordinated basis with a LaSalle Senior Mortgage Loan. The
LaSalle Subordinate Loans are not assets of the trust.

     "LIBOR" or "one-month LIBOR" means with respect to each Interest Accrual
Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering
Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal
London office of four major banks in the London interbank market selected by the
Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial
Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period, as set forth in the Swap Contract.

     "Liquidation Fee" means, generally, 1.00% of the related Liquidation
Proceeds received in connection with a full or partial liquidation of a
Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation
Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO
Property by a mortgage loan seller due to a Material Breach or a Material
Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or

                                      S-214

document defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase and payment is not prohibited by the applicable co-lender or intercreditor agreement.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan (or any Serviced Loan Group, as applicable) or related REO
Property, net of expenses (or, with respect to a mortgage loan repurchased by a mortgage loan seller, the Purchase Price of such mortgage loan). With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

     "Loan Group 1" means that distinct loan group consisting of 192 mortgage loans, representing approximately 80.6% of the Initial Pool Balance, that are secured by property types other than multifamily properties, together with 3 mortgage loans that are secured by multifamily properties, 8 mortgage loans that are secured by mixed use properties and 3 mortgage loans that are secured by manufactured housing community properties.

     "Loan Group 2" means that distinct loan group consisting of 72 mortgage loans that are secured by multifamily properties, 4 mortgage loans that are secured by manufactured housing community properties and 1 mortgage loan that is secured by a mixed use property, representing approximately 19.4% of the Initial
Pool Balance and approximately 82.8% of the Initial Pool Balance of all the mortgage loans secured by multifamily properties and manufactured housing community properties.

     "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

     "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal
Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

     "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, which amount is inclusive of the Excess Servicing Fee, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans. For the avoidance of doubt, the Master Servicing Fee shall be payable to the applicable master servicer for servicing each Subordinate Loan out of payments on such Subordinate Loans.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a mortgage loan seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects

                                      S-215

the value of the mortgage loan and (ii) the mortgage loan is a Specially
Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan (or any Serviced Loan
Group, as applicable), the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but
does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o    the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
          (unless such document(s) have not been returned by the applicable recorder's office);

     o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o    an original or copy of the related lender's title insurance policy
          (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent);

     o    when relevant, the related ground lease or a copy thereof;

     o    when relevant, copies of any loan agreements, lockbox agreements and intercreditor agreements (including, without limitation, the Natick
          Mall Co-Lender Agreement, the Jones Road Shopping Center Co-Lender
          Agreement and each LaSalle Co-Lender Agreement and a copy of the mortgage note evidencing the Natick Mall Subordinate Loans, the Jones
          Road Shopping Center B Loan and any LaSalle Subordinate Loan), if any;

     o    when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o    when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective mortgage loan seller, as the case may be.

     "Mortgage Pool" means the 269 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $2,730,307,529, which may vary by up to 5%.

     "Natick Mall Co-Lender Agreement" means the co-lender agreement by and between the holder of the Natick Mall Mortgage Loan and the holders of the
Natick Mall Subordinate Loans, relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

                                      S-216

     "Natick Mall Loan Group" means, collectively, the Natick Mall Mortgage Loan and the Natick Mall Subordinate Loans.

     "Natick Mall Mortgage Loan" means Mortgage Loan No. 25, with an original principal balance of $225,000,000, and an outstanding principal balance as of the Cut-off Date of $225,000,000, which is secured by the Natick Mall Mortgaged
Property on a senior basis with the Natick Mall Subordinate Loans.

     "Natick Mall Mortgaged Property" means the mortgaged property that is identified on Appendix I to this prospectus supplement as "Natick Mall" and secures the Natick Mall Loan Group.

     "Natick Mall Subordinate Loans" mean the B note, with an original principal balance of $60,000,000 and the C Note, with an original principal balance of
$65,000,000, that are secured by the Natick Mall Mortgaged Property on a subordinated basis with the Natick Mall Mortgage Loan. The Natick Mall
Subordinate Loans are not assets of the trust.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and the master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates or the Class A-MFL Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date.
In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year (unless such Distribution Date is the final Distribution Date) will be adjusted to take into account the applicable Interest Reserve Amount; and

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
          2007), or February if the related Distribution Date is the final
          Distribution Date, will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January
          (if applicable) and February.

     "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income, less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

                                      S-217

     "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

     "OID" means original issue discount within the meaning of the Code.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions. We anticipate that the initial Operating Adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted
Mortgage Loans," in this prospectus supplement.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any default interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon
Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

     "PAR" means Prudential Asset Resources, Inc.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any Class of
Certificates (other than the Class EI Certificates and Residual Certificates) or the Class A-MFL Regular Interest accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate or Class A-MFL Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.
However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has
occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and
Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially

                                      S-218

similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of December 1, 2006, among Morgan Stanley Capital I Inc., as depositor, Capmark, as general master servicer with respect to the mortgage loans other than the PMCF mortgage loans, Prudential Asset Resources, Inc., as master servicer with respect to the PMCF mortgage loans, ARCap Servicing, Inc., as special servicer, Wells Fargo Bank, N.A. as trustee and LaSalle Bank National
Association, as paying agent, certificate registrar and authenticating agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the
Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and the
Trustee Fee and, if the related mortgage loan is a Specially Serviced Mortgage
Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special
Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage
Loan, and the Trustee Fee) that accrues on the amount of such Principal
Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o    the aggregate amount of interest that would have accrued at the Net
          Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), on the Scheduled
          Principal Balance of such mortgage loan for the 30 days ending on such
          Due Date if such Principal Prepayment or Balloon Payment had not been made, over

     o    the aggregate interest that did so accrue at the Net Mortgage Rate through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan (or any
Serviced Loan Group) for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan (or any Serviced
Loan Group, as applicable). With respect to Prepayment Premiums received in respect of any Serviced Loan Group, "Prepayment Premium" means the amount of such Prepayment Premium allocated to the mortgage loan included in the trust.

     "Primary Servicer" means any of Babson Capital Management LLC, SunTrust
Bank and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class
A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
Q and Class S Certificates.

                                      S-219

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

     o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
          Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Subordinate Loan, or its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

     o    all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Subordinate
          Loan or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds),
          Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans
          (but not in respect of any Subordinate Loan or its respective successor REO mortgage loan) during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

     The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

     o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced
          (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
          Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

     o    if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with Advance interest thereon) first from amounts allocable to principal on the mortgage pool during the
          Collection Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution
          Amount will be reduced (to not less than zero) by any of those
          Advances (and Advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection
          Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered
          (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution
          Amount (and will be allocated first to such other Loan Group Principal
          Distribution Amount, and then to the Loan Group Principal Distribution
          Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans (or any Serviced Loan Group) that constitute voluntary and involuntary prepayments of principal made prior to their scheduled
Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which

                                      S-220

the purchase occurs and the amount of any expenses related to such mortgage loan, or the related REO Property (including, without duplication, any Servicing
Advances, Advance Interest related to such mortgage loan and any Special
Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the
Primary Servicers, the special servicer, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a mortgage loan seller, any Liquidation Fee payable by such mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates.

     "Rated Final Distribution Date" means the Distribution Date in December
2043.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.
Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

     "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-MFL Certificates, for each Distribution
Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class
A-MFL Certificates, the business day immediately preceding the related
Distribution Date.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

                                      S-221

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan or any Serviced Loan Group, as applicable, that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer
Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and
Servicing Agreement. No portion of a Serviced Loan Group will constitute a
Rehabilitated Mortgage Loan unless the other portion of the related Serviced
Loan Group also constitutes a Rehabilitated Mortgage Loan.

     "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates (other than the Class A-MFL Certificates).

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Serviced Loan Group, only an allocable portion of such REO Income will be distributable to the Certificateholders.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan (or any
Serviced Loan Group) on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan
(or Serviced Loan Group, as applicable) subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan, any Subordinate Loan or
REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date
Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

     o    any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
          Payments due in any subsequent Collection Period; and

     o    the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Senior Certificates and the
Interest Only Certificates.

                                      S-222

     "Serviced Loan Group" means the Natick Mall Loan Group, the Jones Road
Shopping Center Loan Group and each of the LaSalle Loan Groups.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of the mortgage loan (or any Serviced
Loan Group, as applicable) for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Function Participant" means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

     "Servicing Standard" means the standard by which the master servicers and the special servicer will service and administer the mortgage loans, the
Subordinate Loans and/or REO Properties that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement in the best interests and for the benefit of the Certificateholders (or, with respect to any Serviced
Loan Group, for the Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole, but with respect to the
Serviced Loan Groups, taking into account the subordinate nature of the related
Subordinate Loan or Subordinate Loans, if any) (as determined by the applicable master servicer or the special servicer, as applicable, in its good faith and reasonable judgment), to perform such servicing and administration in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject mortgage loans or Serviced Loan Group, as applicable, the LaSalle Co-Lender Agreement, the Jones Road Shopping Center
Co-Lender Agreement and the Natick Mall Co-Lender Agreement, as the case may be, and, to the extent consistent with the foregoing, further as follows--

     o    with the same care, skill and diligence as is normal and usual in such master servicer's or special servicer's, as applicable, general mortgage servicing activities, and in the case of the special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing
          Agreement; and

     o    with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans (including the Subordinate Loans) and, in the case of the special servicer, if a serviced mortgage loan (including the Subordinate Loans) comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan (or any related Subordinate Loan) to the
          Certificateholders, as a collective whole (or, with respect to any
          Serviced Loan Group, to the Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole, but taking into account the subordinate nature of any
          Subordinate Loan or Subordinate Loans, if any), on a net present value basis; but

     o    without regard to--

          (a)  any relationship that a master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

          (b)  the ownership of any Certificate (or any interest in a
               Subordinate Loan) by a master servicer or the special servicer, as the case may be, or by any affiliate thereof,

          (c)  a master servicer's obligation to make Advances,

          (d)  the special servicer's obligation to request that a master servicer make Servicing Advances,

          (e)  the right of a master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

                                      S-223

          (f)  any obligation of a master servicer or any of its affiliates (in their capacity as a mortgage loan seller, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (or any Serviced Loan Group) to become a
Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means any mortgage loan (or any Serviced
Loan Group) as to which:

     o    a payment default shall have occurred (i) at its maturity date
          (except, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer
          (who shall forward such notice to the other master servicer, the special servicer and the Operating Adviser) of its intent to refinance such mortgage loan (or a Serviced Loan Group) and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the operating adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the
          Operating Adviser's discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due
          Date following the date such payment was due;

     o    to the applicable master servicer's or special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o    the applicable master servicer or special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o    the applicable master servicer or special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer or special servicer, materially and adversely affects the interests of the
          Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

     o    the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o    in the judgment of the applicable master servicer or special servicer,
          (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or special servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o    any failure by the special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the
          Pooling and Servicing Agreement;

     o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the
          Pooling and Servicing Agreement which failure continues unremedied for
          1 business day following the date on which such deposit or remittance was first required to be made;

                                      S-224

     o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure the failure; provided further, that such cure period may not exceed 90 days;

     o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any
          Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by
          Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

     o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch, or the trustee receives written notice from
          Fitch to the effect that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of
          Certificates and citing servicing concerns with the special servicer as the sole or a material factor in such rating action, and such notice is not rescinded within 60 days; or

     o    the special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated
          to such status within 60 days.

     Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement to perform its duties described under "Description of the
Offered Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of
Default" that entitles the Depositor or another party to terminate that party.
In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

     "Special Servicing Fee" means an amount equal to, in any month, the applicable portion for that month of a rate equal to 0.25% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage
Loan.

     "Sponsor" means each of Morgan Stanley Mortgage Capital Inc., LaSalle Bank
National Association and Prudential Mortgage Capital Funding, LLC, or any
successor thereto.

                                      S-225

     "Structuring Assumptions" means the following assumptions:

     o    the mortgage rate on each mortgage loan in effect as of the Closing
          Date remains in effect until maturity or its Anticipated Repayment
          Date;

     o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
          Pass-Through Rate of the Class A-MFL Certificates remain at its initial rates;

     o    the closing date for the sale of the Certificates is December 21,
          2006;

     o    distributions on the Certificates are made on the 15th day of each month;

     o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the trust does not experience any Expense Losses;

     o    no Principal Prepayment on any mortgage loan is made during its
          Lockout Period, if any, or during any period when Principal
          Prepayments on such mortgage loans are required to be accompanied by a
          Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o    no mortgage loan is the subject of a repurchase or substitution by the respective mortgage loan seller and no optional termination of the trust occurs, unless specifically noted;

     o    each ARD Loan pays in full on its Anticipated Repayment Date;

     o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

     o    no holder of a mezzanine loan exercises its option to purchase any mortgage loan.

     "Subordinate Certificates" means the Class A-M Certificates, Class A-MFL
Certificates (or, as the context requires, the Class A-MFL Regular Interest),
Class A-J Certificates, the Class B Certificates, the Class C Certificates, the
Class D Certificates, the Class E Certificates, the Class F Certificates, the
Class G Certificates, the Class H Certificates, the Class J Certificates, the
Class K Certificates, the Class L Certificates, the Class M Certificates, the
Class N Certificates, the Class O Certificates, the Class P Certificates, the
Class Q Certificates and the Class S Certificates.

     "Subordinate Loan" means each of the Natick Mall Subordinate Loans, each
LaSalle Subordinate Loan and the Jones Road Shopping Center B Loan.

     "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

                                      S-226

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing
Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income less the sum of (a) estimated stabilized operating expenses
(such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash
Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Morgan Stanley & Co. Incorporated, LaSalle Financial
Services, Inc., Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner &
Smith Incorporated (except with respect to the Class A-4 Certificates) and
SunTrust Capital Markets, Inc.

     "Underwriting Agreement" means that agreement, dated as of December 14,
2006, entered into by Morgan Stanley & Co. Incorporated, Morgan Stanley Capital
I Inc., LaSalle Financial Services, Inc., Greenwich Capital Markets, Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the
Class A-4 Certificates) and SunTrust Capital Markets, Inc.

     "Unpaid Interest" means, on any Distribution Date with respect to any Class of Certificates (excluding the Residual Certificates, the Class EI Certificates
and the Class A-MFL Certificates), and the Class A-MFL Regular Interest, the
portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, equal to 1.00% of the amount of each collection of interest
(other than default interest and Excess Interest) and principal received
(including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (or any Serviced Loan Group, as applicable) for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Yield Maintenance Minimum Amount" means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any
Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                      S-227

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

             Rates Used in Determination of Class X-1, Class X-2 and
                          Class X-W Pass Through Rates

01/15/2007   5.85708%
02/15/2007   5.85690%
03/15/2007   5.85687%
04/15/2007   6.03968%
05/15/2007   5.85633%
06/15/2007   6.03932%
07/15/2007   5.85595%
08/15/2007   6.03895%
09/15/2007   6.03877%
10/15/2007   5.85537%
11/15/2007   6.03839%
12/15/2007   5.85498%
01/15/2008   6.03801%
02/15/2008   5.85458%
03/15/2008   5.85444%
04/15/2008   6.03742%
05/15/2008   5.85396%
06/15/2008   6.03702%
07/15/2008   5.85355%
08/15/2008   6.03662%
09/15/2008   6.03642%
10/15/2008   5.85292%
11/15/2008   6.03601%
12/15/2008   5.85249%
01/15/2009   5.85227%
02/15/2009   5.85205%
03/15/2009   5.85204%
04/15/2009   6.03493%
05/15/2009   5.85137%
06/15/2009   6.03449%
07/15/2009   5.85092%
08/15/2009   6.03405%
09/15/2009   6.03383%
10/15/2009   5.85023%
11/15/2009   6.03338%
12/15/2009   5.84976%
01/15/2010   5.84951%
02/15/2010   5.84929%
03/15/2010   5.84934%
04/15/2010   6.03223%
05/15/2010   5.84858%
06/15/2010   6.03178%
07/15/2010   5.84811%
08/15/2010   6.03132%
09/15/2010   6.03109%
10/15/2010   5.84739%
11/15/2010   6.03062%
12/15/2010   5.84690%
01/15/2011   5.84665%
02/15/2011   5.84640%
03/15/2011   5.84645%
04/15/2011   6.02734%
05/15/2011   5.84335%
06/15/2011   6.02685%
07/15/2011   5.84285%
08/15/2011   6.02637%
09/15/2011   6.02612%
10/15/2011   5.84209%
11/15/2011   6.05472%
12/15/2011   5.86956%
01/15/2012   6.05425%
02/15/2012   5.86970%
03/15/2012   5.86961%
04/15/2012   6.05353%
05/15/2012   5.86896%
06/15/2012   6.05305%
07/15/2012   5.86846%
08/15/2012   6.05255%
09/15/2012   6.05231%
10/15/2012   5.86770%
11/15/2012   6.05180%
12/15/2012   5.86717%
01/15/2013   5.86690%
02/15/2013   5.86664%
03/15/2013   5.86686%
04/15/2013   6.05048%
05/15/2013   5.85753%
06/15/2013   6.04136%
07/15/2013   5.86075%
08/15/2013   6.04739%
09/15/2013   6.04712%
10/15/2013   5.85866%
11/15/2013   6.04015%
12/15/2013   5.84798%
01/15/2014   5.84771%
02/15/2014   5.84746%
03/15/2014   5.84774%
04/15/2014   6.03004%
05/15/2014   5.84145%
06/15/2014   6.02562%
07/15/2014   5.83671%
08/15/2014   6.02069%
09/15/2014   6.02046%
10/15/2014   5.83121%
11/15/2014   6.01327%
12/15/2014   5.82350%

                                    SCH. A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE B

                              Component Loan Amount

   DISTRIBUTION
 DATES (INCLUSIVE)      CLASS A-1       CLASS A-1-A       CLASS A-2         CLASS A-NM        CLASS A-3       CLASS A-AB
------------------   --------------   ---------------   --------------   ---------------   --------------   --------------

January 2007 to
December 2007        $24,304,000.00   $263,360,500.00   $35,100,000.00   $112,500,000.00   $22,250,000.00   $44,100,000.00

January 2008 to
December 2008        $         0.00   $251,893,500.00   $16,311,500.00   $112,500,000.00   $22,250,000.00   $44,100,000.00

January 2009 to
December 2009        $         0.00   $239,955,500.00   $         0.00   $          0.00   $12,180,000.00   $44,100,000.00

January 2010 to
December 2010        $         0.00   $225,451,000.00   $         0.00   $          0.00   $         0.00   $11,840,500.00

January 2011 to
December 2011        $         0.00   $196,708,500.00   $         0.00   $          0.00   $         0.00   $         0.00

January 2012 to
December 2012        $         0.00   $186,993,500.00   $         0.00   $          0.00   $         0.00   $         0.00

January 2013 to
December 2013        $         0.00   $170,426,000.00   $         0.00   $          0.00   $         0.00   $         0.00

January 2014         $         0.00   $          0.00   $         0.00   $          0.00   $         0.00   $         0.00

   DISTRIBUTION
 DATES (INCLUSIVE)      CLASS A-4         CLASS A-M       CLASS A-MFL        CLASS AJ        CLASS B            CLASS C
------------------   ---------------   --------------   --------------   ---------------   -------------   --------------

January 2007 to
December 2007        $448,783,000.00   $86,515,500.00   $50,000,000.00   $121,157,000.00   $8,532,500.00   $22,183,500.00

January 2008 to
December 2008        $448,783,000.00   $86,515,500.00   $50,000,000.00   $121,157,000.00   $8,532,500.00   $22,183,500.00

January 2009 to
December 2009        $448,783,000.00   $86,515,500.00   $50,000,000.00   $121,157,000.00   $8,532,500.00   $22,183,500.00

January 2010 to
December 2010        $448,783,000.00   $86,515,500.00   $50,000,000.00   $121,157,000.00   $8,532,500.00   $22,183,500.00

January 2011 to
December 2011        $394,427,500.00   $86,515,500.00   $50,000,000.00   $121,157,000.00   $8,532,500.00   $22,183,500.00

January 2012 to
December 2012        $344,148,000.00   $86,515,500.00   $50,000,000.00   $121,157,000.00   $8,532,500.00   $22,183,500.00

January 2013 to
December 2013        $294,358,000.00   $86,515,500.00   $50,000,000.00   $121,157,000.00   $8,532,500.00   $ 7,284,500.00

January 2014         $          0.00   $         0.00   $         0.00   $          0.00   $        0.00   $         0.00

                         CLASS D         CLASS E          CLASS F          CLASS G         CLASS H           CLASS J
                     --------------   -------------   --------------   --------------   --------------   --------------

January 2007 to
December 2007        $13,651,500.00   $6,826,000.00   $11,945,000.00   $11,945,000.00   $13,651,500.00   $13,651,500.00

January 2008 to
December 2008        $13,651,500.00   $6,826,000.00   $11,945,000.00   $11,945,000.00   $13,651,500.00   $13,651,500.00

January 2009 to
December 2009        $13,651,500.00   $6,826,000.00   $11,945,000.00   $11,945,000.00   $13,651,500.00   $ 9,909,000.00

January 2010 to
December 2010        $13,651,500.00   $6,826,000.00   $11,945,000.00   $10,488,500.00   $         0.00   $         0.00

January 2011 to
December 2011        $13,651,500.00   $6,826,000.00   $   946,500.00   $         0.00   $         0.00   $         0.00

January 2012 to
December 2012        $ 2,359,500.00   $        0.00   $         0.00   $         0.00   $         0.00   $         0.00

January 2013 to
 December 2013       $         0.00   $        0.00   $         0.00   $         0.00   $         0.00   $         0.00

January 2014         $         0.00   $        0.00   $         0.00   $         0.00   $         0.00   $         0.00

                         CLASS K         CLASS L         CLASS M         CLASS N            TOTALS
                     --------------   -------------   -------------   -------------   -----------------

January 2007 to
December 2007        $17,064,500.00   $1,706,500.00   $3,413,000.00   $6,825,500.00   $1,339,466,000.00

January 2008 to
December 2008        $17,064,500.00   $1,706,500.00   $3,413,000.00   $1,002,000.00   $1,279,083,000.00

January 2009 to
December 2009        $         0.00   $        0.00   $        0.00   $        0.00   $1,101,335,000.00

January 2010 to
December 2010        $         0.00   $        0.00   $        0.00   $        0.00   $1,017,374,000.00

January 2011 to
December 2011        $         0.00   $        0.00   $        0.00   $        0.00   $  900,948,500.00

January 2012 to
December 2012        $         0.00   $        0.00   $        0.00   $        0.00   $  821,889,500.00

January 2013 to
 December 2013       $         0.00   $        0.00   $        0.00   $        0.00   $  738,273,500.00

January 2014         $         0.00   $        0.00   $        0.00   $        0.00   $           0.00

                                    SCH. B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE C

                      Class A-AB Planned Principal Balance

01/15/2007   $88,200,000.00
02/15/2007   $88,200,000.00
03/15/2007   $88,200,000.00
04/15/2007   $88,200,000.00
05/15/2007   $88,200,000.00
06/15/2007   $88,200,000.00
07/15/2007   $88,200,000.00
08/15/2007   $88,200,000.00
09/15/2007   $88,200,000.00
10/15/2007   $88,200,000.00
11/15/2007   $88,200,000.00
12/15/2007   $88,200,000.00
01/15/2008   $88,200,000.00
02/15/2008   $88,200,000.00
03/15/2008   $88,200,000.00
04/15/2008   $88,200,000.00
05/15/2008   $88,200,000.00
06/15/2008   $88,200,000.00
07/15/2008   $88,200,000.00
08/15/2008   $88,200,000.00
09/15/2008   $88,200,000.00
10/15/2008   $88,200,000.00
11/15/2008   $88,200,000.00
12/15/2008   $88,200,000.00
01/15/2009   $88,200,000.00
02/15/2009   $88,200,000.00
03/15/2009   $88,200,000.00
04/15/2009   $88,200,000.00
05/15/2009   $88,200,000.00
06/15/2009   $88,200,000.00
07/15/2009   $88,200,000.00
08/15/2009   $88,200,000.00
09/15/2009   $88,200,000.00
10/15/2009   $88,200,000.00
11/15/2009   $88,200,000.00
12/15/2009   $88,200,000.00
01/15/2010   $88,200,000.00
02/15/2010   $88,200,000.00
03/15/2010   $88,200,000.00
04/15/2010   $88,200,000.00
05/15/2010   $88,200,000.00
06/15/2010   $88,200,000.00
07/15/2010   $88,200,000.00
08/15/2010   $88,200,000.00
09/15/2010   $88,200,000.00
10/15/2010   $88,200,000.00
11/15/2010   $88,200,000.00
12/15/2010   $88,200,000.00
01/15/2011   $88,200,000.00
02/15/2011   $88,200,000.00
03/15/2011   $88,200,000.00
04/15/2011   $88,200,000.00
05/15/2011   $88,200,000.00
06/15/2011   $88,200,000.00
07/15/2011   $88,200,000.00
08/15/2011   $88,200,000.00
09/15/2011   $88,200,000.00
10/15/2011   $88,200,000.00
11/15/2011   $88,183,665.07
12/15/2011   $86,775,000.00
01/15/2012   $85,402,000.00
02/15/2012   $84,022,000.00
03/15/2012   $82,249,000.00
04/15/2012   $80,852,000.00
05/15/2012   $79,256,000.00
06/15/2012   $77,844,000.00
07/15/2012   $76,234,000.00
08/15/2012   $74,806,000.00
09/15/2012   $73,371,000.00
10/15/2012   $71,738,000.00
11/15/2012   $70,288,000.00
12/15/2012   $68,639,000.00
01/15/2013   $67,173,000.00
02/15/2013   $65,699,000.00
03/15/2013   $63,648,000.00
04/15/2013   $62,156,000.00
05/15/2013   $60,468,000.00
06/15/2013   $59,000,000.00
07/15/2013   $57,295,000.00
08/15/2013   $55,770,000.00
09/15/2013   $54,237,000.00
10/15/2013   $52,600,000.00
11/15/2013   $51,083,000.00
12/15/2013   $49,349,000.00
01/15/2014   $47,792,000.00
02/15/2014   $46,228,000.00
03/15/2014   $44,102,000.00
04/15/2014   $42,518,000.00
05/15/2014   $40,743,000.00
06/15/2014   $39,143,000.00
07/15/2014   $37,350,000.00
08/15/2014   $35,732,000.00
09/15/2014   $34,106,000.00
10/15/2014   $32,289,000.00
11/15/2014   $30,645,000.00
12/15/2014   $28,811,000.00
01/15/2015   $27,149,000.00
02/15/2015   $25,479,000.00
03/15/2015   $23,256,000.00
04/15/2015   $21,566,000.00
05/15/2015   $19,687,000.00
06/15/2015   $17,978,000.00
07/15/2015   $16,081,000.00
08/15/2015   $14,354,000.00
09/15/2015   $12,618,000.00
10/15/2015   $10,694,000.00
11/15/2015   $ 8,939,000.00
12/15/2015   $ 3,506,000.00
01/15/2016   $ 1,769,000.00
02/15/2016   $         0.00

                                    SCH. C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

                                                                                                      WEIGHTED  WEIGHTED
                              NUMBER                    PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                OF        AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF  AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD     DATE    BALLOON
LOAN SELLER                    LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National
   Association                 146      1,186,092,370       43.4       5.870       115        1.59      1.50      67.9      62.4
Morgan Stanley Mortgage
   Capital Inc.                 48        989,181,987       36.2       5.761       104        1.58      1.53      64.1      60.6
Prudential Mortgage Capital
   Funding, LLC                 19        256,931,500        9.4       5.722       105        1.49      1.33      70.6      64.5
SunTrust Bank                   30        184,277,259        6.7       5.960       117        1.41      1.32      69.3      59.5
Massachusetts Mutual Life
   Insurance Company            26        113,824,413        4.2       8.184       107        1.32      1.32      45.4      34.0
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         269     $2,730,307,529      100.0%      5.919%      110        1.55x     1.48x     65.9%     60.5%
==================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                                      WEIGHTED  WEIGHTED
                              NUMBER                    PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                OF        AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF  AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD     DATE    BALLOON
CUT-OFF DATE BALANCE ($)       LOANS     BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                   61        110,625,143        4.1       6.269       118        1.34      1.30      66.9      56.8
2,500,001 - 5,000,000           80        292,657,520       10.7       6.342       116        1.39      1.33      67.8      57.1
5,000,001 - 7,500,000           54        330,503,723       12.1       6.420       111        1.41      1.34      65.6      57.2
7,500,001 - 10,000,000          24        209,698,801        7.7       6.165       111        1.38      1.30      71.3      62.7
10,000,001 - 12,500,000         13        148,186,218        5.4       5.882       119        1.39      1.25      72.1      63.2
12,500,001 - 15,000,000          6         81,487,854        3.0       5.984       119        1.48      1.32      74.5      66.2
15,000,001 - 17,500,000          5         82,800,000        3.0       5.818       119        1.57      1.36      69.4      63.9
17,500,001 - 20,000,000          4         74,779,092        2.7       5.826       116        1.33      1.22      69.6      60.7
20,000,001 - 30,000,000          8        194,857,304        7.1       5.849       119        1.44      1.29      74.7      69.3
30,000,001 - 40,000,000          3        101,675,000        3.7       5.730       106        1.79      1.71      64.6      61.9
40,000,001 - 50,000,000          2         91,456,875        3.3       5.954       118        1.26      1.26      70.5      65.8
50,000,001 - 60,000,000          2        107,380,000        3.9       5.647       116        1.38      1.25      75.7      73.3
60,000,001 - 70,000,000          2        125,200,000        4.6       5.760        88        1.44      1.33      70.9      68.5
70,000,001 >=                    5        779,000,000       28.5       5.553       102        1.88      1.85      56.3      55.7
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         269     $2,730,307,529      100.0%      5.919%      110        1.55x     1.48x     65.9%     60.5%
==================================================================================================================================

Minimum: $609,429
Maximum: $250,000,000
Weighted Average: $10,149,842

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

                                                                                                        WEIGHTED  WEIGHTED
                               NUMBER                     PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                 OF         AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF  AVERAGE
                              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD     DATE    BALLOON
STATE                        PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Northern California               31        295,479,738       10.8      5.533        120        2.00      1.97      55.4      54.3
Southern California               30        179,021,036        6.6      5.910        117        1.41      1.29      65.7      59.5
Massachusetts                      2        231,894,266        8.5      5.554         58        1.89      1.89      46.0      45.9
Florida                           29        225,537,484        8.3      6.267        110        1.41      1.32      66.1      59.0
Illinois                          10        190,035,153        7.0      5.775        110        1.52      1.37      72.3      67.3
Pennsylvania                       6        173,274,910        6.3      5.661        120        1.50      1.43      77.4      74.6
Virginia                          16        152,726,098        5.6      5.870         97        1.47      1.42      65.3      59.5
New York                           8        129,183,468        4.7      5.804        115        1.94      1.94      48.0      43.8
Texas                             25        123,997,264        4.5      6.256        118        1.41      1.34      73.2      62.8
Georgia                           22        110,947,529        4.1      6.149        120        1.38      1.32      70.1      60.2
Ohio                              17         96,715,542        3.5      5.940        119        1.38      1.25      76.4      69.5
New Jersey                         4         84,655,550        3.1      5.892        119        1.42      1.20      75.1      69.3
Michigan                          10         60,428,930        2.2      6.633        113        1.39      1.34      66.3      56.1
Colorado                           3         60,317,757        2.2      6.180        114        1.82      1.76      56.0      53.9
Maryland                           2         59,400,000        2.2      5.690        119        1.24      1.24      77.3      76.1
South Carolina                    11         57,984,601        2.1      6.068        115        1.45      1.32      72.3      62.0
Tennessee                          8         54,379,890        2.0      5.847        120        1.43      1.20      77.5      69.2
Connecticut                        2         51,035,000        1.9      6.000        118        1.23      1.22      73.1      72.8
North Carolina                     9         49,682,470        1.8      6.072        104        1.43      1.39      72.8      64.3
Indiana                            5         48,484,313        1.8      6.044        117        1.48      1.30      73.1      66.9
Wisconsin                          6         45,420,818        1.7      5.841        119        1.53      1.28      76.9      69.3
District of Columbia               1         42,456,875        1.6      5.900        119        1.30      1.30      67.2      57.0
Arizona                            8         27,626,477        1.0      6.896        104        1.28      1.21      62.5      54.5
Washington                         7         21,476,355        0.8      6.212        115        1.28      1.28      71.9      61.8
Utah                               2         20,300,000        0.7      5.867        119        1.38      1.15      76.9      69.6
Oregon                             5         14,045,280        0.5      6.098        119        1.39      1.32      72.8      62.9
Kentucky                           2         13,991,721        0.5      6.296        119        1.39      1.31      75.5      65.7
Arkansas                           5         12,876,395        0.5      6.814         91        1.23      1.23      69.0      59.2
Mississippi                        3         12,179,754        0.4      5.920        119        1.39      1.39      76.1      71.2
Louisiana                          2          9,710,114        0.4      6.034        116        1.25      1.25      79.2      67.7
Nevada                             2          9,369,983        0.3      5.985        119        1.28      1.14      65.2      57.9
Maine                              2          8,875,851        0.3      5.940        120        1.42      1.29      79.3      68.9
Oklahoma                           3          7,460,396        0.3      6.126        118        1.32      1.22      75.4      66.0
Idaho                              2          6,950,000        0.3      6.096        112        1.29      1.25      77.1      76.3
West Virginia                      3          6,804,471        0.2      6.181        119        1.28      1.28      74.7      61.9
Hawaii                             1          5,300,000        0.2      5.950        119        1.42      1.20      72.1      67.5
Alabama                            2          5,174,681        0.2      7.103        143        1.49      1.49      56.0      33.3
Kansas                             2          4,735,564        0.2      7.804        133        1.11      1.11      50.2      40.0
Missouri                           1          4,234,697        0.2      8.610         92        1.02      1.02      67.4      53.4
South Dakota                       1          3,996,003        0.1      5.980        119        1.21      1.21      78.4      66.6
New Hampshire                      4          3,796,246        0.1      6.040        119        1.21      1.21      79.3      67.5
North Dakota                       1          3,746,352        0.1      6.120        119        1.35      1.35      60.4      51.6
Minnesota                          1          3,100,000        0.1      5.910        120        1.30      1.30      72.9      63.1
Nebraska                           1          1,498,495        0.1      5.960        119        1.37      1.37      71.4      60.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           317     $2,730,307,529      100.0%     5.919%       110        1.55x     1.48x     65.9%     60.5%
====================================================================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

                                                                                                        WEIGHTED  WEIGHTED
                               NUMBER                     PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                 OF         AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF  AVERAGE
                              MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD     DATE    BALLOON
PROPERTY TYPE                PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office
   Suburban                       39        358,488,943       13.1      5.882        112        1.43      1.30      73.1      66.9
   Urban                           8        367,108,462       13.4      5.701        119        1.66      1.62      67.4      66.3
   Medical                         6         40,042,394        1.5      5.961        119        1.38      1.24      78.4      68.8
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   53     $  765,639,798       28.0%     5.800%       116        1.54x     1.45x     70.6%     66.7%
Multifamily
   Garden                         77        404,594,317       14.8      6.571        112        1.37      1.27      66.4      56.8
   Mid-Rise                        4        144,094,266        5.3      5.823         89        1.36      1.32      69.9      68.5
   High-Rise                       1          8,200,000        0.3      5.570         59        1.45      1.45      52.6      52.6
   Senior Housing                  1          5,180,346        0.2      7.500        163        1.23      1.23      40.1      30.7
   Student Housing                 4         41,063,168        1.5      6.045        109        1.38      1.23      72.8      66.3
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   87     $  603,132,096       22.1%     6.350%       106        1.37x     1.28x     67.3%     59.9%
Retail
   Anchored                       13        330,137,024       12.1      5.626         77        1.76      1.74      52.9      51.3
   Unanchored                     36        132,258,075        4.8      6.027        119        1.44      1.34      66.2      57.8
   Shadow Anchored                19         94,794,578        3.5      5.831        119        1.38      1.26      72.1      64.3
   Free Standing                   6         19,430,132        0.7      5.969        119        1.30      1.30      67.1      58.3
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   74     $  576,619,809       21.1%     5.763%        95        1.61x     1.55x     59.6%     55.2%
Industrial
   Flex Industrial                28        272,210,000       10.0      5.482        120        2.06      2.04      54.3      53.8
   Warehouse                      11         45,393,118        1.7      5.962        119        1.34      1.24      72.7      63.4
   Light Industrial                1         11,987,754        0.4      5.870        119        1.52      1.52      65.2      55.2
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   40     $  329,590,872       12.1%     5.562%       120        1.94x     1.91x     57.3%     55.2%
Hospitality
   Limited Service                21        169,705,859        6.2      6.151        116        1.44      1.44      66.8      54.5
   Full Service                    3        116,268,258        4.3      5.848        120        1.48      1.24      74.9      69.2
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   24     $  285,974,117       10.5%     6.028%       118        1.46x     1.36x     70.1%     60.5%
Self Storage
   Self Storage                   22         58,962,621        2.2      6.015        118        1.42      1.35      70.1      61.1
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   22     $   58,962,621        2.2%     6.015%       118        1.42x     1.35x     70.1%     61.1%
Mixed Use
   Office/Retail                   5         51,298,222        1.9      5.651        116        1.53      1.36      71.8      63.7
   Office/Industrial               1         12,987,854        0.5      6.330        119        1.74      1.74      65.9      56.6
   Retail/Multifamily              1          7,200,000        0.3      6.240        119        1.52      1.30      76.1      67.9
   Warehouse/Office                1          2,600,000        0.1      5.880        120        1.60      1.35      72.2      65.2
   Retail/Office/
      Multifamily                  1          2,163,489        0.1      6.200        116        1.26      1.26      74.6      58.7
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    9     $   76,249,565        2.8%     5.846%       117        1.56x     1.41x     71.3%     62.8%
Manufactured Housing
   Community
   Manufactured Housing
      Community                    7         28,563,650        1.0      6.156        115        1.38      1.28      72.2      66.2
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    7     $   28,563,650        1.0%     6.156%       115        1.38x     1.28x     72.2%     66.2%
Other
   Leased Fee                      1          5,575,000        0.2      6.080        119        1.27      1.27      79.6      79.6
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    1     $    5,575,000        0.2%     6.080%       119        1.27x     1.27x     79.6%     79.6%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           317     $2,730,307,529      100.0%     5.919%       110        1.55x     1.48x     65.9%     60.5%
====================================================================================================================================

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED       WEIGHTED    WEIGHTED
                    NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED      AVERAGE       AVERAGE      AVERAGE
                     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
MORTGAGE RATES (%)    LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     DSCR (x)       LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500            6        298,126,258      10.9       5.439        119        1.98         1.96           56.2        54.5
5.501 - 6.000          118      1,730,915,806      63.4       5.734        107        1.55         1.46           67.2        62.8
6.001 - 6.500          110        553,930,517      20.3       6.237        116        1.37         1.30           70.9        61.8
6.501 - 7.000           13         46,475,785       1.7       6.677        106        1.43         1.43           66.3        56.5
7.001 - 7.500            2          9,166,744       0.3       7.500        130        1.31         1.31           43.3        33.5
7.501 - 8.000            2         11,497,400       0.4       7.916         76        1.25         1.25           54.1        44.2
8.001 - 8.500            6         26,118,308       1.0       8.363        142        1.42         1.42           41.6        21.4
8.501 - 9.000           11         47,358,953       1.7       8.675         90        1.32         1.32           45.9        37.3
9.001 - 9.500            1          6,717,757       0.2       9.100         76        1.03         1.03           44.4        39.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 269     $2,730,307,529     100.0%      5.919%       110        1.55x        1.48x          65.9%       60.5%
====================================================================================================================================

Minimum: 5.290%
Maximum: 9.100%
Weighted Average: 5.919%

SEASONING

                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED       WEIGHTED    WEIGHTED
                    NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED      AVERAGE        AVERAGE     AVERAGE
                     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
SEASONING (MOS.)      LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     DSCR (x)       LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0 - 0                   74        973,449,739      35.7       5.704        119        1.62         1.52           69.0        64.2
1 - 5                  159      1,488,208,679      54.5       5.905        105        1.53         1.47           65.0        59.7
6 - 11                   9        143,559,020       5.3       5.770        105        1.49         1.39           71.0        64.7
12 - 23                  4         18,983,840       0.7       6.108        130        1.46         1.34           60.1        50.4
24 >=                   23        106,106,250       3.9       8.262        103        1.33         1.33           45.6        34.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 269     $2,730,307,529     100.0%      5.919%       110        1.55x        1.48x          65.9%       60.5%
====================================================================================================================================

Minimum: 0 mos.
Maximum: 131 mos.
Weighted Average: 6 mos

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED       WEIGHTED    WEIGHTED
ORIGINAL            NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED      AVERAGE        AVERAGE     AVERAGE
TERMS TO STATED      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
MATURITY (MOS.)       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 60                   12        339,920,581      12.4       5.615         58        1.75         1.75           52.5        52.1
61 - 84                  4         47,388,949       1.7       5.804         79        1.59         1.58           67.9        66.4
85 - 120               228      2,229,783,015      81.7       5.852        119        1.53         1.44           69.0        63.1
121 - 180                8         39,179,016       1.4       8.121         90        1.23         1.23           44.7        38.4
181 - 240               13         59,195,381       2.2       8.206        101        1.37         1.37           46.2        35.8
241 - 300                4         14,840,586       0.5       8.342        175        1.38         1.38           43.9        14.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 269     $2,730,307,529     100.0%      5.919%       110        1.55x        1.48x          65.9%       60.5%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 300 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY

                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED       WEIGHTED    WEIGHTED
REMAINING           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED      AVERAGE        AVERAGE     AVERAGE
TERMS TO STATED      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
MATURITY (MOS.)       LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)     DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

<= 60                   15        355,919,064      13.0       5.745         58        1.73         1.73           52.2        51.6
61 - 84                  5         54,106,706       2.0       6.213         79        1.52         1.51           65.0        63.1
85 - 120               242      2,295,556,044      84.1       5.916        118        1.53         1.44           68.3        62.3
121 - 180                6         19,716,611       0.7       7.955        163        1.31         1.31           43.4        22.4
181 - 240                1          5,009,103       0.2       8.450        181        1.37         1.37           45.3        19.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 269     $2,730,307,529     100.0%      5.919%       110        1.55x        1.48x          65.9%       60.5%
====================================================================================================================================

Minimum: 51 mos.
Maximum: 181 mos.
Weighted Average: 110 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

                                                                                                  WEIGHTED
                                                    PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                        NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
TERM (MOS.)               LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only            22      1,034,162,000      37.9       5.600        100        1.79      1.79        58.6        58.6
   1 - 180                   1          3,399,116       0.1       6.370        117        1.34      1.34        62.9        29.2
   181 - 240                 3         17,486,621       0.6       5.796        120        1.37      1.37        56.9        37.3
   241 - 300                31        160,200,748       5.9       6.212        116        1.53      1.48        64.9        52.3
   301 - 360               210      1,502,641,050      55.0       6.102        116        1.39      1.26        71.2        63.1
   361 >=                    1          9,993,314       0.4       6.210         83        1.21      1.21        75.7        71.1
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                  268     $2,727,882,848      99.9%      5.917%       110        1.55x     1.48x       66.0%       60.6%

FULLY AMORTIZING LOANS
   241 - 300                 1          2,424,681       0.1       8.400        169        1.56      1.56        36.1         0.4
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                    1     $    2,424,681       0.1%      8.400%       169        1.56x     1.56x       36.1%        0.4%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     269     $2,730,307,529     100.0%      5.919%       110        1.55x     1.48x       65.9%       60.5%
==================================================================================================================================

Minimum: 180 mos.
Maximum: 420 mos.
Weighted Average: 353 mos.

REMAINING AMORTIZATION TERMS

                                                                                                  WEIGHTED
                                                    PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                        NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
REMAINING AMORTIZATION   MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
TERM (MOS.)               LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only            22      1,034,162,000        37.9     5.600        100        1.79      1.79        58.6        58.6
   1 - 180                   1          3,399,116         0.1     6.370        117        1.34      1.34        62.9        29.2
   181 - 240                13         67,612,294         2.5     7.667         99        1.37      1.37        50.2        36.6
   241 - 300                42        207,596,140         7.6     6.734        115        1.48      1.44        60.0        47.8
   301 - 360               189      1,405,119,984        51.5     5.942        118        1.40      1.26        72.9        65.1
   361 >=                    1          9,993,314         0.4     6.210         83        1.21      1.21        75.7        71.1
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                  268     $2,727,882,848        99.9%    5.917%       110        1.55x     1.48x       66.0%       60.6%

FULLY AMORTIZING LOANS
   121 - 180                 1          2,424,681         0.1     8.400        169        1.56      1.56        36.1         0.4
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                    1     $    2,424,681         0.1%    8.400%       169        1.56x     1.56x       36.1%        0.4%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     269     $2,730,307,529       100.0%    5.919%       110        1.55x     1.48x       65.9%       60.5%
==================================================================================================================================

Minimum: 169 mos.
Maximum: 419 mos.
Weighted Average: 345 mos.

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

                                                                                                    WEIGHTED
                                                      PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                                        AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
DEBT SERVICE            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE  BALLOON
COVERAGE RATIO (x)   MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                  7           28,632,902        1.0       8.584        91        1.06      1.06        51.9        43.5
1.11 - 1.20                 26          115,873,812        4.2       6.093       119        1.18      1.18        68.8        58.1
1.21 - 1.30                 74          473,680,264       17.3       6.059       114        1.25      1.24        72.2        64.1
1.31 - 1.40                 44          317,754,164       11.6       6.132       118        1.36      1.25        71.0        61.3
1.41 - 1.50                 62          782,249,403       28.7       5.894       113        1.46      1.32        73.4        68.9
1.51 - 1.60                 27          250,264,222        9.2       5.979       114        1.53      1.35        70.8        64.0
1.61 - 1.70                  6           28,266,929        1.0       6.308       119        1.66      1.47        67.2        58.5
1.71 - 1.80                 11           86,171,156        3.2       6.134        96        1.75      1.75        60.0        54.8
1.81 - 1.90                  2            8,422,541        0.3       6.302       117        1.82      1.82        50.6        44.3
1.91 - 2.00                  3          251,500,000        9.2       5.530        65        1.91      1.87        47.6        46.7
2.01 - 2.50                  6          380,303,115       13.9       5.503       119        2.12      2.12        49.9        49.8
2.51 - 3.00                  1            7,189,022        0.3       5.640       119        2.54      2.54        33.0        25.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     269       $2,730,307,529      100.0%      5.919%      110        1.55x     1.48x       65.9%       60.5%
====================================================================================================================================

Minimum:            1.02x
Maximum:            2.54x
Weighted Average:   1.55x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                                                    WEIGHTED
                                                      PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
POST IO PERIOD DEBT                     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
SERVICE COVERAGE        NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
RATIO (x)            MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                 12           77,257,902       2.8       6.847        109        1.21      1.08        65.0        58.0
1.11 - 1.20                 50          387,658,812      14.2       5.976        119        1.33      1.18        72.4        65.0
1.21 - 1.30                109          918,176,764      33.6       5.949        116        1.37      1.24        73.6        66.3
1.31 - 1.40                 36          205,204,164       7.5       6.253        118        1.41      1.35        70.5        59.1
1.41 - 1.50                 24          325,314,403      11.9       5.908        105        1.48      1.47        71.0        68.5
1.51 - 1.60                 14           99,142,722       3.6       6.296        110        1.64      1.55        63.5        56.1
1.61 - 1.70                  3           10,466,929       0.4       6.562        119        1.66      1.66        50.1        39.2
1.71 - 1.80                 12           87,671,156       3.2       6.134         97        1.76      1.75        59.7        54.6
1.81 - 1.90                  2            8,422,541       0.3       6.302        117        1.82      1.82        50.6        44.3
1.91 - 2.00                  1          225,000,000       8.2       5.512         58        1.91      1.91        45.0        45.0
2.01 - 2.50                  5          378,803,115      13.9       5.501        119        2.12      2.12        49.9        49.8
2.51 - 3.00                  1            7,189,022       0.3       5.640        119        2.54      2.54        33.0        25.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     269       $2,730,307,529     100.0%      5.919%       110        1.55x     1.48x       65.9%       60.5%
====================================================================================================================================

Minimum:            1.02x
Maximum:            2.54x
Weighted Average:   1.48x

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

                                                                                                    WEIGHTED
                                                      PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                                        AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
LOAN-TO-VALUE           NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
RATIO (%)            MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                  1            2,314,750       0.1       8.930        118        1.09      1.09        24.8        20.6
30.1 - 40.0                  7           35,231,918       1.3       7.861         99        1.76      1.76        36.8        27.8
40.1 - 50.0                 24          394,719,154      14.5       5.947         84        1.87      1.87        44.1        41.6
50.1 - 60.0                 26          409,161,752      15.0       5.746        117        1.90      1.89        53.8        51.0
60.1 - 70.0                 66          521,622,580      19.1       5.950        108        1.44      1.36        66.2        58.9
70.1 - 75.0                 57          467,270,562      17.1       5.905        117        1.38      1.27        73.1        66.1
75.1 - 80.0                 85          881,988,362      32.3       5.892        117        1.40      1.28        78.4        72.7
80.1 - 85.0                  3           17,998,450       0.7       5.879        119        1.33      1.24        80.2        69.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     269       $2,730,307,529     100.0%      5.919%       110        1.55x     1.48x       65.9%       60.5%
====================================================================================================================================

Minimum:            24.8%
Maximum:            80.6%
Weighted Average:   65.9%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                                    WEIGHTED
                                                      PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                                        AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
BALLOON LOAN-TO-        NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
VALUE RATIO (%)      MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                   1            2,424,681       0.1       8.400        169        1.56      1.56        36.1         0.4
10.1 - 20.0                  2            8,715,830       0.3       8.450        176        1.33      1.33        44.4        16.6
20.1 - 30.0                  8           34,947,746       1.3       7.250        118        1.73      1.73        40.0        26.8
30.1 - 40.0                 17           80,206,297       2.9       7.526        106        1.39      1.39        46.1        36.0
40.1 - 50.0                 26          401,264,345      14.7       5.741         83        1.88      1.88        46.4        44.1
50.1 - 55.0                 15          364,832,273      13.4       5.653        117        1.93      1.93        54.8        52.7
55.1 - 60.0                 45          279,803,290      10.2       5.993        118        1.40      1.33        67.0        57.0
60.1 - 65.0                 54          396,059,061      14.5       5.849        104        1.42      1.34        69.6        62.7
65.1 - 70.0                 59          431,854,302      15.8       5.969        117        1.40      1.25        75.4        67.6
70.1 - 75.0                 34          507,269,704      18.6       5.921        116        1.41      1.23        77.6        72.6
75.1 - 80.0                  8          222,930,000       8.2       5.692        117        1.43      1.43        79.0        79.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                     269       $2,730,307,529     100.0%      5.919%       110        1.55x     1.48x       65.9%       60.5%
====================================================================================================================================

Minimum:             0.4%
Maximum:            80.0%
Weighted Average:   60.5%

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT
RESTRICTIONS              DEC-06         DEC-07          DEC-08          DEC-09         DEC-10           DEC-11          DEC-12
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                    96.35%          95.37%          90.43%          78.58%          77.87%          86.11%          86.19%
Yield Maintenance
   Total                       3.65%           4.63%           9.57%          12.81%          13.14%          11.84%          11.74%
Penalty Points
   Total                       0.00%           0.00%           0.00%           0.25%           0.25%           1.63%           1.65%
Open                           0.00%           0.00%           0.00%           8.36%           8.74%           0.42%           0.42%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                       100.00%         100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance
   Outstanding       $2,730,307,529  $2,718,834,539  $2,706,259,012  $2,691,178,415  $2,671,795,740  $2,298,541,215  $2,272,742,503
% Initial Pool
   Balance                   100.00%          99.58%          99.12%          98.57%          97.86%          84.19%          83.24%
-----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-13          DEC-14          DEC-15         DEC-16       DEC-17       DEC-18       DEC-19
----------------------------------------------------------------------------------------------------------------------------

Locked Out                         87.91%          88.86%          88.38%        9.42%       11.12%       11.71%        0.00%
Yield Maintenance Total             9.06%           8.25%           8.05%       79.05%       88.88%       88.29%      100.00%
Penalty Points Total                1.99%           2.03%           0.00%        0.00%        0.00%        0.00%        0.00%
Open                                1.04%           0.87%           3.57%       11.52%        0.00%        0.00%        0.00%
----------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%         100.00%         100.00%      100.00%      100.00%      100.00%      100.00%
----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding  $2,192,652,590  $2,143,055,905  $2,082,814,797  $17,235,777  $14,229,851  $13,123,136  $11,922,437
% Initial Pool Balance             80.31%          78.49%          76.28%        0.63%        0.52%        0.48%        0.44%
----------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS      DEC-20       DEC-21     DEC-22
-----------------------------------------------------------
Locked Out                       0.00%        0.00%   0.00%
Yield Maintenance Total         83.10%        0.00%   0.00%
Penalty Points Total             0.00%        0.00%   0.00%
Open                            16.90%      100.00%   0.00%
-----------------------------------------------------------
TOTALS                         100.00%      100.00%   0.00%
-----------------------------------------------------------
Pool Balance Outstanding   $6,720,396   $2,137,959   $   0
% Initial Pool Balance           0.25%        0.08%   0.00%
-----------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

                                                                                  WEIGHTED            WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE     AGGREGATE    AVERAGE   REMAINING  WEIGHTED   POST IO   CUT-OFF  AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM    AVERAGE    PERIOD     DATE    BALLOON
LOAN SELLER                     LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)  LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National
   Association                    111       974,875,503      44.3        5.807      117      1.64      1.54      66.7       61.8
Morgan Stanley Mortgage
   Capital Inc.                    43       906,375,667      41.2        5.744      103      1.61      1.56      63.1       59.6
Prudential Mortgage
   Capital Funding, LLC            16       203,331,500       9.2        5.730      101      1.50      1.37      70.0       64.3
SunTrust Bank                      22       115,375,215       5.2        6.013      116      1.40      1.38      64.4       54.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            192    $2,199,957,885     100.0%       5.784%     110      1.60x     1.53x     65.4%      60.7%
==================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                   WEIGHTED             WEIGHTED  WEIGHTED
                                                          PERCENT BY   WEIGHTED     AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE      TERM      AVERAGE   PERIOD     DATE    BALLOON
CUT-OFF DATE BALANCE ($)        LOANS      BALANCE ($)    BALANCE (%)  RATE (%)     (MOS.)    DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                      47        85,700,856        3.9     6.141          116       1.36      1.32      68.6       59.2
2,500,001 - 5,000,000              58       211,393,542        9.6     6.066          117       1.42      1.36      69.1       58.8
5,000,001 - 7,500,000              36       222,297,564       10.1     6.077          117       1.43      1.34      68.2       59.6
7,500,001 - 10,000,000             12       108,183,702        4.9     5.942          116       1.39      1.30      72.8       64.4
10,000,001 - 12,500,000             9       102,646,095        4.7     5.808          119       1.37      1.24      71.8       63.8
12,500,001 - 15,000,000             4        53,087,854        2.4     5.971          120       1.50      1.38      72.6       63.2
15,000,001 - 17,500,000             4        65,800,000        3.0     5.719          119       1.61      1.39      69.9       64.7
17,500,001 - 20,000,000             3        54,779,092        2.5     5.897          114       1.29      1.22      72.2       62.3
20,000,001 - 30,000,000             7       170,857,304        7.8     5.854          119       1.45      1.31      74.1       69.1
30,000,001 - 40,000,000             2        71,175,000        3.2     5.713          100       1.93      1.93      59.3       59.3
40,000,001 - 50,000,000             1        42,456,875        1.9     5.900          119       1.30      1.30      67.2       57.0
50,000,001 - 60,000,000             2       107,380,000        4.9     5.647          116       1.38      1.25      75.7       73.3
60,000,001 - 70,000,000             2       125,200,000        5.7     5.760           88       1.44      1.33      70.9       68.5
70,000,001 >=                       5       779,000,000       35.4     5.553          102       1.88      1.85      56.3       55.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            192    $2,199,957,885      100.0%    5.784%         110       1.60x     1.53x     65.4%      60.7%
====================================================================================================================================

Minimum: $950,000
Maximum: $250,000,000
Weighted Average: $11,458,114

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                           PERCENT BY   WEIGHTED   AVERAGE             AVERAGE   AVERAGE   WEIGHTED
                               NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF  AVERAGE
                               MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE   PERIOD     DATE    BALLOON
STATE                         PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Northern California                29        282,779,738      12.9      5.501          120     2.02      2.00      54.7      53.9
Southern California                21        167,211,036       7.6      5.922          117     1.41      1.30      66.3      60.1
Massachusetts                       1        225,000,000      10.2      5.512           58     1.91      1.91      45.0      45.0
Pennsylvania                        6        173,274,910       7.9      5.661          120     1.50      1.43      77.4      74.6
Illinois                            8        168,235,153       7.6      5.778          111     1.52      1.37      72.7      67.7
Florida                            18        163,816,252       7.4      5.854          115     1.42      1.32      70.3      63.7
Virginia                           13        139,560,677       6.3      5.752           91     1.49      1.44      66.4      61.5
New York                            5        110,761,629       5.0      5.680          115     2.04      2.04      46.8      44.7
Georgia                            18         87,424,071       4.0      6.010          117     1.39      1.34      70.9      61.2
New Jersey                          3         64,655,550       2.9      5.974          119     1.40      1.19      78.9      73.3
Maryland                            2         59,400,000       2.7      5.690          119     1.24      1.24      77.3      76.1
Colorado                            2         53,600,000       2.4      5.814          118     1.92      1.85      57.5      55.6
Ohio                               10         52,471,191       2.4      5.890          119     1.40      1.29      75.3      70.0
Texas                              15         49,521,305       2.3      6.149          118     1.44      1.41      69.9      57.6
District of Columbia                1         42,456,875       1.9      5.900          119     1.30      1.30      67.2      57.0
South Carolina                      7         41,546,423       1.9      5.920          118     1.47      1.35      73.1      62.0
Michigan                            7         41,197,004       1.9      6.026          119     1.38      1.30      74.7      64.9
Indiana                             4         40,734,313       1.9      6.188          119     1.48      1.31      71.8      66.3
Wisconsin                           4         39,954,583       1.8      5.826          119     1.56      1.29      76.5      69.4
North Carolina                      6         35,427,470       1.6      6.166          117     1.35      1.32      71.1      59.8
Washington                          7         21,476,355       1.0      6.212          115     1.28      1.28      71.9      61.8
Utah                                2         20,300,000       0.9      5.867          119     1.38      1.15      76.9      69.6
Tennessee                           6         18,229,890       0.8      5.999          119     1.38      1.19      78.2      71.4
Oregon                              5         14,045,280       0.6      6.098          119     1.39      1.32      72.8      62.9
Arizona                             5         13,633,809       0.6      6.236          119     1.42      1.27      68.2      59.7
Nevada                              2          9,369,983       0.4      5.985          119     1.28      1.14      65.2      57.9
Mississippi                         2          8,985,488       0.4      5.859          119     1.46      1.46      77.0      74.1
Idaho                               2          6,950,000       0.3      6.096          112     1.29      1.25      77.1      76.3
Hawaii                              1          5,300,000       0.2      5.950          119     1.42      1.20      72.1      67.5
Kentucky                            1          5,000,000       0.2      6.090          118     1.49      1.27      67.6      60.1
Maine                               1          4,680,000       0.2      5.850          120     1.48      1.24      78.8      69.7
Oklahoma                            2          4,620,396       0.2      6.000          119     1.25      1.25      72.6      61.8
West Virginia                       2          4,365,707       0.2      6.070          119     1.31      1.31      73.1      62.3
South Dakota                        1          3,996,003       0.2      5.980          119     1.21      1.21      78.4      66.6
North Dakota                        1          3,746,352       0.2      6.120          119     1.35      1.35      60.4      51.6
Arkansas                            3          3,600,000       0.2      6.230          120     1.17      1.17      71.3      55.8
Louisiana                           1          3,246,946       0.1      6.300          119     1.20      1.20      78.1      67.0
Minnesota                           1          3,100,000       0.1      5.910          120     1.30      1.30      72.9      63.1
Alabama                             1          2,750,000       0.1      5.960          120     1.42      1.42      73.5      62.4
Connecticut                         1          2,035,000       0.1      6.010          119     1.49      1.26      65.6      58.3
Nebraska                            1          1,498,495       0.1      5.960          119     1.37      1.37      71.4      60.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            228     $2,199,957,885     100.0%     5.784%         110     1.60x     1.53x     65.4%     60.7%
===================================================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                           PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                               NUMBER OF     AGGREGATE      AGGREGATE   AVERAGE   REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
PROPERTY TYPE                 PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Office
   Urban                            8        367,108,462       16.7      5.701        119      1.66      1.62      67.4      66.3
   Suburban                        39        358,488,943       16.3      5.882        112      1.43      1.30      73.1      66.9
   Medical                          6         40,042,394        1.8      5.961        119      1.38      1.24      78.4      68.8
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    53     $  765,639,798       34.8%     5.800%       116      1.54x     1.45x     70.6%     66.7%
Retail
   Anchored                        13        330,137,024       15.0      5.626         77      1.76      1.74      52.9      51.3
   Unanchored                      36        132,258,075        6.0      6.027        119      1.44      1.34      66.2      57.8
   Shadow Anchored                 19         94,794,578        4.3      5.831        119      1.38      1.26      72.1      64.3
   Free Standing                    6         19,430,132        0.9      5.969        119      1.30      1.30      67.1      58.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    74     $  576,619,809       26.2%     5.763%        95      1.61x     1.55x     59.6%     55.2%
Industrial
   Flex Industrial                 28        272,210,000       12.4      5.482        120      2.06      2.04      54.3      53.8
   Warehouse                       11         45,393,118        2.1      5.962        119      1.34      1.24      72.7      63.4
   Light Industrial                 1         11,987,754        0.5      5.870        119      1.52      1.52      65.2      55.2
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    40     $  329,590,872       15.0%     5.562%       120      1.94x     1.91x     57.3%     55.2%
Hospitality
   Limited Service                 21        169,705,859        7.7      6.151        116      1.44      1.44      66.8      54.5
   Full Service                     3        116,268,258        5.3      5.848        120      1.48      1.24      74.9      69.2
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    24     $  285,974,117       13.0%     6.028%       118      1.46x     1.36x     70.1%     60.5%
Multifamily
   Mid-Rise                         1         64,200,000        2.9      5.570         59      1.47      1.47      63.1      63.1
   Garden                           2         38,400,000        1.7      5.772        119      1.40      1.17      69.4      62.5
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     3     $  102,600,000        4.7%     5.645%        81      1.44x     1.36x     65.4%     62.9%
Self Storage
   Self Storage                    22         58,962,621        2.7      6.015        118      1.42      1.35      70.1      61.1
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    22     $   58,962,621        2.7%     6.015%       118      1.42x     1.35x     70.1%     61.1%
Mixed Use
   Office/Retail                    5         51,298,222        2.3      5.651        116      1.53      1.36      71.8      63.7
   Office/Industrial                1         12,987,854        0.6      6.330        119      1.74      1.74      65.9      56.6
   Warehouse/Office                 1          2,600,000        0.1      5.880        120      1.60      1.35      72.2      65.2
   Retail/Office/Multifamily        1          2,163,489        0.1      6.200        116      1.26      1.26      74.6      58.7
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     8     $   69,049,565        3.1%     5.804%       117      1.56x     1.42x     70.8%     62.3%
Manufactured Housing
   Community
   Manufactured Housing
      Community                     3          5,946,102        0.3      6.089        104      1.57      1.57      60.9      57.4
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     3     $    5,946,102        0.3%     6.089%       104      1.57x     1.57x     60.9%     57.4%
Other
   Leased Fee                       1          5,575,000        0.3      6.080        119      1.27      1.27      79.6      79.6
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     1     $    5,575,000        0.3%     6.080%       119      1.27x     1.27x     79.6%     79.6%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            228     $2,199,957,885      100.0%     5.784%       110      1.60x     1.53x     65.4%     60.7%
===================================================================================================================================

                                      I-12

                                 APPENDIX I
                          MORTGAGE POOL INFORMATION
                                LOAN GROUP 1

MORTGAGE RATES

                                                PERCENT
                                                  BY
                                               AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                     NUMBER                     CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                       OF        AGGREGATE       DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                    MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MORTGAGE RATES (%)    LOANS     BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------

5.001 - 5.500            4       280,776,258     12.8      5.441       119       2.01      2.01      54.8      53.5
5.501 - 6.000           94     1,490,785,849     67.8      5.716       106       1.58      1.49      66.4      62.4
6.001 - 6.500           85       399,595,543     18.2      6.219       116       1.38      1.31      69.1      60.0
6.501 - 7.000            9        28,800,235      1.3      6.633       113       1.48      1.48      65.9      54.9
---------------------------------------------------------------------------------------------------------------------
TOTAL:                 192    $2,199,957,885    100.0%     5.784%      110       1.60x     1.53x     65.4%     60.7%
=====================================================================================================================

Minimum: 5.330%
Maximum: 6.700%
Weighted Average: 5.784%

SEASONING

                                                PERCENT
                                                  BY
                                               AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                     NUMBER                     CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                       OF        AGGREGATE       DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                    MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
SEASONING (MOS.)      LOANS     BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------

0 - 0                   57       813,104,739     37.0      5.687       120       1.66      1.57      68.2      64.1
1 - 5                  127     1,247,342,187     56.7      5.850       104       1.57      1.51      63.1      58.2
6 - 11                   7       135,385,852      6.2      5.762       104       1.50      1.40      70.5      64.5
12 - 23                  1         4,125,107      0.2      5.790       108       1.79      1.79      54.4      46.5
---------------------------------------------------------------------------------------------------------------------
TOTAL:                 192    $2,199,957,885    100.0%     5.784%      110       1.60x     1.53x     65.4%     60.7%
=====================================================================================================================

Minimum: 0 mos.
Maximum: 12 mos.
Weighted Average: 1 mos.

                                      I-13

                                 APPENDIX I
                          MORTGAGE POOL INFORMATION
                                LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

                                                   PERCENT
                                                     BY
                                                  AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                    CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF        AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL TERMS TO       MORTGAGE   CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATED MATURITY (MOS.)    LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------

<= 60                        6       301,271,316     13.7     5.559        58       1.79      1.79      49.9      49.7
61 - 84                      3        45,043,314      2.0     5.797        79       1.61      1.60      67.3      66.1
85 - 120                   183     1,853,643,255     84.3     5.821       119       1.57      1.48      67.9      62.4
------------------------------------------------------------------------------------------------------------------------
TOTAL:                     192    $2,199,957,885    100.0%    5.784%      110       1.60x     1.53x     65.4%     60.7%
========================================================================================================================

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 111 mos.

REMAINING TERMS TO STATED MATURITY

                                                   PERCENT
                                                     BY
                                                  AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                    CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF        AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING TERMS TO      MORTGAGE   CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATED MATURITY (MOS.)    LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------

<= 60                        6       301,271,316     13.7     5.559        58       1.79      1.79      49.9      49.7
61 - 84                      3        45,043,314      2.0     5.797        79       1.61      1.60      67.3      66.1
85 - 120                   183     1,853,643,255     84.3     5.821       119       1.57      1.48      67.9      62.4
------------------------------------------------------------------------------------------------------------------------
TOTAL:                     192    $2,199,957,885    100.0%    5.784%      110       1.60x     1.53x     65.4%     60.7%
========================================================================================================================

Minimum: 58 mos.
Maximum: 120 mos.
Weighted Average: 110 mos.

                                      I-14

                                 APPENDIX I
                          MORTGAGE POOL INFORMATION
                                LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

                                                   PERCENT
                                                     BY
                                                  AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                    CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF        AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION   MORTGAGE   CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
TERM (MOS.)               LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only            18       965,507,000     43.9     5.577       100       1.83      1.83      57.7      57.7
     1 - 180                 1         3,399,116      0.2     6.370       117       1.34      1.34      62.9      29.2
   181 - 240                 2         6,486,621      0.3     6.042       119       1.52      1.52      53.2      35.2
   241 - 300                27       142,501,983      6.5     6.213       116       1.53      1.50      63.2      50.2
   301 - 360               143     1,072,069,851     48.7     5.907       118       1.41      1.26      72.6      65.0
   361 >=                    1         9,993,314      0.5     6.210        83       1.21      1.21      75.7      71.1
------------------------------------------------------------------------------------------------------------------------
TOTAL:                     192    $2,199,957,885    100.0%    5.784%      110       1.60x     1.53x     65.4%     60.7%
========================================================================================================================

Minimum: 180 mos.
Maximum: 420 mos.
Weighted Average: 352 mos.

REMAINING AMORTIZATION TERMS

                                                   PERCENT
                                                     BY
                                                  AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                    CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF        AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION  MORTGAGE   CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
TERM (MOS.)               LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only            18       965,507,000     43.9     5.577       100       1.83      1.83      57.7      57.7
     1 - 180                 1         3,399,116      0.2     6.370       117       1.34      1.34      62.9      29.2
   181 - 240                 2         6,486,621      0.3     6.042       119       1.52      1.52      53.2      35.2
   241 - 300                27       142,501,983      6.5     6.213       116       1.53      1.50      63.2      50.2
   301 - 360               143     1,072,069,851     48.7     5.907       118       1.41      1.26      72.6      65.0
   361 >=                    1         9,993,314      0.5     6.210        83       1.21      1.21      75.7      71.1
------------------------------------------------------------------------------------------------------------------------
TOTAL:                     192    $2,199,957,885    100.0%    5.784%      110       1.60x     1.53x     65.4%     60.7%
========================================================================================================================

Minimum: 177 mos.
Maximum: 419 mos.
Weighted Average: 352 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

                                                                                                      WEIGHTED  WEIGHTED
                                                        PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE     NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE    PERIOD     DATE     BALLOON
RATIO (x)              MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                   19           92,170,715       4.2       6.080        119        1.19      1.19      67.6      56.9
1.21 - 1.30                   53          323,704,718      14.7       5.902        116        1.26      1.24      73.4      65.2
1.31 - 1.40                   29          201,079,670       9.1       5.970        117        1.36      1.25      70.7      61.0
1.41 - 1.50                   46          646,700,185      29.4       5.845        113        1.46      1.33      74.7      70.7
1.51 - 1.60                   20          200,081,156       9.1       5.803        117        1.53      1.34      71.9      65.5
1.61 - 1.70                    4           13,400,000       0.6       6.316        120        1.65      1.52      66.4      57.4
1.71 - 1.80                    9           75,406,763       3.4       5.991        100        1.75      1.75      60.5      55.0
1.81 - 1.90                    2            8,422,541       0.4       6.302        117        1.82      1.82      50.6      44.3
1.91 - 2.00                    3          251,500,000      11.4       5.530         65        1.91      1.87      47.6      46.7
2.01 - 2.50                    6          380,303,115      17.3       5.503        119        2.12      2.12      49.9      49.8
2.51 - 3.00                    1            7,189,022       0.3       5.640        119        2.54      2.54      33.0      25.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       192       $2,199,957,885     100.0%      5.784%       110        1.60x     1.53x     65.4%     60.7%
==================================================================================================================================

Minimum:            1.14x
Maximum:            2.54x
Weighted Average:   1.60x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                                                      WEIGHTED  WEIGHTED
                                                        PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
POST IO PERIOD DEBT                       AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF   AVERAGE
SERVICE COVERAGE          NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD     DATE     BALLOON
RATIO (x)              MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                    5           48,625,000       2.2       5.824        119        1.30      1.09      72.7      66.6
1.11 - 1.20                   36          285,605,715      13.0       5.990        119        1.33      1.18      72.8      65.4
1.21 - 1.30                   77          655,591,219      29.8       5.864        117        1.38      1.25      74.3      67.1
1.31 - 1.40                   24          131,729,670       6.0       5.993        116        1.41      1.35      69.9      58.8
1.41 - 1.50                   19          298,375,185      13.6       5.782        106        1.48      1.47      73.1      71.0
1.51 - 1.60                   10           77,509,656       3.5       5.863        119        1.67      1.55      67.3      60.0
1.61 - 1.70                    2            6,200,000       0.3       6.433        120        1.66      1.66      56.8      46.1
1.71 - 1.80                   10           76,906,763       3.5       5.993        100        1.76      1.75      60.2      54.8
1.81 - 1.90                    2            8,422,541       0.4       6.302        117        1.82      1.82      50.6      44.3
1.91 - 2.00                    1          225,000,000      10.2       5.512         58        1.91      1.91      45.0      45.0
2.01 - 2.50                    5          378,803,115      17.2       5.501        119        2.12      2.12      49.9      49.8
2.51 - 3.00                    1            7,189,022       0.3       5.640        119        2.54      2.54      33.0      25.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       192       $2,199,957,885     100.0%      5.784%       110        1.60x     1.53x     65.4%     60.7%
==================================================================================================================================

Minimum:            1.05x
Maximum:            2.54x
Weighted Average:   1.53x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

                                                                                                      WEIGHTED  WEIGHTED
                                                        PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF   AVERAGE
LOAN-TO-VALUE             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD     DATE     BALLOON
RATIO (%)              MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

30.1 - 40.0                    2            8,687,620       0.4       5.759        119        2.40      2.40      33.8      26.5
40.1 - 50.0                    8          328,912,277      15.0       5.547         77        1.99      1.98      43.9      43.5
50.1 - 60.0                   19          363,227,962      16.5       5.645        119        1.97      1.97      53.4      51.5
60.1 - 70.0                   59          468,617,047      21.3       5.921        107        1.45      1.38      66.2      59.0
70.1 - 75.0                   50          390,490,229      17.7       5.878        117        1.40      1.28      73.0      65.2
75.1 - 80.0                   52          625,780,535      28.4       5.828        119        1.41      1.28      78.5      73.9
80.1 - 85.0                    2           14,242,214       0.6       5.855        119        1.36      1.24      80.1      69.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       192       $2,199,957,885     100.0%      5.784%       110        1.60x     1.53x     65.4%     60.7%
==================================================================================================================================

Minimum:            33.0%
Maximum:            80.1%
Weighted Average:   65.4%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                                      WEIGHTED  WEIGHTED
                                                        PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE     NUMBER OF     CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD     DATE     BALLOON
RATIO (%)              MORTGAGE LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                    3           13,874,759       0.6       5.956        118        2.07      2.07      42.7      27.1
30.1 - 40.0                    3           10,617,254       0.5       6.194        117        1.91      1.91      45.2      37.0
40.1 - 50.0                   22          384,649,768      17.5       5.654         83        1.90      1.90      46.1      44.1
50.1 - 55.0                   11          338,414,978      15.4       5.575        120        1.98      1.98      54.6      52.7
55.1 - 60.0                   42          257,054,279      11.7       6.018        118        1.39      1.34      67.3      57.0
60.1 - 65.0                   43          345,713,138      15.7       5.796        102        1.43      1.36      69.4      62.8
65.1 - 70.0                   40          280,868,905      12.8       5.908        117        1.41      1.25      74.1      67.5
70.1 - 75.0                   22          357,289,803      16.2       5.887        118        1.44      1.23      77.9      72.7
75.1 - 80.0                    6          211,475,000       9.6       5.685        120        1.42      1.42      79.0      79.0
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       192       $2,199,957,885     100.0%      5.784%       110        1.60x     1.53x     65.4%     60.7%
==================================================================================================================================

Minimum:            25.3%
Maximum:            80.0%
Weighted Average:   60.7%

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
             LOAN GROUP 1 (EXCLUDING THE NATICK MALL MORTGAGE LOAN)

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1 (EXCLUDING THE NATICK MALL
MORTGAGE LOAN)

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-06         DEC-07         DEC-08         DEC-09         DEC-10         DEC-11         DEC-12
----------------------------------------------------------------------------------------------------------------------------------

Locked Out                        98.10%         98.09%         92.10%         89.04%         88.19%         88.35%          88.36%
Yield Maintenance Total            1.90%          1.91%          7.90%         10.96%         11.54%          9.10%           9.07%
Penalty Points Total               0.00%          0.00%          0.00%          0.00%          0.00%          2.03%           2.05%
Open                               0.00%          0.00%          0.00%          0.00%          0.26%          0.52%           0.52%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%        100.00%        100.00%         100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding $1,974,957,885 $1,967,466,492 $1,959,268,279 $1,949,547,183 $1,937,095,108 $1,847,933,814  $1,829,797,839
% Initial Pool Balance           100.00%         99.62%         99.21%         98.71%         98.08%         93.57%          92.65%
----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS        DEC-13          DEC-14          DEC-15       DEC-16
----------------------------------------------------------------------------------

Locked Out                         90.05%          90.09%           89.03%   0.00%
Yield Maintenance Total             6.94%           6.90%            6.65%   0.00%
Penalty Points Total                2.47%           2.49%            0.00%   0.00%
Open                                0.53%           0.53%            4.32%   0.00%
----------------------------------------------------------------------------------
TOTALS                            100.00%         100.00%          100.00%   0.00%
----------------------------------------------------------------------------------
Pool Balance Outstanding  $1,766,007,063  $1,745,469,192   $1,720,164,812   $   0
% Initial Pool Balance             89.42%          88.38%           87.10%   0.00%
----------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

                                                                                                      WEIGHTED  WEIGHTED
                                                        PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE    WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE    PERIOD     DATE     BALLOON
LOAN SELLER                     LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National
   Association                    35      211,216,867       39.8      6.161        107        1.36      1.28      73.4      65.0
Massachusetts Mutual Life
   Insurance Company              26      113,824,413       21.5      8.184        107        1.32      1.32      45.4      34.0
Morgan Stanley Mortgage
   Capital Inc.                    5       82,806,320       15.6      5.954        116        1.30      1.24      74.8      71.3
SunTrust Bank                      8       68,902,045       13.0      5.872        119        1.42      1.23      77.4      68.4
Prudential Mortgage Capital
   Funding, LLC                    3       53,600,000       10.1      5.690        120        1.44      1.19      72.9      65.6
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            77     $530,349,644      100.0%     6.478%       111        1.36x     1.27x     68.1%     59.8%
==================================================================================================================================

CUT-OFF DATE BALANCES

                                                                                                      WEIGHTED  WEIGHTED
                                                        PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                              NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE    WEIGHTED   POST IO   CUT-OFF   AVERAGE
                              MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD      DATE    BALLOON
CUT-OFF DATE BALANCE ($)        LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                     14       24,924,287       4.7       6.707        123        1.28      1.24      60.8      48.2
2,500,001 - 5,000,000             22       81,263,978      15.3       7.062        113        1.29      1.26      64.5      52.6
5,000,001 - 7,500,000             18      108,206,158      20.4       7.123         98        1.37      1.33      60.1      52.4
7,500,001 - 10,000,000            12      101,515,099      19.1       6.403        106        1.36      1.29      69.7      61.0
10,000,001 - 12,500,000            4       45,540,123       8.6       6.048        118        1.43      1.29      72.7      62.0
12,500,001 - 15,000,000            2       28,400,000       5.4       6.007        118        1.43      1.21      78.1      71.9
15,000,001 - 17,500,000            1       17,000,000       3.2       6.200        117        1.43      1.22      67.2      61.0
17,500,001 - 20,000,000            1       20,000,000       3.8       5.630        120        1.46      1.20      62.5      56.2
20,000,001 - 30,000,000            1       24,000,000       4.5       5.820        120        1.40      1.17      78.7      71.0
30,000,001 - 40,000,000            1       30,500,000       5.8       5.770        120        1.45      1.21      77.1      68.1
40,000,001 - 50,000,000            1       49,000,000       9.2       6.000        118        1.22      1.22      73.4      73.4
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            77     $530,349,644     100.0%      6.478%       111        1.36x     1.27x     68.1%     59.8%
==================================================================================================================================

Minimum: $609,429
Maximum: $49,000,000
Weighted Average: $6,887,658

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

                                                                                                       WEIGHTED  WEIGHTED
                                                         PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                               NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE    WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE    PERIOD     DATE    BALLOON
STATE                         PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Texas                             10        74,475,959      14.0       6.327         118       1.39      1.29      75.3      66.2
Florida                           11        61,721,232      11.6       7.364          98       1.37      1.32      54.7      46.4
Connecticut                        1        49,000,000       9.2       6.000         118       1.22      1.22      73.4      73.4
Ohio                               7        44,244,351       8.3       6.000         119       1.36      1.21      77.7      68.9
Tennessee                          2        36,150,000       6.8       5.770         120       1.45      1.21      77.1      68.1
Northern California                2        12,700,000       2.4       6.231         118       1.45      1.24      72.2      64.9
Southern California                9        11,810,000       2.2       5.740         120       1.39      1.16      57.0      51.4
Georgia                            4        23,523,458       4.4       6.666         131       1.37      1.25      67.1      56.6
Illinois                           2        21,800,000       4.1       5.751          97       1.49      1.34      69.7      64.8
New Jersey                         1        20,000,000       3.8       5.630         120       1.46      1.20      62.5      56.2
Michigan                           3        19,231,927       3.6       7.932          99       1.42      1.42      48.2      37.2
New York                           3        18,421,839       3.5       6.547         116       1.33      1.33      54.9      38.2
South Carolina                     4        16,438,178       3.1       6.441         108       1.39      1.23      70.3      61.7
North Carolina                     3        14,255,000       2.7       5.839          72       1.61      1.56      77.2      75.5
Arizona                            3        13,992,669       2.6       7.540          89       1.15      1.15      56.9      49.4
Virginia                           3        13,165,421       2.5       7.121         152       1.25      1.25      53.7      38.5
Arkansas                           2         9,276,395       1.7       7.040          79       1.26      1.26      68.1      60.6
Kentucky                           1         8,991,721       1.7       6.410         119       1.34      1.34      79.9      68.8
Indiana                            1         7,750,000       1.5       5.290         108       1.51      1.21      79.9      69.8
Massachusetts                      1         6,894,266       1.3       6.930          59       1.26      1.26      78.3      74.3
Colorado                           1         6,717,757       1.3       9.100          76       1.03      1.03      44.4      39.9
Louisiana                          1         6,463,168       1.2       5.900         114       1.27      1.27      79.8      68.0
Wisconsin                          2         5,466,235       1.0       5.951         117       1.28      1.21      79.7      68.6
Kansas                             2         4,735,564       0.9       7.804         133       1.11      1.11      50.2      40.0
Missouri                           1         4,234,697       0.8       8.610          92       1.02      1.02      67.4      53.4
Maine                              1         4,195,851       0.8       6.040         119       1.35      1.35      79.9      68.1
New Hampshire                      4         3,796,246       0.7       6.040         119       1.21      1.21      79.3      67.5
Mississippi                        1         3,194,266       0.6       6.090         118       1.20      1.20      73.6      62.8
Oklahoma                           1         2,840,000       0.5       6.330         117       1.44      1.16      80.0      72.8
West Virginia                      1         2,438,765       0.5       6.380         118       1.21      1.21      77.4      61.1
Alabama                            1         2,424,681       0.5       8.400         169       1.56      1.56      36.1       0.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            89      $530,349,644     100.0%      6.478%        111       1.36x     1.27x     68.1%     59.8%
===================================================================================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

                                                                                                       WEIGHTED  WEIGHTED
                                                         PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE   AVERAGE  WEIGHTED
                               NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE    WEIGHTED   POST IO   CUT-OFF  AVERAGE
                               MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD      DATE   BALLOON
PROPERTY TYPE                 PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily
   Garden                          75      366,194,317      69.0       6.654        111        1.37      1.28      66.1      56.2
   Mid-Rise                         3       79,894,266      15.1       6.026        114        1.28      1.21      75.4      72.8
   High-Rise                        1        8,200,000       1.5       5.570         59        1.45      1.45      52.6      52.6
   Senior Housing                   1        5,180,346       1.0       7.500        163        1.23      1.23      40.1      30.7
   Student Housing                  4       41,063,168       7.7       6.045        109        1.38      1.23      72.8      66.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    84     $500,532,096      94.4%      6.495%       111        1.36x     1.27x     67.6%     59.3%

Manufactured Housing
   Community
   Manufactured Housing
      Community                     4       22,617,548       4.3       6.174        118        1.34      1.20      75.2      68.5
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     4     $ 22,617,548       4.3%      6.174%       118        1.34x     1.20x     75.2%     68.5%

Mixed Use
   Retail/Multifamily               1        7,200,000       1.4       6.240        119        1.52      1.30      76.1      67.9
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     1     $  7,200,000       1.4%      6.240%       119        1.52x     1.30x     76.1%     67.9%
-----------------------------------------------------------------------------------------------------------------------------------
Total:                             89     $530,349,644     100.0%      6.478%       111        1.36x     1.27x     68.1%     59.8%
===================================================================================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

                                             PERCENT
                                               BY
                                            AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                     NUMBER                  CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                       OF       AGGREGATE     DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                    MORTGAGE  CUT-OFF DATE   BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
MORTGAGE RATES (%)    LOANS    BALANCE ($)     (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------

5.001 - 5.500           2       17,350,000      3.3     5.401       115       1.50      1.22      80.0      70.9
5.501 - 6.000          24      240,129,957     45.3     5.842       112       1.37      1.24      72.1      65.9
6.001 - 6.500          25      154,334,974     29.1     6.283       116       1.35      1.26      75.4      66.4
6.501 - 7.000           4       17,675,550      3.3     6.749        95       1.35      1.35      66.8      59.0
7.001 - 7.500           2        9,166,744      1.7     7.500       130       1.31      1.31      43.3      33.5
7.501 - 8.000           2       11,497,400      2.2     7.916        76       1.25      1.25      54.1      44.2
8.001 - 8.500           6       26,118,308      4.9     8.363       142       1.42      1.42      41.6      21.4
8.501 - 9.000          11       47,358,953      8.9     8.675        90       1.32      1.32      45.9      37.3
9.001 - 9.500           1        6,717,757      1.3     9.100        76       1.03      1.03      44.4      39.9
------------------------------------------------------------------------------------------------------------------
TOTAL:                 77     $530,349,644    100.0%    6.478%      111       1.36x     1.27x     68.1%     59.8%
==================================================================================================================

Minimum: 5.290%
Maximum: 9.100%
Weighted Average: 6.478%

SEASONING

                                             PERCENT
                                               BY
                                            AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                     NUMBER                  CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                       OF       AGGREGATE     DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                    MORTGAGE  CUT-OFF DATE   BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
SEASONING (MOS.)      LOANS    BALANCE ($)     (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------

0 - 0                  17      160,345,000     30.2     5.786       111       1.42      1.24      73.2      65.1
1 - 5                  32      240,866,493     45.4     6.189       114       1.33      1.25      74.5      67.9
6 - 11                  2        8,173,168      1.5     5.902       114       1.30      1.26      79.4      68.2
12 - 23                 3       14,858,733      2.8     6.197       136       1.37      1.21      61.7      51.5
24 >=                  23      106,106,250     20.0     8.262       103       1.33      1.33      45.6      34.1
------------------------------------------------------------------------------------------------------------------
TOTAL:                 77     $530,349,644    100.0%    6.478%      111       1.36x     1.27x     68.1%     59.8%
==================================================================================================================

Minimum: 0 mos.
Maximum: 131 mos.
Weighted Average: 24 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

                                                 PERCENT
                                                   BY
                                                AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                  CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF       AGGREGATE     DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL TERMS TO       MORTGAGE  CUT-OFF DATE   BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATED MATURITY (MOS.)    LOANS    BALANCE ($)     (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------

<= 60                       6       38,649,266      7.3     6.054        60       1.40      1.40      72.8      70.5
61 - 84                     1        2,345,635      0.4     5.930        82       1.16      1.16      79.1      71.6
85 - 120                   45      376,139,760     70.9     6.008       118       1.36      1.23      74.3      66.5
121 - 180                   8       39,179,016      7.4     8.121        90       1.23      1.23      44.7      38.4
181 - 240                  13       59,195,381     11.2     8.206       101       1.37      1.37      46.2      35.8
241 - 300                   4       14,840,586      2.8     8.342       175       1.38      1.38      43.9      14.8
----------------------------------------------------------------------------------------------------------------------
TOTAL:                     77     $530,349,644    100.0%    6.478%      111       1.36x     1.27x     68.1%     59.8%
======================================================================================================================

Minimum: 60 mos.
Maximum: 300 mos.
Weighted Average: 135 mos.

REMAINING TERMS TO STATED MATURITY

                                                 PERCENT
                                                   BY
                                                AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                  CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF       AGGREGATE     DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING TERMS TO      MORTGAGE  CUT-OFF DATE   BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
STATED MATURITY (MOS.)    LOANS    BALANCE ($)     (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------

<= 60                        9      54,647,748     10.3     6.776        59       1.39      1.39      65.0      62.0
61 - 84                      2       9,063,393      1.7     8.280        78       1.06      1.06      53.4      48.1
85 - 120                    59     441,912,789     83.3     6.316       116       1.36      1.25      70.1      62.0
121 - 180                    6      19,716,611      3.7     7.955       163       1.31      1.31      43.4      22.4
181 - 240                    1       5,009,103      0.9     8.450       181       1.37      1.37      45.3      19.3
----------------------------------------------------------------------------------------------------------------------
TOTAL:                      77    $530,349,644    100.0%    6.478%      111       1.36x     1.27x     68.1%     59.8%
======================================================================================================================

Minimum: 51 mos.
Maximum: 181 mos.
Weighted Average: 111 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

                                                 PERCENT
                                                   BY
                                                AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                  CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF       AGGREGATE     DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION   MORTGAGE  CUT-OFF DATE   BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
TERM (MOS.)               LOANS    BALANCE ($)     (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------

Balloon Loans
   Interest Only            4       68,655,000     12.9     5.918       101       1.32      1.32      71.7      71.7
   181 - 240                1       11,000,000      2.1     5.650       120       1.28      1.28      59.1      38.5
   241 - 300                4       17,698,765      3.3     6.211       118       1.56      1.30      79.0      69.5
   301 - 360               67      430,571,199     81.2     6.588       112       1.36      1.25      67.4      58.4
----------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                  76     $527,924,963     99.5%    6.469%      111       1.36x     1.26x     68.2%     60.1%

FULLY AMORTIZING LOANS
   241 - 300                1        2,424,681      0.5     8.400       169       1.56      1.56      36.1       0.4
----------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                   1     $  2,424,681      0.5%    8.400%      169       1.56x     1.56x     36.1%      0.4%
----------------------------------------------------------------------------------------------------------------------
TOTAL:                     77     $530,349,644    100.0%    6.478%      111       1.36x     1.27x     68.1%     59.8%
======================================================================================================================

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

                                                 PERCENT
                                                   BY
                                                AGGREGATE             WEIGHTED            WEIGHTED  WEIGHTED
                         NUMBER                  CUT-OFF   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                           OF       AGGREGATE     DATE      AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION  MORTGAGE  CUT-OFF DATE   BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE     BALLOON
TERM (MOS.)               LOANS    BALANCE ($)     (%)     RATE (%)    (MOS.)   DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only            4       68,655,000     12.9     5.918       101       1.32      1.32      71.7      71.7
   181 - 240               11       61,125,673     11.5     7.839        97       1.35      1.35      49.8      36.7
   241 - 300               15       65,094,157     12.3     7.876       112       1.37      1.30      53.1      42.7
   301 - 360               46      333,050,133     62.8     6.056       116       1.36      1.23      73.8      65.4
----------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                  76     $527,924,963     99.5%    6.469%      111       1.36x     1.26x     68.2%     60.1%

FULLY AMORTIZING LOANS
   121 - 180                1        2,424,681      0.5     8.400       169       1.56      1.56      36.1       0.4
----------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                   1     $  2,424,681      0.5%    8.400%      169       1.56x     1.56x     36.1%      0.4%
----------------------------------------------------------------------------------------------------------------------
TOTAL:                     77     $530,349,644    100.0%    6.478%      111       1.36x     1.27x     68.1%     59.8%
======================================================================================================================

Minimum: 169 mos.
Maximum: 360 mos.
Weighted Average: 328 mos.

                                      I-24

                                 APPENDIX I
                          MORTGAGE POOL INFORMATION
                                LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

                                                                                                WEIGHTED
                                                  PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                        NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
DEBT SERVICE             MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
COVERAGE RATIOS (X)       LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                  7       28,632,902       5.4       8.584         91        1.06      1.06        51.9        43.5
1.11 - 1.20                  7       23,703,097       4.5       6.143        119        1.18      1.18        73.2        62.5
1.21 - 1.30                 21      149,975,545      28.3       6.397        111        1.24      1.24        69.5        61.8
1.31 - 1.40                 15      116,674,494      22.0       6.412        121        1.36      1.26        71.6        61.8
1.41 - 1.50                 16      135,549,218      25.6       6.128        113        1.45      1.26        67.5        60.2
1.51 - 1.60                  7       50,183,066       9.5       6.683        101        1.53      1.38        66.3        58.2
1.61 - 1.70                  2       14,866,929       2.8       6.301        118        1.68      1.43        67.8        59.5
1.71 - 1.80                  2       10,764,393       2.0       7.140         74        1.75      1.75        56.6        53.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      77     $530,349,644     100.0%      6.478%       111        1.36x     1.27x       68.1%       59.8%
================================================================================================================================

Minimum: 1.02x
Maximum: 1.75x
Weighted Average: 1.36x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                                                WEIGHTED
                                                  PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
POST IO PERIOD          NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
DEBT SERVICE             MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
COVERAGE RATIOS (X)       LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                  7       28,632,902       5.4       8.584         91        1.06      1.06       51.9         43.5
1.11 - 1.20                 14      102,053,097      19.2       5.935        119        1.35      1.17       71.3         63.9
1.21 - 1.30                 32      262,585,545      49.5       6.163        114        1.34      1.23       72.1         64.3
1.31 - 1.40                 12       73,474,494      13.9       6.719        122        1.39      1.34       71.6         59.5
1.41 - 1.50                  5       26,939,218       5.1       7.302         88        1.45      1.45       48.1         41.0
1.51 - 1.60                  4       21,633,066       4.1       7.846         81        1.54      1.54       49.7         42.0
1.61 - 1.70                  1        4,266,929       0.8       6.750        118        1.65      1.65       40.3         29.2
1.71 - 1.80                  2       10,764,393       2.0       7.140         74        1.75      1.75       56.6         53.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      77     $530,349,644     100.0%      6.478%       111        1.36x     1.27x      68.1%        59.8%
================================================================================================================================

Minimum: 1.02x
Maximum: 1.75x
Weighted Average: 1.27x

                                      I-25

                                   APPENDIX I
                          MORTGAGE POOL INFORMATION
                                LOAN GROUP 2

LOAN-TO-VALUE RATIOS

                                                                                                 WEIGHTED
                                                   PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                         NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
                          MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)    LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                   1        2,314,750       0.4       8.930        118        1.09      1.09       24.8         20.6
30.1 - 40.0                   5       26,544,298       5.0       8.549         92        1.55      1.55       37.8         28.2
40.1 - 50.0                  16       65,806,877      12.4       7.945        119        1.30      1.30       45.1         32.5
50.1 - 60.0                   7       45,933,790       8.7       6.538         97        1.29      1.23       56.7         47.2
60.1 - 70.0                   7       53,005,534      10.0       6.202        116        1.38      1.19       65.7         58.4
70.1 - 75.0                   7       76,780,333      14.5       6.043        118        1.27      1.23       73.5         70.7
75.1 - 80.0                  33      256,207,827      48.3       6.048        111        1.39      1.26       78.2         69.7
80.1 - 85.0                   1        3,756,235       0.7       5.970        119        1.21      1.21       80.6         68.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       77     $530,349,644     100.0%      6.478%       111        1.36x     1.27x      68.1%        59.8%
=================================================================================================================================

Minimum: 24.8%
Maximum: 80.6%
Weighted Average: 68.1%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                                 WEIGHTED
                                                   PERCENT BY   WEIGHTED    WEIGHTED              AVERAGE    WEIGHTED    WEIGHTED
                         NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED   POST IO     AVERAGE     AVERAGE
BALLOON                   MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   PERIOD   CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)    LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                    1        2,424,681       0.5       8.400        169        1.56      1.56       36.1          0.4
10.1 - 20.0                   2        8,715,830       1.6       8.450        176        1.33      1.33       44.4         16.6
20.1 - 30.0                   5       21,072,987       4.0       8.102        118        1.50      1.50       38.2         26.5
30.1 - 40.0                  14       69,589,043      13.1       7.729        104        1.31      1.31       46.2         35.8
40.1 - 50.0                   4       16,614,577       3.1       7.765         86        1.25      1.22       54.0         45.0
50.1 - 55.0                   4       26,417,294       5.0       6.646         86        1.28      1.20       57.8         52.4
55.1 - 60.0                   3       22,749,010       4.3       5.702        120        1.43      1.20       63.2         56.5
60.1 - 65.0                  11       50,345,923       9.5       6.217        118        1.33      1.23       71.1         62.1
65.1 - 70.0                  19      150,985,397      28.5       6.084        118        1.36      1.26       77.7         67.8
70.1 - 75.0                  12      149,979,901      28.3       6.003        111        1.35      1.22       76.9         72.4
75.1 - 80.0                   2       11,455,000       2.2       5.814         60        1.64      1.64       78.2         78.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       77     $530,349,644     100.0%      6.478%       111        1.36x     1.27x      68.1%        59.8%
=================================================================================================================================

Minimum: 0.4%
Maximum: 80.0%
Weighted Average: 59.8%

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-06         DEC-07         DEC-08         DEC-09         DEC-10         DEC-11         DEC-12
----------------------------------------------------------------------------------------------------------------------------------

Locked Out                        88.30%         83.19%         80.02%         73.32%         73.00%         76.94%         77.23%
Yield Maintenance Total           11.70%         16.81%         19.98%         25.39%         25.03%         23.06%         22.77%
Penalty Points Total               0.00%          0.00%          0.00%          1.29%          1.30%          0.00%          0.00%
Open                               0.00%          0.00%          0.00%          0.00%          0.68%          0.00%          0.00%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $530,349,644   $526,368,048   $521,990,733   $516,631,232   $509,700,632   $450,607,400   $442,944,664
% Initial Pool Balance           100.00%         99.25%         98.42%         97.41%         96.11%         84.96%         83.52%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-13         DEC-14         DEC-15         DEC-16        DEC-17        DEC-18        DEC-19
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                        79.02%         83.47%         85.29%         9.42%        11.12%        11.71%         0.00%
Yield Maintenance Total           17.84%         14.19%         14.71%        79.05%        88.88%        88.29%       100.00%
Penalty Points Total               0.00%          0.00%          0.00%         0.00%         0.00%         0.00%         0.00%
Open                               3.14%          2.35%          0.00%        11.52%         0.00%         0.00%         0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%       100.00%       100.00%       100.00%       100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $426,645,527   $397,586,713   $362,649,985   $17,235,777   $14,229,851   $13,123,136   $11,922,437
% Initial Pool Balance            80.45%         74.97%         68.38%         3.25%         2.68%         2.47%         2.25%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS      DEC-20       DEC-21     DEC-22
-----------------------------------------------------------

Locked Out                       0.00%        0.00%   0.00%
Yield Maintenance Total         83.10%        0.00%   0.00%
Penalty Points Total             0.00%        0.00%   0.00%
Open                            16.90%      100.00%   0.00%
-----------------------------------------------------------
TOTALS                         100.00%      100.00%   0.00%
-----------------------------------------------------------
Pool Balance Outstanding   $6,720,396   $2,137,959   $   0
% Initial Pool Balance           1.27%        0.40%   0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-27

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                            NATICK MALL MORTGAGE LOAN

PREPAYMENT RESTRICTION ANALYSIS: NATICK MALL MORTGAGE LOAN

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-06         DEC-07         DEC-08         DEC-09         DEC-10      DEC-11
------------------------------------------------------------------------------------------------------------

Locked Out                       100.00%        100.00%        100.00%          0.00%          0.00%   0.00%
Yield Maintenance Total            0.00%          0.00%          0.00%          0.00%          0.00%   0.00%
Penalty Points Total               0.00%          0.00%          0.00%          0.00%          0.00%   0.00%
Open                               0.00%          0.00%          0.00%        100.00%        100.00%   0.00%
------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%        100.00%   0.00%
------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $225,000,000   $225,000,000   $225,000,000   $225,000,000   $225,000,000   $   0
% Initial Pool Balance           100.00%        100.00%        100.00%        100.00%        100.00%   0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-28

                                  APPENDIX II

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE                     CMSA       MORTGAGE LOAN
LOAN NO.  CMSA LOAN NO.  PROPERTY NO.    SELLER (1)    PROPERTY NAME(2)
--------------------------------------------------------------------------------------------------------------

                 1                                     RREEF Industrial Portfolio
     1                        1-001       LaSalle      1310-1380 Kifer Road (I)
     2                        1-002       LaSalle      Hayward Business Park  (I)
     3                        1-003       LaSalle      Walsh at Lafayette (I)
     4                        1-004       LaSalle      Wiegman Distribution Center (I)
     5                        1-005       LaSalle      Fremont Commerce Center (I)
     6                        1-006       LaSalle      Montague Industrial Center (I)
     7                        1-007       LaSalle      Dixon Landing Business Park (I)
     8                        1-008       LaSalle      Bay Center Business Park II (I)
     9                        1-009       LaSalle      Huntwood Business Center (I)
    10                        1-010       LaSalle      Port of Oakland Business Center (I)
    11                        1-011       LaSalle      Charcot Business Center (I)
    12                        1-012       LaSalle      Cabot Boulevard Warehouse (I)
    13                        1-013       LaSalle      Bay Center Business Park III (I)
    14                        1-014       LaSalle      Bayview Business Center (I)
    15                        1-015       LaSalle      1710 Little Orchard (I)
    16                        1-016       LaSalle      COG Warehouse (I)
    17                        1-017       LaSalle      Industrial Drive (I)
    18                        1-018       LaSalle      Okidata Distribution Center (I)
    19                        1-019       LaSalle      Eden Landing Business Center (I)
    20                        1-020       LaSalle      Doolittle Business Center (I)
    21                        1-021       LaSalle      Bay Center Distribution Center (I)
    22                        1-022       LaSalle      Cadillac Court I (I)
    23                        1-023       LaSalle      Bay Center Business Park I (I)
    24                        1-024       LaSalle      Cadillac Court II (I)
    25           2            2-001       MSMC         Natick Mall
    26           3            3-001       MSMC         Oxford Centre
    27           4            4-001       MSMC         Westin O'Hare
    28           5            5-001       MSMC         75 Park Place
    29           6            6-001       PMCF         Rosslyn Heights
    30           7            7-001       LaSalle      Gateway Center IV
    31           8            8-001       MSMC         Gateway Office Building
    32           9            9-001       LaSalle      Harbour Centre
    33          10           10-001       MSMC         65, 75, 77 Prospect Street
    34          11           11-001       MSMC         Marriott Courtyard-Capitol Hill/Navy Yard
    35          12           12-001       LaSalle      Broadway Office
    36          13           13-001       SunTrust     New Horizon Apartments (A)
    37          14           14-001       SunTrust     Kimball Cabana Apartments (A)
    38          15           15-001       LaSalle      Scott Foresman Building
    39          16           16-001       MSMC         Regency Park North
    40          17           17-001       LaSalle      Meridian Plaza
    41          18           18-001       LaSalle      Riverwood Corporate Center
    42          19           19-001       PMCF         Columbus Park Apartments
                20                                     Welsh Portfolio II
    43                       20-001       PMCF         Rivers Avenue Office (II)
    44                       20-002       PMCF         Hernasco (II)
    45                       20-003       PMCF         North Shore Warehouses (II)
    46                       20-004       PMCF         3440 Symmes Road (II)
    47                       20-005       PMCF         25 Enterprise Drive (II)
    48          21           21-001       MSMC         Garden Inn - Historic Savannah
    49          22           22-001       LaSalle      Devlin's Pointe Apartments
    50          23           23-001       MSMC         Carwood Center
    51          24           24-001       PMCF         Westbrook at Weatherby
                25                                     Prium Portfolio
    52                       25-001       LaSalle      Prium Portfolio - Puyallup (III)
    53                       25-002       LaSalle      Prium Portfolio - Bremerton (III)
    54                       25-003       LaSalle      Prium Portfolio - University Place (III)
    55                       25-004       LaSalle      Prium Portfolio - Kennewick (III)
    56                       25-005       LaSalle      Prium Portfolio - Aberdeen (III)
    57                       25-006       LaSalle      Prium Portfolio - Seattle (III)
    58          26           26-001       SunTrust     Courthouse Centre
    59          27           27-001       MSMC         Newhope Street
    60          28           28-001       PMCF         Constitution Place
    61          29           29-001       LaSalle      University Heights II Student Housing
    62          30           30-001       PMCF         Conejo Valley Plaza
    63          31           31-001       LaSalle      The Seasons at Horsetooth Crossing
    64          32           32-001       LaSalle      Pickerington Square
    65          33           33-001       LaSalle      ELS - Island Vista MHP
    66          34           34-001       LaSalle      Lansdowne Medical Office Pavilion
    67          35           35-001       SunTrust     Chatam II
    68          36           36-001       LaSalle      NNN - One Northlake Park
    69          37           37-001       LaSalle      The Hague Corporation
    70          38           38-001       MSMC         The Crossings Center
    71          39           39-001       MSMC         Longs Portfolio - San Gabriel Gateway (B)
    72          40           40-001       MSMC         Longs Portfolio - Longs Drug Center(B)
    73          41           41-001       MSMC         College Park Athens
    74          42           42-001       PMCF         The Towers at 45th
    75          43           43-001       MSMC         Consolidated Systems Inc. Facility
    76          44           44-001       LaSalle      Baker Downs
    77          45           45-001       LaSalle      Coffey Industrial
    78          46           46-001       LaSalle      Shops at Rock Creek
    79          47           47-001       LaSalle      880 Technology Drive
    80          48           48-001       MSMC         15300 Ventura Boulevard
    81          49           49-001       LaSalle      Shaker Run Apartments
    82          50           50-001       MSMC         Loker Business Center
    83          51           51-001       SunTrust     Diamond View
                52                                     Wichita Falls Portfolio
    84                       52-001       LaSalle      Wichita Falls Portfolio - The Woodlands (IV)
    85                       52-002       LaSalle      Wichita Falls Portfolio - Lakeview Townhomes (IV)
    86                       52-003       LaSalle      Wichita Falls Portfolio - Lake View Villas (IV)
    87          53           53-001       LaSalle      Marketplace at Darien
    88          54           54-001       PMCF         Laburnum Square Shopping Center
    89          55           55-001       LaSalle      Grand Commerce Center
    90          56           56-001       PMCF         600 Health Park
    91          57           57-001       PMCF         Companion at Carter Mills
    92          58           58-001       MSMC         Fruitville Pike Office Building
                59                                     Danube Portfolio
    93                       59-001       LaSalle      Danube Portfolio - 4191 Cleveland Ave. (V)
    94                       59-002       LaSalle      Danube Portfolio - 3130-3172 1st Ave. (V)
    95                       59-003       LaSalle      Danube Portfolio - 1455 Missouri St. (V)
    96                       59-004       LaSalle      Danube Portfolio - 951 Agate St. (V)
    97                       59-005       LaSalle      Danube Portfolio - 1730-36 Thomas Ave. (V)
    98                       59-006       LaSalle      Danube Portfolio - 4971-79 W. Point Loma Blvd. (V)
    99                       59-007       LaSalle      Danube Portfolio - 3927 - 33 4th Ave. (V)
   100          60           60-001       PMCF         Holiday Inn Select Appleton
   101          61           61-001       SunTrust     Holiday Inn Augusta
   102          62           62-001       LaSalle      Walnut Hills Plaza
   103          63           63-001       MSMC         7540 Orangethorpe Avenue
   104          64           64-001       LaSalle      Cedar Park Apartments
   105          65           65-001       LaSalle      Harbor Pointe
                66                                     The Ridge at Taylor Station & Heatherwood Terrace
   106                       66-001       LaSalle      The Ridge at Taylor Station (VI)
   107                       66-002       LaSalle      Heatherwood Terrace (VI)
   108          67           67-001       LaSalle      Creekwood Landing
   109          68           68-001       PMCF         Hampton Inn - Plano
   110          69           69-001       LaSalle      Follini Portfolio - Stroudwater Crossings (C)
   111          70           70-001       LaSalle      Follini Portfolio - Orthopaedic Associates (C)
   112          71           71-001       MSMC         Fairfield Inn - Miami
   113          72           72-001       LaSalle      Gateway Center
   114          73           73-001       LaSalle      Lincoln Park West
   115          74           74-001       MSMC         North Oaks Apartments
   116          75           75-001       LaSalle      Colony Oaks by the Bay Apartments
   117          76           76-001       MassMutual   Congress Park Apartments
   118          77           77-001       MassMutual   Bridgewater Park Apartments
   119          78           78-001       MSMC         Rush Creek Apartments
   120          79           79-001       LaSalle      Canton Landing Shopping
   121          80           80-001       LaSalle      Savannah Financial Center
   122          81           81-001       MSMC         Comfort Inn Alamo Riverwalk
   123          82           82-001       SunTrust     Holiday Inn Express/Mulberry Inn Beck
   124          83           83-001       MassMutual   Pebble Creek Apartments
   125          84           84-001       SunTrust     Alameda Apartments
   126          85           85-001       LaSalle      The Commons
   127          86           86-001       LaSalle      Holiday Inn - Wilmington, NC
   128          87           87-001       MSMC         College Point Business Center
   129          88           88-001       LaSalle      10-18 Brainerd Road
   130          89           89-001       MassMutual   Club At Vero-I (*)
   131          90           90-001       MassMutual   Club At Vero-II (*)
   132          91           91-001       SunTrust     One Dowdy Plaza
   133          92           92-001       MassMutual   Fox Crossing Apartments
   134          93           93-001       LaSalle      Bay Valley Foods
   135          94           94-001       LaSalle      10 Falcon Crest Drive
   136          95           95-001       PMCF         Air Center Plaza
   137          96           96-001       LaSalle      Promenade Shoppes at Pine Gardens
   138          97           97-001       MSMC         Mt. Vernon Retail Center
   139          98           98-001       LaSalle      Lakewood House
   140          99           99-001       LaSalle      The Boulevard of Shoppes
   141         100          100-001       SunTrust     Wickham Commons
   142         101          101-001       MSMC         Ruston Apartment Buildings
   143         102          102-001       LaSalle      Rolling Meadows Strip Center
   144         103          103-001       SunTrust     Holiday Inn - Suites - Beck
   145         104          104-001       LaSalle      CapMar Office
   146         105          105-001       LaSalle      Norfolk Commerce Park V
   147         106          106-001       MassMutual   Sterling Point Apartments
   148         107          107-001       LaSalle      Hollander Industrial Park
   149         108          108-001       LaSalle      Blanco Self Storage
   150         109          109-001       LaSalle      Willow Trace Apartments
   151         110          110-001       LaSalle      San Marcos Self Storage
   152         111          111-001       SunTrust     Hinesville Square
   153         112          112-001       LaSalle      Strongbox - 1516 N Orleans
   154         113          113-001       PMCF         Bedrosian Palm Desert
   155         114          114-001       MassMutual   Commander Place Apartments
   156         115          115-001       MassMutual   Grand Point Apartments
   157         116          116-001       MSMC         5924 & 5930 Stockton Boulevard
   158         117          117-001       LaSalle      Arizona Commons II
   159         118          118-001       MSMC         Comfort Inn - Southbay (San Diego)
   160         119          119-001       LaSalle      The Bluffs at Northwoods
   161         120          120-001       LaSalle      Lowe's - Nampa
   162         121          121-001       LaSalle      Stoneybrook Apartments
   163         122          122-001       MSMC         Comfort Inn - Medford
   164         123          123-001       SunTrust     Point Plaza - Beck
   165         124          124-001       LaSalle      Millyard Plaza
   166         125          125-001       MassMutual   Ospreys Landing Apartments
   167         126          126-001       MassMutual   Sinclair Commons
   168         127          127-001       SunTrust     Commerce Pointe
   169         128          128-001       MSMC         Palm Coast Office Building
   170         129          129-001       MSMC         Liberty Square Shopping Center
   171         130          130-001       LaSalle      Springtown Shopping Center
   172         131          131-001       MassMutual   Ashton Of Richmond Hill
   173         132          132-001       PMCF         FedEx Ground
   174         133          133-001       PMCF         Continental Ranch Shopping Center
   175         134          134-001       MSMC         Treasure Coast Industrial
   176         135          135-001       LaSalle      Leisure Village MHC
   177         136          136-001       MSMC         Camillus Plaza
   178         137          137-001       MSMC         Best Western Courtyard Resort Jacksonville
               138                                     Oklahoma Self Storage Portfolio
   179                      138-001       LaSalle      Amazing Space Self Storage (VII)
   180                      138-002       LaSalle      Ardmore Self Storage (VII)
   181         139          139-001       LaSalle      Galloway Crossing
   182         140          140-001       MassMutual   Chimney Ridge - Phase I (D)
   183         141          141-001       MassMutual   Chimney Ridge - Phase II (D)
   184         142          142-001       LaSalle      Glen Professional Plaza
   185         143          143-001       MassMutual   Oak Pointe Apartments
   186         144          144-001       SunTrust     Comfort Suites Durham
   187         145          145-001       MSMC         Wingate Inn - Norcross
   188         146          146-001       LaSalle      U-Stor Blanding
   189         147          147-001       MSMC         Holiday Inn Express Springfield
   190         148          148-001       LaSalle      Mass Mutual Building
   191         149          149-001       SunTrust     Carrolton Terraces
   192         150          150-001       MassMutual   Woodchase Club Apartments
   193         151          151-001       MSMC         Comfort Suites - San Antonio
   194         152          152-001       MassMutual   Northpointe Commons Apartments
   195         153          153-001       LaSalle      Miami Bluffs Apartments
   196         154          154-001       LaSalle      Orchard Park Apartments
   197         155          155-001       MSMC         Jones Road Shopping Center
   198         156          156-001       MSMC         Galleria De Yorba
   199         157          157-001       PMCF         Bedrosian Airway Avenue
   200         158          158-001       LaSalle      Canon Perdido Office
   201         159          159-001       LaSalle      Forest Grove Shopping
   202         160          160-001       SunTrust     Waynesboro Retail Center
   203         161          161-001       SunTrust     Satilla Square
   204         162          162-001       LaSalle      Parkway Plaza - Sanibel, FL
   205         163          163-001       LaSalle      Doral Centre
   206         164          164-001       MassMutual   Savannah Sound Apartments
   207         165          165-001       MassMutual   Indian River Apartments
   208         166          166-001       LaSalle      VE - Holiday Inn Express Brownsville, TX
   209         167          167-001       SunTrust     Pooler Park West
               168                                     Tarbell Apartment Portfolio
   210                      168-001       LaSalle      Tarbell Apartments 2 - Perkins Place & Fox Ridge (VIII)
   211                      168-002       LaSalle      Tarbell Apartments 1 - Barrington Hill (VIII)
   212                      168-003       LaSalle      Tarbell Apartments 4 - McDuffee (VIII)
   213                      168-004       LaSalle      Tarbell Apartments 3 - Kearsarge (VIII)
   214         169          169-001       MSMC         Hampton Inn - Monroe
   215         170          170-001       LaSalle      Wedgewood Commons II Apartments
   216         171          171-001       SunTrust     Dakota Building
   217         172          172-001       MassMutual   Ravenwood Apartments
   218         173          173-001       MassMutual   Arbor Lakes Apartments
   219         174          174-001       LaSalle      Strongbox - 1650 W. Irving Park
   220         175          175-001       MSMC         NJ Office Portfolio - Delmar Building (E)
   221         176          176-001       MSMC         NJ Office Portfolio - Four Winds Farm (E)
               177                                     Little Rock Retail Portfolio
   222                      177-001       LaSalle      Little Rock Retail - Somers Plaza (IX)
   223                      177-002       LaSalle      Little Rock Retail - Apple Valley Shopping Center (IX)
   224                      177-003       LaSalle      Little Rock Retail - Lakewood (IX)
   225         178          178-001       SunTrust     Parkside Apartments
   226         179          179-001       LaSalle      Chelsea Apartments
   227         180          180-001       LaSalle      Old Mill Shops
   228         181          181-001       MSMC         Quality Inn & Suites - Danville
   229         182          182-001       LaSalle      Marysville Retail
   230         183          183-001       LaSalle      Hampton Inn - Walterboro, SC
   231         184          184-001       LaSalle      Jasmine Properties
   232         185          185-001       LaSalle      Indoor Self Storage
   233         186          186-001       LaSalle      Lotus Plaza & Starbucks
   234         187          187-001       LaSalle      210 West Capitol Drive
   235         188          188-001       LaSalle      Arlington Apartments
   236         189          189-001       LaSalle      Windsor Village Shopping Center
   237         190          190-001       LaSalle      Michaels Duluth
   238         191          191-001       LaSalle      Forum Business Park II
   239         192          192-001       LaSalle      The Extra Closet
   240         193          193-001       LaSalle      Independence Commons MHC
   241         194          194-001       PMCF         Fairfield Inn - Kalamazoo
   242         195          195-001       LaSalle      VE - Waldan Chase Apartments
   243         196          196-001       LaSalle      3555 West Van Buren Street
   244         197          197-001       PMCF         Varsity Drive Industrial
   245         198          198-001       LaSalle      Cornelius Mini Storage
   246         199          199-001       LaSalle      Meadow Park Apartments
   247         200          200-001       MassMutual   Village Woods Estates
   248         201          201-001       LaSalle      Stonecrest Apartments
   249         202          202-001       LaSalle      Durango Professional Plaza
   250         203          203-001       MassMutual   Park Plaza Apartments
   251         204          204-001       LaSalle      620 Quintard Drive
   252         205          205-001       LaSalle      FedEx - Macon, GA
   253         206          206-001       LaSalle      CVS Zanesville, OH
   254         207          207-001       LaSalle      Citrus Park Crossing
   255         208          208-001       LaSalle      Walgreens Westfield
   256         209          209-001       LaSalle      TGW Ermanco
   257         210          210-001       LaSalle      Glendale Industrial
   258         211          211-001       LaSalle      Godley Station
   259         212          212-001       MSMC         Fletcher Heights Marketplace
   260         213          213-001       LaSalle      Mountain View Center
   261         214          214-001       LaSalle       CVS - Dunkirk, NY
   262         215          215-001       LaSalle      Tallahatchie Centre
   263         216          216-001       LaSalle      Cambridge Building
   264         217          217-001       LaSalle      CVS Meadville, PA
   265         218          218-001       LaSalle      Lancaster Properties
   266         219          219-001       MassMutual   Chadwick Place Apartments
   267         220          220-001       SunTrust     Arlington Village
   268         221          221-001       SunTrust     Metro West Wilshire
   269         222          222-001       SunTrust     River Landing
   270         223          223-001       LaSalle      Gleannlock Farms
   271         224          224-001       LaSalle      All About Storage
   272         225          225-001       SunTrust     Heritage at Riverwood
   273         226          226-001       MassMutual   Mission Vista Apts
               227                                     Strauss Portfolio
   274                      227-001       LaSalle      Strauss Portfolio - 3670-3680 Park Blvd. (X)
   275                      227-002       LaSalle      Strauss Portfolio - 3602-3608 Park Blvd. (X)
   276         228          228-001       LaSalle      All Spanaway Storage
   277         229          229-001       LaSalle      Houston Levee Collections Shopping Center
   278         230          230-001       LaSalle      26901 Cannon Road
   279         231          231-001       SunTrust     950 Celebration
   280         232          232-001       LaSalle      Athens Town Center
   281         233          233-001       LaSalle      All Star Self Storage
   282         234          234-001       LaSalle      Memorial Self Storage
   283         235          235-001       LaSalle      Newtown Self Storage
   284         236          236-001       LaSalle      Ellsworth Crossing
   285         237          237-001       LaSalle      Tice Mobile Home Community
   286         238          238-001       SunTrust     Kenton Place
   287         239          239-001       MassMutual   Overland Park Estates
   288         240          240-001       LaSalle      West Side Mini Storage
   289         241          241-001       LaSalle      Springhouse Office Park
   290         242          242-001       LaSalle      Estacada Mini Storage
   291         243          243-001       MSMC         Camp Creek Shops
   292         244          244-001       LaSalle      Grand Island Apartments
   293         245          245-001       SunTrust     Ponderosa Apartments
   294         246          246-001       LaSalle      Middleton Commons
   295         247          247-001       MSMC         Shops at Hickory Flat
   296         248          248-001       LaSalle      Bryan Freedom Center
   297         249          249-001       LaSalle      Huntingdon Plaza Shopping Center
   298         250          250-001       LaSalle      Century Professional Buildings
   299         251          251-001       LaSalle      Sunbelt Rentals
   300         252          252-001       LaSalle      7th & Greentree Retail
   301         253          253-001       SunTrust     Shoppes @ Westown
   302         254          254-001       LaSalle      Van Buren Self Storage
   303         255          255-001       LaSalle      Swainsboro Shopping Center
   304         256          256-001       LaSalle      Country Estates MHP
   305         257          257-001       LaSalle      Forest Hill Center
   306         258          258-001       SunTrust     Forest Place MHP
   307         259          259-001       MSMC         Karcher Crossing Shoppes
   308         260          260-001       LaSalle      Mesa Sunrise Shopping Center
               261                                     Tennessee Self Storage Portfolio
   309                      261-001       LaSalle      North Gate Self Storage (XI)
   310                      261-002       LaSalle      A-1 Self Storage (XI)
   311         262          262-001       LaSalle      Whitehall Apartments
   312         263          263-001       LaSalle      2750 West Main
   313         264          264-001       LaSalle      11930 and 11950 Starcrest Retail/Office
   314         265          265-001       LaSalle      Q's Quick Mini Storage
   315         266          266-001       LaSalle      Mexia Plaza Retail Center
   316         267          267-001       LaSalle      Greentree Village
   317         268          268-001       LaSalle      Suncom Center
   318         269          269-001       LaSalle      Prineville Storage

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                     CROSS-                                                      NOI      NCF    POST IO PERIOD
LOAN NO.  LOAN GROUP  COLLATERALIZATION(2)  ORIGINAL BALANCE  CUT-OFF DATE BALANCE(3)  DSCR(4)  DSCR(4)    NCF DSCR(4)
-----------------------------------------------------------------------------------------------------------------------

                               No            $  250,000,000       $  250,000,000        2.28     2.10          NAP
     1         1               No            $   28,600,000       $   28,600,000        2.28     2.10          NAP
     2         1               No            $   27,300,000       $   27,300,000        2.28     2.10          NAP
     3         1               No            $   19,300,000       $   19,300,000        2.28     2.10          NAP
     4         1               No            $   19,100,000       $   19,100,000        2.28     2.10          NAP
     5         1               No            $   14,200,000       $   14,200,000        2.28     2.10          NAP
     6         1               No            $   14,200,000       $   14,200,000        2.28     2.10          NAP
     7         1               No            $   13,400,000       $   13,400,000        2.28     2.10          NAP
     8         1               No            $   12,300,000       $   12,300,000        2.28     2.10          NAP
     9         1               No            $   11,600,000       $   11,600,000        2.28     2.10          NAP
    10         1               No            $   10,800,000       $   10,800,000        2.28     2.10          NAP
    11         1               No            $   10,300,000       $   10,300,000        2.28     2.10          NAP
    12         1               No            $    9,300,000       $    9,300,000        2.28     2.10          NAP
    13         1               No            $    8,700,000       $    8,700,000        2.28     2.10          NAP
    14         1               No            $    7,300,000       $    7,300,000        2.28     2.10          NAP
    15         1               No            $    5,900,000       $    5,900,000        2.28     2.10          NAP
    16         1               No            $    5,700,000       $    5,700,000        2.28     2.10          NAP
    17         1               No            $    5,300,000       $    5,300,000        2.28     2.10          NAP
    18         1               No            $    5,200,000       $    5,200,000        2.28     2.10          NAP
    19         1               No            $    4,800,000       $    4,800,000        2.28     2.10          NAP
    20         1               No            $    4,500,000       $    4,500,000        2.28     2.10          NAP
    21         1               No            $    3,400,000       $    3,400,000        2.28     2.10          NAP
    22         1               No            $    3,200,000       $    3,200,000        2.28     2.10          NAP
    23         1               No            $    3,100,000       $    3,100,000        2.28     2.10          NAP
    24         1               No            $    2,500,000       $    2,500,000        2.28     2.10          NAP
    25         1               No            $  225,000,000       $  225,000,000        2.00     1.91          NAP
    26         1               No            $  118,000,000       $  118,000,000        1.67     1.49          NAP
    27         1               No            $  101,000,000       $  101,000,000        1.73     1.46         1.22
    28         1               No            $   85,000,000       $   85,000,000        2.40     2.20          NAP
    29         1               No            $   64,200,000       $   64,200,000        1.50     1.47          NAP
    30         1               No            $   61,000,000       $   61,000,000        1.50     1.41         1.19
    31         1               No            $   56,200,000       $   56,200,000        1.43     1.24          NAP
    32         1               No            $   51,180,000       $   51,180,000        1.61     1.53         1.26
    33         2               No            $   49,000,000       $   49,000,000        1.24     1.22          NAP
    34         1               No            $   42,500,000       $   42,456,875        1.44     1.30          NAP
    35         1               No            $   37,500,000       $   37,500,000        2.33     2.10          NAP
    36         2              Yes            $   30,500,000       $   30,500,000        1.57     1.45         1.21
    37         2              Yes            $    5,650,000       $    5,650,000        1.57     1.45         1.21
    38         1               No            $   33,675,000       $   33,675,000        1.78     1.74          NAP
    39         1               No            $   29,000,000       $   29,000,000        1.47     1.45          NAP
    40         1               No            $   27,600,000       $   27,600,000        1.53     1.46         1.25
    41         1               No            $   25,200,000       $   25,200,000        1.58     1.46         1.21
    42         2               No            $   24,000,000       $   24,000,000        1.54     1.40         1.17
                               No            $   23,281,500       $   23,281,500        1.66     1.52         1.27
    43         1               No            $   12,880,000       $   12,880,000        1.66     1.52         1.27
    44         1               No            $    3,160,000       $    3,160,000        1.66     1.52         1.27
    45         1               No            $    2,700,000       $    2,700,000        1.66     1.52         1.27
    46         1               No            $    2,550,000       $    2,550,000        1.66     1.52         1.27
    47         1               No            $    1,991,500       $    1,991,500        1.66     1.52         1.27
    48         1               No            $   23,000,000       $   22,975,804        1.52     1.38          NAP
    49         1               No            $   22,300,000       $   22,300,000        1.38     1.32         1.09
    50         1               No            $   20,500,000       $   20,500,000        1.61     1.54          NAP
    51         2               No            $   20,000,000       $   20,000,000        1.50     1.46         1.20
                               No            $   19,280,000       $   19,178,640        1.28     1.24          NAP
    52         1               No            $    5,392,178       $    5,363,830        1.28     1.24          NAP
    53         1               No            $    4,444,103       $    4,420,739        1.28     1.24          NAP
    54         1               No            $    3,370,111       $    3,352,394        1.28     1.24          NAP
    55         1               No            $    2,444,257       $    2,431,407        1.28     1.24          NAP
    56         1               No            $    2,073,915       $    2,063,012        1.28     1.24          NAP
    57         1               No            $    1,555,436       $    1,547,259        1.28     1.24          NAP
    58         1               No            $   18,000,000       $   17,800,452        1.41     1.27          NAP
    59         1               No            $   17,800,000       $   17,800,000        1.42     1.35         1.15
    60         1               No            $   17,500,000       $   17,500,000        2.28     1.93         1.59
    61         2               No            $   17,000,000       $   17,000,000        1.49     1.43         1.22
    62         1               No            $   17,000,000       $   17,000,000        1.54     1.48         1.22
    63         1               No            $   16,100,000       $   16,100,000        1.56     1.51         1.27
    64         1               No            $   15,200,000       $   15,200,000        1.53     1.49          NAP
    65         2               No            $   14,800,000       $   14,800,000        1.38     1.35         1.15
    66         1               No            $   14,000,000       $   14,000,000        1.61     1.51         1.26
    67         2               No            $   13,600,000       $   13,600,000        1.64     1.52         1.28
    68         1               No            $   13,350,000       $   13,350,000        1.59     1.41         1.20
    69         1               No            $   13,000,000       $   12,987,854        1.95     1.74          NAP
    70         1               No            $   12,750,000       $   12,750,000        1.46     1.35          NAP
    71         1              Yes            $    6,305,844       $    6,299,662        1.17     1.14          NAP
    72         1              Yes            $    6,144,156       $    6,138,132        1.17     1.14          NAP
    73         2               No            $   12,000,000       $   12,000,000        1.53     1.44         1.21
    74         1               No            $   12,000,000       $   12,000,000        1.65     1.41         1.17
    75         1               No            $   12,000,000       $   11,987,754        1.67     1.52          NAP
    76         2               No            $   11,960,000       $   11,940,123        1.43     1.32          NAP
    77         1               No            $   11,700,000       $   11,700,000        1.68     1.58         1.32
    78         1               No            $   11,700,000       $   11,700,000        1.47     1.41         1.18
    79         1               No            $   11,560,000       $   11,560,000        1.45     1.38         1.15
    80         1               No            $   11,400,000       $   11,379,983        1.39     1.19          NAP
    81         2               No            $   11,000,000       $   11,000,000        1.34     1.28          NAP
    82         1               No            $   11,000,000       $   11,000,000        1.41     1.38         1.15
    83         1               No            $   11,000,000       $   10,988,229        1.27     1.22          NAP
                               No            $   10,600,000       $   10,600,000        1.81     1.69         1.34
    84         2               No            $    4,799,998       $    4,799,998        1.81     1.69         1.34
    85         2               No            $    4,320,030       $    4,320,030        1.81     1.69         1.34
    86         2               No            $    1,479,972       $    1,479,972        1.81     1.69         1.34
    87         1               No            $   10,350,000       $   10,330,129        1.27     1.22          NAP
    88         1               No            $   10,000,000       $   10,000,000        1.59     1.46          NAP
    89         1               No            $   10,000,000       $    9,993,314        1.27     1.21          NAP
    90         1               No            $    9,650,000       $    9,650,000        1.28     1.20          NAP
    91         2               No            $    9,600,000       $    9,600,000        1.55     1.49         1.22
    92         1               No            $    9,600,000       $    9,559,613        1.36     1.30          NAP
                               No            $    9,500,000       $    9,500,000        1.41     1.37         1.14
    93         2               No            $    1,974,848       $    1,974,848        1.41     1.37         1.14
    94         2               No            $    1,871,212       $    1,871,212        1.41     1.37         1.14
    95         2               No            $    1,445,152       $    1,445,152        1.41     1.37         1.14
    96         2               No            $    1,364,545       $    1,364,545        1.41     1.37         1.14
    97         2               No            $    1,105,455       $    1,105,455        1.41     1.37         1.14
    98         2               No            $      996,061       $      996,061        1.41     1.37         1.14
    99         2               No            $      742,727       $      742,727        1.41     1.37         1.14
   100         1               No            $    9,000,000       $    9,000,000        2.38     1.94         1.51
   101         1               No            $    9,000,000       $    9,000,000        1.48     1.48          NAP
   102         1               No            $    9,000,000       $    9,000,000        1.48     1.43         1.20
   103         1               No            $    9,000,000       $    9,000,000        1.37     1.30         1.10
   104         2               No            $    9,000,000       $    8,991,721        1.43     1.34          NAP
   105         2               No            $    9,000,000       $    8,985,146        1.39     1.31          NAP
                               No            $    9,000,000       $    8,976,024        1.34     1.20          NAP
   106         2               No            $    5,230,769       $    5,216,835        1.34     1.20          NAP
   107         2               No            $    3,769,231       $    3,759,190        1.34     1.20          NAP
   108         2               No            $    8,940,000       $    8,925,279        1.37     1.27          NAP
   109         1               No            $    8,600,000       $    8,600,000        1.52     1.36          NAP
   110         1              Yes            $    4,680,000       $    4,680,000        1.60     1.48         1.24
   111         1              Yes            $    3,870,000       $    3,870,000        1.60     1.48         1.24
   112         1               No            $    8,500,000       $    8,488,560        1.66     1.45          NAP
   113         1               No            $    8,300,000       $    8,300,000        1.43     1.33         1.13
   114         2               No            $    8,200,000       $    8,200,000        1.50     1.45          NAP
   115         2               No            $    7,750,000       $    7,750,000        1.74     1.51         1.21
   116         2               No            $    7,720,000       $    7,707,259        1.35     1.27          NAP
   117         2               No            $    8,600,000       $    7,652,502        1.63     1.56          NAP
   118         2               No            $    8,825,000       $    7,634,016        1.28     1.21          NAP
   119         2               No            $    7,625,000       $    7,593,152        1.51     1.37          NAP
   120         1               No            $    7,600,000       $    7,592,214        1.30     1.20          NAP
   121         1               No            $    7,500,000       $    7,500,000        1.52     1.38         1.16
   122         1               No            $    7,500,000       $    7,489,906        1.65     1.50          NAP
   123         1               No            $    7,500,000       $    7,462,212        2.01     1.80          NAP
   124         2               No            $    8,215,000       $    7,330,981        1.57     1.50          NAP
   125         2               No            $    7,200,000       $    7,200,000        1.58     1.52         1.30
   126         1               No            $    7,200,000       $    7,189,022        2.78     2.54          NAP
   127         1               No            $    7,023,000       $    6,995,290        1.52     1.34          NAP
   128         1               No            $    7,000,000       $    6,979,738        1.34     1.21          NAP
   129         2               No            $    6,900,000       $    6,894,266        1.28     1.26          NAP
   130         2              Yes            $    6,330,000       $    6,160,504        1.33     1.25          NAP
   131         2              Yes            $      610,000       $      609,429        1.33     1.25          NAP
   132         1               No            $    6,744,017       $    6,744,017        1.39     1.29          NAP
   133         2               No            $    7,200,000       $    6,717,757        1.09     1.03          NAP
   134         1               No            $    6,675,000       $    6,657,313        1.42     1.29          NAP
   135         1               No            $    6,650,000       $    6,650,000        1.70     1.54         1.29
   136         1               No            $    6,575,000       $    6,575,000        1.45     1.30         1.10
   137         1               No            $    6,525,000       $    6,525,000        1.48     1.40         1.20
   138         1               No            $    6,500,000       $    6,500,000        1.82     1.52         1.29
   139         2               No            $    6,500,000       $    6,500,000        1.28     1.23          NAP
   140         1               No            $    6,500,000       $    6,500,000        1.56     1.47          NAP
   141         1               No            $    6,500,000       $    6,490,490        1.46     1.20          NAP
   142         2               No            $    6,500,000       $    6,463,168        1.36     1.27          NAP
   143         1               No            $    6,400,000       $    6,400,000        1.89     1.76          NAP
   144         1               No            $    6,300,000       $    6,268,258        1.47     1.20          NAP
   145         1               No            $    6,250,000       $    6,250,000        1.30     1.22         1.05
   146         1               No            $    6,200,000       $    6,200,000        1.80     1.58         1.31
   147         2               No            $    6,800,000       $    6,077,918        1.16     1.09          NAP
   148         1               No            $    6,040,000       $    6,033,976        1.30     1.20          NAP
   149         1               No            $    6,000,000       $    6,000,000        1.51     1.47         1.25
   150         2               No            $    5,880,000       $    5,880,000        1.65     1.54          NAP
   151         1               No            $    5,850,000       $    5,850,000        1.48     1.44         1.22
   152         1               No            $    5,850,000       $    5,822,362        1.63     1.35          NAP
   153         1               No            $    5,800,000       $    5,793,910        1.46     1.43          NAP
   154         1               No            $    5,700,000       $    5,700,000        1.27     1.22          NAP
   155         2               No            $    6,450,000       $    5,675,883        1.58     1.51          NAP
   156         2               No            $    6,240,000       $    5,601,839        1.46     1.41          NAP
   157         1               No            $    5,600,000       $    5,600,000        1.44     1.34         1.13
   158         2               No            $    5,600,000       $    5,600,000        1.30     1.23          NAP
   159         1               No            $    5,600,000       $    5,578,349        1.47     1.35          NAP
   160         2               No            $    5,575,000       $    5,575,000        1.90     1.75          NAP
   161         1               No            $    5,575,000       $    5,575,000        1.27     1.27          NAP
   162         2               No            $    5,500,000       $    5,500,000        1.42     1.35         1.15
   163         1               No            $    5,500,000       $    5,492,493        1.58     1.38          NAP
   164         1               No            $    5,450,000       $    5,422,541        1.82     1.82          NAP
   165         1               No            $    5,300,000       $    5,300,000        1.52     1.42         1.20
   166         2               No            $    5,915,000       $    5,189,393        1.80     1.74          NAP
   167         2               No            $    5,250,000       $    5,180,346        1.29     1.23          NAP
   168         1               No            $    5,100,000       $    5,100,000        1.73     1.46         1.22
   169         1               No            $    5,100,000       $    5,094,894        1.41     1.33          NAP
   170         1               No            $    5,080,000       $    5,080,000        1.50     1.45         1.24
   171         1               No            $    5,040,000       $    5,040,000        1.56     1.44         1.22
   172         2               No            $    5,650,000       $    5,009,103        1.46     1.37          NAP
   173         1               No            $    5,000,000       $    5,000,000        1.57     1.49         1.27
   174         1               No            $    4,850,000       $    4,850,000        1.52     1.45         1.23
   175         1               No            $    4,800,000       $    4,800,000        1.55     1.40         1.19
   176         2               No            $    4,800,000       $    4,795,533        1.42     1.39          NAP
   177         1               No            $    4,800,000       $    4,791,282        1.33     1.20          NAP
   178         1               No            $    4,750,000       $    4,726,656        1.66     1.49          NAP
                               No            $    4,625,000       $    4,620,396        1.30     1.25          NAP
   179         1               No            $    3,225,000       $    3,221,790        1.30     1.25          NAP
   180         1               No            $    1,400,000       $    1,398,606        1.30     1.25          NAP
   181         1               No            $    4,500,000       $    4,500,000        1.37     1.28         1.07
   182         2              Yes            $    3,888,000       $    3,465,702        1.36     1.28          NAP
   183         2              Yes            $    1,152,000       $    1,026,840        1.36     1.28          NAP
   184         1               No            $    4,490,000       $    4,490,000        1.35     1.25          NAP
   185         2               No            $    5,050,000       $    4,482,597        1.13     1.05          NAP
   186         1               No            $    4,500,000       $    4,472,750        1.96     1.73          NAP
   187         1               No            $    4,500,000       $    4,471,120        1.61     1.43          NAP
   188         1               No            $    4,375,000       $    4,375,000        1.38     1.34          NAP
   189         1               No            $    4,350,000       $    4,350,000        1.87     1.65         1.43
   190         1               No            $    4,300,000       $    4,300,000        1.70     1.51         1.25
   191         2               No            $    4,285,000       $    4,285,000        1.16     1.14          NAP
   192         2               No            $    4,806,000       $    4,266,929        1.73     1.65          NAP
   193         1               No            $    4,300,000       $    4,259,102        1.70     1.52          NAP
   194         2               No            $    4,800,000       $    4,234,697        1.09     1.02          NAP
   195         2               No            $    4,200,000       $    4,200,000        1.56     1.46         1.23
   196         2               No            $    4,200,000       $    4,195,851        1.46     1.35          NAP
   197         1               No            $    4,175,000       $    4,125,107        1.97     1.79          NAP
   198         1               No            $    4,125,000       $    4,125,000        1.51     1.43         1.20
   199         1               No            $    4,125,000       $    4,125,000        1.32     1.20          NAP
   200         1               No            $    4,000,000       $    4,000,000        1.67     1.56         1.33
   201         1               No            $    4,000,000       $    4,000,000        1.37     1.26          NAP
   202         1               No            $    4,000,000       $    4,000,000        1.59     1.50         1.26
   203         1               No            $    4,000,000       $    4,000,000        1.52     1.25          NAP
   204         1               No            $    4,000,000       $    3,996,227        1.42     1.24          NAP
   205         1               No            $    4,000,000       $    3,996,003        1.30     1.21          NAP
   206         2               No            $    4,680,000       $    3,986,398        1.50     1.42          NAP
   207         2               No            $    4,500,000       $    3,863,384        1.41     1.32          NAP
   208         1               No            $    3,800,000       $    3,800,000        1.88     1.66          NAP
   209         1               No            $    3,800,000       $    3,800,000        1.49     1.33          NAP
                               No            $    3,800,000       $    3,796,246        1.29     1.21          NAP
   210         2               No            $    1,388,309       $    1,386,937        1.29     1.21          NAP
   211         2               No            $    1,213,779       $    1,212,580        1.29     1.21          NAP
   212         2               No            $      674,322       $      673,655        1.29     1.21          NAP
   213         2               No            $      523,591       $      523,074        1.29     1.21          NAP
   214         1               No            $    3,800,000       $    3,794,789        1.75     1.57          NAP
   215         2               No            $    3,760,000       $    3,756,235        1.36     1.21          NAP
   216         1               No            $    3,750,000       $    3,746,352        1.83     1.35          NAP
   217         2               No            $    4,400,000       $    3,706,727        1.36     1.27          NAP
   218         2               No            $    4,250,000       $    3,700,075        1.47     1.40          NAP
   219         1               No            $    3,700,000       $    3,696,115        2.15     2.11          NAP
   220         1              Yes            $    2,175,000       $    2,163,489        1.38     1.26          NAP
   221         1              Yes            $    1,500,000       $    1,492,061        1.38     1.26          NAP
                               No            $    3,600,000       $    3,600,000        1.34     1.17          NAP
   222         1               No            $    1,568,317       $    1,568,317        1.34     1.17          NAP
   223         1               No            $    1,069,307       $    1,069,307        1.34     1.17          NAP
   224         1               No            $      962,376       $      962,376        1.34     1.17          NAP
   225         2               No            $    3,600,000       $    3,596,409        1.28     1.23          NAP
   226         2               No            $    3,525,000       $    3,521,826        1.34     1.21          NAP
   227         1               No            $    3,500,000       $    3,500,000        1.53     1.45         1.21
   228         1               No            $    3,500,000       $    3,470,296        1.73     1.54          NAP
   229         1               No            $    3,420,000       $    3,416,193        1.27     1.20          NAP
   230         1               No            $    3,433,000       $    3,399,116        1.51     1.34          NAP
   231         1               No            $    3,300,000       $    3,286,621        2.03     1.80          NAP
   232         1               No            $    3,250,000       $    3,246,946        1.23     1.20          NAP
   233         1               No            $    3,200,000       $    3,200,000        1.31     1.23          NAP
   234         1               No            $    3,200,000       $    3,194,583        1.39     1.24          NAP
   235         2               No            $    3,200,000       $    3,194,266        1.30     1.20          NAP
   236         1               No            $    3,150,000       $    3,146,906        1.40     1.28          NAP
   237         1               No            $    3,100,000       $    3,100,000        1.38     1.30          NAP
   238         1               No            $    3,100,000       $    3,096,890        1.35     1.24          NAP
   239         1               No            $    3,040,000       $    3,034,650        1.33     1.30          NAP
   240         1               No            $    3,000,000       $    3,000,000        1.89     1.81          NAP
   241         1               No            $    3,000,000       $    3,000,000        1.76     1.52          NAP
   242         2               No            $    3,000,000       $    2,992,529        1.33     1.27          NAP
   243         1               No            $    2,900,000       $    2,895,045        1.51     1.40          NAP
   244         1               No            $    2,850,000       $    2,850,000        1.75     1.61         1.35
   245         1               No            $    2,850,000       $    2,847,168        1.29     1.26          NAP
   246         2               No            $    2,840,000       $    2,840,000        1.59     1.44         1.16
   247         2               No            $    2,985,000       $    2,807,177        1.11     1.08          NAP
   248         2               No            $    2,800,000       $    2,800,000        1.55     1.47         1.24
   249         1               No            $    2,800,000       $    2,794,983        1.33     1.24          NAP
   250         2               No            $    3,100,000       $    2,776,395        1.40     1.32          NAP
   251         1               No            $    2,750,000       $    2,750,000        1.50     1.42          NAP
   252         1               No            $    2,678,000       $    2,675,329        1.27     1.22          NAP
   253         1               No            $    2,650,000       $    2,650,000        1.16     1.16          NAP
   254         1               No            $    2,625,000       $    2,621,235        1.30     1.25          NAP
   255         1               No            $    2,607,000       $    2,607,000        2.14     2.12          NAP
   256         1               No            $    2,600,000       $    2,600,000        1.85     1.60         1.35
   257         1               No            $    2,560,000       $    2,560,000        1.85     1.60         1.36
   258         1               No            $    2,570,000       $    2,559,683        1.32     1.23          NAP
   259         1               No            $    2,530,000       $    2,530,000        1.47     1.41         1.21
   260         1               No            $    2,500,000       $    2,500,000        1.39     1.37         1.15
   261         1               No            $    2,490,000       $    2,490,000        1.16     1.16          NAP
   262         1               No            $    2,490,000       $    2,485,488        1.58     1.42          NAP
   263         1               No            $    2,470,000       $    2,467,527        1.58     1.39          NAP
   264         1               No            $    2,445,000       $    2,445,000        1.16     1.16          NAP
   265         2               No            $    2,445,000       $    2,438,765        1.27     1.21          NAP
   266         2               No            $    3,070,000       $    2,424,681        1.68     1.56          NAP
   267         1               No            $    2,400,000       $    2,400,000        1.79     1.67          NAP
   268         1               No            $    2,400,000       $    2,397,771        1.42     1.40          NAP
   269         1               No            $    2,400,000       $    2,397,674        1.48     1.38          NAP
   270         1               No            $    2,381,000       $    2,378,612        1.34     1.26          NAP
   271         1               No            $    2,360,000       $    2,360,000        1.53     1.49         1.25
   272         2               No            $    2,350,000       $    2,345,635        1.25     1.16          NAP
   273         2               No            $    2,420,000       $    2,314,750        1.16     1.09          NAP
                               No            $    2,310,000       $    2,310,000        1.59     1.49         1.24
   274         2               No            $    1,659,966       $    1,659,966        1.59     1.49         1.24
   275         2               No            $      650,034       $      650,034        1.59     1.49         1.24
   276         1               No            $    2,300,000       $    2,297,715        1.65     1.60          NAP
   277         1               No            $    2,225,000       $    2,225,000        1.52     1.42         1.21
   278         1               No            $    2,180,000       $    2,180,000        1.41     1.26          NAP
   279         1               No            $    2,125,000       $    2,121,336        1.31     1.22          NAP
   280         1               No            $    2,100,000       $    2,098,038        1.26     1.18          NAP
   281         1               No            $    2,080,000       $    2,077,889        1.33     1.29          NAP
   282         1               No            $    2,075,000       $    2,067,953        1.30     1.24          NAP
   283         1               No            $    2,035,000       $    2,035,000        1.54     1.49         1.26
   284         1               No            $    2,000,000       $    2,000,000        1.56     1.48         1.26
   285         2               No            $    2,000,000       $    1,998,005        1.13     1.08          NAP
   286         1               No            $    2,000,000       $    1,994,545        1.52     1.41          NAP
   287         2               No            $    1,932,000       $    1,928,387        1.26     1.15          NAP
   288         1               No            $    1,900,000       $    1,898,180        1.27     1.21          NAP
   289         1               No            $    1,900,000       $    1,898,134        1.30     1.19          NAP
   290         1               No            $    1,900,000       $    1,898,112        1.32     1.27          NAP
   291         1               No            $    1,850,000       $    1,850,000        1.57     1.49          NAP
   292         2               No            $    1,820,000       $    1,820,000        1.54     1.43          NAP
   293         2               No            $    1,725,000       $    1,725,000        1.32     1.14          NAP
   294         2               No            $    1,710,000       $    1,710,000        1.53     1.43         1.20
   295         1               No            $    1,700,000       $    1,700,000        1.66     1.58          NAP
   296         1               No            $    1,640,000       $    1,638,404        1.32     1.23          NAP
   297         1               No            $    1,560,000       $    1,557,407        1.30     1.20          NAP
   298         1               No            $    1,550,000       $    1,548,445        1.36     1.21          NAP
   299         1               No            $    1,538,441       $    1,533,498        1.41     1.35          NAP
   300         1               No            $    1,500,000       $    1,500,000        2.19     2.04         1.74
   301         1               No            $    1,500,000       $    1,498,620        1.88     1.72          NAP
   302         1               No            $    1,500,000       $    1,498,599        1.81     1.73          NAP
   303         1               No            $    1,500,000       $    1,498,507        1.43     1.22          NAP
   304         1               No            $    1,500,000       $    1,498,495        1.43     1.37          NAP
   305         1               No            $    1,470,000       $    1,467,483        1.30     1.22          NAP
   306         1               No            $    1,450,000       $    1,447,607        1.44     1.28          NAP
   307         1               No            $    1,375,000       $    1,375,000        1.45     1.37         1.16
   308         1               No            $    1,360,000       $    1,358,763        1.35     1.29          NAP
                               No            $    1,280,000       $    1,280,000        1.49     1.42         1.24
   309         1               No            $      643,975       $      643,975        1.49     1.42         1.24
   310         1               No            $      636,025       $      636,025        1.49     1.42         1.24
   311         2               No            $    1,250,000       $    1,248,784        1.30     1.20          NAP
   312         1               No            $    1,240,000       $    1,237,930        1.29     1.21          NAP
   313         1               No            $    1,225,000       $    1,223,364        1.45     1.25          NAP
   314         1               No            $    1,136,000       $    1,134,989        1.27     1.22          NAP
   315         1               No            $    1,125,000       $    1,125,000        1.58     1.48          NAP
   316         2               No            $    1,025,000       $    1,024,010        1.42     1.37          NAP
   317         1               No            $    1,009,222       $    1,009,222        1.34     1.27          NAP
   318         1               No            $      950,000       $      950,000        1.51     1.41          NAP

TOTALS AND WEIGHTED AVERAGES:                $2,745,034,180       $2,730,307,529        1.67X    1.55X        1.48X

                                                    BALLOON
                                      CUT-OFF DATE    LTV
                                          LTV       WITHOUT
MORTGAGE       CUT-OFF DATE  BALLOON   WITHOUT TAX    TAX
LOAN NO.          LTV(4)      LTV(4)   CREDITS(4)   CREDITS(4)  STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

                   52.5%      52.5%        NAP          NAP
     1             52.5%      52.5%        NAP          NAP     1310 - 1380 Kifer Road
     2             52.5%      52.5%        NAP          NAP     Zephyr Ave., Crocker Ave., Huntwood Ave., and Santana St.
     3             52.5%      52.5%        NAP          NAP     915-925, 1035, 1135 and 1285 Walsh Avenue
     4             52.5%      52.5%        NAP          NAP     30746 Wiegman Road
     5             52.5%      52.5%        NAP          NAP     41460-84, 41444-58, 41638-98, 41728-86 Christy Street
     6             52.5%      52.5%        NAP          NAP     1510-1568 Montague Expressway
     7             52.5%      52.5%        NAP          NAP     Milmont Drive and Dixon Landing Road
     8             52.5%      52.5%        NAP          NAP     3832 Bay Center Place, 3847-3857 Breakwater Ave.,
                                                                 3848-3858 Bay Center Place, 3860-3880 Bay Center Place
     9             52.5%      52.5%        NAP          NAP     San Louis Obispo Ave., Whipple Rd., Medallion Dr., and Huntwood Ave.
    10             52.5%      52.5%        NAP          NAP     7303-7307 Edgewater Drive
    11             52.5%      52.5%        NAP          NAP     721-741 Charcot Avenue, 2023-2035 O'Toole Ave.,
                                                                 2142-2158 Paragon Drive, 2170-2190 Paragon Drive
    12             52.5%      52.5%        NAP          NAP     21001-21005 Cabot Boulevard
    13             52.5%      52.5%        NAP          NAP     3825 Bay Center Place, 25531-25565 Whitesell Street
    14             52.5%      52.5%        NAP          NAP     2901-2949 Bayview Drive and 48000-48016 Fremont Boulevard
    15             52.5%      52.5%        NAP          NAP     1710 Little Orchard Street
    16             52.5%      52.5%        NAP          NAP     931 Cadillac Court
    17             52.5%      52.5%        NAP          NAP     45101 Industrial Drive
    18             52.5%      52.5%        NAP          NAP     1021 & 1101 Cadillac Court
    19             52.5%      52.5%        NAP          NAP     26235-26269 Research Place
    20             52.5%      52.5%        NAP          NAP     1431-1479 Doolittle Drive
    21             52.5%      52.5%        NAP          NAP     3875 Bay Center Place
    22             52.5%      52.5%        NAP          NAP     1161-1181 Cadillac Court
    23             52.5%      52.5%        NAP          NAP     26250-26260 Eden Landing Ave.,3556-3566 Investment Road, 3551-3556
                                                                 Arden Road, 3582-3588 Arden Road, 3450-3550 Arden Road
    24             52.5%      52.5%        NAP          NAP     1123-1141 Cadillac Court
    25             45.0%      45.0%        NAP          NAP     1245 Worcester Street
    26             79.7%      79.7%        NAP          NAP     301 Grant Street
    27             77.1%      72.1%        NAP          NAP     6100 North River Road
    28             40.5%      40.5%        NAP          NAP     75 Park Place
    29             63.1%      63.1%        NAP          NAP     1804 North Quinn Street
    30             79.2%      74.2%        NAP          NAP     100 Mulberry Street
    31             78.1%      78.1%        NAP          NAP     401 N. Washington Street
    32             73.1%      68.1%        NAP          NAP     18851 NE 29th Avenue
    33             73.4%      73.4%        NAP          NAP     65, 75, 77 Prospect Street
    34             67.2%      57.0%        NAP          NAP     140 L Street SE
    35             54.3%      54.3%        NAP          NAP     1700 Broadway
    36             77.1%      68.1%        NAP          NAP     3619 Kingstate Dr
    37             77.1%      68.1%        NAP          NAP     2856 Kimball Avenue
    38             64.8%      64.8%        NAP          NAP     1900 East Lake Avenue
    39             73.8%      73.8%        NAP          NAP     521, 599 & 605 Lake Kathy Drive
    40             72.4%      68.1%        NAP          NAP     10333 - 10585 Meridian Street
    41             79.5%      74.2%        NAP          NAP     N19 W24200/W24400 Riverwood Drive
    42             78.7%      71.0%        NAP          NAP     5999 Bear Creek Drive
                   79.4%      71.6%        NAP          NAP
    43             79.4%      71.6%        NAP          NAP     8085 Rivers Avenue
    44             79.4%      71.6%        NAP          NAP     5301 West 5th Street
    45             79.4%      71.6%        NAP          NAP     5540 Broadway Avenue
    46             79.4%      71.6%        NAP          NAP     3440 Symmes Road
    47             79.4%      71.6%        NAP          NAP     25 Enterprise Drive
    48             72.9%      61.5%        NAP          NAP     321 West Bay Street
    49             72.6%      65.3%        NAP          NAP     2735 Westminster Circle
    50             67.2%      67.2%        NAP          NAP     4126-4280 Woodruff Avenue
    51             62.5%      56.2%        NAP          NAP     1 Westbrook Drive
                   73.7%      63.4%        NAP          NAP
    52             73.7%      63.4%        NAP          NAP     211 West Main Street
    53             73.7%      63.4%        NAP          NAP     4810 Auto Center Boulevard
    54             73.7%      63.4%        NAP          NAP     2901 Bridgeport Way
    55             73.7%      63.4%        NAP          NAP     1120 North Edison Street
    56             73.7%      63.4%        NAP          NAP     503-511 West Heron Street
    57             73.7%      63.4%        NAP          NAP     132 South Spokane Street
    58             73.0%      61.4%        NAP          NAP     1970 Main Street & 1975 Ringling Blvd
    59             69.8%      62.0%        NAP          NAP     18011, 18010, 18030, 18095 and 18090 Newhope Street
    60             71.4%      64.1%        NAP          NAP     325 Chestnut Street
    61             67.2%      61.0%        NAP          NAP     1101 East River Ridge Parkway
    62             67.7%      60.8%        NAP          NAP     1330, 1344-1378 N. Moorpark Road
    63             64.9%      58.7%        NAP          NAP     1020 Wabash Street
    64             76.0%      76.0%        NAP          NAP     1028 Hill Road North
    65             76.3%      71.6%        NAP          NAP     3000 North Tamiami Trail
    66             79.5%      71.6%        NAP          NAP     19450 Deerfield Avenue
    67             80.0%      72.2%        NAP          NAP     7632 South Stewart Avenue, 7600 South
                                                                 Stewart Avenue, 7620 South Stewart Avenue,
                                                                7121 South Harvard Avenue,
                                                                8053-61 South Cottage Grove Avenue,
                                                                8044-8054 South Ingleside Avenue,
                                                                7922 South Muskegon Avenue, 6656 - 58 South Sacramento
    68             75.0%      70.4%        NAP          NAP     11500 Northlake Drive
    69             65.9%      56.6%        NAP          NAP     400 West Avenue
    70             69.3%      53.3%        NAP          NAP     5210 Oaklawn Boulevard
    71             64.6%      55.1%        NAP          NAP     120 N. San Gabriel Boulevard
    72             64.6%      55.1%        NAP          NAP     102 N. San Gabriel Boulevard
    73             73.6%      69.0%        NAP          NAP     505 Riverbend Parkway
    74             77.9%      68.8%        NAP          NAP     310 East 4500 South
    75             65.2%      55.2%        NAP          NAP     650 Rosewood Drive
    76             79.0%      68.1%        NAP          NAP     305 West Baker Road
    77             71.8%      67.1%        NAP          NAP     3300 Coffey Lane
    78             79.6%      74.4%        NAP          NAP     2382 Germantown Parkway
    79             80.0%      72.1%        NAP          NAP     880 Technology Drive
    80             59.3%      50.7%        NAP          NAP     15300 Ventura Boulevard
    81             59.1%      38.5%        NAP          NAP     601 Sand Creek Road
    82             65.5%      61.1%        NAP          NAP     2712 Loker Avenue West
    83             71.4%      60.0%        NAP          NAP     512 South Mangum Street
                   78.9%      71.7%        NAP          NAP
    84             78.9%      71.7%        NAP          NAP     1717 Midwestern Parkway
    85             78.9%      71.7%        NAP          NAP     4811 Likens Avenue
    86             78.9%      71.7%        NAP          NAP     4800 Fairway Boulevard
    87             75.5%      63.9%        NAP          NAP     2415-2445 75th Street
    88             80.0%      80.0%        NAP          NAP     4816 S. Laburnum Avenue
    89             75.7%      71.1%        NAP          NAP     600 - 650 South Grand Avenue
    90             78.5%      67.3%        NAP          NAP     600 Health Park Blvd.
    91             80.0%      71.7%        NAP          NAP     1375 Companion Court
    92             74.7%      62.6%        NAP          NAP     1820 Fruitville Pike
                   57.6%      51.9%        NAP          NAP
    93             57.6%      51.9%        NAP          NAP     4191 Cleveland Ave.
    94             57.6%      51.9%        NAP          NAP     3130-3172 1st Ave.
    95             57.6%      51.9%        NAP          NAP     1455 Missouri St.
    96             57.6%      51.9%        NAP          NAP     951 Agate St.
    97             57.6%      51.9%        NAP          NAP      1730-36 Thomas Ave.
    98             57.6%      51.9%        NAP          NAP     4971-79 W. Point Loma Blvd.
    99             57.6%      51.9%        NAP          NAP      3927 - 33 4th Ave.
    100            65.8%      55.5%        NAP          NAP     150 Nicolet Road
    101            66.3%      56.2%        NAP          NAP     441 Park West Drive
    102            72.6%      67.9%        NAP          NAP     18718-18744 Amar Road
    103            73.5%      68.8%        NAP          NAP     7540 Orangethorpe Avenue
    104            79.9%      68.8%        NAP          NAP     11353 North Tazwell Drive
    105            77.7%      67.0%        NAP          NAP     4101 Nasa Parkway
                   76.7%      65.9%        NAP          NAP
    106            76.7%      65.9%        NAP          NAP     321 Directory Drive
    107            76.7%      65.9%        NAP          NAP     777 Laver Road
    108            78.3%      67.5%        NAP          NAP     400 Timbercreek Drive
    109            71.7%      55.7%        NAP          NAP     4901 Old Shepard Place
    110            78.8%      69.7%        NAP          NAP     1685 Congress Street
    111            78.8%      69.7%        NAP          NAP     515 W Columbia Street
    112            57.7%      45.6%        NAP          NAP     3959 NW 79th Avenue
    113            75.5%      70.7%        NAP          NAP     136 Heber Avenue
    114            52.6%      52.6%        NAP          NAP     2140 Lincoln Park West
    115            79.9%      69.8%        NAP          NAP     5018 LeMans Drive
    116            77.3%      66.7%        NAP          NAP     18100 Nassau Bay Drive
    117            38.7%      34.4%      38.7%        34.4%     3000 Congress Park Dr
    118            57.6%      45.3%      57.6%        45.3%     5801 Bridgewater Dr
    119            75.9%      65.5%        NAP          NAP     2625 Community Drive
    120            80.1%      67.9%        NAP          NAP     44918-44978 Ford Road
    121            77.3%      68.5%        NAP          NAP     7402 Hodgson Memorial Drive
    122            70.0%      55.3%        NAP          NAP     120 Camaron Street
    123            54.5%      43.2%        NAP          NAP     16890 Warwick Blvd
    124            42.9%      33.5%      46.8%        36.5%     28600 Pebble Creek Pkwy
    125            76.1%      67.9%        NAP          NAP     1415 Broadway
    126            33.0%      25.3%        NAP          NAP     140 South Lake Avenue
    127            72.9%      57.5%        NAP          NAP     5032 Market Street
    128            69.9%      59.4%        NAP          NAP     2600 East Bidwell Street
    129            78.3%      74.3%        NAP          NAP     10-18 Brainerd Road
    130            48.0%      39.7%      64.2%        53.0%     6885 20th Street
    131            48.0%      39.7%      64.2%        53.0%     6885 20th Street
    132            66.1%      56.4%        NAP          NAP     7209 International Drive
    133            44.4%      39.9%      57.6%        51.7%     8350 East Yale Avenue
    134            74.4%      63.9%        NAP          NAP     2935 Van Vactor Drive
    135            80.1%      70.9%        NAP          NAP     10 Falcon Crest Drive
    136            62.6%      56.6%        NAP          NAP     3993 S. McCarran Blvd.
    137            69.8%      65.6%        NAP          NAP     240-250 West Indiantown Road
    138            66.3%      58.9%        NAP          NAP     2480 - 2526 Mount Vernon Road
    139            76.5%      71.9%        NAP          NAP     4801 North Hills Boulevard
    140            79.8%      79.8%        NAP          NAP     123 Grandview Boulevard
    141            51.9%      40.3%        NAP          NAP     7380 Murrell Road
    142            79.8%      68.0%        NAP          NAP     1706 Roosevelt Drive; 606-628 Minden Street;
                                                                301 East Reynolds Drive;
                                                                106 South Homer Street; 3000-3021 Minden Street
    143            55.7%      47.1%        NAP          NAP     1450 Golf Road and 1635-69 Algonquin Road
    144            53.1%      42.1%        NAP          NAP     943 J. Clyde Morris Blvd
    145            79.7%      74.9%        NAP          NAP     11550 Common Oaks Drive
    146            79.9%      71.8%        NAP          NAP     2510 Walmer Avenue
    147            47.9%      36.9%      52.0%        40.1%     3802 E Baseline Rd
    148            63.5%      54.0%        NAP          NAP     10521-10565 Dale Avenue
    149            71.6%      64.8%        NAP          NAP     940 E. Blanco Road
    150            80.0%      80.0%        NAP          NAP     114 Willow Trace Circle
    151            78.5%      73.6%        NAP          NAP     4087 State Street
    152            64.0%      55.7%        NAP          NAP     229 West General Screven Way
    153            68.5%      57.8%        NAP          NAP     1516 North Orleans Street
    154            78.6%      66.4%        NAP          NAP     73-550 Dinah Shore Drive
    155            38.8%      30.5%      39.6%        31.1%     5301 Commander Drive
    156            38.5%      29.7%      43.8%        33.8%     161 Clubhouse Dr
    157            70.0%      63.3%        NAP          NAP     5924 & 5930 Stockton Boulevard
    158            80.0%      74.8%        NAP          NAP     2040 North 1st Avenue
    159            69.7%      55.2%        NAP          NAP     1645 E. Plaza Boulevard
    160            76.4%      76.4%        NAP          NAP     1850 Yellowstone Court
    161            79.6%      79.6%        NAP          NAP     1305 West Karcher Road
    162            67.1%      61.0%        NAP          NAP     651 East Travis Boulevard
    163            68.7%      62.6%        NAP          NAP     2695 Route 112
    164            48.0%      38.1%        NAP          NAP     950 J. Clyde Morris Blvd
    165            72.1%      67.5%        NAP          NAP     210-220 Imi Kala Street
    166            35.3%      28.1%      35.3%        28.1%     100 Ospreys Landing
    167            40.1%      30.7%      60.2%        46.2%     132-334 West Gilbert Street
    168            79.7%      71.9%        NAP          NAP     6717-6775 Commerce Court Drive
    169            73.3%      62.3%        NAP          NAP     1 Hammock Beach Parkway
    170            79.4%      72.1%        NAP          NAP     4460 Washington Road
    171            76.9%      68.2%        NAP          NAP     500 Highway 199 E
    172            45.3%      19.3%      45.3%        19.3%     505 Harris Trail Rd
    173            67.6%      60.1%        NAP          NAP     2024 Buck Lane
    174            69.7%      60.8%        NAP          NAP     8235 North Silverbell Road
    175            69.6%      63.1%        NAP          NAP     701 South Kings Highway
    176            74.9%      64.4%        NAP          NAP     4711 Walnut Road
    177            68.4%      58.3%        NAP          NAP     4107-4131 Genesee Street
    178            67.5%      53.8%        NAP          NAP     603 North Marine Boulevard
                   72.6%      61.8%        NAP          NAP
    179            72.6%      61.8%        NAP          NAP     3213 & 3405 Bart Conner Drive.
    180            72.6%      61.8%        NAP          NAP     1900 Veteran's Boulevard (Hwy 142)
    181            76.3%      71.2%        NAP          NAP     5688 West Broad Street
    182            44.8%      35.3%      47.7%        37.6%     300 Palmetto Park Boulevard
    183            44.8%      35.3%      47.7%        37.6%     300 Palmetto Park Boulevard
    184            77.4%      65.6%        NAP          NAP     4911, 5019, 5133  North Executive Drive, 901 West Glen Avenue
    185            58.7%      52.1%      58.7%        52.1%     1747 Capital Circle Northeast
    186            57.3%      45.8%        NAP          NAP     5219 Page Rd
    187            69.9%      55.2%        NAP          NAP     5800 Peachtree Industrial Boulevard
    188            78.1%      66.2%        NAP          NAP     1065 Blanding Boulevard
    189            75.0%      67.2%        NAP          NAP     3480 Hutton Street
    190            79.3%      71.2%        NAP          NAP     5544 Greenwich Road
    191            75.2%      63.6%        NAP          NAP     1235 Carrollton Terrace
    192            40.3%      29.2%      51.2%        37.0%     1100 Rabbit Run Circle
    193            69.4%      54.5%        NAP          NAP     1002 South Laredo Street
    194            67.4%      53.4%      67.4%        53.4%     900 Nw 79Th Terrace
    195            79.2%      71.6%        NAP          NAP     8204 Wooster Pike
    196            79.9%      68.1%        NAP          NAP     12-21 Crestwood Drive
    197            54.4%      46.5%        NAP          NAP     10535 Jones Road
    198            64.5%      60.3%        NAP          NAP     18432-18452 Yorba Linda Boulevard
    199            70.0%      59.1%        NAP          NAP     3120 Airway Avenue
    200            58.8%      55.2%        NAP          NAP     136 West Canon Perdido Street
    201            69.1%      58.5%        NAP          NAP     2333 Pacific Avenue
    202            73.3%      65.0%        NAP          NAP     1725 Rosser Avenue and 400 Tiffany Drive
    203            74.4%      63.1%        NAP          NAP     1803 Knight Avenue
    204            74.0%      69.6%        NAP          NAP     10231, 10241, 10251, & 10261 Metro Parkway
    205            78.4%      66.6%        NAP          NAP     101 West 69th Street
    206            47.4%      37.1%      47.4%        37.1%     1950 N Point Blvd
    207            47.3%      42.1%      47.7%        42.4%     1305 Indian River Blvd
    208            62.3%      49.4%        NAP          NAP     1985 North Expressway 83
    209            65.5%      55.6%        NAP          NAP     1024 US Highway 80
                   79.3%      67.5%        NAP          NAP
    210            79.3%      67.5%        NAP          NAP     Route 106 & 140 (Perkins Rd./Rhodes Dr.)
    211            79.3%      67.5%        NAP          NAP     382 Route 9
    212            79.3%      67.5%        NAP          NAP     17 Felker Street
    213            79.3%      67.5%        NAP          NAP     115 Kearsarge Mountain Rd.
    214            60.2%      47.4%        NAP          NAP     1565 North Dixie Highway
    215            80.6%      68.5%        NAP          NAP     1919, 1923, 1927, 1935 Miller Street
    216            60.4%      51.6%        NAP          NAP     400 East Broadway Avenue
    217            43.2%      12.9%      43.2%        12.9%     1700 Ravenwood Cir
    218            47.9%      20.2%      48.5%        20.5%     6850 Arbor Lake Dr
    219            44.1%      37.2%        NAP          NAP     1650 West Irving Park
    220            74.6%      58.7%        NAP          NAP     200 Woodport Road
    221            74.6%      58.7%        NAP          NAP     88 Orchard Road
                   71.3%      55.8%        NAP          NAP
    222            71.3%      55.8%        NAP          NAP     5107 Warden Road
    223            71.3%      55.8%        NAP          NAP     8000 Highway 107
    224            71.3%      55.8%        NAP          NAP     4501 Fairway Avenue
    225            79.0%      67.2%        NAP          NAP     3726 Cleveland Heights Boulevard
    226            69.7%      60.2%        NAP          NAP     1910 Skidaway Road
    227            63.6%      59.5%        NAP          NAP     486-490 First Street
    228            69.4%      55.6%        NAP          NAP     15 Valley West Road
    229            71.2%      59.5%        NAP          NAP     1100 Charles Lane
    230            62.9%      29.2%        NAP          NAP     1835 Sniders Highway
    231            43.2%      28.9%        NAP          NAP     6154 SW Hwy 200
    232            78.1%      67.0%        NAP          NAP     809 Florida St
    233            63.4%      41.6%        NAP          NAP     2420 North Salisbury Boulevard
    234            79.9%      68.7%        NAP          NAP     210 Wesst Capitol Drive
    235            73.6%      62.8%        NAP          NAP     5845 Ridgewood Road
    236            74.0%      63.1%        NAP          NAP     3901 Miller Road
    237            72.9%      63.1%        NAP          NAP     925 W Central Entrance
    238            79.0%      67.1%        NAP          NAP     720 Old Clemson Road
    239            70.6%      60.4%        NAP          NAP     2355 Brunner Lane SE
    240            55.4%      55.4%        NAP          NAP     1776 Constitution Circle
    241            68.2%      53.2%        NAP          NAP     6420 Cracker Barrel Drive
    242            74.8%      64.8%        NAP          NAP     150 Dupree Road
    243            56.8%      48.7%        NAP          NAP     3555 West Van Buren Street
    244            74.4%      67.2%        NAP          NAP     4995 Varsity Drive
    245            77.6%      66.0%        NAP          NAP     3437 East Baseline Street
    246            80.0%      72.8%        NAP          NAP     1105 SW 74th St.
    247            52.9%      44.5%      68.9%        58.0%     1500 North 74Th Street
    248            72.7%      64.5%        NAP          NAP     320 West 11th Street
    249            71.3%      60.9%        NAP          NAP     3110 Durango Road
    250            48.4%      34.1%      53.2%        37.5%     3950 E Service Rd
    251            73.5%      62.4%        NAP          NAP     620 Quintard Drive
    252            69.5%      59.1%        NAP          NAP     244 Mercer Junction Road
    253            73.0%      61.9%        NAP          NAP     1212 Maple Avenue
    254            65.5%      51.0%        NAP          NAP     8608 Citrus Park Drive
    255            49.1%      49.1%        NAP          NAP     14625 North Gray Road
    256            72.2%      65.2%        NAP          NAP     6870 Grand Haven Road
    257            80.0%      72.4%        NAP          NAP     16300 - 16350 West Glendale Drive
    258            75.7%      65.6%        NAP          NAP     1000 Towne Center Boulevard
    259            75.4%      67.4%        NAP          NAP     8278 West Lake Pleasant Parkway
    260            73.5%      66.5%        NAP          NAP     2145 Old Middlefield Way
    261            73.2%      62.1%        NAP          NAP     175 East Fourth Street
    262            69.5%      59.3%        NAP          NAP     324 Park Plaza Drive
    263            69.3%      58.9%        NAP          NAP     90 MacCorkle Avenue, SW
    264            73.0%      61.9%        NAP          NAP     392 North Street
    265            77.4%      61.1%        NAP          NAP     56-59-61 Airport Boulevard
    266            36.1%       0.4%      36.1%         0.4%     240 Martin Rd Sw
    267            48.0%      40.9%        NAP          NAP     2500 Columbia Pike
    268            52.7%      45.3%        NAP          NAP     2869 Wilshire Drive
    269            63.5%      54.2%        NAP          NAP     109 River Landing Drive
    270            72.5%      61.6%        NAP          NAP     8620 Spring Cypress
    271            78.7%      69.6%        NAP          NAP     29620 IH-10 W
    272            79.1%      71.6%        NAP          NAP     105 Heritage Riverwood Drive
    273            24.8%      20.6%      56.1%        46.5%     2425 North Dodge Boulevard
                   54.7%      49.3%        NAP          NAP
    274            54.7%      49.3%        NAP          NAP     3670-3680 Park Blvd.
    275            54.7%      49.3%        NAP          NAP     3602-3608 Park Blvd.
    276            57.3%      48.7%        NAP          NAP     21303 Mountain Highway
    277            74.2%      64.9%        NAP          NAP     1144 Houston Levee Road North
    278            74.7%      57.5%        NAP          NAP     26901 Cannon Road
    279            70.7%      60.7%        NAP          NAP     950 Celebration Blvd
    280            74.9%      64.3%        NAP          NAP     220 Crestway Drive
    281            74.2%      62.9%        NAP          NAP     3601 West Stan Schlueter Loop
    282            58.0%      50.0%        NAP          NAP     1890 South Walnut Avenue
    283            65.6%      58.3%        NAP          NAP     137 S.Main Street
    284            66.7%      59.3%        NAP          NAP     2721 South Ellsworth Road
    285            71.4%      60.7%        NAP          NAP     541 New York Drive
    286            75.3%      64.5%        NAP          NAP     17036 Kenton Drive
    287            46.2%      33.5%      86.4%        62.6%     10009 West 83Rd Terrace
    288            78.1%      66.8%        NAP          NAP     607 Park Avenue
    289            73.0%      62.2%        NAP          NAP     1720, 1750, 1770 Old Springhouse Lane
    290            75.9%      64.6%        NAP          NAP     2330 NW. Campus Drive
    291            67.9%      67.9%        NAP          NAP     6035 Bakers Ferry Road
    292            80.0%      62.8%        NAP          NAP     2944-2974 Grand Island Blvd. & 2454-2462 Baseline Roa
    293            68.2%      58.4%        NAP          NAP     1425 East 6th Street
    294            77.7%      68.9%        NAP          NAP     6509 University Avenue
    295            68.0%      68.0%        NAP          NAP     6124 Hickory Flat Highway
    296            78.0%      66.6%        NAP          NAP     3203 Freedom Boulevard
    297            75.6%      65.1%        NAP          NAP     71 Veterans Highway N
    298            65.3%      55.5%        NAP          NAP     3101 & 3105 American Legion Road
    299            56.8%      49.2%        NAP          NAP     275 North Reynoldsburg-New Albany Road
    300            44.6%      40.5%        NAP          NAP     14213 7th Street
    301            54.0%      46.5%        NAP          NAP     3836 Washington Road
    302            37.5%      32.2%        NAP          NAP     3167 Van Buren Boulevard
    303            76.8%      65.4%        NAP          NAP     501 South Main Street
    304            71.4%      60.6%        NAP          NAP     8670 Thompson Drive
    305            75.3%      64.6%        NAP          NAP     3675 Southwind Park Drive
    306            61.6%      58.1%        NAP          NAP     5500 Forest PL
    307            67.1%      63.0%        NAP          NAP     1320 Caldwell Boulevard
    308            75.5%      65.1%        NAP          NAP     1215 South Country Club Drive
                   79.5%      70.1%        NAP          NAP
    309            79.5%      70.1%        NAP          NAP     3308 N Highland Avenue
    310            79.5%      70.1%        NAP          NAP     2270 Old Russellville Pike
    311            78.0%      66.6%        NAP          NAP     5321-5333 S. Main Street
    312            77.9%      67.0%        NAP          NAP     2750 West Main Street
    313            72.0%      56.9%        NAP          NAP     11930-11950 Starcrest Drive
    314            79.4%      74.9%        NAP          NAP     200 Industrial Dr
    315            67.6%      57.4%        NAP          NAP     1402 East Milam Street
    316            68.3%      58.3%        NAP          NAP     201 North Wilson Road
    317            74.8%      64.0%        NAP          NAP     4336 Virginia Beach Boulevard
    318            57.2%      48.7%        NAP          NAP     1222 NW Madras HWY
TOTALS AND
WEIGHTED
AVERAGES:          65.9%      60.5%

MORTGAGE
LOAN NO.         CITY        STATE             ZIP CODE                     PROPERTY TYPE
---------------------------------------------------------------------------------------------------

     1    Sunnyvale            CA               94086              Industrial
     2    Hayward              CA               94544              Industrial
     3    Santa Clara          CA               95050              Industrial
     4    Hayward              CA               94544              Industrial
     5    Fremont              CA               94538              Industrial
     6    San Jose             CA               95131              Industrial
     7    Milpitas             CA               95035              Industrial
     8    Hayward              CA               94544              Industrial
     9    Hayward              CA               94544              Industrial
    10    Oakland              CA               94621              Industrial
    11    San Jose             CA               95131              Industrial
    12    Hayward              CA               94545              Industrial
    13    Hayward              CA               94544              Industrial
    14    Fremont              CA               94538              Industrial
    15    San Jose             CA               95125              Industrial
    16    Milpitas             CA               95035              Industrial
    17    Fremont              CA               94538              Industrial
    18    Milpitas             CA               95035              Industrial
    19    Hayward              CA               94545              Industrial
    20    San Leandro          CA               94577              Industrial
    21    Hayward              CA               94545              Industrial
    22    Milpitas             CA               95035              Industrial
    23    Hayward              CA               94545              Industrial
    24    Milpitas             CA               95035              Industrial
    25    Natick               MA               01760              Retail
    26    Pittsburgh           PA               15219              Office
    27    Rosemont             IL               60018              Hospitality
    28    New York City        NY               10007              Office
    29    Rosslyn              VA               22209              Multifamily
    30    Newark               NJ               07102              Office
    31    Rockville            MD               20850              Office
    32    Aventura             FL               33180              Office
    33    Stamford             CT               06091              Multifamily
    34    Washington           DC               20003              Hospitality
    35    Denver               CO               80202              Office
    36    Memphis              TN               38116              Multifamily
    37    Memphis              TN               38116              Multifamily
    38    Glenview             IL               60025              Office
    39    Brandon              FL               33510              Office
    40    Carmel               IN               46290              Office
    41    Pewaukee             WI               53188              Office
    42    Bedford Heights      OH               44146              Multifamily

    43    North Charleston     SC               29406              Office
    44    Jacksonville         FL               32254              Industrial
    45    Jacksonville         FL               32254              Industrial
    46    Hamilton             OH               45015              Industrial
    47    Hamilton             OH               45015              Industrial
    48    Savannah             GA               31401              Hospitality
    49    Allison Park         PA               15101              Multifamily
    50    Lakewood             CA               90713              Retail
    51    Woolwich Township    NJ               08085              Multifamily

    52    Puyallup             WA               98371              Office
    53    Bremerton            WA               98312              Office
    54    University Place     WA               98466              Office
    55    Kennewick            WA               99336              Office
    56    Aberdeen             WA               98520              Office
    57    Seattle              WA               98134              Office
    58    Sarasota             FL               34236              Mixed Use
    59    Fountain Valley      CA               92708              Retail
    60    Philadelphia         PA               19106              Mixed Use
    61    San Marcos           TX               78666              Multifamily
    62    Thousand Oaks        CA               91360              Retail
    63    Fort Collins         CO               80526              Multifamily
    64    Pickerington         OH               43147              Retail
    65    North Fort Myers     FL               33903              Manufactured Housing Community
    66    Lansdowne            VA               20176              Office
    67    Chicago              IL   60620/60621/60619/60617/60629  Multifamily
    68    Cincinnati           OH               45249              Office
    69    Rochester            NY               10019              Mixed Use
    70    Hopewell             VA               23860              Retail
    71    San Gabriel          CA               91775              Retail
    72    San Gabriel          CA               91775              Retail
    73    Athens               GA               30605              Multifamily
    74    Salt Lake City       UT               84107              Office
    75    Columbia             SC               29201              Industrial
    76    Baytown              TX               77521              Multifamily
    77    Santa Rosa           CA               95403              Industrial
    78    Memphis              TN               38016              Retail
    79    Ann Arbor            MI               48108              Office
    80    Los Angeles          CA               91403              Office
    81    Albany               NY               12205              Multifamily
    82    Carlsbad             CA               92008              Retail
    83    Durham               NC               27701              Office

    84    Wichita Falls        TX               76302              Multifamily
    85    Wichita Falls        TX               76308              Multifamily
    86    Wichita Falls        TX               76308              Multifamily
    87    Darien               IL               60561              Retail
    88    Richmond             VA               23231              Retail
    89    Santa Ana            CA               92705              Office
    90    Grand Blanc          MI               48439              Office
    91    Sumter               SC               29150              Multifamily
    92    Manheim Township     PA               17601              Office

    93    San Diego            CA               92103              Multifamily
    94    San Diego            CA               92103              Multifamily
    95    San Diego            CA               92109              Multifamily
    96    San Diego            CA               92109              Multifamily
    97    San Diego            CA               92109              Multifamily
    98    San Diego            CA               92107              Multifamily
    99    San Diego            CA               92103              Multifamily
   100    Grand Chute          WI               54914              Hospitality
   101    Augusta              GA               30813              Hospitality
   102    Walnut               CA               91789              Retail
   103    Buena Park           CA               90621              Retail
   104    Louisville           KY               40241              Multifamily
   105    Seabrook             TX               77586              Multifamily

   106    Columbus             OH               43213              Multifamily
   107    Mansfield            OH               44905              Multifamily
   108    Clute                TX               77531              Multifamily
   109    Plano                TX               75093              Hospitality
   110    Portland             ME               04102              Office
   111    Evansville           IN               47710              Office
   112    Miami                FL               33166              Hospitality
   113    Park City            UT               84060              Mixed Use
   114    Chicago              IL               60614              Multifamily
   115    Indianapolis         IN               46205              Multifamily
   116    Nassau Bay           TX               77058              Multifamily
   117    Lake Worth           FL               33461              Multifamily
   118    Clarkston            MI               48346              Multifamily
   119    Dallas               TX               75220              Multifamily
   120    Canton Township      MI               48187              Retail
   121    Savannah             GA               31406              Office
   122    San Antonio          TX               78205              Hospitality
   123    Newport News         VA               23603              Hospitality
   124    Southfield           MI               48034              Multifamily
   125    Alameda              CA               94501              Mixed Use
   126    Pasadena             CA               91101              Retail
   127    Wilmington           NC               28405              Hospitality
   128    Folsom               CA               95630              Office
   129    Boston               MA               02134              Multifamily
   130    Vero Beach           FL               32966              Multifamily
   131    Vero Beach           FL               32966              Multifamily
   132    Orlando              FL               32819              Retail
   133    Denver               CO               80231              Multifamily
   134    Plymouth             IN               46563              Industrial
   135    Greenville           SC               29607              Office
   136    Reno                 NV               89502              Retail
   137    Jupiter              FL               33458              Retail
   138    Dunwoody             GA               30338              Retail
   139    North Little Rock    AR               72116              Multifamily
   140    Madison              MS               39110              Retail
   141    Melbourne            FL               32940              Office
   142    Ruston               LA               71270              Multifamily
   143    Rolling Meadows      IL               60008              Retail
   144    Newport News         VA               23601              Hospitality
   145    Raleigh              NC               27614              Office
   146    Norfolk              VA               23513              Office
   147    Phoenix              AZ               85040              Multifamily
   148    Stanton              CA               90680              Industrial
   149    Salinas              CA               93901              Self Storage
   150    Clemmons             NC               27012              Multifamily
   151    Santa Barbara        CA               93110              Self Storage
   152    Hinesville           GA               31313              Retail
   153    Chicago              IL               60610              Self Storage
   154    Palm Desert          CA               92211              Industrial
   155    Orlando              FL               32822              Multifamily
   156    Poughkeepsie         NY               12603              Multifamily
   157    Sacramento           CA               95824              Retail
   158    Tucson               AZ               85719              Multifamily
   159    National City        CA               91950              Hospitality
   160    Gastonia             NC               28054              Multifamily
   161    Nampa                ID               83651              Other
   162    Fairfield            CA               94533              Multifamily
   163    Medford              NY               11763              Hospitality
   164    Newport News         VA               23601              Hospitality
   165    Wailuku              HI               96793              Mixed Use
   166    Naples               FL               34104              Multifamily
   167    Hampton              VA               23669              Multifamily
   168    Columbus             OH               43004              Industrial
   169    Palm Coast           FL               32137              Office
   170    Evans                GA               30809              Retail
   171    Springtown           TX               76082              Retail
   172    Richmond Hill        GA               31324              Multifamily
   173    Lexington            KY               40511              Industrial
   174    Marana               AZ               85743              Retail
   175    Fort Pierce          FL               34945              Industrial
   176    Buckeye Lake         OH               43008              Manufactured Housing Community
   177    Camillus             NY               18519              Retail
   178    Jacksonville         NC               28540              Hospitality

   179    Norman               OK               73072              Self Storage
   180    Ardmore              OK               73401              Self Storage
   181    Galloway             OH               43119              Retail
   182    Lexington            SC               29072              Multifamily
   183    Lexington            SC               29072              Multifamily
   184    Peoria               IL               61614              Office
   185    Tallahassee          FL               32308              Multifamily
   186    Durham               NC               27703              Hospitality
   187    Norcross             GA               30071              Hospitality
   188    Orange Park          FL               32065              Self Storage
   189    Springfield          OR               97477              Hospitality
   190    Virginia Beach       VA               23462              Office
   191    Charlottesville      VA               22903              Multifamily
   192    Ann Arbor            MI               48103              Multifamily
   193    San Antonio          TX               78204              Hospitality
   194    Kansas City          MO               64118              Multifamily
   195    Columbia Township    OH               45230              Multifamily
   196    Waterville           ME               04901              Multifamily
   197    Houston              TX               77065              Retail
   198    Yorba Linda          CA               92886              Retail
   199    Costa Mesa           CA               92626              Industrial
   200    Santa Barbara        CA               93101              Office
   201    Forest Grove         OR               97116              Retail
   202    Waynesboro           VA               22980              Retail
   203    Waycross             GA               31501              Retail
   204    Ft. Meyers           FL               33912              Office
   205    Sioux Falls          SD               57108              Office
   206    Tallahassee          FL               32308              Multifamily
   207    Vero Beach           FL               32960              Multifamily
   208    Brownsville          TX               78520              Hospitality
   209    Pooler               GA               31322              Retail

   210    Belmont              NH               03825              Multifamily
   211    Barrington           NH               03825              Multifamily
   212    Gonic                NH               03837              Multifamily
   213    Warner               NH               03278              Multifamily
   214    Monroe               MI               48162              Hospitality
   215    La Crosse            WI               54601              Multifamily
   216    Bismarck             ND               58501              Office
   217    Kissimmee            FL               34741              Multifamily
   218    Chester              VA               23831              Multifamily
   219    Chicago              IL               60613              Self Storage
   220    Sparta               NJ               07871              Mixed Use
   221    Skillman             NJ               08558              Office

   222    North Little Rock    AR               72116              Retail
   223    Sherwood             AR               72120              Retail
   224    North Little Rock    AR               72116              Retail
   225    Lakeland             FL               33803              Multifamily
   226    Savannah             GA               31404              Multifamily
   227    Solvang              CA               93463              Retail
   228    Danville             PA               17821              Hospitality
   229    Marysville           OH               43040              Retail
   230    Walterboro           SC               29488              Hospitality
   231    Ocala                FL               34476              Retail
   232    Madeville            LA               70448              Self Storage
   233    Salisbury            MD               21801              Retail
   234    Milwuakee            WI               53212              Office
   235    Jackson              MS               39211              Multifamily
   236    Columbus             GA               31909              Retail
   237    Duluth               MN               55811              Retail
   238    Columbia             SC               29229              Office
   239    Fort Myers           FL               33912              Self Storage
   240    Potterville          MI               48876              Manufactured Housing Community
   241    Kalamazoo            MI               49009              Hospitality
   242    Woodstock            GA               30188              Multifamily
   243    Phoenix              AZ               85009              Retail
   244    Lisle                IL               60532              Industrial
   245    Cornelius            OR               97113              Self Storage
   246    Oklahoma City        OK               73139              Multifamily
   247    Kansas City          KS               66112              Multifamily
   248    Siler City           NC               27344              Multifamily
   249    Las Vegas            NV               89117              Office
   250    West Memphis         AR               72301              Multifamily
   251    Oxford               AL               36203              Office
   252    Macon                GA               31201              Industrial
   253    Zanesville           OH               43701              Retail
   254    Tampa                FL               33625              Retail
   255    Westfield            IN               46074              Retail
   256    Spring Lake          MI               49456              Mixed Use
   257    New Berlin           WI               53151              Industrial
   258    Pooler               GA               31322              Office
   259    Peoria               AZ               85382              Retail
   260    Mountain View        CA               94043              Retail
   261    Dunkirk              NY               14048              Retail
   262    New Albany           MS               38652              Retail
   263    Charleston           WV               25303              Office
   264    Meadville            PA               16335              Retail
   265    Morgantown           WV               26505              Multifamily
   266    Huntsville           AL               35824              Multifamily
   267    Arlington            VA               22204              Retail
   268    Orlando              FL               32835              Mixed Use
   269    Charleston           SC               29492              Office
   270    Spring               TX               77379              Retail
   271    Boerne               TX               78006              Self Storage
   272    Central              SC               29630              Multifamily
   273    Tucson               AZ               85715              Multifamily

   274    San Diego            CA               92103              Multifamily
   275    San Diego            CA               92103              Multifamily
   276    Spanaway             WA               98387              Self Storage
   277    Cordova (Memphis)    TN               38018              Retail
   278    Bedford Heights      OH               44146              Office
   279    Celebration          FL               34747              Office
   280    Athens               TX               75751              Retail
   281    Killeen              TX               76549              Self Storage
   282    New Braunfels        TX               78130              Self Storage
   283    Newtown              CT               06470              Self Storage
   284    Mesa                 AZ               85212              Retail
   285    Fort Myers           FL               33905              Manufactured Housing Community
   286    Cornelius            NC               28078              Retail
   287    Overland Park        KS               66212              Multifamily
   288    Charleston           WV               25302              Self Storage
   289    Dunwoody             GA               30338              Office
   290    Estacada             OR               97023              Self Storage
   291    Atlanta              GA               30336              Retail
   292    Grand Island         NY               14072              Multifamily
   293    Big Spring           TX               79720              Multifamily
   294    Middleton            WI               53562              Multifamily
   295    Canton               GA               30115              Retail
   296    Bryan                TX               77802              Retail
   297    Huntingdon           TN               38344              Retail
   298    Chesapeake           VA               23321              Office
   299    Columbus             OH               43213              Retail
   300    Victorville          CA               92392              Retail
   301    Martinez             GA               30907              Retail
   302    Riverside            CA               92503              Self Storage
   303    Swainsboro           GA               30401              Retail
   304    Blair                NE               68008              Manufactured Housing Community
   305    Memphis              TN               38018              Retail
   306    Macon                GA               31206              Manufactured Housing Community
   307    Nampa                ID               83651              Retail
   308    Mesa                 AZ               85210              Retail

   309    Jackson              TN               38305              Self Storage
   310    Clarksville          TN               37040              Self Storage
   311    Sylvania             OH               43560              Multifamily
   312    League City          TX               77573              Retail
   313    San Antonio          TX               78247              Retail
   314    Lexington            SC               29072              Self Storage
   315    Mexia                TX               76667              Retail
   316    Columbus             OH               43085              Manufactured Housing Community
   317    Virginia Beach       VA               23452              Retail
   318    Prineville           OR               97754              Self Storage

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.  PROPERTY SUB-TYPE               UNITS/SF(5)                      YEAR BUILT                        YEAR RENOVATED
-----------------------------------------------------------------------------------------------------------------------------

     1    Flex Industrial                    287,300                         1979                                 NAP
     2    Flex Industrial                    630,944                       1982-1986                              NAP
     3    Flex Industrial                    320,505                         1996                                 NAP
     4    Flex Industrial                    459,833                       1989/1994                              NAP
     5    Flex Industrial                    333,983                       1987-1988                              NAP
     6    Flex Industrial                    315,600                         1979                                 NAP
     7    Flex Industrial                    202,762                       1977-1997                              NAP
     8    Flex Industrial                    128,700                         1983                                 NAP
     9    Flex Industrial                    176,056                         1984                                 NAP
    10    Flex Industrial                    199,733                         1977                                 NAP
    11    Flex Industrial                    164,089                         1980                                 NAP
    12    Flex Industrial                    248,860                         1978                                 NAP
    13    Flex Industrial                    116,941                         1997                                 NAP
    14    Flex Industrial                    103,920                         1991                                 NAP
    15    Flex Industrial                    212,840                         1988                                 NAP
    16    Flex Industrial                    120,600                         1992                                 NAP
    17    Flex Industrial                    198,676                         1993                                 NAP
    18    Flex Industrial                    100,497                         1993                                 NAP
    19    Flex Industrial                     82,796                         1989                                 NAP
    20    Flex Industrial                    113,196                         1977                                 NAP
    21    Flex Industrial                     69,438                         1985                                 NAP
    22    Flex Industrial                     44,517                         1991                                 NAP
    23    Flex Industrial                    148,665                         1981                                 NAP
    24    Flex Industrial                     36,120                         1996                                 NAP
    25    Anchored                           613,603                         1966                                1994
    26    Urban                            1,010,905                         1982                                 NAP
    27    Full Service                           525                         1984                              2002-2005
    28    Urban                              573,735                         1987                                 NAP
    29    Mid-Rise                               366                       1987-1989                           2002-2006
    30    Urban                              327,135                         1987                                1992
    31    Urban                              238,437                         1972                                2001
    32    Suburban                           217,056                         2003                                 NAP
    33    Mid-Rise                               270                       1956/1963                             1999
    34    Limited Service                        204                         2006                                 NAP
    35    Urban                              394,153                         1954                              2002/2005
    36    Garden                                 912                       1970/1971                           2005/2006
    37    Garden                                 252                         1964                              2005/2006
    38    Suburban                           256,700                         1965                                2000
    39    Suburban                           202,076                    2000/2001/2006                            NAP
    40    Suburban                           305,122                    1986/1987/1989                           2002
    41    Suburban                           178,900                       2000/2003                              NAP
    42    Mid-Rise                               622                         1973                                2006
    43    Suburban                           155,814                         1984                                1996
    44    Warehouse                          121,345                         1973                                 NAP
    45    Warehouse                          106,000                         1974                                 NAP
    46    Warehouse                           54,000                         2000                                 NAP
    47    Warehouse                           45,000                         2003                                 NAP
    48    Limited Service                        133                         2005                                 NAP
    49    Garden                                 352                       1999-2004                              NAP
    50    Anchored                           106,721                       1954/2000                           1970/1984
    51    Garden                                 229                         2005                                 NAP
    52    Suburban                            35,258                         1906                                2005
    53    Suburban                            30,320                         1971                                1990
    54    Medical                             28,502                         1969                                2002
    55    Suburban                            23,067                         1980                                 NAP
    56    Suburban                            23,559                         1980                                1995
    57    Suburban                            14,960                         1948                                2005
    58    Office/Retail                      115,404                       1924/2005                              NAP
    59    Unanchored                          74,916                         2006                                 NAP
    60    Office/Retail                      194,039                         1957                              1996-2000
    61    Student Housing                        240                         2005                                 NAP
    62    Shadow Anchored                     62,496                         1972                                2005
    63    Garden                                 208                         2000                                 NAP
    64    Anchored                           105,511                    1986-2000/2006                            NAP
    65    Manufactured Housing Community         616                         1974                                 NAP
    66    Medical                             66,875                         2000                                 NAP
    67    Garden                                 240                       1923-1966                             2006
    68    Suburban                           176,896                         1986                                1998
    69    Office/Industrial                  259,191                         1940                                2001
    70    Anchored                           233,702                         1972                              1995-1999
    71    Anchored                            14,666                         2006                                 NAP
    72    Free Standing                       15,740                         2006                                 NAP
    73    Student Housing                        154                         1988                                 NAP
    74    Suburban                           111,405                         1985                              2005-2006
    75    Light Industrial                   590,000   1962/1974/1975/1985/1990/1991/1994/1997/1999/2000  1968/1998/1999/2000
    76    Garden                                 392                         1983                                 NAP
    77    Flex Industrial                    143,750                       1979/1998                              NAP
    78    Unanchored                          61,333                         1989                                 NAP
    79    Suburban                            85,833                         1997                                 NAP
    80    Suburban                            80,362                         1964                                 NAP
    81    Garden                                 185                       1995/1996                              NAP
    82    Anchored                            34,327                         2006                                 NAP
    83    Suburban                            82,523                         1998                                 NAP
    84    Garden                                 114                         1967                                 NAP
    85    Garden                                 120                         1975                                 NAP
    86    Garden                                  63                         1971                                 NAP
    87    Shadow Anchored                     32,136                         2004                                 NAP
    88    Anchored                           109,405                         1979                              1985/1995
    89    Suburban                           101,101                         1989                                 NAP
    90    Medical                             58,594                         2006                                 NAP
    91    Garden                                 144                         2001                                 NAP
    92    Suburban                            45,702                         2006                                 NAP
    93    Garden                                  22                         1978                                 NAP
    94    Garden                                  21                         1912                              2002/2006
    95    Garden                                   6                         1990                                 NAP
    96    Garden                                   5                         1991                                 NAP
    97    Garden                                   6                         1990                                 NAP
    98    Garden                                  13                         1959                                 NAP
    99    Garden                                   8                         1920                                 NAP
   100    Full Service                           228                       1981-1985                           2003-2004
   101    Limited Service                        130                         2005                                 NAP
   102    Shadow Anchored                     39,701                         1984                                 NAP
   103    Shadow Anchored                     26,198                         2005                                 NAP
   104    Garden                                 236                         1972                                 NAP
   105    Garden                                 198                         1968                                 NAP
   106    Garden                                 192                         1972                                2004
   107    Garden                                 165                       1971-1974                              NAP
   108    Garden                                 256                         1985                                2003
   109    Limited Service                        131                         1996                                2001
   110    Medical                             31,298                         1987                                2005
   111    Medical                             28,882                         1983                              1991/2004
   112    Limited Service                        129                         1996                              2004-2005
   113    Office/Retail                       41,902                         1995                                 NAP
   114    High-Rise                               99                         1920                              2003-2006
   115    Garden                                 398                       1965-1972                           1999-2003
   116    Garden                                 162                         1968                                 NAP
   117    Garden                                 288                         1995                                 NAP
   118    Garden                                 264                         1995                                 NAP
   119    Garden                                 310                         1966                                1996
   120    Shadow Anchored                     59,260                         1986                                 NAP
   121    Suburban                            57,523                       1996-1997                              NAP
   122    Limited Service                         82                         1878                                2004
   123    Limited Service                        159                         1985                                 NAP
   124    Garden                                 256                         1996                                 NAP
   125    Retail/Multifamily                      93                         1926                              1997/2002
   126    Unanchored                          84,063                        1930's                               1983
   127    Limited Service                        124                         1990                                 NAP
   128    Suburban                            38,273                         2004                                 NAP
   129    Mid-Rise                                29                         1910                                2002
   130    Garden                                 184                         2001                                 NAP
   131    Garden                                 184                         2001                                 NAP
   132    Unanchored                          40,000                         1985                                 NAP
   133    Garden                                 220                         1996                                 NAP
   134    Warehouse                          300,500                         2000                                2003
   135    Suburban                            76,800                         1996                                 NAP
   136    Unanchored                          51,908                         1988                                2005
   137    Anchored                            27,523                         2006                                 NAP
   138    Anchored                            83,747                       1973/1990                        1994/2000/2002
   139    Garden                                 108                         1968                                 NAP
   140    Shadow Anchored                     41,083                         2005                                 NAP
   141    Suburban                            83,453             1991/1993/1994/1996/1997/2000                    NAP
   142    Student Housing                        138                       1978-1989                              NAP
   143    Shadow Anchored                     33,941                         1999                                 NAP
   144    Full Service                           122                         2003                                 NAP
   145    Suburban                            40,766                         2004                                 NAP
   146    Suburban                            70,388                         1988                                 NAP
   147    Garden                                 224                         1995                                 NAP
   148    Warehouse                          114,104                         1960                                1987
   149    Self Storage                        94,415                         2000                                 NAP
   150    Garden                                 152                         1972                                 NAP
   151    Self Storage                        69,035                         1989                                 NAP
   152    Anchored                           160,942                         1986                                1988
   153    Self Storage                        55,766                         1920                                1984
   154    Warehouse                           52,164                         2006                                 NAP
   155    Garden                                 216                         1996                                 NAP
   156    Garden                                 156                         1997                                 NAP
   157    Unanchored                          49,690                         1974                              2005-2006
   158    Student Housing                         88                         1972                                2005
   159    Limited Service                         91                         1986                                1997
   160    Garden                                 176                         1986                                 NAP
   161    Leased Fee                         150,000                         2003                                 NAP
   162    Garden                                 100                         1975                                2002
   163    Limited Service                         75                         1976                                2005
   164    Limited Service                        150                         1969                                2003
   165    Office/Retail                       29,993                         1993                                 NAP
   166    Garden                                 176                         1996                                 NAP
   167    Senior Housing                         138                         2004                                 NAP
   168    Flex Industrial                    146,000                       1997/1998                              NAP
   169    Suburban                            26,076                         2003                                 NAP
   170    Unanchored                          28,600                         2006                                 NAP
   171    Anchored                            62,718                         1996                                 NAP
   172    Garden                                 233                         1995                                 NAP
   173    Warehouse                           98,475                         2006                                 NAP
   174    Unanchored                          21,600                         2006                                 NAP
   175    Warehouse                          141,850                         2006                                 NAP
   176    Manufactured Housing Community         262                         1975                                1990
   177    Unanchored                          95,060                         1958                                1970
   178    Limited Service                        121                         1962                                2003
   179    Self Storage                        95,705                       1940/1994                              NAP
   180    Self Storage                        38,575                         1992                                 NAP
   181    Shadow Anchored                     28,538                         1995                                 NAP
   182    Garden                                 152                         1996                                 NAP
   183    Garden                                  48                         1996                                 NAP
   184    Medical                             34,996                    1984/1985/1991                            NAP
   185    Garden                                 184                         1993                                 NAP
   186    Limited Service                        125                         1998                                 NAP
   187    Limited Service                        118                         1996                                 NAP
   188    Self Storage                        86,950                         1998                                 NAP
   189    Limited Service                         58                         1993                              2005-2006
   190    Suburban                            45,755                         1989                                 NAP
   191    Garden                                  24                         2005                                 NAP
   192    Garden                                 144                         1999                                 NAP
   193    Limited Service                         72                         1996                                 NAP
   194    Garden                                 158                         1995                                 NAP
   195    Garden                                  91                         1970                                 NAP
   196    Garden                                 132                         1972                                 NAP
   197    Unanchored                          54,400                         1995                                2004
   198    Unanchored                          11,791                         1990                                 NAP
   199    Warehouse                           35,920                         1974                                1984
   200    Suburban                            18,062                         1988                                 NAP
   201    Unanchored                          35,322                         1966                                 NAP
   202    Shadow Anchored                     23,926                       2005/2006                              NAP
   203    Anchored                           117,212                       1973-1977                             2005
   204    Suburban                            57,696                       1986-1994                              NAP
   205    Suburban                            26,232                         2006                                 NAP
   206    Garden                                 160                         1995                                 NAP
   207    Garden                                 180                         1995                                2005
   208    Limited Service                         74                         2001                                 NAP
   209    Unanchored                          31,049                         2006                                 NAP
   210    Garden                                  32                         1983                                 NAP
   211    Garden                                  33                         1970                                 NAP
   212    Garden                                  18                         1980                                 NAP
   213    Garden                                  12                         1970                                 NAP
   214    Limited Service                         74                         2000                                 NAP
   215    Garden                                 105                         1991                                 NAP
   216    Urban                               93,818                         1976                                 NAP
   217    Garden                                 185                         1994                                 NAP
   218    Garden                                 126                         1995                                 NAP
   219    Self Storage                        56,676                         1924                                1984
   220    Retail/Office/Multifamily           16,784                       1910/1940                             2006
   221    Suburban                            13,078                       1880/1900                        1980/1987/2003
   222    Unanchored                          30,400                         1986                                 NAP
   223    Unanchored                          23,450                         1986                                 NAP
   224    Unanchored                          12,000                         1976                                2005
   225    Garden                                  60                         1989                                2004
   226    Garden                                 136                         1947                           1981/1996/2004
   227    Unanchored                          21,960                         1960                           1975/1984/1990
   228    Limited Service                         77                         1965                                2001
   229    Shadow Anchored                     15,576                         2006                                 NAP
   230    Limited Service                         78                         1996                                 NAP
   231    Unanchored                          78,785                    1986/1987/1999                            NAP
   232    Self Storage                        41,138                         1998                                 NAP
   233    Unanchored                          22,675                       1994/2005                              NAP
   234    Urban                               43,433                         1960                                2004
   235    Garden                                  97                         1972                                 NAP
   236    Unanchored                          53,799                       1964/1970                             2005
   237    Free Standing                       30,750                         1993                                2006
   238    Suburban                            55,810                         2005                                 NAP
   239    Self Storage                        45,447               1976/1977/1978/1987/1990                       NAP
   240    Manufactured Housing Community         280                         1985                              1992/1996
   241    Limited Service                         62                         1998                              2003/2005
   242    Garden                                  60                         1986                                2006
   243    Unanchored                          23,798                         2005                                 NAP
   244    Flex Industrial                     46,720                       1987-1988                           2003-2005
   245    Self Storage                        45,725                         1988                                 NAP
   246    Garden                                 112                         1972                                 NAP
   247    Garden                                  63                       1997/1998                              NAP
   248    Garden                                  72                         1978                                 NAP
   249    Suburban                            15,645                         2003                                 NAP
   250    Garden                                 128                         1996                                 NAP
   251    Suburban                            23,197                    1950/1997/2005                            NAP
   252    Warehouse                           44,771                         2006                                 NAP
   253    Free Standing                       10,195                         1999                                 NAP
   254    Shadow Anchored                     12,000                         2004                                 NAP
   255    Free Standing                       14,820                         2006                                 NAP
   256    Warehouse/Office                    93,792                         1974                                1988
   257    Flex Industrial                     69,200                         1978                                 NAP
   258    Suburban                            19,970                       2003/2004                              NAP
   259    Shadow Anchored                      9,082                         2006                                 NAP
   260    Unanchored                           8,310                         1988                                 NAP
   261    Free Standing                       10,125                         1999                                 NAP
   262    Shadow Anchored                     45,400                         1995                                 NAP
   263    Urban                               49,469                         1963                              1993/2002
   264    Free Standing                       10,125                         1999                                 NAP
   265    Garden                                  42                       2004/2006                              NAP
   266    Garden                                 181                         1993                                2005
   267    Unanchored                          19,433                         1939                                 NAP
   268    Office/Retail                       16,823                         2005                                 NAP
   269    Suburban                            12,230                         2005                                 NAP
   270    Unanchored                          13,145                         2005                                 NAP
   271    Self Storage                        34,100                         2000                                 NAP
   272    Garden                                  48                         2004                                 NAP
   273    Garden                                  80                         2000                                 NAP
   274    Garden                                  19                        1960's                                NAP
   275    Garden                                  10                        1960's                                NAP
   276    Self Storage                        52,483                         2002                                 NAP
   277    Shadow Anchored                     19,435                         2004                                 NAP
   278    Suburban                            23,892                         2000                                 NAP
   279    Suburban                            12,185                         2002                                 NAP
   280    Unanchored                          20,240                       2003/2004                              NAP
   281    Self Storage                        44,100                         2004                                 NAP
   282    Self Storage                        63,555                         2004                                 NAP
   283    Self Storage                        35,420                         2001                                 NAP
   284    Unanchored                           8,400                         2005                                 NAP
   285    Manufactured Housing Community         104                         1968                                 NAP
   286    Unanchored                          19,690                         2005                                 NAP
   287    Garden                                  60                         1978                                2006
   288    Self Storage                        53,915                         1999                                 NAP
   289    Suburban                            20,924                         1972                                 NAP
   290    Self Storage                        48,947                         2001                                 NAP
   291    Unanchored                          10,707                         2005                                 NAP
   292    Garden                                  62                       1965/1972                              NAP
   293    Garden                                  78                         1963                                 NAP
   294    Garden                                  42                         1965                                 NAP
   295    Unanchored                          10,360                         2006                                 NAP
   296    Shadow Anchored                     10,141                         1996                                 NAP
   297    Shadow Anchored                     16,290                         2003                                 NAP
   298    Suburban                            20,041                       1983/1988                             1998
   299    Unanchored                          10,000                         2003                                 NAP
   300    Anchored                             5,939                         2005                                 NAP
   301    Unanchored                          17,604                         2001                                 NAP
   302    Self Storage                        59,294                         1984                                 NAP
   303    Shadow Anchored                     41,402                         1988                                2006
   304    Manufactured Housing Community         116                         1973                                 NAP
   305    Unanchored                          11,057                         2004                                 NAP
   306    Manufactured Housing Community         156                         1975                                 NAP
   307    Shadow Anchored                      5,485                         2004                                 NAP
   308    Unanchored                           4,549                         2005                                 NAP
   309    Self Storage                        20,975                         1986                                 NAP
   310    Self Storage                        17,150                         2004                                 NAP
   311    Garden                                  38                         1971                                2004
   312    Unanchored                           7,966                         2001                                 NAP
   313    Unanchored                          24,380                         1987                                1999
   314    Self Storage                        36,162                         2000                                 NAP
   315    Shadow Anchored                     10,080                         2005                                 NAP
   316    Manufactured Housing Community          77                         1954                                 NAP
   317    Unanchored                           5,150                         1960                                1999
   318    Self Storage                        43,619                         2001                                 NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE   PERCENT   PERCENT LEASED   SECURITY   LIEN                                                CUT-OFF DATE BALANCE
LOAN NO.  LEASED(6)   AS OF DATE(6)    TYPE(7)  POSITION            RELATED BORROWER LIST               PER UNIT OR SF
-------------------------------------------------------------------------------------------------------------------------

     1      100.0%     11/06/2006    Fee          First                                                    $     52
     2       89.1%     11/06/2006    Fee          First                                                    $     52
     3      100.0%     11/06/2006    Fee          First                                                    $     52
     4      100.0%     11/06/2006    Fee          First                                                    $     52
     5       71.2%     11/06/2006    Fee          First                                                    $     52
     6       98.4%     11/06/2006    Fee          First                                                    $     52
     7      100.0%     11/06/2006    Fee          First                                                    $     52
     8       75.5%     11/06/2006    Fee          First                                                    $     52
     9       96.7%     11/06/2006    Fee          First                                                    $     52
    10      100.0%     11/06/2006    Fee          First                                                    $     52
    11      100.0%     11/06/2006    Fee          First                                                    $     52
    12      100.0%     11/06/2006    Fee          First                                                    $     52
    13      100.0%     11/06/2006    Fee          First                                                    $     52
    14      100.0%     11/06/2006    Fee          First                                                    $     52
    15      100.0%     11/06/2006    Fee          First                                                    $     52
    16      100.0%     11/06/2006    Fee          First                                                    $     52
    17       70.5%     11/06/2006    Fee          First                                                    $     52
    18      100.0%     11/06/2006    Fee          First                                                    $     52
    19      100.0%     11/06/2006    Fee          First                                                    $     52
    20       69.1%     11/06/2006    Fee          First                                                    $     52
    21      100.0%     11/06/2006    Fee          First                                                    $     52
    22      100.0%     11/06/2006    Fee          First                                                    $     52
    23       68.7%     11/06/2006    Fee          First                                                    $     52
    24      100.0%     11/06/2006    Fee          First                                                    $     52
    25       93.9%     08/07/2006    Fee          First                                                    $    367
    26       83.1%     10/01/2006    Fee          First                                                    $    117
    27       73.4%     09/30/2006    Fee          First                                                    $192,381
    28      100.0%     08/28/2006    Fee          First                                                    $    148
    29       96.5%     10/01/2006    Fee          First                                                    $175,410
    30       97.9%     11/01/2006    Fee          First                                                    $    186
    31       91.9%     11/01/2006    Fee          First                                                    $    236
    32       89.7%     11/01/2006    Fee          First                    32, 68                          $    236
    33       98.1%     08/28/2006    Fee          First                                                    $181,481
    34       72.6%     06/22/2006    Fee          First                                                    $208,122
    35       92.1%     10/18/2006    Fee          First                                                    $     95
    36       86.5%     10/19/2006    Fee          First                    36, 37                          $ 31,057
    37       92.9%     10/18/2006    Fee          First                    36, 37                          $ 31,057
    38      100.0%     12/01/2006    Fee          First                                                    $    131
    39      100.0%     08/01/2006    Fee          First                                                    $    144
    40       93.2%     10/31/2006    Fee          First                                                    $     90
    41      100.0%     08/15/2006    Fee          First                                                    $    141
    42       96.3%     11/30/2006    Fee          First                                                    $ 38,585
    43       93.4%     10/03/2006    Fee          First                                                    $     83
    44      100.0%     10/30/2006    Fee          First                                                    $     26
    45      100.0%     10/30/2006    Fee          First                                                    $     25
    46      100.0%     09/30/2006    Fee          First                                                    $     47
    47      100.0%     09/30/2006    Fee          First                                                    $     44
    48       82.6%     08/31/2006    Fee          First                                                    $172,750
    49       86.9%     10/01/2006    Fee          First                                                    $ 63,352
    50       95.3%     09/05/2006    Fee          First                                                    $    192
    51       99.1%     11/07/2006    Fee          First                                                    $ 87,336
    52       77.6%     03/01/2006    Fee          First                                                    $    123
    53      100.0%     03/01/2006    Fee          First                                                    $    123
    54      100.0%     03/01/2006    Fee          First                                                    $    123
    55      100.0%     03/01/2006    Fee          First                                                    $    123
    56      100.0%     03/01/2006    Fee          First                                                    $    123
    57      100.0%     03/01/2006    Fee          First                                                    $    123
    58       93.0%     08/31/2006    Fee          First                                                    $    154
    59       92.0%     09/15/2006    Fee          First                                                    $    238
    60       91.1%     10/05/2006    Fee          First                                                    $     90
    61       92.7%     10/25/2006    Fee          First                                                    $ 70,833
    62      100.0%     11/01/2006    Fee          First                                                    $    272
    63       96.2%     05/25/2006    Fee          First                                                    $ 77,404
    64      100.0%     09/05/2006    Fee          First                                                    $    144
    65       88.3%     07/01/2006    Fee          First                                                    $ 24,026
    66       99.5%     09/30/2006    Fee          First                                                    $    209
    67       97.3%     10/23/2006    Fee          First                                                    $ 56,667
    68       89.4%     10/02/2006    Fee          First                    32, 68                          $     75
    69       85.8%     08/22/2006    Fee          First                                                    $     50
    70       95.7%     10/30/2006    Fee          First                                                    $     55
    71       92.8%     10/10/2006    Fee          First                    71, 72                          $    409
    72      100.0%     07/24/2006    Fee          First                    71, 72                          $    409
    73      100.0%     09/13/2006    Fee          First                                                    $ 77,922
    74       96.2%     09/28/2006    Fee          First                                                    $    108
    75      100.0%     12/01/2006    Fee          First                                                    $     20
    76       93.9%     08/01/2006    Fee          First                    76, 104                         $ 30,460
    77      100.0%     11/27/2006    Fee          First                                                    $     81
    78       97.2%     10/05/2006    Fee          First                                                    $    191
    79      100.0%     08/31/2006    Fee          First                                                    $    135
    80       98.6%     08/01/2006    Fee          First                                                    $    142
    81       99.0%     09/01/2006    Fee          First                                                    $ 59,459
    82       97.1%     09/30/2006    Fee          First                                                    $    320
    83      100.0%     07/19/2006    Fee          First                                                    $    133
    84       94.7%     08/30/2006    Fee          First                84, 85, 86, 246                     $ 35,690
    85       94.2%     09/07/2006    Fee          First                84, 85, 86, 246                     $ 35,690
    86       87.3%     09/07/2006    Fee          First                84, 85, 86, 246                     $ 35,690
    87       90.7%     09/05/2006    Fee          First                                                    $    321
    88       94.7%     11/17/2006    Fee          First                                                    $     91
    89       95.1%     09/01/2006    Fee          First                                                    $     99
    90       84.1%     10/27/2006    Leasehold    First                                                    $    165
    91       95.8%     10/24/2006    Fee          First                                                    $ 66,667
    92      100.0%     06/30/2006    Fee          First                                                    $    209
    93      100.0%     10/13/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $117,284
    94      100.0%     10/13/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $117,284
    95      100.0%     09/01/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $117,284
    96      100.0%     09/01/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $117,284
    97       83.4%     09/01/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $117,284
    98      100.0%     10/13/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $117,284
    99      100.0%     10/13/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $117,284
   100       66.0%     09/01/2006    Fee          First                                                    $ 39,474
   101       53.5%     09/20/2006    Fee          First                                                    $ 69,231
   102      100.0%     10/01/2006    Fee          First                                                    $    227
   103      100.0%     08/20/2006    Fee          First                   103, 157                         $    344
   104       93.2%     08/01/2006    Fee          First                    76, 104                         $ 38,101
   105       95.5%     08/01/2006    Fee          First                 105, 108, 116                      $ 45,380
   106       96.9%     07/20/2006    Fee          First                                                    $ 25,143
   107       92.1%     07/20/2006    Fee          First                                                    $ 25,143
   108       97.7%     08/01/2006    Fee          First                 105, 108, 116                      $ 34,864
   109       67.7%     08/31/2006    Fee          First                                                    $ 65,649
   110      100.0%     10/13/2006    Fee          First                   110, 111                         $    142
   111      100.0%     10/12/2006    Fee          First                   110, 111                         $    142
   112       83.0%     06/30/2006    Fee          First                 112, 122, 193                      $ 65,803
   113       86.0%     08/15/2006    Fee          First                                                    $    198
   114      100.0%     10/17/2006    Fee          First                                                    $ 82,828
   115       77.4%     08/25/2006    Fee          First                                                    $ 19,472
   116       97.5%     08/01/2006    Fee          First                 105, 108, 116                      $ 47,576
   117       97.2%     09/22/2006    Fee          First              117, 185, 207, 247                    $ 26,571
   118       86.7%     09/21/2006    Fee          First       118, 124, 147, 156, 192, 206, 218            $ 28,917
   119       96.5%     08/31/2006    Fee          First                                                    $ 24,494
   120      100.0%     10/01/2006    Fee          First                                                    $    128
   121       96.1%     09/01/2006    Fee          First                                                    $    130
   122       72.2%     06/30/2006    Fee          First                 112, 122, 193                      $ 91,340
   123       66.7%     04/01/2006    Fee          First                 123, 144, 164                      $ 46,932
   124       96.9%     09/21/2006    Fee          First       118, 124, 147, 156, 192, 206, 218            $ 28,637
   125      100.0%     09/26/2006    Fee          First                                                    $ 77,419
   126      100.0%     10/24/2006    Fee          First                                                    $     86
   127       61.9%     06/30/2006    Fee          First                   127, 230                         $ 56,414
   128       94.6%     06/30/2006    Fee          First                                                    $    182
   129      100.0%     10/03/2006    Fee          First                                                    $237,733
   130       96.7%     09/21/2006    Fee          First                   130, 131                         $ 36,793
   131       96.7%     09/21/2006    Fee          First                   130, 131                         $ 36,793
   132       72.3%     01/01/2006    Fee          First                                                    $    169
   133       95.0%     09/20/2006    Fee          First                                                    $ 30,535
   134      100.0%     12/01/2006    Fee          First                                                    $     22
   135      100.0%     05/01/2006    Fee          First                                                    $     87
   136       84.5%     08/11/2006    Fee          First                                                    $    127
   137       80.8%     04/14/2006    Fee          First                                                    $    237
   138      100.0%     08/07/2006    Fee          First                                                    $     78
   139       96.3%     08/31/2006    Fee          First              139, 222, 223, 224                    $ 60,185
   140      100.0%     11/01/2006    Fee          First                                                    $    158
   141       87.7%     06/30/2006    Fee          First                                                    $     78
   142       96.4%     08/31/2006    Fee          First                                                    $ 46,835
   143       96.2%     08/01/2006    Fee          First                                                    $    189
   144       71.0%     06/06/2006    Fee          First                 123, 144, 164                      $ 51,379
   145       84.2%     08/23/2006    Fee          First                                                    $    153
   146      100.0%     09/06/2006    Fee          First                   146, 190                         $     88
   147       90.6%     09/21/2006    Fee          First       118, 124, 147, 156, 192, 206, 218            $ 27,134
   148       97.1%     10/11/2006    Fee          First                                                    $     53
   149       89.2%     08/23/2006    Fee          First                                                    $     64
   150       97.4%     10/16/2006    Fee          First                   150, 160                         $ 38,684
   151       97.5%     09/05/2006    Leasehold    First                   151, 200                         $     85
   152       90.3%     08/04/2006    Fee          First                                                    $     36
   153       79.6%     09/19/2006    Fee          First                   153, 219                         $    104
   154      100.0%     11/27/2006    Fee          First                   154, 199                         $    109
   155       98.6%     09/19/2006    Fee          First                 155, 182, 183                      $ 26,277
   156       98.1%     10/09/2006    Fee          First       118, 124, 147, 156, 192, 206, 218            $ 35,909
   157      100.0%     08/20/2006    Fee          First                   103, 157                         $    113
   158      100.0%     10/05/2006    Fee          First                                                    $ 63,636
   159       62.1%     06/30/2006    Fee          First                                                    $ 61,301
   160       96.0%     10/16/2006    Fee          First                   150, 160                         $ 31,676
   161      100.0%     12/01/2006    Fee          First                                                    $     37
   162       94.0%     07/01/2006    Fee          First                                                    $ 55,000
   163       81.1%     05/31/2006    Fee          First                                                    $ 73,233
   164       62.2%     04/01/2006    Fee          First                 123, 144, 164                      $ 36,150
   165       95.0%     08/31/2006    Fee          First                                                    $    177
   166       95.0%     09/27/2006    Fee          First                   166, 167                         $ 29,485
   167      100.0%     09/27/2006    Fee          First                   166, 167                         $ 37,539
   168       95.2%     08/21/2006    Fee          First                                                    $     35
   169      100.0%     10/01/2006    Fee          First                                                    $    195
   170       93.7%     09/27/2006    Fee          First                                                    $    178
   171      100.0%     10/13/2006    Fee          First                                                    $     80
   172       99.6%     09/18/2006    Fee          First                   172, 217                         $ 21,498
   173      100.0%     08/29/2006    Fee          First                                                    $     51
   174       94.4%     07/31/2006    Fee          First                                                    $    225
   175      100.0%     10/10/2006    Fee          First                                                    $     34
   176       98.9%     07/24/2006    Fee          First                                                    $ 18,304
   177      100.0%     05/31/2006    Fee          First                                                    $     50
   178       60.9%     03/01/2006    Fee          First                                                    $ 39,063
   179       80.0%     09/21/2006    Fee          First                                                    $     34
   180       93.9%     09/21/2006    Fee          First                                                    $     34
   181       81.8%     07/13/2006    Fee          First                                                    $    158
   182       91.5%     09/20/2006    Fee          First                 155, 182, 183                      $ 22,463
   183       91.5%     09/20/2006    Fee          First                 155, 182, 183                      $ 22,463
   184       94.6%     10/01/2006    Fee          First                                                    $    128
   185       79.3%     09/20/2006    Fee          First              117, 185, 207, 247                    $ 24,362
   186       61.5%     12/31/2005    Fee          First                                                    $ 35,782
   187       53.4%     05/30/2006    Fee          First                                                    $ 37,891
   188       91.0%     10/10/2006    Fee          First                                                    $     50
   189       84.2%     06/30/2006    Fee          First                                                    $ 75,000
   190      100.0%     09/06/2006    Leasehold    First                   146, 190                         $     94
   191      100.0%     10/23/2006    Fee          First                                                    $178,542
   192       91.0%     09/27/2006    Fee          First       118, 124, 147, 156, 192, 206, 218            $ 29,631
   193       69.4%     12/31/2005    Fee          First                 112, 122, 193                      $ 59,154
   194       96.8%     06/30/2006    Fee          First                 194, 250, 266                      $ 26,802
   195       96.0%     08/23/2006    Fee          First                                                    $ 46,154
   196      100.0%     08/31/2006    Fee          First            196, 210, 211, 212, 213                 $ 31,787
   197       96.3%     06/30/2006    Fee          First                                                    $     76
   198      100.0%     08/25/2006    Fee          First                                                    $    350
   199      100.0%     09/08/2006    Fee          First                   154, 199                         $    115
   200      100.0%     10/04/2006    Fee          First                   151, 200                         $    221
   201       88.2%     10/28/2006    Fee          First                                                    $    113
   202      100.0%     09/28/2006    Fee          First                                                    $    167
   203       88.7%     08/03/2006    Leasehold    First                                                    $     34
   204       84.3%     09/07/2006    Fee          First                                                    $     69
   205      100.0%     09/19/2006    Fee          First                                                    $    152
   206       91.9%     09/20/2006    Fee          First       118, 124, 147, 156, 192, 206, 218            $ 24,915
   207       99.4%     09/21/2006    Fee          First              117, 185, 207, 247                    $ 21,463
   208       87.5%     10/31/2006    Fee          First                                                    $ 51,351
   209      100.0%     10/30/2006    Fee          First                                                    $    122
   210       96.9%     08/31/2006    Fee          First            196, 210, 211, 212, 213                 $ 39,960
   211      100.0%     08/31/2006    Fee          First            196, 210, 211, 212, 213                 $ 39,960
   212       94.5%     08/31/2006    Fee          First            196, 210, 211, 212, 213                 $ 39,960
   213      100.0%     08/31/2006    Fee          First            196, 210, 211, 212, 213                 $ 39,960
   214       61.3%     06/30/2006    Fee          First                                                    $ 51,281
   215       95.2%     08/02/2006    Fee          First                                                    $ 35,774
   216       90.1%     07/01/2006    Fee          First                                                    $     40
   217       97.8%     09/19/2006    Fee          First                   172, 217                         $ 20,036
   218       96.8%     10/03/2006    Fee          First       118, 124, 147, 156, 192, 206, 218            $ 29,366
   219       94.6%     09/19/2006    Fee          First                   153, 219                         $     65
   220       87.8%     08/17/2006    Fee          First                   220, 221                         $    122
   221      100.0%     08/01/2006    Fee          First                   220, 221                         $    122
   222      100.0%     08/31/2006    Fee          First              139, 222, 223, 224                    $     55
   223       90.5%     08/28/2006    Fee          First              139, 222, 223, 224                    $     55
   224      100.0%     08/31/2006    Fee          First              139, 222, 223, 224                    $     55
   225       96.7%     06/05/2006    Fee          First                                                    $ 59,940
   226       97.8%     08/15/2006    Fee          First                                                    $ 25,896
   227       93.9%     09/01/2006    Fee          First                                                    $    159
   228       60.8%     02/28/2006    Fee          First                                                    $ 45,069
   229      100.0%     10/18/2006    Fee          First                                                    $    219
   230       83.8%     06/30/2006    Fee          First                   127, 230                         $ 43,578
   231       97.6%     04/27/2006    Fee          First                                                    $     42
   232      100.0%     07/17/2006    Fee          First                                                    $     79
   233      100.0%     11/09/2006    Fee          First                                                    $    141
   234       94.2%     09/01/2006    Fee          First                                                    $     74
   235       94.8%     08/11/2006    Fee          First                                                    $ 32,931
   236       93.2%     06/20/2006    Fee          First                                                    $     58
   237      100.0%     09/30/2006    Fee          First                                                    $    101
   238      100.0%     09/01/2006    Fee          First                                                    $     55
   239       88.9%     08/02/2006    Fee          First                                                    $     67
   240       64.6%     10/06/2006    Fee          First                                                    $ 10,714
   241       67.9%     08/31/2006    Fee          First                                                    $ 48,387
   242       96.7%     08/25/2006    Fee          First                                                    $ 49,875
   243      100.0%     07/12/2006    Fee          First                                                    $    122
   244      100.0%     11/13/2006    Fee          First                                                    $     61
   245       95.0%     10/03/2006    Fee          First              245, 276, 290, 318                    $     62
   246       92.0%     07/08/2006    Fee          First                84, 85, 86, 246                     $ 25,357
   247      100.0%     09/20/2006    Fee          First              117, 185, 207, 247                    $ 44,558
   248       98.6%     10/24/2006    Fee          First                                                    $ 38,889
   249      100.0%     09/14/2006    Fee          First                                                    $    179
   250       93.0%     09/29/2006    Fee          First                 194, 250, 266                      $ 21,691
   251      100.0%     09/21/2006    Fee          First                                                    $    119
   252      100.0%     10/23/2006    Fee          First                                                    $     60
   253      100.0%     12/01/2006    Fee          First                 253, 261, 264                      $    260
   254      100.0%     09/28/2006    Fee          First                                                    $    218
   255      100.0%     05/01/2006    Fee          First                                                    $    176
   256      100.0%     12/01/2006    Fee          First                                                    $     28
   257      100.0%     10/12/2006    Fee          First                                                    $     37
   258      100.0%     12/01/2006    Fee          First                                                    $    128
   259      100.0%     11/10/2006    Fee          First                                                    $    279
   260      100.0%     10/19/2006    Fee          First                                                    $    301
   261      100.0%     12/01/2006    Fee          First                 253, 261, 264                      $    246
   262      100.0%     09/27/2006    Fee          First                                                    $     55
   263      100.0%     08/24/2006    Fee          First                   263, 288                         $     50
   264      100.0%     12/01/2006    Fee          First                 253, 261, 264                      $    241
   265      100.0%     09/01/2006    Fee          First                                                    $ 58,066
   266       97.2%     09/29/2006    Fee          First                 194, 250, 266                      $ 13,396
   267      100.0%     11/30/2006    Fee          First                                                    $    124
   268       92.7%     09/11/2006    Fee          First                                                    $    143
   269      100.0%     10/15/2006    Fee          First                                                    $    196
   270      100.0%     10/17/2006    Fee          First                                                    $    181
   271       81.1%     08/30/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $     69
   272      100.0%     08/25/2006    Fee          First                                                    $ 48,867
   273       95.0%     09/21/2006    Fee          First                                                    $ 28,934
   274      100.0%     09/01/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $ 79,655
   275      100.0%     09/01/2006    Fee          First   93, 94, 95, 96, 97, 98, 99, 271, 274, 275        $ 79,655
   276       98.5%     10/03/2006    Fee          First              245, 276, 290, 318                    $     44
   277      100.0%     08/21/2006    Fee          First                                                    $    114
   278       90.4%     06/26/2006    Fee          First                                                    $     91
   279      100.0%     09/12/2006    Fee          First                                                    $    174
   280       88.1%     09/11/2006    Fee          First                                                    $    104
   281      100.0%     09/21/2006    Fee          First                                                    $     47
   282       66.8%     07/01/2006    Fee          First                                                    $     33
   283       77.6%     09/06/2006    Fee          First                                                    $     57
   284      100.0%     09/12/2006    Fee          First                                                    $    238
   285       67.4%     09/12/2006    Fee          First                                                    $ 19,212
   286       87.7%     07/18/2006    Fee          First                                                    $    101
   287      100.0%     09/20/2006    Fee          First                                                    $ 32,140
   288       89.5%     09/21/2006    Fee          First                   263, 288                         $     35
   289      100.0%     08/16/2006    Fee          First                                                    $     91
   290       96.7%     07/30/2006    Fee          First              245, 276, 290, 318                    $     39
   291       87.6%     09/07/2006    Fee          First                   291, 295                         $    173
   292       95.2%     09/30/2006    Fee          First                                                    $ 29,355
   293      100.0%     11/09/2006    Fee          First                                                    $ 22,115
   294       88.0%     01/18/2006    Fee          First                                                    $ 40,714
   295      100.0%     09/07/2006    Fee          First                   291, 295                         $    164
   296      100.0%     10/12/2006    Fee          First                                                    $    162
   297      100.0%     06/26/2006    Fee          First                                                    $     96
   298       98.3%     10/06/2006    Fee          First                                                    $     77
   299      100.0%     12/01/2006    Fee          First                                                    $    153
   300      100.0%     09/05/2006    Fee          First                                                    $    253
   301       93.6%     09/01/2006    Fee          First                                                    $     85
   302       94.6%     08/28/2006    Fee          First                                                    $     25
   303      100.0%     08/23/2006    Fee          First                                                    $     36
   304       99.1%     08/31/2006    Fee          First                                                    $ 12,918
   305      100.0%     09/01/2006    Fee          First                                                    $    133
   306       80.0%     08/06/2006    Fee          First                                                    $  9,280
   307      100.0%     09/11/2006    Fee          First                                                    $    251
   308      100.0%     07/27/2006    Fee          First                                                    $    299
   309       97.1%     08/23/2006    Fee          First                                                    $     34
   310       88.2%     08/23/2006    Fee          First                                                    $     34
   311       94.7%     07/01/2006    Fee          First                                                    $ 32,863
   312      100.0%     09/18/2006    Fee          First                                                    $    155
   313      100.0%     09/15/2006    Fee          First                                                    $     50
   314       91.4%     08/31/2006    Fee          First                                                    $     31
   315       85.9%     09/11/2006    Fee          First                                                    $    112
   316       98.7%     10/04/2006    Fee          First                                                    $ 13,299
   317      100.0%     08/25/2006    Fee          First                                                    $    196
   318       98.1%     10/03/2006    Fee          First              245, 276, 290, 318                    $     22

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                  FIRST PAYMENT   FIRST PAYMENT
LOAN NO.   NOTE DATE(8)   DATE (P&I)(9)    DATE (IO)(9)   MATURITY DATE   DUE DATE                  GRACE PERIOD(10)
--------------------------------------------------------------------------------------------------------------------------------

            11/17/2006          NAP         01/01/2007      12/01/2016
     1      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     2      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     3      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     4      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     5      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     6      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     7      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     8      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
     9      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    10      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    11      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    12      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    13      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    14      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    15      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    16      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    17      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    18      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    19      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    20      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    21      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    22      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    23      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    24      11/17/2006          NAP         01/01/2007      12/01/2016        1                           0
    25      09/12/2006          NAP         11/07/2006      10/07/2011        7      Not to exceed (1) business day, twice every
                                                                                                      fiscal year
    26      11/29/2006          NAP         01/01/2007      12/01/2016        1                           5
    27      11/16/2006      01/08/2012      01/08/2007      12/08/2016        8                           0
    28      10/03/2006          NAP         11/09/2006      10/09/2016        9                           2
    29      10/31/2006          NAP         12/05/2006      11/05/2011        5                           0
    30      10/24/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
    31      10/26/2006          NAP         12/01/2006      11/01/2016        1                           0
    32      04/28/2006      06/01/2011      06/01/2006      05/01/2016        1                           7
    33      09/19/2006          NAP         11/01/2006      10/01/2016        1                           0
    34      10/31/2006      12/01/2006          NAP         11/01/2016        1                           0
    35      10/18/2006          NAP         12/01/2006      11/01/2016        1                           5
    36      11/30/2006      01/01/2009      01/01/2007      12/01/2016        1                           5
    37      11/30/2006      01/01/2009      01/01/2007      12/01/2016        1                           5
    38      05/09/2006          NAP         07/01/2006      06/01/2013        1                           5
    39      09/19/2006          NAP         11/01/2006      10/01/2016        1                           0
    40      11/01/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
    41      10/27/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
    42      11/17/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
            11/21/2006      01/05/2010      01/05/2007      12/05/2016
    43      11/21/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    44      11/21/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    45      11/21/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    46      11/21/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    47      11/21/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    48      10/10/2006      12/01/2006          NAP         11/01/2016        1                           0
    49      11/20/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    50      10/24/2006          NAP         12/08/2006      11/08/2016        8                           0
    51      11/27/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
            05/26/2006      07/01/2006          NAP         06/01/2016
    52      05/26/2006      07/01/2006          NAP         06/01/2016        1                           5
    53      05/26/2006      07/01/2006          NAP         06/01/2016        1                           5
    54      05/26/2006      07/01/2006          NAP         06/01/2016        1                           5
    55      05/26/2006      07/01/2006          NAP         06/01/2016        1                           5
    56      05/26/2006      07/01/2006          NAP         06/01/2016        1                           5
    57      05/26/2006      07/01/2006          NAP         06/01/2016        1                           5
    58      01/27/2006      03/01/2006          NAP         02/01/2016        1                           5
    59      10/16/2006      12/01/2007      12/01/2006      11/01/2016        1                           5
    60      11/20/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    61      08/31/2006      10/01/2009      10/01/2006      09/01/2016        1                           5
    62      11/29/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    63      09/01/2006      10/01/2009      10/01/2006      09/01/2016        1                           5
    64      11/21/2006          NAP         01/01/2007      12/01/2016        1                           5
    65      08/29/2006      10/01/2011      10/01/2006      09/01/2016        1                           5
    66      11/20/2006      01/01/2010      01/01/2007      12/01/2016        1                           7
    67      11/20/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    68      10/27/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
    69      10/05/2006      12/01/2006          NAP         11/01/2016        1                           5
    70      12/15/2006      01/01/2007          NAP         12/01/2016        1                           5
    71      10/17/2006      12/01/2006          NAP         11/01/2016        1                           5
    72      10/17/2006      12/01/2006          NAP         11/01/2016        1                           5
    73      09/29/2006      11/01/2011      11/01/2006      10/01/2016        1                           5
    74      11/01/2006      12/01/2008      12/01/2006      11/01/2016        1                           5
    75      10/05/2006      12/01/2006          NAP         11/01/2016        1                           5
    76      09/28/2006      11/01/2006          NAP         10/01/2016        1                          10
    77      11/28/2006      01/01/2012      01/01/2007      12/01/2016        1                           5
    78      11/09/2006      01/01/2012      01/01/2007      12/01/2016        1                           5
    79      10/19/2006      12/01/2009      12/01/2006      11/01/2016        1                           6
    80      09/12/2006      11/01/2006          NAP         10/01/2016        1                           5
    81      11/21/2006      01/01/2007          NAP         12/01/2016        1                           5
    82      10/06/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
    83      10/31/2006      12/01/2006          NAP         11/01/2016        1                           5
            09/28/2006      11/01/2011      11/01/2006      10/01/2016
    84      09/28/2006      11/01/2011      11/01/2006      10/01/2016        1                          10
    85      09/28/2006      11/01/2011      11/01/2006      10/01/2016        1                          10
    86      09/28/2006      11/01/2011      11/01/2006      10/01/2016        1                          10
    87      09/29/2006      11/01/2006          NAP         10/01/2016        1                           5
    88      11/20/2006          NAP         01/05/2007      12/05/2016        5                           0
    89      10/05/2006      12/01/2006          NAP         11/01/2013        1                           5
    90      11/17/2006      01/05/2007          NAP         12/05/2016        5                           0
    91      11/30/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
    92      07/27/2006      09/01/2006          NAP         08/01/2016        1                           5
            11/28/2006      01/01/2010      01/01/2007      12/01/2016
    93      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    94      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    95      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    96      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    97      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    98      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
    99      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
   100      11/22/2006      07/05/2009      01/05/2007      12/05/2016        5                           0
   101      11/30/2006      01/01/2007          NAP         12/01/2016        1                           5
   102      11/14/2006      01/01/2012      01/01/2007      12/01/2016        1                           5
   103      10/06/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
   104      10/26/2006      12/01/2006          NAP         11/01/2016        1                           5
   105      10/31/2006      11/01/2006          NAP         10/01/2016        1                          10
            08/16/2006      10/01/2006          NAP         09/01/2016
   106      08/16/2006      10/01/2006          NAP         09/01/2016        1                           5
   107      08/16/2006      10/01/2006          NAP         09/01/2016        1                           5
   108      10/31/2006      11/01/2006          NAP         10/01/2016        1                          10
   109      11/16/2006      01/05/2007          NAP         12/05/2016        5                           0
   110      11/07/2006      01/01/2009      01/01/2007      12/01/2016        1                           5
   111      11/07/2006      01/01/2009      01/01/2007      12/01/2016        1                           5
   112      10/26/2006      12/01/2006          NAP         11/01/2016        1                           5
   113      09/22/2006      11/01/2011      11/01/2006      10/01/2016        1                           5
   114      11/01/2006          NAP         12/01/2006      11/01/2011        1                           5
   115      11/09/2005      01/01/2008      01/01/2006      12/01/2015        1                           5
   116      10/31/2006      11/01/2006          NAP         10/01/2016        1                          10
   117      11/14/1996      12/01/1996          NAP         11/01/2011        1                          10
   118      03/29/1996      05/01/1996          NAP         04/01/2014        1                          10
   119      06/21/2006      08/01/2006          NAP         07/01/2016        1                           5
   120      10/26/2006      12/01/2006          NAP         11/01/2016        1                           5
   121      11/01/2006      12/01/2008      12/01/2006      11/01/2016        1                           5
   122      10/12/2006      12/01/2006          NAP         11/01/2016        1                           5
   123      07/19/2006      09/01/2006          NAP         08/01/2016        1                           5
   124      04/11/1997      05/01/1997          NAP         04/01/2015        1                          10
   125      10/04/2006      12/01/2008      12/01/2006      11/01/2016        1                           5
   126      10/31/2006      12/01/2006          NAP         11/01/2016        1                           5
   127      08/10/2006      10/01/2006          NAP         09/01/2016        1                           5
   128      08/30/2006      10/01/2006          NAP         09/01/2016        1                           5
   129      10/12/2006      12/01/2006          NAP         11/01/2011        1                           5
   130      11/01/2004      12/10/2004          NAP         06/10/2016       10                          10
   131      10/26/2006      12/10/2006          NAP         06/10/2016       10                          10
   132      11/07/2006      01/01/2007          NAP         12/01/2016        1                           5
   133      03/10/1998      05/01/1998          NAP         04/01/2013        1                           5
   134      08/10/2006      10/01/2006          NAP         09/01/2016        1                          10
   135      10/31/2006      12/01/2008      12/01/2006      11/01/2016        1                           5
   136      10/19/2006      12/05/2009      12/05/2006      11/05/2016        5                           0
   137      09/18/2006      11/01/2011      11/01/2006      10/01/2016        1                           5
   138      09/27/2006      11/01/2008      11/01/2006      10/01/2016        1                           5
   139      11/08/2006      01/01/2007          NAP         12/01/2011        1                           5
   140      11/16/2006          NAP         01/01/2007      12/01/2016        1                           5
   141      10/11/2006      12/01/2006          NAP         11/01/2016        1                           5
   142      05/05/2006      07/01/2006          NAP         06/01/2016        1                           5
   143      11/06/2006      01/01/2007          NAP         12/01/2016        1                           5
   144      07/19/2006      09/01/2006          NAP         08/01/2016        1                           5
   145      08/29/2006      10/01/2011      10/01/2006      09/01/2016        1                          15
   146      11/17/2006      01/01/2010      01/01/2007      12/01/2016        1                           7
   147      07/30/1997      09/10/1997          NAP         08/10/2015       10                          10
   148      10/24/2006      12/01/2006          NAP         11/01/2016        1                           5
   149      10/10/2006      12/01/2009      12/01/2006      11/01/2016        1                           5
   150      11/07/2006          NAP         01/01/2007      12/01/2011        1                           5
   151      11/02/2006      01/01/2012      01/01/2007      12/01/2016        1                           5
   152      05/25/2006      07/01/2006          NAP         06/01/2016        1                           5
   153      10/19/2006      12/01/2006          NAP         11/01/2016        1                           5
   154      11/29/2006      01/05/2007          NAP         12/05/2016        5                           0
   155      09/05/1996      10/01/1996          NAP         09/01/2014        1                          10
   156      09/30/1997      11/10/1997          NAP         10/10/2015       10                           0
   157      10/11/2006      12/01/2009      12/01/2006      11/01/2016        1                           5
   158      11/07/2006      01/01/2007          NAP         12/01/2011        1                           5
   159      08/24/2006      10/01/2006          NAP         09/01/2016        1                           5
   160      11/07/2006          NAP         01/01/2007      12/01/2011        1                           5
   161      10/06/2006          NAP         12/01/2006      11/01/2016        1                           5
   162      07/14/2006      09/01/2009      09/01/2006      08/01/2016        1                           5
   163      10/23/2006      12/01/2006          NAP         11/01/2011        1                           5
   164      07/19/2006      09/01/2006          NAP         08/01/2016        1                           5
   165      10/30/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
   166      05/08/1996      06/01/1996          NAP         05/01/2014        1                          10
   167      07/08/2005      08/10/2005          NAP         07/10/2020       10                          10
   168      10/17/2006      12/01/2009      12/01/2006      11/01/2016        1                           5
   169      10/17/2006      12/01/2006          NAP         11/01/2016        1                           5
   170      10/27/2006      12/01/2009      12/01/2006      11/01/2016        1                           5
   171      10/18/2006      11/01/2008      12/01/2006      11/01/2016        1                          10
   172      12/30/1996      02/01/1997          NAP         01/01/2022        1                          10
   173      09/18/2006      11/05/2008      11/05/2006      10/05/2016        5                           0
   174      11/20/2006      01/05/2008      01/05/2007      12/05/2016        5                           0
   175      11/21/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
   176      10/10/2006      12/01/2006          NAP         11/01/2016        1                           5
   177      09/08/2006      11/01/2006          NAP         10/01/2016        1                           5
   178      07/19/2006      09/01/2006          NAP         08/01/2016        1                           5
            10/30/2006      12/01/2006          NAP         11/01/2016
   179      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   180      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   181      11/09/2006      01/01/2012      01/01/2007      12/01/2016        1                           5
   182      12/30/1996      02/01/1997          NAP         01/01/2015        1                          10
   183      12/30/1996      02/01/1997          NAP         01/01/2015        1                          10
   184      11/07/2006      01/01/2007          NAP         12/01/2016        1                           5
   185      10/28/1996      12/01/1996          NAP         11/01/2011        1                          10
   186      06/29/2006      08/01/2006          NAP         07/01/2016        1                           5
   187      06/29/2006      08/01/2006          NAP         07/01/2016        1                           5
   188      11/14/2006      01/01/2007          NAP         12/01/2016        1                           5
   189      10/04/2006      12/01/2008      12/01/2006      11/01/2016        1                           5
   190      11/17/2006      01/01/2010      01/01/2007      12/01/2016        1                           7
   191      11/29/2006      01/01/2007          NAP         12/01/2016        1                           5
   192      09/29/1998      11/10/1998          NAP         10/10/2016       10                          10
   193      04/04/2006      06/01/2006          NAP         05/01/2016        1                           5
   194      07/18/1996      09/01/1996          NAP         08/01/2014        1                          10
   195      09/01/2006      10/01/2009      10/01/2006      09/01/2016        1                           5
   196      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   197      12/07/2006      01/01/2006          NAP         12/01/2015        1                           5
   198      10/17/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
   199      12/01/2006      01/05/2007          NAP         12/05/2016        5                           0
   200      10/18/2006      12/01/2011      12/01/2006      11/01/2016        1                           5
   201      11/20/2006      01/01/2007          NAP         12/01/2016        1                           5
   202      11/03/2006      01/01/2009      01/01/2007      12/01/2016        1                           5
   203      11/22/2006      01/01/2007          NAP         12/01/2016        1                           5
   204      10/13/2006      12/01/2006          NAP         11/01/2011        1                           5
   205      10/11/2006      12/01/2006          NAP         11/01/2016        1                           5
   206      02/14/1996      03/01/1996          NAP         02/01/2014        1                          10
   207      02/29/1996      04/01/1996          NAP         03/01/2011        1                          10
   208      11/10/2006      01/01/2007          NAP         12/01/2016        1                          10
   209      11/22/2006      01/01/2007          NAP         12/01/2016        1                           5
            10/30/2006      12/01/2006          NAP         11/01/2016
   210      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   211      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   212      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   213      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   214      10/19/2006      12/01/2006          NAP         11/01/2016        1                           5
   215      10/20/2006      12/01/2006          NAP         11/01/2016        1                           5
   216      10/17/2006      12/01/2006          NAP         11/01/2016        1                           5
   217      12/22/1995      02/01/1996          NAP         01/01/2021        1                          10
   218      07/03/1996      08/01/1996          NAP         07/01/2021        1                          10
   219      10/19/2006      12/01/2006          NAP         11/01/2016        1                           5
   220      07/25/2006      09/01/2006          NAP         08/01/2016        1                           5
   221      07/25/2006      09/01/2006          NAP         08/01/2016        1                           5
            11/08/2006      01/01/2007          NAP         12/01/2016
   222      11/08/2006      01/01/2007          NAP         12/01/2016        1                           5
   223      11/08/2006      01/01/2007          NAP         12/01/2016        1                           5
   224      11/08/2006      01/01/2007          NAP         12/01/2016        1                           5
   225      10/19/2006      12/01/2006          NAP         11/01/2016        1                           5
   226      10/19/2006      12/01/2006          NAP         11/01/2016        1                           5
   227      11/14/2006      01/01/2012      01/01/2007      12/01/2016        1                           5
   228      04/28/2006      06/01/2006          NAP         05/01/2016        1                           5
   229      10/25/2006      12/01/2006          NAP         11/01/2016        1                           5
   230      08/10/2006      10/01/2006          NAP         09/01/2016        1                           5
   231      09/08/2006      11/01/2006          NAP         10/01/2016        1                           5
   232      10/03/2006      12/01/2006          NAP         11/01/2016        1                           5
   233      11/15/2006      01/01/2007          NAP         12/01/2016        1                           5
   234      09/19/2006      11/01/2006          NAP         10/01/2016        1                           5
   235      09/08/2006      11/01/2006          NAP         10/01/2016        1                           5
   236      10/24/2006      12/01/2006          NAP         11/01/2016        1                           5
   237      11/22/2006      01/01/2007      01/01/2016      12/01/2016        1                           5
   238      10/31/2006      12/01/2006          NAP         11/01/2016        1                           5
   239      09/28/2006      11/01/2006          NAP         10/01/2016        1                           5
   240      10/16/2006          NAP         12/01/2006      11/01/2016        1                           5
   241      11/21/2006      01/05/2007          NAP         12/05/2016        5                           0
   242      08/30/2006      10/01/2006          NAP         09/01/2016        1                           5
   243      09/26/2006      11/01/2006          NAP         10/01/2016        1                           5
   244      11/15/2006      01/05/2010      01/05/2007      12/05/2016        5                           0
   245      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   246      08/02/2006      10/01/2011      10/01/2006      09/01/2016        1                           7
   247      05/02/2000      07/01/2000          NAP         06/01/2015        1                          10
   248      11/08/2006      01/01/2009      01/01/2007      12/01/2016        1                          15
   249      09/29/2006      11/01/2006          NAP         10/01/2016        1                           5
   250      04/15/1997      05/01/1997          NAP         04/01/2017        1                          10
   251      11/10/2006      01/01/2007          NAP         12/01/2016        1                           5
   252      10/26/2006      12/01/2006          NAP         11/01/2016        1                           5
   253      11/16/2006      01/01/2007          NAP         12/01/2016        1                           5
   254      10/19/2006      12/01/2006          NAP         11/01/2016        1                           5
   255      09/27/2006          NAP         11/01/2006      10/01/2016        1                           5
   256      11/03/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
   257      11/14/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
   258      06/30/2006      08/01/2006          NAP         07/01/2016        1                           5
   259      11/02/2006      01/01/2009      01/01/2007      12/01/2016        1                           5
   260      10/25/2006      12/01/2009      12/01/2006      11/01/2016        1                           5
   261      11/16/2006      01/01/2007          NAP         12/01/2016        1                           5
   262      09/27/2006      11/01/2006          NAP         10/01/2016        1                           5
   263      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   264      11/16/2006      01/01/2007          NAP         12/01/2016        1                           5
   265      09/22/2006      11/01/2006          NAP         10/01/2016        1                           5
   266      12/22/1995      02/01/1996          NAP         01/01/2021        1                          10
   267      11/08/2006      01/01/2007          NAP         12/01/2016        1                           5
   268      10/23/2006      12/01/2006          NAP         11/01/2016        1                           5
   269      10/24/2006      12/01/2006          NAP         11/01/2016        1                           5
   270      10/17/2006      12/01/2006          NAP         11/01/2016        1                          10
   271      10/16/2006      12/01/2008      12/01/2006      11/01/2016        1                          10
   272      09/19/2006      11/01/2006          NAP         10/01/2013        1                           5
   273      09/20/2001      11/10/2001          NAP         10/10/2016       10                          10
            11/28/2006      01/01/2010      01/01/2007      12/01/2016
   274      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
   275      11/28/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
   276      10/31/2006      12/01/2006          NAP         11/01/2016        1                           5
   277      10/06/2006      12/01/2007      12/01/2006      11/01/2016        1                           5
   278      11/02/2006      01/01/2007          NAP         12/01/2016        1                           5
   279      09/14/2006      11/01/2006          NAP         10/01/2016        1                           5
   280      10/12/2006      12/01/2006          NAP         11/01/2016        1                          10
   281      10/16/2006      12/01/2006          NAP         11/01/2016        1                          10
   282      07/21/2006      09/01/2006          NAP         08/01/2016        1                          10
   283      10/23/2006      12/01/2008      12/01/2006      11/01/2016        1                           5
   284      10/04/2006      12/01/2008      12/01/2006      11/01/2016        1                           5
   285      10/31/2006      12/01/2006          NAP         11/01/2016        1                           5
   286      08/24/2006      10/01/2006          NAP         09/01/2016        1                           5
   287      09/29/2005      11/10/2006      11/10/2005      10/10/2021       10                          10
   288      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   289      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   290      10/31/2006      12/01/2006          NAP         11/01/2016        1                           5
   291      10/04/2006          NAP         12/01/2006      11/01/2016        1                           5
   292      11/22/2006      01/01/2007          NAP         12/01/2016        1                           5
   293      11/15/2006      01/01/2007          NAP         12/01/2016        1                           5
   294      03/13/2006      05/01/2008      05/01/2006      04/01/2016        1                           5
   295      09/27/2006          NAP         11/01/2006      10/01/2016        1                           5
   296      11/01/2006      12/01/2006          NAP         11/01/2016        1                          10
   297      09/21/2006      11/01/2006          NAP         10/01/2016        1                           5
   298      10/25/2006      12/01/2006          NAP         11/01/2016        1                           7
   299      08/01/2006      09/01/2006          NAP         08/01/2016        1                           5
   300      11/14/2006      01/01/2010      01/01/2007      12/01/2016        1                           5
   301      10/06/2006      12/01/2006          NAP         11/01/2016        1                           5
   302      10/24/2006      12/01/2006          NAP         11/01/2016        1                           5
   303      10/27/2006      12/01/2006          NAP         11/01/2016        1                           5
   304      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   305      09/25/2006      11/01/2006          NAP         10/01/2016        1                           5
   306      09/12/2006      11/01/2006          NAP         10/01/2011        1                           5
   307      09/22/2006      11/01/2008      11/01/2006      10/01/2013        1                           5
   308      10/16/2006      12/01/2006          NAP         11/01/2016        1                           5
            09/28/2006      11/01/2007      11/01/2006      10/01/2016
   309      09/28/2006      11/01/2007      11/01/2006      10/01/2016        1                           5
   310      09/28/2006      11/01/2007      11/01/2006      10/01/2016        1                           5
   311      10/30/2006      12/01/2006          NAP         11/01/2016        1                           5
   312      09/18/2006      11/01/2006          NAP         10/01/2016        1                          10
   313      10/05/2006      12/01/2006          NAP         11/01/2016        1                          10
   314      10/06/2006      12/01/2006          NAP         11/01/2011        1                           5
   315      11/22/2006      01/01/2007          NAP         12/01/2016        1                          10
   316      10/31/2006      12/01/2006          NAP         11/01/2016        1                           5
   317      11/13/2006      01/01/2007          NAP         12/01/2016        1                           7
   318      11/08/2006      01/01/2007          NAP         12/01/2016        1                           5

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.   ARD LOAN   LOCKBOX STATUS        LOCKBOX TYPE         ORIGINAL TERM TO MATURITY   REMAINING TERM TO MATURITY
-----------------------------------------------------------------------------------------------------------------------

                                                                            120                         120
     1        No         In Place               Hard                        120                         120
     2        No         In Place               Hard                        120                         120
     3        No         In Place               Hard                        120                         120
     4        No         In Place               Hard                        120                         120
     5        No         In Place               Hard                        120                         120
     6        No         In Place               Hard                        120                         120
     7        No         In Place               Hard                        120                         120
     8        No         In Place               Hard                        120                         120
     9        No         In Place               Hard                        120                         120
    10        No         In Place               Hard                        120                         120
    11        No         In Place               Hard                        120                         120
    12        No         In Place               Hard                        120                         120
    13        No         In Place               Hard                        120                         120
    14        No         In Place               Hard                        120                         120
    15        No         In Place               Hard                        120                         120
    16        No         In Place               Hard                        120                         120
    17        No         In Place               Hard                        120                         120
    18        No         In Place               Hard                        120                         120
    19        No         In Place               Hard                        120                         120
    20        No         In Place               Hard                        120                         120
    21        No         In Place               Hard                        120                         120
    22        No         In Place               Hard                        120                         120
    23        No         In Place               Hard                        120                         120
    24        No         In Place               Hard                        120                         120
    25        No         In Place               Hard                         60                          58
    26        No         In Place               Hard                        120                         120
    27        No         In Place               Soft                        120                         120
    28        No         Springing              Hard                        120                         118
    29        No         In Place      Soft, Springing to Hard               60                          59
    30        No         In Place               Hard                        120                         119
    31        No         In Place               Hard                        120                         119
    32        No         In Place               Hard                        120                         113
    33        No           None                 NAP                         120                         118
    34        No           None                 NAP                         120                         119
    35        No         In Place               Hard                        120                         119
    36        No         In Place               Soft                        120                         120
    37        No         In Place               Soft                        120                         120
    38        Yes        Springing              Hard                         84                          78
    39        No         In Place               Hard                        120                         118
    40        No         In Place               Hard                        120                         119
    41        No         In Place               Hard                        120                         119
    42        No           None                 NAP                         120                         120
                                                                            120                         120
    43        No           None                 NAP                         120                         120
    44        No           None                 NAP                         120                         120
    45        No           None                 NAP                         120                         120
    46        No           None                 NAP                         120                         120
    47        No           None                 NAP                         120                         120
    48        No         Springing              Hard                        120                         119
    49        No           None                 NAP                         120                         120
    50        No         Springing              Hard                        120                         119
    51        No           None                 NAP                         120                         120
                                                                            120                         114
    52        No         In Place               Hard                        120                         114
    53        No         In Place               Hard                        120                         114
    54        No         In Place               Hard                        120                         114
    55        No         In Place               Hard                        120                         114
    56        No         In Place               Hard                        120                         114
    57        No         In Place               Hard                        120                         114
    58        No           None                 NAP                         120                         110
    59        No         Springing              Hard                        120                         119
    60        No           None                 NAP                         120                         120
    61        No           None                 NAP                         120                         117
    62        No           None                 NAP                         120                         120
    63        No           None                 NAP                         120                         117
    64        No           None                 NAP                         120                         120
    65        No           None                 NAP                         120                         117
    66        No           None                 NAP                         120                         120
    67        No         In Place               Soft                        120                         120
    68        No           None                 NAP                         120                         119
    69        No           None                 NAP                         120                         119
    70        No           None                 NAP                         120                         120
    71        No           None                 NAP                         120                         119
    72        No         Springing              Hard                        120                         119
    73        No           None                 NAP                         120                         118
    74        No           None                 NAP                         120                         119
    75        No           None                 NAP                         120                         119
    76        No           None                 NAP                         120                         118
    77        No         Springing              Soft                        120                         120
    78        No           None                 NAP                         120                         120
    79        No           None                 NAP                         120                         119
    80        No           None                 NAP                         120                         118
    81        No           None                 NAP                         120                         120
    82        No         Springing              Hard                        120                         119
    83        No           None                 NAP                         120                         119
                                                                            120                         118
    84        No           None                 NAP                         120                         118
    85        No           None                 NAP                         120                         118
    86        No           None                 NAP                         120                         118
    87        No           None                 NAP                         120                         118
    88        Yes        Springing              Hard                        120                         120
    89        No           None                 NAP                          84                          83
    90        No         Springing              Hard                        120                         120
    91        No           None                 NAP                         120                         120
    92        No           None                 NAP                         120                         116
                                                                            120                         120
    93        No           None                 NAP                         120                         120
    94        No           None                 NAP                         120                         120
    95        No           None                 NAP                         120                         120
    96        No           None                 NAP                         120                         120
    97        No           None                 NAP                         120                         120
    98        No           None                 NAP                         120                         120
    99        No           None                 NAP                         120                         120
   100        No           None                 NAP                         120                         120
   101        No           None                 NAP                         120                         120
   102        No           None                 NAP                         120                         120
   103        No           None                 NAP                         120                         119
   104        No           None                 NAP                         120                         119
   105        No           None                 NAP                         120                         118
                                                                            120                         117
   106        No           None                 NAP                         120                         117
   107        No           None                 NAP                         120                         117
   108        No           None                 NAP                         120                         118
   109        No         In Place               Hard                        120                         120
   110        No           None                 NAP                         120                         120
   111        No           None                 NAP                         120                         120
   112        No           None                 NAP                         120                         119
   113        No           None                 NAP                         120                         118
   114        No           None                 NAP                          60                          59
   115        No           None                 NAP                         120                         108
   116        No           None                 NAP                         120                         118
   117        No           None                 NAP                         180                          59
   118        No           None                 NAP                         216                          88
   119        No           None                 NAP                         120                         115
   120        No           None                 NAP                         120                         119
   121        No           None                 NAP                         120                         119
   122        No           None                 NAP                         120                         119
   123        No           None                 NAP                         120                         116
   124        No           None                 NAP                         216                         100
   125        No           None                 NAP                         120                         119
   126        No           None                 NAP                         120                         119
   127        No           None                 NAP                         120                         117
   128        No           None                 NAP                         120                         117
   129        No           None                 NAP                          60                          59
   130        No           None                 NAP                         139                         114
   131        No           None                 NAP                         115                         114
   132        No           None                 NAP                         120                         120
   133        No           None                 NAP                         180                          76
   134        No           None                 NAP                         120                         117
   135        No           None                 NAP                         120                         119
   136        No           None                 NAP                         120                         119
   137        No           None                 NAP                         120                         118
   138        No           None                 NAP                         120                         118
   139        No           None                 NAP                          60                          60
   140        No           None                 NAP                         120                         120
   141        No           None                 NAP                         120                         119
   142        No           None                 NAP                         120                         114
   143        No           None                 NAP                         120                         120
   144        No           None                 NAP                         120                         116
   145        No           None                 NAP                         120                         117
   146        No         Springing              Hard                        120                         120
   147        No           None                 NAP                         216                         104
   148        No           None                 NAP                         120                         119
   149        No           None                 NAP                         120                         119
   150        No           None                 NAP                          60                          60
   151        No           None                 NAP                         120                         120
   152        No           None                 NAP                         120                         114
   153        No           None                 NAP                         120                         119
   154        Yes        Springing              Hard                        120                         120
   155        No           None                 NAP                         216                          93
   156        No           None                 NAP                         216                         106
   157        No         Springing              Hard                        120                         119
   158        No           None                 NAP                          60                          60
   159        No           None                 NAP                         120                         117
   160        No           None                 NAP                          60                          60
   161        Yes        Springing              Hard                        120                         119
   162        No           None                 NAP                         120                         116
   163        No           None                 NAP                          60                          59
   164        No           None                 NAP                         120                         116
   165        No           None                 NAP                         120                         119
   166        No           None                 NAP                         216                          89
   167        No           None                 NAP                         180                         163
   168        No           None                 NAP                         120                         119
   169        No           None                 NAP                         120                         119
   170        No           None                 NAP                         120                         119
   171        No           None                 NAP                         120                         119
   172        No           None                 NAP                         300                         181
   173        No         Springing              Hard                        120                         118
   174        No           None                 NAP                         120                         120
   175        No         Springing              Hard                        120                         120
   176        No           None                 NAP                         120                         119
   177        No           None                 NAP                         120                         118
   178        No           None                 NAP                         120                         116
                                                                            120                         119
   179        No           None                 NAP                         120                         119
   180        No           None                 NAP                         120                         119
   181        No           None                 NAP                         120                         120
   182        No           None                 NAP                         216                          97
   183        No           None                 NAP                         216                          97
   184        No           None                 NAP                         120                         120
   185        No           None                 NAP                         180                          59
   186        No           None                 NAP                         120                         115
   187        No           None                 NAP                         120                         115
   188        No           None                 NAP                         120                         120
   189        No           None                 NAP                         120                         119
   190        No           None                 NAP                         120                         120
   191        No           None                 NAP                         120                         120
   192        No           None                 NAP                         216                         118
   193        No           None                 NAP                         120                         113
   194        No           None                 NAP                         216                          92
   195        No           None                 NAP                         120                         117
   196        No           None                 NAP                         120                         119
   197        Yes        In Place               Hard                        120                         108
   198        No           None                 NAP                         120                         119
   199        Yes        Springing              Hard                        120                         120
   200        No           None                 NAP                         120                         119
   201        No           None                 NAP                         120                         120
   202        No           None                 NAP                         120                         120
   203        No           None                 NAP                         120                         120
   204        No           None                 NAP                          60                          59
   205        No           None                 NAP                         120                         119
   206        No           None                 NAP                         216                          86
   207        No           None                 NAP                         180                          51
   208        No           None                 NAP                         120                         120
   209        No           None                 NAP                         120                         120
                                                                            120                         119
   210        No           None                 NAP                         120                         119
   211        No           None                 NAP                         120                         119
   212        No           None                 NAP                         120                         119
   213        No           None                 NAP                         120                         119
   214        No           None                 NAP                         120                         119
   215        No           None                 NAP                         120                         119
   216        No           None                 NAP                         120                         119
   217        No           None                 NAP                         300                         169
   218        No           None                 NAP                         300                         175
   219        No           None                 NAP                         120                         119
   220        No           None                 NAP                         120                         116
   221        No           None                 NAP                         120                         116
                                                                            120                         120
   222        No           None                 NAP                         120                         120
   223        No           None                 NAP                         120                         120
   224        No           None                 NAP                         120                         120
   225        No           None                 NAP                         120                         119
   226        No           None                 NAP                         120                         119
   227        No           None                 NAP                         120                         120
   228        No           None                 NAP                         120                         113
   229        No           None                 NAP                         120                         119
   230        No           None                 NAP                         120                         117
   231        No           None                 NAP                         120                         118
   232        No           None                 NAP                         120                         119
   233        No           None                 NAP                         120                         120
   234        No           None                 NAP                         120                         118
   235        No           None                 NAP                         120                         118
   236        No           None                 NAP                         120                         119
   237        No           None                 NAP                         120                         120
   238        No           None                 NAP                         120                         119
   239        No           None                 NAP                         120                         118
   240        No           None                 NAP                         120                         119
   241        No           None                 NAP                         120                         120
   242        No           None                 NAP                         120                         117
   243        No           None                 NAP                         120                         118
   244        No           None                 NAP                         120                         120
   245        No           None                 NAP                         120                         119
   246        No           None                 NAP                         120                         117
   247        No           None                 NAP                         180                         102
   248        No           None                 NAP                         120                         120
   249        No           None                 NAP                         120                         118
   250        No           None                 NAP                         240                         124
   251        No           None                 NAP                         120                         120
   252        No           None                 NAP                         120                         119
   253        No           None                 NAP                         120                         120
   254        No           None                 NAP                         120                         119
   255        No           None                 NAP                         120                         118
   256        No           None                 NAP                         120                         120
   257        No           None                 NAP                         120                         120
   258        No           None                 NAP                         120                         115
   259        No           None                 NAP                         120                         120
   260        No           None                 NAP                         120                         119
   261        No           None                 NAP                         120                         120
   262        No           None                 NAP                         120                         118
   263        No           None                 NAP                         120                         119
   264        No           None                 NAP                         120                         120
   265        No           None                 NAP                         120                         118
   266        No           None                 NAP                         300                         169
   267        No           None                 NAP                         120                         120
   268        No           None                 NAP                         120                         119
   269        No           None                 NAP                         120                         119
   270        No           None                 NAP                         120                         119
   271        No           None                 NAP                         120                         119
   272        No           None                 NAP                          84                          82
   273        No           None                 NAP                         180                         118
                                                                            120                         120
   274        No           None                 NAP                         120                         120
   275        No           None                 NAP                         120                         120
   276        No           None                 NAP                         120                         119
   277        No           None                 NAP                         120                         119
   278        No           None                 NAP                         120                         120
   279        No           None                 NAP                         120                         118
   280        No           None                 NAP                         120                         119
   281        No           None                 NAP                         120                         119
   282        No           None                 NAP                         120                         116
   283        No           None                 NAP                         120                         119
   284        No           None                 NAP                         120                         119
   285        No           None                 NAP                         120                         119
   286        No           None                 NAP                         120                         117
   287        No           None                 NAP                         192                         178
   288        No           None                 NAP                         120                         119
   289        No           None                 NAP                         120                         119
   290        No           None                 NAP                         120                         119
   291        No           None                 NAP                         120                         119
   292        No           None                 NAP                         120                         120
   293        No           None                 NAP                         120                         120
   294        No           None                 NAP                         120                         112
   295        No           None                 NAP                         120                         118
   296        No           None                 NAP                         120                         119
   297        No           None                 NAP                         120                         118
   298        No           None                 NAP                         120                         119
   299        No         In Place               Hard                        120                         116
   300        No           None                 NAP                         120                         120
   301        No           None                 NAP                         120                         119
   302        No           None                 NAP                         120                         119
   303        No           None                 NAP                         120                         119
   304        No           None                 NAP                         120                         119
   305        No           None                 NAP                         120                         118
   306        No           None                 NAP                          60                          58
   307        No           None                 NAP                          84                          82
   308        No         Springing              Hard                        120                         119
                                                                            120                         118
   309        No           None                 NAP                         120                         118
   310        No           None                 NAP                         120                         118
   311        No           None                 NAP                         120                         119
   312        No           None                 NAP                         120                         118
   313        No           None                 NAP                         120                         119
   314        No           None                 NAP                          60                          59
   315        No           None                 NAP                         120                         120
   316        No           None                 NAP                         120                         119
   317        No           None                 NAP                         120                         120
   318        No           None                 NAP                         120                         120

TOTALS AND WEIGHTED AVERAGES:                                               116                         110

MORTGAGE                        ORIGINAL AMORT.    REMAINING
LOAN NO.                            TERM (11)     AMORT. TERM   MORTGAGE RATE   MONTHLY PAYMENT (P&I)   MONTHLY PAYMENT (IO)
----------------------------------------------------------------------------------------------------------------------------

                                       IO              IO               5.452%                    NAP             $1,151,503
     1                                 IO              IO               5.452%                    NAP               $131,732
     2                                 IO              IO               5.452%                    NAP               $125,744
     3                                 IO              IO               5.452%                    NAP                $88,896
     4                                 IO              IO               5.452%                    NAP                $87,975
     5                                 IO              IO               5.452%                    NAP                $65,405
     6                                 IO              IO               5.452%                    NAP                $65,405
     7                                 IO              IO               5.452%                    NAP                $61,721
     8                                 IO              IO               5.452%                    NAP                $56,654
     9                                 IO              IO               5.452%                    NAP                $53,430
    10                                 IO              IO               5.452%                    NAP                $49,745
    11                                 IO              IO               5.452%                    NAP                $47,442
    12                                 IO              IO               5.452%                    NAP                $42,836
    13                                 IO              IO               5.452%                    NAP                $40,072
    14                                 IO              IO               5.452%                    NAP                $33,624
    15                                 IO              IO               5.452%                    NAP                $27,175
    16                                 IO              IO               5.452%                    NAP                $26,254
    17                                 IO              IO               5.452%                    NAP                $24,412
    18                                 IO              IO               5.452%                    NAP                $23,951
    19                                 IO              IO               5.452%                    NAP                $22,109
    20                                 IO              IO               5.452%                    NAP                $20,727
    21                                 IO              IO               5.452%                    NAP                $15,660
    22                                 IO              IO               5.452%                    NAP                $14,739
    23                                 IO              IO               5.452%                    NAP                $14,279
    24                                 IO              IO               5.452%                    NAP                $11,515
    25                                 IO              IO               5.512%                    NAP             $1,047,854
    26                                 IO              IO               5.660%                    NAP               $564,297
    27                                 360             360              5.810%               $593,264               $495,800
    28                                 IO              IO               5.510%                    NAP               $395,712
    29                                 IO              IO               5.570%                    NAP               $302,134
    30                                 360             360              5.960%               $364,159               $307,175
    31                                 IO              IO               5.680%                    NAP               $269,708
    32                                 360             360              5.610%               $294,136               $242,590
    33                                 IO              IO               6.000%                    NAP               $248,403
    34                                 360             359              5.900%               $252,083                    NAP
    35                                 IO              IO               5.760%                    NAP               $182,500
    36                                 360             360              5.770%               $178,377               $148,691
    37                                 360             360              5.770%                $33,044                $27,544
    38                                 IO              IO               5.660%                    NAP               $158,834
    39                                 IO              IO               6.000%                    NAP               $147,014
    40                                 360             360              6.230%               $169,579               $145,280
    41                                 360             360              5.740%               $146,900               $122,214
    42                                 360             360              5.820%               $141,127               $118,017
                                       360             360              5.770%               $136,160               $113,500
    43                                 360             360              5.770%                $75,328                $62,791
    44                                 360             360              5.770%                $18,481                $15,405
    45                                 360             360              5.770%                $15,791                $13,163
    46                                 360             360              5.770%                $14,914                $12,432
    47                                 360             360              5.770%                $11,647                 $9,709
    48                                 360             359              5.710%               $133,638                    NAP
    49                                 360             360              5.650%               $128,724               $106,454
    50                                 IO              IO               5.757%                    NAP                $99,715
    51                                 360             360              5.630%               $115,194                $95,137
                                       360             354              6.236%               $118,535                    NAP
    52                                 360             354              6.236%                $33,151                    NAP
    53                                 360             354              6.236%                $27,323                    NAP
    54                                 360             354              6.236%                $20,720                    NAP
    55                                 360             354              6.236%                $15,027                    NAP
    56                                 360             354              6.236%                $12,751                    NAP
    57                                 360             354              6.236%                 $9,563                    NAP
    58                                 360             350              5.330%               $100,290                    NAP
    59                                 360             360              6.100%               $107,867                $91,740
    60                                 360             360              5.600%               $100,464                $82,801
    61                                 360             360              6.200%               $104,120                $89,053
    62                                 360             360              5.550%                $97,058                $79,717
    63                                 360             360              5.940%                $95,907                $80,802
    64                                 IO              IO               5.810%                    NAP                $74,615
    65                                 360             360              6.143%                $90,099                $76,816
    66                                 360             360              5.720%                $81,434                $67,660
    67                                 360             360              5.860%                $80,319                $67,336
    68                                 360             360              6.163%                $81,444                $69,516
    69                                 360             359              6.330%                $80,721                    NAP
    70                                 300             300              5.680%                $79,673                    NAP
    71                                 360             359              6.080%                $38,132                    NAP
    72                                 360             359              6.080%                $37,154                    NAP
    73                                 360             360              5.980%                $71,792                $60,631
    74                                 360             360              5.740%                $69,953                $58,197
    75                                 360             359              5.870%                $70,946                    NAP
    76                                 360             358              6.420%                $74,967                    NAP
    77                                 360             360              5.780%                $68,501                $57,138
    78                                 360             360              5.800%                $68,650                $57,335
    79                                 360             360              5.792%                $67,770                $56,571
    80                                 360             358              6.180%                $69,674                    NAP
    81                                 240             240              5.650%                $76,603                    NAP
    82                                 360             360              5.700%                $63,844                $52,976
    83                                 360             359              5.620%                $63,287                    NAP
                                       300             300              6.120%                $69,076                $54,811
    84                                 300             300              6.120%                $31,280                $24,820
    85                                 300             300              6.120%                $28,152                $22,338
    86                                 300             300              6.120%                 $9,644                 $7,653
    87                                 360             358              5.780%                $60,597                    NAP
    88                                 IO              IO               5.540%                    NAP                $46,808
    89                                 420             419              6.210%                $58,436                    NAP
    90                                 360             360              6.340%                $59,983                    NAP
    91                                 360             360              5.490%                $54,448                $44,530
    92                                 360             356              5.380%                $53,787                    NAP
                                       360             360              5.740%                $55,379                $46,073
    93                                 360             360              5.740%                $11,512                 $9,578
    94                                 360             360              5.740%                $10,908                 $9,075
    95                                 360             360              5.740%                 $8,424                 $7,009
    96                                 360             360              5.740%                 $7,954                 $6,618
    97                                 360             360              5.740%                 $6,444                 $5,361
    98                                 360             360              5.740%                 $5,806                 $4,831
    99                                 360             360              5.740%                 $4,330                 $3,602
   100                                 300             300              5.830%                $57,055                $44,332
   101                                 360             360              5.900%                $53,382                    NAP
   102                                 360             360              5.860%                $53,152                $44,560
   103                                 360             360              5.930%                $53,555                $45,093
   104                                 360             359              6.410%                $56,354                    NAP
   105                                 360             358              6.450%                $56,591                    NAP
                                       360             357              6.290%                $55,649                    NAP
   106                                 360             357              6.290%                $32,343                    NAP
   107                                 360             357              6.290%                $23,306                    NAP
   108                                 360             358              6.460%                $56,272                    NAP
   109                                 300             300              6.010%                $55,463                    NAP
   110                                 360             360              5.850%                $27,609                $23,132
   111                                 360             360              5.850%                $22,831                $19,128
   112                                 300             299              6.450%                $57,127                    NAP
   113                                 360             360              6.050%                $50,030                $42,427
   114                                 IO              IO               5.570%                    NAP                $38,590
   115                                 360             360              5.290%                $42,988                $34,639
   116                                 360             358              6.450%                $48,542                    NAP
   117                                 360             239              8.810%                $68,026                    NAP
   118                                 360             232              8.000%                $64,755                    NAP
   119                                 360             355              6.340%                $47,396                    NAP
   120                                 360             359              5.850%                $44,836                    NAP
   121                                 360             360              5.900%                $44,485                $37,387
   122                                 300             299              6.450%                $50,406                    NAP
   123                                 300             296              6.480%                $50,547                    NAP
   124                                 360             244              8.550%                $63,458                    NAP
   125                                 360             360              6.240%                $44,285                $37,960
   126                                 300             299              5.640%                $44,818                    NAP
   127                                 300             297              6.350%                $46,764                    NAP
   128                                 360             357              5.900%                $41,520                    NAP
   129                                 360             359              6.930%                $45,582                    NAP
   130                                 360             335              5.930%                $37,667                    NAP
   131                                 360             359              6.320%                 $3,784                    NAP
   132                                 360             360              6.100%                $40,868                    NAP
   133                                 360             256              9.100%                $58,452                    NAP
   134                                 360             357              6.315%                $41,382                    NAP
   135                                 360             360              5.860%                $39,274                $32,925
   136                                 360             360              5.940%                $39,167                $32,998
   137                                 360             360              6.260%                $40,218                $34,512
   138                                 360             360              6.000%                $38,971                $32,951
   139                                 360             360              6.310%                $40,276                    NAP
   140                                 IO              IO               5.790%                    NAP                $31,798
   141                                 300             299              5.910%                $41,523                    NAP
   142                                 360             354              5.900%                $38,554                    NAP
   143                                 360             360              5.860%                $37,797                    NAP
   144                                 300             296              6.480%                $42,459                    NAP
   145                                 360             360              6.240%                $38,442                $32,951
   146                                 360             360              5.630%                $35,710                $29,492
   147                                 360             246              8.540%                $52,480                    NAP
   148                                 360             359              5.990%                $36,174                    NAP
   149                                 360             360              5.990%                $35,934                $30,366
   150                                 IO              IO               5.828%                    NAP                $28,954
   151                                 360             360              6.020%                $35,149                $29,755
   152                                 360             354              6.700%                $37,749                    NAP
   153                                 360             359              5.720%                $33,737                    NAP
   154                                 360             360              5.770%                $33,336                    NAP
   155                                 360             237              8.400%                $49,139                    NAP
   156                                 360             250              8.380%                $47,451                    NAP
   157                                 360             360              5.930%                $33,323                $28,058
   158                                 360             360              5.880%                $33,144                    NAP
   159                                 300             297              6.470%                $37,707                    NAP
   160                                 IO              IO               5.800%                    NAP                $27,320
   161                                 IO              IO               6.080%                    NAP                $28,639
   162                                 360             360              6.220%                $33,757                $28,904
   163                                 300             299              6.360%                $36,657                    NAP
   164                                 300             296              6.480%                $36,731                    NAP
   165                                 360             360              5.950%                $31,606                $26,644
   166                                 360             233              8.580%                $45,818                    NAP
   167                                 360             343              7.500%                $36,709                    NAP
   168                                 360             360              5.820%                $29,989                $25,079
   169                                 360             359              5.970%                $30,479                    NAP
   170                                 360             360              6.210%                $31,146                $26,654
   171                                 360             360              6.030%                $30,315                $25,678
   172                                 360             241              8.450%                $43,244                    NAP
   173                                 360             360              6.090%                $30,267                $25,727
   174                                 360             360              6.150%                $29,548                $25,201
   175                                 360             360              6.100%                $29,088                $24,739
   176                                 360             359              6.350%                $29,867                    NAP
   177                                 360             358              6.030%                $28,871                    NAP
   178                                 300             296              6.620%                $32,429                    NAP
                                       360             359              6.000%                $27,729                    NAP
   179                                 360             359              6.000%                $19,336                    NAP
   180                                 360             359              6.000%                 $8,394                    NAP
   181                                 360             360              5.730%                $26,204                $21,786
   182                                 360             241              8.740%                $30,560                    NAP
   183                                 360             241              8.740%                 $9,055                    NAP
   184                                 360             360              5.900%                $26,632                    NAP
   185                                 360             239              8.680%                $39,477                    NAP
   186                                 300             295              6.630%                $30,751                    NAP
   187                                 300             295              6.310%                $29,852                    NAP
   188                                 360             360              5.890%                $25,922                    NAP
   189                                 360             360              6.440%                $27,324                $23,669
   190                                 360             360              5.630%                $24,767                $20,454
   191                                 360             360              5.860%                $25,306                    NAP
   192                                 360             262              6.750%                $31,172                    NAP
   193                                 300             293              6.040%                $27,810                    NAP
   194                                 360             236              8.610%                $37,283                    NAP
   195                                 360             360              5.930%                $24,992                $21,043
   196                                 360             359              6.040%                $25,289                    NAP
   197                                 360             348              5.790%                $24,470                    NAP
   198                                 360             360              5.870%                $24,388                $20,458
   199                                 360             360              5.770%                $24,125                    NAP
   200                                 360             360              6.113%                $24,273                $20,660
   201                                 360             360              5.850%                $23,598                    NAP
   202                                 360             360              5.970%                $23,905                $20,176
   203                                 360             360              5.900%                $23,725                    NAP
   204                                 360             359              6.280%                $24,707                    NAP
   205                                 360             359              5.980%                $23,931                    NAP
   206                                 360             230              7.500%                $32,724                    NAP
   207                                 360             231              7.750%                $32,239                    NAP
   208                                 300             300              6.650%                $26,015                    NAP
   209                                 360             360              5.930%                $22,612                    NAP
                                       360             359              6.040%                $22,881                    NAP
   210                                 360             359              6.040%                 $8,359                    NAP
   211                                 360             359              6.040%                 $7,308                    NAP
   212                                 360             359              6.040%                 $4,060                    NAP
   213                                 360             359              6.040%                 $3,153                    NAP
   214                                 300             299              6.330%                $25,256                    NAP
   215                                 360             359              5.970%                $22,471                    NAP
   216                                 360             359              6.120%                $22,773                    NAP
   217                                 336             205              8.450%                $34,222                    NAP
   218                                 360             235              8.050%                $31,334                    NAP
   219                                 360             359              5.720%                $21,522                    NAP
   220                                 300             296              6.200%                $14,281                    NAP
   221                                 300             296              6.200%                 $9,849                    NAP
                                       300             300              6.230%                $23,704                    NAP
   222                                 300             300              6.230%                $10,326                    NAP
   223                                 300             300              6.230%                 $7,041                    NAP
   224                                 300             300              6.230%                 $6,337                    NAP
   225                                 360             359              5.990%                $21,561                    NAP
   226                                 360             359              6.520%                $22,327                    NAP
   227                                 360             360              5.820%                $20,581                $17,211
   228                                 300             293              6.680%                $24,027                    NAP
   229                                 360             359              5.410%                $19,226                    NAP
   230                                 180             177              6.370%                $29,660                    NAP
   231                                 240             238              6.220%                $24,063                    NAP
   232                                 360             359              6.300%                $20,117                    NAP
   233                                 240             240              5.860%                $22,668                    NAP
   234                                 360             358              6.340%                $19,891                    NAP
   235                                 360             358              6.090%                $19,371                    NAP
   236                                 360             359              6.070%                $19,028                    NAP
   237                                 360             360              5.910%                $18,407                $13,400
   238                                 360             359              5.960%                $18,506                    NAP
   239                                 360             358              6.170%                $18,560                    NAP
   240                                 IO              IO               5.980%                    NAP                $15,158
   241                                 300             300              6.150%                $19,605                    NAP
   242                                 360             357              6.600%                $19,160                    NAP
   243                                 360             358              6.300%                $17,950                    NAP
   244                                 360             360              5.870%                $16,850                $14,135
   245                                 360             359              6.010%                $17,106                    NAP
   246                                 300             300              6.330%                $18,875                $15,189
   247                                 360             282              8.810%                $23,612                    NAP
   248                                 360             360              5.940%                $16,680                $14,053
   249                                 360             358              6.090%                $16,950                    NAP
   250                                 360             244              8.750%                $24,388                    NAP
   251                                 360             360              5.960%                $16,417                    NAP
   252                                 360             359              5.990%                $16,039                    NAP
   253                                 360             360              5.920%                $15,752                    NAP
   254                                 300             299              6.040%                $16,977                    NAP
   255                                 IO              IO               5.920%                    NAP                $13,040
   256                                 360             360              5.880%                $15,388                $12,917
   257                                 360             360              6.010%                $15,365                $12,999
   258                                 360             355              6.506%                $16,254                    NAP
   259                                 360             360              6.310%                $15,677                $13,488
   260                                 360             360              5.930%                $14,876                $12,526
   261                                 360             360              5.920%                $14,801                    NAP
   262                                 360             358              6.040%                $14,993                    NAP
   263                                 360             359              5.970%                $14,761                    NAP
   264                                 360             360              5.920%                $14,533                    NAP
   265                                 300             298              6.380%                $16,326                    NAP
   266                                 300             169              8.400%                $24,514                    NAP
   267                                 360             360              6.090%                $14,528                    NAP
   268                                 360             359              6.360%                $14,949                    NAP
   269                                 360             359              6.140%                $14,606                    NAP
   270                                 360             359              5.960%                $14,214                    NAP
   271                                 360             360              5.830%                $13,892                $11,625
   272                                 360             358              5.930%                $13,984                    NAP
   273                                 360             298              8.930%                $19,351                    NAP
                                       360             360              5.740%                $13,466                $11,203
   274                                 360             360              5.740%                 $9,677                 $8,050
   275                                 360             360              5.740%                 $3,789                 $3,153
   276                                 360             359              6.010%                $13,804                    NAP
   277                                 360             360              6.230%                $13,671                $11,712
   278                                 300             300              5.750%                $13,715                    NAP
   279                                 360             358              6.260%                $13,098                    NAP
   280                                 360             359              6.330%                $13,040                    NAP
   281                                 360             359              5.900%                $12,337                    NAP
   282                                 360             356              6.350%                $12,911                    NAP
   283                                 360             360              6.010%                $12,214                $10,334
   284                                 360             360              6.100%                $12,120                $10,308
   285                                 360             359              5.990%                $11,978                    NAP
   286                                 360             357              6.180%                $12,223                    NAP
   287                                 360             358              6.340%                $12,009                $10,207
   288                                 360             359              6.200%                $11,637                    NAP
   289                                 360             359              6.070%                $11,477                    NAP
   290                                 360             359              6.010%                $11,404                    NAP
   291                                 IO              IO               6.140%                    NAP                 $9,466
   292                                 300             300              6.330%                $12,096                    NAP
   293                                 360             360              6.270%                $10,644                    NAP
   294                                 360             360              5.910%                $10,154                 $8,539
   295                                 IO              IO               6.120%                    NAP                 $8,670
   296                                 360             359              6.120%                 $9,960                    NAP
   297                                 360             358              6.420%                 $9,778                    NAP
   298                                 360             359              5.960%                 $9,253                    NAP
   299                                 360             356              6.590%                 $9,815                    NAP
   300                                 360             360              6.125%                 $9,114                 $7,763
   301                                 360             359              6.410%                 $9,392                    NAP
   302                                 360             359              6.330%                 $9,314                    NAP
   303                                 360             359              6.000%                 $8,993                    NAP
   304                                 360             359              5.960%                 $8,955                    NAP
   305                                 360             358              6.290%                 $9,089                    NAP
   306                                 360             358              6.450%                 $9,117                    NAP
   307                                 360             360              6.160%                 $8,386                 $7,156
   308                                 360             359              6.470%                 $8,569                    NAP
                                       360             360              6.570%                 $8,149                 $7,105
   309                                 360             360              6.570%                 $4,100                 $3,575
   310                                 360             360              6.570%                 $4,049                 $3,531
   311                                 360             359              6.120%                 $7,591                    NAP
   312                                 360             358              6.400%                 $7,756                    NAP
   313                                 300             299              6.500%                 $8,271                    NAP
   314                                 360             359              6.580%                 $7,240                    NAP
   315                                 360             360              6.000%                 $6,745                    NAP
   316                                 360             359              6.160%                 $6,251                    NAP
   317                                 360             360              6.280%                 $6,234                    NAP
   318                                 360             360              6.010%                 $5,702                    NAP

TOTALS AND WEIGHTED AVERAGES:          353             345              5.919%

MORTGAGE                           THIRD MOST RECENT   SECOND MOST      SECOND MOST
LOAN NO.   THIRD MOST RECENT NOI      NOI END DATE      RECENT NOI   RECENT NOI END DATE   MOST RECENT NOI
----------------------------------------------------------------------------------------------------------

     1                  NAP               NAP           $2,265,514       12/31/2005             $2,318,850
     2                  NAP               NAP           $3,679,138       12/31/2005             $2,923,734
     3                  NAP               NAP           $4,263,109       12/31/2005             $4,495,276
     4                  NAP               NAP           $1,793,029       12/31/2005             $1,259,449
     5                  NAP               NAP           $2,431,176       12/31/2005             $1,802,942
     6                  NAP               NAP           $1,825,357       12/31/2005             $1,236,529
     7                  NAP               NAP             $965,720       12/31/2005             $1,345,470
     8                  NAP               NAP           $1,655,346       12/31/2005             $1,452,785
     9                  NAP               NAP           $1,555,722       12/31/2005             $1,502,041
    10                  NAP               NAP             $656,236       12/31/2005             $1,119,675
    11                  NAP               NAP           $1,132,704       12/31/2005               $738,935
    12                  NAP               NAP           $1,071,063       12/31/2005             $1,095,458
    13                  NAP               NAP             $875,766       12/31/2005               $933,822
    14                  NAP               NAP             $864,766       12/31/2005               $773,417
    15                  NAP               NAP             $261,293       12/31/2005               $375,842
    16                  NAP               NAP             $717,722       12/31/2005               $707,541
    17                  NAP               NAP             $713,851       12/31/2005               $646,752
    18                  NAP               NAP             $370,748       12/31/2005               $648,535
    19                  NAP               NAP             $531,571       12/31/2005               $530,334
    20                  NAP               NAP             $706,564       12/31/2005               $619,816
    21                  NAP               NAP             $394,245       12/31/2005               $426,801
    22                  NAP               NAP             $189,980       12/31/2005               $291,487
    23                  NAP               NAP             $840,146       12/31/2005               $799,480
    24                  NAP               NAP              $98,478       12/31/2005               $261,211
    25          $25,554,369           12/31/2004       $25,510,301       12/31/2005            $25,942,651
    26          $10,009,669           12/31/2004       $10,010,597       12/31/2005            $10,458,627
    27           $9,181,122           12/31/2004        $9,149,091       12/31/2005            $10,008,309
    28          $11,017,968           12/31/2003        $9,936,919       12/31/2004            $12,618,046
    29           $4,578,078           12/31/2004        $5,150,051       12/31/2005             $5,202,976
    30           $4,452,026           12/31/2004        $5,739,676       12/31/2005             $6,170,238
    31           $2,879,424           12/31/2004        $2,779,475       12/31/2005             $3,021,210
    32                  NAP               NAP           $1,787,691       12/31/2005             $4,118,126
    33           $3,603,471           12/31/2004        $3,735,140       12/31/2005             $3,843,193
    34                  NAP               NAP                  NAP           NAP                $1,015,000
    35           $5,024,488           12/31/2004        $4,221,801       12/31/2005             $4,791,426
    36                  NAP               NAP                  NAP           NAP                       NAP
    37                  NAP               NAP                  NAP           NAP                       NAP
    38                  NAP               NAP                  NAP           NAP                       NAP
    39                  NAP               NAP                  NAP           NAP                       NAP
    40           $2,230,214           12/31/2004        $1,678,831       12/31/2005             $2,385,478
    41           $2,096,487           12/31/2004        $2,350,467       12/31/2005             $2,343,748
    42             $863,265           12/31/2004          $597,857       12/31/2005             $2,490,705
    43                  NAP               NAP           $1,048,759       12/31/2005             $1,263,331
    44             $260,038           12/31/2004          $176,344       12/31/2005                $92,212
    45             $248,576           12/31/2004          $267,019       12/31/2005               $261,052
    46             $248,658           12/31/2004          $249,521       12/31/2005               $272,239
    47             $152,778           12/31/2004          $164,063       12/31/2005               $197,350
    48                  NAP               NAP                  NAP           NAP                $2,672,847
    49           $1,672,351           12/31/2004        $1,458,146       12/31/2005             $1,404,577
    50                  NAP               NAP           $1,291,365       12/31/2005             $1,952,184
    51                  NAP               NAP                  NAP           NAP                $1,286,165
    52                  NAP               NAP                  NAP           NAP                       NAP
    53                  NAP               NAP                  NAP           NAP                       NAP
    54                  NAP               NAP                  NAP           NAP                       NAP
    55                  NAP               NAP                  NAP           NAP                       NAP
    56                  NAP               NAP                  NAP           NAP                       NAP
    57                  NAP               NAP                  NAP           NAP                       NAP
    58                  NAP               NAP                  NAP           NAP                $1,128,328
    59                  NAP               NAP                  NAP           NAP                       NAP
    60           $2,153,952           12/31/2004        $2,298,740       12/31/2005             $2,143,031
    61                  NAP               NAP                  NAP           NAP                $2,106,767
    62             $591,777           12/31/2004          $443,838       12/31/2005               $776,456
    63           $1,313,788           12/31/2004        $1,419,235       12/31/2005             $1,436,269
    64                  NAP               NAP                  NAP           NAP                       NAP
    65           $1,065,109           12/31/2004        $1,185,056       12/31/2005             $1,246,200
    66           $1,320,867           12/31/2004        $1,324,347       12/31/2005             $1,344,312
    67           $1,792,260           12/31/2004        $1,826,196       12/31/2005             $1,862,792
    68             $496,402           12/31/2004        $1,130,026       12/31/2005             $1,028,742
    69           $2,702,664           12/31/2004        $2,484,438       12/31/2005             $1,909,474
    70           $1,328,009           12/31/2003        $1,388,276       12/31/2004             $1,150,395
    71                  NAP               NAP                  NAP           NAP                       NAP
    72                  NAP               NAP                  NAP           NAP                       NAP
    73           $1,057,426        T-12 (06/30/2004)      $911,521    T-12 (06/30/2005)         $1,101,670
    74                  NAP               NAP             $739,149       12/31/2005               $706,132
    75                  NAP               NAP                  NAP           NAP                       NAP
    76           $1,362,698           12/31/2004        $1,365,504       12/31/2005             $1,365,143
    77                  NAP               NAP                  NAP           NAP                       NAP
    78                  NAP               NAP                  NAP           NAP                       NAP
    79           $1,047,639           12/31/2004        $1,011,183       12/31/2005             $1,012,557
    80           $1,268,546           12/31/2004        $1,109,529       12/31/2005             $1,111,843
    81           $1,186,608           12/31/2003        $1,241,800       12/31/2004             $1,271,146
    82                  NAP               NAP                  NAP           NAP                       NAP
    83                  NAP               NAP             $870,196       12/31/2004             $1,071,851
    84             $470,336           12/31/2004          $551,034       12/31/2005               $555,889
    85             $496,213           12/31/2004          $519,094       12/31/2005               $453,845
    86             $188,327           12/31/2004          $221,732       12/31/2005               $166,205
    87                  NAP               NAP             $438,435       12/31/2005               $704,723
    88                  NAP               NAP                  NAP           NAP                  $714,047
    89             $739,522           12/31/2004          $789,847       12/31/2005               $920,692
    90                  NAP               NAP                  NAP           NAP                       NAP
    91             $750,079           12/31/2004          $905,096       12/31/2005               $890,689
    92                  NAP               NAP                  NAP           NAP                       NAP
    93             $143,935           12/31/2004          $138,284       12/31/2005               $177,753
    94             $172,865           12/31/2004          $178,942       12/31/2005               $187,823
    95              $99,934           12/31/2004          $104,313       12/31/2005               $119,421
    96              $94,360           12/31/2004           $98,495       12/31/2005               $112,760
    97              $76,443           12/31/2004           $79,793       12/31/2005                $91,350
    98              $86,177           12/31/2004           $66,908       12/31/2005                $93,467
    99              $64,187           12/31/2004           $57,448       12/31/2005                $66,501
   100             $937,739           12/31/2004          $865,446       12/31/2005             $1,274,355
   101                  NAP               NAP                  NAP           NAP                $1,087,082
   102             $730,718           12/31/2004          $711,558       12/31/2005               $759,858
   103                  NAP               NAP                  NAP           NAP                       NAP
   104             $995,817           12/31/2004          $994,762       12/31/2005             $1,006,290
   105             $961,089           12/31/2004          $989,800       12/31/2005             $1,000,045
   106             $405,682           12/31/2004          $349,701       12/31/2005               $494,414
   107             $326,167           12/31/2004          $307,309       12/31/2005               $365,251
   108           $1,026,126           12/31/2004        $1,030,782       12/31/2005             $1,027,164
   109             $543,820           12/31/2004          $842,960       12/31/2005             $1,052,803
   110             $193,084           12/31/2003          $522,993       12/31/2004               $443,108
   111                  NAP               NAP                  NAP           NAP                       NAP
   112             $141,845           12/31/2004        $1,111,668       12/31/2005             $1,414,008
   113             $541,571           12/31/2004          $480,393       12/31/2005               $476,777
   114             $560,470           12/31/2004          $666,438       12/31/2005               $674,706
   115                  NAP               NAP             -$54,413       12/31/2004               $398,900
   116             $809,748           12/31/2004          $818,313       12/31/2005               $825,398
   117           $1,169,711           12/31/2004        $1,292,266       12/31/2005             $1,378,289
   118             $893,591           12/31/2004          $746,338       12/31/2005               $874,556
   119             $790,618           12/31/2004          $763,531       12/31/2005               $737,506
   120             $701,618           12/31/2004          $784,931       12/31/2005               $770,877
   121             $718,971           12/31/2004          $375,720       12/31/2005               $478,580
   122                  NAP               NAP             $811,801       12/31/2005             $1,082,172
   123           $1,400,810           12/31/2004        $1,549,070       12/31/2005             $1,397,706
   124           $1,341,840           12/31/2004        $1,119,356       12/31/2005             $1,279,163
   125             $567,757           12/31/2003          $621,540       12/31/2004               $690,573
   126           $1,443,924           12/31/2004        $1,456,034       12/31/2005             $1,450,681
   127             $659,232           12/31/2004          $832,940       12/31/2005               $944,491
   128             -$20,066           12/31/2004          $232,462       12/31/2005               $409,052
   129             $665,558           12/31/2004          $896,004       12/31/2005               $840,302
   130                  NAP               NAP             $639,258       12/31/2005               $664,237
   131                  NAP               NAP             $639,258       12/31/2005               $664,237
   132             $541,643           12/31/2003          $584,022       12/31/2004               $562,933
   133             $673,657           12/31/2004          $614,168       12/31/2005               $746,033
   134                  NAP               NAP                  NAP           NAP                       NAP
   135             $831,942           12/31/2004          $858,761       12/31/2005               $811,265
   136                  NAP               NAP             $490,179       12/31/2005               $563,819
   137                  NAP               NAP                  NAP           NAP                  $477,633
   138             $797,384           12/31/2004          $763,554       12/31/2005               $740,809
   139             $686,782           12/31/2004          $628,072       12/31/2005               $657,525
   140                  NAP               NAP                  NAP           NAP                  $285,859
   141             $750,673        T-12 (08/27/2004)      $795,827    T-12 (08/26/2005)           $486,152
   142             $555,171           12/31/2004          $577,610       12/31/2005               $636,701
   143             $805,378           12/31/2004          $709,827       12/31/2005               $814,508
   144                  NAP               NAP             $718,986       12/31/2005               $766,444
   145                  NAP               NAP                  NAP           NAP                  $295,655
   146             $639,831           12/31/2004          $639,243       12/31/2005               $693,152
   147             $353,703           12/31/2004          $523,141       12/31/2005               $712,293
   148             $602,057           12/31/2004          $562,139       12/31/2005               $586,278
   149             $439,815           12/31/2004          $516,372       12/31/2005               $589,044
   150             $505,671           12/31/2004          $521,266       12/31/2005               $550,263
   151             $519,507           12/31/2004          $460,098       12/31/2005               $494,120
   152                  NAP               NAP                  NAP           NAP                  $505,678
   153             $506,701           12/31/2004          $547,904       12/31/2005               $546,025
   154                  NAP               NAP                  NAP           NAP                       NAP
   155             $735,181           12/31/2004          $776,490       12/31/2005               $962,143
   156             $809,930           12/31/2004          $809,425       12/31/2005               $834,874
   157                  NAP               NAP                  NAP           NAP                       NAP
   158             $167,644           12/31/2004            $9,390       12/31/2005               $164,700
   159             $605,515           12/31/2004          $672,567       12/31/2005               $702,208
   160             $604,210           12/31/2004          $610,198       12/31/2005               $603,449
   161             $432,100           12/31/2004          $432,100       12/31/2005               $432,096
   162             $490,397           12/31/2004          $212,606       12/31/2005               $267,701
   163             $781,572           12/31/2004          $859,831       12/31/2005               $835,874
   164             $987,252           12/31/2004        $1,116,056       12/31/2005               $953,080
   165             $317,649           12/31/2004          $247,636       12/31/2005               $424,493
   166             $735,027           12/31/2004          $897,819       12/31/2005             $1,041,064
   167                  NAP               NAP                  NAP           NAP                  $569,211
   168             $499,051           12/31/2003          $532,569       12/31/2004               $498,865
   169                  NAP               NAP                  NAP           NAP                       NAP
   170                  NAP               NAP                  NAP           NAP                       NAP
   171             $512,738           12/31/2004          $529,854       12/31/2005               $528,396
   172             $478,633           12/31/2004          $599,471       12/31/2005               $675,993
   173                  NAP               NAP                  NAP           NAP                       NAP
   174                  NAP               NAP                  NAP           NAP                       NAP
   175                  NAP               NAP                  NAP           NAP                  $492,479
   176             $538,232           12/31/2003          $504,674       12/31/2004               $596,851
   177             $545,356           12/31/2004          $570,009       12/31/2005               $585,339
   178             $392,491           12/31/2004          $696,876       12/31/2005               $663,828
   179                  NAP               NAP             $291,414       12/31/2005               $283,025
   180                  NAP               NAP             $126,764       12/31/2005               $138,114
   181              $89,353           12/31/2004          $195,832       12/31/2005               $352,726
   182             $419,937           12/31/2004          $375,254       12/31/2005               $444,880
   183             $132,611           12/31/2004          $120,478       12/31/2005               $140,489
   184             $456,582           12/31/2004          $523,618       12/31/2005               $535,069
   185             $340,660           12/31/2004          $438,933       12/31/2005               $510,618
   186             $371,619           12/31/2003          $569,821       12/31/2004               $773,300
   187             $415,313           12/31/2004          $513,225       12/31/2005               $591,428
   188             $390,670           12/31/2004          $394,913       12/31/2005               $412,761
   189             $462,243           12/31/2004          $535,472       12/31/2005               $494,168
   190             $617,411           12/31/2004          $376,502       12/31/2005               $429,938
   191                  NAP               NAP                  NAP           NAP                       NAP
   192             $562,167           12/31/2004          $529,468       12/31/2005               $601,759
   193             $606,767           12/31/2004          $570,817       12/31/2005               $687,165
   194             $418,050           12/31/2004          $425,625       12/31/2005               $488,352
   195             $444,113           12/31/2004          $400,325       12/31/2005               $384,427
   196             $321,010           12/31/2004          $332,086       12/31/2005               $351,167
   197                  NAP               NAP                  NAP           NAP                       NAP
   198             $243,085           12/31/2004          $227,632       12/31/2005               $212,226
   199                  NAP               NAP                  NAP           NAP                       NAP
   200                  NAP               NAP             $375,783       12/31/2005               $389,666
   201             $362,042           12/31/2004          $363,168       12/31/2005               $245,302
   202                  NAP               NAP                  NAP           NAP                       NAP
   203             $392,947           12/31/2003          $317,510       12/31/2005               $427,719
   204             $457,786           12/31/2004          $461,048       12/31/2005               $463,078
   205                  NAP               NAP                  NAP           NAP                       NAP
   206             $530,637           12/31/2004          $595,814       12/31/2005               $626,494
   207             $416,058           12/31/2004          $513,642       12/31/2005               $520,200
   208             $706,646           12/31/2004          $731,500       12/31/2005               $654,924
   209                  NAP               NAP                  NAP           NAP                       NAP
   210             $123,953           12/31/2004          $104,187       12/31/2005               $134,911
   211              $84,625           12/31/2004           $86,264       12/31/2005                $89,756
   212              $63,783           12/31/2004           $66,592       12/31/2005                $56,753
   213              $48,677           12/31/2004           $43,860       12/31/2005                $49,671
   214             $503,993           12/31/2004          $538,643       12/31/2005               $687,150
   215             $291,737           12/31/2004          $323,791       12/31/2005               $221,462
   216             $465,454           12/31/2003          $484,728       12/31/2004               $482,988
   217             $588,800           12/31/2004          $575,494       12/31/2005               $569,455
   218             $577,333           12/31/2004          $536,632       12/31/2005               $640,003
   219             $490,844           12/31/2004          $505,813       12/31/2005               $509,465
   220                  NAP               NAP                  NAP           NAP                  $249,066
   221                  NAP               NAP                  NAP           NAP                  $202,567
   222             $201,491           12/31/2004          $181,046       12/31/2005               $200,851
   223              $72,655           12/31/2004           $64,640       12/31/2005                $48,456
   224             $101,855           12/31/2004           $51,481       12/31/2005               $113,847
   225                  NAP               NAP                  NAP           NAP                       NAP
   226             $278,576           12/31/2004          $311,660       12/31/2005               $322,809
   227             $178,497           12/31/2004          $183,120       12/31/2005               $220,596
   228             $351,779           12/31/2003          $454,038       12/31/2004               $557,632
   229                  NAP               NAP                  NAP           NAP                       NAP
   230             $463,121           12/31/2004          $454,419       12/31/2005               $566,263
   231             $492,369           12/31/2003          $559,130       12/31/2004               $646,204
   232             $321,806           12/31/2004          $331,000       12/31/2005               $463,572
   233                  NAP               NAP             $310,299       12/31/2005               $382,475
   234                  NAP               NAP                  NAP           NAP                       NAP
   235              $66,959           12/31/2004          $251,804       12/31/2005               $255,799
   236             $234,252           12/31/2004          $257,352       12/31/2005               $279,103
   237                  NAP               NAP                  NAP           NAP                       NAP
   238                  NAP               NAP                  NAP           NAP                       NAP
   239                  NAP               NAP             $238,019       12/31/2005               $290,528
   240             $347,984           12/31/2004          $321,120       12/31/2005               $274,998
   241             $322,413           12/31/2004          $366,043       12/31/2005               $413,143
   242             $285,286           12/31/2004          $206,817       12/31/2005               $127,820
   243                  NAP               NAP                  NAP           NAP                  $212,293
   244                  NAP               NAP             $104,648       12/31/2005               $240,679
   245             $217,147           12/31/2004          $251,155       12/31/2005               $270,102
   246             $307,654           12/31/2004          $305,056       12/31/2005               $322,444
   247             $263,408           12/31/2004          $296,498       12/31/2005               $308,438
   248                  NAP               NAP                  NAP           NAP                       NAP
   249                  NAP               NAP                  NAP           NAP                  $223,109
   250             $293,287           12/31/2004          $327,946       12/31/2005               $417,302
   251             $266,100           12/31/2004          $309,212       12/31/2005               $373,269
   252                  NAP               NAP                  NAP           NAP                       NAP
   253             $201,099           12/31/2004          $218,398       12/31/2005               $225,985
   254                  NAP               NAP                  NAP           NAP                  $239,163
   255                  NAP               NAP                  NAP           NAP                       NAP
   256                  NAP               NAP                  NAP           NAP                       NAP
   257             $286,794           12/31/2004          $290,454       12/31/2005               $255,146
   258                  NAP               NAP             $252,803       12/31/2005               $308,070
   259                  NAP               NAP                  NAP           NAP                       NAP
   260              $86,024           12/31/2004          $140,604       12/31/2005               $162,775
   261                  NAP               NAP                  NAP           NAP                       NAP
   262             $238,063           12/31/2004          $238,908       12/31/2005               $287,376
   263             $363,230           12/31/2004          $358,184       12/31/2005               $351,680
   264             $195,533           12/31/2003          $197,452       12/31/2004               $210,292
   265                  NAP               NAP                  NAP           NAP                       NAP
   266             $190,463           12/31/2004          $312,027       12/31/2005               $455,347
   267             $330,804           12/31/2004          $333,832       12/31/2005               $357,654
   268                  NAP               NAP                  NAP           NAP                       NAP
   269                  NAP               NAP                  NAP           NAP                       NAP
   270                  NAP               NAP                  NAP           NAP                  $130,703
   271                  NAP               NAP                  NAP           NAP                  $283,361
   272                  NAP               NAP             $219,033       12/31/2005               $143,233
   273             $207,511           12/31/2004          $299,454       12/31/2005               $297,554
   274             $135,586           12/31/2004          $137,506       12/31/2005               $158,223
   275              $55,037           12/31/2004           $73,497       12/31/2005                $63,119
   276             $219,905           12/31/2004          $243,474       12/31/2005               $271,408
   277                  NAP               NAP              $28,691       12/31/2005                $92,241
   278             $104,792           12/31/2004          $143,566       12/31/2005                $86,333
   279             $122,589           12/31/2004          $128,981       12/31/2005               $120,249
   280                  NAP               NAP                  NAP           NAP                       NAP
   281                  NAP               NAP             $129,371       12/31/2005               $185,530
   282             $214,539           12/31/2004          $213,654       12/31/2005               $195,817
   283             $160,170           12/31/2004          $206,445       12/31/2005               $218,781
   284                  NAP               NAP                  NAP           NAP                       NAP
   285             $130,537           12/31/2004          $148,855       12/31/2005               $154,612
   286                  NAP               NAP                  NAP           NAP                   $77,191
   287                  NAP               NAP                  NAP           NAP                  $187,736
   288             $185,382           12/31/2004          $200,563       12/31/2005               $182,308
   289                  NAP               NAP                  NAP           NAP                  $185,348
   290             $156,521           12/31/2004          $174,446       12/31/2005               $191,939
   291                  NAP               NAP                  NAP           NAP                       NAP
   292             $261,525           12/31/2004          $275,720       12/31/2005               $227,047
   293                  NAP               NAP                  NAP           NAP                       NAP
   294                  NAP               NAP                  NAP           NAP                  $115,086
   295                  NAP               NAP                  NAP           NAP                       NAP
   296                  NAP               NAP                  NAP           NAP                  $208,105
   297                  NAP               NAP             $150,331       12/31/2005               $158,277
   298             $172,576           12/31/2004          $203,997       12/31/2005               $199,869
   299                  NAP               NAP                  NAP           NAP                       NAP
   300                  NAP               NAP             -$13,010       12/31/2005               $122,589
   301                  NAP               NAP             $168,643       12/31/2004               $197,833
   302             $224,341           12/31/2003          $220,432       12/31/2004               $227,162
   303              $42,186           12/31/2004           $25,838       12/31/2005                $71,288
   304             $132,754           12/31/2004          $154,505       12/31/2005               $149,658
   305                  NAP               NAP                  NAP           NAP                   $83,800
   306             $205,714               NAP                  NAP           NAP                  $205,714
   307                  NAP               NAP              $43,110       12/31/2005                $90,490
   308                  NAP               NAP                  NAP           NAP                       NAP
   309              $58,465           12/31/2004           $61,311       12/31/2005                $64,694
   310                  NAP               NAP              $37,424       12/31/2005                $67,022
   311             $104,383           12/31/2004          $115,158       12/31/2005               $119,801
   312                  NAP               NAP                  NAP           NAP                       NAP
   313             $131,508           12/31/2004          $163,316       12/31/2005               $162,989
   314              $99,524           12/31/2004          $106,818       12/31/2005               $126,685
   315                  NAP               NAP                  NAP           NAP                   $55,313
   316              $46,852           12/31/2004          $118,561       12/31/2005               $109,586
   317             $103,167           12/31/2004          $110,539       12/31/2005               $110,920
   318              $80,316           12/31/2004          $101,262       12/31/2005               $106,956

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE     MOST RECENT NOI END                       UNDERWRITTEN   UNDERWRITABLE   UNDERWRITTEN   UNDERWRITABLE      BALLOON
LOAN NO.            DATE            UNDERWRITTEN EGI     EXPENSES          NOI          RESERVES       CASH FLOW        BALANCE
---------------------------------------------------------------------------------------------------------------------------------

                                       $41,422,759       $9,925,792    $31,496,967     $2,433,559     $29,063,407    $250,000,000
    1         TTM (09/30/2006)          $3,597,136         $781,945     $2,815,190       $126,010      $2,689,180     $28,600,000
    2         TTM (09/30/2006)          $4,262,155       $1,064,058     $3,198,098       $246,888      $2,951,209     $27,300,000
    3         TTM (09/30/2006)          $5,264,690         $709,547     $4,555,144       $175,605      $4,379,539     $19,300,000
    4         TTM (09/30/2006)          $2,849,237         $642,049     $2,207,188       $250,517      $1,956,671     $19,100,000
    5         TTM (09/30/2006)          $2,417,674         $718,270     $1,699,404       $188,032      $1,511,371     $14,200,000
    6         TTM (09/30/2006)          $2,295,453         $705,380     $1,590,073       $121,853      $1,468,220     $14,200,000
    7         TTM (09/30/2006)          $2,128,013         $475,046     $1,652,966       $119,873      $1,533,093     $13,400,000
    8         TTM (09/30/2006)          $1,986,865         $490,453     $1,496,412        $74,865      $1,421,547     $12,300,000
    9         TTM (09/30/2006)          $1,913,541         $466,125     $1,447,416        $71,039      $1,376,377     $11,600,000
    10        TTM (09/30/2006)          $1,608,406         $429,442     $1,178,964        $87,922      $1,091,042     $10,800,000
    11        TTM (09/30/2006)          $1,703,413         $469,690     $1,233,724        $74,382      $1,159,342     $10,300,000
    12        TTM (09/30/2006)          $1,392,322         $274,644     $1,117,678       $136,276        $981,403      $9,300,000
    13        TTM (09/30/2006)          $1,334,988         $334,981     $1,000,007        $68,013        $931,994      $8,700,000
    14        TTM (09/30/2006)          $1,198,314         $303,689       $894,625        $57,187        $837,438      $7,300,000
    15        TTM (09/30/2006)            $990,591         $300,989       $689,602       $114,167        $575,434      $5,900,000
    16        TTM (09/30/2006)            $904,024         $157,648       $746,376        $70,129        $676,248      $5,700,000
    17        TTM (09/30/2006)            $940,717         $289,776       $650,942       $119,663        $531,278      $5,300,000
    18        TTM (09/30/2006)            $830,640         $153,174       $677,466        $58,429        $619,037      $5,200,000
    19        TTM (09/30/2006)            $878,551         $219,604       $658,947        $45,107        $613,840      $4,800,000
    20        TTM (09/30/2006)            $715,785         $237,585       $478,200        $54,255        $423,945      $4,500,000
    21        TTM (09/30/2006)            $544,734         $118,385       $426,350        $38,219        $388,131      $3,400,000
    22        TTM (09/30/2006)            $475,646         $115,461       $360,184        $26,287        $333,897      $3,200,000
    23        TTM (09/30/2006)            $751,785         $360,390       $391,394        $86,776        $304,619      $3,100,000
    24        TTM (09/30/2006)            $438,079         $107,462       $330,617        $22,066        $308,552      $2,500,000
    25        T-12 (06/30/2006)        $35,348,774      $10,217,362    $25,131,412     $1,095,250     $24,036,162    $225,000,000
    26        T-12 (08/31/2006)        $21,803,980      $10,527,248    $11,276,732     $1,155,498     $10,121,234    $118,000,000
    27        T-12 (09/30/2006)        $41,134,356      $30,812,580    $10,321,776     $1,645,374      $8,676,402     $94,391,450
    28           12/31/2005            $21,268,175       $9,884,589    $11,383,586       $924,481     $10,459,105     $85,000,000
    29        T-12 (07/31/2006)         $8,085,820       $2,655,284     $5,430,536       $109,800      $5,320,736     $64,200,000
    30        TTM (08/31/2006)          $9,858,901       $4,326,486     $5,532,415       $327,399      $5,205,016     $57,111,536
    31        T-12 (07/31/2006)         $6,894,275       $2,255,865     $4,638,410       $618,545      $4,019,865     $56,200,000
    32      T-6 (09/30/2006) Ann.       $7,580,127       $2,879,294     $4,700,833       $242,012      $4,458,821     $47,703,673
    33        T-12 (07/31/2006)         $5,612,477       $1,917,830     $3,694,647        $67,500      $3,627,147     $49,000,000
    34        T-3 (06/30/2006)         $10,741,598       $6,386,744     $4,354,854       $427,416      $3,927,438     $36,006,025
    35        TTM (06/30/2006)          $8,626,906       $3,521,765     $5,105,141       $495,356      $4,609,785     $37,500,000
    36               NAP                $5,015,811       $2,296,277     $2,719,533       $182,400      $2,537,133     $26,935,696
    37               NAP                $1,181,285         $582,656       $598,629        $77,112        $521,517      $4,989,727
    38               NAP                $3,497,410         $104,922     $3,392,487        $79,320      $3,313,167     $33,675,000
    39               NAP                $3,378,239         $786,385     $2,591,854        $40,415      $2,551,439     $29,000,000
    40        TTM (07/31/2006)          $4,755,506       $2,093,632     $2,661,874       $122,055      $2,539,819     $25,931,084
    41        TTM (06/30/2006)          $3,592,982       $1,279,909     $2,313,073       $175,061      $2,138,012     $23,524,399
    42      T-4 (04/30/2006) Ann.       $4,240,338       $2,066,281     $2,174,057       $190,418      $1,983,639     $21,647,955
                                        $2,994,585         $714,396     $2,263,360        $84,574      $2,067,694     $20,979,260
    43         T-12 (08/31/06)          $1,687,693         $397,990     $1,272,874        $35,837      $1,175,385     $11,606,334
    44      T-3 (03/30/2006) Ann.         $416,351         $102,087       $314,264        $18,202        $284,022      $2,847,517
    45      T-3 (03/30/2006) Ann.         $349,527          $86,689       $262,838        $15,685        $227,063      $2,433,005
    46      T-6 (06/30/2006) Ann.         $293,778          $65,135       $228,643         $8,100        $215,109      $2,297,838
    47      T-6 (06/30/2006) Ann.         $247,236          $62,495       $184,741         $6,750        $166,115      $1,794,566
    48        T-12 (08/31/2006)         $5,500,103       $3,062,186     $2,437,917       $220,004      $2,217,913     $19,375,837
    49        TTM (09/30/2006)          $2,845,851       $1,085,695     $1,760,156        $70,400      $1,689,756     $20,047,045
    50      T-8 (08/31/2006) Ann.       $2,642,757         $720,759     $1,921,998        $77,906      $1,844,092     $20,500,000
    51      T-9 (09/30/2006) Ann.       $2,752,530       $1,042,423     $1,710,107        $45,800      $1,664,307     $17,972,222
                                                $0         $472,636     $1,822,778        $51,987      $1,770,791     $16,496,236
    52               NAP                  $589,426         $136,916       $452,509         $7,052        $445,458      $4,613,622
    53               NAP                  $513,738          $87,341       $426,397         $6,064        $420,333      $3,802,437
    54               NAP                  $398,454          $46,292       $352,163         $5,000        $347,163      $2,883,514
    55               NAP                  $323,210          $76,485       $246,725        $12,686        $234,038      $2,091,340
    56               NAP                  $300,124          $98,506       $201,617        $12,957        $188,660      $1,774,471
    57               NAP                  $170,463          $27,096       $143,367         $8,228        $135,139      $1,330,853
    58      T-9 (09/30/2006) Ann.       $3,042,015       $1,341,894     $1,700,120       $177,545      $1,522,575     $14,983,695
    59               NAP                $2,062,060         $501,983     $1,560,077        $71,919      $1,488,158     $15,810,480
    60        T-12 (07/31/2006)         $4,068,932       $1,807,945     $2,260,987        $68,984      $1,919,991     $15,716,233
    61        TTM (07/31/2006)          $3,402,082       $1,808,009     $1,594,072        $67,200      $1,526,872     $15,442,682
    62        T-12 (09/30/2006)         $1,919,961         $444,577     $1,475,383        $12,499      $1,417,750     $15,251,820
    63        TTM (05/31/2006)          $2,282,802         $774,410     $1,508,392        $47,840      $1,460,552     $14,553,186
    64               NAP                $1,696,072         $328,544     $1,367,528        $31,590      $1,335,938     $15,200,000
    65        TTM (06/30/2006)          $2,282,778       $1,006,635     $1,276,143        $30,850      $1,245,293     $13,889,720
    66        TTM (09/30/2006)          $1,928,988         $620,308     $1,308,680        $80,250      $1,228,430     $12,603,127
    67        T-12 (09/30/2006)         $2,155,405         $831,922     $1,323,483        $93,375      $1,230,108     $12,276,763
    68        TTM (11/30/2006)          $2,793,542       $1,469,350     $1,324,192       $150,266      $1,173,926     $12,532,023
    69      YTD (07/31/2006) Ann.       $2,998,397       $1,111,830     $1,886,567       $200,524      $1,686,042     $11,150,754
    70           12/31/2005             $1,754,259         $358,958     $1,395,301       $103,060      $1,292,240      $9,800,231
    71               NAP                  $694,753         $177,717       $517,036        $25,378        $491,657      $5,370,431
    72               NAP                  $707,549         $168,964       $538,585         $2,361        $536,224      $5,232,727
    73        T-12 (06/30/2006)         $2,280,417       $1,169,556     $1,110,861        $65,593      $1,045,268     $11,240,325
    74        T-12 (08/31/2006)         $1,738,012         $586,707     $1,151,305        $33,452        $983,614     $10,588,079
    75               NAP                $1,468,935          $44,068     $1,424,867       $129,837      $1,295,030     $10,157,418
    76        TTM (07/31/2006)          $2,460,691       $1,174,979     $1,285,712        $98,000      $1,187,712     $10,287,652
    77               NAP                $1,544,871         $392,723     $1,152,148        $66,242      $1,085,906     $10,930,033
    78               NAP                $1,502,884         $493,494     $1,009,390        $39,866        $969,524     $10,932,982
    79        TTM (08/31/2006)          $1,530,470         $546,179       $984,291        $47,208        $937,083     $10,419,216
    80        T-12 (06/30/2006)         $2,044,150         $885,131     $1,159,019       $161,071        $997,948      $9,739,621
    81           12/31/2005             $1,974,593         $746,854     $1,227,739        $49,950      $1,177,789      $7,157,919
    82               NAP                $1,260,972         $364,171       $896,801        $18,880        $877,921     $10,263,011
    83           12/31/2005             $1,627,819         $666,212       $961,608        $38,774        $922,834      $9,241,573
                                        $2,027,356         $839,242     $1,188,113        $74,250      $1,113,863      $9,623,543
    84        TTM (06/30/2006)            $841,730         $322,862       $518,867        $28,500        $490,367      $4,357,829
    85        TTM (06/30/2006)            $828,819         $340,225       $488,594        $30,000        $458,594      $3,922,075
    86        TTM (06/30/2006)            $356,807         $176,155       $180,652        $15,750        $164,902      $1,343,639
    87        TTM (06/30/2006)          $1,139,330         $217,148       $922,182        $36,857        $885,324      $8,739,686
    88      T-8 (08/31/2006) Ann.       $1,126,435         $234,951       $891,484        $21,881        $822,266     $10,000,000
    89        TTM (08/31/2006)          $1,188,996         $296,391       $892,605        $45,503        $847,103      $9,383,981
    90               NAP                $1,304,556         $385,112       $919,444        $11,719        $863,482      $8,281,842
    91        T-12 (09/30/2006)         $1,321,429         $493,355       $828,073        $30,816        $797,257      $8,602,316
    92               NAP                  $911,755          $36,470       $875,285        $39,304        $835,981      $8,007,025
                                        $1,108,298         $330,890       $777,408        $20,250        $757,158      $8,555,508
    93        TTM (09/30/2006)            $239,735          $79,939       $159,796         $5,500        $154,296      $1,778,508
    94        TTM (09/30/2006)            $229,413          $68,901       $160,512         $5,250        $155,262      $1,685,176
    95        TTM (09/30/2006)            $152,883          $40,054       $112,830         $1,569        $111,261      $1,301,475
    96        TTM (09/30/2006)            $144,356          $37,820       $106,536         $1,481        $105,055      $1,228,882
    97        TTM (09/30/2006)            $116,947          $30,639        $86,308         $1,200         $85,108        $995,550
    98        TTM (09/30/2006)            $134,901          $39,588        $95,312         $3,250         $92,062        $897,032
    99        TTM (09/30/2006)             $90,064          $33,950        $56,114         $2,000         $54,114        $668,885
   100        T-12 (09/30/2006)         $5,848,102       $4,580,893     $1,267,209       $233,924      $1,033,285      $7,587,657
   101        (08/31/2006) Ann.         $2,926,069       $1,975,480       $950,589             $0        $950,589      $7,626,673
   102        TTM (09/30/2006)          $1,111,981         $318,198       $793,783        $30,516        $763,267      $8,416,764
   103               NAP                  $947,902         $206,734       $741,167        $36,414        $704,753      $8,422,958
   104        TTM (07/31/2006)          $1,721,101         $753,601       $967,500        $59,708        $907,792      $7,737,073
   105        TTM (07/31/2006)          $1,656,662         $713,270       $943,391        $56,826        $886,565      $7,748,023
                                        $1,972,334       $1,078,723       $893,612        $89,250        $804,362      $7,711,248
   106        TTM (06/30/2006)          $1,044,081         $541,286       $502,795        $48,000        $454,795      $4,481,751
   107        TTM (06/30/2006)            $928,253         $537,437       $390,817        $41,250        $349,567      $3,229,497
   108        TTM (07/31/2006)          $1,692,205         $769,233       $922,972        $64,000        $858,972      $7,698,511
   109        T-12 (08/31/2006)         $2,710,538       $1,697,622     $1,012,916       $108,422        $904,495      $6,684,577
   110           12/31/2005               $708,905         $254,084       $454,822        $31,170        $423,652      $4,140,643
   111               NAP                  $362,405           $7,248       $355,157        $26,129        $329,028      $3,423,995
   112        T-12 (06/30/2006)         $3,599,195       $2,461,871     $1,137,324       $143,968        $993,356      $6,701,019
   113        TTM (06/30/2006)          $1,016,269         $290,229       $726,040        $49,976        $676,064      $7,781,699
   114        TTM (08/31/2006)          $1,190,595         $494,824       $695,771        $25,000        $670,771      $8,200,000
   115           12/31/2005             $2,014,818       $1,289,630       $725,188        $99,500        $625,688      $6,767,838
   116        TTM (08/31/2006)          $1,359,377         $575,592       $783,784        $41,472        $742,312      $6,646,081
   117           06/30/2006             $2,610,264       $1,276,369     $1,333,895        $57,600      $1,276,295      $6,799,967
   118           06/30/2006             $2,174,300       $1,180,517       $993,783        $52,800        $940,983      $6,006,800
   119        T-12 (04/31/2006)         $2,015,096       $1,157,854       $857,242        $77,500        $779,742      $6,545,051
   120        TTM (07/31/2006)            $966,230         $269,220       $697,011        $49,881        $647,130      $6,429,229
   121        YTD (08/31/2006)          $1,165,325         $482,030       $683,295        $62,203        $621,092      $6,641,706
   122        T-12 (06/30/2006)         $2,280,350       $1,284,463       $995,887        $91,214        $904,673      $5,912,663
   123     T-12 (04/2005-03/2006)       $3,095,912       $1,879,492     $1,216,420       $123,836      $1,092,584      $5,919,409
   124           06/30/2006             $2,532,483       $1,337,794     $1,194,689        $51,200      $1,143,489      $5,724,779
   125           12/31/2005               $980,852         $260,704       $720,149        $26,989        $693,160      $6,424,189
   126        TTM (09/30/2006)          $2,579,337       $1,085,131     $1,494,206       $127,713      $1,366,494      $5,525,297
   127        TTM (06/30/2006)          $2,610,521       $1,860,642       $854,299       $104,421        $749,878      $5,518,914
   128        T-12 (05/31/2006)         $1,016,147         $346,596       $669,551        $68,505        $601,046      $5,930,537
   129        TTM (06/30/2006)            $990,420         $292,304       $698,116         $7,250        $690,866      $6,536,700
   130           06/30/2006             $1,484,522         $824,984       $659,538        $36,800        $622,738      $5,070,714
   131           06/30/2006             $1,484,522         $824,984       $659,538        $36,800        $622,738        $521,096
   132           12/31/2005               $975,770         $295,368       $680,402        $45,724        $634,677      $5,748,389
   133           06/30/2006             $1,731,637         $967,510       $764,127        $44,000        $720,127      $6,033,374
   134               NAP                  $724,667          $21,740       $702,927        $60,632        $642,296      $5,723,212
   135        TTM (08/31/2006)          $1,133,241         $463,344       $669,897        $60,932        $608,964      $5,883,654
   136        T-12 (08/31/2006)           $779,052         $203,630       $575,422        $21,458        $516,451      $5,943,221
   137     YTD Annual (08/31/2006)        $884,475         $270,928       $613,547        $32,743        $580,804      $6,134,112
   138        T-12 (06/30/2006)         $1,047,023         $327,844       $719,179       $116,408        $602,771      $5,770,481
   139        TTM (07/31/2006)          $1,592,381         $972,342       $620,038        $27,648        $592,390      $6,113,189
   140        YTD (09/30/2006)            $720,208         $123,440       $596,768        $34,407        $562,361      $6,500,000
   141        T-7 (03/31/2006)          $1,202,884         $474,298       $728,587        $16,695        $599,514      $5,034,075
   142      T-9 (09/30/2006) Ann.         $827,719         $199,381       $628,338        $41,400        $586,938      $5,507,620
   143        TTM (09/30/2006)          $1,332,802         $476,940       $855,862        $55,878        $799,984      $5,417,006
   144        T-9 (09/30/2006)          $3,327,636       $2,580,663       $746,973       $133,105        $613,868      $4,972,304
   145        (06/30/2006) Ann.           $719,502         $204,325       $515,177        $32,655        $482,522      $5,872,869
   146        TTM (08/31/2006)          $1,032,274         $394,037       $638,237        $78,131        $560,107      $5,571,389
   147           06/30/2006             $1,569,754         $839,728       $730,026        $44,800        $685,226      $4,683,138
   148        TTM (08/31/2006)            $713,003         $146,715       $566,289        $46,874        $519,415      $5,130,603
   149        TTM (07/31/2006)            $939,554         $388,259       $551,295        $14,009        $537,286      $5,428,681
   150        TTM (07/31/2006)          $1,093,910         $520,036       $573,874        $38,000        $535,874      $5,880,000
   151        TTM (08/31/2006)          $1,067,369         $540,451       $526,918        $13,807        $513,111      $5,482,498
   152           12/31/2005             $1,035,812         $296,597       $739,215       $129,120        $610,095      $5,070,264
   153        TTM (07/31/2006)          $1,110,426         $520,587       $589,839        $11,376        $578,463      $4,887,548
   154               NAP                  $651,056         $141,477       $509,578         $7,825        $487,932      $4,811,617
   155           06/30/2006             $1,999,905       $1,067,379       $932,526        $43,200        $889,326      $4,466,555
   156           06/30/2006             $1,786,946         $955,660       $831,286        $31,200        $800,086      $4,317,472
   157               NAP                  $705,353         $220,817       $484,536        $33,293        $451,243      $5,060,931
   158      YTD Annual 11/01/2006       $1,005,906         $489,298       $516,608        $26,400        $490,208      $5,237,513
   159        T-12 (06/30/2006)         $1,386,686         $720,634       $666,052        $55,467        $610,585      $4,417,768
   160        TTM (08/31/2006)          $1,207,701         $584,618       $623,083        $48,048        $575,035      $5,575,000
   161        TTM (06/30/2006)            $441,000           $4,410       $436,590             $0        $436,590      $5,575,000
   162        TTM (05/31/2006)            $938,696         $446,292       $492,404        $25,000        $467,404      $4,998,368
   163        T-12 (05/31/2006)         $2,188,240       $1,493,883       $694,357        $87,530        $606,827      $5,008,896
   164     T-12 (04/2005-03/2006)       $4,436,310       $3,633,334       $802,976             $0        $802,976      $4,301,437
   165        TTM (09/30/2006)            $744,925         $259,893       $485,032        $31,716        $453,315      $4,961,496
   166           06/30/2006             $1,861,056         $868,973       $992,083        $35,200        $956,883      $4,126,776
   167           06/30/2006             $1,062,782         $492,756       $570,026        $28,000        $542,026      $3,971,782
   168           12/31/2005               $736,434         $215,569       $520,865        $80,471        $440,394      $4,599,232
   169               NAP                  $765,642         $250,965       $514,677        $29,987        $484,690      $4,329,603
   170               NAP                  $587,937         $106,765       $481,172        $16,588        $464,584      $4,615,428
   171        TTM (07/31/2006)            $674,121         $191,913       $482,208        $37,204        $445,004      $4,469,523
   172           06/30/2006             $1,501,175         $741,258       $759,917        $46,600        $713,317      $2,137,959
   173               NAP                  $703,869         $218,066       $485,803        $14,771        $459,466      $4,447,725
   174               NAP                  $588,110         $128,764       $459,346         $3,240        $437,872      $4,233,470
   175      T-7 (07/31/2006) Ann.         $478,884          $19,155       $459,728        $43,269        $416,459      $4,352,998
   176           12/31/2005               $838,172         $328,456       $509,716        $13,100        $496,616      $4,119,517
   177        T-12 (06/30/2006)           $738,503         $276,606       $461,897        $47,530        $414,367      $4,083,173
   178        T-12 (03/31/2006)         $1,662,644       $1,015,904       $646,740        $66,506        $580,234      $3,765,789
                                          $681,106         $248,554       $432,552        $17,231        $415,321      $3,929,794
   179        TTM (08/31/2006)            $471,914         $172,365       $299,549        $13,399        $286,150      $2,740,235
   180        TTM (08/31/2006)            $209,192          $76,189       $133,003         $3,833        $129,171      $1,189,559
   181        TTM (07/31/2006)            $492,948         $135,839       $357,109        $21,179        $335,931      $4,201,011
   182           06/30/2006             $1,214,103         $700,096       $514,007        $30,400        $483,607      $2,730,376
   183           06/30/2006               $354,903         $221,082       $133,821         $9,600        $124,221        $808,905
   184        TTM (09/30/2006)            $577,596         $147,476       $430,120        $30,401        $399,719      $3,804,863
   185           06/30/2006             $1,121,385         $587,056       $534,329        $36,800        $497,529      $3,976,588
   186           12/31/2005             $2,118,176       $1,393,599       $724,576        $84,727        $639,849      $3,569,910
   187        T-12 (05/31/2006)         $1,657,936       $1,080,832       $577,104        $66,317        $510,787      $3,533,244
   188        TTM (10/31/2006)            $689,131         $258,883       $430,248        $13,043        $417,205      $3,706,318
   189        (06/30/2006) Ann.         $1,560,390       $1,028,235       $532,155        $62,416        $469,739      $3,897,963
   190        TTM (08/31/2006)            $815,571         $398,894       $416,677        $46,280        $370,397      $3,864,028
   191               NAP                  $460,332         $107,373       $352,959         $6,000        $346,959      $3,626,854
   192           06/30/2006             $1,390,681         $745,230       $645,451        $28,800        $616,651      $3,084,450
   193      T-9 (09/30/2006) Ann.       $1,512,085         $944,222       $567,863        $60,483        $507,380      $3,346,330
   194           06/30/2006               $962,096         $475,335       $486,761        $31,600        $455,161      $3,353,275
   195        TTM (07/31/2006)            $782,026         $387,022       $395,004        $26,936        $368,068      $3,795,751
   196        TTM (08/31/2006)            $908,981         $465,664       $443,317        $33,000        $410,317      $3,572,830
   197               NAP                  $838,178         $259,513       $578,665        $53,229        $525,436      $3,525,668
   198        T-12 (07/31/2006)           $482,515         $110,791       $371,724        $19,809        $351,916      $3,857,450
   199               NAP                  $513,686         $131,234       $382,452         $8,980        $348,404      $3,482,091
   200        TTM (08/31/2006)            $578,880         $165,987       $412,894        $26,530        $386,364      $3,752,498
   201        TTM (09/30/2006)            $513,225         $123,986       $389,239        $32,438        $356,801      $3,384,625
   202               NAP                  $471,461          $86,507       $384,954         $2,393        $362,464      $3,548,615
   203        T-12 (09/30/2006)           $601,966         $170,204       $431,762        $76,548        $355,214      $3,389,633
   204        TTM (06/30/2006)            $589,887         $169,162       $420,725        $54,234        $366,491      $3,759,756
   205               NAP                  $568,115         $196,202       $371,914        $23,492        $348,422      $3,396,759
   206           06/30/2006             $1,238,551         $650,375       $588,177        $32,000        $556,177      $3,113,979
   207           06/30/2006             $1,339,537         $792,515       $547,022        $36,000        $511,022      $3,434,888
   208        TTM (06/30/2006)          $1,701,476       $1,114,611       $586,865        $68,059        $518,806      $3,015,861
   209               NAP                  $501,984          $98,441       $403,543        $29,844        $360,301      $3,222,997
                                          $683,323         $328,691       $354,631        $23,750        $330,881      $3,232,559
   210        TTM (09/30/2006)            $253,801         $103,637       $150,163         $8,000        $142,163      $1,180,998
   211        TTM (09/30/2006)            $215,510         $119,940        $95,570         $8,250         $87,320      $1,032,530
   212        TTM (09/30/2006)            $117,364          $60,450        $56,914         $4,500         $52,414        $573,627
   213        TTM (09/30/2006)             $96,648          $44,664        $51,984         $3,000         $48,984        $445,405
   214        T-12 (06/30/2006)         $1,352,185         $823,328       $528,857        $54,087        $474,770      $2,984,141
   215        TTM (07/31/2006)            $743,204         $376,053       $367,150        $40,250        $326,900      $3,192,021
   216           12/31/2005             $1,207,176         $707,019       $500,157        $80,683        $368,811      $3,197,407
   217           06/30/2006             $1,200,956         $643,138       $557,818        $36,800        $521,018      $1,111,275
   218           06/30/2006             $1,073,490         $520,255       $553,235        $25,200        $528,035      $1,563,620
   219        TTM (07/31/2006)          $1,097,675         $541,253       $556,422        $12,435        $543,987      $3,117,919
   220           12/31/2005               $318,015          $85,070       $232,945        $17,339        $215,606      $1,701,064
   221           12/31/2005               $250,858          $83,202       $167,656        $17,734        $149,922      $1,173,148
                                          $617,069         $235,227       $381,842        $47,894        $333,948      $2,818,651
   222        YTD (07/31/2006)            $255,004          $86,173       $168,831        $21,170        $147,660      $1,227,927
   223        YTD (07/31/2006)            $199,617          $90,131       $109,486        $16,647         $92,839        $837,223
   224        YTD (07/31/2006)            $162,448          $58,923       $103,525        $10,077         $93,448        $753,501
   225               NAP                  $468,977         $138,049       $330,928        $12,000        $318,928      $3,057,975
   226        TTM (08/31/2006)            $811,871         $454,041       $357,830        $34,000        $323,830      $3,039,611
   227        YTD (03/31/2006)            $459,779         $144,103       $315,677        $17,130        $298,547      $3,271,431
   228           12/31/2005             $1,383,244         $884,993       $498,251        $55,330        $442,921      $2,781,100
   229               NAP                  $412,593         $120,660       $291,934        $14,327        $277,607      $2,854,852
   230        TTM (06/30/2006)          $1,504,151         $965,969       $538,182        $60,166        $478,016      $1,576,414
   231           12/31/2005               $868,248         $281,328       $586,920        $65,770        $521,150      $2,194,814
   232        TTM (06/30/2006)            $478,389         $182,084       $296,305         $6,171        $290,134      $2,785,333
   233        TTM (09/30/2006)            $420,958          $65,857       $355,101        $19,861        $335,240      $2,099,269
   234               NAP                  $453,173         $120,542       $332,631        $36,650        $295,981      $2,746,381
   235        TTM (06/30/2006)            $675,993         $373,632       $302,360        $24,250        $278,110      $2,726,857
   236        TTM (06/30/2006)            $430,120         $109,356       $320,763        $28,547        $292,216      $2,681,951
   237               NAP                  $440,789         $136,809       $303,980        $16,602        $287,378      $2,683,584
   238               NAP                  $409,094         $108,859       $300,234        $24,575        $275,659      $2,630,950
   239        TTM (07/31/2006)            $550,633         $254,537       $296,096         $6,669        $289,427      $2,596,488
   240        TTM (07/31/2006)            $743,586         $399,601       $343,985        $14,000        $329,985      $3,000,000
   241        T-12 (08/31/2006)         $1,260,721         $847,079       $413,642        $54,904        $358,738      $2,342,697
   242        TTM (07/31/2006)            $488,441         $182,143       $306,298        $15,000        $291,298      $2,592,663
   243        TTM (06/30/2006)            $444,356         $119,029       $325,327        $23,026        $302,301      $2,486,100
   244        T-12 (08/31/2006)           $410,265         $113,870       $296,395         $7,008        $272,638      $2,573,205
   245        TTM (09/30/2006)            $390,282         $125,399       $264,884         $6,859        $258,025      $2,422,308
   246        TTM (05/31/2006)            $595,673         $306,034       $289,639        $28,000        $261,639      $2,585,840
   247           06/30/2006               $604,371         $288,782       $315,589         $9,450        $306,139      $2,359,982
   248               NAP                  $463,801         $201,859       $261,942        $14,400        $247,542      $2,482,357
   249        TTM (06/30/2006)            $342,975          $72,361       $270,615        $18,136        $252,478      $2,386,000
   250           06/30/2006               $803,684         $392,563       $411,121        $25,600        $385,521      $1,955,871
   251        TTM (09/30/2006)            $414,034         $117,794       $296,240        $15,624        $280,616      $2,334,487
   252               NAP                  $248,748           $4,975       $243,773         $9,027        $234,746      $2,274,794
   253        TTM (07/31/2006)            $226,941           $6,808       $220,132         $1,529        $218,603      $2,246,955
   254        TTM (08/31/2006)            $343,181          $77,654       $265,527        $10,873        $254,653      $2,041,848
   255               NAP                  $345,000          $10,350       $334,650         $2,223        $332,427      $2,607,000
   256               NAP                  $583,222         $295,995       $287,227        $38,496        $248,730      $2,347,942
   257        TTM (08/31/2006)            $422,427         $134,340       $288,087        $37,794        $250,293      $2,317,624
   258        TTM (04/30/2006)            $326,262          $69,561       $256,701        $17,614        $239,088      $2,216,267
   259               NAP                  $288,894          $50,241       $238,653        $10,831        $227,822      $2,261,347
   260        TTM (09/30/2006)            $284,098          $75,809       $208,289         $2,909        $205,381      $2,259,344
   261               NAP                  $213,131           $6,394       $206,737         $1,519        $205,219      $2,111,290
   262        TTM (06/30/2006)            $362,262          $78,794       $283,469        $27,220        $256,249      $2,118,763
   263        TTM (06/30/2006)            $494,015         $214,363       $279,652        $34,128        $245,524      $2,096,886
   264           12/31/2005               $209,284           $6,279       $203,005         $1,519        $201,487      $2,073,135
   265               NAP                  $355,794         $106,990       $248,804        $12,190        $236,615      $1,923,786
   266           06/30/2006             $1,065,441         $570,492       $494,949        $36,000        $458,949         $24,273
   267        TTM (08/31/2006)            $429,616          $53,860       $312,458        $21,177        $291,281      $2,045,093
   268               NAP                  $401,322         $146,383       $254,939         $3,365        $251,574      $2,060,336
   269               NAP                  $369,917         $110,479       $259,438        $12,584        $241,695      $2,047,516
   270        TTM (07/31/2006)            $325,072          $95,657       $229,414        $13,682        $215,732      $2,020,740
   271        TTM (08/31/2006)            $376,672         $162,707       $213,965         $6,015        $207,950      $2,086,612
   272           12/31/2006               $320,837         $111,361       $209,476        $14,400        $195,076      $2,124,332
   273           06/30/2006               $506,140         $237,864       $268,276        $16,000        $252,276      $1,920,372
                                          $302,285          $87,891       $214,394        $14,500        $199,894      $2,080,339
   274        TTM (09/30/2006)            $206,183          $53,375       $152,808         $7,250        $145,558      $1,494,932
   275        TTM (09/30/2006)             $96,102          $34,516        $61,586         $7,250         $54,336        $585,408
   276        TTM (09/30/2006)            $427,638         $154,516       $273,122         $8,036        $265,087      $1,954,845
   277        TTM (06/30/2006)            $274,654          $61,130       $213,523        $14,624        $198,899      $1,945,594
   278        YTD (08/31/2006)            $311,684          $80,449       $231,235        $24,667        $206,568      $1,679,662
   279        (03/31/2006) Ann.           $277,877          $72,372       $205,505        $13,637        $191,868      $1,819,647
   280               NAP                  $261,884          $64,721       $197,163        $13,058        $184,104      $1,801,276
   281        TTM (09/30/2006)            $357,214         $160,202       $197,012         $6,615        $190,397      $1,762,177
   282        TTM (05/31/2006)            $344,839         $142,939       $201,900         $9,529        $192,371      $1,781,091
   283        TTM (06/30/2006)            $387,882         $197,347       $190,535         $5,313        $185,222      $1,806,566
   284               NAP                  $244,658          $51,568       $193,090         $9,468        $183,623      $1,779,040
   285        TTM (09/30/2006)            $346,688         $184,703       $161,984         $6,099        $155,885      $1,698,874
   286        (07/06/2006) Ann.           $277,342          $54,791       $222,551         $3,938        $206,251      $1,708,261
   287           06/30/2006               $439,004         $257,585       $181,419        $15,000        $166,419      $1,397,238
   288        TTM (07/31/2006)            $299,107         $121,794       $177,313         $8,087        $169,226      $1,623,736
   289        TTM (06/30/2006)            $281,659         $102,172       $179,487        $15,376        $164,111      $1,617,685
   290        TTM (07/31/2006)            $302,023         $121,111       $180,912         $7,342        $173,570      $1,614,872
   291               NAP                  $234,823          $56,865       $177,958         $8,673        $169,285      $1,850,000
   292        TTM (09/30/2006)            $413,332         $190,300       $223,032        $15,500        $207,532      $1,429,652
   293               NAP                  $520,627         $352,391       $168,236        $22,464        $145,772      $1,477,507
   294        TTM (02/28/2006)            $265,761         $108,791       $156,970        $10,500        $146,470      $1,514,842
   295               NAP                  $214,137          $41,229       $172,907         $8,496        $164,412      $1,700,000
   296        YTD (08/31/2006)            $235,275          $77,485       $157,790        $11,200        $146,591      $1,398,333
   297        TTM (06/30/2006)            $189,294          $36,686       $152,608        $11,475        $141,133      $1,341,868
   298        TTM (09/30/2006)            $278,132         $126,952       $151,180        $16,446        $134,734      $1,315,475
   299               NAP                  $171,720           $5,152       $166,568         $7,479        $159,089      $1,329,359
   300        TTM (06/30/2006)            $239,346          $35,537       $203,809        $13,384        $190,425      $1,360,955
   301           12/31/2005               $296,284          $84,655       $211,629        $17,286        $194,343      $1,289,512
   302        TTM (09/30/2006)            $359,418         $157,673       $201,745         $8,218        $193,527      $1,286,626
   303        TTM (07/31/2006)            $203,256          $48,896       $154,360        $22,711        $131,649      $1,274,527
   304        TTM (07/31/2006)            $290,451         $136,953       $153,498         $5,800        $147,698      $1,273,040
   305        TTM (07/31/2006)            $196,068          $54,340       $141,728         $8,979        $132,749      $1,259,839
   306           T-12 (2006)              $317,011         $159,499       $157,513        $17,004        $140,509      $1,366,110
   307        T-12 (06/30/2006)           $163,182          $38,272       $124,909         $7,680        $117,230      $1,290,685
   308               NAP                  $170,421          $31,550       $138,871         $5,907        $132,964      $1,171,110
                                          $212,945          $85,981       $126,964         $5,719        $121,245      $1,128,983
   309        TTM (06/30/2006)            $116,933          $51,393        $65,541         $3,146         $62,394        $567,997
   310        TTM (07/31/2006)             $96,012          $34,588        $61,424         $2,573         $58,851        $560,986
   311        TTM (09/30/2006)            $221,438         $102,572       $118,866         $9,500        $109,366      $1,065,802
   312               NAP                  $186,685          $66,606       $120,078         $7,739        $112,340      $1,066,017
   313        TTM (07/31/2006)            $236,628          $92,527       $144,101        $20,372        $123,729        $967,288
   314        TTM (08/31/2006)            $173,912          $63,326       $110,587         $4,559        $106,028      $1,071,737
   315        YTD (07/31/2006)            $181,951          $53,846       $128,105         $8,524        $119,581        $956,136
   316        TTM (08/31/2006)            $220,947         $114,072       $106,875         $3,850        $103,025        $874,961
   317        TTM (06/30/2006)            $119,602          $19,326       $100,276         $4,943         $95,333        $864,670
   318        TTM (07/31/2006)            $178,972          $75,736       $103,236         $6,543         $96,693        $807,638

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE      CURRENT       SOURCE OF          MARKET STUDY         VALUATION
LOAN NO.     VALUE(12)      VALUE(12)    CAPITALIZATION RATE(12)      DATE      LARGEST TENANT(12)
----------------------------------------------------------------------------------------------------------------------------------

           $476,540,000
    1       $64,000,000    Appraisal               NAP             10/19/2006   Level 3 Communications
    2       $51,500,000    Appraisal               NAP             10/20/2006   Brook Furniture
    3       $31,500,000    Appraisal               NAP             10/18/2006   Applied Materials
    4       $35,200,000    Appraisal               NAP             10/18/2006   Keeco
    5       $27,100,000    Appraisal               NAP             10/18/2006   Electrical Insulation
    6       $27,000,000    Appraisal               NAP             10/18/2006   Value Outsourcing
    7       $24,000,000    Appraisal               NAP             10/18/2006   Cellsite Industries
    8       $21,000,000    Appraisal               NAP             10/23/2006   Kosan Biosciences, Inc.
    9       $20,200,000    Appraisal               NAP             10/20/2006   Gen 3 Solar Inc
    10      $19,070,000    Appraisal               NAP             10/18/2006   Regal Plastics & Supply
    11      $17,810,000    Appraisal               NAP             10/19/2006   New Concepts, Inc.
    12      $17,700,000    Appraisal               NAP             10/18/2006   Unified Western Grocers
    13      $14,600,000    Appraisal               NAP             10/23/2006   Kosan Biosciences, Inc.
    14      $12,000,000    Appraisal               NAP             10/18/2006   Andevices, Inc
    15      $13,100,000    Appraisal               NAP             10/18/2006   Valley Relocation and Storage
    16       $9,440,000    Appraisal               NAP             10/18/2006   Contract Office Group
    17      $12,050,000    Appraisal               NAP             10/18/2006   McCollister's Moving
    18       $8,500,000    Appraisal               NAP             10/18/2006   Okidata Americas, Inc.
    19       $7,800,000    Appraisal               NAP             10/20/2006   HSQ Technologies
    20      $12,000,000    Appraisal               NAP             10/23/2006   Emser Tile, L.L.C.
    21       $6,520,000    Appraisal               NAP             10/18/2006   GES Exposition Services
    22       $5,200,000    Appraisal               NAP             10/18/2006   Quartz International
    23      $14,950,000    Appraisal               NAP             10/18/2006   The Gene Schick Company
    24       $4,300,000    Appraisal               NAP             10/18/2006   DB Design Group, Inc.
    25     $500,000,000    Appraisal               NAP             09/01/2006   JC Penney
    26     $148,000,000    Appraisal               NAP             10/31/2006   Buchanan Ingersoll, P.C.
    27     $131,000,000    Appraisal               NAP                NAP       NAP
    28     $210,000,000    Appraisal               NAP             10/01/2006   CUNY (BMCC)
    29     $101,800,000    Appraisal               NAP             09/26/2006   NAP
    30      $77,000,000    Appraisal               NAP             09/15/2006   McCarter & English, LLP
    31      $72,000,000    Appraisal               NAP             08/31/2006   The EMMES Corp
    32      $70,000,000    Appraisal               NAP             12/07/2005   Bank Hapoalim, B.M.
    33      $66,800,000    Appraisal               NAP             08/30/2006   NAP
    34      $63,200,000    Appraisal               NAP             08/01/2006   NAP
    35      $69,000,000    Appraisal               NAP             09/15/2006   Whiting Petroleum Co
    36      $38,200,000    Appraisal               NAP             09/21/2006   NAP
    37       $8,700,000    Appraisal               NAP             09/21/2006   NAP
    38      $52,000,000    Appraisal               NAP             04/19/2006   Pearson Education, Inc.
    39      $39,290,000    Appraisal               NAP             08/14/2006   Coca-Cola Enterprises, Inc.
    40      $38,100,000    Appraisal               NAP             07/21/2006   RCG Indiana
    41      $31,700,000    Appraisal               NAP             09/12/2006   Safeway Steel Products, Inc.
    42      $30,500,000    Appraisal               NAP             10/06/2006   NAP
            $29,340,000
    43      $16,100,000    Appraisal               NAP             10/24/2006   PST Services, Inc.
    44       $3,950,000    Appraisal               NAP             10/25/2006   Eastern Wire Products
    45       $3,390,000    Appraisal               NAP             10/25/2006   Iron Mountain Incorporated
    46       $3,200,000    Appraisal               NAP             10/25/2006   Jason Incorporated
    47       $2,700,000    Appraisal               NAP             10/25/2006   Flip n Twist Gymnastics
    48      $31,500,000    Appraisal               NAP             12/01/2006   NAP
    49      $30,700,000    Appraisal               NAP             12/01/2006   NAP
    50      $30,500,000    Appraisal               NAP             08/29/2006   Vons
    51      $32,000,000    Appraisal               NAP             09/29/2006   NAP
            $26,030,000
    52       $7,280,000    Appraisal               NAP             04/05/2006   DSHS, State of Washington
    53       $6,000,000    Appraisal               NAP             04/05/2006   DSHS, State of Washington
    54       $4,550,000    Appraisal               NAP             04/05/2006   Fransciscan Health System
    55       $3,300,000    Appraisal               NAP             04/12/2006   DSHS, State of Washington
    56       $2,800,000    Appraisal               NAP             04/06/2006   State of Washington (Employment Security Division)
    57       $2,100,000    Appraisal               NAP             04/03/2006   DSHS, State of Washington
    58      $24,400,000    Appraisal               NAP             10/20/2005   Kerkering, Barberio & Co., P.A.
    59      $25,500,000    Appraisal               NAP             10/01/2006   Basset Furniture
    60      $24,500,000    Appraisal               NAP             09/26/2006   Taylor & Francis, Inc.
    61      $25,300,000    Appraisal               NAP             03/20/2006   NAP
    62      $25,100,000    Appraisal               NAP             10/31/2006   Sport Chalet
    63      $24,800,000    Appraisal               NAP             04/20/2006   NAP
    64      $20,000,000    Appraisal               NAP             09/20/2006   Giant Eagle
    65      $19,400,000    Appraisal               NAP             07/01/2006   NAP
    66      $17,600,000    Appraisal               NAP             10/02/2006   Kaiser Foundation Health Plan
    67      $17,000,000    Appraisal               NAP             10/10/2006   NAP
    68      $17,800,000    Appraisal               NAP             09/21/2006   Vitas Healthcare Corp. of Ohio
    69      $19,700,000    Appraisal               NAP             07/26/2006   Rochester Gas & Electric
    70      $18,400,000    Appraisal               NAP             10/31/2006   USA Defense Commisary
    71       $9,750,000    Appraisal               NAP             10/01/2006   Wells Fargo Bank
    72       $9,500,000    Appraisal               NAP             07/18/2006   Longs Drug Store
    73      $16,300,000    Appraisal               NAP             08/11/2006   NAP
    74      $15,400,000    Appraisal               NAP             09/19/2006   Utah Medical Association
    75      $18,400,000    Appraisal               NAP             11/11/2005   Consolidated Systems, Inc.
    76      $15,110,000    Appraisal               NAP             07/27/2006   NAP
    77      $16,300,000    Appraisal               NAP             09/15/2006   Deposition Sciences, Inc.
    78      $14,700,000    Appraisal               NAP             09/29/2006   Bassett Furniture
    79      $14,450,000    Appraisal               NAP             09/27/2006   Thomson Legal & Regulatory, Inc.
    80      $19,200,000    Appraisal               NAP             07/26/2006   Sisley
    81      $18,600,000    Appraisal               NAP             11/01/2006   NAP
    82      $16,800,000    Appraisal               NAP             08/01/2006   Staples
    83      $15,400,000    Appraisal               NAP             10/16/2006   SunTrust Bank
            $13,430,000
    84       $6,050,000    Appraisal               NAP             08/16/2006   NAP
    85       $5,530,000    Appraisal               NAP             08/16/2006   NAP
    86       $1,850,000    Appraisal               NAP             08/16/2006   NAP
    87      $13,680,000    Appraisal               NAP             09/05/2006   KDA
    88      $12,500,000    Appraisal               NAP             10/22/2006   Kroger's
    89      $13,200,000    Appraisal               NAP             09/11/2006   Patrol One
    90      $12,300,000    Appraisal               NAP             08/01/2006   Surgery Center at Health Park, LLC
    91      $12,000,000    Appraisal               NAP             10/26/2006   NAP
    92      $12,800,000    Appraisal               NAP             06/01/2006   Reinsel Kuntz Lesher, LLP
            $16,500,000
    93       $3,430,000    Appraisal               NAP             10/10/2006   NAP
    94       $3,250,000    Appraisal               NAP             10/11/2006   NAP
    95       $2,510,000    Appraisal               NAP             10/10/2006   NAP
    96       $2,370,000    Appraisal               NAP             10/10/2006   NAP
    97       $1,920,000    Appraisal               NAP             10/10/2006   NAP
    98       $1,730,000    Appraisal               NAP             10/10/2006   NAP
    99       $1,290,000    Appraisal               NAP             10/11/2006   NAP
   100      $13,675,000    Appraisal               NAP             09/01/2008   NAP
   101      $13,575,000    Appraisal               NAP             09/20/2006   NAP
   102      $12,400,000    Appraisal               NAP             09/26/2006   CSK Auto Inc.
   103      $12,250,000    Appraisal               NAP             08/09/2006   Dunn Edwards
   104      $11,250,000    Appraisal               NAP             08/02/2006   NAP
   105      $11,570,000    Appraisal               NAP             07/27/2006   NAP
            $11,700,000
   106       $6,800,000    Appraisal               NAP             07/07/2006   NAP
   107       $4,900,000    Appraisal               NAP             07/07/2006   NAP
   108      $11,400,000    Appraisal               NAP             07/27/2006   NAP
   109      $12,000,000    Appraisal               NAP             10/19/2006   NAP
   110       $6,000,000    Appraisal               NAP             08/24/2006   InterMed
   111       $4,850,000    Appraisal               NAP             08/24/2006   Orthopaedic Associates
   112      $14,700,000    Appraisal               NAP             07/01/2006   NAP
   113      $11,000,000    Appraisal               NAP             08/25/2006   American Skiing
   114      $15,600,000    Appraisal               NAP             09/28/2006   NAP
   115       $9,700,000    Appraisal               NAP             08/08/2005   NAP
   116       $9,970,000    Appraisal               NAP             07/27/2007   NAP
   117      $19,761,407   Market Study           6.750%            09/22/2006   NAP
   118      $13,250,440   Market Study           7.500%            09/21/2006   NAP
   119      $10,000,000    Appraisal               NAP             05/18/2006   NAP
   120       $9,475,000    Appraisal               NAP             08/24/2006   Murray's Auto
   121       $9,700,000    Appraisal               NAP             09/02/2006   Cingular Wireless
   122      $10,700,000    Appraisal               NAP             07/26/2006   NAP
   123      $13,700,000    Appraisal               NAP             04/13/2006   NAP
   124      $17,080,701   Market Study           7.625%            09/21/2006   NAP
   125       $9,460,000    Appraisal               NAP             06/14/2006   NAP
   126      $21,800,000    Appraisal               NAP             09/16/2006   William Sonoma
   127       $9,600,000    Appraisal               NAP             07/07/2006   NAP
   128       $9,980,000    Appraisal               NAP             06/05/2006   Keller Williams Realty
   129       $8,800,000    Appraisal               NAP             06/06/2006   NAP
   130      $14,089,621   Market Study           6.250%            09/21/2006   NAP
   131      $14,089,621   Market Study           6.250%            09/21/2006   NAP
   132      $10,200,000    Appraisal               NAP             09/21/2006   ABC Supermarket
   133      $15,114,596   Market Study           6.550%            09/20/2006   NAP
   134       $8,950,000    Appraisal               NAP             05/30/2006   Bay Valley Foods
   135       $8,300,000    Appraisal               NAP             09/27/2006   O'Neal Inc
   136      $10,500,000    Appraisal               NAP             08/28/2006   International Academy of Style
   137       $9,350,000    Appraisal               NAP             01/30/2006   Atlanta Bread Cafe
   138       $9,800,000    Appraisal               NAP             08/18/2006   Kroger Food Stores #660
   139       $8,500,000    Appraisal               NAP             07/21/2006   NAP
   140       $8,150,000    Appraisal               NAP             10/02/2006   Dollar Tree
   141      $12,500,000    Appraisal               NAP             06/15/2006   AllState
   142       $8,100,000    Appraisal               NAP             02/06/2006   NAP
   143      $11,500,000    Appraisal               NAP             10/03/2006   CPC Restaurants, Inc. (Chicago Pizza)
   144      $11,800,000    Appraisal               NAP             04/13/2006   NAP
   145       $7,840,000    Appraisal               NAP             06/23/2006   CapMar
   146       $7,760,000    Appraisal               NAP             10/18/2006   Naval Sea System Command
   147      $12,675,717   Market Study           6.250%            09/21/2006   NAP
   148       $9,500,000    Appraisal               NAP             09/15/2006   Hollander Glass, Inc
   149       $8,380,000    Appraisal               NAP             08/23/2006   NAP
   150       $7,350,000    Appraisal               NAP             09/26/2006   NAP
   151       $7,450,000    Appraisal               NAP             08/15/2006   NAP
   152       $9,100,000    Appraisal               NAP             02/01/2006   Carter Street, L.L.C.
   153       $8,460,000    Appraisal               NAP             09/19/2006   NAP
   154       $7,250,000    Appraisal               NAP             12/01/2006   Bedrosian Tile
   155      $14,632,684   Market Study           6.500%            09/19/2006   NAP
   156      $14,532,445   Market Study           6.500%            10/09/2006   NAP
   157       $8,000,000    Appraisal               NAP             08/18/2006   DD's
   158       $7,000,000    Appraisal               NAP             10/02/2006   NAP
   159       $8,000,000    Appraisal               NAP             07/18/2006   NAP
   160       $7,300,000    Appraisal               NAP             09/26/2006   NAP
   161       $7,000,000    Appraisal               NAP             07/06/2006   Lowe's
   162       $8,200,000    Appraisal               NAP             06/19/2006   NAP
   163       $8,000,000    Appraisal               NAP             08/01/2006   NAP
   164      $11,300,000    Appraisal               NAP             04/13/2006   NAP
   165       $7,350,000    Appraisal               NAP             09/08/2006   State of Hawaii, DAGS
   166      $14,697,526   Market Study           6.750%            09/27/2006   NAP
   167      $12,930,537   Market Study           6.625%            09/27/2006   NAP
   168       $6,400,000    Appraisal               NAP             08/23/2006   Amarr Company
   169       $6,950,000    Appraisal               NAP             08/29/2006   Ginn Development Company
   170       $6,400,000    Appraisal               NAP             09/20/2006   Patagonia Grill
   171       $6,550,000    Appraisal               NAP             08/08/2006   Brookshire Grocery Co.
   172      $11,053,338   Market Study           6.875%            09/18/2006   NAP
   173       $7,400,000    Appraisal               NAP             08/04/2006   FedEx Ground Package Systems Inc.
   174       $6,960,000    Appraisal               NAP             08/05/2006   RE/MAX All Executives
   175       $6,900,000    Appraisal               NAP             09/04/2006   Builders First Source Southeastern Group, Inc.
   176       $6,400,000    Appraisal               NAP             07/20/2006   NAP
   177       $7,000,000    Appraisal               NAP             03/14/2006   Eckerd
   178       $7,000,000    Appraisal               NAP             04/10/2006   NAP
             $6,360,000
   179       $4,600,000    Appraisal               NAP             09/21/2006   NAP
   180       $1,760,000    Appraisal               NAP             09/21/2006   NAP
   181       $5,900,000    Appraisal               NAP             09/16/2006   Asian Buffet
   182       $8,086,286   Market Study           6.875%            09/20/2006   NAP
   183       $1,946,752   Market Study           6.875%            09/20/2006   NAP
   184       $5,800,000    Appraisal               NAP             09/13/2006   OSF Healthcare
   185       $7,633,271   Market Study           7.000%            09/20/2006   NAP
   186       $7,800,000    Appraisal               NAP             02/14/2006   NAP
   187       $6,400,000    Appraisal               NAP             05/25/2006   NAP
   188       $5,600,000    Appraisal               NAP             10/04/2006   NAP
   189       $5,800,000    Appraisal               NAP             06/16/2006   NAP
   190       $5,425,000    Appraisal               NAP             10/16/2006   The Landmark Design Group
   191       $5,700,000    Appraisal               NAP             10/13/2006   NAP
   192      $10,578,076   Market Study           7.750%            09/27/2006   NAP
   193       $6,140,000    Appraisal               NAP             01/19/2006   NAP
   194       $6,280,787   Market Study           7.750%            09/20/2006   NAP
   195       $5,300,000    Appraisal               NAP             06/28/2006   NAP
   196       $5,250,000    Appraisal               NAP             09/21/2006   NAP
   197       $7,580,000    Appraisal               NAP             09/06/2005   Velocity Sports
   198       $6,400,000    Appraisal               NAP             08/23/2006   Wells Fargo
   199       $5,890,000    Appraisal               NAP             11/07/2006   White Cap Industries
   200       $6,800,000    Appraisal               NAP             08/15/2006   CallWave
   201       $5,790,000    Appraisal               NAP             09/26/2006   BEL, Inc. Forest Grove Health and Fitness
   202       $5,460,000    Appraisal               NAP             09/07/2006   CATO's
   203       $5,375,000    Appraisal               NAP             10/16/2006   Dollar General
   204       $5,400,000    Appraisal               NAP             08/04/2006   Florida Legacy Allstars
   205       $5,100,000    Appraisal               NAP             09/01/2006   HJN Real Estate Team
   206       $8,402,529   Market Study           7.000%            09/20/2006   NAP
   207       $8,162,534   Market Study           6.750%            09/21/2006   NAP
   208       $6,100,000    Appraisal               NAP             08/16/2006   NAP
   209       $5,800,000    Appraisal               NAP             07/28/2006   Super Buffet
             $4,790,000
   210       $1,750,000    Appraisal               NAP             09/22/2006   NAP
   211       $1,530,000    Appraisal               NAP             09/22/2006   NAP
   212         $850,000    Appraisal               NAP             09/22/2006   NAP
   213         $660,000    Appraisal               NAP             09/22/2006   NAP
   214       $6,300,000    Appraisal               NAP             09/01/2006   NAP
   215       $4,660,000    Appraisal               NAP             09/19/2006   NAP
   216       $6,200,000    Appraisal               NAP             07/24/2006   Wells Fargo Bank
   217       $8,581,815   Market Study           6.500%            09/19/2006   NAP
   218       $7,729,963   Market Study           7.250%            10/03/2006   NAP
   219       $8,390,000    Appraisal               NAP             09/19/2006   NAP
   220       $2,900,000    Appraisal               NAP             02/03/2006   REMAX of Sparta
   221       $2,000,000    Appraisal               NAP             02/03/2006   Princeton Search Group, Inc.
             $5,050,000
   222       $2,200,000    Appraisal               NAP             08/11/2006   Top Shoes, Inc.
   223       $1,500,000    Appraisal               NAP             08/11/2006   Chinese Pavillion Hunan Restaurant
   224       $1,350,000    Appraisal               NAP             08/11/2006   Dixie Restauants Inc
   225       $4,550,000    Appraisal               NAP             07/13/2006   NAP
   226       $5,050,000    Appraisal               NAP             06/07/2006   NAP
   227       $5,500,000    Appraisal               NAP             08/11/2006   Solvang Antique Center
   228       $5,000,000    Appraisal               NAP             01/28/2006   NAP
   229       $4,800,000    Appraisal               NAP             06/07/2006   Thomas & King (Applebees)
   230       $5,400,000    Appraisal               NAP             07/06/2006   NAP
   231       $7,600,000    Appraisal               NAP             05/22/2006   Ocala Carpet & Tile
   232       $4,160,000    Appraisal               NAP             08/29/2006   NAP
   233       $5,050,000    Appraisal               NAP             10/10/2006   Mattress Store
   234       $4,000,000    Appraisal               NAP             08/07/2006   Irgens Development - Columbia St. Mary's Hospital
   235       $4,340,000    Appraisal               NAP             08/02/2006   NAP
   236       $4,250,000    Appraisal               NAP             08/02/2006   AC Fitness
   237       $4,250,000    Appraisal               NAP             10/03/2006   Michaels
   238       $3,920,000    Appraisal               NAP             09/28/2006   FES Distribution, LLC
   239       $4,300,000    Appraisal               NAP             08/02/2006   NAP
   240       $5,420,000    Appraisal               NAP             08/14/2006   NAP
   241       $4,400,000    Appraisal               NAP             10/09/2006   NAP
   242       $4,000,000    Appraisal               NAP             07/10/2006   NAP
   243       $5,100,000    Appraisal               NAP             08/17/2006   Family Dollar
   244       $3,830,000    Appraisal               NAP             10/16/2006   Gymquest of Lisle, LLC
   245       $3,670,000    Appraisal               NAP             09/26/2006   NAP
   246       $3,550,000    Appraisal               NAP             06/09/2006   NAP
   247       $5,303,644   Market Study           7.750%            09/20/2006   NAP
   248       $3,850,000    Appraisal               NAP             10/19/2006   NAP
   249       $3,920,000    Appraisal               NAP             09/06/2006   Valley Christian Center
   250       $5,741,581   Market Study           7.875%            09/29/2006   NAP
   251       $3,740,000    Appraisal               NAP             09/21/2006   AL HMA Phys. Mgt, Inc
   252       $3,850,000    Appraisal               NAP             10/03/2006   Fedex Ground Packaging System, Inc.
   253       $3,630,000    Appraisal               NAP             10/02/2006   CVS
   254       $4,000,000    Appraisal               NAP             09/22/2006   Bed Pro
   255       $5,310,000    Appraisal               NAP             08/29/2006   Walgreen Co.
   256       $3,600,000    Appraisal               NAP             09/18/2006   TGW-Ermanco Inc.
   257       $3,200,000    Appraisal               NAP             09/14/2006   PS Finishing, Inc.
   258       $3,380,000    Appraisal               NAP             05/22/2006   Lockwood Greene
   259       $3,355,000    Appraisal               NAP             10/01/2006   Sardella's
   260       $3,400,000    Appraisal               NAP             09/06/2006   Stop N Save
   261       $3,400,000    Appraisal               NAP             10/02/2006   CVS
   262       $3,575,000    Appraisal               NAP             08/09/2006   Peebles
   263       $3,560,000    Appraisal               NAP             09/14/2006   WV Department of Tourism
   264       $3,350,000    Appraisal               NAP             10/02/2006   CVS
   265       $3,150,000    Appraisal               NAP             08/22/2006   NAP
   266       $6,711,173   Market Study           7.375%            09/29/2006   NAP
   267       $5,000,000    Appraisal               NAP             09/22/2006   Manee Thai, Inc.
   268       $4,550,000    Appraisal               NAP             08/08/2006   TriCounty Psychiatry, P.A.
   269       $3,775,000    Appraisal               NAP             04/03/2006   New Traditions
   270       $3,280,000    Appraisal               NAP             09/12/2006   Continental Title, LLC
   271       $3,000,000    Appraisal               NAP             09/08/2006   NAP
   272       $2,965,000    Appraisal               NAP             06/06/2006   NAP
   273       $9,330,823   Market Study           6.500%            09/21/2006   NAP
             $4,220,000
   274       $2,890,000    Appraisal               NAP             10/10/2006   NAP
   275       $1,330,000    Appraisal               NAP             10/10/2006   NAP
   276       $4,010,000    Appraisal               NAP             09/26/2006   NAP
   277       $3,000,000    Appraisal               NAP             08/23/2006   Dollar Tree
   278       $2,920,000    Appraisal               NAP             09/08/2006   Dental Care Partners
   279       $3,000,000    Appraisal               NAP             08/03/2006   Issa Homes, Inc.
   280       $2,800,000    Appraisal               NAP             09/05/2006   Buffet City
   281       $2,800,000    Appraisal               NAP             09/21/2006   NAP
   282       $3,565,000    Appraisal               NAP             07/01/2006   NAP
   283       $3,100,000    Appraisal               NAP             09/06/2006   NAP
   284       $3,000,000    Appraisal               NAP             09/05/2006   Gym Day Corporation
   285       $2,800,000    Appraisal               NAP             09/05/2006   NAP
   286       $2,650,000    Appraisal               NAP             06/16/2006   Fitness Club for Women Only
   287       $4,173,285   Market Study           8.125%            09/20/2006   NAP
   288       $2,430,000    Appraisal               NAP             09/21/2006   NAP
   289       $2,600,000    Appraisal               NAP             09/07/2006   Dunwoody Imaging
   290       $2,500,000    Appraisal               NAP             09/26/2006   NAP
   291       $2,725,000    Appraisal               NAP             08/26/2006   Waffle House
   292       $2,275,000    Appraisal               NAP             08/09/2006   NAP
   293       $2,530,000    Appraisal               NAP             10/11/2006   NAP
   294       $2,200,000    Appraisal               NAP             11/23/2005   NAP
   295       $2,500,000    Appraisal               NAP             08/26/2006   Johny's Pizza
   296       $2,100,000    Appraisal               NAP             09/09/2006   Radio Shack
   297       $2,060,000    Appraisal               NAP             08/09/2006   Movie Gallery
   298       $2,370,000    Appraisal               NAP             09/11/2006   Managed Market Resources, LLC
   299       $2,700,000    Appraisal               NAP             02/23/2006   Sunbelt Rentals
   300       $3,360,000    Appraisal               NAP             09/05/2006   Starbucks
   301       $2,775,000    Appraisal               NAP             04/03/2006   Nextel
   302       $4,000,000    Appraisal               NAP             08/28/2006   NAP
   303       $1,950,000    Appraisal               NAP             09/15/2006   Fred's
   304       $2,100,000    Appraisal               NAP             09/18/2006   NAP
   305       $1,950,000    Appraisal               NAP             08/23/2006   State Beauty Supply
   306       $2,350,000    Appraisal               NAP             08/22/2006   NAP
   307       $2,050,000    Appraisal               NAP             08/23/2006   Radio Shack
   308       $1,800,000    Appraisal               NAP             07/27/2006   Speedy Cash
             $1,610,000
   309         $810,000    Appraisal               NAP             08/23/2006   NAP
   310         $800,000    Appraisal               NAP             08/23/2006   NAP
   311       $1,600,000    Appraisal               NAP             08/04/2006   NAP
   312       $1,590,000    Appraisal               NAP             07/28/2006   518 Sports Bar
   313       $1,700,000    Appraisal               NAP             08/16/2006   Alamo Stamping and Engraving
   314       $1,430,000    Appraisal               NAP             08/24/2006   NAP
   315       $1,665,000    Appraisal               NAP             09/11/2006   Shoe Show of Rocky Mount
   316       $1,500,000    Appraisal               NAP             10/02/2006   NAP
   317       $1,350,000    Appraisal               NAP             08/25/2006   Cingular
   318       $1,660,000    Appraisal               NAP             09/27/2006   NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE   LEASE EXPIRATION                                                                         LEASE EXPIRATION
LOAN NO.         DATE          % NSF   SECOND LARGEST TENANT(13)                                          DATE         % NSF
----------------------------------------------------------------------------------------------------------------------------

    1         09/30/2014       68.6%   Material in Motion                                              02/28/2010      16.6%
    2         06/30/2008       20.5%   Kuehne & Nagel, Inc.                                            12/31/2008      20.5%
    3         02/28/2007       47.0%   Cisco Systems                                                   02/29/2008      42.6%
    4         12/31/2012       60.8%   EGL Eagle Global Log                                            10/31/2011      39.2%
    5         11/30/2008       15.0%   Finisar Corporation                                             02/28/2007      13.1%
    6         12/31/2013       12.7%   McCollister's Moving                                            12/31/2006      11.6%
    7         12/31/2009       26.8%   Rackable Systems, Inc.                                          06/30/2009      26.3%
    8         02/28/2013       34.4%   Transplantation Tech                                            06/30/2010      27.3%
    9         08/31/2011       19.0%   Gel-Pak, LLC                                                    06/30/2011      13.7%
    10        08/31/2008       11.2%   Pacific Insulation                                              11/30/2006      10.9%
    11        09/30/2010       10.1%   Mega Force Corporation                                          08/31/2009       9.4%
    12        01/31/2008       78.1%   Eco Duct, Inc.                                                  03/31/2008      21.9%
    13        02/29/2008       59.4%   Creagri, Inc.                                                   02/28/2009      22.0%
    14        09/30/2007       23.6%   ABIT Computers                                                  06/30/2011      15.5%
    15        01/31/2011      100.0%   NAP                                                                 NAP          NAP
    16        08/31/2007      100.0%   NAP                                                                 NAP          NAP
    17        07/31/2012       33.7%   Autodesk, Inc.                                                  06/30/2007      26.9%
    18        07/31/2007       69.7%   Sears Logistics                                                 01/31/2009      30.3%
    19        10/31/2007       28.7%   American Bath Enterprise                                        02/28/2011      11.9%
    20        11/30/2008       11.1%   In a Nutshell, Inc.                                             10/31/2010       8.1%
    21        11/30/2010      100.0%   NAP                                                                 NAP          NAP
    22        12/31/2008       67.3%   Highpoint Technology                                            01/31/2011      32.7%
    23        03/31/2007       21.9%   Stew Superior Corporation                                       02/28/2009       7.9%
    24        04/30/2008       38.5%   Minarik Corporation                                             01/31/2011      31.1%
    25        02/28/2027       32.4%   Gap/Gapkids                                                     12/31/2014       2.4%
    26        12/31/2016       15.8%   Thorp Reed Armstrong                                            04/30/2011       8.0%
    27           NAP            NAP    NAP                                                                 NAP          NAP
    28        05/01/2015       33.0%   City of NY Real Estate Division                                 12/01/2012      31.9%
    29           NAP            NAP    NAP                                                                 NAP          NAP
    30        02/29/2008       45.0%   The Prudential Insurance Company of America                     12/31/2014      43.0%
    31        05/31/2013       30.0%   ADP                                                             02/28/2011      20.2%
    32        04/30/2015       9.2%    Aventura Business Center, Inc.                                  12/31/2013       8.9%
    33           NAP            NAP    NAP                                                                 NAP          NAP
    34           NAP            NAP    NAP                                                                 NAP          NAP
    35        10/31/2010       22.0%   Parsons Infrastructure                                          05/31/2007       9.5%
    36           NAP            NAP    NAP                                                                 NAP          NAP
    37           NAP            NAP    NAP                                                                 NAP          NAP
    38        06/14/2020      100.0%   NAP                                                                 NAP          NAP
    39        03/01/2017      100.0%   NAP                                                                 NAP          NAP
    40        06/01/2007       9.1%    Charter One Mortgage                                            10/01/2014       8.9%
    41        03/31/2018       37.4%   MRA-The Management Association, Inc.                            07/04/2015      24.6%
    42           NAP            NAP    NAP                                                                 NAP          NAP
    43        08/31/2015       37.5%   Palmetto Technical College                                      12/31/2015      21.5%
    44        11/30/2016       67.0%   Pack-M LLC                                                      12/31/2013      33.0%
    45        07/31/2009       52.8%   BellSouth Telecommunications                                    09/30/2007      47.2%
    46        12/31/2016      100.0%   NAP                                                                 NAP          NAP
    47        03/31/2012       55.6%   Tosca, Ltd.                                                     09/30/2007      44.4%
    48           NAP            NAP    NAP                                                                 NAP          NAP
    49           NAP            NAP    NAP                                                                 NAP          NAP
    50        07/31/2024       51.1%   California Buffet                                               08/31/2015       7.7%
    51           NAP            NAP    NAP                                                                 NAP          NAP
    52        03/31/2016       77.6%   NAP                                                                 NAP          NAP
    53        05/31/2009      100.0%   NAP                                                                 NAP          NAP
    54        08/14/2014      100.0%   NAP                                                                 NAP          NAP
    55        11/30/2008      100.0%   NAP                                                                 NAP          NAP
    56        07/31/2010       39.1%   Thurston County                                                 05/31/2010      39.1%
    57        10/31/2013      100.0%   NAP                                                                 NAP          NAP
    58        04/30/2015       28.0%   HQ Global Workspaces Inc.                                       04/30/2016      17.4%
    59        05/31/2016       40.3%   Nu Image                                                        08/31/2016      16.3%
    60        02/28/2011       7.7%    SHPS                                                            12/31/2006       7.4%
    61           NAP            NAP    NAP                                                                 NAP          NAP
    62        05/19/2016       64.4%   Wilshire Warehouse                                              08/14/2010       8.0%
    63           NAP            NAP    NAP                                                                 NAP          NAP
    64        06/30/2026       82.7%   Goodyear                                                        04/03/2008       5.5%
    65           NAP            NAP    NAP                                                                 NAP          NAP
    66        05/31/2011       20.2%   Medical Development Int'l                                       01/31/2008      15.4%
    67           NAP            NAP    NAP                                                                 NAP          NAP
    68        09/30/2011       10.4%   Radiant Research, Inc.                                          11/30/2016       8.9%
    69        11/30/2013       64.3%   AT&T                                                            02/28/2009      12.8%
    70        01/31/2007       24.6%   As-Is Outlet                                                    09/30/2016      21.9%
    71        07/14/2016       31.4%   Delilah Enterprises                                             01/30/2009      13.9%
    72        06/01/2026      100.0%   NAP                                                                 NAP          NAP
    73           NAP            NAP    NAP                                                                 NAP          NAP
    74        09/30/2016       19.8%   Staff Care, Inc.                                                08/31/2008      12.0%
    75        10/31/2026      100.0%   NAP                                                                 NAP          NAP
    76           NAP            NAP    NAP                                                                 NAP          NAP
    77        02/27/2016      100.0%   NAP                                                                 NAP          NAP
    78        09/30/2016       26.9%   Capel Rugs                                                      07/31/2016      22.8%
    79        10/31/2015       58.0%   Audatex North America, Inc.                                     08/31/2017      42.0%
    80        10/14/2017       8.9%    Moss Corporate                                                  04/30/2011       8.2%
    81           NAP            NAP    NAP                                                                 NAP          NAP
    82        05/31/2021       58.3%   Bank of America                                                 07/31/2026      14.6%
    83        10/30/2016       51.3%   Duke University                                                 06/30/2013      26.9%
    84           NAP            NAP    NAP                                                                 NAP          NAP
    85           NAP            NAP    NAP                                                                 NAP          NAP
    86           NAP            NAP    NAP                                                                 NAP          NAP
    87        05/31/2016       12.6%   Vitamin Shoppe                                                  01/19/2015      11.9%
    88        10/31/2013       41.3%   Pleasants Hardware                                              08/31/2011       9.2%
    89        10/31/2007       6.3%    Unique Party Rentals                                            12/31/2008       4.8%
    90        06/30/2016       32.9%   The Center for Gastrointestinal Health at Health Park, LLC      06/30/2016      20.7%
    91           NAP            NAP    NAP                                                                 NAP          NAP
    92        06/30/2026      100.0%   NAP                                                                 NAP          NAP
    93           NAP            NAP    NAP                                                                 NAP          NAP
    94           NAP            NAP    NAP                                                                 NAP          NAP
    95           NAP            NAP    NAP                                                                 NAP          NAP
    96           NAP            NAP    NAP                                                                 NAP          NAP
    97           NAP            NAP    NAP                                                                 NAP          NAP
    98           NAP            NAP    NAP                                                                 NAP          NAP
    99           NAP            NAP    NAP                                                                 NAP          NAP
   100           NAP            NAP    NAP                                                                 NAP          NAP
   101           NAP            NAP    NAP                                                                 NAP          NAP
   102        01/31/2010       16.4%   True Value Hardware                                             02/28/2008      16.3%
   103        08/31/2011       25.4%   Home Shopping Korea                                             12/31/2016      20.4%
   104           NAP            NAP    NAP                                                                 NAP          NAP
   105           NAP            NAP    NAP                                                                 NAP          NAP
   106           NAP            NAP    NAP                                                                 NAP          NAP
   107           NAP            NAP    NAP                                                                 NAP          NAP
   108           NAP            NAP    NAP                                                                 NAP          NAP
   109           NAP            NAP    NAP                                                                 NAP          NAP
   110        10/31/2008       67.2%   AARP                                                            09/30/2008      14.1%
   111        10/31/2015      100.0%   NAP                                                                 NAP          NAP
   112           NAP            NAP    NAP                                                                 NAP          NAP
   113        12/31/2006       22.8%   Gateway Offices                                                     MTM         19.3%
   114           NAP            NAP    NAP                                                                 NAP          NAP
   115           NAP            NAP    NAP                                                                 NAP          NAP
   116           NAP            NAP    NAP                                                                 NAP          NAP
   117           NAP            NAP    NAP                                                                 NAP          NAP
   118           NAP            NAP    NAP                                                                 NAP          NAP
   119           NAP            NAP    NAP                                                                 NAP          NAP
   120        02/28/2007       18.2%   Century 21 - Premiere                                           05/31/2007       8.2%
   121        08/31/2010       24.1%   Merrill Lynch                                                   07/31/2007      20.6%
   122           NAP            NAP    NAP                                                                 NAP          NAP
   123           NAP            NAP    NAP                                                                 NAP          NAP
   124           NAP            NAP    NAP                                                                 NAP          NAP
   125           NAP            NAP    NAP                                                                 NAP          NAP
   126        01/01/2010       9.6%    Arrowhead Group                                                 06/30/2008       6.9%
   127           NAP            NAP    NAP                                                                 NAP          NAP
   128        09/22/2010       23.2%   American Pacific Mortgage Corp                                  09/05/2010      18.3%
   129           NAP            NAP    NAP                                                                 NAP          NAP
   130           NAP            NAP    NAP                                                                 NAP          NAP
   131           NAP            NAP    NAP                                                                 NAP          NAP
   132        09/30/2009       15.2%   Taste of Hong Kong                                              05/31/2011       8.3%
   133           NAP            NAP    NAP                                                                 NAP          NAP
   134        06/30/2015      100.0%   NAP                                                                 NAP          NAP
   135        12/01/2016       69.4%   South Carolina Steel                                            04/30/2007       8.6%
   136        06/30/2009       12.5%   Sneakers                                                        06/30/2008       6.2%
   137        09/30/2016       15.5%   Remax                                                           09/30/2010      13.3%
   138        08/31/2013       44.0%   CVS Pharmacy # 4733-01                                          08/31/2008      14.6%
   139           NAP            NAP    NAP                                                                 NAP          NAP
   140        04/01/2010       24.3%   Shoe Show                                                       06/01/2010      12.2%
   141        10/31/2007       20.3%   Dean Mead                                                       07/31/2007       9.1%
   142           NAP            NAP    NAP                                                                 NAP          NAP
   143        08/31/2010       10.3%   Dunkin' Donuts                                                  12/31/2010      10.1%
   144           NAP            NAP    NAP                                                                 NAP          NAP
   145        09/30/2011       23.2%   Surgical Specialists                                            01/31/2012      17.1%
   146        09/16/2012       52.3%   Advanced Services, Inc.                                         02/28/2008      47.7%
   147           NAP            NAP    NAP                                                                 NAP          NAP
   148        11/04/2018       34.0%   A Plus Label                                                        MTM         10.2%
   149           NAP            NAP    NAP                                                                 NAP          NAP
   150           NAP            NAP    NAP                                                                 NAP          NAP
   151           NAP            NAP    NAP                                                                 NAP          NAP
   152        06/01/2018       37.4%   Bealls Outlet                                                   02/28/2011      13.8%
   153           NAP            NAP    NAP                                                                 NAP          NAP
   154        10/31/2021      100.0%   NAP                                                                 NAP          NAP
   155           NAP            NAP    NAP                                                                 NAP          NAP
   156           NAP            NAP    NAP                                                                 NAP          NAP
   157        01/31/2017       56.9%   99 Cents Only Store                                             03/14/2016      43.1%
   158           NAP            NAP    NAP                                                                 NAP          NAP
   159           NAP            NAP    NAP                                                                 NAP          NAP
   160           NAP            NAP    NAP                                                                 NAP          NAP
   161        12/12/2023      100.0%   NAP                                                                 NAP          NAP
   162           NAP            NAP    NAP                                                                 NAP          NAP
   163           NAP            NAP    NAP                                                                 NAP          NAP
   164           NAP            NAP    NAP                                                                 NAP          NAP
   165        09/30/2010       14.1%   General Service Admin - USDA                                    09/22/2006      14.0%
   166           NAP            NAP    NAP                                                                 NAP          NAP
   167           NAP            NAP    NAP                                                                 NAP          NAP
   168        04/30/2010       11.6%   Overhead Door Corporation                                       02/28/2007      10.3%
   169        09/30/2026      100.0%   NAP                                                                 NAP          NAP
   170        08/31/2011       12.6%   Mac Electronics                                                 06/30/2011      12.6%
   171        08/28/2017       76.1%   Movie Gallery                                                   08/31/2008       8.1%
   172           NAP            NAP    NAP                                                                 NAP          NAP
   173        04/30/2016      100.0%   NAP                                                                 NAP          NAP
   174        09/27/2013       22.2%   Anytime Fitness                                                 09/27/2011      19.4%
   175        01/01/2021      100.0%   NAP                                                                 NAP          NAP
   176           NAP            NAP    NAP                                                                 NAP          NAP
   177        08/31/2011       22.9%   Dog Daycare                                                     12/31/2011      15.8%
   178           NAP            NAP    NAP                                                                 NAP          NAP
   179           NAP            NAP    NAP                                                                 NAP          NAP
   180           NAP            NAP    NAP                                                                 NAP          NAP
   181        11/30/2009       21.0%   Blockbuster Video                                               02/28/2014      19.3%
   182           NAP            NAP    NAP                                                                 NAP          NAP
   183           NAP            NAP    NAP                                                                 NAP          NAP
   184        04/01/2007       59.0%   CBDC                                                            12/31/2008      15.1%
   185           NAP            NAP    NAP                                                                 NAP          NAP
   186           NAP            NAP    NAP                                                                 NAP          NAP
   187           NAP            NAP    NAP                                                                 NAP          NAP
   188           NAP            NAP    NAP                                                                 NAP          NAP
   189           NAP            NAP    NAP                                                                 NAP          NAP
   190        05/31/2009       33.6%   Sullivan, Andrews & Taylor, PC                                  10/31/2008      18.2%
   191           NAP            NAP    NAP                                                                 NAP          NAP
   192           NAP            NAP    NAP                                                                 NAP          NAP
   193           NAP            NAP    NAP                                                                 NAP          NAP
   194           NAP            NAP    NAP                                                                 NAP          NAP
   195           NAP            NAP    NAP                                                                 NAP          NAP
   196           NAP            NAP    NAP                                                                 NAP          NAP
   197        07/31/2015       52.3%   Double Play                                                     08/31/2015      21.2%
   198        02/14/2009       30.4%   Pacific Dental                                                  11/02/2014      23.1%
   199        03/31/2007      100.0%   NAP                                                                 NAP          NAP
   200        07/31/2010       86.7%   Amer. Persion                                                   07/31/2011      13.3%
   201        05/31/2014       41.9%   Felix Lopez La Sierra Restaurant, Inc.                          04/30/2010      11.4%
   202        01/31/2010       17.5%   Valley Pets                                                     06/01/2010      12.5%
   203        05/31/2015       28.6%   Big Lots (% rent)                                               01/31/2008      22.8%
   204           MTM           8.4%    Syncor International Corporation                                06/30/2011       8.3%
   205        07/31/2016       35.1%   Meta Payment Systems                                            07/31/2011      30.1%
   206           NAP            NAP    NAP                                                                 NAP          NAP
   207           NAP            NAP    NAP                                                                 NAP          NAP
   208           NAP            NAP    NAP                                                                 NAP          NAP
   209        07/31/2011       15.6%   Pizza Inn                                                       07/31/2011      12.1%
   210           NAP            NAP    NAP                                                                 NAP          NAP
   211           NAP            NAP    NAP                                                                 NAP          NAP
   212           NAP            NAP    NAP                                                                 NAP          NAP
   213           NAP            NAP    NAP                                                                 NAP          NAP
   214           NAP            NAP    NAP                                                                 NAP          NAP
   215           NAP            NAP    NAP                                                                 NAP          NAP
   216        12/31/2015       19.3%   Fleck                                                           12/31/2008       8.1%
   217           NAP            NAP    NAP                                                                 NAP          NAP
   218           NAP            NAP    NAP                                                                 NAP          NAP
   219           NAP            NAP    NAP                                                                 NAP          NAP
   220        10/01/2010       31.0%   The Arts Experience                                             08/31/2011      21.0%
   221        07/01/2010       25.1%   JCV, LLC                                                        03/31/2011      25.1%
   222        07/31/2007       28.9%   John Brown University                                           10/31/2007      17.8%
   223        12/31/2006       24.3%   Broadway Stars                                                  08/31/2007      15.3%
   224        12/31/2010       41.7%   Kellogg & Co                                                    09/30/2008      16.7%
   225           NAP            NAP    NAP                                                                 NAP          NAP
   226           NAP            NAP    NAP                                                                 NAP          NAP
   227        05/01/2009       35.7%   Renaissance                                                     06/01/2009      19.6%
   228           NAP            NAP    NAP                                                                 NAP          NAP
   229        04/30/2011       32.9%   Best Mattress                                                   05/31/2011      20.7%
   230           NAP            NAP    NAP                                                                 NAP          NAP
   231           MTM           6.3%    Certified Medical System                                        10/31/2008       6.3%
   232           NAP            NAP    NAP                                                                 NAP          NAP
   233        07/31/2010       35.0%   Cactus Taverna                                                  08/31/2009      12.4%
   234        04/30/2011       33.0%   Chase Bank                                                      05/31/2007      19.6%
   235           NAP            NAP    NAP                                                                 NAP          NAP
   236        11/18/2012       35.9%   Dollar General                                                  10/31/2012      17.6%
   237        02/28/2017      100.0%   NAP                                                                 NAP          NAP
   238        08/31/2007       27.0%   Restaurant Liquid Services, LLC                                 11/30/2010      21.9%
   239           NAP            NAP    NAP                                                                 NAP          NAP
   240           NAP            NAP    NAP                                                                 NAP          NAP
   241           NAP            NAP    NAP                                                                 NAP          NAP
   242           NAP            NAP    NAP                                                                 NAP          NAP
   243        06/30/2015       38.6%   Central Laundries                                               05/22/2026      25.2%
   244        08/31/2012       42.6%   LeSaut, LLC (Pump It Up)                                        06/30/2010      32.2%
   245           NAP            NAP    NAP                                                                 NAP          NAP
   246           NAP            NAP    NAP                                                                 NAP          NAP
   247           NAP            NAP    NAP                                                                 NAP          NAP
   248           NAP            NAP    NAP                                                                 NAP          NAP
   249        08/31/2010       21.3%   Credit Guard                                                    08/31/2010      20.1%
   250           NAP            NAP    NAP                                                                 NAP          NAP
   251        01/31/2014       69.0%   Couch's Jewelry                                                 05/31/2015      10.8%
   252        07/19/2016      100.0%   NAP                                                                 NAP          NAP
   253        06/30/2019      100.0%   NAP                                                                 NAP          NAP
   254        01/31/2011       26.7%   Mr. Oak. Furniture                                              05/31/2011      26.7%
   255        04/01/2081      100.0%   NAP                                                                 NAP          NAP
   256        09/30/2013      100.0%   NAP                                                                 NAP          NAP
   257        03/31/2007       22.7%   The Statement Company                                           10/31/2011      13.6%
   258        09/30/2008       50.1%   Vista Care                                                      08/31/2009      33.1%
   259        03/08/2016       31.4%   Senor Coyote                                                    04/30/2011      23.9%
   260        03/31/2011       36.6%   Taqueria                                                        09/30/2006      17.6%
   261        11/30/2019      100.0%   NAP                                                                 NAP          NAP
   262        10/31/2016       39.6%   Hibbett Sporting                                                01/31/2010      12.3%
   263        12/14/2011       69.5%   Board of Risk & Insurance, WV                                   01/31/2007      19.4%
   264        11/30/2019      100.0%   NAP                                                                 NAP          NAP
   265           NAP            NAP    NAP                                                                 NAP          NAP
   266           NAP            NAP    NAP                                                                 NAP          NAP
   267        11/30/2010       20.2%   K-7 Dairy Store                                                 01/31/2011      12.4%
   268        09/30/2010       30.8%   MoJo's Cuban Grill, Inc.                                        02/07/2016      24.2%
   269        09/30/2017       52.7%   AG Edwards                                                      04/30/2010      23.6%
   270        11/30/2010       24.7%   Champion Wood                                                   05/31/2011      19.8%
   271           NAP            NAP    NAP                                                                 NAP          NAP
   272           NAP            NAP    NAP                                                                 NAP          NAP
   273           NAP            NAP    NAP                                                                 NAP          NAP
   274           NAP            NAP    NAP                                                                 NAP          NAP
   275           NAP            NAP    NAP                                                                 NAP          NAP
   276           NAP            NAP    NAP                                                                 NAP          NAP
   277        11/30/2011       45.8%   Anytime Fitness                                                 11/30/2010      18.0%
   278        01/31/2014       55.1%   Magic American Products                                         03/31/2011      10.8%
   279        10/01/2018       33.4%   International Power Group                                       02/01/2011      24.2%
   280        07/31/2013       29.6%   McAlister's Deli                                                10/12/2016      18.5%
   281           NAP            NAP    NAP                                                                 NAP          NAP
   282           NAP            NAP    NAP                                                                 NAP          NAP
   283           NAP            NAP    NAP                                                                 NAP          NAP
   284        06/30/2010       44.6%   Augusta Ranch Animal Hospital                                   06/08/2015      35.7%
   285           NAP            NAP    NAP                                                                 NAP          NAP
   286        01/01/2019       52.9%   Dr. Chris Schmidtke, DDS                                        07/13/2010      12.3%
   287           NAP            NAP    NAP                                                                 NAP          NAP
   288           NAP            NAP    NAP                                                                 NAP          NAP
   289        07/31/2011       15.1%   Atlanta Children's Therapy                                      05/31/2007      13.7%
   290           NAP            NAP    NAP                                                                 NAP          NAP
   291        10/31/2020       15.0%   A New Look Beauty Supply                                        12/31/2010      12.4%
   292           NAP            NAP    NAP                                                                 NAP          NAP
   293           NAP            NAP    NAP                                                                 NAP          NAP
   294           NAP            NAP    NAP                                                                 NAP          NAP
   295        05/31/2011       20.3%   Woodstock Coffee                                                05/31/2016      16.9%
   296        06/30/2007       20.7%   Quizno's                                                        10/17/2016      15.9%
   297        10/30/2010       24.6%   The Cato Corporation                                            01/31/2009      22.1%
   298        11/30/2012       32.8%   Robert M. Jurko, MD                                             10/31/2008      11.3%
   299        01/15/2024      100.0%   NAP                                                                 NAP          NAP
   300        07/31/2015       25.3%   Mastercraft Kitchens                                            11/30/2010      20.0%
   301        04/30/2008       29.4%   GMC Augusta                                                     08/01/2007      18.1%
   302           NAP            NAP    NAP                                                                 NAP          NAP
   303        08/31/2010       45.3%   Beall's Outlet                                                  04/30/2011      30.4%
   304           NAP            NAP    NAP                                                                 NAP          NAP
   305        06/30/2011       18.3%   Pizza Hut                                                       07/31/2009      16.3%
   306           NAP            NAP    NAP                                                                 NAP          NAP
   307        01/31/2011       42.6%   Verizon                                                         10/31/2010      36.5%
   308        09/30/2010       55.0%   Wireless Toyz                                                   02/28/2011      45.0%
   309           NAP            NAP    NAP                                                                 NAP          NAP
   310           NAP            NAP    NAP                                                                 NAP          NAP
   311           NAP            NAP    NAP                                                                 NAP          NAP
   312        10/31/2009       36.1%   The Wright Dentist, P.C.                                        04/30/2009      31.7%
   313        01/31/2011       40.6%   Ink Spot                                                        12/31/2010      12.7%
   314           NAP            NAP    NAP                                                                 NAP          NAP
   315        03/31/2011       49.6%   Alltel                                                          07/31/2011      14.3%
   316           NAP            NAP    NAP                                                                 NAP          NAP
   317        12/31/2009       41.7%   Batteries Plus                                                  06/30/2010      38.8%
   318           NAP            NAP    NAP                                                                 NAP          NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                                             LEASE EXPIRATION              INSURANCE       TAX ESCROW
LOAN NO.   THIRD LARGEST TENANT(13)                                        DATE         % NSF   ESCROW IN PLACE   IN PLACE(14)
------------------------------------------------------------------------------------------------------------------------------

    1      Visx, Inc                                                    09/30/2010       8.5%          No               No
    2      Tyco Printed Circuit                                         12/31/2009      12.8%          No               No
    3      Qualitau, Inc.                                               12/31/2006       5.2%          No               No
    4      NAP                                                             NAP           NAP           No               No
    5      Commercial Casework                                          07/31/2009      10.4%          No               No
    6      D.W. Morgan Company                                          10/31/2009      10.0%          No               No
    7      Cetecom                                                      10/31/2010      20.4%          No               No
    8      AGI Publishing Inc.                                          12/31/2006       5.1%          No               No
    9      Hartwell - Dzus, Inc.                                        02/28/2007      13.3%          No               No
    10     Dial-A-Mattress                                              09/30/2008       7.5%          No               No
    11     Valleytek, Inc.                                              01/31/2009       9.2%          No               No
    12     NAP                                                             NAP           NAP           No               No
    13     Plycon Van Lines, Inc.                                       02/28/2007      11.0%          No               No
    14     ASL Workstations                                             10/31/2009      11.1%          No               No
    15     NAP                                                             NAP           NAP           No               No
    16     NAP                                                             NAP           NAP           No               No
    17     Cintas Document Management                                   04/30/2011       9.9%          No               No
    18     NAP                                                             NAP           NAP           No               No
    19     Otis Spunkmeyer Inc.                                         07/31/2008      11.3%          No               No
    20     Deep Ocean Engineering                                       02/28/2007       8.1%          No               No
    21     NAP                                                             NAP           NAP           No               No
    22     NAP                                                             NAP           NAP           No               No
    23     Phenix Research Prod.                                        12/31/2006       6.8%          No               No
    24     Grandis, Inc.                                                08/31/2008      30.4%          No               No
    25     Crate & Barrel                                               01/31/2010       1.9%          No               No
    26     Rivers Club                                                  05/31/2017       7.2%          No               No
    27     NAP                                                             NAP           NAP           No               No
    28     RR Donnelley & Sons Co.                                      06/01/2007      20.3%          No               No
    29     NAP                                                             NAP           NAP          Yes              Yes
    30     United Healthcare Services Inc.                              03/31/2014       6.9%         Yes              Yes
    31     Structural Design Group                                      11/30/2013       5.5%          No              Yes
    32     UBS Financial Services Inc.                                  02/28/2014       8.8%         Yes              Yes
    33     NAP                                                             NAP           NAP          Yes              Yes
    34     NAP                                                             NAP           NAP           No              Yes
    35     The State of Colorade                                        06/30/2015       8.5%         Yes              Yes
    36     NAP                                                             NAP           NAP          Yes              Yes
    37     NAP                                                             NAP           NAP           No              Yes
    38     NAP                                                             NAP           NAP           No               No
    39     NAP                                                             NAP           NAP           No               No
    40     Decision One                                                 06/01/2011       5.8%         Yes              Yes
    41     Merrill Lynch, Pierce, Fenner & Smith Incorporated           12/10/2010       8.7%          No              Yes
    42     NAP                                                             NAP           NAP          Yes              Yes
    43     Dial America Marketing, Inc.                                 03/27/2017      19.7%         Yes              Yes
    44     NAP                                                             NAP           NAP          Yes              Yes
    45     NAP                                                             NAP           NAP          Yes              Yes
    46     NAP                                                             NAP           NAP          Yes              Yes
    47     NAP                                                             NAP           NAP          Yes              Yes
    48     NAP                                                             NAP           NAP           No              Yes
    49     NAP                                                             NAP           NAP          Yes              Yes
    50     D & D Sporting Goods                                         09/30/2008       3.0%         Yes              Yes
    51     NAP                                                             NAP           NAP           No               No
    52     NAP                                                             NAP           NAP          Yes              Yes
    53     NAP                                                             NAP           NAP          Yes              Yes
    54     NAP                                                             NAP           NAP          Yes              Yes
    55     NAP                                                             NAP           NAP          Yes              Yes
    56     DSHS, State of Washington                                    11/30/2007      21.7%         Yes              Yes
    57     NAP                                                             NAP           NAP          Yes              Yes
    58     Dunlap & Moran, P.A.                                         05/30/2010       9.7%         Yes              Yes
    59     Patio World                                                  09/30/2011      12.7%         Yes              Yes
    60     Plaintiff's Legal Comm.                                      03/31/2008       4.6%          No               No
    61     NAP                                                             NAP           NAP          Yes              Yes
    62     Taco Bell (Pad)                                              05/31/2013       5.8%         Yes              Yes
    63     NAP                                                             NAP           NAP          Yes              Yes
    64     Procare                                                      11/30/2009       3.8%          No              Yes
    65     NAP                                                             NAP           NAP           No               No
    66     Fairfax Radiological Consult                                 12/31/2010      11.6%         Yes              Yes
    67     NAP                                                             NAP           NAP          Yes              Yes
    68     Black & Veatch Corporation                                   05/31/2009       6.5%         Yes              Yes
    69     Rochester Gas & Electric                                     03/31/2007       4.8%          No               No
    70     Rite Aid                                                     10/31/2010       9.6%          No              Yes
    71     Quiznos                                                      07/31/2016      10.2%         Yes              Yes
    72     NAP                                                             NAP           NAP          Yes              Yes
    73     NAP                                                             NAP           NAP          Yes              Yes
    74     HW Lochner                                                   06/30/2009      10.1%         Yes              Yes
    75     NAP                                                             NAP           NAP           No               No
    76     NAP                                                             NAP           NAP          Yes              Yes
    77     NAP                                                             NAP           NAP           No               No
    78     Golf Galaxy                                                  01/31/2017      22.8%         Yes              Yes
    79     NAP                                                             NAP           NAP           No               No
    80     Paramount                                                    03/14/2009       7.1%          No              Yes
    81     NAP                                                             NAP           NAP           No               No
    82     Starbucks                                                    07/31/2016       5.1%          No              Yes
    83     Fox 50 - WRAZ                                                06/30/2007      21.7%         Yes              Yes
    84     NAP                                                             NAP           NAP          Yes              Yes
    85     NAP                                                             NAP           NAP          Yes              Yes
    86     NAP                                                             NAP           NAP          Yes              Yes
    87     Chicago Home Fitness                                         11/23/2009      10.6%          No               No
    88     Dollar General                                               01/31/2009       9.1%         Yes              Yes
    89     Moe Toys Corp.                                               01/31/2007       4.5%          No               No
    90     Genesys Integrated Practice, P.C. - Diagnostic Services      06/30/2026      16.9%         Yes              Yes
    91     NAP                                                             NAP           NAP          Yes              Yes
    92     NAP                                                             NAP           NAP           No              Yes
    93     NAP                                                             NAP           NAP          Yes              Yes
    94     NAP                                                             NAP           NAP          Yes              Yes
    95     NAP                                                             NAP           NAP          Yes              Yes
    96     NAP                                                             NAP           NAP          Yes              Yes
    97     NAP                                                             NAP           NAP          Yes              Yes
    98     NAP                                                             NAP           NAP          Yes              Yes
    99     NAP                                                             NAP           NAP          Yes              Yes
   100     NAP                                                             NAP           NAP          Yes              Yes
   101     NAP                                                             NAP           NAP          Yes              Yes
   102     Osuna's Restaurant                                           04/30/2009       7.0%         Yes              Yes
   103     Payless Shoes                                                04/26/2011      11.6%         Yes              Yes
   104     NAP                                                             NAP           NAP          Yes              Yes
   105     NAP                                                             NAP           NAP          Yes              Yes
   106     NAP                                                             NAP           NAP          Yes              Yes
   107     NAP                                                             NAP           NAP          Yes              Yes
   108     NAP                                                             NAP           NAP          Yes              Yes
   109     NAP                                                             NAP           NAP          Yes              Yes
   110     HealthSouth Corp.                                            02/14/2012      10.0%         Yes              Yes
   111     NAP                                                             NAP           NAP          Yes              Yes
   112     NAP                                                             NAP           NAP          Yes              Yes
   113     Hunter Capital                                               06/30/2007       7.5%         Yes              Yes
   114     NAP                                                             NAP           NAP           No              Yes
   115     NAP                                                             NAP           NAP           No              Yes
   116     NAP                                                             NAP           NAP          Yes              Yes
   117     NAP                                                             NAP           NAP           No              Yes
   118     NAP                                                             NAP           NAP           No              Yes
   119     NAP                                                             NAP           NAP          Yes              Yes
   120     Home Travel                                                  05/31/2007       8.1%         Yes              Yes
   121     Sea Island Bank                                              05/31/2011      19.1%          No               No
   122     NAP                                                             NAP           NAP           No              Yes
   123     NAP                                                             NAP           NAP           No              Yes
   124     NAP                                                             NAP           NAP           No              Yes
   125     NAP                                                             NAP           NAP          Yes              Yes
   126     Green Street Restaurant                                      08/31/2012       6.0%          No               No
   127     NAP                                                             NAP           NAP          Yes              Yes
   128     Schools Financial Credit Union                               01/10/2015      11.8%          No               No
   129     NAP                                                             NAP           NAP          Yes              Yes
   130     NAP                                                             NAP           NAP           No              Yes
   131     NAP                                                             NAP           NAP           No               No
   132     A&S Gifts                                                    08/31/2010       6.3%         Yes              Yes
   133     NAP                                                             NAP           NAP           No              Yes
   134     NAP                                                             NAP           NAP           No               No
   135     Konica Minolta                                               11/01/2011       8.1%         Yes              Yes
   136     West Coast Martial Arts                                      04/30/2008       5.8%         Yes              Yes
   137     Matress Market                                               09/30/2010      10.0%         Yes              Yes
   138     Southern Comforts                                            01/14/2008       8.1%          No              Yes
   139     NAP                                                             NAP           NAP          Yes              Yes
   140     El Potrillo Restaurant                                       06/01/2010       8.1%         Yes              Yes
   141     Viera Co.                                                    09/30/2006       7.8%         Yes              Yes
   142     NAP                                                             NAP           NAP          Yes              Yes
   143     Amsleep, Inc. (American Mattress)                            09/30/2007       7.7%         Yes              Yes
   144     NAP                                                             NAP           NAP           No              Yes
   145     WakeMed                                                      07/31/2013      13.5%         Yes              Yes
   146     NAP                                                             NAP           NAP          Yes              Yes
   147     NAP                                                             NAP           NAP           No              Yes
   148     Ace Bindery                                                     MTM           7.5%         Yes              Yes
   149     NAP                                                             NAP           NAP          Yes              Yes
   150     NAP                                                             NAP           NAP          Yes              Yes
   151     NAP                                                             NAP           NAP          Yes              Yes
   152     Freedom Furn                                                 07/01/2015       9.3%         Yes              Yes
   153     NAP                                                             NAP           NAP          Yes              Yes
   154     NAP                                                             NAP           NAP           No               No
   155     NAP                                                             NAP           NAP           No              Yes
   156     NAP                                                             NAP           NAP           No              Yes
   157     NAP                                                             NAP           NAP          Yes              Yes
   158     NAP                                                             NAP           NAP          Yes              Yes
   159     NAP                                                             NAP           NAP          Yes              Yes
   160     NAP                                                             NAP           NAP          Yes              Yes
   161     NAP                                                             NAP           NAP           No               No
   162     NAP                                                             NAP           NAP           No               No
   163     NAP                                                             NAP           NAP          Yes              Yes
   164     NAP                                                             NAP           NAP           No              Yes
   165     GYA Architects, Inc                                          10/31/2010      10.2%         Yes              Yes
   166     NAP                                                             NAP           NAP           No              Yes
   167     NAP                                                             NAP           NAP           No              Yes
   168     Franklin Services, Inc                                       09/30/2008       9.9%         Yes              Yes
   169     NAP                                                             NAP           NAP           No              Yes
   170     American Dream Machines                                      05/14/2007      12.6%         Yes              Yes
   171     Texas  Health System                                         05/31/2007       5.7%         Yes              Yes
   172     NAP                                                             NAP           NAP           No              Yes
   173     NAP                                                             NAP           NAP          Yes               No
   174     The Dugout                                                   09/27/2016      13.9%         Yes              Yes
   175     NAP                                                             NAP           NAP           No               No
   176     NAP                                                             NAP           NAP          Yes              Yes
   177     Paint Ball                                                   09/30/2009      15.8%         Yes              Yes
   178     NAP                                                             NAP           NAP          Yes              Yes
   179     NAP                                                             NAP           NAP          Yes              Yes
   180     NAP                                                             NAP           NAP          Yes              Yes
   181     Dominos                                                      11/23/2014       5.3%         Yes              Yes
   182     NAP                                                             NAP           NAP           No              Yes
   183     NAP                                                             NAP           NAP           No              Yes
   184     White Oaks                                                   01/31/2007      14.3%         Yes              Yes
   185     NAP                                                             NAP           NAP           No              Yes
   186     NAP                                                             NAP           NAP          Yes              Yes
   187     NAP                                                             NAP           NAP           No              Yes
   188     NAP                                                             NAP           NAP          Yes              Yes
   189     NAP                                                             NAP           NAP           No              Yes
   190     Vanasse Hangen Brustlin, Inc                                 09/30/2009      17.7%         Yes              Yes
   191     NAP                                                             NAP           NAP          Yes              Yes
   192     NAP                                                             NAP           NAP           No              Yes
   193     NAP                                                             NAP           NAP          Yes              Yes
   194     NAP                                                             NAP           NAP           No              Yes
   195     NAP                                                             NAP           NAP          Yes              Yes
   196     NAP                                                             NAP           NAP          Yes              Yes
   197     Tuscany Village Salon                                        11/30/2015      14.0%         Yes              Yes
   198     San Sai Restaurant                                           07/27/2016      22.2%         Yes              Yes
   199     NAP                                                             NAP           NAP           No               No
   200     NAP                                                             NAP           NAP          Yes              Yes
   201     LeeAnne Wrenn Tuality Healthcare                             03/31/2013      11.3%         Yes              Yes
   202     Radio Shack                                                  06/30/2011       9.6%         Yes              Yes
   203     Beall's Outlet                                               08/31/2007      13.1%         Yes              Yes
   204     PEICO, Inc.                                                  09/30/2008       8.3%         Yes              Yes
   205     Dakota Rehabilitation                                        08/31/2011      14.9%         Yes              Yes
   206     NAP                                                             NAP           NAP           No              Yes
   207     NAP                                                             NAP           NAP           No              Yes
   208     NAP                                                             NAP           NAP          Yes              Yes
   209     Hidago's Mexican Restaurant                                  07/31/2011      10.5%         Yes              Yes
   210     NAP                                                             NAP           NAP          Yes              Yes
   211     NAP                                                             NAP           NAP          Yes              Yes
   212     NAP                                                             NAP           NAP          Yes              Yes
   213     NAP                                                             NAP           NAP          Yes              Yes
   214     NAP                                                             NAP           NAP          Yes              Yes
   215     NAP                                                             NAP           NAP          Yes              Yes
   216     N.D. Public Employees                                        06/30/2007       6.1%         Yes              Yes
   217     NAP                                                             NAP           NAP           No              Yes
   218     NAP                                                             NAP           NAP           No              Yes
   219     NAP                                                             NAP           NAP          Yes              Yes
   220     Oak Tree Day Care                                            03/01/2011      12.5%         Yes              Yes
   221     Nassau Management Group, Inc.                                06/01/2009      20.1%         Yes              Yes
   222     Sport Four, Inc.                                             02/28/2007      15.7%         Yes              Yes
   223     Partners Jewelry & Loan                                      03/01/2007      10.2%         Yes              Yes
   224     Subway Real Estate Corp                                      09/30/2008      16.7%         Yes              Yes
   225     NAP                                                             NAP           NAP          Yes              Yes
   226     NAP                                                             NAP           NAP          Yes              Yes
   227     Renaissance                                                  05/01/2008      19.1%          No               No
   228     NAP                                                             NAP           NAP          Yes              Yes
   229     Verizon Portfolio Management                                 04/30/2011      16.4%         Yes              Yes
   230     NAP                                                             NAP           NAP          Yes              Yes
   231     3Z Enterprises, Inc.                                            MTM           5.1%         Yes              Yes
   232     NAP                                                             NAP           NAP          Yes              Yes
   233     Cactus Taverna                                               02/28/2008       7.1%         Yes              Yes
   234     Health Care for the Homeless                                 12/31/2008      17.5%         Yes              Yes
   235     NAP                                                             NAP           NAP          Yes              Yes
   236     Planet Ocean                                                    MTM           7.6%         Yes              Yes
   237     NAP                                                             NAP           NAP          Yes              Yes
   238     Home Medical Systems, Inc                                    07/01/2010      21.5%         Yes              Yes
   239     NAP                                                             NAP           NAP          Yes              Yes
   240     NAP                                                             NAP           NAP           No              Yes
   241     NAP                                                             NAP           NAP          Yes              Yes
   242     NAP                                                             NAP           NAP          Yes              Yes
   243     Paleteria Esquimo                                            11/20/2010       8.7%          No               No
   244     Mountain Horizons, LLC (Cabinets by Design)                  01/01/2012      25.2%         Yes              Yes
   245     NAP                                                             NAP           NAP          Yes              Yes
   246     NAP                                                             NAP           NAP          Yes              Yes
   247     NAP                                                             NAP           NAP           No              Yes
   248     NAP                                                             NAP           NAP          Yes              Yes
   249     Unicorn Health Services                                      07/31/2008      15.8%         Yes              Yes
   250     NAP                                                             NAP           NAP           No              Yes
   251     Imaging Solutions                                            12/31/2009       4.8%         Yes              Yes
   252     NAP                                                             NAP           NAP          Yes              Yes
   253     NAP                                                             NAP           NAP           No              Yes
   254     Verdecia                                                     06/30/2011      13.3%         Yes              Yes
   255     NAP                                                             NAP           NAP           No               No
   256     NAP                                                             NAP           NAP           No               No
   257     Alaark Robotics, Inc.                                        05/31/2008      13.5%          No              Yes
   258     West Rehab                                                   08/31/2007       8.4%         Yes              Yes
   259     Alltell                                                      07/31/2011      15.6%         Yes              Yes
   260     Subway                                                       09/30/2009      12.5%         Yes              Yes
   261     NAP                                                             NAP           NAP           No              Yes
   262     Rent A Center                                                07/31/2010       9.3%         Yes              Yes
   263     Consolidated Public Retirement, WV                           08/15/2016       6.3%         Yes              Yes
   264     NAP                                                             NAP           NAP           No              Yes
   265     NAP                                                             NAP           NAP          Yes              Yes
   266     NAP                                                             NAP           NAP           No              Yes
   267     LA Sports Bar LLC                                            09/30/2009      11.8%         Yes              Yes
   268     PrimeCare Medical Clinic, PA                                 09/30/2010      20.5%         Yes              Yes
   269     Millenia Medical Staffing                                    11/30/2017      23.6%         Yes              Yes
   270     Nextel                                                       05/31/2010      14.8%         Yes              Yes
   271     NAP                                                             NAP           NAP          Yes              Yes
   272     NAP                                                             NAP           NAP          Yes              Yes
   273     NAP                                                             NAP           NAP           No              Yes
   274     NAP                                                             NAP           NAP          Yes              Yes
   275     NAP                                                             NAP           NAP          Yes              Yes
   276     NAP                                                             NAP           NAP          Yes              Yes
   277     Caroline's Treasures                                         09/30/2010      14.6%         Yes              Yes
   278     R Solutions, LLC                                             03/31/2009      10.6%         Yes              Yes
   279     Arvida, a St. Joe Company                                    05/01/2008      18.1%         Yes              Yes
   280     Hallmark                                                     02/28/2008      14.8%         Yes              Yes
   281     NAP                                                             NAP           NAP          Yes              Yes
   282     NAP                                                             NAP           NAP          Yes              Yes
   283     NAP                                                             NAP           NAP          Yes              Yes
   284     Venezia's Pizzeria                                           05/01/2015      19.6%         Yes              Yes
   285     NAP                                                             NAP           NAP          Yes              Yes
   286     Bhupsi Corporation                                           02/28/2011      12.1%         Yes              Yes
   287     NAP                                                             NAP           NAP           No              Yes
   288     NAP                                                             NAP           NAP          Yes              Yes
   289     Jerry Nutt, DDS, PC                                          10/31/2011      13.5%         Yes              Yes
   290     NAP                                                             NAP           NAP          Yes              Yes
   291     Jersey Mikes Subs                                            09/30/2010      12.4%          No               No
   292     NAP                                                             NAP           NAP          Yes              Yes
   293     NAP                                                             NAP           NAP          Yes              Yes
   294     NAP                                                             NAP           NAP          Yes              Yes
   295     ACE Dry Cleaner                                              03/31/2011      14.9%          No               No
   296     H&H Beverages, Inc.                                          01/18/2009      15.2%         Yes              Yes
   297     Pizza Hut                                                    07/31/2008      15.0%         Yes              Yes
   298     Integrated Computer Technology                               08/31/2007      10.2%         Yes              Yes
   299     NAP                                                             NAP           NAP           No               No
   300     Cingular Wireless                                            01/31/2011      19.2%         Yes              Yes
   301     Firehouse Subs                                               02/28/2012      10.2%         Yes              Yes
   302     NAP                                                             NAP           NAP          Yes              Yes
   303     Dollar Tree                                                  06/30/2011      23.8%         Yes              Yes
   304     NAP                                                             NAP           NAP          Yes              Yes
   305     Mallard Creek Realty                                         09/30/2011      15.6%         Yes              Yes
   306     NAP                                                             NAP           NAP          Yes              Yes
   307     Advance America                                              10/31/2010      21.0%         Yes              Yes
   308     NAP                                                             NAP           NAP          Yes              Yes
   309     NAP                                                             NAP           NAP          Yes              Yes
   310     NAP                                                             NAP           NAP          Yes              Yes
   311     NAP                                                             NAP           NAP          Yes              Yes
   312     The Finest on Earth, Inc.                                    07/31/2009      13.2%         Yes              Yes
   313     Taqueria Los Potrillos                                       01/31/2007       9.0%         Yes              Yes
   314     NAP                                                             NAP           NAP          Yes              Yes
   315     Ace Cash Express, Inc.                                       12/10/2011      14.1%         Yes              Yes
   316     NAP                                                             NAP           NAP          Yes              Yes
   317     Bill Wright Insurance                                        01/31/2007      19.4%         Yes              Yes
   318     NAP                                                             NAP           NAP          Yes              Yes

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE   CAPITAL EXPENDITURE   TI/LC ESCROW
LOAN NO.   ESCROW IN PLACE(15)   IN PLACE(16)   OTHER ESCROW DESCRIPTION(17)                      SPRINGING ESCROW DESCRIPTION(18)
------------------------------------------------------------------------------------------------------------------------------------

    1               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    2               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    3               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    4               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    5               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    6               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    7               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    8               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    9               No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    10              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    11              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    12              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    13              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    14              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    15              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    16              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    17              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    18              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    19              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    20              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    21              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    22              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    23              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    24              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    25              No                No        NAP                                                 Tax, Insurance, CapEx, TI/LC
    26              No                Yes       NAP                                                            TI/LC
    27              No                No        NAP                                                    Tax, Insurance, Cap Ex
    28              No                Yes       NAP                                                    Tax, Insurance, Other
    29             Yes                No        NAP                                                             NAP
    30             Yes                No        McCarter Lease Rollover Funds ($2,168,000),                    Other
                                                Master Lease Reserve ($615,169)
    31             Yes                Yes       Structural Design Reserve ($869,433); Free                Insurance, TI/LC
                                                Rent Reserve Fund ($172,247); Excelente Fund
                                                ($21,561); Affiliated Engineering Reserve
                                                Fund ($67,058)
    32             Yes                Yes       DTG Holdback ($550,020); Sophies, Sky, HG and                  TI/LC
                                                Knightsbridge TI/LC ($571,650); Debt Service
                                                Holdback ($180,000)
    33             Yes                No        NAP                                                             NAP
    34             Yes                No        Holdback Reserve                                                NAP
    35              No                No        NAP                                                        Cap Ex, TI/LC
    36             Yes                No        NAP                                                             NAP
    37             Yes                No        NAP                                                             NAP
    38              No                No        NAP                                                    Tax, Insurance, Cap Ex
    39              No                No        NAP                                             Tax, Insurance, Cap Ex, TI/LC, Other
    40             Yes                Yes       NAP                                                            TI/LC
    41             Yes                Yes       NAP                                                          Insurance
    42             Yes                No        Rent Achievement Letter of Credit                               NAP
    43              No                Yes       NAP                                                             NAP
    44              No                Yes       NAP                                                             NAP
    45              No                Yes       NAP                                                             NAP
    46              No                Yes       NAP                                                             NAP
    47              No                Yes       NAP                                                             NAP
    48             Yes                No        NAP                                                          Insurance
    49              No                No        NAP                                                            Cap Ex
    50              No                No        NAP                                                     Cap Ex, TI/LC, Other
    51              No                No        NAP                                                             NAP
    52              No                Yes       NAP                                                             NAP
    53              No                Yes       NAP                                                             NAP
    54              No                Yes       NAP                                                             NAP
    55              No                Yes       NAP                                                             NAP
    56              No                Yes       NAP                                                             NAP
    57              No                Yes       NAP                                                             NAP
    58             Yes                Yes       NAP                                                             NAP
    59             Yes                Yes       DSCR Holdback Reserve; TI/LC Allowance                      TI/LC, Other
                                                Reserve: $87,958 ($15,825 - Pita Fresh;
                                                $35,665 - Cancun Mexican; $13,250
                                                Henrietta's; $23,218 - California Noodle)
    60              No                No        NAP                                                             NAP
    61             Yes                No        NAP                                                             NAP
    62              No                No        NAP                                                             NAP
    63             Yes                No        NAP                                                             NAP
    64              No                No        Giant Eagle Final CO                              Insurance, Cap Ex, TI/LC, Other
    65              No                No        NAP                                                Tax, Insurance, Cap Ex, Other
    66              No                No        NAP                                                        Cap Ex, TI/LC
    67             Yes                No        NAP                                                             NAP
    68             Yes                Yes       Capital Improvements Elevator Upgrade                           NAP
                                                ($40,850.00), VITAS Healthcare ($101,973.30),
                                                Retirement Capital ($38,264), Danis
                                                Construction ($7,533.52)
    69              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    70             Yes                Yes       Holdback Reserve                                                NAP
    71             Yes                Yes       Mai Choi TI Allowance ($12,000); Verizon                    TI/LC, Other
                                                Holdback ($9,833)
    72             Yes                No        NAP                                                         TI/LC, Other
    73             Yes                No        NAP                                                             NAP
    74             Yes                Yes       NAP                                                             NAP
    75              No                No        NAP                                                        Tax, Insurance
    76             Yes                No        NAP                                                             NAP
    77             Yes                No        NAP                                                    Tax, Insurance, TI/LC
    78             Yes                No        NAP                                                            TI/LC
    79              No                No        NAP                                             Tax, Insurance, Cap Ex, TI/LC, Other
    80             Yes                Yes       NAP                                                    Tax, Insurance, TI/LC
    81              No                No        NAP                                                    Tax, Insurance, Cap Ex
    82              No                No        NAP                                                     Cap Ex, TI/LC, Other
    83              No                No        NAP                                                             NAP
    84             Yes                No        NAP                                                             NAP
    85             Yes                No        NAP                                                             NAP
    86             Yes                No        NAP                                                             NAP
    87             Yes                Yes       Free Rent Reserve                                          Tax, Insurance
    88             Yes                Yes       NAP                                                             NAP
    89              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
    90             Yes                Yes       Occupancy Reserve - $950,000; Carve-out                         NAP
                                                Letter of Credit - $750,000
    91             Yes                No        NAP                                                             NAP
    92             Yes                Yes       Vacant Space Reserve                                            NAP
    93             Yes                No        NAP                                                             NAP
    94             Yes                No        NAP                                                             NAP
    95             Yes                No        NAP                                                             NAP
    96             Yes                No        NAP                                                             NAP
    97             Yes                No        NAP                                                             NAP
    98             Yes                No        NAP                                                             NAP
    99             Yes                No        NAP                                                             NAP
   100             Yes                No        Performance Holdback - $1,000,000;                              NAP
                                                Seasonality Reserve - $41,000
   101             Yes                No        NAP                                                             NAP
   102             Yes                Yes       NAP                                                             NAP
   103             Yes                Yes       Rent Commencement Holdback                                     TI/LC
   104             Yes                No        NAP                                                             NAP
   105             Yes                No        NAP                                                             NAP
   106             Yes                No        NAP                                                             NAP
   107             Yes                No        NAP                                                             NAP
   108             Yes                No        NAP                                                             NAP
   109             Yes                No        NAP                                                             NAP
   110             Yes                No        InterMed Lease Renewal Reserve                              TI/LC, Other
   111             Yes                No        NAP                                                            TI/LC
   112              No                No        NAP                                                             NAP
   113             Yes                Yes       Lease Up Reserve                                                NAP
   114              No                No        NAP                                                      Insurance, Cap Ex
   115             Yes                No        NAP                                                          Insurance
   116             Yes                No        NAP                                                             NAP
   117             Yes                No        NAP                                                          Insurance
   118             Yes                No        NAP                                                          Insurance
   119             Yes                No        NAP                                                            Cap Ex
   120             Yes                Yes       Winter Real Estate                                              NAP
   121              No                No        Performance Holdback                               Tax, Insurance, Cap Ex, TI/LC
   122             Yes                No        NAP                                                          Insurance
   123             Yes                No        NAP                                                             NAP
   124             Yes                No        NAP                                                          Insurance
   125             Yes                Yes       WDO Holdback Fund                                               NAP
   126              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
   127             Yes                No        NAP                                                             NAP
   128              No                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
   129             Yes                No        Security Reserve                                                NAP
   130             Yes                No        NAP                                                          Insurance
   131              No                No        NAP                                                             NAP
   132             Yes                Yes       NAP                                                             NAP
   133             Yes                No        NAP                                                          Insurance
   134              No                No        NAP                                                    Tax, Insurance, Cap Ex
   135             Yes                No        O'Neal Tenant Improvments Holdback                             TI/LC
   136             Yes                Yes       Holdback Reserve                                                NAP
   137              No                Yes       Omni Holdback ($30,117), Big Apple Holdback                    Cap Ex
                                                ($23,120)
   138             Yes                No        NAP                                                          Insurance
   139             Yes                No        NAP                                                             NAP
   140              No                No        NAP                                                        Cap Ex, TI/LC
   141             Yes                Yes       NAP                                                             NAP
   142             Yes                No        NAP                                                             NAP
   143              No                No        NAP                                                        Cap Ex, TI/LC
   144             Yes                No        NAP                                                             NAP
   145             Yes                Yes       NAP                                                             NAP
   146             Yes                Yes       Lease Termination Reserve                                      Other
   147             Yes                No        NAP                                                             NAP
   148             Yes                Yes       NAP                                                             NAP
   149             Yes                No        NAP                                                             NAP
   150             Yes                No        NAP                                                             NAP
   151             Yes                No        NAP                                                             NAP
   152             Yes                Yes       NAP                                                             NAP
   153             Yes                No        NAP                                                             NAP
   154              No                No        NAP                                                             NAP
   155             Yes                No        NAP                                                          Insurance
   156             Yes                No        NAP                                                          Insurance
   157             Yes                Yes       NAP                                                         TI/LC, Other
   158             Yes                No        NAP                                                             NAP
   159             Yes                No        Renovation Reserve                                              NAP
   160             Yes                No        NAP
   161              No                No        NAP                                                             NAP
   162             Yes                No        NAP                                                        Tax, Insurance
   163             Yes                No        Holdback Reserve                                           Tax, Insurance
   164             Yes                No        NAP                                                             NAP
   165             Yes                Yes       Lease Renewal Holdback                                          NAP
   166             Yes                No        NAP                                                             NAP
   167             Yes                No        NAP                                                          Insurance
   168             Yes                Yes       NAP                                                          Insurance
   169              No                No        NAP                                                             NAP
   170             Yes                Yes       NAP                                                        Cap Ex, TI/LC
   171              No                Yes       NAP                                                        Cap Ex, TI/LC
   172             Yes                No        NAP                                                            Other
   173             Yes                Yes       NAP                                                          Insurance
   174              No                Yes       Pizza Hut Holdback Reserve                                      NAP
   175             Yes                No        NAP                                                             NAP
   176              No                No        NAP                                                 Tax, Insurance, TI/LC, Other
   177             Yes                Yes       NAP                                                            Cap Ex
   178             Yes                No        NAP                                                            TI/LC
                                                                                                                NAP
   179             Yes                No        NAP
   180             Yes                No        NAP                                                             NAP
   181              No                Yes       Security Reserve                                                NAP
   182             Yes                No        NAP                                                            Cap Ex
   183             Yes                No        NAP                                                          Insurance
   184             Yes                Yes       NAP                                                          Insurance
   185             Yes                No        NAP                                                             NAP
   186             Yes                No        NAP                                                          Insurance
   187              No                No        NAP                                                             NAP
   188             Yes                No        NAP                                                   Insurance, Cap Ex, TI/LC
   189             Yes                No        NAP                                                             NAP
   190             Yes                Yes       NAP                                                             NAP
   191             Yes                No        NAP                                                            Other
   192             Yes                No        NAP                                                             NAP
   193             Yes                No        NAP                                                          Insurance
   194             Yes                No        NAP                                                             NAP
   195             Yes                No        NAP                                                          Insurance
   196             Yes                No        NAP                                                             NAP
   197             Yes                Yes       Tuscany Salon                                                   NAP
   198             Yes                Yes       San Sai                                                        Other
   199              No                No        NAP                                                            TI/LC
   200             Yes                Yes       NAP                                                             NAP
   201             Yes                Yes       Lease Up Reserve                                               Other
   202             Yes                Yes       NAP                                                            Other
   203             Yes                Yes       NAP                                                             NAP
   204             Yes                Yes       NAP                                                             NAP
   205             Yes                Yes       NAP                                                             NAP
   206             Yes                No        NAP                                                             NAP
   207             Yes                No        NAP                                                          Insurance
   208             Yes                No        NAP                                                          Insurance
   209             Yes                Yes       NAP                                                             NAP
                                                                                                                NAP
   210             Yes                No        NAP
   211             Yes                No        NAP                                                             NAP
   212             Yes                No        NAP                                                             NAP
   213             Yes                No        NAP                                                             NAP
   214             Yes                No        NAP                                                             NAP
   215             Yes                No        NAP                                                             NAP
   216             Yes                Yes       NAP                                                             NAP
   217             Yes                No        NAP                                                             NAP
   218             Yes                No        NAP                                                          Insurance
   219             Yes                No        NAP                                                          Insurance
   220             Yes                Yes       NAP                                                             NAP
   221             Yes                Yes       NAP                                                            TI/LC
                                                                                                               TI/LC
   222             Yes                Yes       NAP
   223             Yes                Yes       NAP                                                             NAP
   224             Yes                Yes       NAP                                                             NAP
   225             Yes                No        NAP                                                             NAP
   226             Yes                No        NAP                                                             NAP
   227              No                No        Rollover TI/LC Reserve                                          NAP
   228             Yes                No        NAP                                                Tax, Insurance, Cap Ex, TI/LC
   229             Yes                Yes       Starbucks TI Holdback                                           NAP
   230             Yes                No        Ashok Patel Tax Lien                                            NAP
   231              No                No        Seasonality Reserve                                             NAP
   232             Yes                No        NAP                                                        Cap Ex, TI/LC
   233              No                Yes       NAP                                                             NAP
   234             Yes                Yes       NAP                                                            Cap Ex
   235             Yes                No        NAP                                                            TI/LC
   236             Yes                Yes       NAP                                                             NAP
   237              No                No        NAP                                                             NAP
   238             Yes                Yes       NAP                                                     Cap Ex, TI/LC, Other
   239             Yes                No        NAP                                                             NAP
   240              No                No        NAP                                                             NAP
   241             Yes                No        NAP                                                      Insurance, Cap Ex
   242             Yes                No        NAP                                                             NAP
   243              No                No        NAP                                                             NAP
   244             Yes                Yes       Holdover Reserve                                   Tax, Insurance, Cap Ex, TI/LC
   245              No                No        NAP                                                             NAP
   246             Yes                No        NAP                                                            Cap Ex
   247             Yes                No        NAP                                                             NAP
   248             Yes                No        NAP                                                          Insurance
   249             Yes                Yes       Rent Holdback                                                   NAP
   250             Yes                No        NAP                                                             NAP
   251             Yes                Yes       NAP                                                          Insurance
   252             Yes                Yes       NAP                                                             NAP
   253              No                No        NAP                                                             NAP
   254              No                No        NAP                                                        Cap Ex, TI/LC
   255              No                No        NAP                                                        Cap Ex, TI/LC
   256             Yes                No        NAP                                                    Tax, Insurance, Cap Ex
   257             Yes                Yes       NAP                                                    Tax, Insurance, TI/LC
   258             Yes                Yes       NAP                                                          Insurance
   259             Yes                Yes       Mexican Restaurant Reserve Deposit ($81,375);                   NAP
                                                Jamba Juice Reserve Deposit ($6,230)                            NAP
   260             Yes                Yes       PZR                                                             NAP
   261              No                No        NAP                                                        Cap Ex, TI/LC
   262             Yes                Yes       NAP                                                             NAP
   263             Yes                Yes       NAP                                                            Other
   264              No                No        NAP                                                        Cap Ex, TI/LC
   265             Yes                No        NAP                                                             NAP
   266             Yes                No        NAP                                                          Insurance
   267             Yes                Yes       NAP                                                             NAP
   268             Yes                Yes       NAP                                                             NAP
   269             Yes                Yes       NAP                                                             NAP
   270             Yes                Yes       NAP                                                             NAP
   271             Yes                No        Occupancy Holdback until property is 90%                        NAP
                                                occupied
   272             Yes                No        NAP                                                             NAP
   273             Yes                No        NAP                                                          Insurance
   274             Yes                No        NAP                                                             NAP
   275             Yes                No        NAP                                                             NAP
   276              No                No        NAP                                                            Cap Ex
   277             Yes                Yes       NAP                                                             NAP
   278             Yes                Yes       Performance Holdback                                            NAP
   279             Yes                Yes       NAP                                                             NAP
   280             Yes                Yes       NAP                                                             NAP
   281             Yes                No        NAP                                                             NAP
   282             Yes                No        NAP                                                             NAP
   283             Yes                No        NAP                                                             NAP
   284             Yes                Yes       NAP                                                             NAP
   285             Yes                No        TI/ Leasing Commission Holdback                                 NAP
   286             Yes                Yes       NAP                                                             NAP
   287             Yes                No        NAP                                                          Insurance
   288             Yes                No        NAP                                                             NAP
   289             Yes                Yes       NAP                                                             NAP
   290              No                No        NAP                                                            Cap Ex
   291              No                No        NAP                                                        Tax, Insurance
   292             Yes                No        NAP                                                             NAP
   293             Yes                No        NAP                                                             NAP
   294             Yes                No        NAP                                                             NAP
   295              No                No        NAP                                                        Tax, Insurance
   296             Yes                Yes       NAP                                                             NAP
   297             Yes                Yes       NAP                                                             NAP
   298             Yes                Yes       NAP                                                             NAP
   299             Yes                No        NAP                                                    Tax, Insurance, TI/LC
   300             Yes                Yes       NAP                                                             NAP
   301             Yes                Yes       NAP                                                             NAP
   302              No                No        NAP                                                            Cap Ex
   303             Yes                Yes       NAP                                                            TI/LC
   304             Yes                No        NAP                                                             NAP
   305             Yes                Yes       NAP                                                             NAP
   306             Yes                No        NAP                                                             NAP
   307              No                Yes       NAP                                                        Cap Ex, TI/LC
   308             Yes                Yes       NAP                                                            Other
   309             Yes                No        NAP                                                             NAP
   310             Yes                No        NAP                                                             NAP
   311             Yes                No        NAP                                                             NAP
   312             Yes                Yes       NAP                                                             NAP
   313              No                No        NAP                                                            Cap Ex
   314             Yes                No        NAP                                                             NAP
   315             Yes                Yes       NAP                                                             NAP
   316             Yes                No        NAP                                                             NAP
   317             Yes                Yes       NAP                                                             NAP
   318              No                No        NAP                                                            Cap Ex

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                INITIAL CAPITAL EXPENDITURE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.                     ESCROW REQUIREMENT(19)       ESCROW REQUIREMENT(20)           ESCROW BALANCE(21)
-------------------------------------------------------------------------------------------------------------

    1                                            $0                           $0                           $0
    2                                            $0                           $0                           $0
    3                                            $0                           $0                           $0
    4                                            $0                           $0                           $0
    5                                            $0                           $0                           $0
    6                                            $0                           $0                           $0
    7                                            $0                           $0                           $0
    8                                            $0                           $0                           $0
    9                                            $0                           $0                           $0
    10                                           $0                           $0                           $0
    11                                           $0                           $0                           $0
    12                                           $0                           $0                           $0
    13                                           $0                           $0                           $0
    14                                           $0                           $0                           $0
    15                                           $0                           $0                           $0
    16                                           $0                           $0                           $0
    17                                           $0                           $0                           $0
    18                                           $0                           $0                           $0
    19                                           $0                           $0                           $0
    20                                           $0                           $0                           $0
    21                                           $0                           $0                           $0
    22                                           $0                           $0                           $0
    23                                           $0                           $0                           $0
    24                                           $0                           $0                           $0
    25                                           $0                           $0                           $0
    26                                           $0                           $0                           $0
    27                                           $0                           $0                           $0
    28                                           $0                           $0                           $0
    29                                           $0                       $6,100                      $55,625
    30                                           $0                       $5,262                           $0
    31                                           $0                       $3,378                           $0
    32                                     $100,000                       $1,783                     $100,000
    33                                           $0                       $5,625                           $0
    34                                           $0                      $35,615                           $0
    35                                           $0                           $0                           $0
    36                                           $0                      $19,000                           $0
    37                                           $0                       $6,426                           $0
    38                                           $0                           $0                           $0
    39                                           $0                           $0                           $0
    40                                           $0                       $5,086                           $0
    41                                           $0                       $2,982                       $2,982
    42                                           $0                      $15,854                     $122,590

    43                                           $0                           $0                           $0
    44                                           $0                           $0                           $0
    45                                           $0                           $0                           $0
    46                                           $0                           $0                           $0
    47                                           $0                           $0                           $0
    48                                           $0                      $11,605                           $0
    49                                           $0                           $0                           $0
    50                                           $0                           $0                           $0
    51                                           $0                           $0                           $0

    52                                           $0                         $709                       $2,128
    53                                           $0                         $585                       $1,754
    54                                           $0                         $443                       $1,330
    55                                           $0                         $322                         $965
    56                                           $0                         $273                         $818
    57                                           $0                         $205                         $614
    58                                           $0                       $1,914                      $19,142
    59                                           $0                         $936                           $0
    60                                           $0                           $0                           $0
    61                                           $0                       $5,600                       $5,600
    62                                           $0                           $0                           $0
    63                                     $364,000                         $230                     $364,460
    64                                           $0                           $0                           $0
    65                                           $0                           $0                           $0
    66                                           $0                           $0                           $0
    67                                      $50,000                       $8,051                      $50,000
    68                                           $0                       $2,948                           $0
    69                                           $0                           $0                           $0
    70                                           $0                       $2,941                           $0
    71                                           $0                         $183                           $0
    72                                           $0                         $183                           $0
    73                                     $100,000                       $3,850                     $100,000
    74    Roof and HVAC Letter of Credit - $325,000                       $2,788                     $327,788
    75                                           $0                           $0                           $0
    76                                           $0                       $8,167                      $16,333
    77                                           $0                       $1,198                           $0
    78                                           $0                         $767                           $0
    79                                           $0                           $0                           $0
    80                                           $0                       $1,339                           $0
    81                                           $0                           $0                           $0
    82                                           $0                           $0                           $0
    83                                           $0                           $0                           $0

    84                                      $33,623                       $2,802                      $33,623
    85                                      $30,261                       $2,522                      $30,261
    86                                      $10,367                         $864                      $10,367
    87                                      $14,500                         $402                           $0
    88                                           $0                       $1,823                           $0
    89                                           $0                           $0                           $0
    90                                           $0                         $977                           $0
    91                                           $0                       $2,496                      $17,500
    92                                         $571                         $571                       $1,714

    93                                           $0                         $351                           $0
    94                                           $0                         $332                           $0
    95                                           $0                         $257                           $0
    96                                           $0                         $242                           $0
    97                                           $0                         $196                           $0
    98                                           $0                         $177                           $0
    99                                           $0                         $132                           $0
   100          PIP Completion Reserve - $1,150,000                      $19,269                   $1,150,000
   101                                           $0                       $9,754                           $0
   102                                           $0                         $496                           $0
   103                                           $0                         $327                           $0
   104                                           $0                       $4,976                       $4,976
   105                                           $0                       $4,736                       $9,471

   106                                           $0                      $40,886                       $4,323
   107                                           $0                      $29,462                       $3,115
   108                                           $0                       $5,333                      $10,667
   109                                           $0                       $9,036                           $0
   110                                           $0                         $626                           $0
   111                                           $0                         $361                           $0
   112                                           $0                      $11,395                           $0
   113                                           $0                         $698                         $698
   114                                           $0                           $0                           $0
   115                                           $0                       $8,108                      $81,229
   116                                           $0                       $3,456                       $6,912
   117                                         $150                       $6,000                      $31,612
   118                                         $200                       $4,400                     $166,942
   119                                     $136,171                           $0                     $136,393
   120                                           $0                       $1,136                       $1,136
   121                                           $0                           $0                           $0
   122                                           $0                       $3,801                           $0
   123                                           $0                      $10,356                      $41,426
   124                                         $150                       $4,267                     $291,369
   125                                           $0                       $1,866                       $1,866
   126                                           $0                           $0                           $0
   127                                           $0                       $8,702                       $8,702
   128                                           $0                           $0                           $0
   129                                           $0                         $604                         $604
   130                                         $200                       $3,067                     $207,922
   131                                           $0                           $0                           $0
   132                                           $0                         $500                           $0
   133                                         $200                       $5,844                      $13,586
   134                                           $0                           $0                           $0
   135                                           $0                         $960                           $0
   136                                           $0                       $1,788                       $1,788
   137                                           $0                           $0                           $0
   138                                           $0                       $1,047                           $0
   139                                           $0                       $2,304                           $0
   140                                           $0                           $0                           $0
   141                                           $0                       $1,391                       $1,391
   142                                           $0                       $3,450                      $13,813
   143                                           $0                           $0                           $0
   144                                           $0                      $11,691                      $46,763
   145                                           $0                         $680                       $1,359
   146                                           $0                       $1,525                           $0
   147                                         $200                       $3,733                     $114,447
   148                                           $0                         $951                         $951
   149                                           $0                       $1,167                       $1,167
   150                                           $0                       $3,167                           $0
   151                                           $0                       $1,151                           $0
   152                                           $0                       $2,016                      $12,099
   153                                           $0                         $948                         $948
   154                                           $0                           $0                           $0
   155                                         $200                       $3,600                     $140,131
   156                                         $200                       $2,600                     $221,596
   157                                           $0                         $621                           $0
   158                                           $0                       $2,200                           $0
   159                                           $0                       $3,467                       $3,467
   160                                           $0                       $3,667                           $0
   161                                           $0                           $0                           $0
   162                                           $0                       $2,085                       $2,085
   163                                           $0                       $7,189                           $0
   164                                           $0                      $14,730                      $58,922
   165                                           $0                         $375                           $0
   166                                         $200                       $2,933                     $144,159
   167                                         $200                       $2,300                      $34,622
   168                                           $0                       $1,217                       $1,217
   169                                           $0                           $0                           $0
   170                                       $8,460                           $0                       $8,460
   171                                           $0                           $0                         $993
   172                                         $200                       $3,883                     $559,403
   173                                           $0                       $1,231                       $2,462
   174                                           $0                           $0                           $0
   175                                           $0                       $1,154                           $0
   176                                           $0                           $0                           $0
   177                                           $0                       $1,188                           $0
   178                                           $0                       $5,411                      $10,825

   179                                           $0                         $798                       $1,375
   180                                           $0                         $314                         $597
   181                                           $0                           $0                           $0
   182                                         $200                       $2,533                      $99,712
   183                                         $200                         $800                      $31,488
   184                                           $0                         $583                           $0
   185                                         $175                       $4,217                      $67,917
   186                                           $0                       $7,061                      $35,303
   187                                           $0                           $0                           $0
   188                                           $0                       $1,087                           $0
   189                                           $0                       $4,793                           $0
   190                                           $0                         $763                           $0
   191                                           $0                         $600                           $0
   192                                         $150                       $2,400                     $230,723
   193                                           $0                       $4,950                      $24,780
   194                                         $200                       $2,633                     $150,516
   195                                           $0                       $2,246                       $2,246
   196                                           $0                       $2,750                       $2,750
   197                                           $0                         $686                       $6,860
   198                                           $0                         $147                           $0
   199                                           $0                           $0                           $0
   200                                           $0                         $301                         $301
   201                                           $0                         $442                           $0
   202                                           $0                         $298                           $0
   203                                      $31,000                       $1,465                           $0
   204                                           $0                         $961                         $961
   205                                           $0                         $753                         $753
   206                                         $200                       $2,667                     $119,363
   207                                         $200                       $3,750                       $1,255
   208                                           $0                       $5,672                           $0
   209                                           $0                         $388                           $0

   210                                           $0                         $723                         $723
   211                                           $0                         $632                         $632
   212                                           $0                         $351                         $351
   213                                           $0                         $273                         $273
   214                                           $0                       $4,508                           $0
   215                                           $0                       $3,354                       $3,354
   216                                           $0                       $2,345                       $2,345
   217                                         $200                       $3,083                     $201,826
   218                                         $200                       $1,838                     $177,662
   219                                           $0                       $1,036                       $1,036
   220                                           $0                         $195                         $390
   221                                           $0                         $283                         $566

   222                                           $0                         $359                           $0
   223                                           $0                         $245                           $0
   224                                           $0                         $220                           $0
   225                                           $0                         $875                         $875
   226                                           $0                       $2,833                       $2,833
   227                                           $0                           $0                           $0
   228                                           $0                       $3,525                      $17,625
   229                                           $0                         $224                         $224
   230                                           $0                       $5,014                       $5,014
   231                                           $0                           $0                           $0
   232                                           $0                         $514                         $514
   233                                           $0                           $0                           $0
   234                                       $8,800                       $1,027                       $8,800
   235                                           $0                       $2,021                       $2,021
   236                                           $0                         $534                         $534
   237                                           $0                           $0                           $0
   238                                           $0                         $696                         $696
   239                                           $0                         $556                       $1,112
   240                                           $0                           $0                           $0
   241                      PIP Holdback - $158,000                       $4,575                     $158,000
   242                                           $0                       $1,250                       $1,250
   243                                           $0                           $0                           $0
   244                                           $0                         $584                           $0
   245                                           $0                           $0                           $0
   246                                      $28,000                       $2,333                      $28,000
   247                                         $200                       $1,050                       $1,007
   248                                           $0                       $1,200                           $0
   249                                           $0                         $261                         $522
   250                                         $200                       $2,133                         $382
   251                                           $0                         $266                           $0
   252                                           $0                         $373                         $373
   253                                           $0                           $0                           $0
   254                                           $0                           $0                           $0
   255                                           $0                           $0                           $0
   256                                           $0                       $1,172                           $0
   257                                           $0                         $865                           $0
   258                                           $0                         $250                           $0
   259                                           $0                         $114                           $0
   260                                           $0                         $104                         $104
   261                                           $0                           $0                           $0
   262                                           $0                         $568                         $568
   263                                           $0                         $948                         $948
   264                                           $0                           $0                           $0
   265                                           $0                       $1,016                       $1,016
   266                                         $200                       $3,017                     $264,792
   267                                           $0                         $324                           $0
   268                                     $100,000                           $0                     $100,000
   269                                           $0                         $204                         $204
   270                                           $0                         $164                         $164
   271                                           $0                         $501                         $501
   272                                           $0                         $600                       $1,200
   273                                         $200                       $1,333                      $16,801

   274                                           $0                         $434                           $0
   275                                           $0                         $170                           $0
   276                                           $0                           $0                           $0
   277                                           $0                         $243                         $243
   278                                           $0                         $440                           $0
   279                                           $0                         $152                         $305
   280                                           $0                         $253                         $253
   281                                           $0                         $551                         $551
   282                                           $0                         $794                         $794
   283                                           $0                         $443                         $443
   284                                           $0                         $112                         $112
   285                                           $0                         $508                         $508
   286                                           $0                         $662                       $5,293
   287                                         $200                       $1,500                      $13,513
   288                                           $0                         $674                         $674
   289                                           $0                         $349                         $349
   290                                           $0                           $0                           $0
   291                                           $0                           $0                           $0
   292                                           $0                         $250                           $0
   293                                           $0                       $1,872                           $0
   294                                           $0                         $875                       $4,375
   295                                           $0                           $0                           $0
   296                                           $0                         $127                           $0
   297                                           $0                       $1,027                       $1,027
   298                                           $0                         $342                         $342
   299                                           $0                         $125                         $125
   300                                           $0                          $74                           $0
   301                                           $0                         $220                         $220
   302                                           $0                           $0                           $0
   303                                      $30,000                         $515                           $0
   304                                           $0                         $483                         $483
   305                                           $0                         $138                         $138
   306                                           $0                       $1,417                       $2,834
   307                                           $0                           $0                           $0
   308                                           $0                          $68                          $68

   309                                           $0                         $240                         $480
   310                                           $0                         $237                         $474
   311                                           $0                         $792                         $792
   312                                           $0                         $120                         $120
   313                                           $0                           $0                           $0
   314                                           $0                         $380                         $380
   315                                           $0                         $126                           $0
   316                                           $0                         $321                         $321
   317                                           $0                          $64                           $0
   318                                           $0                           $0                           $0

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.                                                                                        INITIAL TI/LC ESCROW REQUIREMENT(22)
------------------------------------------------------------------------------------------------------------------------------------

    1                                                                                                                             $0
    2                                                                                                                             $0
    3                                                                                                                             $0
    4                                                                                                                             $0
    5                                                                                                                             $0
    6                                                                                                                             $0
    7                                                                                                                             $0
    8                                                                                                                             $0
    9                                                                                                                             $0
    10                                                                                                                            $0
    11                                                                                                                            $0
    12                                                                                                                            $0
    13                                                                                                                            $0
    14                                                                                                                            $0
    15                                                                                                                            $0
    16                                                                                                                            $0
    17                                                                                                                            $0
    18                                                                                                                            $0
    19                                                                                                                            $0
    20                                                                                                                            $0
    21                                                                                                                            $0
    22                                                                                                                            $0
    23                                                                                                                            $0
    24                                                                                                                            $0
    25                                                                                                                            $0
    26                                                                                                                    $7,500,000
    27                                                                                                                            $0
    28                                                                                                                    $3,600,000
    29                                                                                                                            $0
    30                                                                                                                            $0
    31                                                                                                                      $600,000
    32                                                                                                                    $1,000,000
    33                                                                                                                            $0
    34                                                                                                                            $0
    35                                                                                                                            $0
    36                                                                                                                            $0
    37                                                                                                                            $0
    38                                                                                                                            $0
    39                                                                                                                            $0
    40                                                                                                                    $2,250,000
    41                                                                                                                            $0
    42                                                                                                                            $0

    43                                                                                        $168,000 on a combined portfolio basis
    44                                                                                        $168,000 on a combined portfolio basis
    45                                                                                        $168,000 on a combined portfolio basis
    46                                                                                        $168,000 on a combined portfolio basis
    47                                                                                        $168,000 on a combined portfolio basis
    48                                                                                                                            $0
    49                                                                                                                            $0
    50                                                                                                                            $0
    51                                                                                                                            $0

    52                                                                                                                       $83,903
    53                                                                                                                       $69,151
    54                                                                                                                       $52,439
    55                                                                                                                       $38,033
    56                                                                                                                       $32,270
    57                                                                                                                       $24,203
    58                                                                                                                            $0
    59                                                                                                                            $0
    60                                                                                                                            $0
    61                                                                                                                            $0
    62                                                                                                                            $0
    63                                                                                                                            $0
    64                                                                                                                            $0
    65                                                                                                                            $0
    66                                                                                                                            $0
    67                                                                                                                            $0
    68                                                                                                                      $850,000
    69                                                                                                                            $0
    70                                                                                                                            $0
    71                                                                                                                            $0
    72                                                                                                                            $0
    73                                                                                                                            $0
    74                                            Leasing Letter of Credit - $350,000; Free Rent and UMA Letter of Credit - $832,000
    75                                                                                                                            $0
    76                                                                                                                            $0
    77                                                                                                                            $0
    78                                                                                                                            $0
    79                                                                                                                            $0
    80                                                                                                                            $0
    81                                                                                                                            $0
    82                                                                                                                            $0
    83                                                                                                                            $0

    84                                                                                                                            $0
    85                                                                                                                            $0
    86                                                                                                                            $0
    87                                                                                                                       $96,400
    88    East End Pediatric Rent Reserve - $8,250.00; Japanese Express Rent Reserve - $3,753.75; H&R Block Rent Reserve -
                                                                                 $39,334.56; Insurance Doctor Rent Reserve - $19,708
    89                                                                                                                            $0
    90                                            Leasing Reserve Letter of Credit - $100,000; Tenant Improvement Reserve - $190,025
    91                                                                                                                            $0
    92                                                                                                                        $3,809

    93                                                                                                                            $0
    94                                                                                                                            $0
    95                                                                                                                            $0
    96                                                                                                                            $0
    97                                                                                                                            $0
    98                                                                                                                            $0
    99                                                                                                                            $0
   100                                                                                                                            $0
   101                                                                                                                            $0
   102                                                                                                                       $59,550
   103                                                                                                                            $0
   104                                                                                                                            $0
   105                                                                                                                            $0
   106                                                                                                                            $0
   107                                                                                                                            $0
   108                                                                                                                            $0
   109                                                                                                                            $0
   110                                                                                                                            $0
   111                                                                                                                            $0
   112                                                                                                                            $0
   113                                                                                                                            $0
   114                                                                                                                            $0
   115                                                                                                                            $0
   116                                                                                                                            $0
   117                                                                                                                            $0
   118                                                                                                                            $0
   119                                                                                                                            $0
   120                                                                                                                       $40,000
   121                                                                                                                            $0
   122                                                                                                                            $0
   123                                                                                                                            $0
   124                                                                                                                            $0
   125                                                                                                                       $75,000
   126                                                                                                                            $0
   127                                                                                                                            $0
   128                                                                                                                            $0
   129                                                                                                                            $0
   130                                                                                                                            $0
   131                                                                                                                            $0
   132                                                                                                                            $0
   133                                                                                                                            $0
   134                                                                                                                            $0
   135                                                                                                                            $0
   136                                                                                                                       $63,000
   137                                                                                                                      $100,000
   138                                                                                                                            $0
   139                                                                                                                            $0
   140                                                                                                                            $0
   141                                                                                                                      $100,000
   142                                                                                                                            $0
   143                                                                                                                            $0
   144                                                                                                                            $0
   145                                                                                                                            $0
   146                                                                                                                            $0
   147                                                                                                                            $0
   148                                                                                                                            $0
   149                                                                                                                            $0
   150                                                                                                                            $0
   151                                                                                                                            $0
   152                                                                                                                      $150,000
   153                                                                                                                            $0
   154                                                                                                                            $0
   155                                                                                                                            $0
   156                                                                                                                            $0
   157                                                                                                                            $0
   158                                                                                                                            $0
   159                                                                                                                            $0
   160                                                                                                                            $0
   161                                                                                                                            $0
   162                                                                                                                            $0
   163                                                                                                                            $0
   164                                                                                                                            $0
   165                                                                                                                            $0
   166                                                                                                                            $0
   167                                                                                                                            $0
   168                                                                                                                            $0
   169                                                                                                                            $0
   170                                                                                                                       $51,888
   171                                                                                                                            $0
   172                                                                                                                            $0
   173                                                                                                                            $0
   174                                                                               Tenant Improvement Allowance Reserve - $168,748
   175                                                                                                                            $0
   176                                                                                                                            $0
   177                                                                                                                       $50,000
   178                                                                                                                            $0

   179                                                                                                                            $0
   180                                                                                                                            $0
   181                                                                                                                            $0
   182                                                                                                                            $0
   183                                                                                                                            $0
   184                                                                                                                       $75,000
   185                                                                                                                            $0
   186                                                                                                                            $0
   187                                                                                                                            $0
   188                                                                                                                            $0
   189                                                                                                                            $0
   190                                                                                                                            $0
   191                                                                                                                            $0
   192                                                                                                                            $0
   193                                                                                                                            $0
   194                                                                                                                            $0
   195                                                                                                                            $0
   196                                                                                                                            $0
   197                                                                                                                            $0
   198                                                                                                                            $0
   199                                                                                                                            $0
   200                                                                                                                            $0
   201                                                                                                                            $0
   202                                                                                                                            $0
   203                                                                                                                       $75,000
   204                                                                                                                       $75,000
   205                                                                                                                            $0
   206                                                                                                                            $0
   207                                                                                                                            $0
   208                                                                                                                            $0
   209                                                                                                                            $0

   210                                                                                                                            $0
   211                                                                                                                            $0
   212                                                                                                                            $0
   213                                                                                                                            $0
   214                                                                                                                            $0
   215                                                                                                                            $0
   216                                                                                                                       $50,000
   217                                                                                                                            $0
   218                                                                                                                            $0
   219                                                                                                                            $0
   220                                                                                                                            $0
   221                                                                                                                            $0

   222                                                                                                                            $0
   223                                                                                                                            $0
   224                                                                                                                            $0
   225                                                                                                                            $0
   226                                                                                                                            $0
   227                                                                                                                            $0
   228                                                                                                                            $0
   229                                                                                                                            $0
   230                                                                                                                            $0
   231                                                                                                                            $0
   232                                                                                                                            $0
   233                                                                                                                       $45,000
   234                                                                                                                       $27,850
   235                                                                                                                            $0
   236                                                                                                                            $0
   237                                                                                                                            $0
   238                                                                                                                            $0
   239                                                                                                                            $0
   240                                                                                                                            $0
   241                                                                                                                            $0
   242                                                                                                                            $0
   243                                                                                                                            $0
   244                                                                                                                            $0
   245                                                                                                                            $0
   246                                                                                                                            $0
   247                                                                                                                            $0
   248                                                                                                                            $0
   249                                                                                                                            $0
   250                                                                                                                            $0
   251                                                                                                                            $0
   252                                                                                                                            $0
   253                                                                                                                            $0
   254                                                                                                                            $0
   255                                                                                                                            $0
   256                                                                                                                            $0
   257                                                                                                                   $55,000 LOC
   258                                                                                                                            $0
   259                                                                                                                            $0
   260                                                                                                                            $0
   261                                                                                                                            $0
   262                                                                                                                            $0
   263                                                                                                                            $0
   264                                                                                                                            $0
   265                                                                                                                            $0
   266                                                                                                                            $0
   267                                                                                                                       $50,000
   268                                                                                                                      $346,324
   269                                                                                                                            $0
   270                                                                                                                            $0
   271                                                                                                                            $0
   272                                                                                                                            $0
   273                                                                                                                            $0

   274                                                                                                                            $0
   275                                                                                                                            $0
   276                                                                                                                            $0
   277                                                                                                                       $34,000
   278                                                                                                                            $0
   279                                                                                                                            $0
   280                                                                                                                            $0
   281                                                                                                                            $0
   282                                                                                                                            $0
   283                                                                                                                            $0
   284                                                                                                                            $0
   285                                                                                                                            $0
   286                                                                                                                      $165,000
   287                                                                                                                            $0
   288                                                                                                                            $0
   289                                                                                                                            $0
   290                                                                                                                            $0
   291                                                                                                                            $0
   292                                                                                                                            $0
   293                                                                                                                            $0
   294                                                                                                                            $0
   295                                                                                                                            $0
   296                                                                                                                            $0
   297                                                                                                                            $0
   298                                                                                                                            $0
   299                                                                                                                            $0
   300                                                                                                                            $0
   301                                                                                                                            $0
   302                                                                                                                            $0
   303                                                                                                                       $90,000
   304                                                                                                                            $0
   305                                                                                                                            $0
   306                                                                                                                            $0
   307                                                                                                                            $0
   308                                                                                                                       $20,000

   309                                                                                                                            $0
   310                                                                                                                            $0
   311                                                                                                                            $0
   312                                                                                                                            $0
   313                                                                                                                            $0
   314                                                                                                                            $0
   315                                                                                                                            $0
   316                                                                                                                            $0
   317                                                                                                                            $0
   318                                                                                                                            $0

TOTALS AND WEIGHTED AVERAGES:

                                                                                                           INTEREST
MORTGAGE                                                                                   ENVIRONMENTAL    ACCRUAL
LOAN NO.  MONTHLY TI/LC ESCROW REQUIREMENT(23)           CURRENT TI/LC ESCROW BALANCE(24)    INSURANCE      METHOD    SEASONING(25)
-----------------------------------------------------------------------------------------------------------------------------------

    1                                       $0                                         $0        No       Actual/360              0
    2                                       $0                                         $0        No       Actual/360              0
    3                                       $0                                         $0        No       Actual/360              0
    4                                       $0                                         $0        No       Actual/360              0
    5                                       $0                                         $0        No       Actual/360              0
    6                                       $0                                         $0        No       Actual/360              0
    7                                       $0                                         $0        No       Actual/360              0
    8                                       $0                                         $0        No       Actual/360              0
    9                                       $0                                         $0        No       Actual/360              0
    10                                      $0                                         $0        No       Actual/360              0
    11                                      $0                                         $0        No       Actual/360              0
    12                                      $0                                         $0        No       Actual/360              0
    13                                      $0                                         $0        No       Actual/360              0
    14                                      $0                                         $0        No       Actual/360              0
    15                                      $0                                         $0        No       Actual/360              0
    16                                      $0                                         $0        No       Actual/360              0
    17                                      $0                                         $0        No       Actual/360              0
    18                                      $0                                         $0        No       Actual/360              0
    19                                      $0                                         $0        No       Actual/360              0
    20                                      $0                                         $0        No       Actual/360              0
    21                                      $0                                         $0        No       Actual/360              0
    22                                      $0                                         $0        No       Actual/360              0
    23                                      $0                                         $0        No       Actual/360              0
    24                                      $0                                         $0        No       Actual/360              0
    25                                      $0                                         $0        No       Actual/360              2
    26                                      $0                                 $7,500,000        No       Actual/360              0
    27                                      $0                                         $0        No       Actual/360              0
    28                                      $0                                 $3,600,000        No       Actual/360              2
    29                                      $0                                         $0        No       Actual/360              1
    30                                      $0                                         $0        No       Actual/360              1
    31                                 $22,833                                   $600,000        No       Actual/360              1
    32                                      $0                                 $1,000,000        No       Actual/360              7
    33                                      $0                                         $0        No       Actual/360              2
    34                                      $0                                         $0        No       Actual/360              1
    35                                      $0                                         $0        No       Actual/360              1
    36                                      $0                                         $0        No       Actual/360              0
    37                                      $0                                         $0        No       Actual/360              0
    38                                      $0                                         $0        No         30/360                6
    39                                      $0                                         $0        No       Actual/360              2
    40                                      $0                                         $0        No       Actual/360              1
    41                                 $11,607                                    $11,607        No       Actual/360              1
    42                                      $0                                         $0        No       Actual/360              0

    43                                  $6,037  $168,008.01 on a combined portfolio basis        No       Actual/360              0
    44                                  $1,155  $168,008.01 on a combined portfolio basis        No       Actual/360              0
    45                                  $1,928  $168,008.01 on a combined portfolio basis        No       Actual/360              0
    46                                    $521  $168,008.01 on a combined portfolio basis        No       Actual/360              0
    47                                  $1,140  $168,008.01 on a combined portfolio basis        No       Actual/360              0
    48                                      $0                                         $0        No       Actual/360              1
    49                                      $0                                         $0        No       Actual/360              0
    50                                      $0                                         $0        No       Actual/360              1
    51                                      $0                                         $0        No       Actual/360              0

    52                                    $502                                    $83,903        No       Actual/360              6
    53                                    $414                                    $69,151        No       Actual/360              6
    54                                    $314                                    $52,439        No       Actual/360              6
    55                                    $228                                    $38,033        No       Actual/360              6
    56                                    $193                                    $32,270        No       Actual/360              6
    57                                    $145                                    $24,203        No       Actual/360              6
    58                                 $12,825                                    $38,974        No       Actual/360             10
    59                                  $5,931                                         $0        No       Actual/360              1
    60                                      $0                                         $0        No       Actual/360              0
    61                                      $0                                         $0        No       Actual/360              3
    62                                      $0                                         $0        No       Actual/360              0
    63                                      $0                                         $0        No       Actual/360              3
    64                                      $0                                         $0        No       Actual/360              0
    65                                      $0                                         $0        No       Actual/360              3
    66                                      $0                                         $0        No       Actual/360              0
    67                                      $0                                         $0        No       Actual/360              0
    68                                  $9,574                                         $0        No       Actual/360              1
    69                                      $0                                         $0        No       Actual/360              1
    70                                  $9,811                                         $0        No       Actual/360              0
    71                                  $2,000                                         $0        No       Actual/360              1
    72                                      $0                                         $0        No       Actual/360              1
    73                                      $0                                         $0        No       Actual/360              2
    74                                      $0                                 $1,182,000        No       Actual/360              1
    75                                      $0                                         $0        No       Actual/360              1
    76                                      $0                                         $0        No       Actual/360              2
    77                                      $0                                         $0        No       Actual/360              0
    78                                      $0                                         $0        No       Actual/360              0
    79                                      $0                                         $0        No       Actual/360              1
    80                                  $6,697                                         $0        No       Actual/360              2
    81                                      $0                                         $0        No       Actual/360              0
    82                                      $0                                         $0        No       Actual/360              1
    83                                      $0                                         $0        No       Actual/360              1

    84                                      $0                                         $0        No       Actual/360              2
    85                                      $0                                         $0        No       Actual/360              2
    86                                      $0                                         $0        No       Actual/360              2
    87                                  $2,670                                         $0        No       Actual/360              2
    88                                  $3,009                                    $71,046        No       Actual/360              0
    89                                      $0                                         $0        No       Actual/360              1
    90                                  $3,334                                   $290,058        No       Actual/360              0
    91                                      $0                                         $0        No       Actual/360              0
    92                                  $3,809                                    $11,434        No       Actual/360              4

    93                                      $0                                         $0        No       Actual/360              0
    94                                      $0                                         $0        No       Actual/360              0
    95                                      $0                                         $0        No       Actual/360              0
    96                                      $0                                         $0        No       Actual/360              0
    97                                      $0                                         $0        No       Actual/360              0
    98                                      $0                                         $0        No       Actual/360              0
    99                                      $0                                         $0        No       Actual/360              0
   100                                      $0                                         $0        No       Actual/360              0
   101                                      $0                                         $0        No       Actual/360              0
   102                                  $2,481                                         $0        No       Actual/360              0
   103                                  $2,183                                         $0        No       Actual/360              1
   104                                      $0                                         $0        No       Actual/360              1
   105                                      $0                                         $0        No       Actual/360              2

   106                                      $0                                         $0        No       Actual/360              3
   107                                      $0                                         $0        No       Actual/360              3
   108                                      $0                                         $0        No       Actual/360              2
   109                                      $0                                         $0        No       Actual/360              0
   110                                      $0                                         $0        No       Actual/360              0
   111                                      $0                                         $0        No       Actual/360              0
   112                                      $0                                         $0        No       Actual/360              1
   113                                  $3,492                                     $3,492        No       Actual/360              2
   114                                      $0                                         $0        No       Actual/360              1
   115                                      $0                                         $0        No       Actual/360             12
   116                                      $0                                         $0        No       Actual/360              2
   117                                      $0                                         $0        No         30/360              121
   118                                      $0                                         $0        No         30/360              128
   119                                      $0                                         $0        No       Actual/360              5
   120                                  $2,815                                    $40,000        No       Actual/360              1
   121                                      $0                                         $0        No       Actual/360              1
   122                                      $0                                         $0        No       Actual/360              1
   123                                      $0                                         $0        No       Actual/360              4
   124                                      $0                                         $0        No         30/360              116
   125                                  $1,239                                    $76,239        No       Actual/360              1
   126                                      $0                                         $0        No       Actual/360              1
   127                                      $0                                         $0        No       Actual/360              3
   128                                      $0                                         $0        No       Actual/360              3
   129                                      $0                                         $0        No       Actual/360              1
   130                                      $0                                         $0        No         30/360               25
   131                                      $0                                         $0        No         30/360                1
   132                                  $3,033                                         $0        No       Actual/360              0
   133                                      $0                                         $0        No       Actual/360            104
   134                                      $0                                         $0        No       Actual/360              3
   135                                      $0                                         $0        No       Actual/360              1
   136                                      $0                                    $63,039        No       Actual/360              1
   137                                  $2,171                                   $102,171        No       Actual/360              2
   138                                      $0                                         $0        No       Actual/360              2
   139                                      $0                                         $0        No       Actual/360              0
   140                                      $0                                         $0        No       Actual/360              0
   141                                  $7,000                                   $107,000        No       Actual/360              1
   142                                      $0                                         $0        No       Actual/360              6
   143                                      $0                                         $0        No       Actual/360              0
   144                                      $0                                         $0        No       Actual/360              4
   145                                  $2,042                                     $4,084        No       Actual/360              3
   146                                  $4,959                                         $0        No       Actual/360              0
   147                                      $0                                         $0        No         30/360              112
   148                                  $2,955                                     $2,955        No       Actual/360              1
   149                                      $0                                         $0        No       Actual/360              1
   150                                      $0                                         $0        No       Actual/360              0
   151                                      $0                                         $0        No       Actual/360              0
   152                                      $0                                   $150,157        No       Actual/360              6
   153                                      $0                                         $0        No       Actual/360              1
   154                                      $0                                         $0        No       Actual/360              0
   155                                      $0                                         $0        No         30/360              123
   156                                      $0                                         $0        No         30/360              110
   157                                  $1,863                                         $0        No       Actual/360              1
   158                                      $0                                         $0        No       Actual/360              0
   159                                      $0                                         $0        No       Actual/360              3
   160                                      $0                                         $0        No       Actual/360              0
   161                                      $0                                         $0        No       Actual/360              1
   162                                      $0                                         $0        No       Actual/360              4
   163                                      $0                                         $0        No       Actual/360              1
   164                                      $0                                         $0        No       Actual/360              4
   165                                  $2,499                                         $0        No       Actual/360              1
   166                                      $0                                         $0        No         30/360              127
   167                                      $0                                         $0        No         30/360               17
   168                                  $2,920                                     $2,920        No       Actual/360              1
   169                                      $0                                         $0        No       Actual/360              1
   170                                      $0                                    $51,888        No       Actual/360              1
   171                                    $833                                     $2,107        No       Actual/360              1
   172                                      $0                                         $0        No         30/360              119
   173                                  $1,000                                     $2,000        No       Actual/360              2
   174                                  $1,500                                   $168,772        No       Actual/360              0
   175                                      $0                                         $0        No       Actual/360              0
   176                                      $0                                         $0        No       Actual/360              1
   177                                  $4,167                                    $50,000        No       Actual/360              2
   178                                      $0                                         $0        No       Actual/360              4

   179                                      $0                                         $0        No       Actual/360              1
   180                                      $0                                         $0        No       Actual/360              1
   181                                  $1,408                                         $0        No       Actual/360              0
   182                                      $0                                         $0        No         30/360              119
   183                                      $0                                         $0        No         30/360              119
   184                                  $1,950                                         $0        No       Actual/360              0
   185                                      $0                                         $0        No         30/360              121
   186                                      $0                                         $0        No       Actual/360              5
   187                                      $0                                         $0        No       Actual/360              5
   188                                      $0                                         $0        No       Actual/360              0
   189                                      $0                                         $0        No       Actual/360              1
   190                                  $3,094                                         $0        No       Actual/360              0
   191                                      $0                                         $0        No       Actual/360              0
   192                                      $0                                         $0        No         30/360               98
   193                                      $0                                         $0        No       Actual/360              7
   194                                      $0                                         $0        No         30/360              124
   195                                      $0                                         $0        No       Actual/360              3
   196                                      $0                                         $0        No       Actual/360              1
   197                                  $1,667                                    $16,670        No       Actual/360             12
   198                                  $1,500                                         $0        No       Actual/360              1
   199                                      $0                                         $0        No       Actual/360              0
   200                                  $1,874                                     $1,874        No       Actual/360              1
   201                                  $2,262                                         $0        No       Actual/360              0
   202                                  $1,100                                         $0        No       Actual/360              0
   203                                  $4,883                                    $75,000        No       Actual/360              0
   204                                  $3,558                                    $78,558        No       Actual/360              1
   205                                  $2,635                                     $2,635        No       Actual/360              1
   206                                      $0                                         $0        No         30/360              130
   207                                      $0                                         $0        No         30/360              129
   208                                      $0                                         $0        No       Actual/360              0
   209                                  $2,069                                         $0        No       Actual/360              0

   210                                      $0                                         $0        No       Actual/360              1
   211                                      $0                                         $0        No       Actual/360              1
   212                                      $0                                         $0        No       Actual/360              1
   213                                      $0                                         $0        No       Actual/360              1
   214                                      $0                                         $0        No       Actual/360              1
   215                                      $0                                         $0        No       Actual/360              1
   216                                  $8,600                                     $8,600        No       Actual/360              1
   217                                      $0                                         $0        No         30/360              131
   218                                      $0                                         $0        No         30/360              125
   219                                      $0                                         $0        No       Actual/360              1
   220                                  $1,252                                     $2,505        No       Actual/360              4
   221                                  $1,043                                     $2,087        No       Actual/360              4

   222                                  $1,380                                         $0        No       Actual/360              0
   223                                    $941                                         $0        No       Actual/360              0
   224                                    $847                                         $0        No       Actual/360              0
   225                                      $0                                         $0        No       Actual/360              1
   226                                      $0                                         $0        No       Actual/360              1
   227                                      $0                                         $0        No       Actual/360              0
   228                                      $0                                         $0        No       Actual/360              7
   229                                    $955                                       $955        No       Actual/360              1
   230                                      $0                                         $0        No       Actual/360              3
   231                                      $0                                         $0        No       Actual/360              2
   232                                      $0                                         $0        No       Actual/360              1
   233                                  $1,352                                         $0        No       Actual/360              0
   234                                      $0                                    $27,850        No       Actual/360              2
   235                                      $0                                         $0        No       Actual/360              2
   236                                  $1,845                                     $1,845        No       Actual/360              1
   237                                      $0                                         $0        No       Actual/360              0
   238                                  $1,346                                     $1,346        No       Actual/360              1
   239                                      $0                                         $0        No       Actual/360              2
   240                                      $0                                         $0        No       Actual/360              1
   241                                      $0                                         $0        No       Actual/360              0
   242                                      $0                                         $0        No       Actual/360              3
   243                                      $0                                         $0        No       Actual/360              2
   244                                  $1,396                                         $0        No       Actual/360              0
   245                                      $0                                         $0        No       Actual/360              1
   246                                      $0                                         $0        No       Actual/360              3
   247                                      $0                                         $0        No         30/360               78
   248                                      $0                                         $0        No       Actual/360              0
   249                                  $1,251                                     $2,501        No       Actual/360              2
   250                                      $0                                         $0        No         30/360              116
   251                                  $1,036                                         $0        No       Actual/360              0
   252                                    $576                                       $576        No       Actual/360              1
   253                                      $0                                         $0        No       Actual/360              0
   254                                      $0                                         $0        No       Actual/360              1
   255                                      $0                                         $0        No       Actual/360              2
   256                                      $0                                         $0        No       Actual/360              0
   257                                  $2,285                                         $0        No       Actual/360              0
   258                                  $1,337                                         $0        No       Actual/360              5
   259                                    $569                                         $0        No       Actual/360              0
   260                                    $346                                       $346        No       Actual/360              1
   261                                      $0                                         $0        No       Actual/360              0
   262                                  $1,701                                     $1,701        No       Actual/360              2
   263                                  $1,896                                     $1,896        No       Actual/360              1
   264                                      $0                                         $0        No       Actual/360              0
   265                                      $0                                         $0        No       Actual/360              2
   266                                      $0                                         $0        No         30/360              131
   267                                      $0                                    $50,000        No       Actual/360              0
   268                                  $8,334                                   $362,992        No       Actual/360              1
   269                                  $1,172                                     $1,172        No       Actual/360              1
   270                                  $1,035                                     $1,035        No       Actual/360              1
   271                                      $0                                         $0        No       Actual/360              1
   272                                      $0                                         $0        No       Actual/360              2
   273                                      $0                                         $0        No         30/360               62

   274                                      $0                                         $0        No       Actual/360              0
   275                                      $0                                         $0        No       Actual/360              0
   276                                      $0                                         $0        No       Actual/360              1
   277                                    $955                                       $955        No       Actual/360              1
   278                                  $1,616                                         $0        No       Actual/360              0
   279                                    $802                                     $1,604        No       Actual/360              2
   280                                    $835                                       $835        No       Actual/360              1
   281                                      $0                                         $0        No       Actual/360              1
   282                                      $0                                         $0        No       Actual/360              4
   283                                      $0                                         $0        No       Actual/360              1
   284                                    $677                                       $677        No       Actual/360              1
   285                                      $0                                         $0        No       Actual/360              1
   286                                      $0                                   $165,000        No       Actual/360              3
   287                                      $0                                         $0        No         30/360               14
   288                                      $0                                         $0        No       Actual/360              1
   289                                    $933                                       $933        No       Actual/360              1
   290                                      $0                                         $0        No       Actual/360              1
   291                                      $0                                         $0        No         30/360                1
   292                                      $0                                         $0        No       Actual/360              0
   293                                      $0                                         $0        No       Actual/360              0
   294                                      $0                                         $0        No       Actual/360              8
   295                                      $0                                         $0        No         30/360                2
   296                                    $806                                         $0        No       Actual/360              1
   297                                  $2,321                                     $2,321        No       Actual/360              2
   298                                  $1,029                                     $1,029        No       Actual/360              1
   299                                      $0                                         $0        No       Actual/360              4
   300                                  $1,041                                         $0        No       Actual/360              0
   301                                  $1,175                                     $1,175        No       Actual/360              1
   302                                      $0                                         $0        No       Actual/360              1
   303                                      $0                                         $0        No       Actual/360              1
   304                                      $0                                         $0        No       Actual/360              1
   305                                    $616                                       $616        No       Actual/360              2
   306                                      $0                                         $0        No       Actual/360              2
   307                                    $542                                         $0        No       Actual/360              2
   308                                    $424                                    $20,424        No       Actual/360              1

   309                                      $0                                         $0        No       Actual/360              2
   310                                      $0                                         $0        No       Actual/360              2
   311                                      $0                                         $0        No       Actual/360              1
   312                                    $525                                       $525        No       Actual/360              2
   313                                      $0                                         $0        No       Actual/360              1
   314                                      $0                                         $0        No       Actual/360              1
   315                                    $584                                         $0        No       Actual/360              0
   316                                      $0                                         $0        No       Actual/360              1
   317                                    $348                                         $0        No       Actual/360              0
   318                                      $0                                         $0        No       Actual/360              0

TOTALS AND WEIGHTED AVERAGES:                                                                                                     6

                             PREPAYMENT CODE(26)
MORTGAGE  ---------------------------------------------------------                  ADMINISTRATIVE  MORTGAGE LOAN
LOAN NO.   LO  DEF  DEF/YM1  YM1  YM2  YM  5%  4%  3%  2%  1%  OPEN  YM FORMULA(27)   COST RATE(28)       NO.
------------------------------------------------------------------------------------------------------------------

           24   89                                                7                           2.075
    1      24   89                                                7                           2.075         1
    2      24   89                                                7                           2.075         2
    3      24   89                                                7                           2.075         3
    4      24   89                                                7                           2.075         4
    5      24   89                                                7                           2.075         5
    6      24   89                                                7                           2.075         6
    7      24   89                                                7                           2.075         7
    8      24   89                                                7                           2.075         8
    9      24   89                                                7                           2.075         9
    10     24   89                                                7                           2.075        10
    11     24   89                                                7                           2.075        11
    12     24   89                                                7                           2.075        12
    13     24   89                                                7                           2.075        13
    14     24   89                                                7                           2.075        14
    15     24   89                                                7                           2.075        15
    16     24   89                                                7                           2.075        16
    17     24   89                                                7                           2.075        17
    18     24   89                                                7                           2.075        18
    19     24   89                                                7                           2.075        19
    20     24   89                                                7                           2.075        20
    21     24   89                                                7                           2.075        21
    22     24   89                                                7                           2.075        22
    23     24   89                                                7                           2.075        23
    24     24   89                                                7                           2.075        24
    25     26    9                                               25                           2.075        25
    26     24   90                                                6                           4.075        26
    27     24   92                                                4                           2.075        27
    28     26   90                                                4                           2.075        28
    29     26   30                                                4                           2.075        29
    30     25   91                                                4                           2.075        30
    31     25   91                                                4                           2.075        31
    32     31   86                                                3                           4.075        32
    33     26   90                                                4                           2.075        33
    34     25   91                                                4                           2.075        34
    35                   35   25                       24  24    12               A           7.075        35
    36     24   92                                                4                           4.075        36
    37     24   92                                                4                           4.075        37
    38     23                 57                                  4               B           2.075        38
    39     26   90                                                4                           2.075        39
    40     25   91                                                4                           2.075        40
    41     25   92                                                3                           2.075        41
    42     25   93                                                2                           7.075        42
           25   93                                                2                           2.075
    43     25   93                                                2                           2.075        43
    44     25   93                                                2                           2.075        44
    45     25   93                                                2                           2.075        45
    46     25   93                                                2                           2.075        46
    47     25   93                                                2                           2.075        47
    48     25   91                                                4                           2.075        48
    49     24   93                                                3                           8.075        49
    50     25   91                                                4                           2.075        50
    51     25   93                                                2                           2.075        51
           30   87                                                3                           2.075
    52     30   87                                                3                           2.075        52
    53     30   87                                                3                           2.075        53
    54     30   87                                                3                           2.075        54
    55     30   87                                                3                           2.075        55
    56     30   87                                                3                           2.075        56
    57     30   87                                                3                           2.075        57
    58     34   82                                                4                           4.075        58
    59     25   91                                                4                           2.075        59
    60     25   91                                                4                           2.075        60
    61     27   89                                                4                           2.075        61
    62     25   93                                                2                           5.075        62
    63     23                 93                                  4               C           2.075        63
    64     24   93                                                3                           2.075        64
    65     27   90                                                3                           2.075        65
    66     24   94                                                2                           2.075        66
    67     24   92                                                4                           4.075        67
    68     25   92                                                3                           4.075        68
    69     23                 95                                  2               D           2.075        69
    70     24   92                                                4                           2.075        70
    71     35                 81                                  4               E           2.075        71
    72     35                 81                                  4               E           2.075        72
    73     26   90                                                4                           7.075        73
    74     48                 68                                  4               F           2.075        74
    75     25   91                                                4                           2.075        75
    76     26   91                                                3                           2.075        76
    77     24   93                                                3                           7.075        77
    78     24   93                                                3                           2.075        78
    79     25   92                                                3                           2.075        79
    80     26   90                                                4                           2.075        80
    81     24   93                                                3                           7.075        81
    82     25   90                                                5                           2.075        82
    83     25   91                                                4                           4.075        83
           26    9       82                                       3                           2.075
    84     26    9       82                                       3               D           2.075        84
    85     26    9       82                                       3               D           2.075        85
    86     26    9       82                                       3               D           2.075        86
    87     26   91                                                3                           2.075        87
    88     25   93                                                2                           2.075        88
    89     25   56                                                3                           2.075        89
    90     25                 93                                  2               F           2.075        90
    91     25   91                                                4                           2.075        91
    92     28   88                                                4                           2.075        92
           24   93                                                3                           2.075
    93     24   93                                                3                           2.075        93
    94     24   93                                                3                           2.075        94
    95     24   93                                                3                           2.075        95
    96     24   93                                                3                           2.075        96
    97     24   93                                                3                           2.075        97
    98     24   93                                                3                           2.075        98
    99     24   93                                                3                           2.075        99
   100     25                 93                                  2               F           2.075       100
   101     24   92                                                4                           4.075       101
   102     24            93                                       3               A           2.075       102
   103     25   91                                                4                           2.075       103
   104     25   92                                                3                           2.075       104
   105     26   92                                                2                           2.075       105
           27   90                                                3                           2.075
   106     27   90                                                3                           2.075       106
   107     27   90                                                3                           2.075       107
   108     26   92                                                2                           2.075       108
   109     25   93                                                2                           2.075       109
   110     24   93                                                3                           2.075       110
   111     24   93                                                3                           2.075       111
   112     25   88                                                7                           2.075       112
   113     26   91                                                3                           2.075       113
   114     36                 21                                  3               D           2.075       114
   115     36   80                                                4                           7.075       115
   116     26   92                                                2                           2.075       116
   117    120                 53                                  7               G          10.075       117
   118    120                 89                                  7               G          10.075       118
   119     29   87                                                4                           2.075       119
   120     25   89                                                6                           2.075       120
   121     25   92                                                3                           2.075       121
   122     25   88                                                7                           2.075       122
   123     28   88                                                4                           4.075       123
   124    120                 89                                  7               G          10.075       124
   125     23                 93                                  4               H           4.075       125
   126     23                 60                       12  12    13               A           2.075       126
   127     27   91                                                2                           5.075       127
   128     27                 89                                  4               I           2.075       128
   129     25   12                                         20     3                           2.075       129
   130    133                  2                                  4               J          10.075       130
   131    109                  2                                  4               J          10.075       131
   132     24   92                                                4                           4.075       132
   133    119                          60                         1               K          10.075       133
   134     27   90                                                3                           7.075       134
   135     25   92                                                3                           2.075       135
   136     26   92                                                2                           2.075       136
   137     26   92                                                2                           2.075       137
   138     36                 80                                  4               L           2.075       138
   139      5                 49                                  6               D           2.075       139
   140     24   93                                                3                           2.075       140
   141     25   91                                                4                           4.075       141
   142     30   86                                                4                           2.075       142
   143     24   93                                                3                           2.075       143
   144     28   88                                                4                           4.075       144
   145     27   90                                                3                           5.075       145
   146     24   93                                                3                           2.075       146
   147    120                 92                                  4               M          10.075       147
   148     25   92                                                3                           2.075       148
   149     25   92                                                3                           2.075       149
   150     24   29                                                7                           7.075       150
   151     35                 82                                  3               A           2.075       151
   152     30   86                                                4                           4.075       152
   153     25   92                                                3                           2.075       153
   154     25   91                                                4                           7.075       154
   155    119                 90                                  7               G          10.075       155
   156    120                 92                                  4               M          10.075       156
   157     25   91                                                4                           2.075       157
   158     24   33                                                3                           2.075       158
   159     27   89                                                4                           2.075       159
   160     24   29                                                7                           7.075       160
   161     25   92                                                3                           7.075       161
   162     28   89                                                3                          12.075       162
   163     25   22                                               13                           2.075       163
   164     28   88                                                4                           4.075       164
   165     25   92                                                3                           2.075       165
   166    120                 89                                  7               G          10.075       166
   167    120                      57                             3               N          10.075       167
   168     25   91                                                4                           4.075       168
   169     25   91                                                4                           2.075       169
   170     25                 34                                 61               O           2.075       170
   171     25   92                                                3                           2.075       171
   172    119                177                                  4               G          10.075       172
   173     27   91                                                2                           2.075       173
   174     25   93                                                2                           2.075       174
   175     24                 35                                 61               P           2.075       175
   176     25   92                                                3                           2.075       176
   177     26   90                                                4                          12.075       177
   178     28   88                                                4                           2.075       178
           25   92                                                3                           2.075
   179     25   92                                                3                           2.075       179
   180     25   92                                                3                           2.075       180
   181     24   93                                                3                           2.075       181
   182    119                 90                                  7               M          10.075       182
   183    119                 90                                  7               M          10.075       183
   184     24   93                                                3                           2.075       184
   185    120                 56                                  4               G          10.075       185
   186     29   87                                                4                           4.075       186
   187     29                 84                                  7               Q           2.075       187
   188     24   93                                                3                          10.075       188
   189     25            91                                       4               R           2.075       189
   190     24   93                                                3                           2.075       190
   191     24   92                                                4                           4.075       191
   192    120                 89                                  7               M          10.075       192
   193     31   82                                                7                           2.075       193
   194    108                104                                  4               G          10.075       194
   195     27   92                                                1                           8.075       195
   196     35                 82                                  3               D           2.075       196
   197     36   80                                                4                           2.075       197
   198     25   91                                                4                           2.075       198
   199     25   91                                                4                           7.075       199
   200     35                 82                                  3               A           2.075       200
   201     24   93                                                3                           2.075       201
   202     24   92                                                4                           4.075       202
   203     24   92                                                4                           4.075       203
   204     35                 22                                  3               D           2.075       204
   205     25   92                                                3                           2.075       205
   206    120                 89                                  7               G          10.075       206
   207    120                 56                                  4               G          10.075       207
   208     24                 93                                  3               D           2.075       208
   209     24   92                                                4                           4.075       209
           35                 82                                  3                           2.075
   210     35                 82                                  3               D           2.075       210
   211     35                 82                                  3               D           2.075       211
   212     35                 82                                  3               D           2.075       212
   213     35                 82                                  3               D           2.075       213
   214     25   88                                                7                           2.075       214
   215     25   92                                                3                           2.075       215
   216     25   91                                                4                           4.075       216
   217    120                176                                  4               G          10.075       217
   218                       296                                  4               G          10.075       218
   219     25   92                                                3                           2.075       219
   220     28   88                                                4                           2.075       220
   221     28   88                                                4                           2.075       221
           23                 94                                  3                           2.075
   222     23                 94                                  3               D           2.075       222
   223     23                 94                                  3               D           2.075       223
   224     23                 94                                  3               D           2.075       224
   225     25   91                                                4                           4.075       225
   226     25   92                                                3                           2.075       226
   227     24   93                                                3                           2.075       227
   228     31   85                                                4                           2.075       228
   229     25   94                                                1                           7.075       229
   230     27   91                                                2                           7.075       230
   231     26   91                                                3                           2.075       231
   232     25   92                                                3                           2.075       232
   233     24   93                                                3                          10.075       233
   234     26   91                                                3                           2.075       234
   235     26   91                                                3                          10.075       235
   236     25   92                                                3                           2.075       236
   237     24   93                                                3                           2.075       237
   238     25   92                                                3                           8.075       238
   239     35                 82                                  3               D           2.075       239
   240     25   92                                                3                           2.075       240
   241     25   93                                                2                           9.075       241
   242     27   90                                                3                           2.075       242
   243     26   91                                                3                           2.075       243
   244     35                 82                                  3               F           2.075       244
   245     25   92                                                3                           2.075       245
   246     35                 82                                  3               D           2.075       246
   247    120                 57                                  3               J          10.075       247
   248     24   93                                                3                           2.075       248
   249     26   91                                                3                           2.075       249
   250    120                116                                  4               G          10.075       250
   251     24   93                                                3                           2.075       251
   252     25   92                                                3                          14.575       252
   253     24   93                                                3                           7.075       253
   254     25   92                                                3                          12.075       254
   255     26   91                                                3                           2.075       255
   256     24   93                                                3                           2.075       256
   257     24   93                                                3                           2.075       257
   258     29   88                                                3                           2.075       258
   259     24   92                                                4                           2.075       259
   260     23                 94                                  3               D           2.075       260
   261     24   93                                                3                           7.075       261
   262     26   91                                                3                           2.075       262
   263     25   92                                                3                           2.075       263
   264     24   93                                                3                           7.075       264
   265     26   91                                                3                          10.075       265
   266    120                176                                  4               G          10.075       266
   267     24   92                                                4                           4.075       267
   268     25   91                                                4                           4.075       268
   269     25   91                                                4                           4.075       269
   270     25   92                                                3                           8.075       270
   271     25   92                                                3                           2.075       271
   272     59                 21                                  4               H           4.075       272
   273    119                 57                                  4               M          10.075       273
           24   93                                                3                           2.075
   274     24   93                                                3                           2.075       274
   275     24   93                                                3                           2.075       275
   276     25   92                                                3                           2.075       276
   277     25   92                                                3                           2.075       277
   278     24   93                                                3                           2.075       278
   279     26   90                                                4                           4.075       279
   280     25   92                                                3                           7.075       280
   281     25   92                                                3                           2.075       281
   282     28   89                                                3                           2.075       282
   283     25   92                                                3                           8.075       283
   284     35                 82                                  3               D           2.075       284
   285     25   92                                                3                           2.075       285
   286     27   89                                                4                           4.075       286
   287    167                      22                             3               S          10.075       287
   288     25   92                                                3                           2.075       288
   289     25   92                                                3                           8.075       289
   290     25   92                                                3                           2.075       290
   291     25   91                                                4                           2.075       291
   292     24   93                                                3                           2.075       292
   293     24   92                                                4                           4.075       293
   294     32   85                                                3                           2.075       294
   295     26   90                                                4                           2.075       295
   296     25   92                                                3                          12.075       296
   297     26   91                                                3                           7.075       297
   298     25   92                                                3                          10.075       298
   299     28   89                                                3                           2.075       299
   300     35                 82                                  3               D           2.075       300
   301     25   91                                                4                           4.075       301
   302     25   92                                                3                          12.075       302
   303     25   92                                                3                           8.075       303
   304     25   92                                                3                           2.075       304
   305     26   91                                                3                           2.075       305
   306     22                 36                                  2               H           4.075       306
   307     26                 54                                  4               T           2.075       307
   308     25   92                                                3                           2.075       308
           26   91                                                3                           8.075
   309     26   91                                                3                           8.075       309
   310     26   91                                                3                           8.075       310
   311     25   92                                                3                          10.075       311
   312     26   91                                                3                           2.075       312
   313     25   92                                                3                           2.075       313
   314     23                 34                                  3               D           2.075       314
   315     24   93                                                3                           2.075       315
   316     25   92                                                3                          12.075       316
   317     24   93                                                3                           2.075       317
   318     24   93                                                3                           2.075       318

TOTALS AND WEIGHTED AVERAGES:

FOOTNOTES TO APPENDIX II

1    "LaSalle", "MSMC", "Prudential, "SunTrust" and MassMutual" denote LaSalle
     Bank National Association, Morgan Stanley Mortgage Capital Inc., Prudential
     Mortgage Capital Funding LLC, SunTrust Bank and Massachusetts Mutual Life
     Insurance Company, respectively.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
     Mortgage Loan Nos. 1-24, 43-47, 52-57, 84-86, 93-99, 106-107, 179-180,
     210-213, 222-224, 274-275, 309-310 (RREEF Industrial Portfolio, Welsh
     Portfolio II, Prium Portfolio, Wichita Falls Portfolio, Danube Portfolio,
     The Ridge at Taylor Station & Heatherwood Terrace, Oklahoma Self Storage
     Portfolio, Tarbell Apartment Portfolio, Little Rock Retail Portfolio,
     Strauss Portfolio and Tennessee Self Storage Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus
     Supplement as to such mortgage loans, a portion of the aggregate Cut-off
     Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or Underwritten Cash Flows. Certain of the loans in this pool may be supported by collateral interests and/or cash flow from multiple properties but were underwritten as
     single-loan/single-property loans and are represented as such for purposes of the statistical information set forth in this Prospectus Supplement. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 36-37, 71-72, 110-111, 182-183,
     220-221 (New Horizon Apartments and Kimball Cabana Apartments, Follini
     Portfolio, Longs Portfolio, Chimney Ridge - Phase I and Chimney Ridge -
     Phase II and NJ Office Portfolio, respectively). The following loan pool represents cross-defaulted mortgage loans secured by the same property and is designated by identical asterisk coding: Mortgage Loan Nos. 130-131
     (Club at Vero - I and Club at Vero - II). For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property, cross-collateralized/single property loan pools and cross-collateralized/multiple property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Post IO Period NCF DSCR, Cut-off
     Date LTV, Balloon LTV, Cut-off Date LTV Without Tax Credits, Balloon
     Cut-off Date LTV Without Tax Credits and Cut-off Date Balance per Unit or
     SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan Nos. 1-24, RREEF Industrial Portfolio, the
     loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) the allocated loan amount of the individual property to be released plus the allocated loan amount(s) of all individual properties previously released does not exceed $125,000,000, (iii) after giving effect to the release(s), the DSCR for the remaining properties is not less than the greater of (a) the DSCR on November 17, 2006 and (b) the DSCR immediately prior to the release,
     (iv) after giving effect to the release, the LTV is not greater than the lesser of (a) the LTV on November 17, 2006 and (b) the LTV immediately prior to the subject release, (v) the borrower must defease an amount equal to 115% of the amount allocated for the released property(s) and (vi) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release(s).

     With respect to Mortgage Loan Nos. 36-37, New Horizon Apartments and
     Kimball Cabana Apartments, pursuant to a cross-collateralization agreement between the borrowers, either of the subject properties may be released from the cross-collateralization agreement upon written request from a borrower with the consent of the mortgagee, which consent shall be given or withheld at mortgagee's reasonable discretion. In considering whether to agree to sever the cross-collateralization, the mortgagee may consider whether the following conditions have been satisfied: (i) no event of default or event which, with the passage of time of the giving of notice or both, would constitute an event of default shall have occurred and be continuing; (ii) after giving effect to the release of a property, the remaining property shall have a DSCR of not less than 1.25x for the six month period ending on the date the property is actually released from the cross-collateralization agreement; and (iii) after giving effect to the release of the property, the annualized gross receipts received from tenants at the remaining property divided by the gross potential rent for such property shall be in excess of 85%.

     With respect to Mortgage Loan No. 40, Meridian Plaza, the loan allows the borrower to choose the release of one of three parcels of land through partial defeasance, subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower pays 100% of the loan amount allocated to the released parcel, (ii) the DSCR with respect to the remaining parcels is not less than 1.35x and (iii) the LTV with respect to the remaining parcels is not greater than 70%.

     With respect to Mortgage Loan Nos. 43-47, Welsh Portfolio II, after the lockout period and on two occasions prior to December 5, 2015, the borrower may obtain the release of an individual mortgaged property through partial defeasance or partial prepayment, provided that, among other conditions,
     (i) the borrower deposits defeasance collateral or prepays the mortgage loan in an amount equal to the greater of (x) 110% of the allocated loan amount of the individual property being released and (y) an amount such that after giving effect to such partial defeasance or partial prepayment, the DSCR with respect to the remaining properties is not less than 1.40x and the LTV with respect to the remaining properties is not greater than
     70% based on an MAI appraisal acceptable to the lender; (ii) the lender has received confirmation from each rating agency then rating the certificates that such release will not result in the qualification, downgrade or withdrawal of the ratings of any rating in effect on the certificates; and
     (iii) with respect to a partial prepayment, the borrower is required to pay the applicable prepayment premium on the principal amount of the mortgage loan so prepaid.

     With respect to Mortgage Loan Nos. 52-57, Prium Portfolio, the loan allows the release of two (2) of six (6) parcels subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall be continuing at the time of the release, (ii) the defeasance collateral shall be in an amount sufficient to pay all principal and interest payments (including balloon payment) on an assumed loan amount equal to 120% of the outstanding balance of the allocated loan amount for the release property, (iii) after giving effect to the release, the LTV is not greater than the lesser of (a) the LTV on May 26, 2006, and (b) the LTV immediately prior to the release, (iv) after giving effect to the release, the DSCR is not less than the DSCR (a) on May 26, 2006 and (b) as of the date immediately prior to the release and (v) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release(s).

                                      II-1

     With respect to Mortgage Loan No. 59, Newhope Street, the property consists of five buildings on five separate legal parcels. After the lockout period, the borrower is permitted to obtain releases of up to two parcels provided, among other conditions, (i) the borrower deposits defeasance collateral equal to 120% of the allocated loan amount of the released property, (ii)
     the DSCR is no less than the greater of 1.20x and the DSCR prior to the partial release, and (iii) the LTV is no greater than the lesser of 75% and the LTV prior to the partial release.

     With respect to Mortgage Loan Nos. 71-72, Longs Portfolio - San Gabriel
     Gateway and Longs Portfolio - Longs Drug Center, from and after the fourth loan year, the loan allows the release of an individual property from the lien of the loan documents provided that, among other conditions, (i) the borrower pays a release price of 115% of the outstanding principal balance of the loan secured by the released property along with a yield maintenance premium, (ii) the DSCR for the remaining property is equal to or greater than 1.20x for the Longs Drug Center property and 1.15x for the San Gabriel
     Gateway property, and (iii) the LTV of the remaining property is equal to or less than the lesser of 64% and the LTV immediately preceding the release.

     In addition, after November 1, 2007, the two loans may be released from the cross-collateralization provisions provided that, among other conditions,
     (i) the LTV and DSCR tests above are satisfied for each of the properties,
     (ii) the uncrossing occurs contemporaneously with the sale of the assumed property, and (iii) the borrower pays a price of 15% of the outstanding principal balance of the loan being assumed, which may be applied to the note of the remaining property in an allocation that lender elects at its sole discretion, including (x) all accrued and unpaid interest an all other sums under the assumed note, (y) an amount equal to the yield maintenance premium in connection with a partial prepayment of the remaining note, and
     (z) the unpaid principal balance of the remaining note.

     With respect to Mortgage Loan Nos. 84-86, Wichita Falls Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing at the time of the release,
     (ii) the defeasance collateral shall be in an amount sufficient to pay all principal and interest payments (including balloon payment) on an assumed loan amount equal to 115% of the outstanding balance of the allocated loan amount for the release property, (iii) after giving effect to the release, the LTV for the non-released property shall not exceed the lesser of (a)
     the LTV on September 28, 2006 and (b) the LTV immediately preceding the release, (iv) after giving effect to the release, the DSCR shall be equal to or greater than the greater of (a) a DSCR of 1.20x or (b) the DSCR as of the date immediately preceding the release, (v) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

     With respect to Mortgage Loan Nos. 93-99, Danube Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall exist at the time of the written request for release or at the time of the release, (ii) the defeasance collateral shall be in an amount sufficient to pay all principal and interest payments (including balloon payment) on an assumed loan amount equal to 125% of the outstanding balance of the allocated loan amount for the release property, (iii) after giving effect to the release, the LTV for the non-released property shall not exceed an amount equal to 80%, (iv) after giving effect to the release, the
     DSCR shall be equal to the greater of (a) 1.25x or (b) the actual DSCR as of the date immediately preceding the release, and (v) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

     With respect to Mortgage Loan Nos. 110-111, Follini Portfolio, the two
     loans' cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing,
     (ii) the uncrossing occurs contemporaneously with the sale of assumed property (iii) borrower deposits cash collateral in an amount equal to 25%
     of the outstanding principal balance of the loan being assumed, (iv) the
     LTV for the released property and non-released property on an individual basis shall be equal to or less than 80%, (v) the DSCR for each of the released property and the non-released property is not less than the greater of (a) the DSCR on November 7, 2006 and (b) the actual DSCR as of the date immediately preceding the assumption, and (vi) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

     With respect to Mortgage Loan Nos. 179-180, Oklahoma Self Storage
     Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall be continuing at the time of the release, (ii) the defeasance collateral shall be in an amount sufficient to pay all principal and interest payments (including balloon payment) on an assumed loan amount equal to 125% of the outstanding balance of the allocated loan amount for the release property, (iii) after giving effect to the release, the LTV for the non-released property is not greater than the lesser of (a) the LTV on October 30, 2006 and (b) the LTV immediately preceding the release, (iv) after giving effect to the release, the DSCR is not less than the DSCR (a) on October 30, 2006 and (b) as of the date immediately preceding the release, and (v) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

     With respect to Mortgage Loan Nos. 274-275, Strauss Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall exist at the time of the written request for release or at the time of the release, (ii) the defeasance collateral shall be in an amount sufficient to pay all principal and interest payments (including balloon payment) on an assumed loan amount equal to 125% of the outstanding balance of the allocated loan amount for the release property, (iii) after giving effect to the release, the LTV for the non-released property shall not exceed an amount equal to 80%, (iv) after giving effect to the release, the actual DSCR shall be equal to the greater of (a) 1.25x or (b) the actual DSCR as of the date immediately preceding the release, and (v) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

                                      II-2

     With respect to Mortgage Loan Nos. 1-24, RREEF Industrial Portfolio, the
     loan allows the substitution of a portion of the collateral up to a maximum of six (6) properties every twelve months and subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower pays a fee in the amount of 0.10% of the allocated loan amount of the substituted property(s), (ii) the allocated loan amount of the individual property to be substituted plus the allocated loan amount(s) of all individual properties previously substituted does not exceed $125,000,000,
     (iii) after giving effect to the substitution(s), the DSCR for the remaining properties (including the substitute property(s), but excluding the property that is substituted) is not less than the greater of (a) the
     DSCR on November 17, 2006 or (b) the DSCR immediately prior to the substitution (including the substitute property(s) but excluding the property that is substituted), (iv) after giving effect to the substitution, the LTV is not greater than the lesser of (a) the LTV on
     November 17, 2006 and (b) the LTV immediately prior to the subject substitution, (v) if the allocated loan amount of the substituted property plus the allocated loan amount(s) of all substituted properties previously released exceeds $62,500,000, the borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution(s) and (vi) the underwritten cash flow for the substitute property(s) does not show a downward trend over three consecutive years prior to substitution(s).

     With respect to Mortgage Loan Nos. 43-47, Welsh Portfolio II, the borrower is entitled, up to two times, at any time after the expiration of the lock-out period through and including December 5, 2015, to release one or more of the mortgaged properties (a "Release Property") and substitute another property (the "Substitute Property") subject to the satisfaction of certain conditions, including (i) the applicable allocated loan amount of such individual property when added to the allocated loan amounts of all properties released prior to or simultaneously with such individual property is no greater than 50% of the original principal amount of the mortgage loan during the term of the mortgage loan; (ii) the Substitute
     Property may be a stabilized multifamily, office or industrial property, in a location and of a quality that would not result in a qualification, downgrade or withdrawal of the ratings issued or to be issued by the rating agencies with respect to any certificates; (iii) after giving effect to the substitution, the DSCR with respect to all of the mortgaged properties is not less than the underwritten DSCR at the origination date and the DSCR of the Substitute Property is not less than the greater of (x) 1.35x and (y)
     the DSCR, at the time of substitution, of the Release Property; ( iv) after giving effect to the substitution, the DSCR for the Substitute Property is not less than the greater of 1.35x or the DSCR of the Release Property at the time of the substitution, as calculated by the lender; and (v) the lender must have received written confirmation from the Rating Agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the rating then in effect for the certificates.

     With respect to Mortgage Loan Nos. 52-57, Prium Portfolio, the loan allows the substitution of two (2) of the six (6) parcels of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default shall be continuing at the time of the substitution, (ii) the substitute property (a) is of equal or greater fair market value to the release property and (b) generates equal or greater net operating income than the release property, (iii) after giving effect to the substitution, the LTV is not greater than the lesser of (a) the LTV on
     May 26, 2006 and (b) the LTV immediately preceding the substitution, (iv)
     after giving effect to the substitution, the DSCR is not less than the DSCR
     (a) on May 26, 2006 and (b) as of the date immediately preceding the substitution, (v) there has been no downward trend in net operating income for the substituted property during the three years immediately preceding the substitution, and (vi) the borrower pays a fee in the amount of 1.0% of the allocated loan amount of the substituted property.

3    The Cut-off Date is December 1, 2006 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in December 2006 were due on December 1, 2006, not the actual day on which such scheduled payments were due.

     With respect to Mortgage Loan No. 147, Sterling Point Apartments, the
     Cut-Off Date Balance reflects a partial paydown of $23,139.20 occurred after the September 2005 payment date.

     With respect to Mortgage Loan No. 25, Natick Mall, the $225,000,000 loan represents the senior financing interest in an A/B/C note loan structure which totals $350,000,000. The B Note and C Note have outstanding principal balances as of the Cut-off Date of $60,000,000 and $65,000,000
     respectively, which are not included in the trust. The aggregate LTV of the mortgage loan, the B Note and the C Note is 70% and the aggregate underwritten DSCR based on the debt of the mortgage loan, the B Note and the C Note is 1.20x.

     With respect to Mortgage Loan No. 105, Harbor Pointe, $8,985,146 loan represents the senior financing interest in an A/B note loan structure which totals $9,536,485. The B Note has an outstanding principal balance as of the Cut-off Date of $578,339 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 82.7% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the
     B Note is 1.18x.

     With respect to Mortgage Loan No. 108, Creekwood Landing, $8,925,279 loan represents the senior financing interest in an A/B note loan structure which totals $9,495,120. The B Note has an outstanding principal balance as of the Cut-off Date of $569,841 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 83.3% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the
     B Note is 1.15x.

     With respect to Mortgage Loan No. 115, North Oaks Apartments, the Mortgaged
     Property secures two municipal bonds with an aggregate principal balance of
     $10,480,000 held by an affiliate of the borrower Both bonds are fully subordinated to the mortgage loan included in the trust and are subject to a full standstill during the duration of the loan.

                                      II-3

     With respect to Mortgage Loan No. 116, Colony Oaks by the Bay Apartments,
     $7,707,259 loan represents the senior financing interest in an A/B note loan structure which totals $8,205,620. The B Note has an outstanding principal balance as of the Cut-off Date of $498,361 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 82.3%
     and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.15x.

     With respect to Mortgage Loan No. 117, Congress Park Apartments, the
     borrower has two promissory notes of $288,000 and $64,500 of additional secured subordinate financing provided by the Palm Beach County, a political subdivision of the State of Florida. The Palm Beach County has
     entered into a subordination agreement with the lender which confirms that its mortgage is subordinate to the first mortgage. During the term of the first mortgage, interest accrues and is payable from available cash flow.

     With respect to Mortgage Loan No. 158, Arizona Commons II, the $5,600,000
     loan represents the senior financing interest in an A/B note loan structure which totals $5,950,000. The B Note has an outstanding principal balance as of the Cut-off Date of $350,000 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 85.0% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the
     B Note is 1.10x.

     With respect to Mortgage Loan No. 162, Stoneybrook Apartments, the borrower has $550,000 of additional secured subordinate financing provided by the
     Redevelopment Agency of the City of Fairfield. The Redevelopment Agency of
     the City of Fairfield has entered into a subordination agreement with the lender which confirms that its mortgage is subordinate to the first mortgage. The borrower is only required to make monthly payments to the
     Redevelopment Agency of the City of Fairfield commencing on August 1, 2011.

     With respect to Mortgage Loan No. 166, Ospreys Landing Apartments, the
     borrower has $176,000 second mortgage loan provided by the Florida Housing
     Finance Agency. Under the term of this second mortgage, payments of interest only at a rate of 3% per annum are payable each June 22 and the entire principal balance is due at maturity on November 22, 2014.

     With respect to Mortgage Loan No. 176, Leisure Village MHC, the $4,795,533
     loan represents the senior financing interest in an A/B note loan structure which totals $5,095,464. The B Note has an outstanding principal balance as of the Cut-off Date of $299,931 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 79.6% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the
     B Note is 1.25x.

     With respect to Mortgage Loan No. 197, Jones Road Shopping Center, the
     $4,125,107 loan represents the senior financing interest in an A/B note loan structure which totals $5,533,078. The B Note has an outstanding balance of $1,407,971 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 73.0% and the aggregate underwritten
     DSCR based on the debt of the mortgage loan and the B Note is 1.33x.

     With respect to Mortgage Loan No. 297, Huntingdon Plaza Shopping Center,
     the $1,557,407 loan represents the senior financing interest in an A/B note loan structure which totals $1,657,397. The B Note has an outstanding principal balance as of the Cut-off Date of $99,990 and is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 80.5%
     and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.08x.

     With respect to Mortgage Loan No. 30, Gateway Center IV, the equity owners of the borrower have obtained mezzanine financing in the amount of
     $7,550,000 from LaSalle. An intercreditor agreement is in effect between
     LaSalle as the lender and LaSalle as the mezzanine loan lender.

     With respect to Mortgage Loan No. 31, Gateway Office Building, the borrower has additional mezzanine financing of $2,200,000.

     With respect to Mortgage Loan No. 105, Harbor Pointe, the equity owners of the borrower have obtained mezzanine financing in the amount of $834,500.
     An intercreditor agreement is in effect between lender and the mezzanine loan lender.

     With respect to Mortgage Loan No. 108, Creekwood Landing, the equity owners of the borrower have obtained mezzanine financing in the amount of
     $750,000. An intercreditor agreement is in effect between lender and the mezzanine loan lender.

     With respect to Mortgage Loan No. 116, Colony Oaks By the Bay Apartments,
     the equity owners of the borrower have obtained mezzanine financing in the amount of $754,500. An intercreditor agreement is in effect between lender and the mezzanine loan lender.

     With respect to Mortgage Loan No. 25, Natick Mall, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%
     and (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 27, Westin O'Hare, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) no event of default has occurred and is continuing, (ii) the DSCR immediately following the closing of any such mezzanine loan is no less than 1.46x, (iii) the LTV immediately following the closing of any such mezzanine loan is not less than 77.1%, (iv) the proceeds of any such mezzanine loan(s) shall be used solely to pay for capital expenditures incurred by the Westin O'Hare Borrower and/or the operating tenant of the Westin O'Hare Property with respect to alterations, improvements and expansion of the Westin O'Hare Property and (v) the aggregate principal amount of all the mezzanine loans shall not exceed the sum of all such capital expenditures.

     With respect to Mortgage Loan No. 28, 75 Park Place, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 70%
     and (ii) receipt of no downgrade letters from the rating agencies.

                                      II-4

     With respect to Mortgage Loan No. 30, Gateway Center IV, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) no event of default exists, (ii)
     the combined LTV is not greater than 90%, (iii) the combined DSCR is not less than 0.94x and the combined DSCR based on an annual loan constant of
     10.09% of no less than 0.70x and (iv) receipt of a no downgrade letter from the rating agencies.

     With respect to Mortgage Loan No. 35, Broadway Office, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) no event of default has occurred, (ii)
     the combined LTV is not greater than 85% and (iii) the combined DSCR is not less than 1.07x.

     With respect to Mortgage Loan No. 38, Scott Foresman Building, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) no event of default shall exist,
     (ii) the combined LTV is not greater than 75% and (iii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 40, Meridian Plaza, the borrower has the right in the future to obtain mezzanine financing on the property provided that that, among other conditions, (i) the combined LTV is not greater than
     80%, (ii) the combined DSCR is not less than 1.10x. and (iii) the mezzanine loan maturity date shall be on or after the maturity date of the senior loan.

     With respect to Mortgage Loan No. 41, Riverwood Corporate Center, the
     borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 90%, (ii) the combined DSCR is not less than 1.05x and (iii)
     the mezzanine loan maturity date shall be on or after the maturity date of the senior loan

     With respect to Mortgage Loan No. 42, Columbus Park Apartments, the
     borrower has the right in the future to obtain mezzanine financing up to a maximum amount of $1,500,000 provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.05x and (iii) the mezzanine lender enters into an intercreditor agreement with the lender that is acceptable to the rating agencies.

     With respect to Mortgage Loan No. 50, Carwood Center, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%
     and (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 60, Constitution Place, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 75%, (ii) the combined DSCR is not less than 1.25x and (iii) receipt of written confirmation from the rating agencies to the effect that the incurrence of such debt will not result in a withdrawal, qualification or downgrade of the ratings then in effect for the certificates.

     With respect to Mortgage Loan No. 102, Walnut Hills Plaza, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) no event of default has occurred, (ii) the combined LTV is not greater than 85% and (iii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 109, Hampton Inn - Plano, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 75% and (ii) the lender has received written confirmation from the rating agencies to the effect that the incurrence of such debt will not result in a withdrawal, qualification or downgrade of the ratings then in effect for the certificates.

     With respect to Mortgage Loan No. 114, Lincoln Park West, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85%, (ii) the combined DSCR is not less than 1.10x and (iii) the mezzanine loan maturity date shall be on or after the maturity date of the senior loan.

     With respect to Mortgage Loan No. 115, North Oaks Apartments, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 138, Mt. Vernon Retail Center, the
     borrower has the right in the future to obtain mezzanine financing on the property after the first two years of the loan term provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 150, Willow Trace Apartments, the
     borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) no event of default shall have occurred and be continuing (ii) the combined LTV shall not exceed 85% of the full value of the property, (iii) the combined DSCR is not less than 1.10x, (iv) the amount of the mezzanine loan shall not exceed
     70% of the value of the membership interests pledged as security for the mezzanine loan and (v) the mezzanine loan maturity date shall be on or after the maturity date of the senior loan.

     With respect to Mortgage Loan No. 151, San Marcos Self Storage, the
     borrower has the right in the future to obtain mezzanine financing on the property provided that, among conditions, (i) no event of default has occurred and is continuing, (ii) the combined LTV is not greater than 80%
     and (iii) the combined DSCR is not less than 1.20x.

                                      II-5

     With respect to Mortgage Loan No. 163, Comfort Inn - Medford, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 75% and (ii) the combined DSCR is not less than 1.15x.

     With respect to Mortgage Loan No. 177, Camillus Plaza, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%
     and (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 187, Wingate Inn - Norcross, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.40x.

     With respect to Mortgage Loan No. 200, Canon Perdido Office, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) no event of default has occurred and is continuing, (ii) the combined LTV is not greater than 80% and (iii)
     the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 252, FedEx - Macon, GA, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.20x.

4    The indicated NOI DSCR, NCF DSCR, Post IO Period DSCR, Cut-Off Date LTV,
     Balloon LTV, Cut-off Date LTV Without Tax Credits and Balloon LTV Without
     Tax Credits reflect current scheduled payments as of the Cut-off Date for all Mortgage Loans.

     Cut-Off Date LTV Without Tax Credits and Balloon LTV Without Tax Credits
     with respect to Mortgage Loans sold to the trust by Massachusetts Mutual
     Life Insurance Company assume the Current Value of the related Mortgaged
     Property excluding the remaining value of the outstanding tax credits.

5    With respect to Mortgage Loan Nos. 43-47, Welsh Portfolio II, the Rivers
     Avenue Office property consists of 158,583 square feet, however, 2,769 square feet of that total has been deemed to be "dead space". Therefore
     "Units/SF" and "Cut-Off Date Balance per Unit/SF" are based on 155,814 square feet.

     With respect to Mortgage Loan No. 60, Constitution Place, the collateral consists of 196,539 square feet however, 2,500 square feet of that total square footage has been deemed to be "dead space". Therefore "Units/SF" and
     Cut-Off Date Balance per Unit/SF" are based on 194,039 square feet.

     The borrower has the right to cause the existing improvements to be expanded by not more than 9,000 square feet (the "Construction") so long as: (i) Construction occurs in the "Approved Construction Area" as specified in the related mortgage loan documents; (ii) the borrower delivers to the lender all plans and specifications of such Construction on or before sixty (60) days prior to commencement of the construction; (iii)
     the borrower is not permitted to obtain or incur any debt, whether secured or unsecured, to finance the cost of the Construction; and (iv) the borrower must complete the construction within one (1) year following commencement of the Construction.

     With respect to Mortgage Loan No. 173, FedEx Ground, the borrower may construct (or permit tenant to construct) up to 18,144 square feet of expansion space (the "Expansion") provided: (i) the mortgage loan will be fully recourse to the sponsor during the construction period; (ii) the
     Expansion does not impede access or conflict with local zoning laws; (iii)
     there is no abatement to tenant's current lease; (iv) the borrower may not incur any additional debt in connection with such Expansion nor may any portion of the mortgaged property or any indirect or direct ownership interest in the borrower be used to secure any related financing; and (v)
     the Expansion is performed in accordance with the terms of the tenant's lease. Further details of such construction are outlined in the loan documents.

6    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll, operating statement, lease or occupancy report provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

7    With respect to Mortgage Loan Nos. 36-37. New Horizon Apartments and
     Kimball Cabana Apartments, the ground leases applicable to both loans are structures for "pilot" (payment in lieu of taxes) programs to promote development of multifamily residential housing for low to moderate income families that are administered through tax abatement programs. In each case the Health, Educational and Housing Facility Board of the City of Memphis,
     Tennessee ("Issuer") has taken over the fee simple ownership of the subject property and the ground lease payments made by the borrower are made in lieu of property tax payments. The Issuer has the obligation to convey the subject property back to the lessee upon the occurrence of an event of default under ground lease or the expiration of the term thereof. As such, the loan is disclosed as a fee loan. Although subject to earlier termination, the term of the ground lease ends December 31, 2014 with respect to New Horizon Apartments and April 19, 2015 with respect to
     Kimball Cabana Apartments.

     With respect to Mortgage Loan No. 189, Holiday Inn Express Springfield, a
     majority of the property is subject to a ground lease. However, the ground lessor, an affiliate of the borrower, has encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

                                      II-6

8    With respect to Mortgage Loan No. 197, Jones Road Shopping Center, the
     mortgage loan was originated on November 16, 2005; however, on December 7,
     2006, the loan was modified into an A/B note structure. As a result, First
     Payment Date, First Payment Date (IO), Original Term to Maturity, Remaining
     Term to Maturity, Original Amort. Term, Remaining Amort. Term, Seasoning
     and Prepayment Code are based off the terms as stated in the December 7,
     2006 note.

9    With respect to Mortgage Loan No. 59, Newhope Street, the borrower will make interest-only payments for the 1st year of the loan term. For the second through ninth years of the loan term, the borrower will make principal and interest payments, The borrower will then make interest-only payments for the tenth year of the loan term. As such, the NCF DSCR reflects the DSCR during the first interest-only period and the Post IO
     Period NCF DSCR reflects the DSCR based on principal and interest payments.

     With respect to Mortgage Loan No. 237, Michaels Duluth, the borrower will make principal and interest payments for the first nine years of the loan term and will make interest-only payments for the tenth year of the loan term. As such, the NCF DSCR reflects the current DSCR calculated based on principal and interest payments.

10   The "Grace Period" shown is grace period to charge late interest.

11   The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

12   The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. In connection with the
     Mortgage Loans sold to the trust by Massachusetts Mutual Life Insurance
     Company, the seller arrived at the valuations of the Mortgaged Properties by applying a capitalization rate chosen from a range set forth in third party market studies to underwritten net operating income and adding in the remaining value of the outstanding tax credits. The "Source of Value"
     column indicates whether the valuation is determined from an appraisal or a third party market study.

     With respect to Mortgage Loan No. 34, Marriott Courtyard-Capitol Hill/Navy
     Yard, the appraised value is based on the stabilization of the subject property. A $2,500,000 reserve is in place until on and after April 1, 2007 through October 1, 2008, (i) the actual DSCR is equal to 1.30x, and (ii)
     the DSCR on an 11.33% constant is at least 1.00x. The "as-is" value is
     $60,000,000 as of July 26, 2006.

     With respect to Mortgage Loan No. 90, 600 Health Park, the Appraised Value
     and LTV are based on the "Stabilized" value of $12,300,000 as of August 1,
     2006. The "Stabilized" value analysis was conducted on April 27, 2006, and assumes the ground rent under the ground lease has been paid in full as of
     August 1, 2006, and construction has been completed as of August 1, 2006.
     Both of these conditions have been met.

     With respect to Mortgage Loan No. 100, Holiday Inn Select Appleton, the
     Appraised Value and LTV are based on the "Stabilized" value of $13,675,000 as of September 1, 2008. The "Stabilized" value assumes the completion of the PIP Plan. At origination, the lender collected $1,150,000 to cover the costs of the PIP Plan. The "As-Is" value is $9,720,000 as of September 1,
     2006.

     With respect to Mortgage Loan No. 174, Continental Ranch Shopping Center,
     the Appraised Value and LTV are based on the "Stabilized" value of
     $6,960,000 as of August 5, 2006. At origination, the lender collected
     $37,500 to fund the Pizza Hut Holdback Reserve, and the mortgage loan is full recourse to the sponsor until all tenants are in physical occupancy and have commenced paying rent.

     With respect to Mortgage Loan No. 154, Bedrosian Palm Desert, the Appraised
     Value and LTV are based on the "Stabilized" value of $7,250,000 as of
     December 1, 2006. The "Stabilized" value is contingent upon occupancy by the future tenant, Paragon Industries d/b/a Bedrosian Tile Company. The tenant, a borrower affiliate, has executed a lease for the space, and the mortgage loan is full recourse to the sponsor until the tenant takes occupancy and commences rental payments. The "As-Is" value is $6,820,000 as of October 13, 2006.

     With respect to Mortgage Loan No. 282, Memorial Self Storage, the Appraised
     Value and LTV are based on the "Stabilized" value of $3,565,000 as of July
     1, 2006. The "Stabilized" value assumes Building I will be completed in a good workmanlike manner, consistent with the other buildings in the complex. The "As-Is" value is $3,425,000 as of June 1, 2006.

13   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

14   For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

                                      II-7

     With respect to Mortgage Loan No. 244, Varsity Drive Industrial, Borrower
     must make a reasonable determination that any change in the property tax assessment of the property and/or the improvements resulting from a proposed sale will not lower the debt service coverage below 1.30x.

15   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

16   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

17   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

18   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

19   "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

20   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21   "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of November
     2006.

22   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

23   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

24   "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of November 2006

25   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

26   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM2" represents the greater of yield maintenance and 2.0%. "YM1" represents the greater of yield maintenance and
     1.0%. "YM" represents yield maintenance. "5.0%", "4.0", "3.0%", "2.0%" and
     "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies

27   Mortgage Loans with associated yield maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 20 different yield maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A" to "T". Exceptions to formulas are shown below. Descriptions of these yield maintenance formulas are listed beginning on page II-10.
     Numerical references and sections refer back to the original loan documents.

28   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-8

29   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                             Escrowed Holdback or
Mtg.                                       Escrow or LOC       Letter of Credit     Outside Date   Prepayment Premium
Loan No.          Property Name         Release Conditions      Initial Amount      for Release        Provisions
---------------------------------------------------------------------------------------------------------------------

34         Marriott Courtyard-Capitol            1                $2,500,000         10/01/2008        Defeasance
           Hill/Navy Yard

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.   If, by October 1, 2008, the property cash flow does not support a stabilized DSCR of 1.30x and DSCR on an 11.33% constant of 1.10x, the funds will be released to the borrower, who will then be required to defease a portion of the loan in an amount equal to the released funds.

                                      II-9

YIELD MAINTENANCE FORMULAS

A.   The Prepayment Consideration shall equal the greater of (A) 1.0x of the outstanding principal balance of the loan on the date of prepayment or (B)
     the Yield Maintenance Amount.

     "Yield Maintenance Amount" means an amount never less than zero equal to the present value of a series of "Monthly Amounts", assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the U.S. Securities Rate.

     "Monthly Amount" shall mean the following:

     A.   the interest rate on the mortgage loan, minus

     B.   as of the prepayment date, the yield ("U.S. Securities Rate"), as published by the federal reserve system in its "Statistical Release H.
          15(519), Selected Interest Rates" under the caption "U.S. Government
          Securities/Treasury Constant Maturities", for a U.S. Government
          Security with a term equal to that remaining on the note on the prepayment date (which term may be obtained by interpolating between the yields published for specific whole years), divided by twelve (12)
          and the quotient thereof then multiplied by

     C.   the amount prepaid on the prepayment date.

     All percentages will be rounded to the nearest one hundredth percent and dollar amounts will be rounded to the nearest whole dollar.

     With respect to Mortgage Loan No. 35, Broadway Office, the prepayment consideration shall equal the following (i) if prepayment occurs at any during the initial 60 months of the loan term, a sum equal to the greater of (A) 1% of the outstanding principal balance of the loan on the date of the prepayment or (B) the Yield Maintenance Amount (as defined above); (ii)
     if prepayment occurs at any during the 61st month through the 84th month of the loan term, a sum equal to 2% of the outstanding principal balance of the loan on the date of the prepayment, and (iii) if prepayment occurs at any during the 85th month through the 108th month of the loan term, a sum equal to 1% of the outstanding principal balance of the loan on the date of the prepayment.

     With respect to Mortgage Loan No. 102, Walnut Hills, the prepayment consideration shall equal the greater of (A) 1% of the outstanding principal balance of the loan on the date of the prepayment or (B) the
     Yield Maintenance Amount.

     With respect to Mortgage Loan No. 126, The Commons, the prepayment consideration shall equal the following the greater of (A) 1% of the outstanding principal balance of the loan on the date of the prepayment or
     (B) the Yield Maintenance Amount. Provided, however, during the 8th year of the loan term the prepayment consideration shall be equal to 2% of the outstanding principal balance of the loan on the date of the prepayment, and during the 9th year of the loan term the prepayment consideration shall be equal to 1% of the outstanding principal balance of the loan on the date of the prepayment.

B.   "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of a certain date has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date as set forth in the note, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
     Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the maturity date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, the lender shall determine the "Prepayment Rate"
     on the basis of "Statistical Release H.15(519), Selected Interest Rates,"
     or any successor publication, published by the Board of Governors of the
     Federal Reserve System, or on the basis of such other publication or statistical guide as the lender may reasonably select.

     The Prepayment Consideration shall equal the greater of (A) one percent
     (1%) of the outstanding principal balance of the note being prepaid or (B)
     the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest including, but not limited to, principal and interest due on the applicable maturity date
     (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate), over (2) the outstanding principal amount of the note.

                                     II-10

C.   "Yield Maintenance Premium" shall mean a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the loan being prepaid and
     (ii) (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the repayment of all outstanding principal and interest on the maturity date) which would have been scheduled to be payable after the date of such tender under the note had the loan not been prepaid, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of the loan.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of a certain date has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date, as most recently published in the
     "Treasury Bonds, Notes and Bills" Section in The Wall Street Journal as of
     the date of the related tender of the payment. If more than one issue of
     United States Treasury Securities has the remaining term to the maturity date referred to above, the "Prepayment Rate" shall be the yield on the
     United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is
     discontinued, Lender shall determine the Prepayment Rate on the basis of
     "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve
     System, or on the basis of such other publication or statistical guide as
     Lender may reasonably select.

D.   The Prepayment Consideration shall equal the greater of (A) 1.0% of the outstanding principal balance of the loan on the date of prepayment and (B)
     the Yield Maintenance Amount.

     "Yield Maintenance Amount" means an amount, never less than zero, equal to
     (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less (y) the amount of the payment or proceeds received by the lender.

     "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

     "Treasury Rate" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading "U.S. Government Securities/Treasury
     Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date as set forth in the note (in the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate).

     All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

E.   The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

F.   The prepayment premium is equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the "Payment Differential" and payable on each payment date over the remaining original term of the mortgage loan through and including the maturity date, discounted at the "Reinvestment Yield" for the number of months remaining as of the date of such prepayment to each such payment date and the maturity date.

     "Payment Differential" shall mean an amount equal to (i) the interest rate on the mortgage loan less the "Reinvestment Yield", divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under the mortgage loan after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

                                     II-11

     "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S. Treasury issue
     (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the mortgage loan, with each such yield being based on the bid price for such issue as published in the Wall Street
     Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

G.   1. The amount to be prepaid shall be multiplied by the "Prepayment Fee
     Rate". The "Prepayment Fee Rate" shall be the greater of:

     (a) one percent (1%); or

     (b) the product, expressed as a percentage, obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity
     Date, as quoted in The Wall Street Journal published on the date for prepayment as set forth in Maker's notice of its intention to prepay, by the remaining terms of the loan, expressed as a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity Date and the denominator of which is 365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Holder quoting daily market yields for U.S. Treasury issues will be used: and

     2. The product of the calculation made as provided in (1) above shall be discounted over the remaining term of the loan evidenced hereby as the date of prepayment to its then present value at the U.S. Treasury issue yield referred to in (1)(b) above, and such discounted amount shall constitute the Prepayment Fee hereunder and shall be paid by Maker together with the principal balance prepaid.

H.   Consideration in an amount equal to the greater of (A) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (B) (x) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined), less (y) the amount of principal being prepaid. The term "Discount Rate"
     means the rate which, when compounded monthly, is equivalent to the
     Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields as reported in Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading "U.S. Government
     Securities/Treasury Constant Maturities" for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate). Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration.

I.   The greater of (a) 1% of the principal balance of this Note, or (b) the
     Yield Maintenance Premium (hereinafter defined). "Yield Maintenance
     Premium" shall mean an amount equal to the present value as of the
     Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal mount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                     II-12

J.   The Prepayment Premium shall be equal to the greater of (x) or (y) where,

     (x) is equal to the amount to be prepaid multiplied by 1%; and

     (y) is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the
     Reinvestment Yield on a monthly basis. The "Monthly Payment Differential"
     shall be the monthly interest, which would be earned if the prepayment were invested at the interest rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

     The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the Business Day following the fourteenth (14th) day immediately preceding the date for prepayment as set forth in Borrower's notice of its intention to prepay, but if the fourteenth (14th) day is not a Business Day, then as quoted on the following Business Day. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for
     U.S. Treasury issues will be used.

K.   "Yield Maintenance" shall mean the amount, as determined by Lender in its sole discretion, equal to the product of:

     1.   The difference between:

          i.   The Contract Index Rate and

          ii.  The market yield of new U.S. Treasury issues that have the closest maturity date to the original stated maturity date of this Note and in an amount similar to the original principal amount of this Note, multiplied by,

     2.   the then remaining years and fractions thereof to the Maturity Date, multiplied by

     3.   the Maturity Obligations as of the date of prepayment.

     In the event that there exist multiple categories of U.S. Treasury issues for such period or in the event that such issues trade at different rates at different markets on such day, Lender shall have the absolute right to elect which of such issues shall be determinative for purpose of calculating Yield Maintenance. Borrower acknowledges that the payment of such fee upon prepayment is necessary to prevent Lender from suffering actual losses by reason of a prepayment and that but for Lender having the right to demand and collect the prepayment fee in the event of prepayment,
     Lender would not have entered into this transaction.

L.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by: (B)
     the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
     Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date). The "Discount Rate" is the rate whch, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout
     Period Expiration Date" shall mean the date which is the three (3) year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

M.   The Prepayment Premium shall be equal to the greater of (x) or (y), where

     (x)  is equal to the amount to be prepaid multiplied by 1% and

     (y)  is equal to the product (discounted as hereinafter provided) obtained by multiplying the amount to be prepaid by the "Prepayment Premium
          Rate". The "Prepayment Premium Rate" shall be the percentage obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity
          (month and year) to the Maturity Date, as quoted in The Wall Street
          Journal published on the scheduled prepayment date, by a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity
          Date,

                                     II-13

          and the denominator of which is 365. Should more than one U.S.
          Treasury issue be quoted as maturing on the date closest to the
          Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
          Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, than any other publication acceptable to Lender quoting daily market yields for U.S.
          Treasury issues will be used. The product obtained from the foregoing shall then be discounted, on a semi-annual basis, over the remaining term of this Promissory Note as of the date of prepayment to its then present value, using the U.S. Treasury issue yield, referred to in this subparagraph (y).

N.   The Prepayment Premium shall be equal to the greater of (x) or (y) where,

     (x) is equal to the amount to be prepaid multiplied by 2%; and

     (y) is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the
     Reinvestment Yield on a monthly basis. The "Monthly Payment Differential"
     shall be the monthly interest, which would be earned if the prepayment were invested at the interest rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

     The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the Business Day following the fourteenth (14th) day immediately preceding the date for prepayment as set forth in Borrower's notice of its intention to prepay, but if the fourteenth (14th) day is not a Business Day, then as quoted on the following Business Day. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for
     U.S. Treasury issues will be used.

O.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of:(i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of: (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by: (B)
     the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
     Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
     Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout
     Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds this
     Note or (B) the five-year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration.

P.   The greater of (a) 1% of the principal balance of this Note, or (b) the
     Yield Maintenance Premium (hereinafter defined). "Yield Maintenance
     Premium" shall mean an amount equal to the present value as of the
     Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the date which occurs sixty (60) months and one day immediately prior to the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the date which occurs sixty (60) months and one day immediately prior to the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                     II-14

Q.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less the amount of the outstanding principal balance of this Note on the
     Prepayment Date (after subtracting the scheduled principal payment on such
     Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

R.   The Prepayment Consideration shall equal an amount equal to the greater of
     (A) one percent (1%) of the principal balance of this Note being prepaid, or (B) the product of (1) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (2) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

S.   The Prepayment Fee shall be equal to the greater of (x) or (y) where,

     (x)  is equal to the amount to be prepaid multiplied by 2%; and

     (y)  is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the
          Reinvestment Yield on a monthly basis. The "Monthly Payment
          Differential" shall be the monthly interest (without amortization), which would be earned if the prepayment were invested at the contract rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

     The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity Date of the loan, as quoted in The Wall Street Journal published on the Business Day following the second (2nd) day immediately preceding the date for prepayment as set forth in Borrower's notice of its intention to prepay, but if the second (2nd) day is not a Business Day, then as quoted on the preceding Business Day. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for
     U.S. Treasury issues will be used.

T.   Borrower shall pay to Lender the entire Debt plus a prepayment premium (the
     "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to (X) the present value aS of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
     shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default Prepayment is due; (b)
     "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate" shall mean -the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates
     under the heading U.S. Government Securities/Treasury Constant Maturities
     for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                     II-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE    MORTGAGE
LOAN NO.  LOAN SELLER  PROPERTY NAME                                       STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   33     MSMC         65, 75, 77 Prospect Street                          65, 75, 77 Prospect Street
   36     SunTrust     New Horizon Apartments (A)                          3619 Kingstate Dr
   37     SunTrust     Kimball Cabana Apartments (A)                       2856 Kimball Avenue
   42     PMCF         Columbus Park Apartments                            5999 Bear Creek Drive
   51     PMCF         Westbrook at Weatherby                              1 Westbrook Drive
   61     LaSalle      University Heights II Student Housing               1101 East River Ridge Parkway
   65     LaSalle      ELS - Island Vista MHP                              3000 North Tamiami Trail
   67     SunTrust     Chatam II                                           7632 South Stewart Avenue, 7600 South Stewart Avenue,
                                                                           7620 South Stewart Avenue, 7121 South Harvard Avenue,
                                                                           8053-61 South Cottage Grove Avenue, 8044-8054 South
                                                                           Ingleside Avenue, 7922 South Muskegon Avenue, 6656 - 58
                                                                           South Sacramento
   73     MSMC         College Park Athens                                 505 Riverbend Parkway
   76     LaSalle      Baker Downs                                         305 West Baker Road
   81     LaSalle      Shaker Run Apartments                               601 Sand Creek Road
                       Wichita Falls Portfolio
   84     LaSalle      Wichita Falls Portfolio - The Woodlands (IV)        1717 Midwestern Parkway
   85     LaSalle      Wichita Falls Portfolio - Lakeview Townhomes (IV)   4811 Likens Avenue
   86     LaSalle      Wichita Falls Portfolio - Lake View Villas (IV)     4800 Fairway Boulevard
   91     PMCF         Companion at Carter Mills                           1375 Companion Court
                       Danube Portfolio
   93     LaSalle      Danube Portfolio - 4191 Cleveland Ave. (V)          4191 Cleveland Ave.
   94     LaSalle      Danube Portfolio - 3130-3172 1st Ave. (V)           3130-3172 1st Ave.
   95     LaSalle      Danube Portfolio - 1455 Missouri St. (V)            1455 Missouri St.
   96     LaSalle      Danube Portfolio - 951 Agate St. (V)                951 Agate St.
   97     LaSalle      Danube Portfolio - 1730-36 Thomas Ave. (V)           1730-36 Thomas Ave.
   98     LaSalle      Danube Portfolio - 4971-79 W. Point Loma Blvd. (V)  4971-79 W. Point Loma Blvd.
   99     LaSalle      Danube Portfolio - 3927 - 33 4th Ave. (V)            3927 - 33 4th Ave.
  104     LaSalle      Cedar Park Apartments                               11353 North Tazwell Drive
  105     LaSalle      Harbor Pointe                                       4101 Nasa Parkway
                       The Ridge at Taylor Station & Heatherwood Terrace
  106     LaSalle      The Ridge at Taylor Station (VI)                    321 Directory Drive
  107     LaSalle      Heatherwood Terrace (VI)                            777 Laver Road
  108     LaSalle      Creekwood Landing                                   400 Timbercreek Drive
  114     LaSalle      Lincoln Park West                                   2140 Lincoln Park West
  115     MSMC         North Oaks Apartments                               5018 LeMans Drive
  116     LaSalle      Colony Oaks by the Bay Apartments                   18100 Nassau Bay Drive
  117     MassMutual   Congress Park Apartments                            3000 Congress Park Dr
  118     MassMutual   Bridgewater Park Apartments                         5801 Bridgewater Dr
  119     MSMC         Rush Creek Apartments                               2625 Community Drive
  124     MassMutual   Pebble Creek Apartments                             28600 Pebble Creek Pkwy
  125     SunTrust     Alameda Apartments                                  1415 Broadway
  129     LaSalle      10-18 Brainerd Road                                 10-18 Brainerd Road
  130     MassMutual   Club At Vero-I (*)                                  6885 20th Street
  131     MassMutual   Club At Vero-II (*)                                 6885 20th Street
  133     MassMutual   Fox Crossing Apartments                             8350 East Yale Avenue
  139     LaSalle      Lakewood House                                      4801 North Hills Boulevard
  142     MSMC         Ruston Apartment Buildings                          1706 Roosevelt Drive; 606-628 Minden Street; 301 East
                                                                           Reynolds Drive; 106 South Homer Street; 3000-3021
                                                                           Minden Street
  147     MassMutual   Sterling Point Apartments                           3802 E Baseline Rd
  150     LaSalle      Willow Trace Apartments                             114 Willow Trace Circle
  155     MassMutual   Commander Place Apartments                          5301 Commander Drive
  156     MassMutual   Grand Point Apartments                              161 Clubhouse Dr
  158     LaSalle      Arizona Commons II                                  2040 North 1st Avenue
  160     LaSalle      The Bluffs at Northwoods                            1850 Yellowstone Court
  162     LaSalle      Stoneybrook Apartments                              651 East Travis Boulevard
  166     MassMutual   Ospreys Landing Apartments                          100 Ospreys Landing
  167     MassMutual   Sinclair Commons                                    132-334 West Gilbert Street
  172     MassMutual   Ashton Of Richmond Hill                             505 Harris Trail Rd
  176     LaSalle      Leisure Village MHC                                 4711 Walnut Road
  182     MassMutual   Chimney Ridge - Phase I (D)                         300 Palmetto Park Boulevard
  183     MassMutual   Chimney Ridge - Phase II (D)                        300 Palmetto Park Boulevard
  185     MassMutual   Oak Pointe Apartments                               1747 Capital Circle Northeast
  191     SunTrust     Carrolton Terraces                                  1235 Carrollton Terrace
  192     MassMutual   Woodchase Club Apartments                           1100 Rabbit Run Circle
  194     MassMutual   Northpointe Commons Apartments                      900 Nw 79Th Terrace
  195     LaSalle      Miami Bluffs Apartments                             8204 Wooster Pike
  196     LaSalle      Orchard Park Apartments                             12-21 Crestwood Drive
  206     MassMutual   Savannah Sound Apartments                           1950 N Point Blvd
  207     MassMutual   Indian River Apartments                             1305 Indian River Blvd
                       Tarbell Apartment Portfolio
  210     LaSalle      Tarbell Apartments 2 - Perkins Place & Fox          Route 106 & 140 (Perkins Rd./Rhodes Dr.)
                       Ridge (VIII)
  211     LaSalle      Tarbell Apartments 1 - Barrington Hill (VIII)       382 Route 9
  212     LaSalle      Tarbell Apartments 4 - McDuffee (VIII)              17 Felker Street
  213     LaSalle      Tarbell Apartments 3 - Kearsarge (VIII)             115 Kearsarge Mountain Rd.
  215     LaSalle      Wedgewood Commons II Apartments                     1919, 1923, 1927, 1935 Miller Street
  217     MassMutual   Ravenwood Apartments                                1700 Ravenwood Cir
  218     MassMutual   Arbor Lakes Apartments                              6850 Arbor Lake Dr
  225     SunTrust     Parkside Apartments                                 3726 Cleveland Heights Boulevard
  226     LaSalle      Chelsea Apartments                                  1910 Skidaway Road
  235     LaSalle      Arlington Apartments                                5845 Ridgewood Road
  242     LaSalle      VE - Waldan Chase Apartments                        150 Dupree Road
  246     LaSalle      Meadow Park Apartments                              1105 SW 74th St.
  247     MassMutual   Village Woods Estates                               1500 North 74Th Street
  248     LaSalle      Stonecrest Apartments                               320 West 11th Street
  250     MassMutual   Park Plaza Apartments                               3950 E Service Rd
  265     LaSalle      Lancaster Properties                                56-59-61 Airport Boulevard
  266     MassMutual   Chadwick Place Apartments                           240 Martin Rd Sw
  272     SunTrust     Heritage at Riverwood                               105 Heritage Riverwood Drive
  273     MassMutual   Mission Vista Apts                                  2425 North Dodge Boulevard
                       Strauss Portfolio
  274     LaSalle      Strauss Portfolio - 3670-3680 Park Blvd. (X)        3670-3680 Park Blvd.
  275     LaSalle      Strauss Portfolio - 3602-3608 Park Blvd. (X)        3602-3608 Park Blvd.
  285     LaSalle      Tice Mobile Home Community                          541 New York Drive
  287     MassMutual   Overland Park Estates                               10009 West 83Rd Terrace
  292     LaSalle      Grand Island Apartments                             2944-2974 Grand Island Blvd. & 2454-2462 Baseline Roa
  293     SunTrust     Ponderosa Apartments                                1425 East 6th Street
  294     LaSalle      Middleton Commons                                   6509 University Avenue
  311     LaSalle      Whitehall Apartments                                5321-5333 S. Main Street
  316     LaSalle      Greentree Village                                   201 North Wilson Road

                       TOTAL:

MORTGAGE                                                                             PROPERTY
LOAN NO.  CITY               COUNTY            STATE             ZIP CODE            TYPE
-------------------------------------------------------------------------------------------------------------------

   33     Stamford           Fairfield           CT               06091              Multifamily
   36     Memphis            Shelby County       TN               38116              Multifamily
   37     Memphis            Shelby County       TN               38116              Multifamily
   42     Bedford Heights    Cuyahoga            OH               44146              Multifamily
   51     Woolwich Township  Gloucester          NJ               08085              Multifamily
   61     San Marcos         Hays                TX               78666              Multifamily
   65     North Fort Myers   Lee                 FL               33903              Manufactured Housing Community
   67     Chicago            Cook County         IL   60620/60621/60619/60617/60629  Multifamily
   73     Athens             Clarke              GA               30605              Multifamily
   76     Baytown            Harris              TX               77521              Multifamily
   81     Albany             Albany              NY               12205              Multifamily

   84     Wichita Falls      Wichita             TX               76302              Multifamily
   85     Wichita Falls      Wichita             TX               76308              Multifamily
   86     Wichita Falls      Wichita             TX               76308              Multifamily
   91     Sumter             Sumter              SC               29150              Multifamily

   93     San Diego          San Diego           CA               92103              Multifamily
   94     San Diego          San Diego           CA               92103              Multifamily
   95     San Diego          San Diego           CA               92109              Multifamily
   96     San Diego          San Diego           CA               92109              Multifamily
   97     San Diego          San Diego           CA               92109              Multifamily
   98     San Diego          San Diego           CA               92107              Multifamily
   99     San Diego          San Diego           CA               92103              Multifamily
  104     Louisville         Jefferson           KY               40241              Multifamily
  105     Seabrook           Harris              TX               77586              Multifamily

  106     Columbus           Franklin            OH               43213              Multifamily
  107     Mansfield          Richland            OH               44905              Multifamily
  108     Clute              Brazoria            TX               77531              Multifamily
  114     Chicago            Cook                IL               60614              Multifamily
  115     Indianapolis       Marion              IN               46205              Multifamily
  116     Nassau Bay         Harris              TX               77058              Multifamily
  117     Lake Worth         Palm Beach          FL               33461              Multifamily
  118     Clarkston          Oakland             MI               48346              Multifamily
  119     Dallas             Dallas              TX               75220              Multifamily
  124     Southfield         Oakland             MI               48034              Multifamily
  125     Alameda            Alameda County      CA               94501              Mixed Use
  129     Boston             Suffolk             MA               02134              Multifamily
  130     Vero Beach         Indian River        FL               32966              Multifamily
  131     Vero Beach         Indian River        FL               32966              Multifamily
  133     Denver             Arapahoe            CO               80231              Multifamily
  139     North Little Rock  Pulaski             AR               72116              Multifamily
  142     Ruston             Lincoln Parish      LA               71270              Multifamily
  147     Phoenix            Maricopa            AZ               85040              Multifamily
  150     Clemmons           Forsyth             NC               27012              Multifamily
  155     Orlando            Orange              FL               32822              Multifamily
  156     Poughkeepsie       Dutchess            NY               12603              Multifamily
  158     Tucson             Pima                AZ               85719              Multifamily
  160     Gastonia           Gaston              NC               28054              Multifamily
  162     Fairfield          Solano              CA               94533              Multifamily
  166     Naples             Collier             FL               34104              Multifamily
  167     Hampton            Hampton City        VA               23669              Multifamily
  172     Richmond Hill      Bryan               GA               31324              Multifamily
  176     Buckeye Lake       Licking             OH               43008              Manufactured Housing Community
  182     Lexington          Lexington           SC               29072              Multifamily
  183     Lexington          Lexington           SC               29072              Multifamily
  185     Tallahassee        Leon                FL               32308              Multifamily
  191     Charlottesville    Albemarle County    VA               22903              Multifamily
  192     Ann Arbor          Washtenaw           MI               48103              Multifamily
  194     Kansas City        Clay                MO               64118              Multifamily
  195     Columbia Township  Hamilton            OH               45230              Multifamily
  196     Waterville         Kennebec            ME               04901              Multifamily
  206     Tallahassee        Leon                FL               32308              Multifamily
  207     Vero Beach         Indian River        FL               32960              Multifamily

  210     Belmont            Belknap             NH               03825              Multifamily
  211     Barrington         Strafford           NH               03825              Multifamily
  212     Gonic              Stafford            NH               03837              Multifamily
  213     Warner             Merrimack           NH               03278              Multifamily
  215     La Crosse          La Crosse           WI               54601              Multifamily
  217     Kissimmee          Osceola             FL               34741              Multifamily
  218     Chester            Chesterfield        VA               23831              Multifamily
  225     Lakeland           Polk County         FL               33803              Multifamily
  226     Savannah           Chatham             GA               31404              Multifamily
  235     Jackson            Hinds               MS               39211              Multifamily
  242     Woodstock          Cherokee            GA               30188              Multifamily
  246     Oklahoma City      Oklahoma            OK               73139              Multifamily
  247     Kansas City        Wyandotte           KS               66112              Multifamily
  248     Siler City         Chatham             NC               27344              Multifamily
  250     West Memphis       Crittenden          AR               72301              Multifamily
  265     Morgantown         Monongalia          WV               26505              Multifamily
  266     Huntsville         Madison             AL               35824              Multifamily
  272     Central            Pickens County      SC               29630              Multifamily
  273     Tucson             Pima                AZ               85715              Multifamily

  274     San Diego          San Diego           CA               92103              Multifamily
  275     San Diego          San Diego           CA               92103              Multifamily
  285     Fort Myers         Lee                 FL               33905              Manufactured Housing Community
  287     Overland Park      Johnson             KS               66212              Multifamily
  292     Grand Island       Erie                NY               14072              Multifamily
  293     Big Spring         Howard County       TX               79720              Multifamily
  294     Middleton          Dane                WI               53562              Multifamily
  311     Sylvania           Lucas               OH               43560              Multifamily
  316     Columbus           Franklin            OH               43085              Manufactured Housing Community

                                                             CUT-OFF DATE
MORTGAGE  PROPERTY                        CUT-OFF DATE        BALANCE PER                           UTILITIES
LOAN NO.  SUB-TYPE                           BALANCE    ROOM, UNIT OR PAD   NOTE DATE             PAID BY TENANT
-------------------------------------------------------------------------------------------------------------------------

   33     Mid-Rise                        $ 49,000,000           $181,481  09/19/2006               Electric
   36     Garden                          $ 30,500,000           $ 31,057  11/30/2006            Electric, Heat
   37     Garden                          $  5,650,000           $ 31,057  11/30/2006               Gas, Heat
   42     Mid-Rise                        $ 24,000,000           $ 38,585  11/17/2006                 None
   51     Garden                          $ 20,000,000           $ 87,336  11/27/2006               Electric
   61     Student Housing                 $ 17,000,000           $ 70,833  08/31/2006               Electric
   65     Manufactured Housing Community  $ 14,800,000           $ 24,026  08/29/2006         Electric, Gas, Water
   67     Garden                          $ 13,600,000           $ 56,667  11/20/2006               Electric
   73     Student Housing                 $ 12,000,000           $ 77,922  09/29/2006        Electric, Water, Sewer
   76     Garden                          $ 11,940,123           $ 30,460  09/28/2006             Electric, Gas
   81     Garden                          $ 11,000,000           $ 59,459  11/21/2006             Electric, Gas
                                          $ 10,600,000                     09/28/2006
   84     Garden                          $  4,799,998           $ 35,690  09/28/2006            Electric, Water
   85     Garden                          $  4,320,030           $ 35,690  09/28/2006            Electric, Water
   86     Garden                          $  1,479,972           $ 35,690  09/28/2006            Electric, Water
   91     Garden                          $  9,600,000           $ 66,667  11/30/2006               Electric
                                          $  9,500,000                     11/28/2006
   93     Garden                          $  1,974,848           $117,284  11/28/2006         Electric, Gas, Water
   94     Garden                          $  1,871,212           $117,284  11/28/2006         Electric, Gas, Water
   95     Garden                          $  1,445,152           $117,284  11/28/2006         Electric, Gas, Water
   96     Garden                          $  1,364,545           $117,284  11/28/2006         Electric, Gas, Water
   97     Garden                          $  1,105,455           $117,284  11/28/2006         Electric, Gas, Water
   98     Garden                          $    996,061           $117,284  11/28/2006         Electric, Gas, Water
   99     Garden                          $    742,727           $117,284  11/28/2006         Electric, Gas, Water
  104     Garden                          $  8,991,721           $ 38,101  10/26/2006               Electric
  105     Garden                          $  8,985,146           $ 45,380  10/31/2006               Electric
                                          $  8,976,024                     08/16/2006
  106     Garden                          $  5,216,835           $ 25,143  08/16/2006         Electric, Gas, Water
  107     Garden                          $  3,759,190           $ 25,143  08/16/2006  Electric, Gas, Water, Sewer, Trash
  108     Garden                          $  8,925,279           $ 34,864  10/31/2006               Electric
  114     High-Rise                       $  8,200,000           $ 82,828  11/01/2006               Electric
  115     Garden                          $  7,750,000           $ 19,472  11/09/2005               Electric
  116     Garden                          $  7,707,259           $ 47,576  10/31/2006                 Water
  117     Garden                          $  7,652,502           $ 26,571  11/14/1996            Electric, Heat
  118     Garden                          $  7,634,016           $ 28,917  03/29/1996          Electric, Gas, Heat
  119     Garden                          $  7,593,152           $ 24,494  06/21/2006            Electric, Water
  124     Garden                          $  7,330,981           $ 28,637  04/11/1997          Electric, Gas, Heat
  125     Retail/Multifamily              $  7,200,000           $ 77,419  10/04/2006             Electric, Gas
  129     Mid-Rise                        $  6,894,266           $237,733  10/12/2006             Electric, Gas
  130     Garden                          $  6,160,504           $ 36,793  11/01/2004            Electric, Heat
  131     Garden                          $    609,429           $ 36,793  10/26/2006            Electric, Heat
  133     Garden                          $  6,717,757           $ 30,535  03/10/1998      Electric, Gas, Water, Heat
  139     Garden                          $  6,500,000           $ 60,185  11/08/2006                 None
  142     Student Housing                 $  6,463,168           $ 46,835  05/05/2006            Electric, Water
  147     Garden                          $  6,077,918           $ 27,134  07/30/1997      Electric, Gas, Water, Heat
  150     Garden                          $  5,880,000           $ 38,684  11/07/2006         Electric, Gas, Water
  155     Garden                          $  5,675,883           $ 26,277  09/05/1996      Electric, Gas, Water, Heat
  156     Garden                          $  5,601,839           $ 35,909  09/30/1997            Electric, Heat
  158     Student Housing                 $  5,600,000           $ 63,636  11/07/2006               Electric
  160     Garden                          $  5,575,000           $ 31,676  11/07/2006                 None
  162     Garden                          $  5,500,000           $ 55,000  07/14/2006             Electric, Gas
  166     Garden                          $  5,189,393           $ 29,485  05/08/1996         Electric, Water, Heat
  167     Senior Housing                  $  5,180,346           $ 37,539  07/08/2005            Electric, Heat
  172     Garden                          $  5,009,103           $ 21,498  12/30/1996         Electric, Water, Heat
  176     Manufactured Housing Community  $  4,795,533           $ 18,304  10/10/2006             Electric, Gas
  182     Garden                          $  3,465,702           $ 22,463  12/30/1996            Electric, Heat
  183     Garden                          $  1,026,840           $ 22,463  12/30/1996            Electric, Heat
  185     Garden                          $  4,482,597           $ 24,362  10/28/1996      Electric, Gas, Water, Heat
  191     Garden                          $  4,285,000           $178,542  11/29/2006               Electric
  192     Garden                          $  4,266,929           $ 29,631  09/29/1998      Electric, Gas, Water, Heat
  194     Garden                          $  4,234,697           $ 26,802  07/18/1996         Electric, Water, Heat
  195     Garden                          $  4,200,000           $ 46,154  09/01/2006         Electric, Gas, Water
  196     Garden                          $  4,195,851           $ 31,787  10/30/2006               Electric
  206     Garden                          $  3,986,398           $ 24,915  02/14/1996      Electric, Gas, Water, Heat
  207     Garden                          $  3,863,384           $ 21,463  02/29/1996         Electric, Water, Heat
                                          $  3,796,246                     10/30/2006
  210     Garden                          $  1,386,937           $ 39,960  10/30/2006             Electric, Gas
  211     Garden                          $  1,212,580           $ 39,960  10/30/2006             Electric, Gas
  212     Garden                          $    673,655           $ 39,960  10/30/2006             Electric, Gas
  213     Garden                          $    523,074           $ 39,960  10/30/2006             Electric, Gas
  215     Garden                          $  3,756,235           $ 35,774  10/20/2006               Electric
  217     Garden                          $  3,706,727           $ 20,036  12/22/1995         Electric, Water, Heat
  218     Garden                          $  3,700,075           $ 29,366  07/03/1996         Electric, Water, Heat
  225     Garden                          $  3,596,409           $ 59,940  10/19/2006        Electric, Water, Sewer
  226     Garden                          $  3,521,826           $ 25,896  10/19/2006        Electric, Water, Sewer
  235     Garden                          $  3,194,266           $ 32,931  09/08/2006         Electric, Gas, Water
  242     Garden                          $  2,992,529           $ 49,875  08/30/2006      Electric, Gas, Water, Sewer
  246     Garden                          $  2,840,000           $ 25,357  08/02/2006            Electric, Water
  247     Garden                          $  2,807,177           $ 44,558  05/02/2000         Electric, Water, Heat
  248     Garden                          $  2,800,000           $ 38,889  11/08/2006               Electric
  250     Garden                          $  2,776,395           $ 21,691  04/15/1997         Electric, Water, Heat
  265     Garden                          $  2,438,765           $ 58,066  09/22/2006        Electric, Water, Sewer
  266     Garden                          $  2,424,681           $ 13,396  12/22/1995         Electric, Water, Heat
  272     Garden                          $  2,345,635           $ 48,867  09/19/2006                 Water
  273     Garden                          $  2,314,750           $ 28,934  09/20/2001          Electric, Gas, Heat
                                          $  2,310,000                     11/28/2006
  274     Garden                          $  1,659,966           $ 79,655  11/28/2006             Electric, Gas
  275     Garden                          $    650,034           $ 79,655  11/28/2006             Electric, Gas
  285     Manufactured Housing Community  $  1,998,005           $ 19,212  10/31/2006         Electric, Gas, Water
  287     Garden                          $  1,928,387           $ 32,140  09/29/2005      Electric, Gas, Water, Heat
  292     Garden                          $  1,820,000           $ 29,355  11/22/2006               Electric
  293     Garden                          $  1,725,000           $ 22,115  11/15/2006                  NAP
  294     Garden                          $  1,710,000           $ 40,714  03/13/2006               Electric
  311     Garden                          $  1,248,784           $ 32,863  10/30/2006             Electric, Gas
  316     Manufactured Housing Community  $  1,024,010           $ 13,299  10/31/2006             Electric, Gas

                                          $530,349,644

               STUDIOS          1 BEDROOM         2 BEDROOM         3 BEDROOM         4 BEDROOM         5 BEDROOM
          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
MORTGAGE  NO. OF  AVG RENT  NO. OF  AVG RENT  NO. OF  AVG RENT  NO. OF  AVG RENT  NO. OF  AVG RENT  NO. OF  AVG RENT
LOAN NO.   UNITS   PER MO.   UNITS   PER MO.   UNITS   PER MO.   UNITS   PER MO.   UNITS   PER MO.   UNITS   PER MO.
--------------------------------------------------------------------------------------------------------------------

   33         28    $1,350     160    $1,650      64    $2,350      18    $2,450       0       NAP       0       NAP
   36         20    $  400     199    $  430     409    $  502     184    $  570     100    $  674       0       NAP
   37          0       NAP      60    $  362     192    $  444       0       NAP       0       NAP       0       NAP
   42          0       NAP     208    $  550     390    $  675      24    $  795       0       NAP       0       NAP
   51          0       NAP       0       NAP     229    $1,127       0       NAP       0       NAP       0       NAP
   61          0       NAP      36    $  775      72    $1,058      36    $1,527      96    $1,756       0       NAP
   65          0       NAP       0       NAP       0       NAP       0       NAP       0       NAP       0       NAP
   67         27    $  475     116    $  714      97    $  799       0       NAP       0       NAP       0       NAP
   73          0       NAP       1    $  700      59    $  875       0       NAP      94    $1,537       0       NAP
   76          0       NAP     214    $  463     146    $  653      32    $  800       0       NAP       0       NAP
   81          0       NAP      70    $  800     115    $  984       0       NAP       0       NAP       0       NAP

   84          0       NAP      52    $  558      61    $  747       1    $  895       0       NAP       0       NAP
   85          0       NAP      20    $  545      80    $  673      20    $  773       0       NAP       0       NAP
   86          0       NAP      24    $  515      39    $  552       0       NAP       0       NAP       0       NAP
   91          0       NAP      36    $  630      72    $  732      36    $  858       0       NAP       0       NAP

   93          0       NAP      11    $  915      11    $1,140       0       NAP       0       NAP       0       NAP
   94         10    $  820      10    $1,124       1    $1,350       0       NAP       0       NAP       0       NAP
   95          0       NAP       0       NAP       0       NAP       6    $2,317       0       NAP       0       NAP
   96          0       NAP       0       NAP       0       NAP       5    $2,613       0       NAP       0       NAP
   97          0       NAP       0       NAP       6    $1,704       0       NAP       0       NAP       0       NAP
   98          7    $  754       6    $  876       0       NAP       0       NAP       0       NAP       0       NAP
   99          0       NAP       8    $  921       0       NAP       0       NAP       0       NAP       0       NAP
  104          0       NAP      40    $  535     186    $  644      10    $  905       0       NAP       0       NAP
  105          0       NAP      90    $  630     103    $  818       5    $1,140       0       NAP       0       NAP

  106          0       NAP      96    $  427      96    $  531       0       NAP       0       NAP       0       NAP
  107         12    $  247      53    $  330      79    $  488      21    $  521       0       NAP       0       NAP
  108          0       NAP     138    $  504      94    $  652      24    $  775       0       NAP       0       NAP
  114         40    $  797      57    $1,076       2    $1,500       0       NAP       0       NAP       0       NAP
  115         18    $  379     108    $  462     230    $  542      42    $  661       0       NAP       0       NAP
  116          0       NAP      92    $  724      70    $  856       0       NAP       0       NAP       0       NAP
  117          0       NAP       0       NAP     144    $  708     144    $  814       0    $  NAP       0       NAP
  118          0       NAP      64    $  471     136    $  620      64    $  720       0    $  NAP       0       NAP
  119         44    $  455     140    $  536      94    $  667      32    $  780       0       NAP       0       NAP
  124          0       NAP      64    $  699     152    $  799      40    $  985       0    $  NAP       0       NAP
  125         71    $  571      22    $  900       0       NAP       0       NAP       0       NAP       0       NAP
  129          1    $1,600       9    $1,900       8    $2,400      11    $2,900       0       NAP       0       NAP
  130          0       NAP       0       NAP     184    $  668       0    $  NAP       0    $  NAP       0       NAP
  131          0       NAP       0       NAP     184    $  668       0    $  NAP       0    $  NAP       0       NAP
  133          0       NAP      46    $  611      94    $  732      80    $  840       0    $  NAP       0       NAP
  139          0       NAP      42    $  903      46    $1,117      20    $1,239       0       NAP       0       NAP
  142          0       NAP      52    $  402      66    $  537      20    $  630       0       NAP       0       NAP
  147          0       NAP      40    $  630     120    $  760      60    $  875       4    $  965       0       NAP
  150          0       NAP       0       NAP     152    $  675       0       NAP       0       NAP       0       NAP
  155          0       NAP       0       NAP     132    $  676      84    $  771       0    $  NAP       0       NAP
  156          0       NAP      40    $  719      80    $  854      36    $  981       0    $  NAP       0       NAP
  158          0       NAP       0       NAP      38    $  765      28    $  990      22    $1,240       0       NAP
  160          0       NAP      42    $  559     134    $  670       0       NAP       0       NAP       0       NAP
  162          0       NAP      29    $  715      61    $  859      10    $1,089       0       NAP       0       NAP
  166          0       NAP      16    $  723      96    $  860      64    $  970       0    $  NAP       0       NAP
  167          0       NAP      66    $  619      72    $  739       0    $  NAP       0    $  NAP       0       NAP
  172          0       NAP      56    $  490     137    $  559      40    $  640       0    $  NAP       0       NAP
  176          0       NAP       0       NAP       0       NAP       0       NAP       0       NAP       0       NAP
  182          0       NAP      40    $  537      88    $  661      24    $  759       0    $  NAP       0       NAP
  183          0       NAP      24    $  537      16    $  661       8    $  759       0    $  NAP       0       NAP
  185          0       NAP       0       NAP      48    $  628     136    $  686       0    $  NAP       0       NAP
  191          0       NAP       0       NAP       3    $1,250       9    $1,740      12    $2,138       0       NAP
  192          0       NAP      48    $  716      64    $  861      32    $1,000       0    $  NAP       0       NAP
  194          0       NAP      73    $  489      67    $  568      18    $  675       0    $  NAP       0       NAP
  195          1    $  460      10    $  560      44    $  746      36    $  895       0       NAP       0       NAP
  196          0       NAP      36    $  530      96    $  630       0       NAP       0       NAP       0       NAP
  206          0       NAP      32    $  616      96    $  705      32    $  799       0    $  NAP       0       NAP
  207          0       NAP      60    $  504      96    $  604      24    $  710       0    $  NAP       0       NAP

  210          0       NAP       0       NAP      32    $  686       0       NAP       0       NAP       0       NAP
  211          0       NAP       7    $  570      25    $  675       1    $  795       0       NAP       0       NAP
  212          0       NAP       0       NAP      18    $  647       0       NAP       0       NAP       0       NAP
  213          0       NAP       0       NAP      12    $  701       0       NAP       0       NAP       0       NAP
  215         26    $  250      27    $  425      18    $  455      34    $  495       0       NAP       0       NAP
  217          0       NAP      64    $  534      81    $  638      40    $  719       0    $  NAP       0       NAP
  218          0       NAP      24    $  670      68    $  735      34    $  815       0    $  NAP       0       NAP
  225          0       NAP       0       NAP      60    $  715       0       NAP       0       NAP       0       NAP
  226          0       NAP      24    $  495     112    $  535       0       NAP       0       NAP       0       NAP
  235          0       NAP      25    $  584      72    $  655       0       NAP       0       NAP       0       NAP
  242          0       NAP      12    $  635      48    $  740       0       NAP       0       NAP       0       NAP
  246          0       NAP      52    $  458      60    $  539       0       NAP       0       NAP       0       NAP
  247          0       NAP       0       NAP       0       NAP      40    $  784      23    $  848       0       NAP
  248          0       NAP      36    $  499      36    $  599       0       NAP       0       NAP       0       NAP
  250          0       NAP       0       NAP      80    $  550      48       619       0    $  NAP       0       NAP
  265          0       NAP      42    $  595       0       NAP       0       NAP       0       NAP       0       NAP
  266          0       NAP      48    $  435      81    $  526      52    $  628       0    $  NAP       0       NAP
  272          0       NAP      24    $  525      24    $  650       0       NAP       0       NAP       0       NAP
  273          0       NAP       8    $  488      32    $  574      40    $  658       0    $  NAP       0       NAP

  274          0       NAP      11    $  874       8    $1,161       0       NAP       0       NAP       0       NAP
  275          6    $  783       4    $  899       0       NAP       0       NAP       0       NAP       0       NAP
  285          0       NAP       0       NAP       0       NAP       0       NAP       0       NAP       0       NAP
  287          0       NAP       0       NAP      50    $  634      10    $  696       0    $  NAP       0       NAP
  292          0       NAP      10    $  450      52    $  615       0       NAP       0       NAP       0       NAP
  293          0       NAP      34    $  530      38    $  622       6    $  770       0       NAP       0       NAP
  294         10    $  489      32    $  563       0       NAP       0       NAP       0       NAP       0       NAP
  311          0       NAP      12    $  466      26    $  557       0       NAP       0       NAP       0       NAP
  316          0       NAP       0       NAP       0       NAP       0       NAP       0       NAP       0       NAP

           OTHER UNITS
          -------------
                   AVG
           NO.    RENT
MORTGAGE    OF     PER     NO. OF   THIRD MOST      THIRD MOST     SECOND MOST     SECOND MOST           MOST          MOST
LOAN NO.  UNITS    MO.   ELEVATORS  RECENT NOI   RECENT NOI DATE    RECENT NOI   RECENT NOI DATE   RECENT NOI     RECENT NOI DATE
------------------------------------------------------------------------------------------------------------------------------------

   33         0     NAP          7  $3,603,471      12/31/2004      $3,735,140      12/31/2005     $3,843,193    T-12 (07/31/2006)
   36         0     NAP          0         NAP         NAP                 NAP         NAP                NAP           NAP
   37         0     NAP          0         NAP         NAP                 NAP         NAP                NAP           NAP
   42         0     NAP         10  $  863,265      12/31/2004      $  597,857      12/31/2005     $2,490,705  T-4 (04/30/2006) Ann.
   51         0     NAP          0         NAP         NAP                 NAP         NAP         $1,286,165  T-9 (09/30/2006) Ann.
   61         0     NAP          0         NAP         NAP                 NAP         NAP         $2,106,767    TTM (07/31/2006)
   65       616  $  315          0  $1,065,109      12/31/2004      $1,185,056      12/31/2005     $1,246,200    TTM (06/30/2006)
   67         9  $1,350          0  $1,792,260      12/31/2004      $1,826,196      12/31/2005     $1,862,792    T-12 (09/30/2006)
   73         0     NAP          0  $1,057,426  T-12 (06/30/2004)   $  911,521  T-12 (06/30/2005)  $1,101,670    T-12 (06/30/2006)
   76         0     NAP          0  $1,362,698      12/31/2004      $1,365,504      12/31/2005     $1,365,143    TTM (07/31/2006)
   81         0     NAP          0  $1,186,608      12/31/2003      $1,241,800      12/31/2004     $1,271,146       12/31/2005

   84         0     NAP          0  $  470,336      12/31/2004      $  551,034      12/31/2005     $  555,889    TTM (06/30/2006)
   85         0     NAP          0  $  496,213      12/31/2004      $  519,094      12/31/2005     $  453,845    TTM (06/30/2006)
   86         0     NAP          0  $  188,327      12/31/2004      $  221,732      12/31/2005     $  166,205    TTM (06/30/2006)
   91         0     NAP          0  $  750,079      12/31/2004      $  905,096      12/31/2005     $  890,689    T-12 (09/30/2006)

   93         0     NAP          0  $  143,935      12/31/2004      $  138,284      12/31/2005     $  177,753    TTM (09/30/2006)
   94         0     NAP          0  $  172,865      12/31/2004      $  178,942      12/31/2005     $  187,823    TTM (09/30/2006)
   95         0     NAP          0  $   99,934      12/31/2004      $  104,313      12/31/2005     $  119,421    TTM (09/30/2006)
   96         0     NAP          0  $   94,360      12/31/2004      $   98,495      12/31/2005     $  112,760    TTM (09/30/2006)
   97         0     NAP          0  $   76,443      12/31/2004      $   79,793      12/31/2005     $   91,350    TTM (09/30/2006)
   98         0     NAP          0  $   86,177      12/31/2004      $   66,908      12/31/2005     $   93,467    TTM (09/30/2006)
   99         0     NAP          0  $   64,187      12/31/2004      $   57,448      12/31/2005     $   66,501    TTM (09/30/2006)
  104         0     NAP          0  $  995,817      12/31/2004      $  994,762      12/31/2005     $1,006,290    TTM (07/31/2006)
  105         0     NAP          3  $  961,089      12/31/2004      $  989,800      12/31/2005     $1,000,045    TTM (07/31/2006)

  106         0     NAP          0  $  405,682      12/31/2004      $  349,701      12/31/2005     $  494,414    TTM (06/30/2006)
  107         0     NAP          0  $  326,167      12/31/2004      $  307,309      12/31/2005     $  365,251    TTM (06/30/2006)
  108         0     NAP          0  $1,026,126      12/31/2004      $1,030,782      12/31/2005     $1,027,164    TTM (07/31/2006)
  114         0     NAP          3  $  560,470      12/31/2004      $  666,438      12/31/2005     $  674,706    TTM (08/31/2006)
  115         0     NAP          0         NAP         NAP            -$54,413      12/31/2004     $  398,900       12/31/2005
  116         0     NAP          2  $  809,748      12/31/2004      $  818,313      12/31/2005     $  825,398    TTM (08/31/2006)
  117         0     NAP          0  $1,169,711      12/31/2004      $1,292,266      12/31/2005     $1,378,289       06/30/2006
  118         0     NAP          0  $  893,591      12/31/2004      $  746,338      12/31/2005     $  874,556       06/30/2006
  119         0     NAP          0  $  790,618      12/31/2004      $  763,531      12/31/2005     $  737,506    T-12 (04/31/2006)
  124         0     NAP          0  $1,341,840      12/31/2004      $1,119,356      12/31/2005     $1,279,163       06/30/2006
  125         0     NAP          1  $  567,757      12/31/2003      $  621,540      12/31/2004     $  690,573       12/31/2005
  129         0     NAP          1  $  665,558      12/31/2004      $  896,004      12/31/2005     $  840,302    TTM (06/30/2006)
  130         0     NAP          2         NAP         NAP          $  639,258      12/31/2005     $  664,237       06/30/2006
  131         0     NAP          2         NAP         NAP          $  639,258      12/31/2005     $  664,237       06/30/2006
  133         0     NAP          0  $  673,657      12/31/2004      $  614,168      12/31/2005     $  746,033       06/30/2006
  139         0     NAP          2  $  686,782      12/31/2004      $  628,072      12/31/2005     $  657,525    TTM (07/31/2006)
  142         0     NAP          0  $  555,171      12/31/2004      $  577,610      12/31/2005     $  636,701  T-9 (09/30/2006) Ann.
  147         0     NAP          0  $  353,703      12/31/2004      $  523,141      12/31/2005     $  712,293       06/30/2006
  150         0     NAP          0  $  505,671      12/31/2004      $  521,266      12/31/2005     $  550,263    TTM (07/31/2006)
  155         0     NAP          0  $  735,181      12/31/2004      $  776,490      12/31/2005     $  962,143       06/30/2006
  156         0     NAP          0  $  809,930      12/31/2004      $  809,425      12/31/2005     $  834,874       06/30/2006
  158         0     NAP          0  $  167,644      12/31/2004      $    9,390      12/31/2005     $  164,700  YTD Annual 11/01/2006
  160         0     NAP          0  $  604,210      12/31/2004      $  610,198      12/31/2005     $  603,449    TTM (08/31/2006)
  162         0     NAP          0  $  490,397      12/31/2004      $  212,606      12/31/2005     $  267,701    TTM (05/31/2006)
  166         0     NAP          0  $  735,027      12/31/2004      $  897,819      12/31/2005     $1,041,064       06/30/2006
  167         0     NAP          3         NAP         NAP                 NAP         NAP         $  569,211       06/30/2006
  172         0     NAP          0  $  478,633      12/31/2004      $  599,471      12/31/2005     $  675,993       06/30/2006
  176       262  $  270          0  $  538,232      12/31/2003      $  504,674      12/31/2004     $  596,851       12/31/2005
  182         0     NAP          0  $  419,937      12/31/2004      $  375,254      12/31/2005     $  444,880       06/30/2006
  183         0     NAP          0  $  132,611      12/31/2004      $  120,478      12/31/2005     $  140,489       06/30/2006
  185         0     NAP          0  $  340,660      12/31/2004      $  438,933      12/31/2005     $  510,618       06/30/2006
  191         0     NAP          0         NAP         NAP                 NAP         NAP                NAP           NAP
  192         0     NAP          0  $  562,167      12/31/2004      $  529,468      12/31/2005     $  601,759       06/30/2006
  194         0     NAP          0  $  418,050      12/31/2004      $  425,625      12/31/2005     $  488,352       06/30/2006
  195         0     NAP          0  $  444,113      12/31/2004      $  400,325      12/31/2005     $  384,427    TTM (07/31/2006)
  196         0     NAP          0  $  321,010      12/31/2004      $  332,086      12/31/2005     $  351,167    TTM (08/31/2006)
  206         0     NAP          0  $  530,637      12/31/2004      $  595,814      12/31/2005     $  626,494       06/30/2006
  207         0     NAP          0  $  416,058      12/31/2004      $  513,642      12/31/2005     $  520,200       06/30/2006

  210         0     NAP          0  $  123,953      12/31/2004      $  104,187      12/31/2005     $  134,911    TTM (09/30/2006)
  211         0     NAP          0  $   84,625      12/31/2004      $   86,264      12/31/2005     $   89,756    TTM (09/30/2006)
  212         0     NAP          0  $   63,783      12/31/2004      $   66,592      12/31/2005     $   56,753    TTM (09/30/2006)
  213         0     NAP          0  $   48,677      12/31/2004      $   43,860      12/31/2005     $   49,671    TTM (09/30/2006)
  215         0     NAP          0  $  291,737      12/31/2004      $  323,791      12/31/2005     $  221,462    TTM (07/31/2006)
  217         0     NAP          0  $  588,800      12/31/2004      $  575,494      12/31/2005     $  569,455       06/30/2006
  218         0     NAP          0  $  577,333      12/31/2004      $  536,632      12/31/2005     $  640,003       06/30/2006
  225         0     NAP          0         NAP         NAP                 NAP         NAP                NAP           NAP
  226         0     NAP          0  $  278,576      12/31/2004      $  311,660      12/31/2005     $  322,809    TTM (08/31/2006)
  235         0     NAP          0  $   66,959      12/31/2004      $  251,804      12/31/2005     $  255,799    TTM (06/30/2006)
  242         0     NAP          0  $  285,286      12/31/2004      $  206,817      12/31/2005     $  127,820    TTM (07/31/2006)
  246         0     NAP          0  $  307,654      12/31/2004      $  305,056      12/31/2005     $  322,444    TTM (05/31/2006)
  247         0     NAP          0  $  263,408      12/31/2004      $  296,498      12/31/2005     $  308,438       06/30/2006
  248         0     NAP          0         NAP         NAP                 NAP         NAP                NAP           NAP
  250         0     NAP          0  $  293,287      12/31/2004      $  327,946      12/31/2005     $  417,302       06/30/2006
  265         0     NAP          0         NAP         NAP                 NAP         NAP                NAP           NAP
  266         0     NAP          0  $  190,463      12/31/2004      $  312,027      12/31/2005     $  455,347       06/30/2006
  272         0     NAP          0         NAP         NAP          $  219,033      12/31/2005     $  143,233       12/31/2006
  273         0     NAP          0  $  207,511      12/31/2004      $  299,454      12/31/2005     $  297,554       06/30/2006

  274         0     NAP          0  $  135,586      12/31/2004      $  137,506      12/31/2005     $  158,223    TTM (09/30/2006)
  275         0     NAP          0     $55,037      12/31/2004         $73,497      12/31/2005        $63,119    TTM (09/30/2006)
  285       104  $  334          0  $  130,537      12/31/2004      $  148,855      12/31/2005     $  154,612    TTM (09/30/2006)
  287         0     NAP          0         NAP         NAP                 NAP         NAP         $  187,736       06/30/2006
  292         0     NAP          0  $  261,525      12/31/2004      $  275,720      12/31/2005     $  227,047    TTM (09/30/2006)
  293         0     NAP          0         NAP         NAP                 NAP         NAP                NAP           NAP
  294         0     NAP          0         NAP         NAP                 NAP         NAP         $  115,086    TTM (02/28/2006)
  311         0     NAP          0  $  104,383      12/31/2004      $  115,158      12/31/2005     $  119,801    TTM (09/30/2006)
  316        77  $  230          0  $   46,852      12/31/2004      $  118,561      12/31/2005     $  109,586    TTM (08/31/2006)

NOTES:

(*)  Club at Vero-I and Club at Vero-II are 2
     crossed-collateralized/cross-defaulted notes secured by the same property.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1-24 - RREEF INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1-24 - RREEF INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1-24 - RREEF INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                     $250,000,000
CUT-OFF DATE BALANCE:                 $250,000,000
SHADOW RATING (FITCH/S&P):            NAP
LOAN PURPOSE:                         Refinance
FIRST PAYMENT DATE:                   January 1, 2007
INTEREST RATE:                        5.4515%
AMORTIZATION:                         Interest Only
ARD:                                  NAP
HYPERAMORTIZATION:                    NAP
MATURITY DATE:                        December 1, 2016
EXPECTED MATURITY BALANCE:            $250,000,000
SPONSOR:                              RREEF America REIT II
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Locked out until 2 years after the REMIC
                                      "start-up" day, with U.S. Treasury
                                      defeasance thereafter. Prepayable without
                                      a premium from and after June 1, 2016.
LOAN PER SF:                          $51.90
UP-FRONT RESERVES:                    NAP
ONGOING RESERVES(1):                  RE Tax(1):                  Springing
                                      Insurance(1):               Springing
                                      Cap Ex(1):                  Springing
                                      TI/LC(1):                   Springing
                                      Lease Termination Fee(1):   Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Portfolio of 24 assets
PROPERTY TYPE:                        Industrial
PROPERTY SUB-TYPE:                    Flex
LOCATION:                             See table below
YEAR BUILT/RENOVATED:                 See table below
PERCENT LEASED(2):                    92.8%
SQUARE FOOTAGE:                       4,816,571
THE COLLATERAL:                       24 industrial properties
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  RREEF Management Company
3RD MOST RECENT NET OP. INCOME
(AS OF):                              NAP
2ND MOST RECENT NET OP. INCOME
(AS OF):                              $29,859,244 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):   $28,306,182 (TTM 09/30/2006)
U/W NET OP. INCOME:                   $31,496,966
U/W NET CASH FLOW:                    $29,063,407
U/W OCCUPANCY:                        90.0%
APPRAISED VALUE:                      $476,540,000
CUT-OFF DATE LTV:                     52.5%
MATURITY DATE LTV:                    52.5%
DSCR:                                 2.10x
POST IO DSCR:                         NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  Based on the rent roll dated November 6, 2006.

THE RREEF INDUSTRIAL PORTFOLIO LOAN

     THE LOAN. The largest loan (the "RREEF Industrial Portfolio Loan") as evidenced by the Promissory Note is secured by two first priority fee Deeds of
Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings
encumbering 24 industrial properties that total approximately 4,816,571 square feet known as the "RREEF Industrial Portfolio", located in Northern California
(the "RREEF Industrial Portfolio Properties"). The RREEF Industrial Portfolio
Loan was originated on November 17, 2006 by or on behalf of LaSalle Bank
National Association.

     THE BORROWER. The borrower is Northern California Industrial Portfolio,
Inc., a Maryland corporation (the "RREEF Industrial Portfolio Borrower"). The
RREEF Industrial Portfolio Borrower owns no material assets other than the RREEF
Industrial Portfolio Properties. The RREEF Industrial Portfolio Borrower is
sponsored by RREEF America REIT II, a Maryland corporation (the "Sponsor"). The
Sponsor is a private real estate investment trust that manages a portfolio of multifamily, industrial, retail, and office properties.

     THE PROPERTY. The RREEF Industrial Portfolio Properties are comprised of 24 industrial properties that total approximately 4,816,571 square feet, all located within the San Francisco-Oakland-San Jose metropolitan statistical area in Northern California. The RREEF Industrial Portfolio Properties were originally constructed between 1977 and 1997. See table below for additional information about the RREEF Industrial Portfolio Properties:

                                      IV-3

                                                     ALLOCATED     PROPERTY    OWNERSHIP    YEAR BUILT/    PERCENT
PROPERTY                             LOCATION       LOAN AMOUNT      TYPE       INTEREST     RENOVATED      LEASED   UNITS/SF
-----------------------------------------------------------------------------------------------------------------------------

1310-1380 Kifer Road              Sunnyvale, CA     $28,600,000   Industrial      Fee         1979/NAP      100.0%    287,300
Hayward Business Park             Hayward, CA       $27,300,000   Industrial      Fee      1982-1986/NAP     89.1%    630,944
Walsh at Lafayette                Santa Clara, CA   $19,300,000   Industrial      Fee         1996/NAP      100.0%    320,505
Wiegman Distribution Center       Hayward, CA       $19,100,000   Industrial      Fee      1989/1994/NAP    100.0%    459,833
Fremont Commerce Center           Fremont, CA       $14,200,000   Industrial      Fee      1987-1988/NAP     71.2%    333,983
Montague Industrial Center        San Jose, CA      $14,200,000   Industrial      Fee         1979/NAP       98.4%    315,600
Dixon Landing Business Park       Milpitas, CA      $13,400,000   Industrial      Fee      1977-1997/NAP    100.0%    202,762
Bay Center Business Park II       Hayward, CA       $12,300,000   Industrial      Fee         1983/NAP       75.5%    128,700
Huntwood Business Center          Hayward, CA       $11,600,000   Industrial      Fee         1984/NAP       96.7%    176,056
Port of Oakland Business Center   Oakland, CA       $10,800,000   Industrial      Fee         1977/NAP      100.0%    199,733
Charcot Business Center           San Jose, CA      $10,300,000   Industrial      Fee         1980/NAP      100.0%    164,089
Cabot Boulevard Warehouse         Hayward, CA       $ 9,300,000   Industrial      Fee         1978/NAP      100.0%    248,860
Bay Center Business Park III      Hayward, CA       $ 8,700,000   Industrial      Fee         1997/NAP      100.0%    116,941
Bayview Business Center           Fremont, CA       $ 7,300,000   Industrial      Fee         1991/NAP      100.0%    103,920
1710 Little Orchard               San Jose, CA      $ 5,900,000   Industrial      Fee         1988/NAP      100.0%    212,840
COG Warehouse                     Milpitas, CA      $ 5,700,000   Industrial      Fee         1992/NAP      100.0%    120,600
Industrial Drive                  Fremont, CA       $ 5,300,000   Industrial      Fee         1993/NAP       70.5%    198,676
Okidata Distribution Center       Milpitas, CA      $ 5,200,000   Industrial      Fee         1993/NAP      100.0%    100,497
Eden Landing Business Center      Hayward, CA       $ 4,800,000   Industrial      Fee         1989/NAP      100.0%     82,796
Doolittle Business Center         San Leandro, CA   $ 4,500,000   Industrial      Fee         1977/NAP       69.1%    113,196
Bay Center Distribution Center    Hayward, CA       $ 3,400,000   Industrial      Fee         1985/NAP      100.0%     69,438
Cadillac Court I                  Milpitas, CA      $ 3,200,000   Industrial      Fee         1991/NAP      100.0%     44,517
Bay Center Business Park I        Hayward, CA       $ 3,100,000   Industrial      Fee         1981/NAP       68.7%    148,665
Cadillac Court II                 Milpitas, CA      $ 2,500,000   Industrial      Fee         1996/NAP      100.0%     36,120

                             LEASE ROLLOVER SCHEDULE

                                                                                      % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SQUARE    CUMULATIVE %   RENTAL REVENUES        BASE RENTAL
     YEAR         ROLLING       PER SF ROLLING       FEET ROLLING     OF SF ROLLING       ROLLING          REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------

    Vacant           10             $ 0.00               10%                10%              0%                    0%
      MTM             0             $ 0.00                0%                 0%              0%                    0%
     2006            22             $ 7.08                5%                15%              5%                    5%
     2007            39             $ 6.63               16%                31%             16%                   21%
     2008            51             $ 8.68               24%                55%             31%                   53%
     2009            34             $ 7.78               10%                66%             12%                   65%
     2010            19             $ 7.12                7%                72%              7%                   71%
     2011            23             $ 5.49               13%                86%             11%                   82%
     2012             3             $ 4.72                7%                93%              5%                   87%
     2013             4             $10.92                3%                96%              5%                   92%
     2014             3             $12.75                4%               100%              8%                  100%
     2015             0             $ 0.00                0%               100%              0%                  100%
2016 & Beyond         0             $ 0.00                0%               100%              0%                  100%

                                      IV-4

     The following table presents certain information relating to the major tenants at the RREEF Industrial Portfolio Properties:

                                                                                       % OF TOTAL    ANNUALIZED
                                 CREDIT RATING                           ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                    (FITCH/        TENANT               UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
          TENANT NAME           MOODY'S/S&P)(1)     NRSF    % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Cisco Systems, Inc.                 --/A1/A+       136,425       3%      $ 3,714,853       11%         $27.23     02/29/2008
Level 3 Communications, LLC      CCC-/Caa2/CCC+    197,100       4%      $ 2,512,254        8%         $12.75     09/30/2014
Kosan Biosciences Incorporated      --/--/--       113,792       2%      $ 1,703,910        5%         $14.97     02/28/2013(2)
Keeco, LLC                          --/--/--       283,629       6%      $ 1,361,419        4%         $ 4.80     12/31/2012
Unified Western Grocers, Inc.       --/--/--       194,350       4%      $   956,202        3%         $ 4.92     01/31/2008
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             925,296      19%      $10,248,638       31%         $11.08
-------------------------------------------------------------------------------------------------------------------------------

Other Tenants                         NAP        3,433,684      71%      $22,326,585       69%         $ 6.50       Various
Vacant Space                          NAP          457,591      10%      $         0        0%         $ 0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           4,816,571     100%      $32,575,223      100%         $ 7.47
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  69,512 square feet expire on February 29, 2008 and 44,280 square feet expire on February 28, 2013.

     ESCROWS AND RESERVES. The RREEF Industrial Portfolio Borrower is required to escrow monthly 1/12 of estimated annual real estate taxes and 1/12 of estimated insurance premiums upon the occurrence of any of the following events:
(i) the RREEF Industrial Portfolio Borrower fails to pay all taxes or all insurance premiums due with respect to the RREEF Industrial Portfolio Properties prior to the due date or (ii) a cash management period (a "Cash Management
Period") exists. A Cash Management Period will exist upon the occurrence of (a)
an event of default under the RREEF Industrial Portfolio Loan until the cure of the event of default, (b) the bankruptcy or insolvency of the RREEF Industrial
Portfolio Borrower or the property manager until the emergence of the RREEF
Industrial Portfolio Borrower or the property manager from bankruptcy with no adverse consequences to the RREEF Industrial Portfolio Properties or the RREEF
Industrial Portfolio Loan or, as to the bankruptcy or insolvency of the property manager, a replacement property manager reasonably acceptable to lender is appointed or (c) the DSCR for the preceding 12 calendar months falls below 1.10x until the DSCR is equal to or greater than 1.10x for two consecutive quarters.
Additionally, if a Cash Management Period exists, the RREEF Industrial Portfolio
Borrower is required to escrow monthly $60,207 into a capital expenditures reserve account and $160,552 into a rollover reserve account.

     Lastly, in the event the RREEF Industrial Portfolio Borrower receives a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease (a "Lease Termination Fee") the RREEF
Industrial Portfolio Borrower is required to deposit such Lease Termination Fee into a lease termination reserve account to be used by the RREEF Industrial
Portfolio Borrower (i) for tenant improvements and leasing commissions with respect to re-leasing the space associated with such Lease Termination Fee (a
"Termination Space") and (ii) in the event there is any Rent Deficiency (as defined below) with respect to the Termination Space, in replacement of rent payable to the RREEF Industrial Portfolio Borrower. The difference between the amount of monthly rent received from the replacement tenant and the amount of monthly rent received from the previous tenant leasing a Termination Space is the "Rent Deficiency."

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
RREEF Industrial Portfolio Loan. The lockbox will remain in place until the
RREEF Industrial Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The RREEF Industrial Portfolio Properties are managed by RREEF Management Company, an affiliate of the RREEF Industrial Portfolio
Borrower. The management agreements are subordinate to the RREEF Industrial
Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTY(S). The RREEF Industrial Portfolio Borrower may obtain a release of one or more RREEF Industrial Portfolio Properties by partial defeasance of the RREEF Industrial Portfolio Loan subject to the satisfaction of certain conditions including, but not limited to: (i) the allocated loan amount of the individual property to be released plus the allocated loan amount(s) of all individual properties previously released does not exceed $125,000,000, (ii)
after giving effect to the release(s), the underwritten DSCR for the remaining
RREEF Industrial Portfolio Properties is not less than the greater of (a) the
DSCR on November 17, 2006 for all of the RREEF Industrial Portfolio Properties
or (b) the DSCR for the RREEF Industrial Portfolio Properties immediately prior to the release of the defeased property(s), (iii) after giving effect to the release(s), the LTV of the remaining RREEF Industrial Portfolio Properties is not greater than the lesser of (1) the LTV on November 17, 2006 or (2) the LTV immediately prior to the subject release, (iv) the RREEF Industrial Portfolio
Borrower must defease an amount equal to 115% of the RREEF Industrial Portfolio
Loan amount allocated for the released property(s) and (v) the RREEF Industrial
Portfolio Borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release(s).

                                      IV-5

     SUBSTITUTION OF PROPERTY(S). The RREEF Industrial Portfolio Borrower may
obtain a release of any of the RREEF Industrial Portfolio Properties from the
RREEF Industrial Portfolio Loan by simultaneously substituting one or more other properties of like or better kind and quality in place of a released property(s), subject to the satisfaction of certain conditions including, but not limited to: (i) the RREEF Industrial Portfolio Borrower pays a fee in the amount of 0.10% of the allocated loan amount of the substituted property(s),
(ii) the allocated loan amount of the individual property to be substituted plus the allocated loan amount(s) of all individual properties previously substituted does not exceed $125,000,000, (iii) after giving effect to the substitution(s), the underwritten DSCR for the remaining RREEF Industrial Portfolio Properties including the substitute property(s) is not less than the greater of (1) the
DSCR on November 17, 2006 for all of the RREEF Industrial Portfolio Properties
or (2) the DSCR for the RREEF Industrial Portfolio Properties immediately prior to the substitution, (iv) after giving effect to the substitution(s), the LTV of the remaining RREEF Industrial Portfolio Properties is not greater than the lesser of (1) the LTV on November 17, 2006 or (2) the LTV immediately prior to the subject substitution, (v) if the allocated loan amount of the substitution property plus the allocated loan amount(s) of all substituted properties previously released exceeds $62,500,000, the RREEF Industrial Portfolio Borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution(s) and (vi) the underwritten net operating income for the replacement property(s) does not show a downward trend over three consecutive years prior to substitution(s).

     Certain additional information regarding the RREEF Industrial Portfolio
Loan and the RREEF Industrial Portfolio Properties is set forth on Appendix II hereto.

                                      IV-6

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 25 - NATICK MALL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 25 - NATICK MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 25 - NATICK MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-9

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 25 - NATICK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $225,000,000
CUT-OFF DATE BALANCE(1):         $225,000,000
SHADOW RATING (FITCH/S&P):       BBB/BBB-
LOAN PURPOSE:                    Refinance
FIRST PAYMENT DATE:              November 7, 2006
INTEREST RATE:                   5.512%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   October 7, 2011
EXPECTED MATURITY BALANCE(1):    $225,000,000
SPONSOR(S):                      General Growth Properties, Inc./New York State
                                 Common Retirement Fund
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until two years after the REMIC
                                 "start-up" day, with U.S. Treasury defeasance
                                 thereafter. Prepayable without a premium from
                                 and after October 7, 2009.
LOAN PER SF(1):                  $366.69
UP-FRONT RESERVES:               NAP
ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
                                 Cap Ex:      Springing
                                 TI/LC:       Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Retail
PROPERTY SUB-TYPE:                         Anchored
LOCATION:                                  Natick, MA
YEAR BUILT/RENOVATED:                      1966/1994
PERCENT LEASED(2):                         93.9%
SQUARE FOOTAGE:                            613,603
THE COLLATERAL:                            Two-story regional mall
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       General Growth Management, Inc.
3RD MOST RECENT NET OP. INCOME (AS OF):    $25,554,369 (TTM 12/31/2004)
2ND MOST RECENT NET OP. INCOME (AS OF):    $25,510,301 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):        $25,942,651 (TTM 06/30/2006)
U/W NET OP. INCOME:                        $25,131,412
U/W NET CASH FLOW:                         $24,036,162
U/W OCCUPANCY:                             93.9%
APPRAISED VALUE:                           $500,000,000
CUT-OFF DATE LTV(1):                       45.0%
MATURITY DATE LTV(1):                      45.0%
DSCR(1):                                   1.91x
POST IO DSCR(1):                           NAP
--------------------------------------------------------------------------------

(1)  The subject $225,000,000 loan represents the senior portion of a
     $350,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $225,000,000 senior financing.

(2)  Based on the rent roll dated August 7, 2006.

THE NATICK MALL LOAN

     THE LOAN. The second largest loan (the "Natick Mall Loan") as evidenced by the Promissory Note (the "Natick Mall Note") is secured by a first priority fee
Deed of Trust (the "Natick Mall Mortgage") encumbering the 613,603 square foot regional mall known as Natick Mall, located in Natick, MA (the "Natick Mall
Property"). The Natick Mall Loan was originated on September 12, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Natick Mall, LLC, a Delaware limited liability company (the "Natick Mall Borrower") that owns no material asset other than the Natick Mall Property and related interests. The Natick Mall Borrower is a wholly-owned subsidiary of General Growth Properties ("GGP") and New York
State Common Retirement Fund ("NYSCRF"), the sponsor of the Natick Mall Loan.
GGP is a publicly traded REIT with an equity market cap of $11.21 billion, and ownership interest in, or management responsibility for, a portfolio of over 200 regional shopping malls in 44 states totaling approximately 200 million square feet of space.

     THE PROPERTY. The Natick Mall Property is located in Natick, MA, at 1245
Worcester Street, at the intersection of Speen Street and Route 9. It is approximately 16 miles west of Boston, MA. The Natick Mall Property was originally constructed in 1966 and renovated in 1994. It consists of a 1,130,265 square foot, two level regional mall, of which 613,603 square feet is collateral for the Natick Mall Loan. The Natick Mall Property is anchored by Macy's, Sears,
Lord & Taylor and JC Penney.

                                      IV-10

                                                   CREDIT RATING OF PARENT                             OPERATING
                                                           COMPANY                      COLLATERAL     COVENANT
   ANCHOR                PARENT COMPANY              (FITCH/MOODY'S/S&P)       GLA     INTEREST (1)   EXPIRATION
----------------------------------------------------------------------------------------------------------------

Macy's          Federated Department Stores, Inc        BBB+/Baa1/BBB        208,376         No       06/01/2052
JC Penney       JC Penney Co, Inc                       BBB/Baa3/BBB-        198,672        Yes       02/28/2027
Sears           Sears Holdings Corporation                BB/Ba1/BB+         194,722         No       09/29/2092
Lord & Taylor   Federated Department Stores, Inc        BBB+/Baa1/BBB        113,564         No       12/31/2092
----------------------------------------------------------------------------------------------------------------
TOTAL                                                                        715,334
----------------------------------------------------------------------------------------------------------------

(1)  Macy's owns the land and improvements on its space. Sears and Lord & Taylor own only the improvements on their respective spaces.

                             LEASE ROLLOVER SCHEDULE

                               AVERAGE                               % OF TOTAL
                              BASE RENT   % OF TOTAL    CUMULATIVE   BASE RENTAL    CUMULATIVE % OF
                # OF LEASES    PER SF     SQUARE FEET     % OF SF     REVENUES     TOTAL BASE RENTAL
    YEAR          ROLLING      ROLLING      ROLLING       ROLLING      ROLLING     REVENUES ROLLING
----------------------------------------------------------------------------------------------------

   Vacant            18         $ 0.00         6%            6%           0%                0%
     MTM              3         $85.22         0%            6%           1%                1%
    2006              2         $57.05         1%            7%           1%                2%
    2007              6         $48.85         3%           10%           4%                6%
    2008              4         $64.48         1%           11%           1%                8%
    2009             11         $48.97         5%           16%           7%               15%
    2010             15         $45.38        10%           26%          13%               28%
    2011              5         $59.49         1%           27%           2%               30%
    2012              6         $47.04         3%           30%           4%               34%
    2013              4         $73.57         1%           31%           2%               36%
    2014             21         $52.17        14%           45%          20%               56%
    2015             29         $55.17        13%           57%          20%               76%
2016 & Beyond        22         $19.48        43%          100%          24%              100%

     The following table presents certain information relating to the major tenants at the Natick Mall Property:

                                                                             % OF TOTAL     ANNUALIZED
                          CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------

JC Penney(2)              BBB/Baa3/BBB-    198,672    32%    $ 1,664,064          8%          $ 8.38      02/28/2027
Gap/Gapkids              BBB-/Baa3/BBB+     14,500     2%    $ 1,000,500          5%          $69.00      12/31/2014
Talbots                     --/--/--        11,510     2%    $   494,928          2%          $43.00      01/31/2014
The Maxx                     --/A3/A        11,000     2%    $   445,500          2%          $40.50      09/30/2010
Banana Republic           BBB-/Baa3/BB+      9,985     2%    $   440,736          2%          $44.14      01/31/2007
Express                    --/Baa2/BBB      11,341     2%    $   430,958          2%          $38.00      01/31/2014
Victoria's Secret          --/Baa2/BBB      11,321     2%    $   428,374          2%          $37.84      01/31/2015
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     268,329    44%    $ 4,905,060         23%          $18.28
--------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP         308,026    50%    $16,472,647         77%          $53.48       Various
Vacant Space                   NAP          37,248     6%    $         0          0%          $ 0.00         NAP
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     613,603   100%    $21,377,707        100%          $37.09
--------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  JC Penney is currently occupying space under a temporary license agreement in order to complete renovations on the subject space. The estimated store opening is March 2007.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a Trigger
Event, the Natick Mall Borrower is required to escrow monthly 1/12 of estimated annual real estate taxes and insurance premiums monthly, $8,628 for replacement reserves (the total replacement reserve is capped at $103,532), and $34,578 for rollover reserves monthly (the total rollover reserve is capped at $414,931). A
Trigger Event shall commence upon the occurrence of either of the following: (i)
an event of default under the loan agreement with respect to the Natick Mall
Loan or (ii) the DSCR dropping below 1.10x for any consecutive twelve month period.

     In addition, the Natick Mall Borrower may obtain financing for capital expenditures for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements) and related solely to the Natick Mall Property so long as such indebtedness (i) is unsecured or (ii) in the aggregate does not exceed
$17,500,000; provided that the Natick Mall Borrower may be permitted to incur capital expenditures exceeding $17,500,000 as long as the total amount outstanding at any one time when combined with trade debts shall not exceed
$26,250,000.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Natick Mall Loan. The lockbox will be in place until the Natick Mall Loan has been paid in full.

                                      IV-11

     PROPERTY MANAGEMENT. The Natick Mall Property is managed by General Growth
Management, Inc., which is an affiliate of the Natick Mall Loan's sponsor. The management agreement is subordinate to the Natick Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Natick Mall Borrower or a
holder of a direct or indirect interest in the Natick Mall Borrower, is permitted to incur mezzanine financing provided that (i) the originating lender or one of its affiliates originates the mezzanine debt; (ii) the collateral shall only include pledges of the equity interests of the Natick Mall Borrower;
(iii) all mezzanine debt documents are reasonably acceptable to both the rating agencies and the originating lender; (iv) the mezzanine debt intercreditor agreements and documents require that the Natick Mall Borrower provide evidence that the anticipated DSCR will be no less than 1.10x at all times during the applicable period, regardless of whether the mezzanine debt has a fixed or floating interest rate; (v) the LTV immediately following the closing is no greater than 80%; (vi) the DSCR immediately following the closing is no less than 1.10x; (vii) the Natick Mall Borrower provides any amendments to the loan documents that are reasonably required by the originating lender and the rating agencies in connection with the mezzanine debt, none of which shall amend the interest rate or monthly DSCR; (viii) the mezzanine borrower shall be structured so that it does not effect the bankruptcy remote nature of the Natick Mall
Borrower and shall not be contrary to rating agency criteria; (ix) a confirmation is received from the applicable rating agencies that the incurrence of the mezzanine debt will not cause the rating on any class of certificates to be qualified, withdrawn or downgraded.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Natick
Mall Property is additionally encumbered by a B-Note and C-Note with original principal balances as of the Cut-off Date of $60,000,000 and $65,000,000,
respectively, which are not included in the trust. The aggregate mortgage loan is $350,000,000 with an aggregate LTV of 70.0% and an aggregate underwritten
DSCR of 1.20x.

     Certain additional information regarding the Natick Mall Loan and the
Natick Mall Property is set forth on Appendix II hereto.

                                      IV-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 26 - OXFORD CENTRE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-13

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 26 - OXFORD CENTRE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-14

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 26 - OXFORD CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $118,000,000
CUT-OFF DATE BALANCE:                     $118,000,000
SHADOW RATING (FITCH/S&P):                NAP
LOAN PURPOSE:                             Refinance
FIRST PAYMENT DATE:                       January 1, 2007
INTEREST RATE:                            5.660%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            December 1, 2016
EXPECTED MATURITY BALANCE:                $118,000,000
SPONSOR:                                  Mark E. Mason
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Lockout until two years after the
                                          REMIC start-up date, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without penalty on and
                                          after July 1, 2016.
LOAN PER SF:                              $116.73
UP-FRONT RESERVES:                        Deferred Maintenance:  $2,000,000
                                          TI/LC:                 $7,500,000
ONGOING RESERVES:                         TI/LC(1):              $50,000/month
LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Office
PROPERTY SUB-TYPE:                        Urban
LOCATION:                                 Pittsburgh, PA
YEAR BUILT/RENOVATED:                     1982/NAP
PERCENT LEASED(2):                        83.1%
SQUARE FOOTAGE:                           1,010,905
THE COLLATERAL:                           45-story office tower
OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      Oxford Development Company
3RD MOST RECENT NET OP. INCOME (AS OF):   $10,009,669 (TTM 12/31/2004)
2ND MOST RECENT NET OP. INCOME (AS OF):   $10,010,597 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):       $10,458,627 (TTM 08/31/2006)
U/W NET OP. INCOME:                       $11,276,732
U/W NET CASH FLOW:                        $10,121,234
U/W OCCUPANCY:                            83.1%
CUT-OFF DATE LTV:                         79.7%
MATURITY DATE LTV:                        79.7%
DSCR:                                     1.49x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)  Monthly payments will not be required so long as the balance of the TI/LC reserve account if the balance should fall below $2,000,000.

(2)  Percent leased is based on rent roll dated October 1, 2006.

THE OXFORD CENTRE LOAN

     THE LOAN. The third largest loan (the "Oxford Centre Loan"), as evidenced by the Promissory Note, is secured by a first priority fee Deed of Trust (the
"Oxford Centre Mortgage") encumbering the 1,010,905 square foot urban office building known as the Oxford Centre Building, located in Pittsburgh,
Pennsylvania (the "Oxford Centre Property"). The Oxford Centre Loan was
originated on November 29, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Inc.

     THE BORROWER. The borrower is Oxford Development Company/Grant Street, a
Pennsylvania limited liability partnership (the "Oxford Centre Borrower") that owns no material asset other than the Oxford Centre Property and related interests. The Oxford Centre Borrower is comprised of Oxford Development
Company-Pittsburgh, OOC, Inc. and L&M Associates. OOC, Inc. is the general partner of the partnership. L&M Associates d/b/a Oxford Development Company is
one of the largest real estate development and management companies in Western
Pennsylvania, with over 35 years of real estate development, property management and leasing experience and has developed, owned, leased and/or managed over 30 million square feet of commercial space.

     THE PROPERTY. The Oxford Centre Property is located in Pittsburgh,
Pennsylvania at the gateway to Grant Street from I-376 and I-279. It consists of a 1,010,905 square foot, 45-story urban office tower and a four level retail and office arcade connected to a ten-level 840 car parking garage and the Rivers
Club, a two level athletic/dining club. It is situated on approximately 1.79 acres.

                                      IV-15

                             LEASE ROLLOVER SCHEDULE

                                    AVERAGE                                             % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SQUARE    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING     RENT PER SF ROLLING      FEET ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------

    Vacant           35              $ 0.00                18%                18%              0%                  0%
     MTM             16              $11.33                 2%                19%              1%                  1%
    2006              4              $ 8.65                 1%                21%              1%                  2%
    2007              8              $23.94                 7%                27%              9%                 10%
    2008             16              $20.87                 8%                35%              9%                 19%
    2009              9              $26.31                 5%                40%              7%                 26%
    2010              4              $26.02                 3%                42%              4%                 29%
    2011             13              $24.36                16%                58%             21%                 50%
    2012              3              $28.65                 4%                62%              6%                 56%
    2013              0              $ 0.00                 0%                62%              0%                 56%
    2014              4              $28.10                 2%                64%              3%                 59%
    2015              5              $21.58                 7%                71%              8%                 67%
2016 & Beyond        11              $20.96                29%               100%             33%                100%

     The following table presents certain information relating to the major tenants at the Oxford Centre Property:

                                                                                       % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                       ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                      (FITCH/        TENANT    % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
          TENANT NAME               MOODY'S/S&P)      NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Buchanan Ingersoll, P.C.              --/--/--       217,568     22%   $ 5,252,565         29%          $25.24      12/31/2006(1)
Thorp Reed Armstrong                  --/--/--        82,621      8%   $ 2,093,647         11%          $25.34          MTM(2)
Morgan Lewis and Bockius, LLP         --/--/--        36,126      4%   $ 1,083,780          6%          $30.00        06/30/2012
Pietragallo Bosick & Gordon, LLP      --/--/--        50,334      5%   $   946,680          5%          $18.81          MTM(3)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               386,649     38%   $ 9,616,610         52%          $24.87
---------------------------------------------------------------------------------------------------------------------------------
Other Tenants                                        444,016     44%   $ 9,205,932         48%          $20.37         Various
Vacant                                               180,240     18%   $         0          0%          $ 0.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             1,010,905    100%   $18,822,542        100%          $22.65
---------------------------------------------------------------------------------------------------------------------------------

(1)  159,959 SF expires on 12/31/2016; 48,609 SF expires on 12/31/2007 and 9,000
     SF expires on 12/31/2006.

(2)  80,539 SF expires on 04/30/2011 and 2,082 SF is MTM.

(3)  47,334 SF expires on 12/31/2015 and 3000 SF is MTM.

     ESCROWS AND RESERVES. The Oxford Centre Borrower was required to make an initial deposit of $7,500,000 into a TI/LC reserve and thereafter to make a monthly deposit into the reserve of $50,000 if the balance should fall below
$2,000,000. The Oxford Centre Borrower was also required to deposit $2,000,000 into an initial Deferred Maintenance reserve.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Oxford Centre Loan. The lockbox begins a cash flow sweep upon occurrence of the following: (i) event of default under the loan documents or (ii) the DSCR falls below 1.05x for the preceding trailing 12-month period as determined by the lender.

     PROPERTY MANAGEMENT. The Oxford Centre Property is managed by Oxford
Development Company - Pittsburgh, an affiliate of the Oxford Centre Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Oxford Centre Loan and the
Oxford Centre Property is set forth on Appendix II hereto.

                                      IV-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 27 - WESTIN O'HARE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 27 - WESTIN O'HARE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 27 - WESTIN O'HARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $101,000,000
CUT-OFF DATE BALANCE:                     $101,000,000
SHADOW RATING (FITCH/S&P):                NAP
LOAN PURPOSE:                             Acquisition
FIRST PAYMENT DATE:                       January 8, 2007
INTEREST RATE:                            5.810%
AMORTIZATION:                             Interest only through December 8,
                                          2011. Principal and interest payments
                                          of $593,263.90 beginning January 8,
                                          2012 through the maturity date.
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            December 8, 2016
EXPECTED MATURITY BALANCE:                $94,391,450
SPONSOR:                                  Ashford Hospitality Limited
                                          Partnership
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until 2 years after the
                                          REMIC "start-up" day, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without penalty from and
                                          after September 8, 2016.
LOAN PER ROOM:                            $192,381
UP-FRONT RESERVES:                        NAP
ONGOING RESERVES:                         FF&E:        Springing
                                          RE Tax:      Springing
                                          Insurance:   Springing
LOCKBOX:                                  Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Hospitality
PROPERTY SUB-TYPE:                        Full Service
LOCATION:                                 Rosemont, IL
YEAR BUILT/RENOVATED:                     1984/2002-2005
PERCENT OCCUPIED((1)):                    73.4%
NUMBER OF ROOMS:                          525
THE COLLATERAL:                           12-story full service hotel
OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      SLC Operating Limited Partnership
                                          (Westin Hotel Company / Starwood
                                          Hotels & Resorts Worldwide, Inc.)
3RD MOST RECENT NET OP. INCOME (AS OF):   $9,181,122 (TTM 12/31/2004)
2ND MOST RECENT NET OP. INCOME (AS OF):   $9,149,091 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):       $10,008,309 (TTM 09/30/2006)
U/W NET OP. INCOME:                       $10,321,776
U/W NET CASH FLOW:                        $8,676,402
U/W OCCUPANCY:                            73.4%
APPRAISED VALUE:                          $131,000,000
CUT-OFF DATE LTV:                         77.1%
MATURITY DATE LTV:                        72.1%
DSCR:                                     1.46x
POST IO DSCR:                             1.22x
--------------------------------------------------------------------------------

(1)  Represents the trailing twelve-month average occupancy rate, based on borrower financials, as of September 30, 2006.

THE WESTIN O'HARE LOAN

     THE LOAN. The fourth largest loan (the "Westin O'Hare Loan"), as evidenced by the Promissory Note A1, in the amount of $60,000,000, and the Promissory Note
A2, in the amount of $41,000,000, is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement (the "Westin O'Hare Mortgage") encumbering the
525-key full-service hotel known as the Westin O'Hare, located in Rosemont, IL
(the "Westin O'Hare Property"). The Westin O'Hare Loan was originated on
November 16, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Ashford Chicago O'Hare LP, a Delaware limited partnership (the "Westin O'Hare Borrower") that owns no material asset other than the Westin O'Hare Property and related interests. The Westin O'Hare
Borrower is wholly owned and controlled by Ashford Hospitality Limited
Partnership (the "Westin O'Hare Sponsor"). Ashford Hospitality Limited
Partnership is wholly owned and controlled by Ashford Hospitality Trust, Inc.
("Ashford"). Ashford is a publicly traded company (NYSE: AHT) headquartered in
Dallas, TX that operates as a self-advised Real Estate Investment Trust
("REIT"). Ashford invests across all segments of the hospitality industry and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans, construction loans and sale-leaseback transactions.
As of June 30, 2006, Ashford had annualized trailing six-month revenues of approximately $240 million and operating income of approximately $44 million. As of October 27, 2006, Ashford had approximately $1.9 billion in outstanding hotel investments in 81 properties totaling 15,492 rooms.

     THE PROPERTY. The Westin O'Hare Property is located in Rosemont, IL, part of Cook County, at 6100 North River Road, approximately fifteen miles northwest of Chicago's central business district and three miles east of Chicago O'Hare
International Airport. It opened in 1984, has 525 rooms, is twelve stories tall, has approximately 43,151 square feet of meeting space, and has approximately 644 on-grade parking spaces. The Westin O'Hare Borrower shall be permitted to construct additional improvements on the Westin O'Hare Property, which would constitute additional collateral for the Westin O'Hare Loan, in accordance with the terms of the loan agreement, which include, but are not limited to (a) no event of default has occurred and is continuing, (b) such an expansion shall not result in loss of access to, or materially adversely impact the business of, the
Westin O'Hare Property and its improvements and (c) no

                                      IV-19

additional secured or unsecured debt is permitted except in accordance with the
"Mezzanine Loan and Preferred Equity Interest" section below.

     The following table presents certain information relating to the historical occupancy, ADR, and RevPAR of the Westin O'Hare Property and of its competitive set:

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                      COMPETITIVE SET               SUBJECT PROPERTY              PENETRATION FACTOR
               ----------------------------   -----------------------------   --------------------------
    YEAR       OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
--------------------------------------------------------------------------------------------------------

    2003         63.7%     $129.09   $82.23     69.3%     $121.05   $ 83.89     108.8%     93.8%  102.0%
    2004         65.0%     $125.35   $81.48     71.7%     $128.37   $ 92.04     110.3%    102.4%  113.0%
    2005         67.7%     $127.16   $86.09     72.8%     $135.20   $ 98.43     107.5%    106.3%  114.3%
T-12 09/2006     73.1%     $135.04   $98.68     73.4%     $148.59   $109.06     100.4%    110.0%  110.5%

(1)  The above table is based on borrower financials and on a borrower-provided
     Smith Travel Research STAR Report as of August 2006. T-12 competitive set figures are T-12 as of October 2006.

     ESCROWS AND RESERVES. The Westin O'Hare Borrower is required to monthly escrow 1/12 of annual real estate taxes and insurance premiums unless (i) no event of default has occurred and is continuing, (ii) the Westin O'Hare Borrower is reserving for such taxes and insurance premiums in accordance with the loan agreement and the hotel management agreement and (iii) the lender shall have received evidence of payment of such taxes and insurance premiums in accordance with the loan agreement. The Westin O'Hare Borrower is furthermore required to escrow monthly 1/12 of 4% of gross revenues as determined in the Westin O'Hare
Property's annual budget, which may be drawn, provided no event of default has occurred and continuing, for the purpose of paying for FF&E expenditures consistent with the Westin O'Hare Property's annual budget. The requirement for the Westin O'Hare Borrower to make such FF&E escrows shall be waived to the extent that (i) no event of default has occurred and is continuing, (ii) the
Westin O'Hare Borrower reserves for FF&E expenditures pursuant to the hotel management agreement and (iii) the lender receives an acceptable pledge giving the lender a security interest is such reserves.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Westin O'Hare Loan. The lockbox will be in place until the loan has been paid in full.

     PROPERTY MANAGEMENT. The Westin O'Hare Property is managed by SLC Operating
Limited Partnership in its capacity as successor in interest to Westin Hotel
Company, pursuant to a management contract running from January 6, 1984 to
December 31, 2024 with three automatic ten-year renewals. The management agreement is subordinate to the Westin O'Hare Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. One or more mezzanine loans are permitted to be obtained by the owner or affiliates of the Westin O'Hare
Borrower in accordance with the terms of the loan agreement, which include, but are not limited to (i) no event of default has occurred and is continuing, (ii)
the DSCR immediately following the closing of each mezzanine loan is no less than 1.46x, (iii) the LTV immediately following the closing of each mezzanine loan is not less than 77.1%, (iv) the proceeds of the mezzanine loans shall be used solely to pay for capital expenditures incurred by the Westin O'Hare
Borrower and/or the operating tenant of the Westin O'Hare Property with respect to alterations, improvements and expansion of the Westin O'Hare Property and (v)
the aggregate principal amount of all the mezzanine loans shall not exceed the sum of all such capital expenditures.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Westin O'Hare Loan and the
Westin O'Hare Property is set forth on Appendix II hereto.

                                      IV-20

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 28 - 75 PARK PLACE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-21

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 28 - 75 PARK PLACE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-22

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 28 - 75 PARK PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $85,000,000
CUT-OFF DATE BALANCE:                     $85,000,000
SHADOW RATING (FITCH/S&P):                BBB-/AAA
LOAN PURPOSE:                             Refinance
FIRST PAYMENT DATE:                       November 9, 2006
INTEREST RATE:                            5.510%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            October 9, 2016
EXPECTED MATURITY BALANCE:                $85,000,000
SPONSOR(S):                               Jack Resnick & Sons
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until 2 years after the
                                          REMIC "start-up" day, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without a premium from and
                                          after  July 9, 2016.
LOAN PER SF:                              $148.15
UP-FRONT RESERVES:                        TI/LC:               $3,600,000
ONGOING RESERVES:                         RE Tax:              Springing
                                          Insurance:           Springing
                                          Operating Expense:   Springing
LOCKBOX                                   Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Office
PROPERTY SUB-TYPE:                        Urban
LOCATION:                                 New York, NY
YEAR BUILT/RENOVATED:                     1987/NAP
PERCENT LEASED(1):                        100.0%
SQUARE FOOTAGE:                           573,735
THE COLLATERAL:                           14-Story Class A Office building
OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      Jack Resnick & Sons
3RD MOST RECENT NET OP. INCOME AS OF):    $11,017,968 (TTM 12/31/2003)
2ND MOST RECENT NET OP. INCOME (AS OF):   $9,936,919 (TTM 12/31/2004)
MOST RECENT NET OP. INCOME (AS OF):       $12,618,046 (TTM 12/31/2005)
U/W NET OP. INCOME:                       $11,383,586
U/W NET CASH FLOW:                        $10,459,105
U/W OCCUPANCY(2):                         93.5%
APPRAISED VALUE:                          $210,000,000
CUT-OFF DATE LTV:                         40.5%
MATURITY DATE LTV:                        40.5%
DSCR:                                     2.20x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)  Based on the rent roll dated August 28, 2006.

(2)  Based on the rent roll as of August 28, 2006 and assuming that the 37,286 square feet of RR Donnelley space is vacant on the basement floor.

THE 75 PARK PLACE LOAN

     THE LOAN. The fifth largest loan (the "75 Park Place Loan") as evidenced by the Promissory Note (the "75 Park Place Note") is secured by a first priority fee Deed of Trust (the "75 Park Place Mortgage") encumbering the 573,735 square foot urban office building known as 75 Park Place, located in New York, NY (the
"75 Park Place Property"). The 75 Park Place Loan was originated on October 3,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Resnick 75 Park Place LLC, a Delaware limited liability company (the "75 Park Place Borrower") that owns no material asset other than the 75 Park Place Property and related interests. The 75 Park Place
Borrower is a limited partnership controlled by Jack Resnick & Sons, the sponsor of the 75 Park Place Loan. Established in 1928, Jack Resnick & Sons is a premier
New York City property owner and developer with over 6 million square feet of commercial space.

     THE PROPERTY. The 75 Park Place Property is located in New York, NY, and occupies an entire city block in lower Manhattan, between West Broadway, Murray
Street, Greenwich Street and Park Place. The 75 Park Place Property was
originally constructed in 1987. It consists of a 573,735 square foot, fourteen-story urban office building. The 75 Park Place Property is situated on approximately 0.98 acres and includes 100 parking spaces.

                                      IV-23

                             LEASE ROLLOVER SCHEDULE

                                                                                      % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SQUARE    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING       PER SF ROLLING       FEET ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------

    Vacant           0             $  0.00                0%                 0%              0%                  0%
      MTM            0             $  0.00                0%                 0%              0%                  0%
     2006            0             $  0.00                0%                 0%              0%                  0%
     2007            4             $ 52.50               23%                23%             32%                 32%
     2008            0             $  0.00                0%                23%              0%                 32%
     2009            1             $ 27.50                8%                31%              6%                 38%
     2010            0             $  0.00                0%                31%              0%                 38%
     2011            0             $  0.00                0%                31%              0%                 38%
     2012            2             $ 27.93               35%                66%             26%                 64%
     2013            1             $ 50.00                1%                67%              1%                 66%
     2014            0             $  0.00                0%                67%              0%                 66%
     2015            5             $ 39.00               33%               100%             34%                100%
2016 & Beyond        1             $188.57                0%               100%              0%                100%

     The following table presents certain information relating to the major tenants at the 75 Park Place Property:

                                                                                           % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                      (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
          TENANT NAME             MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

CUNY (BMCC)                           --/--/AA      189,109       33%      $ 7,375,251         34%          $39.00      05/01/2015
RR Donnelley & Sons                  --/Baa2/A-     116,422       20%      $ 6,469,571         30%          $55.57      06/01/2007
City of NY Real Estate Division       --/--/AA      183,244       32%      $ 4,947,588         23%          $27.00      12/01/2012
Tradition Asiel Securities            --/--/--       47,260        8%      $ 1,299,650          6%          $27.50      08/01/2009
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              536,035       93%      $20,092,059         93%          $37.48
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP          37,700        7%      $ 1,414,437          7%          $37.52        Various
Vacant Space                            NAP               0        0%      $         0          0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              573,735      100%      $21,506,496        100%          $37.49
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company if the parent guarantees the lease.

     ESCROWS AND RESERVES. Upon an event of default in accordance with the related loan documents, the 75 Park Place Borrower is required to escrow 1/12 of annual real estate taxes, insurance premiums, and operating expenses monthly. At closing, the 75 Park Place Borrower deposited $3,600,000 for tenant improvements and leasing commissions.

     LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the 75 Park Place Loan.

     PROPERTY MANAGEMENT. The 75 Park Place Property is managed by Jack Resnick
& Sons, which is an affiliate of the 75 Park Place Borrower. The management agreement is subordinate to the 75 Park Place Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Provided no event of default has occurred or is occurring under the related loan documents, an entity meeting the requirements of the loan agreement, including holding a direct or indirect one hundred percent interest in the 75 Park Place Borrower and having been formed in order to serve as a mezzanine borrower, may incur mezzanine debt, provided several additional conditions are met. These conditions include, but are not limited to (i) collateral for the mezzanine loan consisting of only pledges of the 75 Park Place Borrower's direct or indirect equity interests, (ii) the mezzanine lender entering into an intercreditor agreement and (iii) the LTV immediately following the closing of the mezzanine loan based on the 75 Park Place loan and the mezzanine loan of no greater than 70%.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 75 Park Place Loan and the 75
Park Place Property is set forth on Appendix II hereto.

                                      IV-24

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 29 - ROSSLYN HEIGHTS
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-25

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 29 - ROSSLYN HEIGHTS
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-26

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 29 - ROSSLYN HEIGHTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $64,200,000
CUT-OFF DATE BALANCE:        $64,200,000
SHADOW RATING (FITCH/S&P):   NAP
LOAN PURPOSE:                Refinance
FIRST PAYMENT DATE:          December 5, 2006
INTEREST RATE:               5.570%
AMORTIZATION:                Interest Only
ARD:                         NAP
HYPERAMORTIZATION:           NAP
MATURITY DATE:               November 5, 2011
EXPECTED MATURITY BALANCE:   $64,200,000
SPONSOR:                     Ralph Dweck
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Lockout until 25 months after the REMIC start-up
                             day, with U.S. Treasury defeasance thereafter.
                             Prepayable without a premium any time after August
                             4, 2011.
LOAN PER UNIT:               $175,410
UP-FRONT RESERVES:           RE Tax:                 $98,415
                             Insurance:              $11,648
                             Deferred Maintenance:   $49,525
ONGOING RESERVES:            RE Tax:                 $49,207
                             Insurance:              $5,824
                             Cap Ex(1):              $6,100
LOCKBOX:                     Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Multifamily
PROPERTY SUB-TYPE:                        Mid-Rise
LOCATION:                                 Rosslyn, VA
YEAR BUILT/RENOVATED:                     1987-1989/2002-2006
PERCENT LEASED(2):                        96.5%
UNITS:                                    366
THE COLLATERAL:                           Six 6-story residential towers
OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      Gates, Hudson & Associates, Inc.
3RD MOST RECENT NET OP. INCOME (AS OF):   $4,578,078 (TTM 12/31/2004)
2ND MOST RECENT NET OP. INCOME (AS OF):   $5,150,051 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):       $5,202,976 (TTM 07/31/2006)
U/W NET OP. INCOME:                       $5,430,536
U/W NET CASH FLOW:                        $5,320,736
U/W OCCUPANCY:                            95.0%
APPRAISED VALUE:                          $101,800,000
CUT-OFF DATE LTV:                         63.1%
MATURITY DATE LTV:                        63.1%
DSCR:                                     1.47x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)  Subject to a cap of $73,200.

(2)  Based on the rent roll dated October 1, 2006.

THE ROSSLYN HEIGHTS LOAN

     THE LOAN. The sixth largest loan (the "Rosslyn Heights Loan"), as evidenced by the Promissory Note and Loan Agreement, is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture
Filing encumbering the 366 unit mid-rise apartment complex known as Rosslyn
Heights, located in Rosslyn, VA (the "Rosslyn Heights Property"). The Rosslyn
Heights Loan was originated on October 31, 2006 by or on behalf of Prudential
Mortgage Capital Funding, LLC.

     THE BORROWER. The borrower is Rosslyn Heights, LLC, a Virginia limited liability company (the "Rosslyn Heights Borrower") that owns no material asset other than the Rosslyn Heights Property and related interests. The Rosslyn
Heights Borrower is controlled by the sponsor Ralph Dweck. Since 1972, Mr. Dweck has developed or acquired a variety of properties throughout the Washington,
D.C. metropolitan area including over 300,000 square feet of retail shopping centers, 1.5 million square feet of warehouse space, 4,500 apartment units and over 2.0 million square feet of office space. Ralph Dweck is required to maintain a minimum net worth of $20 million throughout the term of the Rosslyn
Heights Loan.

     THE PROPERTY. The Rosslyn Heights Property is located in Rosslyn, VA, at
1804 North Quinn Street, a short distance from Washington, D.C., directly across the Potomac River. The Rosslyn Heights Property was originally constructed between 1987 and 1989, and renovated between 2002 and 2006. It consists of 366 units among six 6-story mid-rise apartment buildings. The Rosslyn Heights
Property is situated on approximately 6.77 acres and includes 419 parking spaces. Recent renovations at the Rosslyn Heights Property totaled approximately
$4.2 million comprising landscape improvements, party room redecoration, exterior lighting improvements, siding and painting improvements, roof replacement and concrete masonry repairs.

                                      IV-27

                NUMBER                     AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY
UNIT TYPE(1)   OF UNITS   PERCENT LEASED    PER UNIT     RENT PER UNIT      RENT PER SF
-----------------------------------------------------------------------------------------

1-Bedroom         255          96.5%           919          $1,749             $1.90
2-Bedroom         111          96.4%         1,063          $2,034             $1.91
-----------------------------------------------------------------------------------------
TOTAL             366          96.5%           963          $1,836             $1.91
-----------------------------------------------------------------------------------------

(1)  The above table is based on the appraisal and the rent roll dated October
     1, 2006.

     ESCROWS AND RESERVES. The Rosslyn Heights Borrower is required to escrow
1/12 of estimated annual real estate taxes and insurance premiums monthly. The amounts shown under the Loan Information section above are the current monthly collections. Also, the Rosslyn Heights Borrower is required to escrow $6,100 monthly for ongoing replacement reserves, subject to a cap of $73,200.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Rosslyn Heights Loan. An account was established at the closing of the Rosslyn
Heights Loan in the name of the Rosslyn Heights Borrower and under the control of the lender. A hard lockbox will be established if an event of default occurs or if the DSCR of the Rosslyn Heights Loan falls below 1.10x on a 30-year amortizing basis.

     PROPERTY MANAGEMENT. The Rosslyn Heights Property is managed by Gates,
Hudson & Associates, Inc., which is not affiliated with the Rosslyn Heights
Borrower. The management agreement is subordinate to the Rosslyn Heights Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Rosslyn Heights Loan and the
Rosslyn Heights Property is set forth on Appendix II hereto.

                                      IV-28

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 30 - GATEWAY CENTER IV
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-29

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 30 - GATEWAY CENTER IV
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-30

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 30 - GATEWAY CENTER IV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $61,000,000
CUT-OFF DATE BALANCE:                     $61,000,000
SHADOW RATING (FITCH/S&P):                NAP
LOAN PURPOSE:                             Acquisition
FIRST PAYMENT DATE:                       December 1, 2006
INTEREST RATE:                            5.960%
AMORTIZATION:                             Interest only through November 1,
                                          2011. Principal and interest payments
                                          of $364,158.58 beginning December 1,
                                          2011 through the maturity date.
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            November 1, 2016
EXPECTED MATURITY BALANCE:                $57,111,536
SPONSOR(S):                               Steven Greenberg and Jeffrey Greenberg
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until 2 years after the
                                          REMIC "start-up" day, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without a premium from and
                                          after August 1, 2016.
LOAN PER SF:                              $186.47
UP-FRONT RESERVES:                        RE Tax:             $  112,810
                                          Insurance:          $   15,748
                                          McCarter Lease
                                             Rollover (1):    $2,168,000
                                          Master Lease
                                             Reserve(1):      $  615,169
ONGOING RESERVES:                         RE Tax:             $112,810/month
                                          Insurance:          $7,874/month
                                          Cap Ex(2):          $5,262/month
                                          McCarter Lease
                                             Rollover(1):     See "Escrows and
                                                              Reserves"
                                          Prudential Lease
                                             Rollover(1):     Springing
                                          Lease Termination
                                             Rollover(1):     Springing
LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Office
PROPERTY SUB-TYPE:                        Urban
LOCATION:                                 Newark, NJ
YEAR BUILT/RENOVATED:                     1987/1992
PERCENT LEASED(3):                        97.9%
SQUARE FOOTAGE:                           327,135
THE COLLATERAL:                           15-story office building
OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      G4 Operating Company, LLC
3RD MOST RECENT NET OP. INCOME (AS OF):   $4,452,026 (TTM 12/31/2004)
2ND MOST RECENT NET OP. INCOME (AS OF):   $5,739,676 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):       $6,170,238 (TTM 08/31/2006)
U/W NET OP. INCOME:                       $5,532,415
U/W NET CASH FLOW:                        $5,205,016
U/W OCCUPANCY:                            95.0%
APPRAISED VALUE:                          $77,000,000
CUT-OFF DATE LTV:                         79.2%
MATURITY DATE LTV:                        74.2%
DSCR:                                     1.41x
POST IO DSCR:                             1.19x
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  Monthly payments will not be required so long as the balance of the Cap Ex reserve account is at least $327,135.

(3)  Based on the rent roll dated November 1, 2006.

THE GATEWAY CENTER IV LOAN

     THE LOAN. The seventh largest loan (the "Gateway Center IV Loan") as evidenced by the Promissory Note is secured by a first priority fee Mortgage and
Security Agreement encumbering the approximately 327,135 square foot office building known as "Gateway Center IV", located in Newark, NJ (the "Gateway
Center IV Property"). The Gateway Center IV Loan was originated on October 24,
2006 by or on behalf of LaSalle Bank National Association.

     THE BORROWER. The borrowers are Heritage Gateway, LLC; Marine One
Associates III, LLC; Ridgewood 2000 Associates III, LLC; JPG Real Estate III,
LLC; and Ivy Gateway, LLC, each a Delaware limited liability company
(collectively, the "Gateway Center IV Borrower"). Each entity owns no material assets other than the Gateway Center IV Property and all entities are jointly and severally liable for the repayment of the Gateway Center IV Loan. The
Gateway Center IV Borrower holds title to the Gateway Center IV Property in fee as tenants-in-common. The sponsors of the Gateway Center IV Loan are Steven
Greenberg and Jeffrey Greenberg, both owners and managers of Heritage Management
Company, L.L.C., a real estate investment, development and management company.

                                      IV-31

     THE PROPERTY. The Gateway Center IV Property is located at 100 Mulberry
Street in Newark, NJ. The Gateway Center IV Property was originally constructed in 1987 and renovated in 1992. It consists of an approximately 327,135 square foot, 15 story Class A office building, located within a four-building complex known as "Gateway Center". The Gateway Center IV Property is situated on approximately 1.6 acres and includes approximately 2,500 parking spaces that are shared between the four Gateway Center buildings.

                             LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES     RENT PER     SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING      SF ROLLING      ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant           1           $ 0.00           2%              2%              0%                  0%
     MTM             4           $ 4.04           2%              4%              0%                  0%
     2006            0           $ 0.00           0%              4%              0%                  0%
     2007            0           $ 0.00           0%              4%              0%                  0%
     2008            1           $27.68          45%             49%             50%                 50%
     2009            1           $27.75           1%             50%              1%                 51%
     2010            0           $ 0.00           0%             50%              0%                 51%
     2011            0           $ 0.00           0%             50%              0%                 51%
     2012            0           $ 0.00           0%             50%              0%                 51%
     2013            0           $ 0.00           0%             50%              0%                 51%
     2014            2           $24.48          50%            100%             49%                100%
     2015            0           $ 0.00           0%            100%              0%                100%
2016 & Beyond        0           $ 0.00           0%            100%              0%                100%

     The following table presents certain information relating to the major tenants at the Gateway Center IV Property:

                                                                                           % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                      (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
          TENANT NAME             MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

McCarter & English, LLP               --/--/--      147,232       45%       $4,075,272         50%          $27.68      02/29/2008
The Prudential Insurance
   Company of America               AA-/Aa3/AA-     140,670       43%       $3,381,023         41%          $24.04      12/31/2014
United Healthcare Services Inc.        A/A2/A        22,575        7%       $  615,169          8%          $27.25      03/31/2014
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              310,477       95%       $8,071,463         99%          $26.00
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP           9,688        3%       $   99,566          1%          $10.28        Various
Vacant Space                            NAP           6,970        2%       $        0          0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              327,135      100%       $8,171,028        100%          $24.98
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. The Gateway Center IV Borrower is required to escrow monthly 1/12 of annual real estate taxes and insurance premiums. The amounts shown as Ongoing Reserves in the Loan Information table above are the current monthly collections.

     At closing, the Gateway Center IV Borrower deposited $2,168,000 into a reserve account (the "McCarter Lease Rollover Account") with respect to the space leased to McCarter & English, LLP (the "McCarter Space"). Monthly payments in an amount equal to the lesser of (i) $122,133 or (ii) the amount available for the purpose of making the monthly payments under the provisions of the cash management agreement are required to be made until the balance of the McCarter
Lease Rollover Account is at least $4,000,000. If the balance of the McCarter
Lease Rollover Account is not at least $4,000,000 by February 1, 2008, the
Gateway Center IV Borrower will be required to deposit, no later than February
5, 2008, the amount that is required to bring the balance to $4,000,000.
Provided that there exists no event of default under the loan documents, funds in the McCarter Lease Rollover Account will be released to the Gateway Center IV
Borrower upon the satisfaction of certain terms and conditions, including, but not limited to: (i) McCarter & English, LLP renewing its lease of the entire
McCarter Space for a term of at least 10 years at an annual rent of not less than $28.00 per square foot, or (ii) an acceptable replacement tenant or tenants leasing all or a portion of the McCarter Space for a term of at least 10 years at an annual rent of not less than $28.00 per square foot. In the event a replacement tenant or tenants leases a portion of the McCarter Space, as set forth above, funds in the McCarter Lease Rollover Account will be released pro rata with the percentage of the McCarter Space leased.

     In the event that either McCarter & English, LLP renews its lease for the entire McCarter Space for a term of at least 5 years, but less than 10 years, or a replacement tenant leases the entire McCarter Space for a term of at least 5 years, but less than 10 years, all funds in the McCarter Lease Rollover Account will be disbursed provided that no event of default exists. Thereafter, monthly

                                      IV-32

payments payable by the Gateway Center IV Borrower will commence in an amount equal to the lesser of (i) $4,000,000 divided by the number of monthly payment dates occurring between the commencement date of the renewal term of the lease to McCarter & English, LLP or to a replacement tenant and February 1, 2013 or
(ii) the amount available for the purpose or making the monthly payments under provisions of the cash management agreement. Monthly payments will be required until the balance of the McCarter Lease Rollover Account is at least $4,000,000 and if the balance of the McCarter Lease Rollover Account is not at least
$4,000,000 by February 1, 2013, the Gateway Center IV Borrower will be required to deposit, no later than February 5, 2013, the amount that is required to bring the balance to $4,000,000.

     At closing, the Gateway Center IV Borrower deposited $615,169 into a reserve account (the "Master Lease Account"). Provided that there exists no event of default under the loan documents, $360,598 will be released to the
Gateway Center IV Borrower upon the satisfaction of certain terms and conditions, including, but not limited to: the Gateway Center IV Borrower receiving an executed lease from United Healthcare Services Inc. or an acceptable replacement tenant or tenants with a term of at least 5 years and a rent of no less than $27.75 per square foot for the portion of the Gateway
Center IV Property now leased to G4 Operating Company, LLC. The balance of the funds in the Master Lease Account will be released to the Gateway Center IV
Borrower when United Healthcare Services Inc. or a replacement tenant or tenants takes physical occupancy of the portion of the Gateway Center IV Property now leased to G4 Operating Company, LLC and begins paying rent.

     In the event that Prudential Insurance Company of America ("Prudential")
has not renewed its lease for a term of at least 5 years at an annual rent of no less than $25.00 per square foot, then commencing January 1, 2014, the Gateway
Center IV Borrower will be required to make monthly payments in an amount equal to $175,833 into a reserve account (the "Prudential Lease Rollover Account")
with respect to the space leased to Prudential (the "Prudential Space"). Monthly payments will be required until the balance of the Prudential Lease Rollover
Account is at least $2,110,000 and if the balance of the Prudential Lease
Rollover Account has not reached $2,110,000 by December 1, 2014, then the
Gateway Center IV Borrower is required to deposit the amount to bring the balance of the Prudential Lease Rollover Account to $2,110,000 by December 5,
2014. Provided that there exists no event of default under the loan documents, funds contained in the Prudential Lease Rollover Account will be released to the
Gateway Center IV Borrower upon the satisfaction of certain terms and conditions, including, but not limited to: (i) Prudential renewing its lease of the entire Prudential Space for a term of at least 5 years at an annual rent of no less than $25.00 per square foot or (ii) an acceptable replacement tenant or tenants leasing all or a portion of the Prudential Space for a term of at least
5 years at an annual rent of no less than $25.00 per square foot. In the event a replacement tenant or tenants leases a portion of the Prudential Space, funds in the Prudential Lease Rollover Account will be released pro rata based upon the percentage of Prudential Space leased by a replacement tenant(s).

     In the event that the Gateway Center IV Borrower receives a fee, payment, or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease (a "Lease Termination Fee"), the Gateway
Center IV Borrower is required to deposit such Lease Termination Fee into a lease termination rollover account to be used by the Gateway Center IV Borrower
(i) for tenant improvements and leasing commissions with respect to releasing the space vacated by such tenant (a "Termination Space") and (ii) in the event there is any Rent Deficiency (as defined below) with respect to the Termination
Space, in replacement of rent payable to the Gateway Center IV Borrower. The difference between the amount of monthly rent received from the replacement tenant and the amount of monthly rent received from the previous tenant leasing a Termination Space is the "Rent Deficiency".

     The Gateway Center IV Borrower may post a letter of credit from an eligible institution, as defined in the loan documents, in lieu of making payments to any of the capital expenditure reserve account, the McCarter Lease Rollover Account, and/or the Prudential Lease Rollover Account, provided the aggregate amount of any letter of credit and cash on deposit with respect to the aforementioned accounts is at a minimum equal to the aggregate amount that the Gateway Center
IV Borrower is required to have on deposit as detailed above.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Gateway Center IV Loan. The lockbox will remain in place until the Gateway
Center IV Loan has been paid in full.

     PROPERTY MANAGEMENT. The Gateway Center IV Property is managed by G4
Operating Company, LLC, an affiliate of the Gateway IV Borrower. The management agreement is subordinate to the Gateway Center IV Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The parent entities of the
Gateway Center IV Borrower have obtained mezzanine financing in the amount of
$7,550,000 (the "Current Mezzanine Financing"). An intercreditor agreement is in effect between the lender and the mezzanine loan lender. Additionally, future mezzanine financing is permitted upon the satisfaction of certain terms and conditions, including, but not limited to: (i) the Current Mezzanine Financing has been paid in full, (ii) no event of default exists under the loan documents,
(iii) no indebtedness other than the Gateway Center IV Loan encumbers the
Gateway Center IV Property, (iv) the mezzanine loan and the Gateway Center IV
Loan results in (a) an aggregate LTV no greater than 90% and (b) an aggregate
DSCR no less than 0.94x and an aggregate DSCR based on an annual loan constant of 10.09% of no less than 0.70x, (v) the new mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the lender and (vi)
a confirmation is received from each rating agency that the incurrence of such mezzanine loan will not cause the rating on any class of certificates to be qualified, withdrawn, or downgraded.

                                      IV-33

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Gateway Center IV Loan and the
Gateway Center IV Property is set forth on Appendix II hereto.

                                      IV-34

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 31 - GATEWAY OFFICE BUILDING
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-35

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 31 - GATEWAY OFFICE BUILDING
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-36

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 31 - GATEWAY OFFICE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                     $56,200,000
CUT-OFF DATE BALANCE:                 $56,200,000
SHADOW RATING (FITCH/S&P):            NAP
LOAN PURPOSE:                         Acquisition
FIRST PAYMENT DATE:                   December 1, 2006
INTEREST RATE:                        5.680%
AMORTIZATION:                         Interest Only
ARD:                                  NAP
HYPERAMORTIZATION:                    NAP
MATURITY DATE:                        November 1, 2016
EXPECTED MATURITY BALANCE:            $56,200,000
SPONSOR:                              Jerold E. Williamson
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout until two years after the REMIC
                                      start-up date, with U.S. Treasury
                                      defeasance thereafter. Prepayable without
                                      penalty on and after August 1, 2016.
LOAN PER SF:                          $235.70
UP-FRONT RESERVES:                    RE Tax:                 $90,126
                                      TI/LC:                  $600,000
                                      Tenant Reserve(1):      $869,433
                                      Tenant Reserve(2):      $67,058
                                      Tenant Reserve(3):      $21,561
                                      Deferred Maintenance:   $155,304
                                      Free Rent:              $172,247
ONGOING RESERVES                      RE Tax:                 $45,063/month
                                      Insurance:              Springing
                                      TI/LC:                  $22,833/month
                                      CapEx:                  $3,378/month
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban
LOCATION:                             Rockville, MD
YEAR BUILT/RENOVATED:                 1972/2001
PERCENT LEASED(4):                    91.9%
SQUARE FOOTAGE:                       238,437
THE COLLATERAL:                       A nine-story office building
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  McShea Management, Inc.
3RD MOST RECENT NET OP. INCOME
   (AS OF):                           $2,879,424 (TTM 12/31/2004)
2ND MOST RECENT NET OP. INCOME
   (AS OF):                           $2,779,475 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):   $3,021,210 (TTM 07/31/2006)
U/W NET OP. INCOME:                   $4,638,410
U/W NET CASH FLOW:                    $4,019,865
U/W OCCUPANCY:                        95.0%
APPRAISED VALUE:                      $72,000,000
CUT-OFF DATE LTV:                     78.1%
MATURITY DATE LTV:                    78.1%
DSCR:                                 1.24x
POST-IO DSCR:                         NAP
--------------------------------------------------------------------------------

(1)  With respect to the Structural Design Group tenant.

(2)  With respect to the Affiliated Engineers Metro DC tenant.

(3)  With respect to the Excelente Settlement, Inc. tenant.

(4)  Based on the rent roll dated November 1, 2006.

THE GATEWAY OFFICE LOAN

     THE LOAN. The sixth largest loan (the "Gateway Office Loan"), as evidenced by the Promissory Note, is secured by a first priority fee Deed of Trust (the
"Gateway Office Mortgage") encumbering the 238,437 square foot urban office building known as the Gateway Office Building, located in Rockville, MD (the
"Gateway Office Property"). The Gateway Office Loan was originated on October
26, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Gateway Tower, LLC, a Maryland limited liability company (the "Gateway Office Borrower") that owns no material asset other than the Gateway Office Property and related interests. The Gateway Office
Borrower is wholly owned by Glenrock Joint Venture, which is 33.3% owned by
Jerold E. Williamson, the sponsor of the Gateway Office Loan, 33.3% by Leonard
M. Murphy, and 33.3% by Andrew V. Donnally, on an individual basis and through a limited partnership and revocable trusts.

     THE PROPERTY. The Gateway Office Property is located in Rockville, MD at
401 N. Washington Street, approximately twenty miles northwest of Washington,
D.C. It consists of a 238,437 square foot, nine-story urban office building and retail annex. It is situated on approximately 3.9 acres and includes a five-level parking garage that contains 676 parking spaces.

                                      IV-37

                             LEASE ROLLOVER SCHEDULE

                                          AVERAGE                                               % OF TOTAL BASE   CUMULATIVE % OF
                                     UNDERWRITTEN BASE   % OF TOTAL SQUARE  CUMULATIVE % OF SF  RENTAL REVENUES  TOTAL BASE RENTAL
    YEAR       # OF LEASES ROLLING  RENT PER SF ROLLING     FEET ROLLING          ROLLING            ROLLING      REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------

   Vacant               1                  $ 0.00                8%                  8%                0%                 0%
     MTM                0                  $ 0.00                0%                  8%                0%                 0%
    2006                0                  $ 0.00                0%                  8%                0%                 0%
    2007                0                  $ 0.00                0%                  8%                0%                 0%
    2008                0                  $ 0.00                0%                  8%                0%                 0%
    2009                3                  $26.70                3%                 11%                3%                 3%
    2010                3                  $29.01                5%                 16%                5%                 9%
    2011                1                  $28.00               20%                 37%               22%                30%
    2012                7                  $28.65               13%                 50%               15%                45%
    2013                6                  $28.80               43%                 93%               48%                92%
    2014                3                  $28.95                7%                100%                8%               100%
    2015                0                  $ 0.00                0%                100%                0%               100%
2016 & Beyond           0                  $ 0.00                0%                100%                0%               100%

     The following table presents certain information relating to the major tenants at the Gateway Office Property:

                                                                                          % OF TOTAL    ANNUALIZED
                                       CREDIT RATING                       ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                         (FITCH/                    % OF  UNDERWRITTEN   UNDERWRITTEN   BASE RENT       LEASE
            TENANT NAME               MOODY'S/S&P)(1)  TENANT NRSF  NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

The EMMES Corporation                     --/--/--        71,494     30%    $2,102,862        34%         $29.41     05/31/2013
ADP                                     AAA/Aaa/AAA       48,235     20%    $1,350,725        22%         $28.00     02/28/2011
GSA - Social Security Administration    AAA/Aaa1/AAA      12,230      5%    $  381,181         6%         $31.17     12/10/2012
Montgomery County                         --/--/--        12,230      5%    $  364,170         6%         $29.78     10/31/2012
Structural Design Group                   --/--/--        13,095      5%    $  353,565         6%         $27.00     11/30/2013
VanGrack, Axelson, Williamowsky,
   Bender & Fishman                       --/--/--        10,754      5%    $  293,799         5%         $27.32     05/31/2014
Affiliated Engineers Metro, DC            --/--/--        10,796      5%    $  291,492         5%         $27.00     08/31/2013
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                   178,834     75%    $5,137,794        82%         $28.73
-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                               NAP           40,250     17%    $1,117,025        18%         $27.75       Various
Vacant                                      NAP           19,353      8%    $        0         0%          $0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                   238,437    100%    $6,254,819       100%         $28.55
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. On the closing date, the Gateway Office Borrower deposited $90,126 into a tax reserve, $600,000 into a tenant improvements and leasing commission reserve, and $172,247 into a free rent reserve. With respect to the Structural Design Group tenant, the Gateway Office Borrower deposited
$425,587 for tenant improvements, $370,000 for rent, and $73,846 for leasing commissions. With respect to the Excelente Settlements, Inc. tenant, the Gateway
Office Borrower deposited $21,561 for tenant improvements. With respect to the
Affiliated Engineers Metro tenant, the Gateway Office Borrower deposited $67,058 for tenant improvements.

     The Gateway Office Borrower is required to escrow 1/12 of the annual real estate taxes and insurance premiums monthly, provided however, that the insurance escrow requirement is suspended so long as the Gateway Office Borrower maintains all required insurance coverages and pays all premiums in full at least 30 days before policy expiration. On each monthly payment date beginning in January 1, 2007, the Gateway Office Borrower is required to deposit $3,378 into a capital expenditures reserve and $22,833 into a tenant improvement and leasing commissions reserve. These funds are required to be disbursed to the
Gateway Office Borrower upon the satisfaction of certain conditions set forth in the loan documents.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Gateway Office Loan.

     PROPERTY MANAGEMENT. The Gateway Office Property is managed by McShea
Management, Inc.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The parent company of the
Gateway Office Borrower, Glenrock Two, LLC, a Maryland limited liability company, has obtained mezzanine financing in the amount of $2,200,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender.

                                      IV-38

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Gateway Office Loan and the
Gateway Office Property is set forth on Appendix II hereto.

                                      IV-39

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-40

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 32 - HARBOUR CENTRE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     IV-41

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 32 - HARBOUR CENTRE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 32 - HARBOUR CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                     $51,180,000
CUT-OFF DATE BALANCE:                 $51,180,000
SHADOW RATING (FITCH/S&P):            NAP
LOAN PURPOSE:                         Acquisition
FIRST PAYMENT DATE:                   June 1, 2006
INTEREST RATE:                        5.610%
AMORTIZATION:                         Interest only through May 1, 2011.
                                      Principal and interest payments of
                                      $294,136.43 beginning June 1, 2011 through
                                      the maturity date.
ARD:                                  NAP
HYPERAMORTIZATION:                    NAP
MATURITY DATE:                        May 1, 2016
EXPECTED MATURITY BALANCE:            $47,703,673
SPONSOR:                              Triple Net Properties, LLC
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Locked out until 2 years after the REMIC
                                      "start-up" day, with U.S. Treasury
                                      defeasance thereafter. Prepayable without
                                      a premium from and after March 1, 2016.
LOAN PER SF:                          $235.79
UP-FRONT RESERVES:                    RE Tax:                      $471,713
                                      Insurance:                   $32,078
                                      Cap Ex:                      $100,000
                                      TI/LC(1):                    $1,000,000
                                      Deferred Maintenance:        $100,000
                                      TI/LC Holdback(2):           $571,650
                                      Debt Service Holdback(2):    $180,000
                                      Rent Abatement Holdback(2):  $550,020
ONGOING RESERVES:                     RE Tax:                      $78,619/month
                                      Insurance:                   $5,346/month
                                      Cap Ex:                      $1,783/month
                                      TI/LC(1):                    $17,945/month
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Suburban
LOCATION:                             Aventura, FL
YEAR BUILT/RENOVATED:                 2003/NAP
PERCENT LEASED(3):                    89.7%
SQUARE FOOTAGE:                       217,056
THE COLLATERAL:                       11-story office building and a one-story
                                      annex building
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Triple Net Properties Realty, Inc.
3RD MOST RECENT NET OP. INCOME
   (AS OF):                           NAP
2ND MOST RECENT NET OP. INCOME
   (AS OF):                           $1,787,691 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):   $4,118,126 (T-6 09/30/2006 Ann.)
U/W NET OP. INCOME:                   $4,700,833
U/W NET CASH FLOW:                    $4,458,821
U/W OCCUPANCY:                        90.2%
APPRAISED VALUE:                      $70,000,000
CUT-OFF DATE LTV:                     73.1%
MATURITY DATE LTV:                    68.1%
DSCR:                                 1.53x
POST IO DSCR:                         1.26x
--------------------------------------------------------------------------------

(1)  Monthly payments will not be required so long as the balance of the TI/LC reserve account is at least $400,000.

(2)  See "Escrows and Reserves" for specific details.

(3)  Based on the rent roll dated November 1, 2006.

THE HARBOUR CENTRE LOAN

     THE LOAN. The ninth largest loan (the "Harbour Centre Loan") as evidenced by the Promissory Note is secured by a first priority fee Mortgage, Security
Agreement and Fixture Filing encumbering an approximately 208,556 square foot office building, an approximately 8,500 square foot annex building and a detached parking garage, all known as "Harbour Centre", located in Aventura, FL
(the "Harbour Centre Property"). The Harbour Centre Loan was originated on April
28, 2006 by or on behalf of LaSalle Bank National Association.

     THE BORROWER. The borrowers are NNN Aventura Harbour Centre, LLC, a
Delaware limited liability company and 33 special purpose entities
(collectively, the "Harbour Centre Borrower"). Each entity owns no material assets other than the Harbour Centre Property and all entities are jointly and severally liable for the repayment of the Harbour Centre Loan. The Harbour
Centre Borrower holds title to the Harbour Centre Property in fee as tenants-in-common. The sponsor of the Harbour Centre Borrower is Triple Net
Properties, LLC ("Triple Net"). Since 1998, Triple Net has specialized in providing 1031 replacement property solutions. As of

                                     IV-43

November, 2006, Triple Net manages a portfolio of over 30.9 million square feet of office, industrial, multi-family and retail properties with a market value of more than $4.2 billion. Triple Net, and certain of its affiliates, are currently the subject of an SEC investigation and these affiliates that are public companies advised or managed by Triple Net have reported that numerical and other information in their securities offering disclosure documents were incorrect as further described under "RISK FACTORS - Legal Action Arising Out Of
Ordinary Business Could Adversely Affect Payments On Your Certificates" in the
free writing prospectus. Triple Net provided a special guaranty for any loss or liability arising from the SEC investigation.

     THE PROPERTY. The Harbour Centre Property is located at 18851 NE 29th
Avenue in Aventura, FL, approximately 13.5 miles north of the Miami central business district. The Harbour Centre Property was constructed in 2003. The
Harbour Centre Property consists of an approximately 208,556 square foot
11-story Class A office building, an approximately 8,500 square foot one-story annex building and a seven-story detached parking garage with approximately
1,003 parking spaces. The Harbour Centre Property is situated on approximately
3.840 acres.

                             LEASE ROLLOVER SCHEDULE

                                                                                 % OF TOTAL BASE  CUMULATIVE % OF TOTAL
               # OF LEASES  AVERAGE BASE RENT  % OF TOTAL SQUARE   CUMULATIVE %  RENTAL REVENUES       BASE RENTAL
    YEAR         ROLLING     PER SF ROLLING       FEET ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------

   Vacant           1             $ 0.00              10%               10%              0%                 0%
     MTM            0             $ 0.00               0%                0%              0%                 0%
    2006            0             $ 0.00               0%               10%              0%                 0%
    2007            1             $21.00               6%               16%              6%                 6%
    2008            2             $24.62               2%               18%              2%                 8%
    2009            7             $25.83               6%               25%              7%                15%
    2010           10             $25.17              16%               41%             18%                34%
    2011            3             $24.47               3%               44%              4%                37%
    2012            0             $ 0.00               0%               44%              0%                37%
    2013            5             $25.95              18%               63%             21%                59%
    2014            5             $25.65              18%               80%             20%                79%
    2015            3             $24.19              20%              100%             21%               100%
2016 & Beyond       0             $ 0.00               0%              100%              0%               100%

     The following table presents certain information relating to the major tenants at the Harbour Centre Property:

                                                                                     % OF TOTAL    ANNUALIZED
                                  CREDIT RATING                        ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                    (FITCH/       TENANT             UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
           TENANT NAME          MOODY'S/S&P)(1)    NRSF   % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Aventura Business Center, Inc.      --/--/--      19,410       9%     $  483,914          11%        $24.93      12/31/2013
Bank Hapoalim, B.M.                BBB+/A2/A-     19,963       9%     $  472,923          11%        $23.69     04/30/2015(2)
UBS Financial Services Inc.       AA+/Aa2/AA+     19,127       9%     $  459,725          11%        $24.04     02/28/2014(3)
Parthenon Salon Studios at
   Aventura, LLC                    --/--/--      12,029       6%     $  327,528           8%        $27.23      04/30/2015
DTG of Aventura, Inc.               --/--/--      11,295       5%     $  317,161           7%        $28.08      06/30/2014
Roth, Rousso & Darrach, P.A.        --/--/--       9,705       4%     $  257,401           6%        $26.52      10/31/2013
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            91,529      42%     $2,318,652          53%        $25.33
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                         NAP        103,121      48%     $2,047,361          47%        $19.85       Various
Vacant Space                          NAP         22,406      10%     $        0           0%        $ 0.00         NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           217,056     100%      4,366,013         100%        $20.11
-----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Tenant has a one time right to terminate its lease between the 60th-72nd months of the lease term upon nine months notice to the Harbour Centre
     Borrower. The fee for termination shall consist of (i) reimbursement to the
     Harbour Centre Borrower of $10.00 per square foot attributable to the tenant improvement allowance for the initial term for that portion of the lease so terminated and (ii) a payment equal to the estimated average rent due for the first six months after such lease termination.

(3)  Tenant shall have the option to terminate its lease or reduce its square footage by up to 10,000 rentable square feet prior to the expiration of the fifth year of its lease term. Both a cancellation of its lease or a reduction in rentable square footage shall require written notice from tenant to the Harbour Centre Borrower of at least six months prior to the expiration of the fifth year of the lease term. In the event the tenant elects to exercise its cancellation option or reduce its square footage, the tenant shall pay to the Harbour Centre Borrower a fee equal to the unamortized tenant improvement allowance and unamortized real estate brokerage commissions paid or to be paid by the Harbour Centre Borrower.

     ESCROWS AND RESERVES. The Harbour Centre Borrower is required to escrow monthly 1/12 of annual real estate taxes and insurance premiums. The amounts shown as Ongoing Reserves in the Loan Information Table above are the current monthly collections.

     At closing, the Harbour Centre Borrower deposited $571,650 into a TI/LC holdback account (the "TI/LC Holdback Account") to be used to pay for tenant improvements for the following tenants: H.G. Management Services, LLC ($99,600);
Knightsbridge Holdings, L.L.C. ($62,100); Sky Development Group LLC ($146,450);
and Sofie's Gourmet, Inc. ($263,500). Provided that there exists no event

                                     IV-44

of default under the loan documents, the funds in the TI/LC Holdback Account shall be released to the Harbour Centre Borrower upon the satisfaction of certain terms and conditions including, but not limited to the following: (i)
incrementally upon completion of approved tenant improvements for each tenant and (ii) the Harbour Centre Borrower furnishing to lender estoppels from each of the tenants.

     At closing, the Harbour Centre Borrower deposited $180,000 into a reserve account (the "Debt Service Holdback Account") with respect to the monthly debt service payments associated with the Harbour Centre Loan. Provided that there exists no event of default under the loan documents, the funds in the Debt
Service Holdback Account shall be released to the Harbour Centre Borrower upon the Harbour Centre Borrower satisfying the following: (i) delivery of evidence satisfactory to lender that each of H.G. Management Services, LLC, Knightsbridge
Holdings, L.L.C., Sky Development Group LLC and Sofie's Gourmet, Inc. are in
occupancy of at least 17,826 rentable square feet of space in the Harbour Centre
Property, open for business, and paying rent pursuant to the terms of their respective leases (without any outstanding rights of offset or rent credit),
(ii) delivery of estoppels from the foregoing tenants certifying, among other things, that all tenant improvements required to be made or paid for by the
Harbour Centre Borrower have been completed and accepted by such tenants without any qualifications and (iii) all leasing commissions to be paid by the Harbour
Centre Borrower under such tenant leases have been paid in full.

     At closing, the Harbour Centre Borrower deposited $550,020 into a reserve account (the "Rent Abatement Holdback Account") for the three separate rent abatement periods that DTG of Aventura, Inc. is provided pursuant to its lease terms. Provided that there exists no event of default under the loan documents, funds held in the Rent Abatement Holdback Account shall be released to the
Harbour Centre Borrower on certain terms and conditions including the following:
(i) on the first day of the month following the last day of the 24th month of the lease term, the Harbour Centre Borrower shall be entitled to a disbursement from the Rent Abatement Holdback Account in the amount of $209,409; (ii) on the first day of the month following the last day of the 36th month of the lease term, the Harbour Centre Borrower shall be entitled to a disbursement from the
Rent Abatement Holdback Account in the amount of $164,914; and (iii) on the first day of the month following the last day of the 45th month of the lease term, the Harbour Centre Borrower shall be entitled to a disbursement from the
Rent Abatement Holdback Account in the amount of $175,697, together with all accrued interest in the Rent Abatement Holdback Account. The commencement date of the DTG Aventura, Inc. lease was June 16, 2004.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to
Harbour Centre Loan. The lockbox will remain in place until the Harbour Centre
Loan has been paid in full.

     PROPERTY MANAGEMENT. The Harbour Centre Property is managed by Triple Net
Properties Realty, Inc., an affiliate of the Harbour Centre Borrower. The management agreement is subordinate to the Harbour Centre Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Harbour Centre Loan and the
Harbour Centre Property is set forth on Appendix II hereto.

                                     IV-45

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-46

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 33 - 65, 75, 77 PROSPECT STREET
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      IV-47

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 33 - 65, 75, 77 PROSPECT STREET
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-48

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 33 - 65, 75, 77 PROSPECT STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                         $49,000,000
CUT-OFF DATE BALANCE:                     $49,000,000
SHADOW RATING (FITCH/S&P):                NAP
LOAN PURPOSE:                             Refinance
FIRST PAYMENT DATE:                       November 1, 2006
INTEREST RATE:                            6.000%
AMORTIZATION:                             Interest Only
ARD:                                      NAP
HYPERAMORTIZATION:                        NAP
MATURITY DATE:                            October 1, 2016
EXPECTED MATURITY BALANCE:                $49,000,000
SPONSOR:                                  Jason Schlesinger
INTEREST CALCULATION:                     Actual/360
CALL PROTECTION:                          Locked out until 2 years after the
                                          REMIC "start-up" day, with U.S.
                                          Treasury defeasance thereafter.
                                          Prepayable without penalty on and
                                          after July 1, 2016.
LOAN PER UNIT:                            $181,481
UP-FRONT RESERVES:                        RE Tax:                 $137,809
                                          Insurance               $78,721
                                          Deferred Maintenance:   $225,000
ONGOING RESERVES:                         RE Tax:                 $34,452/month
                                          Insurance:              $11,246/month
                                          Cap Ex:                 $5,625/month
LOCKBOX:                                  None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                   Single Asset
PROPERTY TYPE:                            Multifamily
PROPERTY SUB-TYPE:                        Mid-Rise
LOCATION:                                 Stamford, CT
YEAR BUILT/RENOVATED:                     1956, 1963/1999
PERCENT LEASED(1):                        98.1%
UNITS:                                    270
THE COLLATERAL:                           Apartment complex comprised of three
                                          buildings totaling 270 units
OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      Ceebraid-Signal Management Group, Ltd.
3RD MOST RECENT NET OP. INCOME (AS OF):   $3,603,471 (TTM 12/31/2004)
2ND MOST RECENT NET OP. INCOME (AS OF):   $3,735,140 (TTM 12/31/2005)
MOST RECENT NET OP. INCOME (AS OF):       $3,843,193 (TTM 07/312006)
U/W NET OP. INCOME:                       $3,694,647
U/W NET CASH FLOW:                        $3,627,147
U/W OCCUPANCY:                            95.0%
APPRAISED VALUE:                          $66,800,000
CUT-OFF DATE LTV:                         73.4%
MATURITY DATE LTV:                        73.4%
DSCR:                                     1.22x
POST IO DSCR:                             NAP
--------------------------------------------------------------------------------

(1)  Based on the rent roll dated August 28, 2006.

THE 65, 75, 77 PROSPECT STREET LOAN

     THE LOAN. The tenth largest loan (the "Prospect Street Loan") as evidenced by a Promissory Note (the "Prospect Street Note") is secured by a first priority fee Assignment of Leases and Rents (the "Prospect Street Mortgage") encumbering the 320,304 square foot apartment complex known as 65, 75, and 77 Prospect
Street, located in Stamford, CT (the "Prospect Street Property"). The Prospect
Street Loan was originated on September 19, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

     THE BORROWER. The borrowers are Collins Prospect, LLC, a Connecticut limited liability company and CSC-65 Prospect, LLC, a Connecticut limited liability company (together, the "Prospect Street Borrower") that own no material assets other than the Prospect Street Property and related interests.
The Prospect Street Borrower is wholly owned by Jason Schlesinger, the sponsor of the Prospect Street Loan.

     THE PROPERTY. The Prospect Street Property is located in Stamford, CT, at
65, 75 and 77 Prospect Street. The Prospect Street Property is located 35 miles northeast of New York City. The Prospect Street Property was originally constructed in 1956 and 1963, and was renovated in 1999. The three-building property contains 320,304 gross square feet (including basement parking space)
with a total of 270 units. 65 Prospect Street is a nine-story building, 75
Prospect Street is a three-story building, and 77 Prospect Street is a 12-story building. The Prospect Street Property is situated on approximately 2.09 acres and includes 264 parking spaces.

                                      IV-49

                                                  AVERAGE SF   AVERAGE MONTHLY RENT   AVERAGE MONTHLY RENT
UNIT TYPE(1)   NUMBER OF UNITS   PERCENT LEASED    PER UNIT          PER UNIT                PER SF
----------------------------------------------------------------------------------------------------------

Studio                28             100.0%            618            $1,376                  $2.23
1-Bedroom            159             100.0%            810            $1,549                  $1.91
2-Bedroom             65              93.8%          1,199            $2,049                  $1.71
3-Bedroom             18              94.4%          1,253            $2,354                  $1.88
----------------------------------------------------------------------------------------------------------
TOTAL                270              98.2%            913            $1,705                  $1.87
==========================================================================================================

(1)  The above table is based on the rent roll dated October 28, 2006.

     ESCROWS AND RESERVES. On the closing date, the Prospect Street deposited with the originating lender $137,809 into a real estate tax reserve and $78,721 into an insurance reserve. The Prospect Street Borrower is required to escrow
1/12 of the annual real estate taxes and insurance premiums monthly. On the closing date, the Prospect Street Borrower deposited with the originating lender
$225,000 into a deferred maintenance reserve and must also deposit $5,625 each month into a capital expenditure reserve.

     PROPERTY MANAGEMENT. The Prospect Street Property is managed by
Ceebraid-Signal Management Group, Ltd., which is an affiliate of the Prospect
Street Borrower. The management agreement is subordinate to the Prospect Street
Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Prospect Street Loan and the
Prospect Street Property is set forth on Appendix II hereto.

                                      IV-50

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
USA

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS

Administrator:                                         Analyst:
Michael Dombai 312.904.8847                            Patrick Gong 714.259.6253
michael.dombai@abnamro.com                             patrick.gong@abnamro.com

Issue Id:                         MOR6IQ12
Monthly Data File
Name:                MOR6IQ12_200701_3.ZIP

                                                                       Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23

Closing Date:               21-Dec-2006
First Payment Date:         16-Jan-2007
Rated Final Payment Date:   15-Dec-2043
Determination Date:          8-Jan-2007

        Trust Collection Period
          12/9/2006 - 1/8/2007

                           PARTIES TO THE TRANSACTION
                    Depositor: Morgan Stanley Capital I Inc.
     Master Servicer: Capmark Finance, Inc./Prudential Asset Resources, Inc.
          Primary Servicer: Babson Capital Management LLC/SunTrust Bank
          Rating Agency: Fitch, Inc./Standard & Poor's Rating Services
                     Special Servicer: ARCap Servicing, Inc.
                         Trustee: Wells Fargo Bank, N.A.
       Underwriter: LaSalle Financial Services, Inc./Morgan Stanley & Co.
       Incorporated/Greenwich Capital Markets, Inc./Merrill Lynch, Pierce,
           Fenner & Smith Incorporated/SunTrust Capital Markets, Inc.

INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                         www.etrustee.net
Servicer Web Site     www.capmark.com, www.prudential.com
LaSalle Factor Line                          800.246.5761

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                                                                                                         PASS-THROUGH
CLASS     ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST       RATE
CUSIP  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT  Next Rate(3)
---------------------------------------------------------------------------------------------------------------------

Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
                                                                            ----
Total                                                                       0.00
                                                                            ----
UNSCHEDULED INTEREST:
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
                                                                            ----
Total                                                                       0.00
                                                                            ----
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
                                                                            ----
Total Unscheduled Fees & Expenses                                           0.00
                                                                            ----
Total Interest Due Trust                                                    0.00
                                                                            ----
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit
                                                                            ----
Total                                                                       0.00
                                                                            ----

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
                                                                            ----
Scheduled Principal                                                         0.00
                                                                            ----
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
                                                                            ----
Total Unscheduled Principal                                                 0.00
                                                                            ----
Remittance Principal                                                        0.00
                                                                            ----
Remittance P&I Due Trust                                                    0.00
                                                                            ----
Remittance P&I Due Certs                                                    0.00
                                                                            ----

                              POOL BALANCE SUMMARY

                                                                 Balance   Count
                                                                 -------   -----
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
                                                                   ----     ---
Ending Pool                                                        0.00      0
                                                                   ----     ---

                            Servicing Advance Summary

                                                                          Amount
                                                                          ------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              SERVICING FEE SUMMARY

Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
                                                                            ----
Total Servicing Fees                                                        0.00
                                                                            ----

                               CAP LEASE ACCRETION

Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00

                                  PPIS SUMMARY

Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
                                                                            ----
PPIS Reducing Scheduled Interest                                            0.00
                                                                            ----
PPIS Reducing Servicing Fee                                                 0.00
                                                                            ----
PPIS Due Certificate                                                        0.00
                                                                            ----

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                                                            Principal   Interest
                                                            ---------   --------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining         Credit
        Accrual            Pass-    Accrued     Total      Total   Distributable Interest  Period   Outstanding        Support
      ----------- Opening Through Certificate  Interest  Interest   Certificate   Payment Shortfall   Interest  --------------------
Class Method Days Balance   Rate    Interest  Additions Deductions    Interest    Amount   Recovery  Shorfalls  Original Current (1)
----- ------ ---- ------- ------- ----------- --------- ---------- ------------- -------- --------- ----------- -------- -----------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                             Additions                                Deductions
                        --------------------------------------------------- -----------------------------
                          Prior    Interest                          Other
        Prior   Current  Interest  Accrual                         Interest           Deferred & Interest Distributable Interest
      Interest Interest Shortfall  on Prior Prepayment    Yield    Proceeds Allocable  Accretion   Loss    Certificate   Payment
Class Due Date Due Date    Due    Shortfall  Premiums  Maintenance    (1)      PPIS    Interest   Expense    Interest    Amount
----- -------- -------- --------- --------- ---------- ----------- -------- --------- ---------- -------- ------------- --------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ----

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ----

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ----

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                   Delinquency Aging Categories                              Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ----------- ------------- ------------------ -----------
    Date        #  Balance     #  Balance       #  Balance    #  Balance  #  Balance   #  Balance       #  Balance     #  Balance
------------   --- -------    --- -------      --- -------   --- ------- --- -------  --- -------      --- -------    --- -------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                        Appraisal                      Realized
              Ending Pool (1)  Payoffs (2)  Penalties  Reduct. (2)  Liquidations (2)  Losses(2)   Remaining Term  Curr Weighted Avg.
Distribution  ---------------  -----------  ---------  -----------  ----------------  ---------   --------------  ------------------
    Date        #   Balance     #  Balance  #  Amount  #   Balance    #   Balance      #  Amount        Life         Coupon  Remit
------------   --   -------    --  -------  -- ------  --  -------   --   -------     --  ------  --------------     ------  -----

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                      Weighted Average
Current Scheduled   # of    Scheduled   % of      ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------   -----   ---------   -------   ----   ------   --------

Average Schedule Balance
Maximum Schedule Balance   )
Minimum Schedule Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                      Weighted Average
Fully Amortizing    # of    Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------   -----   ---------   -------   ----   ------   --------

                     ---       ---       ----
                      0         0        0.00%
                     ---       ---       ----

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      Weighted Average
Current Mortgage    # of    Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------   -----   ---------   -------   ----   ------   --------

Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                      Weighted Average
     Balloon        # of    Scheduled    % of     ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------   -----   ---------   -------   ----   ------   --------

                     ---       ---       ----
                      0         0        0.00%
                     ---       ---       ----

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------   -----   ---------   -------   ----   ---   --------

Maximum DSCR
Minimum DSCR

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------   -----   ---------   -------   ----   ---   --------

Maximum DSCR
Minimum DSCR

                             GEOGRAPHIC DISTRIBUTION

  Geographic      # of   Scheduled    % of
   Location      Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------   -----   ---------   -------   ----   ---   --------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

   Property      # of    Scheduled    % of
     Year        Loans    Balance    Balance   WAMM    WAC    PFY DSCR
--------------   -----   ---------   -------   ----   -----   --------

                  ---       ---       ----
                   0         0        0.00%
                  ---       ---       ----

                        DISTRIBUTION OF AMORTIZATION TYPE

 Amortization    # of    Scheduled    % of
     Year        Loans    Balance    Balance   WAMM    WAC    PFY DSCR
--------------   -----   ---------   -------   ----   -----   --------

                  ---       ---       ----
                   0         0        0.00%
                  ---       ---       ----

                         DISTRIBUTION OF LOAN SEASONING

   Number of     # of    Scheduled    % of
    Months       Loans    Balance    Balance   WAMM    WAC    PFY DSCR
--------------   -----   ---------   -------   ----   -----   --------

                  ---       ---       ----
                   0         0        0.00%
                  ---       ---       ----

                       DISTRIBUTION OF YEAR LOANS MATURING

                 # of    Scheduled    % of
     Year        Loans    Balance    Balance   WAMM    WAC    PFY DSCR
--------------   -----   ---------   -------   ----   -----   --------
     2007          0         0        0.00%      0    0.00%     0.00
     2008          0         0        0.00%      0    0.00%     0.00
     2009          0         0        0.00%      0    0.00%     0.00
     2010          0         0        0.00%      0    0.00%     0.00
     2011          0         0        0.00%      0    0.00%     0.00
     2012          0         0        0.00%      0    0.00%     0.00
     2013          0         0        0.00%      0    0.00%     0.00
     2014          0         0        0.00%      0    0.00%     0.00
     2015          0         0        0.00%      0    0.00%     0.00
     2016          0         0        0.00%      0    0.00%     0.00
     2017          0         0        0.00%      0    0.00%     0.00
2018 & Greater     0         0        0.00%      0    0.00%     0.00
                  ---       ---       ----
                   0         0        0.00%
                  ---       ---       ----

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
----------   ----   -----------   -----------   -------------   -----------   -------------   -----------   ----------   ----

TOTAL

A. IN GRACE PERIOD
B. LATE PAYMENT BUT < 1 MONTH DELINQ.
1. DELINQ. 1 MONTH
2. DELINQ. 2 MONTHS
3. DELINQUENT 3 + MONTHS
4. PERFORMING MATURED BALLOON
5. NON PERFORMING MATURED BALLOON
7. FORECLOSURE
9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
----------  -----  --------  --------  ----  ---------  --------  ---------  ----  ---------  ----------  ----------  --------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:
A. In Grace Period
B. Late Payment but < 1 month delinq
1. Delinquent 1 month
2. Delinquent 2 months
3. Delinquent 3+ months
4. Performing Matured Balloon
5. Non Performing Matured Ballon
7. Foreclosure
9. REO

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                              REALIZED LOSS DETAIL

                                                                      Gross
                                                                     Proceeds
                                              Beginning                as a      Aggregate       Net      Net Proceeds as
            Disclosure  Appraisal  Appraisal  Scheduled    Gross   % of Sched.  Liquidation  Liquidation   a % of Sched.   Realized
Period       Control #     Date      Value     Balance   Proceeds    Balance     Expenses *    Proceeds       Balance        Loss
------      ----------  ---------  ---------  ---------  --------  -----------  -----------  -----------  ---------------  --------

CURRENT
TOTAL
CUMULATIVE

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                               Interest
                                                Prior          Amounts       (Shortages)/
                                              Realized        Covered by       Excesses
                     Beginning   Aggregate  Loss Applied        Over-         applied to
                     Balance of   Realized       to       collateralization    Realized
Prospectus          the Loan at   Loss on   Certificates   and other Credit     Losses
    ID      Period  Liquidation    Loans          A               B                C
----------  ------  -----------  ---------  ------------  -----------------  ------------

CUMULATIVE

            Modification     Additional                                (Recoveries)/
            Adjustments/   (Recoveries)/                                  Realized
              Appraisal       Expenses        Current      Recoveries   Loss Applied
              Reduction      applied to    Realized Loss  of Realized        to
Prospectus   Adjustment   Realized Losses    Applied to   Losses paid   Certificate
    ID            D              E         Certificates*    as Cash       Interest
----------  ------------  ---------------  -------------  -----------  -------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description
 of Fields
-----------
     A        Prior Realized Loss Applied to Certificates

     B        Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

     C        Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

     D        Adjustments that are based on principal haircut or future interest foregone due to modification

     E        Realized Loss Adjustments, Supplemental Recoveries or Expenses on
              a previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date    Life              Type     Location   DSCR  Value  Date
----------  ---------  ---------  ------  -----------  ----  ----  --------  ----   -------  --------  ----------  ----  -----  ----

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                      Description
----------   ---------   --------   --------------------------------------------

   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
----------   ------   -------   ----   ------   -------   ----------   --------   --------   ----------

                                CURRENT

                                CUMULATIVE

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

           SPECIALLY SERVICED (PART I) - LOAN DETAIL (END OF PERIOD)

                          Loan          Balance                          Remaining
Disclosure   Servicing   Status    -----------------  Note   Maturity   -----------  Property     Geo.                   NOI
 Control #   Xfer Date   Code(1)   Schedule   Actual  Rate     Date     Life           Type     Location   NOI   DSCR   Date
----------   ---------   -------   --------   ------  ----   --------   ----   ----  --------   --------   ---   ----   ----

(1) Legend:
A. P&I Adv - in Grace Period
B. P&I Adv - < one month delinq
1. P&I Adv - delinquent 1 month
2. P&I Adv - delinquent 2 months
3. P&I Adv - delinquent 3+ months
4. Mat. Balloon/Assumed P&I
5. Non Performing Mat. Balloon
7. Foreclosure
9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------   ----------   --------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                                            RATING CHANGE/
                   ORIGINAL RATINGS         CHANGE DATE(1)
                ---------------------   ---------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P   FITCH   MOODY'S   S&P
-----   -----   -----   -------   ---   -----   -------   ---

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]                         Statement Date:   16-Jan-07
                                                     Payment Date:     16-Jan-07
                                                     Prior Payment:          N/A
                                                     Next Payment:     15-Feb-07
                                                     Record Date:      29-Dec-06

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                              ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily and/or commercial mortgage loans;
S
          2)   mortgage pass-through certificates or other mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal; and

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-42 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                 THE DATE OF THIS PROSPECTUS IS DECEMBER 6, 2006

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                      -ii-

                                TABLE OF CONTENTS

Important Notice About Information Presented In This Prospectus

   Distributions on the Certificates of Prepayment Premiums or in

                                      -iii-

   Retained Interest; Servicing Compensation and Payment of Expenses .....    63
   Evidence as to Compliance .............................................    63
   Matters Regarding a Master Servicer, a Special Servicer

   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   103

                                      -iv-

                                       -v-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily and/or commercial mortgage
                                      loans;

                                 (2)  mortgage pass-through certificates or
                                      other mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

                                       -1-

SPECIAL SERVICER..............   Each special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. A special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including, but not limited
                                 to, (i) a paying agent, which will make
                                 payments and perform other specified duties
                                 with respect to the certificates, (ii) a
                                 certificate registrar, which will maintain the
                                 register of certificates and perform certain
                                 duties with respect to certificate transfer,
                                 (iii) an authenticating agent, which will
                                 countersign the certificates on behalf of the
                                 trustee and/or (iv) a fiscal agent, which will
                                 be required to make advances if the trustee
                                 fails to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

   (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily and/or commercial mortgage
                                      loans;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                      -2-

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

   (B) GOVERNMENT SECURITIES..   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

   (C) COLLECTION ACCOUNTS....   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

   (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

   (E) CASH FLOW AGREEMENTS...   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS............   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount; and

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed

                                       -6-

                                 by an entity specified therein. Otherwise, the
                                 certificates also will not be guaranteed or
                                 insured by any governmental agency or
                                 instrumentality or by any other person.

   (A) INTEREST...............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement; and

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL..............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES......................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                       -7-

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION...................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways, including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement; and

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF CERTIFICATES..   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of the Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES ..............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC .................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                       -8-

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST..........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS..........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT..............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or

                                       -9-

                                 review by regulatory authorities, then you may
                                 be subject to restrictions on investment in the
                                 offered certificates. You should consult your
                                 own legal advisors for assistance in
                                 determining the suitability of and consequences
                                 to you of the purchase, ownership, and the sale
                                 of the offered certificates.

RATING........................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
   MAY MAKE IT DIFFICULT FOR
   YOU TO RESELL YOUR
   CERTIFICATES...............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES ..............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES .........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY
   AFFECTED ..................   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT....................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                 o    the property's "operating leverage."

                                      -15-

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME ..   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS.....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting

                                      -16-

                                 analysis. Furthermore, economic and other
                                 conditions affecting real properties, whether
                                 worldwide, national, regional or local, vary
                                 over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS..............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT.................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                      -17-

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL.......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED....................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on
                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

                                      -18-

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS......................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES...............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as to which
                                 a payment default is imminent. Any ability to
                                 extend or modify may apply, in particular, to
                                 whole loans with balloon payments. In addition,
                                 a master servicer, a sub servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from, or proceeds of, those whole
                                 loans. While any entity granting this type of
                                 extension or

                                      -19-

                                 modification generally will be required to
                                 determine that the extension or modification is
                                 reasonably likely to produce a greater recovery
                                 on a present value basis than liquidation,
                                 there is no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                      -20-

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES...............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by each pertinent rating
                                 agency. Those criteria will be based on an
                                 assumed level of defaults, delinquencies, other
                                 losses or other factors. However, the loss
                                 experience on the related mortgage loans or
                                 mortgage backed securities may exceed the
                                 assumed levels. See "Description of Credit
                                 Support."

                                      -21-

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL INVESTMENTS..   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the

                                      -22-

                                 related mortgage loan, while retaining a
                                 license to collect rents as long as there is no
                                 default. If the borrower defaults, the license
                                 terminates and the lender is entitled to
                                 collect rents. These assignments are typically
                                 not perfected as security interests prior to
                                 actual possession of the cash flows. Some state
                                 laws may require that the lender take
                                 possession of the mortgaged property and obtain
                                 judicial appointment of a receiver before
                                 becoming entitled to collect the rents. In
                                 addition, if bankruptcy or similar proceedings
                                 are commenced by or in respect of the borrower,
                                 the lender's ability to collect the rents may
                                 be adversely affected. See "Legal Aspects of
                                 the Mortgage Loans and the Leases--Leases and
                                 Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

                                      -23-

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE.......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES...............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES...............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS BOOK-
   ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE....................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o    multifamily mortgage loans, commercial mortgage loans or both;

     o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

     o    direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a)
          interest-bearing securities, (b) non-interest-bearing securities, (c)
          originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d)
          interest-bearing securities from which the right to payment of principal has been removed; or

     o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o    Multifamily Properties which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

                                      -30-

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                      -31-

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                      -32-

paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                      -33-

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                      -34-

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2005.

                                              TOTAL MSMC LOANS        TOTAL MSMC LOANS
 YEAR (APPROXIMATE                            SECURITIZED WITH     SECURITIZED WITH NON-   TOTAL MSMC LOANS
AMTS IN BILLIONS-$'S)   TOTAL MSMC LOANS*   AFFILIATED DEPOSITOR    AFFILIATED DEPOSITOR      SECURITIZED
---------------------   -----------------   --------------------   ---------------------   ----------------

        2005                   12.1                  8.2                    1.8                   10.0
        2004                    7.7                  5.3                    1.2                    6.5
        2003                    6.4                  3.3                    1.3                    4.6
        2002                    4.6                  2.2                    0.6                    2.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                      -53-

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

                                      -54-

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                      -55-

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
          Regarding a Master Servicer and the Depositor";

     (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
          Account;

     (11) to pay the person entitled thereto any amounts deposited in the
          Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of
          certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the
          Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase"
          and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

                                      -56-

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

                                      -57-

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

                                      -58-

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be

                                      -59-

required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

                                      -60-

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the

                                      -61-

time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the

                                      -62-

creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

                                      -63-

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                      -64-

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                      -65-

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                      -66-

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                      -67-

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

                                      -68-

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                      -69-

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                      -70-

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                      -71-

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                      -72-

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

   NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin LLP or Cadwalader, Wickersham & Taft
LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited

                                      -86-

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related
Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

                                      -87-

     A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                      -88-

Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                      -89-

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                      -90-

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                      -91-

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

     For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                      -92-

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate

                                      -93-

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                      -94-

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

     o    is not a "10-percent shareholder" within the meaning of Code Section
          871(h)(3)(B) or, or a controlled foreign corporation described in Code
          Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

     o    provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S.
          Person.

     The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the

                                      -95-

residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

     o    the broker determines that the seller is a corporation or other exempt recipient, or

     o    the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a
          Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o    the broker determines that the seller is an exempt recipient, or

     o    the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the

                                      -96-

REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                      -97-

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

                                      -98-

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

     Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

                                      -99-

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                      -100-

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

     such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                      -101-

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within

                                      -102-

the United States, the 30%, or lower treaty rate, withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                      -103-

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                                      -104-

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult

                                      -105-

their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.
In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The

                                      -106-

mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the

                                      -107-

reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

                                      -108-

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                      -109-

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                      -110-

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2.   Grantor Trust Certificates Representing Interests in Loans Other
               Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                      -111-

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                      -112-

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                      -113-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                      -114-

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

                                      -115-

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                      -116-

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                      -117-

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                      -118-

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                      -119-

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -120-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "Non-U.S.Person" means any person who is not a U.S. Person.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

                                      -126-

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                      -127-

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                      -128-

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-